As Filed with the U.S. Securities and Exchange Commission on May 23, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Global Technology Acquisition Corp. I

(Exact Name of Each Registrant as Specified in Its Charter)

Cayman Islands	6770	66-0969672
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

195 US Hwy 50, Suite 309

Zephyr Cove, Nevada 89488

Telephone: 307-203-7980

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

195 US Hwy 50, Suite 309
Zephyr Cove, Nevada 89488
Telephone: 307-203-7980

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Michael P. Heinz Joshua G. DuClos Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 Tel: (212) 839-5300	Max Gu Robert S. Matlin Jonathan M. Barron K&L Gates LLP 599 Lexington Avenue New York, NY 10022 Tel: (212) 536-3900

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the transactions contemplated by the Merger Agreement described in the included proxy statement/prospectus have been satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. These securities described herein may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT AND PROSPECTUS

SUBJECT TO COMPLETION, DATED MAY 23, 2024

Global Technology Acquisition Corp. I

195 US Hwy 50, Suite 309
Zephyr Cove, Nevada, 89488

Proxy Statement for Extraordinary General Meeting of Shareholders of Global Technology AcquisitioN Corp. I

And

Prospectus for up to 42,900,000 Class A Ordinary Shares of Global TECHNOLOGY Acquisition Corp I.

Dear Global Technology Acquisition Corp. I Shareholders:

You are cordially invited to attend an extraordinary general meeting (the “Extraordinary General Meeting”) of Global Technology Acquisition Corp. I, a Cayman Islands exempted company limited by shares (“GTAC”), which will be held at [     ] [a/p].m., Eastern Time, on [     ], 2024, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed, at the offices of Sidley Austin LLP, located at 1999 Avenue of the Stars, 17th Floor, Los Angeles, California 90067. To register and receive access to the Extraordinary General Meeting, registered shareholders and beneficial shareholders (i.e., those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement/prospectus.

On May [      ], 2024, GTAC, Global Technology Merger Sub Corporation, a Cayman Islands exempted company limited by shares and a direct, wholly owned subsidiary of GTAC (“GTAC Merger Sub”), and Tyfon Culture Holdings Limited, a Cayman Islands exempted company limited by shares (“Tyfon”), entered into a Business Combination and Merger Agreement (as may be amended or supplemented between and among GTAC, GTAC Merger Sub and Tyfon from time to time, the “Merger Agreement”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, pursuant to which, among other things, GTAC Merger Sub will merge with and into Tyfon (the “Merger” and, together with the other transactions (the “Transactions”) contemplated by the Merger Agreement, the “Business Combination”), with Tyfon continuing as the surviving company of the Merger as a wholly owned subsidiary of GTAC (GTAC as of and following the Merger, “New Tyfon”). To effectuate the Business Combination contemplated by the Merger Agreement (and described therein), among other things and subject to the terms and conditions therein, the Merger Agreement provides that:

●	on the closing date of the Merger immediately before the effective time of the Merger (the “Effective Time”), in accordance with the Amended and Restated Memorandum and Articles of Association of GTAC (the “Current Charter”), each then outstanding Class B ordinary share, par value $0.0001 per share, of GTAC (“GTAC Class B Ordinary Shares”) shall be converted, on a one-for-one basis, into a Class A ordinary share, par value $0.0001 per share, of GTAC (“GTAC Class A Ordinary Shares” and, together with the GTAC Class B Ordinary Shares, the “GTAC Ordinary Shares”); and

●	at the Effective Time, each then outstanding ordinary share, par value $0.00005 per share, of Tyfon (“Tyfon Ordinary Shares”) will be cancelled and converted for the right to receive a pro rata portion of the merger consideration shares, which will be the number of GTAC Class A Ordinary Shares equal to the quotient of (a) $428 million plus the amount by which certain GTAC expenses exceed $5 million divided by (b) $10.00, rounded down to the nearest whole share.

In connection with their entry into the Merger Agreement, GTAC and Tyfon have entered into (a) a support agreement (the “Sponsor Support Agreement”), attached hereto as Annex B, with Global Technology Acquisition I Sponsor LP, a Cayman Islands exempted limited partnership, acting by its general partner, Global Technology Acquisition I Sponsor GP Ltd. (the “Former Sponsor”), HCG Opportunity II, LLC, a Delaware limited liability company (the “Sponsor”), and all other holders of GTAC Class B Ordinary Shares (together with the Former Sponsor, the “Initial Shareholders”), pursuant to which, among other things, the Initial Shareholders and the Sponsor (the “Founder Shareholders”) agreed to (i) effective upon the Closing, waive the anti-dilution rights set forth in GTAC’s organizational documents, (i) vote all GTAC Class B Ordinary Shares and/or Non-Redeemable GTAC Class A Shares (together, the “Founder Shares”) held by them in favor of the adoption and approval of the Merger Agreement and the Business Combination, (ii) not to redeem any of their GTAC Class A Ordinary Shares for redemption in connection with the Merger Agreement or the Business Combination; (iii) forfeit at, and subject to, the Closing all of their warrants of GTAC acquired in a private placement in connection with GTAC’s initial public offering; (iv) waive all of their anti-dilution rights with respect to their GTAC Class B Ordinary Shares under the Current Charter in relation to the Transactions; and (v) enter into a lock-up agreement (the “Lock-up Agreement”), attached hereto as Annex D, with GTAC in connection with the Closing, which restricts direct or indirect transfers of New Tyfon equity securities for 180 days following the Closing; (b) a support agreement, attached hereto as Annex C, with certain shareholders of Tyfon, pursuant to which such shareholders of Tyfon (the “Tyfon Supporting Shareholders”) with ownership interests sufficient to approve the Business Combination on behalf of Tyfon have agreed to, among other things, (i) vote all of their Tyfon Ordinary Shares in favor of the Business Combination; (ii) not to redeem any Tyfon Ordinary Shares; and (iii) enter into the Lock-Up Agreement in connection with Closing; and (c) an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”), attached here to as Annex E, with the Founder Shareholders, Tyfon Supporting Shareholders and GTAC’s directors and officers.

Additionally, in connection with the Business Combination, certain related agreements and documents will be entered into or adopted, as applicable, upon the consummation of the Business Combination, including the Lock-up Agreement and the Amended and Restated Memorandum and Articles of Association of New Tyfon (the “Proposed Charter”), which will be adopted by GTAC at the Effective Time and filed with the Registrar of Companies in the Cayman Islands, attached hereto as Annex F.

At the Extraordinary General Meeting, GTAC shareholders will be asked to consider and vote upon a proposal, by an ordinary resolution, to approve the Merger Agreement, and the transactions contemplated thereby (the “Business Combination Proposal”).

In addition to the Business Combination Proposal, GTAC shareholders will also be asked to consider and vote upon:

(a)	a proposal to approve, by special resolution, amendments to the Current Charter, which shall be effective, if adopted and implemented by GTAC, immediately prior to the consummation of the proposed Business Combination, to remove the requirements contained in the Current Charter limiting GTAC’s ability to consummate an initial business combination if GTAC would have less than $5,000,001 in net tangible assets prior to or upon consummation of such initial business combination (the “NTA Proposal”);

(b)	five separate proposals to approve, material differences between the Current Charter and the Proposed Charter, the form of which is attached to the accompanying proxy statement/prospectus as Annex F (collectively, such five separate proposals are referred to herein as the “Organizational Documents Proposals”) upon completion of the Business Combination, specifically:

i.	Proposal A (Corporate Name) – by special resolution, the effective change of New Tyfon’s corporate name from “Global Technology Acquisition Corp. I” to “Tyfon Culture Inc.”;

ii.	Proposal B (Authorized Share Capital) – by ordinary resolution, the effective change in authorized share capital from the authorized capital of GTAC to the authorized capital of New Tyfon;

iii.	Proposal C (Share Structure) – by ordinary resolution, the effective change from the multi-class share structure of GTAC, comprising GTAC Class A Ordinary Shares, GTAC Class B Ordinary Shares and GTAC Preference Shares, to a single-class share structure of New Tyfon, comprised solely of Class A ordinary shares, par value $0.0001 per share, of New Tyfon (“New Tyfon Ordinary Shares”);

iv.	Proposal D (Director Appointment) – by special resolution, the effective change from the holders of GTAC Class B Ordinary Shares having the power to appoint or remove any director of GTAC (prior to the Merger) by an ordinary resolution, to the holders of New Tyfon Ordinary Shares having the power to appoint or remove a director of New Tyfon by ordinary resolution of the New Tyfon shareholders under the terms of the Proposed Charter; and

v.	Proposal E (Other Provisions Including Status as a Blank Check Company) – by special resolution, all other changes arising from or in connection with the effective substitution of the Current Charter with the Proposed Charter, including the removal of certain provisions relating to GTAC’s status as a blank check company that will not be applicable following consummation of the Business Combination;

(c)	a proposal to approve by an ordinary resolution and elect seven directors, effective upon the Closing, to serve on the board of directors of New Tyfon for the applicable term under the Proposed Charter and until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal (the “Election of Directors Proposal”);

(d)	a proposal to approve by an ordinary resolution, for purposes of complying with the applicable listing rules of Nasdaq, the issuance of more than 20% of the issued and outstanding GTAC Ordinary Shares in connection with the Business Combination that, in the aggregate, may result in a “change of control” under Nasdaq rules, to the extent that such issuance would require a shareholder vote thereunder (the “Nasdaq Proposal”);

(e)	a proposal to approve by an ordinary resolution and adopt the New Tyfon Incentive Plan and the material terms thereunder, a copy of which is attached to the accompanying proxy statement/prospectus as Annex G (the “Incentive Plan Proposal”); and

(f)	a proposal to approve by an ordinary resolution the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event, based on the tabulated votes, that there are not sufficient votes at the time of the Extraordinary General Meeting to approve any of the proposals presented at the Extraordinary General Meeting (the “Adjournment Proposal” and, together with the NTA Proposal, the Business Combination Proposal, the Organizational Documents Proposals, the Election of Directors Proposal, the Nasdaq Proposal, and the Incentive Plan Proposal, the “Proposals”).

Each Proposal is more fully described in this proxy statement/prospectus, which each shareholder is encouraged to read carefully.

The GTAC Class A Ordinary Shares, GTAC Warrants and GTAC units, consisting of one GTAC Class A Ordinary Share and one-half of one GTAC Warrant (“GTAC Units”), are currently listed on the Nasdaq Capital Market under the symbols “GTAC,” “GTACW” and “GTACU,” respectively. The parties anticipate that, following the Business Combination, the GTAC Class A Ordinary Shares and GTAC Warrants will be listed on the Nasdaq Capital Market under the symbols “TFCI” and “TFCIW,” respectively, and GTAC Units will cease trading on the Nasdaq Capital Market and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

With respect to GTAC and the holders of GTAC Class A Ordinary Shares, this proxy statement/prospectus serves as a:

●	proxy statement for the Extraordinary General Meeting of GTAC shareholders being held on, [ ], 2024, where GTAC shareholders will vote on, among other things, a proposal to approve the Merger Agreement and the Business Combination and the Transactions contemplated thereby; and

●	prospectus for the GTAC Class A Ordinary Shares that will be issued in connection with the Business Combination.

Pursuant to the Current Charter, a holder of GTAC Class A Ordinary Shares issued as part of the GTAC Units in GTAC’s initial public offering (the “public shares” and, holders of such public shares, the “public shareholders”), other than the Founder Shareholders or any officer or director of GTAC, may, in connection with any vote on a Business Combination, elect to have GTAC redeem such public shares for cash in the event the Business Combination is consummated. Holders of GTAC Units must elect to separate the GTAC Units into public shares and warrants prior to exercising redemption rights with respect to the public shares. If public shareholders hold their GTAC Units in an account at a brokerage firm or bank, such public shareholders must notify their broker or bank that they elect to separate the GTAC Units into the underlying public shares and warrants, or if a holder holds GTAC Units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, GTAC’s transfer agent (the “Transfer Agent”), directly and instruct it to do so. If the Business Combination is not consummated, the public shares will not be redeemed and will continue to be held by the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its redemption right with respect to all or a portion of the public shares that it holds and timely delivers or tenders its shares (and share certificates (if any) and other redemption forms) to the Transfer Agent, GTAC will redeem the related GTAC Class A Ordinary Shares for a per-share price, payable in cash, equal to the pro rata portion of the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (including interest accrued on the funds and not previously released to GTAC to pay GTAC’s taxes). For illustrative purposes, as of May 15, 2024, and due to the redemption of 17,910,004 public shares in connection with an extension in 2023 of GTAC’s deadline to complete a business combination, the amount in the Trust Account was approximately $ 23.5 million, or approximately $11.23 per public share. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to the Transfer Agent in order to validly redeem its shares. Public shareholders (other than the Founder Shareholders or any officer or director of GTAC) may elect to exercise their redemption rights with respect to their public shares even if they vote “FOR” the Business Combination Proposal. A public shareholder, together with any of its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate its shares or, if part of such a group, the group’s shares, in excess of 15% of the outstanding GTAC Class A Ordinary Shares (i.e., in excess of 508,499 GTAC Class A Ordinary Shares). GTAC has no specified maximum redemption threshold under Current Charter, other than the aforementioned 15% threshold. Each redemption of GTAC Class A Ordinary Shares by GTAC public shareholders will reduce the amount in the Trust Account.

The conditions to Closing in the Merger Agreement are for the sole benefit of the parties thereto and may be waived by such parties. The Merger Agreement provides that Tyfon’s obligation to consummate the Business Combination is conditioned upon, among others: (i) no law, rule, regulation or order of a governmental authority then being in effect prohibiting the consummation of the Transactions; (ii) no legal action brought by a third party to enjoin or otherwise restrict the consummation of the Transactions, (iii) the accompanying proxy statement/prospectus have been declared effective by the SEC, (iv) the receipt of the Purchaser Shareholders’ Approval (as defined in the Merger Agreement), (v) approval by the requisite shareholders of Tyfon of the Transactions, (vi) China Securities Regulatory Commission (“CSRC”) filing procedures having been accepted by the CSRC and published on its website, (vii) the listing application with Nasdaq in connection with the Transactions having been conditionally approved and the GTAC Class A Ordinary Shares will remain listed for trading on Nasdaq, and (viii) other customary closing conditions related to the parties’ respective representations, warranties and pre-Closing covenants set forth in the Merger Agreement. Unless otherwise specified, the information in this proxy statement/prospectus assumes that none of the public shareholders exercise their redemption rights with respect to their public shares.

The Founder Shareholders and each member of GTAC’s management team have agreed to waive their redemption rights with respect to any Founder Shares and any other public shares of GTAC held by them in connection with the Business Combination and the transactions contemplated thereby. The Founder Shares will be excluded from the pro rata calculation used to determine the per share redemption price applicable to the public shares that are redeemed. The Founder Shareholders have previously agreed to vote their respective Founder Shares and any other public shares of GTAC held by them in favor of the Business Combination and the transactions contemplated thereby (including by voting in favor of the Business Combination Proposal and for any other proposal presented to GTAC shareholders in this proxy statement/prospectus). The Current Charter includes conversion adjustment and anti-dilution protections with respect to the Founder Shares, and, pursuant to the Sponsor Support Agreement, the Founder Shareholder have agreed to waive any and all rights to adjustment or other anti-dilution protections a Founder Shareholder has or will have under Section 17.3 of the Current Charter, to receive, with respect to each Founder Share held by such Founder Shareholder, more than one GTAC Class A Ordinary Share upon automatic conversion of such Founder Shares, to the extent not previously converted to Non-Redeemable GTAC Class A Ordinary Shares, in accordance with the Current Charter in connection with the consummation of the Business Combination. As of the date of the accompanying proxy statement/prospectus, the Founder Shareholders own all of the issued and outstanding Founder Shares representing approximately 70.5% of the issued and outstanding GTAC Ordinary Shares in the aggregate.

GTAC is providing the accompanying proxy statement/prospectus and accompanying proxy card to its shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournments or postponements of the Extraordinary General Meeting. Important information about the Extraordinary General Meeting, the Business Combination and other related business to be considered by GTAC shareholders at the Extraordinary General Meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the Extraordinary General Meeting, all of GTAC shareholders are urged to read carefully the accompanying proxy statement/prospectus, including the Annexes, the accompanying financial statements of Tyfon and GTAC and other documents referred therein, carefully and in their entirety. In particular, you are urged to read carefully the section entitled “Risk Factors” beginning on page 20 of the accompanying proxy statement/prospectus.

After careful consideration, the GTAC Board has approved the Merger Agreement and the Business Combination, and recommends that GTAC shareholders vote “FOR” adoption of the Merger Agreement and approval of the Business Combination and “FOR” any other proposal presented to GTAC shareholders in this proxy statement/prospectus. When considering the GTAC Board’s recommendation of these proposals, you should keep in mind that certain GTAC directors and officers have interests in the Business Combination that may conflict with your interests as shareholders. Please see the section in this proxy statement/prospectus entitled “The Business Combination — Interests of GTAC’s Directors and Officers in the Business Combination.”

We may not consummate the Business Combination unless the NTA Proposal, the Business Combination Proposal, the Organizational Documents Proposals, the Election of Directors Proposal, the Nasdaq Proposal and the Incentive Plan Proposal (collectively, the “Condition Precedent Proposals”) are approved at the Extraordinary General Meeting. Each of the Condition Precedent Proposals is cross-conditioned on the approval of each of the other Condition Precedent Proposals. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus. The approval of each of the Business Combination Proposal, the Organizational Documents Proposal B, the Organizational Documents Proposal C, the Election of Directors Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal are each being proposed as an ordinary resolution, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon. Approval of the NTA Proposal, the Organizational Documents Proposal A, the Organizational Documents Proposal D, and the Organizational Documents Proposal E require special resolutions under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a majority of at least two-thirds of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon. The Founder Shareholders, which collectively own 3,700,000 GTAC Class B Ordinary Shares and 1,300,000 Non-Redeemable GTAC Class A Shares, or approximately 70.5% of the outstanding GTAC Ordinary Shares, have previously agreed to vote all of their GTAC Ordinary Shares in favor of a business combination proposed to them for approval, including the Business Combination. Accordingly, a shareholder’s failure to vote in person or by proxy at the Extraordinary General Meeting will have no effect on the outcome of the vote on any of the Proposals. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting.

Tyfon is an exempted company limited by shares incorporated under the laws of the Cayman Islands with no substantive operations. Tyfon carries out certain of its business in China through its wholly-owned PRC subsidiary (“WFOE”), which through its contractual arrangements, commonly known as the VIE structure, owns 50% of an a variable interest entity (the “VIE”) and its subsidiaries based in China, due to the Chinese regulatory restrictions on direct foreign investment in certain aspects of Tyfon’s business. The WFOE owns the remaining 50% of the VIE through direct ownership. The VIE structure involves unique risks. It may not provide Tyfon effective control over its subsidiaries and also faces risks associated with, among others, the interpretation and the application of the current and future PRC laws, regulations and rules to such contractual arrangements. If the PRC regulatory authorities find these contractual arrangements not in compliance with the restrictions on direct foreign investment in the relevant industries, or if the relevant PRC laws, regulations and rules or their interpretation change in the future, Tyfon could be subject to severe penalties or be forced to relinquish its interests in the VIE or forfeit its rights under the contractual arrangements. The PRC regulatory authorities could disallow the VIE structure at any time in the future, which would cause a material adverse change in Tyfon’s operations as well as a significant decline in the value of New Tyfon’s securities following the completion of the Business Combination or cause such securities to significantly decline or be worthless. See the section in this proxy statement/prospectus entitled “Risk Factors — Risks Related to Tyfon’s Corporate Structure.”

Tyfon faces various legal and operational risks related to doing business in China, as Tyfon, through WFOE and its subsidiaries, conducts its operations in China. Tyfon is subject to complex and evolving laws and regulations in China. The PRC government has indicated an intent to exert more oversight over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated various regulatory actions and made various public statements, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. For example, Tyfon faces risks associated with regulatory approvals on overseas offerings and oversight on cybersecurity and data privacy, which may impact Tyfon’s ability to conduct certain business, accept foreign investments, or list and conduct offerings on a U.S. or other foreign stock exchange. These risks could result in a material adverse change in Tyfon’s operations, and following the completion of the Business Combination, significantly limit or completely hinder New Tyfon’s ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or be worthless. See the section in this proxy statement/prospectus entitled “Risk Factors — Risks Related to Doing Business in China.”

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and circulated five supporting guidelines, which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing of PRC domestic companies’ securities by adopting a filing-based regulatory regime. Based on the Overseas Listing Trial Measures and the clarification issued by at a press conference held by CSRC, Tyfon shall complete the filing procedures with the CSRC in connection with this Business Combination as required by the Overseas Listing Trial Measures prior to the listing of New Tyfon’s securities on Nasdaq. Within three (3) business days of the date of this proxy statement/prospectus, Tyfon will plan to submit a filing with the CSRC with respect to the Business Combination. As of the date of the accompanying proxy statement/prospectus, Tyfon has not completed the filing procedures with the CSRC. Neither New Tyfon nor Tyfon can assure you that Tyfon, its subsidiaries and the VIE can complete the filing procedures in a timely manner or at all. If Tyfon fails to complete required filing procedures for the Business Combination, GTAC has the right to terminate the Merger Agreement in accordance with its terms, and the Business Combination may not be consummated. GTAC, New Tyfon and Tyfon will not consummate the Business Combination without first completing the CSRC filing and receiving the CSRC approval under the Overseas Listing Trial Measures, even if GTAC shareholders have approved the Business Combination in the Extraordinary General Meeting. In addition, neither GTAC nor Tyfon can guarantee that new rules or regulations promulgated in the future will not impose any additional requirement or otherwise tightening the regulations on companies with contractual arrangements. If Tyfon violates or is deemed to have violated any current or future rules or regulations, regulatory agencies in China may impose fines and penalties on Tyfon’s operations in China, affect its operating privileges in China, delay or affect the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect Tyfon’s business, financial condition and results of operations, as well as the trading price of New Tyfon Ordinary Shares following the consummation of the Business Combination. See the section in this proxy statement/prospectus entitled “The Business Combination — Regulatory Approvals Required for the Business Combination” and “Risk Factors — Risks Related to Doing Business in China — The filing with the CSRC is required in connection with the Business Combination, and Tyfon cannot predict whether it will be able to obtain such approval or complete such filing.”

Cash may be transferred within the group in the following manner: (1) Tyfon and New Tyfon following the Business Combination may transfer funds to its subsidiaries by way of capital contributions, inter-group advances or loans; (2) Tyfon, New Tyfon following the Business Combination and its subsidiaries may provide loans to the VIE and vice versa; (3) funds may be transferred from the VIE to WFOE, as service fees for services contemplated by the VIE agreements; and (4) the subsidiaries of Tyfon and New Tyfon following the Business Combination, including WFOE, may make dividends or other distributions to Tyfon and New Tyfon, as applicable. Cash is transferred within the group to satisfy working capital requirement of the respective operating entities, and is managed by the Tyfon’s finance department based on fund control policy and procedure. None of Tyfon, New Tyfon and its subsidiaries is able to make direct capital contributions to the VIE or their respective subsidiaries, and the VIE is not able to make dividends or other distributions to Tyfon or New Tyfon. As an offshore holding company, Tyfon and New Tyfon following the Business Combination may use the proceeds of its offshore fund-raising activities to provide loans or make capital contributions to subsidiaries in mainland China and Hong Kong or provide loans to the VIE, in each case subject to the satisfaction of applicable regulatory requirements. None of Tyfon, New Tyfon, WFOE and the VIE intends to distribute earnings or settle amounts owed under the VIE agreements.

Following the completion of the Business Combination, the issued and outstanding share capital of New Tyfon will consist of New Tyfon Ordinary Shares, and each New Tyfon Ordinary Share will be entitled to one vote. Ms. Ting Hu, the founder of Tyfon and the chairwoman and chief executive officer of New Tyfon (the “Founder”) following the completion of the Business Combination, will beneficially own 35,918,193 New Tyfon Ordinary Shares, representing approximately 72% of the total issued and outstanding share capital and approximately 72% of the aggregate voting power of New Tyfon, assuming the no redemptions scenario. Therefore, upon the completion of the Business Combination, New Tyfon will be a “controlled company” under the Nasdaq Stock Market Listing Rules, and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of its directors be independent, as defined in the Nasdaq Stock Market Listing Rules, and may elect not to comply with certain corporate governance requirements. As a controlled company, certain exemptions under the rules will mean that New Tyfon is not required to comply with certain corporate governance requirements, including that (1) a majority of New Tyfon Board consists of independent directors, as defined under Nasdaq listing rules, (2) a majority of the independent directors select or recommend its director nominees, (3) the compensation committee be responsible for determining or recommending the compensation of executive officers other than New Tyfon’s Chief Executive Officer, and (4) New Tyfon has a compensation committee that consists entirely of independent directors. New Tyfon intends to take advantage of the foregoing exemptions. In the event that New Tyfon ceases to be a “controlled company” and New Tyfon Ordinary Shares continue to be listed on Nasdaq, New Tyfon will be required to comply with these provisions within the applicable transition periods.

Following the Business Combination, New Tyfon will be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

Following the Business Combination, New Tyfon will also be a “foreign private issuer” as defined in the Exchange Act, and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, New Tyfon’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, New Tyfon will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Your vote is very important. Whether or not you plan to attend the Extraordinary General Meeting, please vote as soon as possible by following the instructions in this proxy statement/prospectus to ensure that your shares are represented at the Extraordinary General Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Extraordinary General Meeting. The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal and the other Condition Precedent Proposals are approved at the Extraordinary General Meeting. If the Conditions Precedent Proposals are not approved by GTAC shareholders, the Business Combination will not be consummated.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” each of the Proposals presented at the Extraordinary General Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and you do not attend the Extraordinary General Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting. If you are a shareholder of record and you attend the Extraordinary General Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES (AND SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS) TO GTAC’s TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE INITIALLY SCHEDULED VOTE AT THE EXTRAORDINARY GENERAL MEETING. YOUR REDEMPTION RIGHTS INCLUDE THE REQUIREMENT THAT A HOLDER MUST IDENTIFY ITSELF IN WRITING AS A BENEFICIAL HOLDER AND PROVIDE ITS LEGAL NAME, PHONE NUMBER AND ADDRESS TO THE TRANSFER AGENT IN ORDER TO VALIDLY REDEEM ITS SHARES. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING OR TENDERING YOUR SHARE CERTIFICATE(S) (IF ANY) AND OTHER REDEMPTION FORMS) TO THE TRANSFER AGENT OR BY DELIVERING OR TENDERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S (“DTC”) DEPOSIT WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN YOUR SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD YOUR SHARES IN “STREET NAME,” YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of the GTAC Board, I would like to thank you for your support of GTAC and look forward to a successful completion of the Business Combination

Sincerely,

[ ], 2024
Thomas D. Hennessy Chairman of the Board and Chief Executive Officer

The accompanying proxy statement/prospectus is dated [       ], 2024 and is first being mailed to the shareholders of GTAC on or about [       ], 2024.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Investing in GTAC and New Tyfon securities involves a high degree of risk. Before making an investment decision, please read the information under the section entitled “Risk Factors” elsewhere in the accompanying proxy statement/prospectus and under similar headings or in any amendment or supplement to the accompanying proxy statement/prospectus.

Global Technology Acquisition Corp. I

195 US HWY 50, SUITE 309

ZEPHYR COVE, NEVADA, 89488

NOTICE OF AN EXTRAORDINARY GENERAL MEETING OF GLOBAL TECHNOLOGY

ACQUISITION CORP. I

TO BE HELD ON [       ], 2024

TO THE SHAREHOLDERS OF GLOBAL TECHNOLOGY ACQUISITION CORP. I:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “Extraordinary General Meeting”) of Global Technology Acquisition Corp. I, a Cayman Islands exempted company limited by shares (“GTAC”), which will be held at [       ] [a/p].m., Eastern Time, on [       ], 2024, at the offices of Sidley Austin LLP, located at 1999 Avenue of the Stars, 17th Floor, Los Angeles, California 90067, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. You are cordially invited to attend the Extraordinary General Meeting, which will be held for the following purposes:

1)	The NTA Proposal — a proposal to approve, by a special resolution, amendments to the Amended and Restated Memorandum and Articles of Association of GTAC (the “Current Charter”), which shall be effective, if adopted and implemented by GTAC, immediately prior to the consummation of the proposed Business Combination, to remove the requirements contained in the Current Charter limiting GTAC’s ability to consummate an initial business combination if GTAC would have less than $5,000,001 in net tangible assets prior to or upon consummation of such initial business combination. For the purposes of the laws of the Cayman Islands, the full text of the special resolution is as follows:

“RESOLVED, as a special resolution, that subject to the approval of the Business Combination Proposal and with effect prior to the consummation of the proposed Business Combination:

a)	Article 49.2(b) of the Current Charter shall be deleted in its entirety and replaced with the following language: “provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of such Business Combination, including interest earned on the Trust Account (which interest shall be net of taxes paid or payable, if any), divided by the number of then issued Public Shares.”

b)	Article 49.4 of the Current Charter shall be deleted in its entirety and replaced with the following language: “At a general meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that such Business Combination is approved by Ordinary Resolution, the Company shall be authorized to consummate such Business Combination, provided that the Company shall not consummate such Business Combination unless the Company has achieved any net tangible asset or cash requirement that may be contained in the agreement relating to such Business Combination.”

c)	Article 49.5 of the Current Charter shall be deleted in its entirety and replaced with the following language: “Any Member holding Public Shares who is not the Sponsor, a Founder, Officer or Director may, at least two business days’ prior to any vote on a Business Combination, elect to have their Public Shares redeemed for cash, in accordance with any applicable requirements provided for in the related proxy materials (the “IPO Redemption”), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15 per cent of the Public Shares in the aggregate without the prior consent of the Company and provided further that any beneficial holder of Public Shares on whose behalf a redemption right is being exercised must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (such interest shall be net of taxes payable) and not previously released to the Company to pay its taxes, divided by the number of then issued Public Shares (such redemption price being referred to herein as the “Redemption Price”).”

d)	The final sentence of Article 49.8 of the Current Charter shall be deleted in its entirety.”;

2)	The Business Combination Proposal — a proposal, to approve, by an ordinary resolution, the Business Combination and Merger Agreement, dated as of May 14, 2024, by and among GTAC, Global Technology Merger Sub Corporation, a Cayman Islands exempted company limited by shares and a direct, wholly owned subsidiary of GTAC (“GTAC Merger Sub”), and Tyfon Culture Holdings Limited, a Cayman Islands exempted company limited by shares (“Tyfon”) (as may be amended or supplemented between and among GTAC, GTAC Merger Sub and Tyfon from time to time, the “Merger Agreement”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, pursuant to which, among other things, GTAC Merger Sub will merge with and into Tyfon (the “Merger” and, together with the other transactions (the “Transactions”) contemplated by the Merger Agreement, the “Business Combination”), with Tyfon continuing as the surviving company of the Merger and as a wholly owned subsidiary of GTAC (GTAC as of and following the Merger, “New Tyfon”), and the transactions contemplated thereby;

3)	The Organizational Documents Proposals — five separate proposals to approve, material differences between the Current Charter and the Proposed Charter, the form of which is attached to the accompanying proxy statement/prospectus as Annex F, upon completion of the Business Combination, specifically:

a)

Proposal A (Corporate Name) – by special resolution, the effective change of New Tyfon’s corporate name from “Global Technology Acquisition Corp. I” to “Tyfon Culture Inc.” For purposes of the laws of the Cayman Islands, the full text of the special resolution is as follows:

“RESOLVED, as a special resolution, that upon the Effective Time, the name of the company shall be changed to “Tyfon Culture Inc.””;

b)	Proposal B (Authorized Share Capital) – by ordinary resolution, the effective change in authorized share capital from the authorized capital of GTAC to the authorized capital of New Tyfon;

c)	Proposal C (Share Structure) – by ordinary resolution, the effective change from the multi-class share structure of GTAC, comprising Class A ordinary share, par value $0.0001 per share, of GTAC (“GTAC Class A Ordinary Shares”) Class B ordinary share, par value $0.0001 per share, of GTAC (“GTAC Class B Ordinary Shares” and, together with the GTAC Class A Ordinary Shares, the “GTAC Ordinary Shares”) and preference share, par value $0.0001 per share, of GTAC (“GTAC Preference Shares”) to a single-class share structure of New Tyfon, comprised solely of Class A ordinary shares, par value $0.0001 per share, of New Tyfon (“New Tyfon Ordinary Shares”);

d)

Proposal D (Director Appointment) – by special resolution, the effective change from the holders of GTAC Class B Ordinary Shares having the power to appoint or remove any director of GTAC (prior to the Merger) by an ordinary resolution, to the holders of New Tyfon Ordinary Shares having the power to appoint or remove a director of New Tyfon by ordinary resolution of the New Tyfon shareholders under the terms of the Proposed Charter. For purposes of the laws of the Cayman Islands, the full text of the special resolution is as follows:

“RESOLVED, as a special resolution, that upon the Effective Time the effective change from (i) the holders of GTAC Class B Ordinary Shares having the power to appoint or remove any director of GTAC by ordinary resolution under the terms of the Current Charter, to (ii) the holders of New Tyfon Ordinary Shares having the power to appoint and remove a director of New Tyfon by ordinary resolution of the New Tyfon shareholders under the terms of the Proposed Charter, be approved and authorized.”; and

e)

Proposal E (Other Provisions including Status as a Blank Check Company) – by special resolution, all other changes arising from or in connection with the effective substitution of the Current Charter with the Proposed Charter, including the removal of certain provisions relating to GTAC’s status as a blank check company that will not be applicable following consummation of the Business Combination. For purposes of the laws of the Cayman Islands, the full text of the special resolution is as follows:

“RESOLVED, as a special resolution, that upon the Effective Time the Current Charter currently in effect be amended and restated by their deletion in their entirety and substitution in their place of the Proposed Charter and all other changes arising from or in connection with the effective substitution of the Current Charter, GTAC’s amended and restated memorandum and articles of association in effect immediately prior to the Effective Time by the Proposed Charter, as the amended and restated memorandum and articles of association of New Tyfon, including the removal of certain provisions relating to GTAC’s status as a blank check company that will not be applicable following consummation of the Business Combination, be approved and authorized.”

4)	The Election of Directors Proposal — a proposal to approve by an ordinary resolution and elect seven directors, effective upon the consummation of the Business Combination (the “Closing”), to serve on the board of directors of New Tyfon for the applicable term under the Proposed Charter and until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal;

5)	The Nasdaq Proposal — a proposal to approve, by ordinary resolution, for purposes of complying with the applicable listing rules of Nasdaq, the issuance of more than 20% of the issued and outstanding GTAC Ordinary Shares in connection with the Business Combination that, in the aggregate, may result in a “change of control” under Nasdaq rules, to the extent that such issuance would require a shareholder vote thereunder;

6)	The Incentive Plan Proposal — a proposal to approve, by ordinary resolution, and adopt the New Tyfon Incentive Plan and the material terms thereunder, a copy of which is attached to this proxy statement/prospectus as Annex G; and

7)	The Adjournment Proposal — a proposal to approve by an ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event, based on the tabulated votes, that there are not sufficient votes at the time of the Extraordinary General Meeting to approve any of the proposals presented at the Extraordinary General Meeting.

Each of the NTA Proposal, the Business Combination Proposal, the Organizational Documents Proposals, the Election of Directors Proposal, the Nasdaq Proposal and the Incentive Plan Proposal (collectively, the “Condition Precedent Proposals”) is cross-conditioned on the approval of each of the other Condition Precedent Proposals. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus.

These items of business are described in the accompanying proxy statement/prospectus, which you are encouraged to read carefully and in its entirety before voting.

Only holders of record of GTAC Ordinary Shares at the close of business on [     ], 2024 are entitled to notice of, and to vote at, the Extraordinary General Meeting and any adjournments or postponements thereof.

To register and receive access to the Extraordinary General Meeting, registered shareholders and beneficial shareholders (i.e., those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement/prospectus.

As further described in the accompanying proxy statement/prospectus, to effectuate the Business Combination contemplated by the Merger Agreement (and described therein), among other things and subject to the terms and conditions therein, the Merger Agreement provides that:

● on the date of Closing immediately before the effective time of the Merger (the “Effective Time”), in accordance with the Current Charter, each GTAC Class B Ordinary Share shall be converted, on a one-for-one basis, into a GTAC Class A Ordinary Share; and

● at the Effective Time, each then outstanding ordinary share, par value $0.00005 per share, of Tyfon (“Tyfon Ordinary Shares”) will be cancelled and converted for the right to receive a pro rata portion of the merger consideration shares, which will be the number of GTAC Class A Ordinary Shares equal to the quotient of (a) $428 million plus the amount by which certain GTAC expenses exceed $5 million divided by (b) $10.00, rounded down to the nearest whole share.

GTAC is providing the accompanying proxy statement/prospectus and accompanying proxy card to its shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournments or postponements of the Extraordinary General Meeting. Important information about the Extraordinary General Meeting, the Business Combination and other related business to be considered by GTAC shareholders at the Extraordinary General Meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend the Extraordinary General Meeting, all of GTAC shareholders are urged to read the accompanying proxy statement/prospectus, including the annexes and other documents referred to therein, carefully and in their entirety. In particular, you should carefully consider the matters discussed under the section in this proxy statement/prospectus entitled “Risk Factors”.

After careful consideration, the GTAC Board has approved the Merger Agreement and the Business Combination, and recommends that GTAC shareholders vote “FOR” adoption of the Merger Agreement and approval of the Business Combination and “FOR” any other proposal presented to GTAC shareholders in this proxy statement/prospectus. When considering the GTAC Board’s recommendation of these proposals, you should keep in mind that certain GTAC directors and officers have interests in the Business Combination that may conflict with your interests as shareholders. Please see the section in this proxy statement/prospectus entitled “The Business Combination — Interests of GTAC’s Directors and Officers in the Business Combination.”

Pursuant to the Current Charter, public shareholders may request that GTAC redeem all or a portion of its public shares for cash if the Business Combination is consummated. As a holder of public shares, you will be entitled to receive cash for any public shares to be redeemed only if you:

(a)	hold public shares (or if you hold public shares through units of GTAC, you timely elect to separate your units of GTAC into the underlying public shares and warrants prior to exercising your redemption rights with respect to the public shares);

(b)	prior to 5:00 p.m., Eastern Time, on [ ], 2024 (two business days prior to the vote at the Extraordinary General Meeting), (i) submit a written request to Continental Stock Transfer & Trust Company that GTAC redeem your public shares for cash; and (ii) deliver your share certificates (if any) and other redemption forms to the Continental Stock Transfer & Trust Company, physically or electronically through DTC.

Public shareholders (other than the Founder Shareholders or any officer or director of GTAC) may elect to exercise their redemption rights with respect to their public shares even if they vote “FOR” the Business Combination Proposal. If the Business Combination is not consummated, the public shares will not be redeemed and will continue to be held by the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its redemption right with respect to all or a portion of the public shares that it holds and timely delivers or tenders its shares (and share certificates (if any) and other redemption forms) to Continental Stock Transfer & Trust Company, GTAC will redeem the related GTAC Class A Ordinary Shares for a per share price, payable in cash, equal to the aggregate amount then on deposit in GTAC’s Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds and not previously released to GTAC to pay GTAC’s taxes, divided by the number of then issued and outstanding public shares. For illustrative purposes, based on the fair value of marketable securities held in GTAC’s trust account of approximately $ 23.5 million as of May 15, 2024, the estimated per GTAC Class A Ordinary Share redemption price would have been approximately $11.23. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to the Transfer Agent in order to validly redeem its shares. See the subsection in this proxy statement/prospectus entitled “Extraordinary General Meeting of GTAC — Redemption Rights” for a detailed description of the procedures to be followed if you wish to exercise your redemption rights with respect to your public shares.

The approval of each of the Business Combination Proposal, the Organizational Documents Proposal B, the Organizational Documents Proposal C, the Election of Directors Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal are each being proposed as an ordinary resolution, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon. Approval of the NTA Proposal, the Organizational Documents Proposal A, the Organizational Documents Proposal D and the Organizational Documents Proposal E require special resolutions under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a majority of at least two-thirds of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting.

Your vote is very important. Whether or not you plan to attend the Extraordinary General Meeting, please vote as soon as possible by following the instructions in this proxy statement/prospectus to ensure that your shares are represented at the Extraordinary General Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Extraordinary General Meeting. The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal and the other Condition Precedent Proposals are approved at the Extraordinary General Meeting. If the Conditions Precedent Proposals are not approved by GTAC shareholders, the Business Combination will not be consummated.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of our Proposals. We encourage you to read the accompanying proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call our proxy solicitor, at [         ] (banks and brokers call collect at [        ]).

By Order of the Board of Directors

, 2024

Thomas D. Hennessy
Chairman of the Board and Chief Executive Officer

Zephyr Cove, Nevada

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT YOUR PUBLIC SHARES ARE REDEEMED FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES (AND SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS) TO GTAC’s TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE INITIALLY SCHEDULED VOTE AT THE EXTRAORDINARY GENERAL MEETING. YOUR REDEMPTION RIGHTS INCLUDE THE REQUIREMENT THAT A HOLDER MUST IDENTIFY ITSELF IN WRITING AS A BENEFICIAL HOLDER AND PROVIDE ITS LEGAL NAME, PHONE NUMBER AND ADDRESS TO THE TRANSFER AGENT IN ORDER TO VALIDLY REDEEM ITS SHARES. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING OR TENDERING YOUR SHARE CERTIFICATE(S) (IF ANY) AND OTHER REDEMPTION FORMS) TO THE TRANSFER AGENT OR BY DELIVERING OR TENDERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S (“DTC”) DEPOSIT WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN YOUR SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD YOUR SHARES IN “STREET NAME,” YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form F-4 filed with the SEC by GTAC, constitutes a prospectus of GTAC under Section 5 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to New Tyfon Ordinary Shares to be issued to Tyfon shareholders in connection with the Business Combination. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act, with respect to the Extraordinary General Meeting at which GTAC shareholders will be asked to consider and vote upon the NTA Proposal, the Business Combination Proposal, the Organizational Documents Proposals, the Election of Directors Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and, if necessary, the Adjournment Proposal (each as defined herein).

The proxy statement/prospectus is available without charge to GTAC shareholders upon written or oral request. This document and GTAC’s other filings with the SEC may be obtained by either written or oral request to Global Technology Acquisition Corp. I, at 15 US Hwy 50, Suite 309, Zephyr Cove, Nevada 89488 or by telephone at (307) 203-7980. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may obtain copies of the materials described above at the SEC’s internet site at www.sec.gov.

In addition, if you are an GTAC shareholder and have questions about the proposals to be considered at the Extraordinary General Meeting or the accompanying proxy statement/prospectus, would like additional copies of the accompanying proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, please contact [       ], or banks and brokers can call collect at [     ], or by emailing [     ]. You will not be charged for any of the documents that you request.

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the Meeting, or no later than [     ], 2024.

Market and Industry Data

This proxy statement/prospectus includes market and industry data and forecasts that Tyfon has derived from publicly available information, industry publications and surveys, reports from government agencies, reports by market research firms or other independent sources and Tyfon’s internal data and estimates based on its management’s knowledge of and experience in the market sectors in which it operates, together with currently available information obtained from various sources, including publicly available information, industry reports, publications, research, studies and forecasts in the markets in which Tyfon operates. Such information is supplemented where necessary with Tyfon’s internal estimates and information obtained from discussions with its platform users, taking into account publicly available information about other industry participants and Tyfon management’s judgment where information is not publicly available. While GTAC and Tyfon believe the estimated market and industry data included in this proxy statement/prospectus is generally reliable, such information is inherently uncertain and imprecise. Industry reports, publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. While Tyfon has compiled, extracted, and reproduced industry data from these sources, it has not independently verified the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section in this proxy statement/prospectus entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates. Accordingly, you are cautioned not to give undue weight on such market and industry data or any other such estimates.

Certain monetary amounts, percentages and other figures included in this proxy statement/prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

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Trademarks, Trade Names And Service Marks

This proxy statement/prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. Neither GTAC nor Tyfon intends its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it, by any other companies.

Additional Information

This proxy statement/prospectus is available without charge to shareholders of GTAC upon written or oral request. This document and other filings by GTAC with the SEC may be obtained by either written or oral request to GTAC’s Chief Executive Officer, Thomas D. Hennessy, at GTAC, 195 US Hwy 50, Suite 309, Zephyr Cove, Nevada 89488 or by telephone at (307) 203-7980.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may obtain copies of the materials described above at the commission’s internet site at www.sec.gov.

In addition, if you have questions about the proposals or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, please contact [     ] (“[       ]”), the proxy solicitor for GTAC, by calling ([       ]) [      ], or banks and brokers can call collect at ([     ]) [      ], or by emailing [      ]. You will not be charged for any of the documents that you request.

See the section in this proxy statement/prospectus entitled “Where You Can Find More Information” of the proxy statement/prospectus for further information.

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SELECTED DEFINITIONS

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, references to:

“2023 Extension” means the extension of the SPAC Termination Date.

“2024 Note” means that certain unsecured promissory note in favor of the Sponsor, dated April 24, 2024.

“Adjournment Proposal” means the proposal being presented to GTAC shareholders at the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary or desirable, at the determination of the chairperson of the Extraordinary General Meeting.

“Adjusted EBITDA” means, with respect to Tyfon, Tyfon’s net earnings (loss) before interest expense (benefit), depreciation and amortization, as adjusted for non-recurring listing expenses.

“Administrative Services Agreement” means the Administrative Services Agreement, dated October 20, 2021, by and between GTAC and the Former Sponsor, which was assigned to the Sponsor in connection with the SPAC Acquisition.

“Ancillary Documents” means the documents and agreements ancillary to the Merger Agreement.

“Business Combination” means the Merger, together with the Transactions contemplated by the Merger Agreement.

“Business Combination Proposal” means the proposal being presented to GTAC shareholders at the Extraordinary General Meeting to approve the Merger Agreement and the Business Combination and the other transactions contemplated thereby.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, the Cayman Islands or the PRC are authorized to close for business.

“Closing” means the closing of the transactions contemplated by the Merger Agreement.

“Closing Date” means the date on which the Business Combination is consummated.

“Code” means the Internal Revenue Code of 1986, as amended.

“Companies Act” means the Companies Act (As Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto.

“Condition Precedent Proposals” means the NTA Proposal, the Business Combination Proposal, the Organizational Documents Proposals, the Election of Directors Proposal, the Nasdaq Proposal and the Incentive Plan Proposal, collectively.

“Consideration Shares” means such number of GTAC Class A Ordinary Shares equal to (x) the sum of (i) $428,000,000 and (ii) the amount of Shared Excess Purchaser Transaction Expenses, if any, divided by (y) $10.00, rounded up to the nearest whole number.

“CSRC” means the China Securities Regulatory Commission.

“Current Charter” means GTAC’s existing Amended and Restated Memorandum and Articles of Association, as amended.

“Current Insiders” means the Sponsor and GTAC’s directors and executive officers.

“DTC” means The Depository Trust Company.

“Effective Time” means the effective time of the Merger.

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“Election of Directors Proposal” means the proposal being presented to GTAC shareholders at the Extraordinary General Meeting to elect seven directors to the New Tyfon Board, effective upon the Closing, to serve on the board of directors of New Tyfon for the applicable term under the Proposed Charter and until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Tyfon Equityholders” means the equityholders of Tyfon immediately prior to the Closing.

“Extension Deposit” means a deposit of $0.10 per GTAC Class A Ordinary Shares then outstanding (other than the Non-Redeemable GTAC Class A Ordinary Shares) into the Trust Account to extend GTAC’s investment period by three months, pursuant to an existing automatic extension option in the Current Charter.

“Extraordinary General Meeting” means the extraordinary general meeting of GTAC’s shareholders, which will be held at [       ] [a/p].m., Eastern Time, on [       ], 2024, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

“Founder Shares” means GTAC Class B Ordinary Shares and the Non-Redeemable GTAC Class A Shares.

“Founder Shareholders” means holders of Founder Shares.

“Former Sponsor” means Global Technology Acquisition I Sponsor LP, a Cayman Islands exempted limited partnership, acting by its general partner, Global Technology Acquisition I Sponsor GP Ltd.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“GTAC” means Global Technology Acquisition Corp. I, a Cayman Islands exempted company limited by shares.

“GTAC Board” means the board of directors of GTAC.

“GTAC Class A Ordinary Shares” means GTAC’s Class A ordinary shares, par value $0.0001 per share.

“GTAC Class B Ordinary Shares” means GTAC’s Class B ordinary shares, par value $0.0001 per share.

“GTAC Ordinary Shares” means GTAC Class A Ordinary Shares and GTAC Class B Ordinary Shares, collectively.

“GTAC Merger Sub” means Global Technology Merger Sub Corporation, a Cayman Islands exempted company limited by shares.

“GTAC Preference Shares” means GTAC’s preference share, par value $0.0001 per share.

“GTAC Private Placement Warrants” means the whole warrants to purchase GTAC Class A Ordinary Shares issued initially to the Former Sponsor in a private placement simultaneously with the closing of the IPO pursuant to the Warrant Agreement.

“GTAC Public Warrants” means the whole warrants to purchase GTAC Class A Ordinary Shares sold as part of the GTAC Units in the IPO (whether they were purchased in the Initial Public Offering or thereafter in the open market), with each whole warrant exercisable for one GTAC Class A Ordinary Share at an exercise price of $11.50, excluding, for the avoidance of doubt, the GTAC Private Placement Warrants.

“GTAC Units” means units sold in the IPO consisting of one GTAC Class A Ordinary Share and one-half of one GTAC Public Warrant.

“GTAC Warrants” means GTAC Private Placement Warrants and GTAC Public Warrants.

“Houlihan Capital” means Houlihan Capital, LLC.

“Incentive Plan Proposal” means the proposal being presented to GTAC shareholders at the Extraordinary General Meeting to approve by an ordinary resolution and adopt the New Tyfon Incentive Plan and material terms thereunder.

“Initial Shareholders” means Former Sponsor, Robert Perdue, Gabriel Silva and Juan Villalonga.

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“IPO” or “Initial Public Offering” means GTAC’s initial public offering of its Public Shares pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of GTAC, dated October 14, 2021 in connection with the IPO, as filed with the SEC pursuant to Rule 424(b) under the Securities Act on March 30, 2021 (File No. 333-259502).

“JTGC” means Jingtian & Gongcheng.

“K&L” means K&L Gates LLP.

“Lock-Up Agreement” means the form lock-up agreement, attached hereto as Annex D, to be executed in connection with the Closing.

“Marcum” means Marcum LLP.

“Merger” means the merger on the Closing Date of GTAC Merger Sub with and into Tyfon, with Tyfon continuing as the surviving company and a wholly owned subsidiary of GTAC.

“Merger Agreement” means that certain business combination and merger agreement, dated as of May 14, 2024, as it may be amended or supplemented between and among GTAC, GTAC Merger Sub and Tyfon.

“Merger Consideration” means the aggregate number of GTAC Class A Ordinary Shares to be received by Tyfon’s shareholders at the Closing pursuant to the Merger Agreement, valued at an aggregate amount equal to the sum of (i) $428,000,000 and (ii) fifty percent (50%) of the amount of Shared Excess Purchaser Transaction Expenses.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Nasdaq Proposal” means the proposal being presented to GTAC’s shareholders at the Extraordinary General Meeting to approve, for the purposes of complying with the applicable listing rules of the Nasdaq, the issuance of more than 20% of the issued and outstanding GTAC Ordinary Shares in connection with the Business Combination that, in the aggregate, may result in a “change of control” under Nasdaq rules, to the extent that such issuance would require a shareholder vote thereunder.

“New Directors” means the following board of directors of GTAC: (i) Thomas D. Hennessy - Chairman and (ii) Joseph Beck, Garth Mitchell, Gloria Fu, Courtney Robinson and Javier Saade each – independent directors.

“New Tyfon” means GTAC as of and following the Closing, whose name will be changed to Tyfon Culture Inc., effective as of the Closing.

“New Tyfon Incentive Plan Proposal” means the proposal being presented to GTAC’s shareholders at the Extraordinary General Meeting to approve the adoption of the New Tyfon Incentive Plan, effective upon the Closing.

“New Tyfon Ordinary Shares” means the Class A ordinary shares, with a par value of US$0.0001 per share, of New Tyfon.

“Non-Redeemable GTAC Class A Shares” means GTAC Class A Ordinary Shares issued upon conversion of GTAC Class B Ordinary Shares on November 22, 2023 and subject to the same restrictions as the shares of GTAC Class B Ordinary Shares prior to such conversion.

“Non-U.S. Holder” means a holder that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a U.S. Holder.

“NTA Proposal” means the proposal being presented to GTAC shareholders at the Extraordinary General Meeting to approve amendments to the Current Charter, which shall be effective, if adopted and implemented by GTAC, immediately prior to the consummation of the proposed Business Combination, to remove the requirements contained in the Current Charter limiting GTAC’s ability to consummate an initial business combination if GTAC would have less than $5,000,001 in net tangible assets prior to or upon consummation of such initial business combination.

“Ogier” means Ogier (Cayman) LLP.

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“Ordinary Shares” means GTAC Class A Ordinary Shares and GTAC Class B Ordinary Shares, collectively.

“Organizational Documents Proposals” means the five separate proposals being presented to GTAC shareholders at the Extraordinary General Meeting to approve, material differences between the Current Charter and the Proposed Charter, collectively.

“PRC” means the People’s Republic of China.

“Proposed Charter” means New Tyfon’s proposed amended and restated memorandum and articles of association to be in effect at the closing of the Business Combination, substantially in the form and substance of Annex F to this proxy statement/prospectus.

“Public Shareholders” means holders of Public Shares of GTAC.

“Public Shares” means GTAC Class A Ordinary Shares issued as part of GTAC Units sold in the IPO.

“Record Date” means [       ], 2024.

“Redemption” means the redemption by GTAC shareholders of Public Shares in connection with the Closing of the Business Combination, in accordance with the Current Charter.

“Redemption Date” means the date on which holders of Public Shares may be eligible to redeem their Public Shares in connection with the Redemption, in accordance with the Current Charter.

“Redemption Price” means the amount equal to a pro rata portion of the aggregate amount then on deposit in the Trust Account, calculated in accordance with the Current Charter as of the applicable Redemption Date.

“SAT” means China’s State Administration of Taxation.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Sidley” means Sidley Austin LLP.

“Shared Excess Purchaser Transaction Expenses” means an amount, not less than zero, equal to the difference of (x) the aggregate unpaid fees, costs and expenses of GTAC and GTAC Merger Sub incurred prior to and through the Closing Date in connection with the Business Combination minus (y) $5,000,000, provided that (x) the Shared Excess Purchaser Transaction Expenses will not exceed $2,000,000 and (y) Shared Excess Purchaser Transaction Expenses will not include more than $1,500,000 due under the 2024 Note.

“SPAC Acquisition” means the acquisition of GTAC Class B Ordinary Shares and GTAC Private Placement Warrants by the Sponsor pursuant to the securities purchase agreement, dated as of April 19, 2024, by and between GTAC, the Former Sponsor and Sponsor.

“SPAC Termination Date” means the date by which GTAC must (1) consummate an initial business combination, (2) cease its operations except for the purpose of winding up if it fails to complete an initial business combination, and (3) redeem all of the GTAC Class A Ordinary Shares, included as part of the GTAC Units sold in the IPO, which is currently July 25, 2024 and may be extended or to October 25, 2024 at the election of the Company in a three-month extension in July 2024, subject to satisfaction of certain conditions, including the Extension Deposit.

“Sponsor” means HCG Opportunity II, LLC, a Delaware limited liability company.

“Sponsor Support Agreement” means the Sponsor Support Agreement, dated as of May 14, 2024, by and between GTAC and the Sponsor.

“Transactions” means the transactions provided for and contemplated in the Merger Agreement and the Ancillary Documents in connection with the business combination.

“Transfer Agent” or “Continental” means Continental Stock Transfer & Trust Company, in its capacity as GTAC’s transfer agent.

“Trust Account” means the trust account of GTAC, established at the time of the IPO, containing the net proceeds of the sale of the Public Shares in the IPO, including from over-allotment securities sold by GTAC’s underwriters, and the sale of Private Placement Warrants concurrently with the closing of the IPO, as well as any Extension Deposits.

“Tyfon” means Tyfon Culture Holdings Limited, a Cayman Islands exempted company limited by shares.

“Tyfon Ordinary Shares” means Tyfon’s ordinary shares, par value $0.00005 per share.

“U.S. Holder” means a beneficial owner of GTAC Class A Ordinary Shares or New Tyfon Ordinary Shares (as the case may be) who or that is, for U.S. federal income tax purposes.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements also include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the estimated post-transaction enterprise value of the combined company, redemptions by GTAC shareholders, future capital investments or commitments, future product and services offering or the timing thereof and expectations related to the terms and timing of the Business Combination, as applicable. These statements are based on various assumptions, whether or not identified in this proxy statement/prospectus, and on the current expectations of GTAC’s and Tyfon’s management and are not predictions of actual performance.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of GTAC and Tyfon believes that it has a reasonable basis for each forward-looking statement contained in this proxy statement/prospectus, each of GTAC and Tyfon cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. In addition, there will be risks and uncertainties described in other documents filed by GTAC from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Neither GTAC nor Tyfon can assure you that the forward-looking statements in this proxy statement/prospectus will prove to be accurate. These forward-looking statements are subject to a number of risks and uncertainties, including, among others: the inability of the GTAC and Tyfon to successfully or timely consummate the Business Combination due to the failure to obtain approval from GTAC shareholders or to satisfy other closing conditions in the Merger Agreement; the occurrence of any event that could give rise to the termination of the Merger Agreement; the ability to recognize the anticipated benefits of the Business Combination; risks relating to the uncertainty of the projected financial information with respect to Tyfon; the amount of redemption requests made by GTAC’s public shareholders; costs related to the Business Combination; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; the outcome of any potential litigation, government or regulatory proceedings; the ability of GTAC and/or Tyfon to raise capital, including the amount of such capital raise, and the terms on which any capital is raise; economic and social development and government policies in the People’s Republic of China; the ability of Tyfon to anticipate and respond to the changes in customer preferences and demands; the ability of Tyfon to maintain, expand or further develop its business relationships with its customer bases; risks relating to the appraisal, certification, verification and pricing of collectibles; the ability of Tyfon to host successful offline exhibitions and promotions and maintain its sales and marketing activities; Tyfon’s exposure to concentration risks in terms of revenue generation; the risk of Tyfon’s failure to comply with the evolving laws, regulations and government policies, including regarding privacy and data protection; the risk of system disruptions or other hacking or phishing attacks on Tyfon’s system and security breaches; Tyfon’s exposure to rapid changes in technology and the inability to keep up with technological developments; Tyfon’s exposure to reputation risks and losses in the event of title claims, copyright claims and other liabilities from sales of collectibles; the risk of the loss, damage or theft of the collectibles; and other risks and uncertainties, including those to be included under the heading “Risk Factors” in the Registration Statement to be filed by GTAC with the SEC and those included under the heading “Risk Factors” in the annual report on Form 10-K for year ended December 31, 2023 of GTAC and in its subsequent quarterly reports on Form 10-Q and other filings with the SEC.

There may be additional risks that neither GTAC nor Tyfon presently know or that GTAC and Tyfon currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In light of the significant uncertainties in these forward-looking statements, nothing in this proxy statement/prospectus should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. The forward-looking statements in this proxy statement/prospectus represent the views of GTAC and Tyfon as of the date of this proxy statement/prospectus. Subsequent events and developments may cause those views to change. However, while GTAC and Tyfon may update these forward-looking statements in the future, there is no current intention to do so and GTAC and Tyfon disclaim any obligation to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of GTAC or Tyfon as of any date subsequent to the date of this proxy statement/prospectus.

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QUESTIONS AND ANSWERS

The questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the proposals to be presented at the Extraordinary General Meeting, including the Business Combination Proposal. The following questions and answers do not include all the information that is important to GTAC shareholders. Shareholders are urged to read carefully this entire proxy statement/prospectus, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Extraordinary General Meeting, which will be held at [       ] [a/p].m., Eastern Time, on [       ], 2024, at the offices of Sidley Austin LLP, located at 1999 Avenue of the Stars, 17th Floor, Los Angeles, California 90067. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to take additional steps to participate in the Extraordinary General Meeting, as described in this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/ prospectus?

A:	GTAC shareholders are being asked to consider and vote upon a proposal to approve and adopt the Business Combination and certain related proposals. GTAC, Tyfon, and other parties have agreed to the Business Combination under the terms of the Merger Agreement that is described in this proxy statement/prospectus. The Merger Agreement provides for, among other things, that on the Closing Date, GTAC Merger Sub will merge with and into Tyfon, with Tyfon continuing as the surviving company of the Merger and as a wholly-owned subsidiary of New Tyfon. This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Extraordinary General Meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.

Q:	What proposals are shareholders of GTAC being asked to vote upon?

A:	At the General Meeting, GTAC is asking holders of its ordinary shares to consider and vote upon the following proposals:

1.	NTA Proposal – a proposal to approve, by special resolution, amendments to the Current Charter, which shall be effective, if adopted and implemented by GTAC, immediately prior to the consummation of the proposed Business Combination, to remove the requirements contained in the Current Charter limiting GTAC’s ability to consummate an initial business combination if GTAC would have less than $5,000,001 in net tangible assets prior to or upon consummation of such initial business combination;

2.	Business Combination Proposal – a proposal to approve, by ordinary resolution, the Merger Agreement and the Business Combination and the other transactions contemplated thereby;

3.	The Organizational Documents Proposals – a proposal to approve by five separate proposals material differences between the Current Charter and the Proposed Charter, the form of which is attached to the accompanying proxy statement/prospectus as Annex F, upon completion of the Business Combination, specifically:

a.	Proposal A (Corporate Name) – by special resolution, the effective change of New Tyfon’s corporate name from “Global Technology Acquisition Corp. I” to “Tyfon Culture Inc.”;

b.	Proposal B (Authorized Share Capital) – by ordinary resolution, the effective change in authorized share capital from the authorized capital of GTAC to the authorized capital of New Tyfon;

c.	Proposal C (Share Structure) – by ordinary resolution, the effective change from the multi-class share structure of GTAC, comprising GTAC Ordinary Shares and GTAC Preference Shares, to a single-class share structure of New Tyfon, comprised solely of New Tyfon Ordinary Shares;

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d.	Proposal D (Director Appointment) – by special resolution, the effective change from the holders of GTAC Class B Ordinary Shares having the power to appoint or remove any director of GTAC (prior to the Merger) by an ordinary resolution, to the holders of New Tyfon Ordinary Shares having the power to appoint or remove a director of New Tyfon by ordinary resolution of the New Tyfon shareholders under the terms of the Proposed Charter; and

e.	Proposal E (Other Provisions Including Status as Blank Check Company) – by special resolution, all other changes arising from or in connection with the effective substitution of the Current Charter with the Proposed Charter, including the removal of certain provisions relating to GTAC’s status as a blank check company that will not be applicable following consummation of the Business Combination;

4.	Election of Directors Proposal – a proposal to approve, by ordinary resolution the election of seven (7) directors to the New Tyfon Board, effective upon the Closing, to serve on the New Tyfon Board for the applicable term under the Proposed Charter and until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal;

5.	Nasdaq Proposal – a proposal to approve, by ordinary resolution, for the purposes of complying with the applicable listing rules of the Nasdaq, the issuance of more than 20% of the issued and outstanding GTAC Ordinary Shares in connection with the Business Combination that, in the aggregate, may result in a “change of control” under Nasdaq rules, to the extent that such issuance would require a shareholder vote thereunder;

6.	Incentive Plan Proposal – a proposal to approve, by ordinary resolution, the adoption of the New Tyfon Incentive Plan, effective upon the Closing; and

7.	Adjournment Proposal – a proposal to approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary or desirable, at the determination of the chairperson of the Extraordinary General Meeting.

GTAC shall hold the Extraordinary General Meeting to consider and vote upon these Proposals. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Extraordinary General Meeting. GTAC shareholders should read it carefully and in its entirety.

The vote of shareholders is important. GTAC shareholders are encouraged to submit their completed proxy card as soon as possible after carefully reviewing this proxy statement/prospectus.

Q:	Are the proposals conditioned on one another?

A:	Yes, GTAC will not consummate the Business Combination unless each of the Condition Precedent Proposals is approved at the Extraordinary General Meeting, and each of the Condition Precedent Proposals is cross-conditioned on the approval of each of the other Condition Precedent Proposals. The Adjournment Proposal is not conditioned on the approval of any other Proposal set forth in the proxy statement/prospectus.

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Q:	Why is GTAC proposing the Business Combination?

A:	GTAC was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, or reorganization or engaging in any other similar business combination with one or more businesses or entities.

The GTAC Board considered a wide variety of factors in connection with its evaluation of the Business Combination, including its review of the results of the due diligence conducted by GTAC’s management and GTAC’s advisors. As a result, the GTAC Board concluded that a transaction with Tyfon would present the most attractive opportunity to maximize value for GTACs shareholders. Please see the subsection in this proxy statement/prospectus entitled “The Business Combination — GTAC Board of Director’s Reasons for Approving the Business Combination.”

Q:	Why is GTAC proposing the Nasdaq Proposal?

A:	GTAC is proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d), which require shareholder approval for the issuance of securities in certain transactions that result in (i) the issuance of 20% or more of the voting power outstanding or ordinary shares outstanding before issuance of securities, (ii) a change of control of the registrant or (ii) the sale or issuance of ordinary shares (or securities convertible into or exercisable for ordinary shares) which equals 20% or more of the ordinary shares, or 20% or more of the voting power, outstanding before the issuance, at a price that is less than the lower of (x) the Nasdaq official closing price immediately preceding the signing of the binding agreement or (y) the average Nasdaq official closing price of the ordinary shares for the five trading days immediately preceding the signing of the binding agreement. For more information, see the section in this proxy statement/prospectus entitled “The Nasdaq Proposal.”

Q:	Did the GTAC Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:	Yes. Although the Current Charter does not require the GTAC Board to seek a third-party valuation or fairness opinion in connection with the Business Combination, GTAC retained Houlihan Capital to provide a valuation analysis and evaluate the fairness of the potential Business Combination with Tyfon. On May 14, 2024, at a meeting of the GTAC Board, Houlihan Capital rendered to the GTAC Board an opinion, which was confirmed by delivery of a written opinion dated May 14, 2024, to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken described in such opinion, (i) the consideration in the Business Combination is fair from a financial point of view to the GTAC shareholders and (ii) the fair market value of Tyfon equals or exceeds 80% of the amount held GTAC in trust for benefit of its public shareholders (excluding any taxes payable on interest earned on the Trust Account). Houlihan Capital’s written opinion is attached to this proxy statement/prospectus as Annex H.

Q:	What is expected to happen in the Business Combination?

A:	On May 14, 2024, GTAC, Tyfon and GTAC Merger Sub entered into the Merger Agreement, pursuant to which the parties thereto will enter into a business combination transaction by which, among other things, (i) GTAC Merger Sub will merge with and into Tyfon, with Tyfon continuing as the surviving company of the Merger and a wholly-owned subsidiary of GTAC, (ii) GTAC will change its name to Tyfon Culture Inc., and (iii) the New Tyfon Ordinary Shares are expected to list on the Nasdaq Capital Market under the ticker symbol “TFCI”. The parties expect the Business Combination to be completed in the fourth quarter of 2024, subject to, among other things, the approval of the Business Combination by GTAC’s shareholders, satisfaction of the conditions stated in the Merger Agreement and other customary closing conditions.

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Subject to the terms and conditions of the Merger Agreement, in connection with the Business Combination, the following transactions will occur:

(i) on the Closing Date of the Merger immediately before the Effective Time, in accordance with the Current Charter, each then outstanding GTAC Class B Ordinary Share shall be converted, on a one-for-one basis, into a GTAC Class A Ordinary Share; and

(ii) at the Effective Time, each then outstanding ordinary share, par value $0.00005 per share, of Tyfon (“Tyfon Ordinary Shares”) will be cancelled and converted for the right to receive a pro rata portion of the merger consideration shares, which will be the number of GTAC Class A Ordinary Shares equal to the quotient of (a) $428 million plus the amount by which certain GTAC expenses exceed $5 million divided by (b) $10.00, rounded down to the nearest whole share.

The Merger Consideration to be paid for each Tyfon Ordinary Share held as of immediately prior to the Effective Time will be a number of GTAC Class A Ordinary Shares equal to the sum of (i) $428.0 million plus (ii) fifty percent (50%) of the amount of Shared Excess Purchaser Transaction Expenses divided by the total number of Tyfon Ordinary Shares outstanding immediately prior to the Effective Time, divided by (ii) $10.00. Notwithstanding the foregoing, no fractional GTAC Class A Ordinary Shares will be issued. Instead of the issuance of any fractional share, each person or entity that would otherwise be entitled to a fraction of a GTAC Class A Ordinary Share (after aggregating all fractional shares of GTAC Class A Ordinary Shares that otherwise would be received by such person or entity) shall have the number of New Tyfon Ordinary Shares issued to such person or entity rounded up in the aggregate to the nearest whole number of GTAC Class A Ordinary Shares.

For more information on the Merger, see the sections in this proxy statement/prospectus titled “The Business Combination.”

Q:	What conditions must be satisfied to complete the Business Combination?

A:	There are a number of closing conditions in the Merger Agreement, including the approval by GTAC’s shareholders of the Condition Precedent Proposals. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section in this proxy statement/prospectus entitled “Merger Agreement—Conditions to Closing.”

Q:	How will New Tyfon be managed and governed following the Business Combination?

A:	Immediately after the Closing, the New Tyfon Board will be divided into three separate classes, designated as follows:

●	The Class I directors will be [ ] and [ ], and their terms will expire at the annual general meeting to be held in 2025;

●	The Class II directors will be [ ] and [ ], and their terms will expire at the annual general meeting to be held in 2026; and

●	The Class III directors will be [ ], [ ] and [ ], and their terms will expire at the annual general meeting to be held in 2027.

For additional information, please see the section in this proxy statement/prospectus entitled “Management of New Tyfon After the Business Combination.”

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Q:	What shall be the relative equity stakes of GTAC’s current shareholders and Tyfon’s current shareholders in New Tyfon upon completion of the Business Combination?

A:	Based on GTAC’s capitalization as of May 15, 2024 and assuming that (i) no additional issuances of GTAC equity, (ii) GTAC Class B Ordinary Shares automatically convert into GTAC Class A Ordinary Shares at Closing on a one-to-one basis, (iii) GTAC draws the entire $2,500,000 available under the 2024 Note and the Sponsor elects for the full amount to be converted into New Tyfon Warrants and (iv) the aggregate fees and expenses for legal counsel, accounting advisors, external auditors and financial advisors incurred by GTAC or its subsidiaries in connection with the Transactions are less than $5,000,000, the relative equity stakes in New Tyfon upon completion of the Business Combination would be as follows at various redemption levels:

	Fully Diluted Share Ownership in New Tyfon
	Pro Forma Combined (Assuming No Redemptions)		Pro Forma Combined (Assuming 50% Redemptions)		Pro Forma Combined (Assuming 100% Redemptions)
	Number of Shares	% Ownership	Number of Shares	% Ownership	Number of Shares	% Ownership
Tyfon’s current shareholders(1)	42,800,000	68.60%	42,800,000	69.77%	42,800,000	70.98%
Sponsor	3,500,000	5.61%	3,500,000	5.71%	3,500,000	5.80%
Former Sponsor	1,464,000	2.35%	1,464,000	2.39%	1,464,000	2.43%
Former Independent Directors	36,000	0.06%	36,000	0.06%	36,000	0.06%
Public Shareholders	2,089,996	3.35%	1,044,998	1.70%	0	—
2024 Note(2)	2,500,000	4.01%	2,500,000	4.08%	2,500,000	4.15%
GTAC Public Warrants	10,000,000	16.03%	10,000,000	16.30%	10,000,000	16.58%
Total	62,389,996	100%	61,344,998	100%	60,300,000	100%

(1)	Represents Consideration Shares to be issued at Closing to the Existing Tyfon Equityholders.
(2)	Includes 2,500,000 GTAC Class A Ordinary Shares underlying the GTAC Private Placement Warrants issuable pursuant to the 2024 Note, assuming that the full balance of the note was drawn and converted into warrants at the discretion of the Sponsor.

Q:	What are the material U.S. federal income tax consequences of the Business Combination to the U.S. Holders (as defined herein) of GTAC Class A Ordinary Shares?

A:	GTAC shareholders who retain their GTAC Class A Ordinary Shares and will not receive any merger consideration and will not receive any additional New Tyfon Ordinary Shares in the Business Combination. As a result, there will be no material U.S. federal income tax consequences to the current U.S. Holders of GTAC Class A Ordinary Shares as a result of the Business Combination.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	The receipt of cash by a holder of GTAC Class A Ordinary Shares in redemption of such shares will be a taxable transaction for U.S. federal income tax purposes in the case of a U.S. Holder and could be a taxable event for U.S. federal income tax purposes in the case of a Non-U.S. Holder (as defined herein). Please see the section in this proxy statement/prospectus entitled “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders” or “Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of Non-U.S. Holders,” as applicable, for additional information. All holders considering the exercise of their redemption rights should consult with, and rely solely upon, their own tax advisors with respect to the U.S. federal income tax consequences of exercising such redemption rights.

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Q:	What interests do GTAC’s Directors and Officers have in the Business Combination?

A:	When you consider the GTAC Board’s recommendation of the Proposals, you should keep in mind that certain of GTAC’s officers and directors have interests in the Business Combination that are different from, or in addition to, those of other shareholders generally. GTAC’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. See the subsection in this proxy statement/prospectus entitled “The Business Combination — Interests of GTAC’s Directors and Officers in the Business Combination” for additional information. The GTAC Board was aware of and considered these interests, among other matters, in recommending that GTAC shareholders vote “FOR” each of the Proposals. These interests include, among other things:

●	the fact that the Sponsor and GTAC’s officers, directors, advisors and their affiliates own an aggregate of 3,500,000 Founder Shares which they acquired from the Former Sponsor and which will be converted into 3,500,000 New Tyfon Ordinary Shares, which will have a significantly higher value at the time of the Business Combination, if it is consummated, and, based on the closing trading price of the GTAC Class A Ordinary Shares on [ ], 2024, which was $ [ ], would have an aggregate value of approximately $[ ] million as of the same date. The Former Sponsor and the other Initial Shareholders currently own 1,500,000 Founder Shares (inclusive of the 1,300,000 Non-Redeemable GTAC Class A Shares), or 30% of the total issued and outstanding Founder Shares, or 21.1% of the total issued and outstanding GTAC Ordinary Shares. If GTAC does not consummate the Business Combination or another initial business combination by July 25, 2024 (unless such date is extended by the Extension Deposit), and GTAC is therefore required to be liquidated, these shares would be worthless, as Founder Shares are not entitled to participate in any redemption or liquidation of the Trust Account. Based on the difference in the effective purchase price that the Former Sponsor and the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per GTAC Class A Ordinary Share sold in the IPO, the Sponsor and the Former Sponsor may earn positive rates of return even if the share price of New Tyfon after the Closing falls below the price initially paid for the GTAC Class A Ordinary Shares in the IPO and the Public Shareholders experience a negative rate of return following the Closing of the Business Combination;

●	the fact that if GTAC does not consummate the Business Combination or another initial business combination by July 25, 2024 (unless such date is extended by the Extension Deposit), it would cease all operations except for the purpose of winding up, redeeming all of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and its directors, dissolving and liquidating, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor will benefit from the completion of an initial business combination and may be incentivized to complete the acquisition of a less favorable target company or on terms less favorable to shareholders rather than to liquidate;

●	the fact that the Sponsor and the officers and directors of GTAC have waived their right to redeem their Founder Shares and any other GTAC Ordinary Shares held by them in connection with the consummation of the Business Combination, or to receive distributions from the Trust Account with respect to the Founder Shares upon GTAC’s liquidation if GTAC is unable to consummate its initial business combination;

●	the fact that the Sponsor, their affiliates or certain of GTAC’s officers and directors or their affiliates may, but are not obligated to, provide Working Capital Loans to GTAC. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $2,500,000 of such Working Capital Loans may be convertible into private placement warrants to purchase GTAC Class A Ordinary Shares at a price of $1.00 per warrant. If GTAC completes a business combination, GTAC will repay the Working Capital Loans out of the proceeds of the Trust Account released to New Tyfon. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, GTAC may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of May 1, 2024, approximately $350,000 of Working Capital Loans was outstanding;

●	the fact that the Sponsor is entitled to $10,000 per month for office space, secretarial and administrative services until the completion of an initial business combination under the Administrative Services Agreement;

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●	the fact that unless GTAC consummates an initial business combination, its directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them in connection with the Business Combination (to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account);

●	the fact that the Current Charter provides that GTAC renounces any interest or expectancy of GTAC in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for GTAC, on the one hand, and an individual serving as its director or officer, on the other;

●	the fact that pursuant to the Merger Agreement, for a period of six years following the consummation of the Business Combination, New Tyfon (i) is required to maintain provisions in the Proposed Charter providing for the indemnification of GTAC’s existing directors and officers and (ii) is required to maintain a directors’ and officers’ liability insurance policy that covers GTAC’s existing directors and officers;

●	the fact that at the Closing, New Tyfon, the Sponsor, and certain of the SPAC’s current and former directors and officers will enter into the Lock-Up Agreement, which, among other things, will amend the existing transfer restrictions under the Letter Agreement;

●	the fact that GTAC’s officers and directors have not been required to, and have not, committed their full time to GTAC’s affairs, which may have resulted in a conflict of interest in allocating their time between GTAC’s operations and its search for a business combination and their other businesses; and

●	the anticipated election of [ ] and [ ] as directors of New Tyfon in connection with the consummation of the Business Combination and the fact that such directors will receive fees, share options or share awards that the New Tyfon Board determines to pay to such directors.

Q:	What happens if I sell my GTAC Class A Ordinary Shares before the Extraordinary General Meeting?

A:	The record date for the Extraordinary General Meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your GTAC Class A Ordinary Shares after the Record Date, but before the Extraordinary General Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Extraordinary General Meeting. However, you will not be able to seek redemption of your GTAC Class A Ordinary Shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination in accordance with the provisions described in this proxy statement/prospectus. If you transfer your GTAC Class A Ordinary Shares prior to the Record Date, you will have no right to vote those shares at the Extraordinary General Meeting or seek redemption of those shares.

Q:	How has the announcement of the Business Combination affected the trading price of the GTAC Units, GTAC Class A Ordinary Shares and GTAC Public Warrants?

A:	On May 14, 2024, the trading date before the public announcement of the Business Combination, the GTAC Units, GTAC Class A Ordinary Shares and GTAC Public Warrants closed at $10.99, $11.15 and $0.12, respectively. On [ ], the trading date immediately prior to the date of this proxy statement/prospectus, the GTAC Units, GTAC Class Ordinary A Shares and GTAC Public Warrants closed at $ [ ], $ [ ] and $ [ ], respectively.

Q:	Following the Business Combination, will New Tyfon’s securities continue to trade on a stock exchange?

A:	The parties anticipate that, following the Business Combination, the New Tyfon Ordinary Shares and New Tyfon Warrants will remain listed on Nasdaq under the symbols “TFCI” and “TFCIW”, and GTAC Units will cease trading on Nasdaq and will be deregistered under the Exchange Act.

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Q:	What are broker non-votes and what will be the effects of broker non-votes and abstentions?

A:	Brokers or other nominee holders who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, they are not allowed to exercise their voting discretion with respect to the approval of matters that are considered “non-routine” matters without specific voting instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” All of the proposals to be presented at the Extraordinary General Meeting, other than the Adjournment Proposal, are considered “non-routine” matters. Accordingly, if you are a GTAC shareholder holding your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee cannot vote your shares on the NTA Proposal, the Business Combination Proposal, the Organizational Documents Proposals, the Election of Directors Proposal, the Nasdaq Proposal, the Incentive Plan Proposal.

An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Extraordinary General Meeting. Since abstentions and broker non-votes are not counted as votes cast, abstentions and broker non-votes will have no effect on the outcome of the votes on the NTA Proposal, the Business Combination Proposal, the Organizational Documents Proposals, the Election of Directors Proposal, the Nasdaq Proposal and the Incentive Plan Proposal.

Q:	What vote is required to approve the proposals presented at the General Meeting?

A:	The following votes are required for each proposal at the Extraordinary General Meeting:

●	The NTA Proposal: The NTA Proposal must be approved by a special resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a majority of at least two-thirds of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

●	Business Combination Proposal: The Business Combination Proposal must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of holders of the issued and outstanding GTAC Ordinary Shares entitled to do so, voting in person or by proxy thereon.

●	Organizational Documents Proposal: The Organizational Documents Proposal A (Corporate Name), Proposal D (Director Appointment) and Proposal E (Other Provisions Including as a Blank Check Company), respectively, must be separately approved, by special resolutions under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a majority of at least two-thirds of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon. The Organizational Documents Proposal B (Authorized Share Capital) and Proposal C (Share Structure), respectively, must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of holders of the issued and outstanding GTAC Ordinary Shares entitled to do so, voting in person or by proxy thereon.

●	Election of Directors Proposal: The Election of Directors Proposal must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

●	Nasdaq Proposal: The Nasdaq Proposal must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

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●	Incentive Plan Proposal: The Incentive Plan Proposal must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

●	Adjournment Proposal: The Adjournment Proposal, if presented, must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

For purposes of the Extraordinary General Meeting, an abstention occurs when a shareholder attends the meeting and does not vote or returns a proxy with an “abstain” vote.

The Founder Shareholders, which collectively own 3,700,000 GTAC Class B Ordinary Shares and 1,300,000 Non-Redeemable GTAC Class A Shares, or approximately 70.5% of the outstanding GTAC Ordinary Shares, have previously agreed to vote all of their GTAC Ordinary Shares in favor of a business combination proposed to them for approval, including the Business Combination. Accordingly, if you are a GTAC shareholder that attends the Extraordinary General Meeting and fails to vote on any of the Proposals or if you respond to such Proposals with an “abstain” vote, your failure to vote or “abstain” vote in each case will have no effect on the outcome of the vote on any of the Proposals.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting.

Q:	How many votes do I have at the Extraordinary General Meeting?

A:	GTAC shareholders are entitled to one vote per share at the Extraordinary General Meeting for each GTAC Class A Ordinary Share or Founder Share held of record as of, [ ], the Record Date for the Extraordinary General Meeting. As of the close of business on the Record Date, there were 2,089,996 redeemable GTAC Class A Ordinary Shares outstanding, which are held by Public Shareholders, and 5,000,000 Founder Shares outstanding, which are held by Founder Shareholders.

Q:	What constitutes a quorum at the General Meeting?

A:	A quorum shall be present at the Extraordinary General Meeting if the holders of a majority of the issued and outstanding GTAC Ordinary Shares entitled to vote are present in person or by proxy.

Q:	How will GTAC Founder Shareholders vote?

A:	The Initial Shareholders and the Sponsor, which collectively own 5,000,000 Founder Shares (inclusive of 1,300,000 Non-Redeemable GTAC Class A Shares), or approximately 70.5% of the outstanding GTAC Ordinary Shares, have previously agreed to vote all of their GTAC Ordinary Shares in favor of a business combination proposed to them for approval, including the Business Combination. Additionally, the Sponsor have agreed to vote the GTAC Ordinary Shares they own in favor of each of the Proposals. For additional information on this agreement, please see the sections of this proxy statement/prospectus entitled “The Merger Agreement” and “Certain Agreements Related to the Business Combination— Sponsor Support Agreement.”

Accordingly, other than the shares held by the Initial Shareholders and the Sponsor, no additional shares would need to be voted in favor of each of the Proposals to approve such Proposals.

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Q:	I am a GTAC shareholder. Do I have redemption rights?

A:	Yes. Pursuant to the Current Charter, a holder of GTAC Class A Ordinary Shares issued as part of the GTAC Units in GTAC’s IPO may, in connection with any vote on a Business Combination, elect to have their public shares redeemed for cash, in accordance with any applicable requirements provided for in the related proxy materials, provided that no such member acting together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of shares may exercise this redemption right with respect to more than 15% of the public shares in the aggregate without GTAC’s prior consent.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:	No. You may exercise your redemption rights whether you vote your GTAC Class A Ordinary Shares “FOR” or “AGAINST” or abstain from voting on the Business Combination Proposal or any other Proposal described in this proxy statement/prospectus. As a result, the Business Combination can be approved by shareholders who will redeem their shares and no longer remain shareholders.

If redemption is demanded, GTAC shall pay any such redeeming Public Shareholder, regardless of whether it, he or she is voting for or against such proposed Business Combination, a per-share redemption price payable in cash. The redemption price equals to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (such interest shall be net of taxes payable) and not previously released to GTAC to pay its taxes, divided by the number of then issued public shares, but only in the event that the applicable proposed Business Combination is approved and consummated.

Q:	How do I exercise my redemption rights?

A:	Pursuant to the Current Charter, Public Shareholders may request that GTAC redeem all or a portion of its public shares for cash if the Business Combination is consummated. As a holder of Public Shares, you will be entitled to receive cash for any public shares to be redeemed only if you:

a)	hold Public Shares;

b)	prior to 5:00 p.m., Eastern Time, on [ ], 2024 (two business days prior to the vote at the Extraordinary General Meeting) (i) submit a written request to the Transfer Agent that GTAC redeem your Public Shares for cash and (ii) deliver your share certificates (if any) and other redemption forms to the Transfer Agent, physically or electronically through DTC.

Written requests to the Transfer Agent may be submitted at the following address:

Continental Stock Transfer & Trust Company

[       ]

[       ]

Attention: [       ]

Public Shareholders may elect to redeem all or a portion of their Public Shares regardless of whether they vote for or against the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will not be redeemed for cash. If a Public Shareholder properly exercises its right to redeem its Public Shares and timely delivers its share certificates (if any) and other redemption forms to the Transfer Agent, GTAC will redeem each such Public Share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding Public Shares. As of May 15, 2024, this would have amounted to approximately $ 11.23 per Public Share.

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If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with GTAC’s consent, until the consummation of the Business Combination, or such other date as determined by the GTAC Board. A Public Shareholder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement/prospectus. GTAC will be required to honor such request only if made prior to the deadline for exercising redemption requests. See the section in this proxy statement/prospectus entitled “Extraordinary General Meeting of GTAC — Redemption Rights” for a detailed description of the procedures to be followed if such holder wishes to redeem its Public Shares for cash.

Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares unless the GTAC Board consents. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then, in the absence of the GTAC Board’s consent, any such shares in excess of that 15% limit would not be redeemed for cash.

In order for Public Shareholders to exercise their redemption rights in respect of the Business Combination Proposal, Public Shareholders must properly exercise their right to redeem the Public Shares they hold and deliver their share certificates (if any) and other redemption forms (either physically or electronically) to the Transfer Agent prior to 5:00 p.m., Eastern Time, on [       ], 2024 (two business days prior to the vote at the Extraordinary General Meeting). In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and the Transfer Agent will need to act to facilitate this request. It is GTAC’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because GTAC does not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical certificate. If it takes longer than anticipated to obtain a physical certificate, shareholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

In addition, holders of outstanding GTAC Units must separate the underlying public shares and GTAC Public Warrants prior to exercising redemption rights with respect to the public shares. If you hold GTAC Units registered in your own name, you must deliver the certificate for such units or deliver such units electronically to Continental with written instructions to separate such units into public shares and GTAC Public Warrants. This must be completed far enough in advance to permit the mailing of the public share certificates or electronic delivery of the public shares back to you so that you may then exercise your redemption rights with respect to the public shares following the separation of such public shares from the GTAC Units.

If a broker, dealer, commercial bank, trust company or other nominee holds your GTAC Units, you must instruct such nominee to separate your GTAC Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of GTAC Units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant GTAC Units and a deposit of the corresponding number of public shares and GTAC Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares following the separation of such public shares from the GTAC Units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

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Immediately following the consummation of the Business Combination, GTAC will satisfy the exercise of redemption rights by redeeming the Public Shares issued to the Public Shareholders that validly exercised their redemption rights. If you delivered your shares for redemption to the Transfer Agent and decide prior to the deadline for exercising redemption requests not to exercise your redemption rights, you may request that the Transfer Agent return the shares (physically or electronically). You may make such requests by contacting the Transfer Agent at the email or address listed under the question “Who can help answer my questions?” below.

Q:	What happens if a substantial number of GTAC shareholders vote in favor of the Business Combination Proposal and the Organizational Documents Proposals and exercise their redemption rights?

A:	GTAC shareholders may vote in favor of the Business Combination and exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of GTAC shareholders are substantially reduced as a result of redemption by GTAC shareholders. In the event of significant redemptions, with fewer shares outstanding and fewer GTAC shareholders, the trading market for GTAC Class A Ordinary Shares may be less liquid than the market for GTAC Class A Ordinary Shares was prior to the Business Combination. In addition, in the event of significant redemptions, New Tyfon may not be able to meet the Nasdaq listing standards.

Q:	Do I have appraisal or dissenters’ rights if I object to the proposed Business Combination?

A:	No appraisal or dissenters’ rights are available to shareholders of GTAC Class A Ordinary or GTAC’s warrant holders in connection with the Business Combination or the Transactions under the Cayman Islands Companies Act.

Q:	What happens to the funds deposited in the trust account after consummation of the Business Combination?

A:	If the Business Combination Proposal is approved, GTAC intends to use a portion of the funds held in the Trust Account to pay (a) transaction costs associated with the Merger Agreement and Business Combination, (b) taxes and (c) for any redemptions of public shares. The remaining balance in the Trust Account, will be used for general corporate purposes of New Tyfon.

Q:	What happens if the Business Combination is not consummated?

A:	There are certain circumstances under which the Merger Agreement may be terminated. See the subsection in this proxy statement/prospectus entitled “The Merger Agreement —Termination” for additional information regarding the parties’ specific termination rights. In accordance with the Current Charter, if the initial business combination is not consummated by July 25, 2024 (unless such date is extended by the Extension Deposit), GTAC will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to GTAC to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of GTAC’s remaining shareholders and the GTAC Board, liquidate and dissolve, subject in each case to GTAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

It is expected that the amount of any distribution the Public Shareholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to GTAC’s obligations under the Companies Act to provide for claims of creditors and other requirements of applicable law. Founder Shareholders have waived any right to any liquidating distributions with respect to Founder Shares.

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There will be no redemption rights or liquidating distributions with respect to GTAC Public Warrants, which will expire worthless if GTAC fails to consummate an initial business combination by the SPAC Termination Date. The Current Charter provides that, if GTAC winds up for any other reason prior to the consummation of its initial business combination, it will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Q:	When do you expect the Business Combination to be completed?

A:	It is currently anticipated that the Business Combination will be consummated promptly following the Extraordinary General Meeting to be held on, [ ] 2024, provided that all the requisite shareholder approvals are obtained and other conditions to the consummation of the Business Combination have been satisfied or waived. For a description of the conditions for the completion of the Business Combination, see the sub subsection in this proxy statement/prospectus entitled “The Merger Agreement—Conditions to Closing.”

Q:	What else do I need to do now?

A:	You are urged to read carefully and consider the information included in this proxy statement/prospectus, including the section in this proxy statement/prospectus entitled “Risk Factors” and the annexes attached to this proxy statement/prospectus, and to consider how the Business Combination will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I attend the Extraordinary General Meeting?

A:	The Extraordinary General Meeting shall be held on 2024 at [ ][a/p].m., Eastern Time, on [ ], 2024, at the offices of Sidley Austin LLP, located at 1999 Avenue of the Stars, 17th Floor, Los Angeles, California 90067. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to take additional steps to participate in the Extraordinary General Meeting, as described in this proxy statement/prospectus.

Q:	How do I vote?

A:	Each GTAC Ordinary Share that you own in your name entitles you to one vote. Your proxy card shows the number of GTAC Ordinary Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your GTAC Ordinary Shares at the Extraordinary General Meeting:

●	You Can Vote by Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. The proxy card must be received not less than 48 hours prior to the vote at the Extraordinary General Meeting. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the GTAC Board “FOR” each of the NTA Proposal, the Business Combination Proposal, the Organizational Documents Proposals, the Election of Directors Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted.

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●	You Can Attend the Extraordinary General Meeting and Vote. If you attend the Extraordinary General Meeting in person, and you may submit your vote at the Extraordinary General Meeting, in which case any proxy that you have given will be revoked and only the vote you cast at the Extraordinary General Meeting will be counted.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	No. As disclosed in this proxy statement/prospectus, your broker, bank or nominee cannot vote your shares on the NTA Proposal, the Business Combination Proposal, the Organizational Documents Proposals, the Election of Directors Proposal, the Nasdaq Proposal, the Incentive Plan Proposal or the Adjournment Proposal, unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote by sending a later-dated, signed proxy card to us at the address listed below so that it is received by us prior to the Extraordinary General Meeting or by attending the Extraordinary General Meeting at the physical address for the Extraordinary General Meeting and vote. You also may revoke your proxy by sending a notice of revocation to GTAC, which must be received prior to the Extraordinary General Meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q:	What will happen if I abstain from voting or fail to vote at the Extraordinary General Meeting?

A:	At the Extraordinary General Meeting, a properly executed proxy marked “ABSTAIN” with respect to a particular proposal will count as present for purposes of determining whether a quorum is present. For purposes of approval, failure to vote or an abstention will have no effect on the Proposals.

Q:	What happens if I fail to take any action with respect to the Extraordinary General Meeting?

A:	If you fail to take any action with respect to the Extraordinary General Meeting (or the related redemption of your shares) and the Business Combination is approved by shareholders and consummated, you will become a shareholder of New Tyfon. If you fail to take any action with respect to the Extraordinary General Meeting and the Business Combination is not approved, you will continue to be a shareholder of GTAC.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction form that you receive in order to cast your vote with respect to all of your shares.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:	Signed and dated proxies received by GTAC without an indication of how the shareholder intends to vote on a proposal will be voted in favor of each Proposal presented to the shareholders.

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Q:	What happens if I sell my GTAC Ordinary Shares before the Extraordinary General Meeting?

A:	The record date for the Extraordinary General Meeting is earlier than the date of the Extraordinary General Meeting and earlier than the date the Business Combination is expected to be completed. If you transfer your shares after the record date but before the Extraordinary General Meeting date, unless you grant a proxy to the transferee, you will retain your right to vote at the Extraordinary General Meeting. However, you will not be entitled to receive any New Tyfon Ordinary Shares following the Closing because only GTAC shareholders on the date of the Closing will be entitled to receive New Tyfon Ordinary Shares in connection with the Closing.

Q:	Who will solicit and pay the cost of soliciting proxies for the Extraordinary General Meeting?

A:	The GTAC Board is soliciting your proxy to vote your GTAC Class A Ordinary Shares on all matters scheduled to come before the Extraordinary General Meeting. GTAC will pay the cost of soliciting proxies for the Extraordinary General Meeting. GTAC has engaged [ ] to assist in the solicitation of proxies for the Extraordinary General Meeting. GTAC has agreed to pay a fee of $ [ ], plus disbursements. GTAC will reimburse for reasonable out-of-pocket expenses and will indemnify and its affiliates against certain claims, liabilities, losses, damages and expenses. GTAC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of GTAC Class A Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of GTAC Class A Ordinary Shares and in obtaining voting instructions from those owners. GTAC’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Where can I find the voting results of the extraordinary general meeting?

A:	The preliminary voting results will be announced at the Extraordinary General Meeting. GTAC will publish final voting results of the Extraordinary General Meeting in a Current Report on Form 8-K within four business days after the Extraordinary General Meeting.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact GTAC’s proxy solicitor as follows:

[            ]

Individuals call toll-free (tolls apply if calling from outside the United States): [            ]

Banks and brokers call: [            ]

Email: [            ]

To obtain timely delivery, shareholders must request the materials no later than [            ], 2024, or five business days prior to the Extraordinary General Meeting.

You may also obtain additional information about GTAC from documents filed with the SEC by following the instructions in the section in this proxy statement/prospectus entitled “Where You Can Find More Information.”

If you are a holder of GTAC shares and you intend to seek redemption of your shares, you shall need to deliver your shares (either physically or electronically) to the Transfer Agent. Holders must complete the procedures for electing to redeem such shares in the manner described in the section in this proxy statement/prospectus entitled“Extraordinary General Meeting of GTAC – Redemption Rights” prior to 5:00 p.m., Eastern Time, on [             ], 2024 (two business days before the scheduled Extraordinary General Meeting) in order for such shares to be redeemed. If you have questions regarding the certification of your position or delivery of your public shares, please contact the Transfer Agent at:

Continental Stock Transfer & Trust Company

[            ]

[            ]

Attention: [            ]

xxiv

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

Parties to the Business Combination

The Organizational Structure

Below are the pre-Closing and the post-Closing entity structure charts that illustrate the effect of the Business Combination. Following the entity structure charts, descriptions of the relevant entities are provided. See the section in this proxy statement/prospectus entitled “Summary of the Proxy Statement/Prospectus—Ownership of New Tyfon following the Business Combination” for further detail on post-Closing ownership.

GTAC

For more information regarding GTAC Ordinary Shares held by the Founder Shareholders, please see the section in this proxy statement/prospectus entitled, “Beneficial Ownership of Securities.”

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Tyfon

The following diagram illustrates Tyfon’s simplified corporate structure, as of the date of this prospectus/registration statement:

Notes:

(1) Ms. Cao is the daughter of Ms. Hu.

(2) Employee Shareholders are our employees at the time of participation in our onshore employee share incentive scheme.

(3) WINTIME Cultural Management Co., Ltd. (BVI) is an SPV for Employee Shareholders to hold their shares in Tyfon.

(4) Suzhou Yongfeng Consulting Management Co., Ltd. is a wholly-owned foreign enterprise (the “WFOE”) that is a party to certain VIE Agreements with Jiangsu Taifeng Cultural Communication Co., Ltd. (the “VIE Entity”) and the registered shareholder of the VIE Entity, and Hu Ting, pursuant to which the economic benefits of the VIE Entity are payable to the WFOE directly or indirectly, and the VIE Entity is contractually controlled directly or indirectly by the WFOE.

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New Tyfon

The following diagram illustrates New Tyfon’s simplified corporate structure immediately after the Closing of the Business Combination, assuming no redemptions scenario, on a fully diluted basis:

GTAC

GTAC is a blank check company incorporated as a Cayman Islands exempted company limited by shares on February 9, 2021, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. GTAC consummated its initial public offering on October 25, 2021, generating gross proceeds of $200 million, which includes the partial exercise of the underwriter’s option to purchase an additional 2,500,000 units at the initial public offering price to cover over-allotments. GTAC Class A Ordinary Shares are currently listed on the Nasdaq under the symbol “GTAC.” Following subsequent redemptions by certain holders of GTAC Class A Ordinary Shares and the Extension Deposit, as of May 15, 2024, GTAC has approximately $23.5 million in the Trust Account, or approximately $11.23 per share.

GTAC’s principal executive offices are located at 195 US Hwy 50, Suite 309, Zephyr Cove, Nevada, 89488 and its phone number is (307) 203-7980.

Tyfon

Tyfon is a leading art marketplace in China, with a proprietary O2O business model that combines the benefits of in-person art experiences and exhibitions with an innovative online marketplace that offers greater transaction efficiencies, authentication, traceability, and data repository. With $906 million in Gross Merchandise Value transacted on Tyfon’s platform from 2021 through 2023 and over 110,000 registered users as of 2023, Tyfon is a major art marketplace in China.

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Tyfon’s principal executive offices are located at 11/F, Block A, Chengjian Building, Xiangcheng District, Suzhou, Jiangsu, PRC and its phone number is 400-780-8708.

GTAC Merger Sub

GTAC Merger Sub is an exempted company limited by shares, and wholly owned subsidiary of GTAC, incorporated under the laws of the Cayman Islands to facilitate the consummation of the Business Combination. In the Business Combination, GTAC Merger Sub will merge with and into Tyfon, with Tyfon continuing as the surviving company.

The mailing address of GTAC Merger Sub’s principal executive office, until the consummation of the Business Combination, is 195 US Hwy 50, Suite 309, Zephyr Cove, Nevada 89488 and its phone number is (307) 203-7980.

Proposals to be Submitted at the Extraordinary General Meeting

The following is a summary of the proposals to be submitted at the Extraordinary General Meeting.

The NTA Proposal

Assuming the Business Combination Proposal is approved, GTAC’s shareholders will be asked to consider and vote upon a proposal to approve by special resolution, the NTA Amendments, which shall be effective, if adopted and implemented by GTAC, prior to the consummation of the proposed Business Combination, to remove the requirements contained in the Current Charter limiting GTAC’s ability to consummate an initial business combination if GTAC would have less than $5,000,001 in net tangible assets prior to or upon consummation of such initial business combination. The NTA Proposal is conditioned upon the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the NTA Proposal will not be presented to GTAC’s shareholders at the Extraordinary General Meeting. Please see the section in this proxy statement/prospectus entitled “Shareholder Proposal No. 1 – The NTA Proposal.”

The Business Combination Proposal

The Merger Agreement

Under the Merger Agreement, subject to the terms and conditions set forth therein, at the Closing, among other matters, (a) GTAC Merger Sub will merge with and into Tyfon on the Closing Date, with Tyfon continuing as the surviving company of the Merger as a direct wholly owned subsidiary of New Tyfon, (b) GTAC will change its name to Tyfon Culture Inc., and (c) the New Tyfon Ordinary Shares are expected to list on the Nasdaq Capital Market under the ticker symbol “TFCI.”

Consideration

The aggregate consideration to be paid to existing Tyfon shareholders in the Merger is the sum of (i) $428.0 million plus (ii) fifty percent (50%) of Shared Excess Purchaser Transaction Expenses. The consideration will be paid entirely in newly issued GTAC Class A Ordinary Shares, at a price of $10.00 per GTAC Class A Ordinary Share.

Conversion of Tyfon Securities

At the Effective Time, without any action on the part of the GTAC Merger Sub, Tyfon or the holders of any of the following securities:

●	by virtue of the Merger, each share in the share capital of GTAC Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and non-assessable ordinary share of the Surviving Corporation;

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●	by virtue of the Merger, each Tyfon Ordinary Share issued and outstanding immediately prior to the Effective Time will be cancelled and exchanged for the right to receive, without interest, a pro rata portion of the Consideration Shares, as set forth in the allocation statement to be delivered by Tyfon pursuant to the Merger Agreement; and

●	in accordance with the Current Charter, each GTAC Class B Ordinary Share that is outstanding immediately prior to the Effective Time shall be converted, on a one-for-one basis, into GTAC Class A Ordinary Shares.

Representations and Warranties

The Merger Agreement contains representations and warranties of Tyfon, GTAC and GTAC Merger Sub that are customary for transactions of this nature, in each case relating to, among other things, their ability to enter into the Merger Agreement and their outstanding capitalizations. The representations and warranties of Tyfon, GTAC and GTAC Merger Sub will not survive the Closing, and the Merger Agreement does not provide for indemnification with respect to any of the representations and warranties of the parties thereto.

Covenants

The Merger Agreement contains customary covenants of the parties, including, among others, covenants requiring (i) the parties to conduct their respective businesses in the ordinary course through the Closing Date, (ii) the parties not to encourage, solicit, initiate, engage or participate in negotiations with third parties regarding alternative transactions and will comply with certain related restrictions, (iii) GTAC to prepare, with the assistance, cooperation and reasonable best efforts of Tyfon, and to file a registration statement on Form F-4 (together with all amendments and supplements thereto, the “Registration Statement”), including a proxy statement for the purpose of soliciting proxies from GTAC’s shareholders to vote in favor of certain matters, including the approval of the Business Combination and the Transactions, an amendment and restatement of the Current Charter, the appointment and removal of certain directors to and from the board of directors of GTAC, the approval and adoption of a new omnibus equity incentive plan, and certain other matters as described in the Merger Agreement (collectively, the “Required GTAC Proposals”) at the Extraordinary General Meeting and (iv) the parties to cooperate in obtaining necessary approvals from governmental agencies, including the requisite filing with the CSRC in connection with the Business Combination. In addition, the Merger Agreement provides that if the parties reasonably believe that the Closing will not occur prior to the October 25, 2024 expiration date of GTAC, GTAC will, upon written request of Tyfon, use commercially reasonable efforts to effect an extension of the expiration date to complete the Business Combination, so long as the consummation of the Transactions following such date would not reasonably be expected to be permanently enjoined or prohibited by the terms of any final, non-appealable governmental order or any applicable law.

Closing

The Closing will take place no later than two business days after the date of the satisfaction or, if permissible, waiver of the conditions to closing of the Merger set forth in the Merger Agreement, or at such other time as may be mutually agreed by the parties.

Conditions to Closing

The obligations of Tyfon, GTAC and GTAC Merger Sub to consummate the Business Combination and the Transactions are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following closing conditions: (i) no law, rule, regulation or order of a governmental authority then being in effect prohibiting the consummation of the Transactions; (ii) no legal action brought by a third party to enjoin or otherwise restrict the consummation of the Transactions; (iii) the Registration Statement will have been declared effective by the SEC; (iv) approval of the Required GTAC Proposals by GTAC’s shareholders at the Extraordinary General Meeting; (v) approval by the requisite shareholders of Tyfon of the Transactions; (vi) CSRC filing will have been accepted by the CSRC and published on its website; (vii) the listing application with Nasdaq in connection with the Transactions having been conditionally approved and the GTAC Class A Ordinary Shares will remain listed for trading on Nasdaq; and (viii) other customary closing conditions set forth in the Merger Agreement. The consummation of the Business Combination is not subject to any minimum cash condition.

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Termination

The Merger Agreement may be terminated at any time, but not later than the Closing, as follows:

(i)	by mutual written consent of GTAC and Tyfon;

(ii)	by either GTAC or Tyfon if the Closing shall not have occurred by December 31, 2024 and no material breach of the Merger Agreement by the party seeking to terminate has occurred or has been made;

(iii)	by either GTAC or Tyfon if any injunction, order, decree or ruling of a governmental authority has become final and nonappealable that has the effect of prohibiting the consummation of the Transactions;

(iv)	by either GTAC or Tyfon if approval of the Required GTAC Proposals by GTAC’s shareholders is not obtained at the Extraordinary General Meeting; or

(v)	by either GTAC or Tyfon upon a material breach of any representation, warranty, covenant or agreement on the part of the other in the Merger Agreement or in any other agreements relating to the Transactions and such breach is not cured within fifteen (15) days following receipt of a notice describing in reasonable detail the nature of such breach.

Effect of Termination

If the Merger Agreement is terminated, it will become void, and there will be no liability under the Merger Agreement on the part of any party thereto, except as set forth in the Merger Agreement.

For more information, see the section of this proxy statement/prospectus entitled “The Merger Agreement”.

Related Agreements

Company Shareholders Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, the Company delivered to GTAC the Company Shareholders Support Agreement, pursuant to which the Company Supporting Shareholders agreed with the Company and GTAC to, among other things, (i) to be present and vote (in each case, in person or by proxy), at any meeting of the Company’s Shareholders, and in any action by written consent or written resolutions of the Company’s Shareholders, all of such Company Supporting Shareholder’s Tyfon Ordinary Shares in favor of the Merger Agreement, the Business Combination and the Transactions, (ii) not to transfer or redeem any Tyfon Ordinary Shares and (iii) to enter into the Lock-Up Agreement in connection with the Closing. For additional information, please see the section in this proxy statement/prospectus entitled “The Merger Agreement—Related Agreements—Company Shareholders Support Agreement.”

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, the Sponsor entered into the Sponsor Support Agreement with GTAC pursuant to which, among other things, the Sponsor agreed (i) to vote all GTAC Ordinary Shares held by it in favor of the Condition Precedent Proposals at the Extraordinary General Meeting, (ii) to not redeem any of its GTAC Class A Ordinary Shares, (iii) to forfeit at, and subject to, the Closing all of its existing private placement warrants to purchase GTAC Class A Ordinary Shares effective as of immediately prior to the Closing, (iv) to waive the anti-dilution rights with respect to the GTAC Class B Ordinary Shares set forth in GTAC’s organizational documents in connection with the consummation of the Transactions and (v) to enter into the Lock-Up Agreement in connection with the Closing. Tyfon is a third-party beneficiary of the Sponsor Support Agreement, and the Sponsor and GTAC cannot amend the Sponsor Support Agreement without the written consent of Tyfon.

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Form of Lock-Up Agreement

In connection with the Closing, GTAC, the Sponsor, the Company Supporting Shareholders, the executive officers and directors of GTAC and the Company, and certain other shareholders of GTAC following the Closing will execute and deliver the Lock-Up Agreement, pursuant to which they each will agree not to transfer any ordinary shares of GTAC for 180 days after the Closing, subject to certain customary permitted transfer exceptions. For additional information, please see the section in this proxy statement/prospectus entitled “The Merger Agreement—Related Agreements—Form of Lock-up Agreement.”

Form of Amended and Restated Registration Rights Agreement

In connection with the Closing, GTAC, the Sponsor, certain Company Supporting Shareholders, the executive officers and directors of GTAC and the Company, and certain other shareholders of GTAC after the Closing will execute and deliver the A&R Registration Rights Agreement on customary terms for a transaction of this type, including piggyback registration rights and demand registration rights, subject to underwriter cutbacks and issuer blackout periods. Pursuant to the terms of the A&R Registration Rights Agreement, among other things, GTAC will agree that, within 20 business days after the Closing, GTAC will file with the SEC (at GTAC’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the GTAC shareholders party thereto, and GTAC will use its reasonable best efforts to cause such resale registration statement to be declared effective as soon as reasonably practicable after the filing thereof, but in no event later than the earlier of (i) sixty (60) days following the filing deadline (or ninety (90) days after the filing deadline if such resale registration statement is reviewed by, and receives comments from, the SEC) and (ii) ten (10) business days after GTAC is notified (orally or in writing, whichever is earlier) by the SEC that such resale registration statement will not be “reviewed” or will not be subject to further review. For additional information, please see the section in this proxy statement/prospectus entitled “The Merger Agreement—Related Agreements—Form of Amended and Restated Registration Rights Agreement.”

Ownership of New Tyfon Following the Business Combination

As of the date of this proxy statement/prospectus, there are (i) 7,089,996 GTAC Ordinary Shares issued and outstanding, consisting of the 3,500,000 Founder Shares held by the Sponsor, the 1,464,000 Founder Shares (inclusive of 1,300,000 Non-Redeemable GTAC Class A Shares) held by the Former Sponsor, 36,000 Founder Shares, in the aggregate, held by the three Former Independent Directors and 2,089,996 Public Shares and (ii) the 20,500,000 GTAC Warrants issued and outstanding, consisting of the 10,500,000 GTAC Private Placement Warrants held by the Sponsor and the Former Sponsor, which will be forfeited pursuant to the Sponsor Support Agreement and the 10,000,000 GTAC Public Warrants. Each whole warrant entitles the holder thereof to purchase one GTAC Class A Ordinary Share at $11.50 per share and, following the Merger, will entitle the holder thereof to purchase New Tyfon Ordinary Shares at $11.50 per share. Therefore, as of the date of this proxy statement/prospectus (without giving effect to the Business Combination), GTAC’s fully diluted share capital would be 62,389,996 common stock equivalents.

Based on GTAC’s capitalization as of May 15, 2024 and assuming that (i) no additional issuances of GTAC equity, (ii) GTAC Class B Ordinary Shares automatically convert into GTAC Class A Ordinary Shares at Closing on a one-to-one basis, (iii) GTAC draws the entire $2,500,000 available under the 2024 Note and the Sponsor elects for the full amount to be converted into New Tyfon Warrants and (iv) the aggregate fees and expenses for legal counsel, accounting advisors, external auditors and financial advisors incurred by GTAC or its subsidiaries in connection with the Transactions are less than $5,000,000, the relative equity stakes in New Tyfon upon completion of the Business Combination would be as follows at various redemption levels:

	Fully Diluted Share Ownership in New Tyfon
	Pro Forma Combined (Assuming No Redemptions)		Pro Forma Combined (Assuming 50% Redemptions)		Pro Forma Combined (Assuming 100% Redemptions)
	Number of Shares	% Ownership	Number of Shares	% Ownership	Number of Shares	% Ownership
Tyfon’s current shareholders(1)	42,800,000	68.60%	42,800,000	69.77%	42,800,000	70.98%
Sponsor	3,500,000	5.61%	3,500,000	5.71%	3,500,000	5.80%
Former Sponsor	1,464,000	2.35%	1,464,000	2.39%	1,464,000	2.43%
Former Independent Directors	36,000	0.06%	36,000	0.06%	36,000	0.06%
Public Shareholders	2,089,996	3.35%	1,044,998	1.70%	0	—
2024 Note(2)	2,500,000	4.01%	2,500,000	4.08%	2,500,000	4.15%
GTAC Public Warrants	10,000,000	16.03%	10,000,000	16.30%	10,000,000	16.58%
Total	62,389,996	100%	61,344,998	100%	60,300,000	100%

(1)	Represents Consideration Shares to be issued at Closing to the Existing Tyfon Equityholders.

(2)	Includes 2,500,000 GTAC Class A Ordinary Shares underlying the GTAC Private Placement Warrants issuable pursuant to the 2024 Note, assuming that the full balance of the note was drawn and converted into warrants at the discretion of the Sponsor.

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Foreign Private Issuer

Following the completion of the Business Combination, as a “foreign private issuer,” as defined by the SEC, New Tyfon will be permitted to follow home country corporate governance practices, instead of certain corporate governance practices required by Nasdaq for U.S. domestic issuers. Certain corporate governance practices in the Cayman Islands, which will be New Tyfon’s home country, differ significantly from Nasdaq corporate governance listing standards. Among other things, New Tyfon will not be required to have:

●	a majority of its board of directors consist of independent directors;
●	a compensation committee consisting of independent directors;
●	a nominating committee consisting of independent directors; or
●	regularly scheduled executive sessions with only independent directors each year.

Immediately following the Business Combination, New Tyfon currently is not expected to have a majority-independent board of directors. Thus, although New Tyfon director must act in the best interests of New Tyfon, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of New Tyfon may decrease as a result. In addition, immediately following the Business Combination, New Tyfon currently is not expected to have a compensation or nominating committees. Further, New Tyfon may choose to follow home country practices with respect to certain other Nasdaq corporate governance rules, as permitted by Nasdaq. As a result, New Tyfon shareholders may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies.

In addition, as a foreign private issuer, New Tyfon’s officers and directors and holders of more than 10% of the issued and outstanding New Tyfon Ordinary Shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability.

Controlled Company Status

New Tyfon will be a “controlled company” within the meaning of the corporate governance rules of Nasdaq. Under these rules, a listed company of which a majority of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. As a controlled company, certain exemptions under the rules will mean that New Tyfon is not required to comply with certain corporate governance requirements, including that (1) a majority of New Tyfon Board consists of independent directors, as defined under Nasdaq listing rules, (2) a majority of the independent directors select or recommend its director nominees, (3) the compensation committee be responsible for determining or recommending the compensation of executive officers other than New Tyfon’s Chief Executive Officer, and (4) New Tyfon has a compensation committee that consists entirely of independent directors. New Tyfon currently is expected to take advantage of the foregoing exemptions. In the event that New Tyfon ceases to be a “controlled company” and New Tyfon Ordinary Shares continue to be listed on Nasdaq, New Tyfon will be required to comply with these provisions within the applicable transition periods.

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Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination. These figures assume (i) that no Public Shareholders exercise their redemption rights in connection with the Business Combination, or alternatively, that all Public Shareholders exercise their redemption rights in connection with the Business Combination, and (ii) that New Tyfon issues 42,800,000 New Tyfon Ordinary Shares to Existing Tyfon Equityholders. If the actual facts are different from these assumptions, then the amounts and shares outstanding after the Closing will be different and those changes could be material.

No Redemptions Scenario

Sources		Uses
	(in millions)		(in millions)
Cash held in Trust Account(1)	$23.2	Cash to balance sheet	$12.6
Exhibiting Tyfon Equityholders –equity rollover	$42.8	Transaction expenses(2)	$10.6
		Existing Tyfon Equityholders – equity rollover	$42.8
Total sources	$66.0	Total Uses	$66.0

Maximum Redemptions Scenario

Sources		Uses
	(in millions)		(in millions)
Cash held in Trust Account(1)	$23.2	Cash to balance sheet	—
Existing Tyfon Equityholders – equity rollover	$42.8	Redemptions	$23.2
		Existing Tyfon Equityholders – equity rollover	$42.8
Total sources	$66.0	Total Uses	$66.0

(1)	Based on cash in the Trust Account as of March 31, 2024.
(2)	Reflects the cash disbursement for the preliminary estimated direct and incremental transaction costs of GTAC and Tyfon of $5.0 million (inclusive of amount outstanding under the 2024 Note) and $5.6 million, respectively, incurred by prior to, or concurrent with, the Closing. The maximum redemptions scenario assumes payment of the $10.6 million of transaction costs incurred by GTAC and Tyfon out of Tyfon’s balance sheet cash at Closing.

Regulatory Approvals Required for the Business Combination

The Business Combination and the Transactions are not subject to any federal or state regulatory requirement or approval, except for (1) the filings and registration with the Cayman Islands Registrar of Companies and the payment of the applicable fees under the Companies Act necessary to effectuate the Business Combination, and (2) the PRC regulatory permission for the Business Combination set forth in the section in this proxy statement/prospectus entitled “The Business Combination—Regulatory Approvals Required for the Business Combination—PRC Regulatory Permission for the Business Combination.”

Material U.S. Federal Income Tax Consequences

For a discussion summarizing the material U.S. federal income tax consequences of the exercise of redemption rights to GTAC shareholders, please see the section of this proxy statement/prospectus entitled “Material U.S. Federal Income Tax Consequences.”

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Accounting for the Transactions

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, GTAC will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Tyfon expecting to have control of the board of the directors of New Tyfon through the appointment of 5 of the 7 seats on the board of directors, Tyfon’s senior management comprising all of the senior management of New Tyfon, the relative size of Tyfon compared to GTAC, and Tyfon operations comprising the ongoing operations of New Tyfon. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Tyfon issuing shares for the net assets of GTAC, accompanied by a recapitalization. The net assets of GTAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

The Organizational Documents Proposals

GTAC shareholders are being asked to consider and vote upon, to approve, five separate proposals, which collectively comprise the Organizational Documents Proposals, in connection with the replacement of the Current Charter with the Proposed Charter, and to adopt, the Proposed Charter, which was negotiated as part of the Business Combination. For additional information, see the section in this proxy statement/prospectus entitled “Shareholder Proposal 3 – The Organizational Documents Proposals.”

The Election of Directors Proposal

GTAC shareholders are being asked to approve the Election of Directors Proposal. Upon the consummation of the Business Combination, the size of the Board of New Tyfon will be seven (7) directors. For additional information, see the section in this proxy statement/prospectus entitled “Shareholder Proposal No. 4 – The Election of Directors Proposal”.

The Nasdaq Proposal

GTAC shareholders will vote on a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of the New Tyfon Ordinary Shares in connection with the Business Combination. For additional information, see the section in the proxy statement/prospectus entitled “Shareholder Proposal. No. 5 – The Nasdaq Proposal.”

The Incentive Plan Proposal

GTAC shareholders are being asked to approve the Incentive Plan Proposal and adopt the New Tyfon Incentive Plan and the material terms thereunder, a copy of which is attached to this proxy statement/prospectus as Annex G. For additional information, see the section in this proxy statement/prospectus entitled “Shareholder Proposal No. 6 – The Incentive Plan Proposal.”

The Adjournment Proposal

If, based on the tabulated vote, there are insufficient votes at the time of the Extraordinary General Meeting to authorize GTAC to consummate the Business Combination, the chairman of the Extraordinary General Meeting may submit a proposal to pass an ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation of proxies. For additional information, see the section in this proxy statement/prospectus entitled “Shareholder Proposal No. 7 – The Adjournment Proposal.”

GTAC’s Board of Director’s Reasons for Approving the Business Combination

The GTAC Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the Business Combination, including, but not limited to, the following material factors, which are not necessarily presented in the order of relative importance:

●	High Operational and Financial Growth. From 2020 through 2023, Tyfon has consistently grown its number of registered users, the number of transactions processed, gross merchandise value, its revenue, gross profit, net income, and Adjusted EBITDA;

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●	Profitable with Historically Attractive Margins Profile. During 2020 through 2023, Tyfon has maintained high gross profit, net income, and Adjusted EBITDA margins;

●	Strong Balance Sheet and Financial Condition. Tyfon’s historical financial results, outlook and financial plan, including Tyfon’s positive cash flows from operating activity, and various historical and current balance sheet items including Tyfon’s current strong cash position;

●	Compelling Business Model and High ROI Unit Economics. Tyfon’s cost to acquire customers has compared favorably to the lifetime value of customers and its attractive unit economics support investing in growth;

●	Established Position. Tyfon’s established platform, including its offline to online (“O2O”) services, network of regional offices, vast art ecosystem, diverse buyer pool, and authentication technology, positions Tyfon to have durable advantages over new competitors trying to obtain market share;

●	Large Addressable Markets: The opportunity for Tyfon to accelerate organic growth and market share expansion in the ~$12 billion China art market and enter the ~$65 billion global art market;

●	Experienced and Proven Management Team. Tyfon has an experienced management team with diverse experience and extended histories with Tyfon, and the entire senior management of Tyfon is expected to continue with New Tyfon following the Business Combination to execute the business and strategic growth plan (and for additional information regarding Tyfon’s executive officers, see the section of this proxy statement/prospectus entitled “Management After the Business Combination – Executive Officers”);

●	Additional Growth Opportunities. The potential to grow New Tyfon by expanding its product categories, technology services, and geographic footprint within China as well as future international expansion opportunities in Hong Kong, Singapore, Japan, and eventually the United States;

●	Reasonableness of Merger Consideration. Following a review of the financial data provided to GTAC, including the historical financial statements of Tyfon and certain unaudited prospective financial information discussed in “The Business Combination—Certain Tyfon Unaudited Projected Financial Information” and GTAC’s due diligence review and financial and valuation analyses of Tyfon, the GTAC Board considered the transaction consideration to be issued to Tyfon’s shareholders and determined that the consideration was reasonable in light of such data and financial information;

●	Robust Due Diligence. GTAC and its advisors conducted financial, legal, commercial, IT, HR, insurance, employee benefits and tax due diligence examinations of Tyfon and met with Tyfon’s management team in-person in China. GTAC and its financial, legal, commercial, IT, HR, insurance, employee benefits and tax advisors discussed the results of its due diligence examination of Tyfon with the GTAC Board;

●	Negotiated Transaction. The financial and other terms of the Merger Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between GTAC and Tyfon;

●	Other Alternatives. The GTAC Board believes, after a review of other opportunities reasonably available to GTAC, that the proposed Business Combination represents an optimal potential business combination opportunity for GTAC;

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●	Post-Closing Governance. The fact that GTAC will appoint two (2) members of New Tyfon’s board of directors following the Business Combination and the other proposed directors and officers of the combined company represent a experienced management team, including certain directors and officers that are current members of Tyfon’s senior management responsible for the day-to-day operations of Tyfon, and will provide helpful continuity in advancing the combined company’s strategic goals;

●	Lock-Up. Tyfon’s largest shareholders, the Sponsor and the other holders of Founder Shares entered into lock-up agreements with New Tyfon and their securities are subject to a 180-day lock-up restriction (subject to early release); and

●	Fairness Opinion. GTAC obtained a third-party fairness opinion from Houlihan Capital in connection with the Business Combination that was presented to the GTAC Board.

The GTAC Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following: macroeconomic and geopolitical risks, growth initiatives may not be achieved; concentration risk, growth risk, competitive risk, public company risk, the required closing conditions, including the approval of GTAC’s shareholders, the risk that the expected benefits of the Business Combination may not be realized, fees and expenses, exchange rate risk, the interests of GTAC’s directors and officers, and other risk factors.

For a more complete description of the GTAC Board’s reasons for approving the Business Combination, including other factors and risks considered by the GTAC Board, see the section of this proxy statement/prospectus entitled “Business Combination Proposal – The GTAC Board’s Reasons for the Approval of the Business Combination.”

The Extraordinary General Meeting of GTAC’s Shareholders

Date, Time and Place of the Extraordinary General Meeting

The Extraordinary General Meeting will be held at [           ] [a/p].m., Eastern Time, on [     ], 2024, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed, at the offices of Sidley Austin LLP at 1999 Avenue of the Stars, 17th Floor, Los Angeles, California 90067 to consider and vote upon the proposals to be submitted to the Extraordinary General Meeting, including if necessary or desirable, the Adjournment Proposal.

Voting Power; Record Date

Public Shareholders will be entitled to vote or direct votes to be cast at the Extraordinary General Meeting if they owned GTAC Ordinary Shares at the close of business on [           ], which is the Record Date for the Extraordinary General Meeting. Public Shareholders will have one vote for each GTAC Ordinary Share owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. On the Record Date, there were 7,089,996 Ordinary Shares issued and outstanding, including 5,000,000 Founder Shares.

Quorum and Required Votes

A quorum of GTAC’s shareholders is necessary to hold a valid meeting. The holders of at least a majority of the issued and outstanding Ordinary Shares of GTAC, being individuals present in person or by proxy, or if a corporation or other non-natural person by its duly authorized representative or proxy, and entitled to vote at the Extraordinary General Meeting will constitute a quorum. In the absence of a quorum, the Extraordinary General Meeting will automatically be adjourned. As of the Record Date for the Extraordinary General Meeting, [           ] Ordinary Shares would be required to achieve a quorum.

The following votes are required for each proposal at the Extraordinary General Meeting:

●	The NTA Proposal: The NTA Proposal must be approved by a special resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a majority of at least two-thirds of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

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●	Business Combination Proposal: The Business Combination Proposal must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of holders of the issued and outstanding GTAC Ordinary Shares entitled to do so, voting in person or by proxy thereon.

●	Organizational Documents Proposals: The Organizational Documents Proposal A (Corporate Name), Proposal D (Director Appointment) and Proposal E (Other Provisions Including as a Blank Check Company), respectively, must be separately approved, by special resolutions under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a majority of at least two-thirds of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon. The Organizational Documents Proposal B (Authorized Share Capital) and Proposal C (Share Structure), respectively, must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of holders of the issued and outstanding GTAC Ordinary Shares entitled to do so, voting in person or by proxy thereon.

●	Election of Directors Proposal: The Election of Directors Proposal must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

●	Nasdaq Proposal: The Nasdaq Proposal must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

●	Incentive Plan Proposal: The Incentive Plan Proposal must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

●	Adjournment Proposal: The Adjournment Proposal, if presented, must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

The Initial Shareholders and the Sponsor, which collectively own 5,000,000 Founder Shares (inclusive of 1,300,000 Non-Redeemable GTAC Class A Shares), or approximately 70.5% of the outstanding GTAC Ordinary Shares, have previously agreed to vote all of their GTAC Ordinary Shares in favor of a business combination proposed to them for approval, including the Business Combination. Additionally, the Sponsor has agreed to vote the GTAC Ordinary Shares they own in favor of each of the proposals.

Accordingly, other than the shares held by the Initial Shareholders and the Sponsor, no additional shares would need to be voted in favor of each of the Condition Precedent Proposals and the Adjournment Proposal to approve such proposals.

Abstentions and broker-non votes will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on any of the proposals.

Proxy Solicitation

GTAC is soliciting proxies on behalf of the GTAC Board. GTAC has hired [           ] to assist in the proxy solicitation process. GTAC will pay that firm a fee of $[           ] plus out-of-pocket expenses. Such fee will be paid with funds available at the Closing. For additional information, see the section of this proxy statement/prospectus entitled “Extraordinary General Meeting of GTAC — Proxy Solicitation”

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Redemption Rights

Pursuant to the Current Charter, a Public Shareholder may request that GTAC redeem all or a portion of such Public Shareholder’s Public Shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any Public Shares to be redeemed only if you:

a) hold Public Shares; and

b) prior to 5:00 p.m., Eastern Time, on [            ], 2024 (two business days prior to the vote at the Extraordinary General Meeting) (i) submit a written request to Continental, GTAC’s transfer agent that GTAC redeem your Public Shares for cash and (ii) deliver your share certificates (if any) and other redemption forms to the transfer agent, physically or electronically through DTC.

Public Shareholders may elect to redeem all or a portion of their Public Shares regardless of whether they vote for or against the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will not be redeemed for cash. If a Public Shareholder properly exercises its right to redeem its Public Shares and timely delivers its share certificates (if any) and other redemption forms to the Transfer Agent, GTAC will redeem each such Public Share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding Public Shares. As of May 15, 2024, this would have amounted to approximately $11.23 per Public Share.

If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with GTAC’s consent, until the consummation of the Business Combination, or such other date as determined by the GTAC Board. A Public Shareholder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement/prospectus. GTAC will be required to honor such request only if made prior to the deadline for exercising redemption requests. See the section in this proxy statement/prospectus entitled “Extraordinary General Meeting of the Shareholders — Redemption Rights” for a detailed description of the procedures to be followed if such holder wishes to redeem its Public Shares for cash.

Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares unless the GTAC Board consents. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then, in the absence of the GTAC Board’s consent, any such shares in excess of that 15% limit would not be redeemed for cash.

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In order for Public Shareholders to exercise their redemption rights in respect of the Business Combination Proposal, Public Shareholders must properly exercise their right to redeem the Public Shares they hold and deliver their share certificates (if any) and other redemption forms (either physically or electronically) to the transfer agent prior to 5:00 p.m., Eastern Time, on [           ], 2024 (two business days prior to the vote at the Extraordinary General Meeting). Immediately following the consummation of the Business Combination, GTAC will satisfy the exercise of redemption rights by redeeming the Public Shares issued to the Public Shareholders that validly exercised their redemption rights.

Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to shareholders of GTAC Class A Ordinary or GTAC’s warrant holders in connection with the Business Combination or the Transactions under the Companies Act. Although under the Cayman Islands Companies Act, shareholders of a Cayman Islands exempted company ordinarily have dissenters’ rights with respect to a merger, dissenters’ rights will not be available under the Companies Act in respect of GTAC Class A Ordinary Shares if an open market for such class of shares exists on a recognized stock exchange (which includes Nasdaq) for a specified period after the Business Combination is authorized. Therefore, no dissenters’ rights are available in respect of GTAC Class A Ordinary Shares; however, shareholders of GTAC Class A Ordinary Shares (other than the Non-Redeemable GTAC Class A Shares) are still entitled to exercise their redemption rights, as detailed in this proxy statement/prospectus. See the section in this proxy statement/prospectus entitled “Extraordinary General Meeting – Appraisal or Dissenters’ Rights.”

Interests of GTAC’s Directors and Officers in the Business Combination

In considering the recommendation of the GTAC Board to vote in favor of the Business Combination, Public Shareholders should consider that the Sponsor and GTAC’s directors and officers have interests in the Business Combination that are different from, or in addition to, those of GTAC’s shareholders generally. The GTAC Board was aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to GTAC’s shareholders that they approve the Business Combination. Public Shareholders should take these interests into account in deciding whether to approve the Business Combination or to exercise their right of redemption. These interests include:

●	the fact that the Sponsor and GTAC’s officers, directors, advisors and their affiliates own an aggregate of 3,500,000 Founder Shares which they acquired from the Former Sponsor and which will be converted into 3,500,000 New Tyfon Ordinary Shares, which will have a significantly higher value at the time of the Business Combination, if it is consummated, and, based on the closing trading price of the GTAC Class A Ordinary Shares on [ ], 2024, which was $ [ ], would have an aggregate value of approximately $[ ] million as of the same date. The Former Sponsor and the other Initial Shareholders currently own 1,500,000 Founder Shares (inclusive of the 1,300,000 Non-Redeemable GTAC Class A Shares), or 30% of the total issued and outstanding Founder Shares, or 21.1% of the total issued and outstanding GTAC Ordinary Shares. If GTAC does not consummate the Business Combination or another initial business combination by July 25, 2024 (unless such date is extended by the Extension Deposit), and GTAC is therefore required to be liquidated, these shares would be worthless, as Founder Shares are not entitled to participate in any redemption or liquidation of the Trust Account. Based on the difference in the effective purchase price that the Former Sponsor and the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per GTAC Class A Ordinary Share sold in the IPO, the Sponsor and the Former Sponsor may earn positive rates of return even if the share price of New Tyfon after the Closing falls below the price initially paid for the GTAC Class A Ordinary Shares in the IPO and the Public Shareholders experience a negative rate of return following the Closing of the Business Combination;

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●	the fact that if GTAC does not consummate the Business Combination or another initial business combination by July 25, 2024 (unless such date is extended by the Extension Deposit), it would cease all operations except for the purpose of winding up, redeeming all of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and its directors, dissolving and liquidating, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor will benefit from the completion of an initial business combination and may be incentivized to complete the acquisition of a less favorable target company or on terms less favorable to shareholders rather than to liquidate;

●	the fact that the Sponsor and the officers and directors of GTAC have waived their right to redeem their Founder Shares and any other GTAC Ordinary Shares held by them in connection with the consummation of the Business Combination, or to receive distributions from the Trust Account with respect to the Founder Shares upon GTAC’s liquidation if GTAC is unable to consummate its initial business combination;

●	the fact that the Sponsor, their affiliates or certain of GTAC’s officers and directors or their affiliates may, but are not obligated to, provide Working Capital Loans to GTAC. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $2,500,000 of such Working Capital Loans may be convertible into private placement warrants to purchase GTAC Class A Ordinary Shares at a price of $1.00 per warrant. If GTAC completes a business combination, GTAC will repay the Working Capital Loans out of the proceeds of the Trust Account released to New Tyfon. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, GTAC may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of May 1, 2024, approximately $350,000 of Working Capital Loans was outstanding;

●	the fact that the Sponsor is entitled to $10,000 per month for office space, secretarial and administrative services until the completion of an initial business combination under the Administrative Services Agreement;

●	the fact that unless GTAC consummates an initial business combination, its directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them in connection with the Business Combination (to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account). As of May 1, 2023, the current directors or officers of GTAC had not incurred any expenses which they expect to be reimbursed at the Closing;

●	the fact that the Current Charter provides that GTAC renounces any interest or expectancy of GTAC in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for GTAC, on the one hand, and an individual serving as its director or officer, on the other. Notwithstanding such provision, GTAC believes that such provision did not impact GTAC’s search for a business combination target because GTAC’s current officers and directors have confirmed to GTAC that there were no such corporate opportunities that were not presented to GTAC pursuant to such provision;

●	the fact that pursuant to the Merger Agreement, for a period of six years following the consummation of the Business Combination, New Tyfon (i) is required to maintain provisions in the Proposed Charter providing for the indemnification of GTAC’s existing directors and officers and (ii) is required to maintain a directors’ and officers’ liability insurance policy that covers GTAC’s existing directors and officers;

●	the fact that at the Closing, New Tyfon, the Sponsor, and certain of the SPAC’s current and former directors and officers will enter into the Lock-Up Agreement, which, among other things, will amend the existing transfer restrictions under the Letter Agreement;

●	the fact that pursuant to the A&R Registration Rights Agreement, the Sponsor and certain related parties will have customary registration rights, including piggy-back rights, subject to cooperation and cut-back provisions with respect to the New Tyfon Ordinary Shares held by such parties following the consummation of the Business Combination;

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●	the fact that GTAC’s officers and directors have not been required to, and have not, committed their full time to GTAC’s affairs, which may have resulted in a conflict of interest in allocating their time between GTAC’s operations and its search for a business combination and their other businesses; and

●	the anticipated election of [ ] and [ ] as directors of New Tyfon in connection with the consummation of the Business Combination. As such, in the future, such directors will receive any cash fees, share options or share awards that the New Tyfon Board determines to pay to such director.

Interests of Tyfon’s D&O in the Business Combination

When you consider the recommendation of the GTAC Board in favor of approval of the Business Combination Proposal, you should keep in mind that Tyfon’s directors and executive officers may have interests in the Business Combination that are different from, or in addition to, those of the GTAC shareholders and Tyfon shareholders generally. Tyfon’s directors and executive officers are expected to become directors and executive officers of the New Tyfon upon the closing of the Business Comination, and such persons are entitled to salary, any cash fees, share options, share awards or indemnification that the New Tyfon Board determines to pay its officers.

The Tyfon Board was aware of these interests and considered them, among other matters, in its decision to approve the Merger Agreement.

Recommendation of GTAC’s Board of Directors

GTAC Board believes that each of the proposals to be presented at the Extraordinary General Meeting is fair to, and in the best interests of, GTAC and unanimously recommends that its shareholders vote “FOR” the NTA Proposal, “FOR” the Business Combination Proposal, “FOR” the Organizational Documents Proposals, “FOR” the Election of Directors Proposal, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal” and, if presented, “FOR” the Adjournment Proposal.

Risk Factors Summary

You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 20. The occurrence of one or more of the events or the circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect GTAC’s and Tyfon’s ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition, or results of operations of New Tyfon. Such risks include, but are not limited to:

Risks Related to Tyfon’s Business and Industry

●	Tyfon may not be able to anticipate the changes in the preferences and demands of collectible purchasers, or may fail to identify, respond and make right judgement calls in relation to the future trend and changes of the Chinese collectible market, which may cause material adverse effect to in Tyfon’s results of operations.

●	Tyfon’s business could be adversely affected if it is unable to maintain its existing business relationship with sellers of collectibles, including artists and art owners, or fail to further identify, expand and develop its customer base with emerging sellers of collectibles.

●	Tyfon’s business is subject to the risk relating to the appraisal, certification, verification and pricing of collectibles, the determination of which relies on subjective judgement of its management and employees.

●	Tyfon’s business is exposed to concentration risks as most of its revenues were generated from the provision of fine arts agency services relating to the sales of collectibles.

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●	Tyfon’s insurance may not be sufficient to cover all of the risks and liabilities associated with its operations, in particular, its liabilities in case of potential losses arising from damage of the collectibles kept in its storage facilities and during the delivery process.

●	Tyfon’s management conducted an evaluation of the effectiveness of its internal control over financial reporting and concluded that Tyfon’s internal control over financial reporting was not effective as of December 31, 2023.

●	The success of our potential expansion into international markets may depend on our ability to timely and effectively develop and implement strategies for doing business overseas.

Risks Related to Doing Business in China and Tyfon’s Corporate Structure in China

●	Developments in China’s economic, political or social conditions or government policies could have a material adverse effect on Tyfon’s, and following the Business Combination, New Tyfon’s business, results of operations, financial condition, and the value of New Tyfon’s securities.

●	Developments in the interpretation and enforcement of PRC laws, rules and regulations could materially adversely affect Tyfon’s business.

●	The filing with the CSRC is required in connection with the Business Combination, and Tyfon cannot predict whether it will be able to obtain such approval or complete such filing.

●	Tyfon may be classified as a ‘‘PRC resident enterprise’’ for PRC enterprise income tax purposes, which could result in tax consequences to Tyfon and its shareholders and have an effect on our results of operations and the value of your investment.

●	The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect Tyfon’s business and results of operations. Failure to make adequate contributions to employee benefit plans as required by PRC regulations may subject Tyfon to penalties.

●	It may be difficulty for U.S. regulators to investigate and collect evidence from companies located in the PRC.

●	The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

●	Tyfon’s VIE contractual arrangements may not be as effective in providing operational control as direct ownership and the VIE shareholders may fail to perform their obligations under Tyfon’s contractual arrangements.

●	Failure by the VIE or its shareholders to perform their obligations under their contractual arrangements could adversely affect Tyfon and its subsidiaries’ business, financial condition and results of operations.

●	The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

Risks Related to the Business Combination and GTAC

●	The Sponsor has agreed to vote in favor of the Business Combination Proposal, regardless of how GTAC Public Shareholders vote.

●	Since the Sponsor and GTAC’s directors and officers have interests that are different, or in addition to (and which may conflict with), the interests of GTAC Public Shareholders, a conflict of interest may have existed in determining whether the Business Combination with Tyfon is appropriate as GTAC’s initial business combination. Such interests include that the Sponsor will lose its entire investment in GTAC if the Business Combination is not completed.

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●	GTAC may not be able to complete the Business Combination or any other business combination within the prescribed timeframe, in which case GTAC would cease all operations, except for the purpose of winding up, and GTAC would redeem the GTAC Class A Ordinary Shares and liquidate.

●	The historical financial results of Tyfon and unaudited pro forma condensed combined financial information included elsewhere in this proxy statement/prospectus may not be indicative of what New Tyfon’s actual financial position or results of operations would have been.

●	GTAC has no specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for GTAC to complete a business combination with which a substantial majority of GTAC Public Shareholders do not agree.

●	Nasdaq may not list New Tyfon’s securities on its exchange, which could limit investors’ ability to make transactions in New Tyfon’s securities and subject New Tyfon to additional trading restrictions.

●	GTAC Shareholders may be held liable for claims by third parties against GTAC to the extent of distributions received by them upon redemption of their shares.

Risks Related to New Tyfon Following the Transactions

●	A market for New Tyfon’s securities may not develop after the Business Combination which would adversely affect the liquidity and price of its securities.

●	The future sales of shares by existing shareholders and future exercise of registration rights may adversely affect the market price of New Tyfon’s securities.

●	The market price of New Tyfon Ordinary Shares is likely to be highly volatile, and you may lose some or all of your investment.

●	If GTAC’s due diligence investigation of Tyfon was inadequate, shareholders of GTAC following the Business Combination could lose some or all of their investment.

●	It is not currently anticipated that New Tyfon will pay dividends on New Tyfon Ordinary Shares, and, consequently, your ability to achieve a return on your investment will depend on appreciation, if any, in the market price of New Tyfon Ordinary Shares.

●	There can be no assurance that Tyfon will be able to comply with the continued listing standards of the Nasdaq. The Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	New Tyfon is a Cayman Islands exempted company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, you may have less protection for your shareholder rights than you would under U.S. law.

●	Certain judgments obtained against New Tyfon by New Tyfon’s shareholders may not be enforceable.

Risks Related to Redemption

●	GTAC is requiring its shareholders who wish to exercise redemption rights to comply with certain procedures that may make it more difficult for them to exercise redemption rights.

●	There is no guarantee that a shareholder’s decision whether to redeem its public shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

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RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information included or incorporated by reference in this proxy statement/prospectus, including the financial information, before deciding whether to invest in any securities of GTAC or, following the Business Combination, in any securities of New Tyfon or to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus.

The value of your investment following consummation of the Business Combination will be subject to significant risks affecting, among other things, New Tyfon’s business, financial condition or results of operations. If any of the events described below occur, New Tyfon’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a significant decline in the trading price of New Tyfon’s securities, and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive, and GTAC, Tyfon, and New Tyfon may face additional risks and uncertainties that are not presently known to them, or that they currently deem immaterial, which may also impair their respective businesses, financial conditions, or results of operations. You are encouraged to perform your own investigation with respect to the businesses, financial condition and prospects of of GTAC and Tyfon. Certain of the following risk factors apply to the business and operations of Tyfon and will also apply to the business and operations of New Tyfon following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, or may have a material adverse effect on the business, financial condition, results of operations, prospects and trading price of New Tyfon following the Business Combination. The risks discussed below are based on certain assumptions made by GTAC, and Tyfon, which later may prove to be incorrect or incomplete. You should consult a legal advisor, an independent financial advisor or a tax advisor for legal, financial or tax advice prior to deciding whether to invest in any securities of GTAC or, following the Business Combination, in any securities of New Tyfon or to vote or instruct your vote to be cast to approve the proposals described in this proxy statement/prospectus.

The following discussion should be read in conjunction with the sections in this proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements”, “Tyfon Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “GTAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements of Tyfon and GTAC and the notes thereto included in this proxy statement/prospectus, as applicable.

Risks Related to Tyfon’s Business and Industry

Tyfon may not be able to anticipate the changes in the preferences and demands of collectible purchasers, or may fail to identify, respond and make right judgement calls in relation to the future trend and changes of the Chinese collectible market, which may cause material adverse effect to in Tyfon’s results of operations.

The preferences and demands of the purchasers and the market demands in relation to the collectibles in China are influenced by various factors, many of which are beyond Tyfon’s control. These factors include but are not limited to economic and political conditions, changing trends and demands in the market as to the collecting categories of artwork and fine art, as well as the collecting preference and financial resources of the collectible purchasers. For example, a decrease in market demand for collectibles in China may increase the level of difficulty for Tyfon in selling the collectibles to the purchasers within the period of time as stipulated on the agency services agreements, which could in turn result in lower transaction fee earned by Tyfon.

In addition, if Tyfon fails to identity or respond to the market trend of collectibles in China and make the right judgement calls in relation to the future trends and changes of the market, it may not be able to meet expectations of its current purchasers and fail to attract potential new purchasers, which may lead to a decrease in its income obtained from the provision of fine arts agency services and in turn affect the sustainability of its business, hence causing material and adverse effect to its business, results of operations and financial condition.

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Tyfon’s business could be adversely affected if it is unable to maintain its existing business relationship with sellers of collectibles, including artists and art owners, or fail to further identify, expand and develop its customer base with emerging sellers of collectibles.

Tyfon believes that its revenue, profitability and operating cash flow are directly affected by its ability to maintain relationships with the existing sellers of collectibles, including artists and art owners who create or supply artwork or collectibles sold under its agency services, and to further identify, expand and develop its customer base with emerging sellers. Over the years, Tyfon has been committed to maintaining its relationship with the existing artists and collectible owners through contacting and visiting them, and attending public or private events such as forums and exhibitions.

However, if Tyfon is unable to maintain and develop its relationship with the existing sellers or fail to further expand its customer base with emerging sellers, its business could be materially and adversely affected as it relies on them to supply Tyfon with collectibles. In particular, there is no guarantee that the artists and collectible owners will continue to engage its services after the expiration of the contracts. Its supply of collectibles may decrease, which will consequently affect the amount of transaction fee earned by Tyfon through fine arts agency services, and in turn adversely affect its business, results of operations and financial condition.

Tyfon may fail to maintain or expand its relationship with collectible purchasers.

Tyfon’s success depends on its ability to maintain and expand its base with collectible purchasers. There is no assurance that its marketing activities will remain successful or it would be able to maintain or attract new purchasers. Without a stable customer base purchasing the collectibles from its customers, namely the sellers of the collectibles, the numbers of collectibles sold and the corresponding transaction value will be affected. Also, Tyfon may have to incur significantly higher and more expenses than it currently anticipates in order to attract more purchasers. As a result, Tyfon will not be able to earn the transaction fee from the sellers in relation to the fine arts agency services or incur significant cost on marketing, which in turn may materially and adversely affect its business, results of operations and financial condition.

Tyfon’s business is subject to the risk relating to the appraisal, certification, verification and pricing of collectibles, the determination of which relies on subjective judgement of its management and employees.

Even though Tyfon has implemented relevant internal control system, its Tyfon Art Blockchain and pricing guidelines, and the appraisal, certification, verification and pricing of collectibles still have to rely, to a certain extent, on the knowledge and judgement of its certification team. Counterfeiting techniques are continuously evolving and it is becoming increasingly difficult to distinguish counterfeits from authentic products. There is no assurance that during the course of its operations, complaints or disputes in relation to the authenticity of its collectibles would not arise. If Tyfon fails to resolve any disputes in relation to the authenticity and value of its collectibles, such disputes may have a material and adverse effect on its brand image and reputation which could materially and adversely affect its business, results of operations and financial condition.

Tyfon’s business is exposed to concentration risks as most of its revenues were generated from the provision of fine arts agency services relating to the sales of collectibles.

Most of Tyfon’s revenue for the years ended December 31, 2022 and 2023 was derived from the transaction fees generated from the provision of fine arts agency services relating to the sales of collectibles, and Tyfon expects to continue to focus on the provision of fine arts agency services relating to collectibles to its customers in the foreseeable future.

Therefore, any unfavorable change in the future trend and market condition of collectibles in China and social, economic, legal and political developments in regions where it operates could have a material and adverse effect on the performance of its fine arts agency services business segment which in turn could have material and adverse effect on its business, results of operations and financial condition.

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Failure to host offline exhibitions and promotions and maintain or increase other sales and marketing activities could adversely affect Tyfon’s market shares, business, results of operations and financial condition.

Tyfon intends to deepen the market penetration and expand its bases of customers and purchasers through efficient sales and marketing efforts and to conduct marketing and promotion activities. It attracts potential purchasers and identity suitable customers by hosting a number of offline exhibitions and promotions, and have also engaged external sales personnel to host exhibitions according to the same brand formats as its self-operated exhibitions in other parts of the PRC outside its current business location (i.e. Yangtze River Region/Suzhou and its adjacent cities).

However, there is no assurance that Tyfon would be able to conduct offline exhibitions or promotions due to a variety of reasons, including but not limited to its ability to locate suitable exhibition venues, the amount of collectibles to be displayed in the exhibition. Furthermore, there is no assurance that its current and planned expenditures on marketing and promotion activities will be adequate to support its growth strategies. Tyfon’s ability to maintain or increase its marketing activities and capabilities depends significantly on its ability to predict and adapt to the tastes and preferences of the potential purchasers. If Tyfon is unable to maintain or increase its marketing efforts, it may not be able to maintain or develop business relationships with the potential purchasers. This will have an adverse effect on the market share of its services, which may result in decreased demand for its services and may adversely affect its business, results of operations and financial condition.

Failure to protect the information and data Tyfon obtained through its Tyfon Art Gallery Platform, or maintain or improve its IT systems, including Tyfon Art Blockchain, may adversely affect its reputation, results of operations and business prospects.

Tyfon’s business operations rely on proper operations of its Tyfon Art Gallery Platform and other IT systems, including its Tyfon Art Blockchain where Tyfon is able to keep track of, among others, the historical sales transaction of collectibles traded on Tyfon’s platform and the particulars of the collectibles which facilitate the appraisal, certification and verification processes of the collectibles. Tyfon will handle and store sensitive customer and business information obtained through its Tyfon Art Gallery Platform. However, confidential information it collects and maintain may be compromised as a result of security breaches, attacks on its systems by third parties, system errors, human errors, or computer viruses affecting its Tyfon Art Gallery Platform and other IT systems.

In case of human error, natural disaster, power failure, computer virus, spam attack, illegal invasion and other similar interferences where its Tyfon Art Gallery Platform and other IT systems are not sufficiently and effectively equipped to provide protection, its customers’ information and confidential information processed, stored in, and transmitted through its Tyfon Art Gallery Platform, Tyfon Art Blockchain and other IT systems may be subject to leakage or damage. It may cause interruptions and malfunctions in its operations or interfere with the customers’ use of its online platforms or applications. Any leakage of information could harm its customer relationship and may expose Tyfon to litigations and claims from its customers. Nonetheless, Tyfon may not be able to leverage its blockchain technology to support its business operation and the certification and verification processes of the collectibles if there is any breakdown or malfunction in the Tyfon Art Blockchain system. If any of the aforementioned events occur, its business, results of operations and financial condition may be adversely affected.

Tyfon’s operations are subject to evolving laws, regulations and government policies regarding privacy and data protection. Actual or alleged failure to comply with privacy and data protection laws, regulations and government policies could damage its reputation, deter current and potential customers from using its services, and may materially and adversely affect its business and reputation.

Tyfon is required by privacy and data protection laws in the PRC, including but not limited to the Personal Information Protection Law of the PRC issued by the SCNPC on 20 August 2021, the Cybersecurity Law issued by the SCNPC on 7 November 2016, the Data Security Law of the PRC issued by the SCNPC on 10 June 2021 and the Several Provisions on Regulating the Market Order of Internet Information Services issued by MIIT on 29 December 2011, to ensure the confidentiality of the data relating to its customers (i.e. artists and collectible owners), collectible purchasers and third party suppliers. However, the interpretation and application of such laws in the PRC are often evolving.

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In particular, the Personal Information Protection Law of the PRC has specified the rules for handling sensitive personal information. Furthermore, the Cybersecurity Law has stated that network operators are generally obligated to protect their networks against disruption, damage or unauthorized access, and to prevent data leakage, theft or tampering, and the Data Security Law of the PRC has provided a national data security review system, under which data processing activities that affect or may affect national security shall be reviewed.

The Several Provisions on Regulating the Market Order of Internet Information Services has provided that internet information service providers may not collect any user’s personal information or provide any such information to third parties without such user’s consent. Significant amount of capital and resources are required in order to comply with these legal requirements, enhance information security and to address any issues caused by security failure.

Tyfon only gains access to the information of its customers and collectible purchasers when necessary. The data it obtains, uses and/or stores in its Tyfon Art Blockchain and Tyfon Art Gallery Platform may include information that is deemed as ‘‘personal information’’ under the PRC Cyber Security Law and the related data privacy and protection laws and regulations. In light of such circumstances, Tyfon has implemented a series of internal control policies and measures to ensure that it complies with the relevant laws and regulations in the collection, use, disclosure, sharing and storage of information.

However, Tyfon cannot guarantee that the effectiveness of the measures it undertakes would be seen as sufficient by the relevant authorities to comply with all the applicable data privacy and protection laws and regulations. Tyfon may be subject to fines, penalties or other legal liabilities from the relevant government authorities if it fails to comply with all the applicable laws and regulations, which could damage its reputation and deter existing and potential customers from using its agency services. This may consequently affect its business and financial operation materially.

Tyfon Art Gallery Platform may experience system disruptions, or other hacking or phishing attacks on Tyfon’s system and security breaches may delay or interrupt its services to its customers, harm its reputation and subject Tyfon to significant liability, which, in turn, may adversely affect its business, results of operations and financial condition.

Since the full application of Tyfon Art Gallery Platform in August 2019, all placement of orders of the collectibles consigned to Tyfon were conducted online on such platform. its Tyfon Art Gallery Platform may have coding, design or performance defects or errors that are not detectable after extensive internal testing. Such defects or error may lead to system disruptions which will affect the stability of its online platform and the ability of the collectible purchasers to place orders of collectibles through Tyfon Art Gallery Platform. Tyfon cannot assure you that it would be able to detect and resolve all such defects or errors through its internal measures.

Furthermore, Tyfon’s Tyfon Art Gallery Platform may be subject to the attack of hackers and Tyfon cannot assure you that any applicable network protection mechanisms are, or will be adequate to prevent such network or services interruptions. Since the techniques used in hacking and phishing attacks are evolving in a fast manner, Tyfon may not be able to implement sufficient preventative measures or stop the attacks while they are occurring.

These attacks may lead to the slowdown or unavailability of the Tyfon Art Gallery Platform, delay or error in transaction processing, or even the loss of data, which will affect the overall online purchase experience of the collectible purchasers, and in turn deter them from using the Tyfon Art Gallery Platform again to place orders. Tyfon may also be exposed to the risk of potential litigation and liabilities, and such risk may require it to spend significant capital and other resources to alleviate problems caused by such attacks, which would have material adverse impact on our business, results of operations and financial condition.

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Tyfon is exposed to rapid changes in technology. Inability to keep up with technological developments may cause it to fail to maintain its data in a timely and accurate manner, which would materially and adversely affect its sales and marketing efforts in leveraging its blockchain technology.

Tyfon’s future success will depend on its ability to respond to rapid changes in the technologies and improve the performance and reliability of its online platforms and IT systems. Tyfon believes that technology will be the major driving force for its business growth and it has therefore developed its Tyfon Art Blockchain and Tyfon Art Gallery Platform to strengthen its business capabilities. However, Tyfon may not be able to keep up with the latest development of technologies, and its systems may become obsolete. Tyfon’s failure to adapt to such technological changes could harm its business.

There is no assurance that Tyfon may be able to monitor or ensure high quality maintenance or upgrade its Tyfon Art Blockchain and Tyfon Art Gallery Platform in a timely manner which may in turn leads to its failure to maintain its data and resources accurately. In addition, the widespread adoption of the new technologies could require substantial expenditures for Tyfon to modify its Tyfon Art Blockchain and Tyfon Art Gallery Platform. Tyfon is also not able to guarantee that its investments in the new technologies will generate reasonable return or meet its expectations. If Tyfon fails to keep up with the rapid technological changes to remain competitive or its investment in the systems does not meet its expectations, its business, results of operations and future success may be materially and adversely affected.

Tyfon may no longer be able to enjoy the tax preferential treatment and other favorable treatment from the PRC government in the future, which may cause adverse effect to its business.

Tyfon cannot guarantee you that it will continue to receive value-added tax relief or other preferential or favorable tax treatments from the PRC government authorities in the future. Such preferential or favorable tax treatments are subject to meeting certain criterion or tax targets stipulated by the local government, which it may not be qualified for in the future. Loss of the enjoyment of tax benefits may materially and adversely affect its operations and financial results.

Failure to obtain necessary funds on time or on favorable terms may have an adverse effect on Tyfon’s business.

Tyfon requires a large amount of working capital to facilitate its business operation. Tyfon has historically met its funding requirements primarily with cash inflows generated from its operating activities and bank borrowings. However, there is no assurance that Tyfon could have sufficient capital resources to fund its operations or it could obtain sufficient bank borrowings in time or with favorable terms, or at all, in the future. The occurrence of such circumstances may materially and adversely affect its business, results of operations and financial condition.

Tyfon may be exposed to reputation risks and losses in the event of title claims, copyright claims and other liabilities from sale of collectibles.

Before accepting any collectible from the artists and/or collectible owners, Tyfon would conduct a series of due diligence checks on the source and ownership of (and, where applicable, chain of title to) the relevant collectibles in accordance with its internal control and risk management procedures.

Tyfon requires its customers (i.e. artists or collectible owners) to provide representations and warranties as to the ownership and legality of the source of the collectibles, and such representations and warranties are set out as express terms in the agency service agreements. Its policy does not allow Tyfon to accept, and requires it to immediately return the collectibles to the sellers if it becomes aware that it is subject to title disputes or legal impediments. Tyfon cannot assure that the collectibles it handles will not infringe upon or violate any title rights, copyrights or other intellectual property rights held by third parties. Any title claims and copyright claims in relation to the sale of collectibles against Tyfon may expose it to reputational risks, hence adversely affecting its business, results of operations and financial condition.

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The collectibles Tyfon stores for sellers could be subject to damage, theft or get lost in its storage facilities or during the process of delivery to the purchasers.

Tyfon normally keeps the collectibles in its storage facilities prior to transporting to exhibition venues or delivery to purchasers. The collectibles can be fragile and may be vulnerable to damages during transportation, storage or exhibition by a variety of conditions including temperature, humidity and light. Tyfon cannot assure that its storage and transportation measures will provide adequate protection to prevent the collectibles from being damaged during the transportation process, and that its security measures will be adequate to prevent theft of its collectibles. Any such losses could expose Tyfon to potential claims from the sellers, which could in turn endanger its business relationship with them and damage its reputation.

Under the terms of consignment sales, the seller has the ultimate responsibility for delivering the collectibles. In practice, Tyfon may perform the delivery service at the sellers’ request free of charge. Though the sellers bear the risk for any damage or loss to the collectibles during the delivery process, Tyfon may still be held liable for any damages to the collectibles during the delivery. Interruptions to or failures in transportation networks could also prevent the timely or proper delivery of the collectibles. If Tyfon fails to deliver the collectibles to the purchasers on time or in good condition, it could result in cancellation of the sales of the collectibles which would damage its relationship with the sellers and purchasers, and affect its reputation and results of operations materially.

Tyfon’s insurance may not be sufficient to cover all of the risks and liabilities associated with its operations, in particular, its liabilities in case of potential losses arising from damage of the collectibles kept in its storage facilities and during the delivery process.

There is no assurance that the insurance coverage for the collectibles is sufficient to cover Tyfon’s loss, if any. In the event that all of the collectibles in its possession are destroyed by natural disaster or accidents, Tyfon may be liable to compensate its customers beyond the insurance coverage. It is also possible that Tyfon will not able to renew and continue its existing insurance policies due to the rarity of collectibles, which may require specific maintenance condition. As a result, Tyfon may need to search for a suitable insurance policy in the market again, which may not be able to protect it from losses. The above situations may adversely affect Tyfon’s relationship with its customers as well as its ability to obtain collectibles for consignment in the future. As a result, its business, results of operations and financial condition may be materially and adversely affected.

Failure to protect Tyfon’s own and third-party intellectual property rights could materially and adversely affect its business.

Tyfon cannot assure you that the steps it has taken to protect and safeguard its intellectual property rights can adequately and effectively prevent infringers from imitating and copying its intellectual properties. Actions that damage its intellectual property rights or the intellectual property rights of the artists and the collectible owners, including the counterfeiting of their collectibles consigned to Tyfon, may adversely affect its business, reputation, results of operations, financial condition and prospects.

Successful implementation of Tyfon’s business strategies and future plans are subject to uncertainties.

Tyfon plans to achieve its business growth by implementing a series of strategies. In particular, Tyfon intends to further expand its sales network to consolidate its leading position in the collectible trading intermediary market by setting up new regional offices in central business districts and sales offices in the downtown areas of Shanghai, Nanjing and the Greater Bay Area. Tyfon also intends to continue to strengthen its research and development capabilities of art-related technologies and conduct horizontal integration through strategic investment or business acquisition that complements its artwork authentication and traceability.

There is no assurance that Tyfon will be able to implement any of its business strategies and future plans successfully, which in turn are subject to uncertainties and changing market, economic and social situations. For example, there is no assurance that its new sales branches could achieve sales and profitability levels comparable with its existing sales branches or to become profitable at all, as the sales and profitability levels of its new sales branches are subject to a number of factors including demand for collectibles, its ability to identify suitable locations for the sales branches, negotiate acceptable rental terms for those sales branches, maintain efficient and cost-effective operations at the sales branches and hire, train and retain skilled personnel for the day-to-day operations of the sales branches, as applicable. Tyfon’s plans for development and business expansion are formulated based on the assumptions on the occurrence for certain future events which may or may not materialize, and it may face challenges in expanding its business operation into other provinces as its current and planned staffing, systems, policies, procedures and controls may not be adequate to support its future operations. It is expected that there will be an increase in relation to various aspects of costs relating to its business operations in order to fulfil its business strategies which may adversely affect its business, results of operations and financial condition.

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In addition, the success of its potential collaboration, investment and/or acquisition will also depend on its ability to identify suitable targets and reach agreements with them on commercially reasonable terms and the availability of financing to complete the deal. Tyfon may not have timely access to adequate capital financing when suitable business opportunities arise. There is also no assurance that any of its business strategies will yield the benefit or achieve the level of profitability it anticipates. The profit from the implementation of its business strategies may not be sufficient to justify the increased operating expenses. Any failure to implement its business strategies and future plans may materially and adversely its business, financial condition and prospects.

The success of Tyfon’s business depends on the dedicated efforts of its senior management, sales and marketing team, certification team and research and development team, and any loss of their services may impair Tyfon’s ability to manage its business and adversely affect its results of operations.

Tyfon’s success to date has largely been attributable to the contribution, commitment, ability and experience of its senior management team, sales and marketing team, certification team and research and development team. Tyfon’s sales and marketing team, certification team and research and development team have accumulated sufficient experience and industry knowledge in order to provide professional advice to its customers and the collectible purchasers. Tyfon invests significant time and resources in training its employees once they are recruited. Qualified and experienced individuals are in high demand, particular in the Chinese collectible industry, and Tyfon may have to incur significant time and cost to attract, train and retain them. Failure to recruit or retain qualified employees may materially upset its business prospect and development.

Tyfon’s brand recognition and reputation may be adversely affected by the misrepresentations to Tyfon’s customers made by our sales team.

In order to attract potential customers to enter into agency service agreements with Tyfon, and convince potential collectible purchasers to purchase the collectibles during the exhibitions, Tyfon’s sales team will make certain representations to them in the process of marketing. However, there is no assurance that the representations they made to Tyfon’s customers and collectible purchasers accurately reflect the underlying contractual terms in the agency service agreements and standard terms and conditions of sales. In the event that any misunderstanding, confusion and complaints arise from their misrepresentations to Tyfon’s customers or collectible purchasers, it could suffer from negative publicity or reputational damage which may have material and adverse effect on its brand recognition and reputation. In addition, they may commence litigations or arbitration proceedings against Tyfon for such misrepresentations made by Tyfon’s sales team. Tyfon may be exposed to capital expenditures in settling such claims and litigations. Hence, Tyfon’s corporate image and reputation may be damaged, which may in turn affect its business, results of operations, financial condition and prospects materially and adversely.

Tyfon’s growth and development in its business may be adversely affected by competition.

Significant competition arises in the artworks trading intermediary industry in the PRC. In particular, some of its competitors may have strategic advantages over Tyfon in terms of their financial resources, network coverage, customer base, access to collectibles and brand recognition. Competitors may leverage their brand recognition, experience and resources to compete with Tyfon in a variety of ways, including making investments and acquisitions for the expansion of their product and service offerings. Some of Tyfon’s competitors may be able to secure more favorable terms from the collectible sellers and devote more resources in marketing to attract new collectible sellers and purchasers. Competition may cause a decrease in demand for Tyfon’s services, increase its costs for sourcing the collectibles and its marketing activities, and in the recruitment of expertise of collectibles.

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Tyfon’s competitive strengths in comparison with its competitors depend on various factors, for example, its development and application of Tyfon Art Blockchain system which furthers its certification and verification abilities, and its abilities to maintain good and recurring relationship with the artists and collectible owners. If Tyfon cannot effectively and successfully compete with its competitors, it may lose its established market position and its results of operations and financial condition may be materially and adversely affected.

Tyfon’s past results may not be indicative of its future performance as various factors can affect the market demand of collectibles in the future.

Tyfon’s past results should not be relied on as an indication to its future performance as a number of factors are out of its control and may affect market demand for collectibles. These factors include development in respect of the overall economic and social environment in the PRC, inflation, high interests, changes in the trends of the art market, changes in interest in art appreciation and collection in the PRC, competition from our competitors, amendments relating to government regulations on the Chinese fine arts or collectibles industry, online platform and blockchain technologies. Tyfon may not be able to sustain its business growth due to the aforementioned factors.

Where there is a negative impact to the demand of collectibles in China from any of the aforementioned factors, its business operation, results of operations, financial condition and prospects may be materially and adversely affected.

Tyfon may be subject to litigations, allegations, complaints and investigation, and its reputation, corporate image and operating results could be adversely affected if such results are adverse to its interests.

Tyfon’s business is subject to risks of litigations, allegations, complaints and investigations. Tyfon may from time to time encounter disputes with the artists, collectible owners or collectible purchasers and it may be subject to inquiries, investigations, litigations and proceedings by government authorities. There is no assurance that it may not be involved in disputes, complaints or litigations with third-party suppliers or other counter parties in its normal business operations. Actions brought against Tyfon may result in settlements, injunctions, fines, penalties or other adverse results that could harm its reputation and corporate image. A significant judgement, arbitration award or regulatory action against Tyfon arising from adverse adjudication in proceedings against its directors and senior management could have material and adverse impact to its business, results of operations, financial condition and prospect. In addition, if it fails to solve any dispute, litigation, complaint or investigation in a timely manner, its corporate image and reputation may be adversely affected.

Tyfon may be exposed to negative media coverage relating to Tyfon, its personnel, or other industry peers which would materially and adversely affect its business, results of operations, financial condition and prospects.

Tyfon’s business continues to be covered by various media. Tyfon may be subject to and associated with negative media coverage, including those on the internet, with respect to its corporate affairs, disputes with the artists, collectible owners, collectible purchasers or third-party suppliers that it has business relationship with and alleged misconduct of its employees, or other industry peers. Tyfon’s internal control policies and risk management systems may fail to identify, evaluate and manage risks inherent to its business operations as well as governing its operation. Regardless of the accuracy or applicability of the media coverage, these may bring material adverse effect on its reputation and may consequently undermine its customers’ or investors’ confidence towards Tyfon. As a result, Tyfon’s business, results of operations, financial condition, prospect and the value of your investment may be materially and adversely affected.

Tyfon may fail to renew its current leases or locate desirable alternatives.

Tyfon primarily leases properties for its business and offices. However, Tyfon may not be able to successfully extend or renew such leases upon expiration of the current terms on commercially reasonable terms, or at all, and may therefore be forced to relocate. This could interrupt or even disrupt its business operations and result in significant relocation expenses, which could adversely affect its business, financial condition and results of operations. In addition, it may have to compete with other businesses for premises at certain locations or of desirable sizes, which may in effect raise the amount of rental due to the higher demand. Tyfon may also fail to locate alternative sites for its facilities in accordance with the growth of its businesses, which may hinder the development of its business and adversely affect its future prospects.

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The uncertainties in the global economy may have adverse effect on Tyfon’s business.

Any unfavorable global economic conditions and uncertainties in financial markets, may have a detrimental impact on the demand and supply of collectibles, and in turn have a significant adverse impact on its business, results of operations and financial condition. In particular, Tyfon’s operations are more exposed to risks associated with the developments in respect of regional economic, social and financial environment in the PRC because most of its customers and purchasers are located in the PRC.

Economic and social development and government policies in the PRC could affect Tyfon’s business and prospects.

All of Tyfon’s revenue is derived from its businesses in the PRC. Accordingly, its financial condition, results of operations and prospects are subject to developments in economic, social and government policies in the PRC. In particular, any such developments may affect the performance and/or development of the collectible market in China, hence in turn affecting its business operation and the chance of obtaining future business opportunities. Furthermore, any development in relation to the tax or tax related law and regulations in the PRC may be applicable to Tyfon, and may affect its financial performance and business operations going forward.

Tyfon management conducted an evaluation of the effectiveness of Tyfon’s internal control over financial reporting and concluded that its internal control over financial reporting was not effective as of December 31, 2023. If Tyfon fails to maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results or prevent fraud.

Tyfon’s management conducted an evaluation of the effectiveness of Tyfon’s internal control over financial reporting and concluded that its internal control over financial reporting was not effective as of December 31, 2023 as a result of one identified material weakness in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control such that there is a reasonable possibility that a material misstatement of Tyfon’s financial statements will not be prevented, or detected and corrected on a timely basis. The material weakness identified relates to the lack of sufficient competent accounting personnel with appropriate levels of accounting knowledge and experiences to address complex U.S. GAAP accounting issues and prepare financial statements and related disclosures under U.S. GAAP. Further, Tyfon’s management concluded that, as of December 31, 2023, its disclosure controls and procedures were not effective because of this identified material weakness in its internal control over financial reporting.

If Tyfon fails to achieve and maintain an effective internal control environment, it could suffer material misstatements in its financial statements and fail to meet its reporting obligations, which would likely cause investors to lose confidence in Tyfon’s reported financial information. This could in turn limit our access to capital markets, harm Tyfon’s results of operations and lead to a decline in the trading price of its shares. Additionally, ineffective internal control over financial reporting could expose Tyfon to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which it is listed, regulatory investigations and civil or criminal sanctions. Tyfon may also be required to restate its financial statements from prior periods.

Security incidents, improper access to or disclosure of Tyfon’s customers’ data or other cyber incidents may harm Tyfon’s reputation and materially and adversely affect Tyfon’s business.

Tyfon’s products, services and solutions collect, store, manage and otherwise process third-party data, including Tyfon’s customers’ data and Tyfon’s own data. Such products, services and solutions as well as Tyfon’s technologies, systems and networks have been subject to, and may in the future be subject to, cyberattacks, computer viruses, ransomware or other malware, fraud, worms, social engineering, denial-of-service attacks, malicious software programs, insider threats and other cybersecurity incidents that have in the past, and may in the future, result in the unauthorized access, disclosure, acquisition, use, loss or destruction of sensitive personal or business data belonging to Tyfon and Tyfon’s customers.

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Cybersecurity incidents can be caused by human error from Tyfon’s workforce or that of Tyfon’s third-party service providers, by malicious third parties, acting alone or in groups, or by more sophisticated organizations, including nation-states and state-sponsored organizations. Such risks may be elevated in connection with geopolitical tensions, including the Russia-Ukraine war. Certain unauthorized parties have may in the future manage, to overcome Tyfon’s security measures and those of Tyfon’s third-party service providers to access and misuse systems and software by exploiting defects in design or manufacture, including bugs, vulnerabilities and other problems that unexpectedly compromise the security or operation of a product or system. Further, malicious third parties have in the past attempted, and may in the future attempt, to fraudulently induce its employees or users of Tyfon’s products, services or solutions to disclose sensitive, personal or confidential information via illegal electronic spamming, phishing or other tactics. Malicious actors may engage in fraudulent or abusive activities through its products, services and solutions, including unauthorized use of accounts through stolen credentials, use of stolen credit cards or other payment vehicles, failure to pay for services accessed, or other activities that violate its terms of service. While Tyfon actively combats such fraudulent activities, Tyfon may in the future experience, impacts to Tyfon’s revenue from such activities. Further, unauthorized parties may also gain physical access to Tyfon’s facilities and infiltrate Tyfon’s information systems or attempt to gain logical access to Tyfon’s products, services or information systems to access content and data. The loss of or unauthorized access to data, such as resulting from computer viruses, worms, ransomware or other malware may harm Tyfon’s systems, expose us to litigation or regulatory investigation and subject it to costly and time-intensive notification requirements.

Tyfon devotes significant resources to address security vulnerabilities through engineering more secure products, enhancing security and reliability features in our products and systems, code hardening, conducting rigorous penetration tests, deploying updates to address security vulnerabilities, regularly reviewing Tyfon’s service providers’ security controls, reviewing and auditing Tyfon’s products, services and solutions against information security control frameworks, providing resources, such as security training, to its workforce, and continually assessing and improving, as appropriate, its incident response process. Despite its preventative efforts, there is no assurance that its security measures will provide full effective protection from such events. The costs to prevent, eliminate, mitigate or remediate cybersecurity or other security problems and vulnerabilities are significant and may reduce its operating margins. Further, its efforts to address these problems, including notifying affected third parties when appropriate, have in the past been, and may in the future be, unsuccessful or delayed, which could result in business interruptions, cessation of service and loss of existing or potential customers.

Maintaining the security of Tyfon’s products, services and solutions is a critical issue for Tyfon and its customers. It is impossible to predict the extent, frequency or impact cybersecurity issues may have on Tyfon. Breaches of Tyfon’s security measures and the accidental loss, inadvertent disclosure or unauthorized dissemination of proprietary information or sensitive, personal or confidential data about Tyfon’s, its employees, its customers or their end users, including the potential loss or disclosure of such information or data could expose Tyfon’s, its employees, its customers or other individuals affected to a risk of loss or misuse of this information. Actual or perceived security vulnerabilities or incidents may result in claims or litigation and liability or fines (and have in the past led to such claims), costly and time-intensive notice requirements, governmental inquiry or oversight or a loss of customer confidence, any of which could harm our business and damage our brand and reputation. Tyfon’s customers may also adopt security measures to protect their computer systems and their instances of our software from attack and may suffer a cybersecurity attack on their own systems, unrelated to our systems. Even if such breach is unrelated to our security systems, solutions or programs, such breach could cause Tyfon reputational harm and require us to incur significant economic and operational consequences to adequately assess and respond to their breach, and to implement additional safeguards designed to protect against future breaches.

Tyfon does not currently maintain insurance to cover operational risks, such as cyber risk and technology outages, Tyfon’s insurance may not be sufficient to cover all liability described herein. These risks will likely increase as Tyfon expands its hosted offerings, integrate its products, services and solutions and store and process more data. Moreover, delayed sales, lower margins or lost customers resulting from disruptions caused by cyberattacks, overly burdensome preventative security measures or failure to fully meet information security control certification requirements could materially and adversely affect Tyfon’s financial results, share price and reputation.

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The success of Tyfon’s potential expansion into international markets may depend on Tyfon’s ability to timely and effectively develop and implement strategies for doing business overseas.

Tyfon’s potential expansion into international markets will require Tyfon to respond timely and effectively to rapid changes in market conditions in the relevant countries. Tyfon’s success in international expansion depends, in part, on its ability to succeed in different legal, regulatory, economic, environmental, social and political conditions which we have little control over. Tyfon may not be able to develop and implement policies and strategies that will be effective in each location where we do business. In addition, Tyfon may not be able to monitor its sales in overseas market as directly and effectively as its current sales locations in China. A change in one or more of the factors described above may have a material adverse effect on Tyfon’s business, financial condition and results of operations.

The global economy, the financial markets and political conditions of various countries may negatively affect Tyfon’s business and clients, as well as the supply of and demand for works of art.

The global art market is influenced over time by the overall strength and stability of the global economy and the financial markets of various countries, although this correlation may not be immediately evident. In addition, global political conditions and world events may affect Tyfon’s business through their effect on the economies of various countries, as well as on the willingness of potential buyers and sellers to purchase and sell art in the wake of economic uncertainty. Tyfon’s business can be particularly influenced by the economies, financial markets and political conditions of the U.S., the U.K., China, and the other major countries or territories of Europe and Asia (including the Middle East). Accordingly, weakness in those economies and financial markets can adversely affect the supply of and demand for works of art and our business. Furthermore, global political conditions may also influence the enactment of legislation that could adversely impact Tyfon’s business.

The demand for art is unpredictable, which may cause significant variability in Tyfon’s results of operations.

The demand for art is influenced not only by overall economic conditions, but also by changing trends in the art market as to which collecting categories and artists are most sought after and by the collecting preferences of individual collectors. These conditions and trends are difficult to predict and may adversely impact our ability to obtain and sell consigned property, potentially causing significant variability in Tyfon’s results of operations from period to period.

If Tyfon fails to manage its growth effectively, it may be unable to execute its business plan and its business, results of operations, and financial condition could be harmed.

Tyfon has experienced rapid growth in its business, such as in the number of sellers and the number of countries in which we have sellers and buyers, and Tyfon plans to continue to grow in the future, both in the United States and abroad. The growth of its business places significant demands on its management team and pressure to expand our operational and financial infrastructure. As Tyfon continues to grow, its operating expenses will increase. If Tyfon does not manage its growth effectively, the increases in its operating expenses could outpace any increases in its revenue and Tyfon’s business could be harmed.

Risks Related to Doing Business in China

The PRC government has significant authority to exert influence on the China operations of an offshore holding company, and offerings conducted overseas and foreign investment in China-based issuers, such as New Tyfon following the Business Combination. Developments in China’s economic, political or social conditions or government policies could have a material adverse effect on Tyfon’s, and following the Business Combination, New Tyfon’s business, results of operations, financial condition, and the value of New Tyfon’s securities.

Tyfon conducts its business in China and substantially all of its assets are located in China. Accordingly, Tyfon’s, and following the Business Combination, New Tyfon’s business, results of operations and financial condition may be influenced to a significant degree by the PRC political, economic and social conditions. The government’s policies may influence Tyfon’s operations, which could result in a material change in its operations and/or the value of New Tyfon’s securities following the Business Combination.

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The PRC government has a significant influence on the China’s economic growth by allocating resources, standardizing the payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions, providing preferential treatment to particular industries or companies, or imposing industry-wide policies on certain industries.

While the Chinese economy has experienced significant growth in the past four decades, growth can vary, both geographically and among various sectors of the economy. Various measures implemented by the PRC government to encourage economic growth and guide the allocation of resources may benefit the overall Chinese economy, but may also have a negative effect on Tyfon and New Tyfon following the Business Combination. The results of operations and financial condition of Tyfon, and New Tyfon following the Business Combination, could be materially and adversely affected by government regulation over capital investments, foreign investment or changes in applicable tax regulations. The PRC government has also implemented certain measures in the past, including interest rate adjustment, to adjust the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for Tyfon’s products and consequently have a material adverse effect on Tyfon’s, and following the Business Combination, New Tyfon’s business, results of operations and financial condition. In addition, the COVID-19 pandemic may also have a severe and negative impact on the Chinese economy. Any severe or prolonged slowdown in the rate of growth of the Chinese economy may adversely affect Tyfon’s, and following the Business Combination, New Tyfon’s business and results of operations, leading to reduction in demand for its products and adversely affect its competitive position.

Additionally, the PRC government may promulgate laws, regulations or policies that seek to impose strict scrutiny over, or completely revise, the current regulatory regime in certain industries or in certain activities. For instance, the PRC government has sthe authority to regulate the business operations in China to further regulatory, economical and societal goals, which could have a material and adverse effect on the future growth of the affected industries and the companies operating in such industries. Furthermore, the PRC government has also recently indicated an intent to exert relevant oversight and regulation over overseas securities offerings and foreign investments in China-based companies. Any such actions may adversely affect Tyfon’s, and following the Business Combination, New Tyfon’s operations, and following the business Combination, affect New Tyfon’s ability to offer or continue to offer securities to you and cause the value of New Tyfon’s securities to significantly decline or be worthless.

Tyfon’s, and following the Business Combination, New Tyfon’s ability to successfully maintain or grow business operations in China depends on various factors, which are beyond its control. These factors include, among others, macro-economic and other market conditions, social conditions, measures to control inflation or deflation, changes in the rate or method of taxation, developments in laws, regulations and administrative directives or their interpretation, and developments in industry policies. If Tyfon or New Tyfon fails to take timely and appropriate measures to adapt to any of the changes or challenges, Tyfon’s, and following the Business Combination, New Tyfon’s business, results of operations and financial condition could be materially and adversely affected.

Adverse changes in economic and political policies of the PRC government could negatively impact China’s overall economic growth, which could materially adversely affect Tyfon’s business.

Tyfon’s business, financial condition, results of operations and prospects depend significantly on economic developments in China.

While the PRC economy has grown significantly over the past few decades, this growth has remained difference across different periods, regions and economic sectors. The PRC government also has a significant influence on the China’s economic growth by allocating resources, standardizing the payment of foreign currency denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Any actions and policies adopted by the PRC government could negatively impact the Chinese economy, which could materially adversely affect Tyfon’s business.

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Developments in the interpretation and enforcement of PRC laws, rules and regulations could materially adversely affect Tyfon’s business.

Tyfon and its subsidiaries face possibility of changes to the legal system in China, including possible changes in interpretation and enforcement of laws and that rules and regulations in China can develop quickly.

The PRC legal system is based on written statutes. Unlike under common law systems, decided legal cases have limited value as precedents in subsequent legal proceedings. In 1979, the PRC government began to publish a comprehensive system of laws and regulations governing economic matters in general, and forms of foreign investment (including wholly foreign-owned enterprises and joint ventures) in particular. These laws, regulations and legal requirements are relatively new and often change, and their interpretation and enforcement may evolving that could adversely affect the Tyfon and its subsidiaries.

Tyfon cannot predict future developments in the PRC legal system. After the completion of the Business Combination, New Tyfon may need to procure additional permits, authorizations and approvals for its operations, which it may not be able to obtain. Tyfon’s inability to obtain such permits or authorizations may materially adversely affect its business, financial condition and results of operations.

Administrative and court proceedings in China may resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities retain significant discretion in interpreting and implementing statutory and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings, which could materially adversely affect its business, financial condition and results of operations.

The filing with the CSRC is required in connection with the Business Combination, and Tyfon cannot predict whether it will be able to obtain such approval or complete such filing.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and circulated five supporting guidelines, which became effective on March 31, 2023.

According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provide that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures, which filing shall be submitted within three business days after the issuer submits its application documents relating to the initial public offering and/or listing or after the first public announcement of the relevant transaction (if the submission of relevant application documents is not required). The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

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Guidance for Application of Regulatory Rules - Overseas Offering and Listing No.1, promulgated by CSRC together with the Overseas Listing Trial Measures, provides that if a domestic enterprise completes an overseas offering through an overseas special purposes acquisition company, it shall submit the filing materials within three business days after such overseas special purposes acquisition company publicly announces such acquisition transaction. In addition, according to the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Enterprises promulgated by CSRC on its official website on February 17, 2023, the companies that have already been listed on overseas stock exchanges prior to March 31, 2023 or the companies that have obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing prior to March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, but are required to make filings for subsequent offerings in accordance with the Overseas Listing Trial Measures. Companies that have already submitted an application for an initial public offering to overseas supervision administrations but have not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing prior to March 31, 2023 may arrange for the filing within a reasonable time period and should complete the required CSRC filing procedure, the completion of which will be published on the CSRC website, before such companies’ overseas issuance and listing.

Because New Tyfon had not obtained the approval from the SEC and Nasdaq for the Business Combination prior to March 31, 2023, Tyfon believes that in accordance with the abovementioned guidance and rules, it shall complete the filing procedure under the Overseas Listing Trial Measures before the consummation of the Business Combination and the listing of New Tyfon’s securities on Nasdaq. Tyfon plans to submit a filing with the CSRC with respect to the Business Combination. As of the date of this proxy statement/prospectus, Tyfon has not completed the filing procedures with the CSRC. Tyfon has not received any formal inquiry, notice, warning, sanction, or any regulatory objection from the CSRC with respect to this Business Combination. If Tyfon fails to complete required filing procedures for the Business Combination and the listing of New Tyfon’s securities on Nasdaq, GTAC has the right to terminate the Merger Agreement in accordance with its terms, and the Business Combination may not be consummated. GTAC and Tyfon will not consummate the Business Combination without first completing the CSRC filing and receiving the CSRC approval under the Overseas Listing Trial Measures, even if the securityholders of GTAC have approved the Business Combination in the extraordinary general meeting.

In addition, Tyfon cannot guarantee that new rules or regulations promulgated in the future will not impose any additional requirement on Tyfon, or other PRC subsidiaries of Tyfon or otherwise tightening the regulations on overseas listing of PRC domestic companies. If it is determined that the Business Combination is subject to any CSRC approval, filing, other governmental authorization or requirements, Tyfon cannot assure you that Tyfon, or other PRC subsidiaries of Tyfon could obtain such approval or meet such requirements in a timely manner or at all. Such failure may subject Tyfon, or other PRC subsidiaries of Tyfon to fines, penalties or other sanctions which may have a material adverse effect on Tyfon’s business and financial conditions as well as its ability to complete the Business Combination.

Tyfon may be liable for improper use or appropriation of personal information provided by its customers.

Tyfon’s business involves collecting and retaining certain internal and customer data. Tyfon also maintains information about various aspects of its operations as well as regarding its employees. The integrity and protection of customer, employee and company data are critical to Tyfon’s business. Tyfon’s customers and employees expect that it will adequately protect their personal information. Tyfon is required by applicable laws to keep strictly confidential the personal information that it collects, and to take adequate security measures to safeguard such information.

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The PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the State Administration for Market Regulation (the “SAMR”) have enforced data privacy and protection laws and regulations with evolving standards and interpretations. In April 2020, the Chinese government promulgated the Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In July 2021, the CAC and other related authorities released the draft amendment to the Cybersecurity Review Measures for public comments through July 25, 2021, the final version of which became effective on February 15, 2022. See “Government Regulations Applicable to Tyfon’s business—Regulation of Internet Security.” Tyfon and its subsidiaries are subject to enhanced cybersecurity review. As a network platform operator who possesses personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021), Tyfon has applied for and completed a cybersecurity review with respect to the proposed overseas listing pursuant to the Cybersecurity Review Measures (2021). However, Tyfon and its subsidiaries could become subject to other relevant investigations launched by PRC regulators in the future. Any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, removal of Tyfon’s applications from the relevant application stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against Tyfon, which may materially adversely affect its business, financial condition or results of operations.

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information.

As the interpretation and implementation of these laws and regulations still subject to changes, there can be no assurance that Tyfon will comply with such regulations in all respects, and Tyfon may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. Tyfon may also become subject to fines and/or other sanctions which may materially adversely affect its business, operations and financial condition.

While Tyfon takes various measures to comply with applicable data privacy and protection laws and regulations, its current security measures and those of its third-party service providers may not always be adequate for the protection of customers, employees or company data. Tyfon may be a target for computer hackers, foreign governments or cyber terrorists in the future.

Unauthorized access to Tyfon’s proprietary internal and customer data may be obtained through break-ins, sabotage, breach of its secure network by an unauthorized party, computer viruses, computer denial-of-service attacks, employee theft or misuse, breach of the security of the networks of third-party service providers, or other misconduct. Because the techniques used by computer programmers who may attempt to penetrate and sabotage proprietary internal and customer data change frequently and may not be recognized until launched against a target, Tyfon may be unable to anticipate these techniques.

Unauthorized access to Tyfon’s proprietary internal and customer data may also be obtained through inadequate use of security controls. Any of such incidents may harm Tyfon’s reputation and adversely affect its business and results of operations. In addition, Tyfon may be subject to negative publicity about security and privacy policies, systems, or measurements. Any failure to prevent or mitigate security breaches, cyber-attacks or other unauthorized access to Tyfon’s systems or disclosure of its customers’ data, including their personal information, could result in loss or misuse of such data, interruptions to the service system, diminished customer experience, loss of customer confidence and trust or impairment of technology infrastructure, and harm Tyfon’s reputation and business, resulting in significant legal and financial exposure and potential lawsuits.

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Compliance with any additional laws, along with the push for comprehensive data protection regulation, could be expensive, and may place restrictions on the conduct of the business of Tyfon and the manner in which Tyfon interacts with customers and ecosystem participants. Any failure by Tyfon or the ecosystem partners of Tyfon to comply with applicable regulations could result in regulatory enforcement actions against Tyfon and adversely impact the reputation of Tyfon.

Tyfon may be classified as a ‘‘PRC resident enterprise’’ for PRC enterprise income tax purposes, which could result in tax consequences to Tyfon and its shareholders and have an effect on its results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a ‘‘de facto management body’’ within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term ‘‘de facto management body’’ as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation, or SAT, issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the ‘‘de facto management body’’ of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those not controlled by PRC enterprises or PRC enterprise groups like us, the criteria set forth in the circular may reflect the SAT’s general position on how the ‘‘de facto management body’’ test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its ‘‘de facto management body’’ in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities. As substantially all of Tyfon’s management members are based in China, Tyfon cannot assure you how the tax residency rule will apply to Tyfon’s case. If the PRC tax authorities determine that Tyfon or any of its subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then Tyfon or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce its net income. In addition, Tyfon will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, dividends paid by Tyfon and gains realized on the sale or other disposition of Tyfon’s ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such dividends or gains are deemed to be from PRC sources. Any such tax on the dividends received by Tyfon Shareholders from Tyfon may be withheld at source. Tyfon cannot assure you whether non-PRC Shareholders of Tyfon would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Shares.

The heightened scrutiny over acquisition transactions by the PRC tax authorities may have an impact on Tyfon’s business operations, its acquisition or restructuring strategy or the value of your investment in Tyfon.

On February 3, 2015, China’s State Administration of Taxation (“SAT”) promulgated the Public Announcement on Several Issues Concerning Enterprise Income Tax for Indirect Transfer of Assets by Non-Resident Enterprises (the ‘‘Circular 7’’), which heightened the PRC tax authorities’ scrutiny on indirect transfers, by a non-resident enterprise, of assets (including equity interests) of a PRC resident enterprise (the ‘‘PRC Taxable Assets’’) and stipulated that tax authorities in the PRC are entitled to reclassify the nature of an indirect transfer of PRC Taxable Assets, when a non-resident enterprise transfers PRC Taxable Assets indirectly by disposing of an equity interest in an overseas holding company which directly or indirectly hold the PRC Taxable Assets, by disregarding the existence of the overseas holding company and considering the transaction to be a direct transfer of PRC Taxable Assets, if such transfer is deemed to have been made for the purpose of evading PRC enterprises income tax and without any reasonable commercial purpose.

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The Circular 7 may be determined by the tax authorities to be applicable to Tyfon offshore restructuring transactions, future acquisitions or sale of the shares of Tyfon’s offshore subsidiaries, where non-resident enterprise transferors were involved. Furthermore, Tyfon, its non-resident enterprises and PRC subsidiaries may be required to spend valuable resources to comply with the Circular 7 or to establish that Tyfon and its non-resident enterprises should not be taxed under the Circular 7 for its restructuring or disposal of shares of its offshore subsidiaries, which may have a material adverse effect on its financial condition and results of operations.

Governmental regulation of currency conversion may limit the ability of Tyfon, New Tyfon following the consummation of the Business Combination, their subsidiaries to utilize their net revenues effectively and their ability to transfer cash among the group, across borders, and to investors and affect the value of your investment.

The PRC government imposes regulations on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. The PRC subsidiaries receive substantially all of their net revenue in RMB. Under the current corporate structure, Tyfon and following the consummation of the Business Combination, New Tyfon primarily relies on dividend payments from the PRC subsidiaries to fund any cash and financing requirements it may have.

The RMB is convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans Tyfon or New Tyfon may secure from or for their subsidiaries. Certain PRC subsidiaries may purchase foreign currency for settlement of “current account transactions” without the approval of SAFE by complying with certain procedural requirements.

However, PRC governmental authorities may affect or eliminate the ability of the PRC subsidiaries to purchase foreign currencies for current account transactions. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities.

Since a significant amount of the PRC subsidiaries’ revenue is denominated in RMB, any existing and future restrictions on currency exchange may affect their ability to utilize cash generated in RMB to fund their business activities outside of the PRC or pay dividends in foreign currencies to the shareholders. These affections may also limit New Tyfon’s ability to obtain foreign currency through debt or equity financing for its subsidiaries following the consummation of the Business Combination.

Fluctuations in the value of the RMB may materially adversely affect your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in society and economic conditions in China and by China’s foreign exchange policies. With the development of the foreign exchange market and progress towards interest rate liberalization and RMB internationalization, the PRC government may announce further changes to the exchange rate system, and the RMB may appreciate or depreciate significantly against the U.S. dollar. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar.

Significant revaluation of the RMB may materially adversely affect your investment. For example, to the extent that Tyfon or New Tyfon needs to convert U.S. dollars received from offshore financing activities into RMB for the operations, their subsidiaries, appreciation of the RMB against the U.S. dollar would decrease the RMB amount that Tyfon or New Tyfon would have received from the conversion. Conversely, if Tyfon or New Tyfon and its subsidiaries convert RMB into U.S. dollars for the purpose of making payments for dividends on the Class A Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the RMB would reduce the U.S. dollar amount available to Tyfon, New Tyfon and its subsidiaries. Additionally, Tyfon’s or New Tyfon’s reported results of operations may be affected by fluctuations in the exchange rate among USD and RMB. If the RMB depreciates against the USD, Tyfon or New Tyfon’s amounts reported in the section of this proxy statement/prospectus entitled “Tyfon Management’s Discussion And Analysis Of Financial Condition And Results Of Operations” and in Tyfon’s and New Tyfon’s financial statements, both of which are denominated in USD, may decline even if the Tyfon’s and New Tyfon’s underlying business operations do not experience a similar decline.

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As of the date of this proxy statement/prospectus, Tyfon has not entered into any material hedging transactions to reduce its exposure to foreign currency exchange risk. While Tyfon and New Tyfon may enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited, and Tyfon and New Tyfon may not be able to adequately hedge its exposure. In addition, currency exchange losses may be magnified by PRC exchange regulations that affect Tyfon’s and New Tyfon’s ability to convert RMB into foreign currency.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may adversely affect Tyfon’s business and results of operations. Failure to make adequate contributions to employee benefit plans as required by PRC regulations may subject Tyfon to penalties.

The Standing Committee of the National People’s Congress enacted the Labor Contract Law in 2008, and amended it on December 28, 2012. The Labor Contract Law introduced specific provisions related to fixed-term employment contracts, part-time employment, probationary periods, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining to enhance previous PRC labor laws.

Under the Labor Contract Law, an employer must sign an unlimited-term labor contract with any employee who has worked for the employer for ten consecutive years. Furthermore, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract, with certain exceptions, must have an unlimited term, subject to certain exceptions.

With certain exceptions, an employer must pay severance to an employee where a labor contract is terminated or expires. In addition, PRC governmental authorities have introduced various new labor-related regulations since the effectiveness of the Labor Contract Law. Under the PRC Social Insurance Law and the Administrative Measures on Housing Fund, employees must participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance, and housing funds. Employers must apply for social insurance registration and open housing fund accounts for the employees and are required, together with their employees or separately, to pay the social insurance premiums and housing funds for their employees.

As the interpretation and implementation of these regulations are evolving, employment practices of the PRC subsidiaries may not be at all times deemed in compliance with the regulations. As a result, these entities could be subject to penalties or incur significant liabilities in connection with labor disputes or investigations.

It may be difficulty for U.S. regulators to investigate and collect evidence from companies located in the PRC.

In China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigations initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism.

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According to Article 177 of the PRC Securities Law (the “Article 177”), which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without PRC government approval, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted outside of China. The inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests. Furthermore, as of the date of this proxy statement/prospectus, there have not been implementing rules or regulations regarding the application of Article 177, and, accordingly, it remains unclear as to how it will be interpreted, implemented or applied by relevant government authorities. As such, the procedures and requisite timing for the overseas securities regulatory agencies to conduct investigations and collect evidence within the territory of the PRC shall be determined in accordance with the relevant laws and regulations then in force to. If the U.S. securities regulatory agencies are unable to conduct such investigations, there exists a risk that they may determine to suspend or de-register our registration with the SEC and may also delist our securities from trading market within the United States. You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because each of New Tyfon and GTAC is incorporated under the law of the Cayman Islands, New Tyfon will conduct substantially all of its operations in China, and a majority of its directors and executive officers will reside outside of the United States.

Risks Related to Tyfon’s Corporate Structure

The PRC government may determine that the VIE Agreements are not in compliance with applicable PRC laws, rules and regulations.

To comply with applicable PRC laws, rules and regulations, Tyfon conducts certain of its operations in the PRC through the VIE Agreements, a series of contractual arrangements entered into among (i) Suzhou Yongfeng Consulting Management Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise in accordance with the laws of the PRC, (ii) Jiangsu Taifeng Cultural Communication Co., Ltd. (the “VIE Entity”) and (iii) Hu Ting, which consist of exclusive business cooperation agreement, exclusive option agreement, voting rights and proxy agreement, and equity pledge agreement. The WFOE holds 50% of shares in the VIE Entity through the VIE Agreements, and the remaining 50% of shares in the VIE Entity through direct ownership. See Note 3 to Tyfon’s Consolidated Financial Statements included elsewhere in this proxy statement/prospectus.

There are risks involved with the operation of certain operations of Tyfon’s business in reliance on the VIE Agreements, including the risk that the VIE Agreements may be determined by PRC regulators or courts to be unenforceable. Although Tyfon believes that it is in compliance with current PRC regulations in the execution and implementation of the VIE Agreements, it cannot assure you the PRC government would agree that the VIE Agreements fully comply with existing PRC policies or with policies that may be adopted in the future. PRC laws and regulations governing the validity of these VIE Agreements are evolving. If the VIE Agreements were for any reason determined to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	imposing economic penalties;

●	discounting or restricting our operations;

●	imposing conditions or requirements in respect of the VIE Agreements with which the parties thereto may not be able to comply;

●	requiring us to restructure the relevant ownership structure or operations;

●	taking other regulatory or enforcement actions that could adversely affect our business; and

●	revoking the business licenses and/or the licenses or certificates of the parties to the VIE Agreements, and/or voiding the VIE Agreements.

Any of these actions would adversely affect our ability to manage, operate and gain the financial benefits of the VIE Agreements, which would have a material adverse impact on Tyfon’s business, financial condition and results of operations.

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Tyfon’s VIE contractual arrangements may not be as effective in providing operational control as direct ownership and the VIE shareholders may fail to perform their obligations under Tyfon’s contractual arrangements.

Tyfon’s VIE contractual arrangements may not be as effective as direct ownership in providing Tyfon with operational control. Direct ownership would allow Tyfon, for example, to exercise our rights directly or indirectly as a shareholder to effect changes in the boards of directors of the VIEs, which, in turn, could effect changes, subject to any applicable fiduciary obligations at the management level. However, under the contractual arrangements, as a legal matter, if the VIEs or their equity holders fail to perform their respective obligations under the contractual arrangements, Tyfon may have to incur substantial costs and expend significant resources to enforce those arrangements and resort to litigation or arbitration and rely on legal remedies under PRC laws. These remedies may include seeking specific performance or injunctive relief and claiming damages, any of which may not be effective. In the event Tyfon is unable to enforce these contractual arrangements, or it experiences significant delays or other obstacles in the process of enforcing these contractual arrangements, it may not be able to exercise its rights as the primary beneficiary over the VIEs and may lose control over the assets owned by the VIE. As a result, Tyfon may be unable to consolidate the VIEs in our consolidated financial statements, which could materially and adversely affect Tyfon’s financial condition and results of operations.

Failure by the VIE or its shareholders to perform their obligations under their contractual arrangements could adversely affect Tyfon and its subsidiaries’ business, financial condition and results of operations.

If the VIE or its shareholders fail to perform their respective obligations under their contractual arrangements, Tyfon and its subsidiaries may incur costs and expend additional resources to enforce such arrangements. Tyfon and its subsidiaries may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages.

Contractual arrangements with the VIE and its shareholders are governed by PRC laws and provide for the resolution of disputes through arbitrations in the PRC. Accordingly, these contractual arrangements would be interpreted in accordance with PRC laws, and any disputes arising from these contractual arrangements would be resolved in accordance with PRC legal procedures.

The payment arrangement under the VIE Agreements may be challenged by the PRC tax authorities.

Tyfon generates its revenues through the payments we receive pursuant to the VIE Agreements. It could face adverse tax consequences if the PRC tax authorities determine that the VIE Agreements were not entered into based on arm’s length negotiations. For example, PRC tax authorities may adjust our income and expenses for PRC tax purposes, which could result in Tyfon being subject to higher tax liability, or cause other adverse financial consequences. According to the PRC Tax Administration and Collection Law, (中华人民共和国税收征收管理法), and Implementation Regulations for the Law of the PRC Tax Administration and Collection Law 《中华人民共和国税收征收管理法实施细则(2016修订), in the case of a transfer pricing related adjustment, the statute of limitation is three years normally and ten years in special instances.

Risks Related to Tyfon as a New Public Company

Tyfon may not be able to accurately report its financial results, prevent fraud or file our periodic reports in a timely manner, which may cause investors to lose confidence in our reported financial information and may lead to a decline in our stock price.

Tyfon has been a private company and, as such, it has not been subject to the internal control and financial reporting requirements applicable to a publicly traded company. Tyfon is required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act following the later of the date we are deemed to be an “accelerated filer” or a “large accelerated filer,” each as defined in the Securities Exchange Act of 1934 as amended (the “Exchange Act”), or the date we are no longer an “emerging growth company,” as defined in the JOBS Act. In addition, as a public company, it will be subject to Section 404(a), which requires Tyfon to include a report on our internal controls, including an assessment of the effectiveness of our internal controls and financial reporting procedures. Section 404 of the Sarbanes-Oxley Act (“Section 404”) requires that Tyfon maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, Tyfon must perform system and process evaluations, document its controls and perform testing of its key controls over financial reporting to allow management and its independent public accounting firm to report on the effectiveness of its internal control over financial reporting. Tyfon’s testing, or the subsequent testing by its independent public accounting firm, may reveal deficiencies in its internal control over financial reporting that are deemed to be material weaknesses. If it is not able to comply with the requirements of Section 404 in a timely manner, or if Tyfon or Tyfon’s accounting firm identify deficiencies in its internal control over financial reporting that are deemed to be material weaknesses, the market price of its stock would likely decline and Tyfon could be subject to lawsuits, sanctions or investigations by regulatory authorities, which would require additional financial and management resources.

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Tyfon may encounter difficulties in the timely and accurate reporting of its financial results, which would impact its ability to provide its investors with information in a timely manner. As a result, Tyfon’s investors could lose confidence in its reported financial information, and Tyfon’s stock price could decline.

New Tyfon will be an emerging growth company, and any decision on New Tyfon’s part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make New Tyfon Ordinary Shares less attractive to investors.

New Tyfon will be an “emerging growth company,” as defined in the JOBS Act. New Tyfon intends to take advantage of certain exemptions under the JOBS Act from various public company reporting requirements, including not being required to have its internal control over financial reporting audited by its independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. New Tyfon may take advantage of these exemptions for up to five years or until it is no longer an “emerging growth company,” whichever is earlier.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. New Tyfon expects to use the extended transition period under the JOBS Act. Accordingly, its consolidated financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

New Tyfon cannot predict if investors will find New Tyfon Ordinary Shares less attractive if it chooses to rely on any of the exemptions afforded to emerging growth companies. If some investors find New Tyfon Ordinary Shares less attractive because it relies on any of these exemptions, there may be a less active trading market for its ordinary shares and the market price of its ordinary shares may be more volatile.

New Tyfon cannot predict if investors will find New Tyfon Ordinary Shares less attractive if it chooses to rely on any of the exemptions afforded to emerging growth companies. If some investors find New Tyfon Ordinary Shares less attractive because it relies on any of these exemptions, there may be a less active trading market for New Tyfon Ordinary Shares and the market price of New Tyfon Ordinary Shares may be more volatile.

New Tyfon will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) in which the fifth anniversary of the completion of the IPO, (b) in which New Tyfon has total annual gross revenue of at least $1.235 billion or (c) in which New Tyfon becomes a large accelerated filer, which means that it has been public for at least 12 months, has filed at least one annual report and the market value of New Tyfon Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last day of its then-most recently completed second fiscal quarter, and (2) the date on which it has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

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Tyfon has not operated as a public company and may not be able to manage its transition effectively or efficiently to a public company.

Tyfon has never operated as a public company and will incur significant legal, accounting, and other expenses that it did not incur as a private company. Tyfon’s management team and other personnel will need to devote a substantial amount of time to, and Tyfon may not effectively or efficiently manage, its transition into a public company. For example, Tyfon will be subject to the reporting requirements of the Exchange Act, the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the SEC. To comply with the various requirements applicable to public companies, Tyfon will need to establish and maintain effective disclosure and financial controls and make changes to its corporate governance practices. If, notwithstanding its efforts to comply with these laws, regulations and standards, it fails to comply, regulatory authorities may initiate legal proceedings against Tyfon and Tyfon’s business may be harmed. Further, failure to comply with these rules might make it more difficult for Tyfon to obtain some types of insurance, including director and officer liability insurance, and Tyfon might be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for Tyfon to attract and retain qualified persons to serve on our board of directors, on committees of board of directors or as members of senior management. As such, Tyfon intends to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities.

Many members of Tyfon’s management and other personnel have limited experience managing a public company and preparing public filings. In addition, Tyfon expects that its management and other personnel will need to divert attention from other business matters to devote substantial time to the reporting and other requirements applicable to a public company. In particular, Tyfon’s expect to incur significant expense and devote substantial management effort to complying with the requirements of Section 404. Tyfon intends to hire additional accounting and finance personnel with system implementation experience and expertise regarding compliance with the Sarbanes-Oxley Act. Tyfon may be unable to locate and hire qualified professionals with requisite technical and public company experience when and as needed. In addition, new employees will require time and training to learn Tyfon’s business and operating processes and procedures. If Tyfon is unable to recruit and retain additional finance personnel or if our finance and accounting team is unable for any reason to respond adequately to the increased demands that will result from being a public company, the quality and timeliness of Tyfon’s financial reporting may suffer, which could result in the identification of material weaknesses in its internal controls. Any consequences resulting from inaccuracies or delays in Tyfon’s reported consolidated financial statements could cause its stock price to decline and could harm its business, financial condition, and results of operations.

If Tyfon fails to strengthen its financial reporting systems, infrastructure, and internal control over financial reporting to meet the demands that will be placed upon us as a public company, including the requirements of the Sarbanes-Oxley Act, it may be unable to report its financial results timely and accurately or prevent fraud. Tyfon expects to incur significant expense and devote substantial management effort toward ensuring compliance with Section 404.

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New Tyfon will qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such New Tyfon is exempt from certain provisions applicable to U.S. domestic public companies.

Because New Tyfon will qualify as a foreign private issuer under the Exchange Act immediately following the consummation of the Business Combination, New Tyfon is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

New Tyfon will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information New Tyfon is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, if you continue to hold Class A Ordinary Shares, you may receive less or different information about New Tyfon than you currently receive about Galata or that you would receive about a U.S. domestic public company.

The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter.

In the future, New Tyfon could lose its status as a foreign private issuer under current SEC rules and regulations if more than 50% of New Tyfon’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of New Tyfon’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of New Tyfon’s assets are located in the United States; or (iii) New Tyfon’s business is administered principally in the United States. If New Tyfon loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, New Tyfon would likely incur substantial costs in fulfilling these additional regulatory requirements, including costs related to the preparation of financial statements and members of New Tyfon’s management would likely have to divert time and resources from other responsibilities to ensuring these additional regulatory requirements are fulfilled.

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Upon the completion of the Business Combination, New Tyfon will be a “controlled company” under the Nasdaq Stock Market Listing Rules, and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Immediately upon the completion of the Business Combination, Ms. Hu will beneficially own 35,918,193 New Tyfon Ordinary Shares, representing approximately 72% of the total issued and outstanding share capital and approximately 72% of the aggregate voting power of New Tyfon, assuming no redemptions scenario. Therefore, New Tyfon will be a “controlled company” under the Nasdaq Stock Market Listing Rules, and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of its directors be independent, as defined in the Nasdaq Stock Market Listing Rules, and the requirement that the compensation committee and nominating and corporate governance committee consist entirely of independent directors. New Tyfon currently is expected to rely on these exemptions, and as a result, you will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq corporate governance requirements.

Risks Related to New Tyfon’s Common Stock Following the Transactions

The market price of New Tyfon’s common stock is likely to be highly volatile, and you may lose some or all of your investment.

Following the Business Combination, the market price of New Tyfon’s common stock may fluctuate significantly due to a number of factors, some of which may be beyond our control, including those factors discussed in this “Risk Factors” section and many others, such as:

●	actual or anticipated fluctuations in New Tyfon’s financial condition and operating results, including fluctuations in its quarterly and annual results;

●	developments involving Tyfon’s competitors;

●	changes in laws and regulations affecting Tyfon’s business;

●	variations in Tyfon’s operating performance and the performance of its competitors in general;

●	the public’s reaction to New Tyfon’s press releases, its other public announcements and its filings with the SEC;

●	additions and departures of key personnel;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by New Tyfon or its competitors;

●	New Tyfon’s failure to meet the estimates and projections of the investment community or that it may otherwise provide to the public;

●	publication of research reports about New Tyfon or its industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	changes in the market valuations of similar companies;

●	overall performance of the equity markets;

●	sales of New Tyfon’s common stock by New Tyfon or its stockholders in the future;

●	trading volume of New Tyfon’s common stock;

●	significant lawsuits, including shareholder litigation;

●	failure to comply with the requirements of NASDAQ;

●	general economic, industry and market conditions other events or factors, many of which are beyond New Tyfon’s control; and

●	changes in accounting standards, policies, guidelines, interpretations or principles.

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Volatility in New Tyfon’s share price could subject New Tyfon to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If New Tyfon faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.

If securities or industry analysts do not publish research or reports about New Tyfon, or publish negative reports, then New Tyfon’s stock price and trading volume could decline.

The trading market for New Tyfon’s common stock will depend, in part, on the research and reports that securities or industry analysts publish about New Tyfon. New Tyfon does not have any control over these analysts. If New Tyfon’s financial performance fails to meet analyst estimates or one or more of the analysts who cover New Tyfon downgrade its common stock or change their opinion, then New Tyfon’s stock price would likely decline. If one or more of these analysts cease coverage of New Tyfon or fail to regularly publish reports on New Tyfon, it could lose visibility in the financial markets, which could cause New Tyfon’s stock price or trading volume to decline.

New Tyfon does not currently intend to pay dividends on its common stock, and, consequently, your ability to achieve a return on your investment will depend on appreciation, if any, in the price of New Tyfon’s common stock.

GTAC has never declared or paid any cash dividend on its common stock. New Tyfon currently anticipates that it will retain future earnings for the development, operation and expansion of the business and does not anticipate declaring or paying any cash dividends for the foreseeable future. Any future determination relating to New Tyfon’s dividend policy will be made at the discretion of the New Tyfon board of directors and will depend on then existing conditions, including its financial condition, results of operations, contractual restrictions (including in the agreements governing its credit facilities or other debt instruments), capital requirements, business prospects and other factors its board of directors may deem relevant. Any return to stockholders will therefore be limited to the appreciation of their stock. There is no guarantee that shares of New Tyfon’s common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

There can be no assurance that New Tyfon will be able to comply with the continued listing standards of the Nasdaq. The Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in New Tyfon’s securities and subject us to additional trading restrictions.

The New Tyfon Common Stock and New Tyfon public warrants are expected to be listed on Nasdaq under the symbols “TFCI” and “TFCIW,” respectively. New Tyfon cannot assure you that its securities will continue to be listed on Nasdaq. New Tyfon is required to demonstrate compliance with Nasdaq’s continued listing requirements in order to continue to maintain the listing of our securities on Nasdaq. If Nasdaq delists New Tyfon’s securities from trading on its exchange and it is not able to list its securities on another national securities exchange, its securities could be quoted on an over-the-counter market. If this were to occur, it could face significant adverse consequences, including:

●	a limited availability of market quotations for New Tyfon’s securities;

●	reduced liquidity for New Tyfon’s securities;

●	a determination that New Tyfon Common Stock is a “penny stock” which will require brokers trading in New Tyfon Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

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The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because New Tyfon Common Stock and New Tyfon Public Warrants will be listed on Nasdaq, New Tyfon Common Stock and New Tyfon Public Warrants qualify as covered securities. Although states are preempted from regulating the sale of our securities, the federal statute does allow states to investigate companies if there is a suspicion of fraud. If there is a finding of fraudulent activity, then states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

An active, liquid trading market for New Tyfon Ordinary Shares may not develop, which may limit your ability to sell New Tyfon Ordinary Shares.

Prior to the completion of the Business Combination, there was no public market for New Tyfon Ordinary Shares. Although we intend to apply to list the New Tyfon Ordinary Shares on the Nasdaq under the ticker symbol “TFCI” an active trading market for New Tyfon Ordinary Shares may never develop or be sustained following the consummation of the Business Combination. The initial valuation of the New Tyfon Ordinary Shares may not be indicative of the market price of New Tyfon Ordinary Shares that will prevail in the open market after the consummation of the Business Combination. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither we nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of New Tyfon Ordinary Shares. An inactive market may also impair our ability to raise capital to continue to fund operations by issuing New Tyfon Ordinary Shares.

New Tyfon may issue additional shares of common stock or other equity securities, which would dilute your ownership interest in New Tyfon and may depress the market price of New Tyfon’s common stock.

New Tyfon may issue additional shares of common stock or other equity securities in the future in connection with, among other things, future acquisitions, issuances of equity securities under the New Tyfon 2024 Omnibus Incentive Plan without stockholder approval in a number of circumstances. New Tyfon’s issuance of additional common stock or other equity securities could have one or more of the following effects:

●	New Tyfon’s existing stockholders’ proportionate ownership interest in New Tyfon will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding share of common stock may be diminished; and

●	the market price of New Tyfon common stock may decline.

The sale or availability for sale of substantial amounts of New Tyfon Ordinary Shares could adversely affect New Tyfon’s market price.

Sales of substantial amounts of New Tyfon Ordinary Shares in the public market after the completion of the Business Combination, or the perception that these sales could occur, could adversely affect the market price of the New Tyfon Ordinary Shares and could materially impair New Tyfon’s ability to raise capital through equity offerings in the future. In connection with the Business Combination, Tyfon shareholders will exchange the Tyfon Ordinary Shares held by them for New Tyfon Ordinary Shares upon the consummation of the Business Combination and will agree, subject to certain exceptions, not to sell any New Tyfon Ordinary Shares for a period as set forth in the Lock-Up Agreements. Shares of New Tyfon to be held by Tyfon’s certain existing shareholders after the Business Combination may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements. New Tyfon cannot predict what effect, if any, market sales of securities held by New Tyfon’s significant shareholders or any other holders or the availability of these securities for future sale will have on the market price of the New Tyfon Ordinary Shares.

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New Tyfon is a Cayman Islands exempted company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, you may have less protection for your shareholder rights than you would under U.S. law.

New Tyfon’s corporate affairs are governed by its memorandum and articles of association as amended and restated from time to time, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of New Tyfon’s directors to New Tyfon under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as that from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of New Tyfon’s shareholders and the fiduciary duties of its directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as shareholders of a U.S. public company.

Certain judgments obtained against New Tyfon by New Tyfon’s shareholders may not be enforceable.

New Tyfon is a company incorporated under the laws of the Cayman Islands. Tyfon conducts most of its operations in China and substantially all of its operations outside of the United States. Most of Tyfon’s assets are located in China, and substantially all of Tyfon’s assets are located outside of the United States. In addition, after the Business Combination, most of New Tyfon’s senior executive officers reside within China for a significant portion of the time and most are PRC nationals. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against New Tyfon or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against New Tyfon’s assets or the assets of New Tyfon’s directors and officers.

Risks Related to the Business Combination and GTAC

GTAC is a Cayman Islands exempted company limited by shares with no operating history and no revenues, and you have no basis on which to evaluate its ability to achieve its business objective.

GTAC is an exempted company limited by shares incorporated under the laws of the Cayman Islands with no operating results, and it did not commence operations until obtaining funding through the IPO. If GTAC fails to complete its initial business combination, GTAC will never generate any operating revenues.

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This proxy statement/prospectus includes unaudited pro forma condensed combined financial statements for GTAC and Tyfon. The unaudited pro forma condensed combined balance sheet as of December 31, 2023 assumes that the Business Combination and related transactions occurred on December 31, 2023. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2023. The unaudited pro forma condensed combined financial information is based upon, and should be read together with the accompanying notes to, the unaudited pro forma condensed combined financial statements, the audited financial statements of GTAC and related notes, the Tyfon audited consolidated financial statements and related notes, the sections of this proxy statement/prospectus entitled “GTAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” “Tyfon Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what Tyfon’s financial position or results of operations would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of New Tyfon following the consummation of the Business Combination. For more information, see the section in this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The Founder Shareholders have agreed to vote their shares in favor of the Business Combination Proposal, regardless of how GTAC shareholders vote.

The Business Combination Proposal must be approved by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares, being entitled to do so, voting in person or by proxy thereon at the Extraordinary General Meeting. The Founder Shareholders, which collectively own 5,000,000 Founder Shares (inclusive of the Non-Redeemable GTAC Class A Shares), or approximately 70.5% of the outstanding GTAC Ordinary Shares, have previously agreed to vote all of their Ordinary Shares in favor of a business combination proposed to them for approval, including the Business Combination. Additionally, the Founder Shareholders and their affiliates have agreed to vote the GTAC Ordinary Shares they own in favor of each of the proposals.

Accordingly, other than the shares held by the Founder Shareholders, no additional shares would need to be voted in favor of each of the Condition Precedent Proposals and the Adjournment Proposal to approve such proposals.

Since the Sponsor and GTAC’s directors and officers have interests that are different, or in addition to (and which may conflict with), the interests of GTAC shareholders, a conflict of interest may have existed in determining whether the Business Combination with Tyfon is appropriate as GTAC’s initial business combination. Such interests include that the Sponsor will lose its entire investment in GTAC if the Business Combination is not completed.

When you consider the recommendation of GTAC Board in favor of approval of the Business Combination Proposal, you should consider that the Sponsor and GTAC’s directors and officers have interests in such proposal that are different from, or in addition to, those of GTAC’s shareholders generally. These interests include:

●	the fact that the Sponsor and GTAC’s officers, directors, advisors and their affiliates own an aggregate of 3,500,000 Founder Shares which they acquired from the Former Sponsor and which will be converted into 3,500,000 New Tyfon Ordinary Shares, which will have a significantly higher value at the time of the Business Combination, if it is consummated, and, based on the closing trading price of the GTAC Class A Ordinary Shares on [ ], 2024, which was $[ ], would have an aggregate value of approximately $[ ] million as of the same date. The Former Sponsor and the other Initial Shareholders currently own 1,500,000 Founder Shares (inclusive of the 1,300,000 Non-Redeemable GTAC Class A Shares), or 30% of the total issued and outstanding Founder Shares, or 21.1% of the total issued and outstanding GTAC Ordinary Shares. If GTAC does not consummate the Business Combination or another initial business combination by July 25, 2024 (unless such date is extended by the Extension Deposit), and GTAC is therefore required to be liquidated, these shares would be worthless, as Founder Shares are not entitled to participate in any redemption or liquidation of the Trust Account. Based on the difference in the effective purchase price that the Former Sponsor and the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per GTAC Class A Ordinary Share sold in the IPO, the Sponsor and the Former Sponsor may earn positive rates of return even if the share price of New Tyfon after the Closing falls below the price initially paid for the GTAC Class A Ordinary Shares in the IPO and the Public Shareholders experience a negative rate of return following the Closing of the Business Combination;

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●	the fact that if GTAC does not consummate the Business Combination or another initial business combination by July 25, 2024 (unless such date is extended by the Extension Deposit), it would cease all operations except for the purpose of winding up, redeeming all of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and its directors, dissolving and liquidating, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor will benefit from the completion of an initial business combination and may be incentivized to complete the acquisition of a less favorable target company or on terms less favorable to shareholders rather than to liquidate;

●	the fact that the Sponsor and the officers and directors of GTAC have waived their right to redeem their Founder Shares and any other GTAC Ordinary Shares held by them in connection with the consummation of the Business Combination, or to receive distributions from the Trust Account with respect to the Founder Shares upon GTAC’s liquidation if GTAC is unable to consummate its initial business combination;

●	the fact that the Sponsor, their affiliates or certain of GTAC’s officers and directors or their affiliates may, but are not obligated to, provide Working Capital Loans to GTAC. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $2,500,000 of such Working Capital Loans may be convertible into private placement warrants to purchase GTAC Class A Ordinary Shares at a price of $1.00 per warrant. If GTAC completes a business combination, GTAC will repay the Working Capital Loans out of the proceeds of the Trust Account released to New Tyfon. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, GTAC may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of May 1, 2024, approximately $350,000 of Working Capital Loans was outstanding;

●	the fact that the Sponsor is entitled to $10,000 per month for office space, secretarial and administrative services until the completion of an initial business combination under the Administrative Services Agreement;

●	the fact that unless GTAC consummates an initial business combination, its directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them in connection with the Business Combination (to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account). As of May 1, 2023, the current directors or officers of GTAC had not incurred any expenses which they expect to be reimbursed at the Closing;

●	the fact that the Current Charter provides that GTAC renounces any interest or expectancy of GTAC in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for GTAC, on the one hand, and an individual serving as its director or officer, on the other.

●	Notwithstanding such provision, GTAC believes that such provision did not impact GTAC’s search for a business combination target because GTAC’s current officers and directors have confirmed to GTAC that there were no such corporate opportunities that were not presented to GTAC pursuant to such provision;

●	the fact that pursuant to the Merger Agreement, for a period of six years following the consummation of the Business Combination, New Tyfon (i) is required to maintain provisions in the Proposed Charter providing for the indemnification of GTAC’s existing directors and officers and (ii) is required to maintain a directors’ and officers’ liability insurance policy that covers GTAC’s existing directors and officers;

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●	the fact that at the Closing, New Tyfon, the Sponsor, and certain of the SPAC’s current and former directors and officers will enter into the Lock-Up Agreement, which, among other things, will amend the existing transfer restrictions under the Letter Agreement;

●	the fact that GTAC’s officers and directors have not been required to, and have not, committed their full time to GTAC’s affairs, which may have resulted in a conflict of interest in allocating their time between GTAC’s operations and its search for a business combination and their other businesses; and

●	the anticipated election of [ ] and [ ] as directors of New Tyfon in connection with the consummation of the Business Combination. As such, in the future, such directors will receive any cash fees, share options or share awards that the New Tyfon Board determines to pay to such directors.

The existence of personal and financial interests of one or more of GTAC’s directors may result in a conflict of interest on the part of such director(s) between what he or they may believe is in the best interests of GTAC and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. For additional information on the interests and relationships of the Sponsor, Former Sponsor, directors and officers in the Business Combination. See the sections of this proxy statement/prospectus entitled “Risk Factors — If the Business Combination is not approved, then the Founder Shares that are beneficially owned by GTAC’s current directors, executive officers and the Sponsor will be worthless, the expenses incurred by such persons may not be reimbursed or repaid and the offers of employment with New Tyfon that are anticipated by certain of such persons will not be extended. Such interests may have influenced their decision to approve the Business Combination with Tyfon.” and “The Business Combination— Interests of GTAC’s Directors and Officers in the Business Combination.”

The personal and financial interests of the Sponsor as well as GTAC’s directors and officers may have influenced their motivation in identifying and selecting Tyfon as a business combination target, completing an initial business combination with Tyfon and influencing the operation of the business following the Business Combination. In considering the recommendations of GTAC Board to vote for the proposals, its shareholders should consider these interests.

If the Business Combination is not approved, then the Founder Shares that are beneficially owned by the Sponsor will be worthless, the expenses incurred by such persons may not be reimbursed or repaid. Such interests may have influenced their decision to approve the Business Combination with Tyfon.

The Sponsor beneficially owns or has a pecuniary interest in Founder Shares that it purchased from the Former Sponsor. The Sponsor has no redemption rights with respect to these securities in the event a business combination is not effected in the required time period under GTAC’s organizational documents. Therefore, if the Business Combination with Tyfon or another business combination is not approved within the required time period, such securities held by such persons will be worthless. Such securities had an aggregate market value of approximately $          million outstanding as of            , 2024, based on the closing price per ordinary share of GTAC as of                  , 2024 of $             per share, despite having been purchased for an aggregate of $250,000. As a result, the Sponsor is likely to be able to recoup its investment in GTAC and make a substantial profit on that investment, even if New Tyfon’s public shares have lost significant value. This means that the Sponsor could earn a positive rate of return on their investment, even if GTAC’s Public Shareholders experience a negative rate of return in the post-business combination company. Accordingly, GTAC’s management team, which owns interests in the Sponsor, may have an economic incentive that differs from that of the Public Shareholders to pursue and consummate an initial business combination rather than to liquidate and to return all of the cash in the Trust Account to the Public Shareholders, even if that business combination were with a less favorable target company or on terms less favorable to Public Shareholders rather than liquidate.

In addition, GTAC’s officers and directors and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on GTAC’s behalf. These expenses will be repaid upon completion of the Business Combination with Tyfon. However, if GTAC fails to consummate the Business Combination, they will not have any claim against the Trust Account for repayment or reimbursement. Accordingly, GTAC may not be able to repay or reimburse these amounts if the Business Combination is not completed.

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For additional information, see the section of this proxy statement/prospectus entitled “The Business Combination—Interests of GTAC’s Directors, Officers and Advisors in the Business Combination.”

These financial interests may have influenced the decision of GTAC’s directors to approve the Business Combination with Tyfon and to continue to pursue such Business Combination. In considering the recommendations of GTAC Board to vote for the Business Combination Proposal, its shareholders should consider these interests.

GTAC and Tyfon will incur significant transaction and transition costs in connection with the Business Combination.

GTAC and Tyfon have both incurred and expects that it will incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. Tyfon may also incur additional costs to retain key employees. GTAC and Tyfon will also incur significant legal, financial advisory, accounting and banking fees, fees relating to regulatory filings and notices, SEC filing fees, printing and mailing fees and other costs associated with the Business Combination. The transaction expenses incurred by GTAC and Tyfon is estimated to be approximately $5.0 million and $5.6 million, respectively, in transaction costs related to the Business Combination. Some of these costs are payable regardless of whether the Business Combination is completed.

If GTAC is unable to complete the Business Combination with Tyfon or another initial business combination by July 25, 2024, then unless extended by an Extension Deposit, GTAC will cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding Public Shares and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating. In such event, third parties may bring claims against GTAC and, as a result, the proceeds held in the Trust Account could be reduced and the per-share liquidation price received by shareholders could be less than $10.00 per share.

Under the current terms of the Current Charter, GTAC must complete the Business Combination with Tyfon or another initial business combination by July 25, 2024 (unless the Sponsor elects to exercise the Second Extension), or GTAC must cease all operations except for the purpose of winding up, redeeming 100% of the issued and outstanding Public Shares and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating.

In such event, third parties may bring claims against GTAC. Although GTAC has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the Trust Account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the Trust Account could be subject to claims which could take priority over those of GTAC Public Shareholders.

If GTAC is unable to complete an initial business combination by July 25, 2024, or subsequent extensions thereof, the Sponsor has agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, by the claims of target businesses or claims of vendors or other entities that are owed money by GTAC for services rendered or contracted for or products sold to GTAC to the extent that such a vendor or prospective target business did not execute such a waiver. However, it may not be able to meet such obligation. Therefore, the per-share distribution from the Trust Account in such a situation may be less than $10.00 due to such claims.

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Additionally, if GTAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if GTAC otherwise enters compulsory or court supervised liquidation, the proceeds held in the Trust Account could be subject to applicable bankruptcy law and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the Trust Account, GTAC may not be able to return to its Public Shareholders at least $10.00 per share.

There are no assurances that another extension of GTAC’s investment period will enable GTAC to complete an initial business combination.

Even if the Sponsor elects to extend GTAC’s extension period by making an Extension Deposit, GTAC can provide no assurances that its initial business combination will be consummated prior to the end of its investment period. GTAC’s ability to consummate any initial business combination is dependent on a variety of factors, many of which are beyond its control.

The historical financial results of Tyfon and unaudited pro forma condensed combined financial information included in this proxy statement/prospectus may not be indicative of what New Tyfon’s actual financial position or results of operations will be.

The historical financial results of Tyfon and unaudited pro forma condensed combined financial information for New Tyfon following the Business Combination in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what New Tyfon’s actual financial position or results of operations would be if the Business Combination is completed on the dates indicated. For more information, see the section in this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The Business Combination is subject to the satisfaction or waiver of certain conditions, which may not be satisfied or waived on a timely basis, if at all.

The consummation of the Business Combination is subject to customary closing conditions for transactions involving SPACs, including, among others: (i) no law, rule, regulation or order of a governmental authority then being in effect prohibiting the consummation of the Transactions; (ii) no legal action brought by a third party to enjoin or otherwise restrict the consummation of the Transactions, (iii) the proxy statement/prospectus have been declared effective by the SEC, (iv) the receipt of the Purchaser Shareholders’ Approval (as defined in the Merger Agreement), (v) approval by the requisite shareholders of Tyfon of the Transactions, (vi) China Securities Regulatory Commission (“CSRC”) filing procedures having been accepted by the CSRC and published on its website, (vii) the listing application with Nasdaq in connection with the Transactions having been conditionally approved and the GTAC Class A Ordinary Shares will remain listed for trading on Nasdaq, and (viii) other customary closing conditions related to the parties’ respective representations, warranties and pre-Closing covenants set forth in the Merger Agreement.

To the extent permitted under applicable law, the foregoing conditions may be waived by the applicable party or parties in writing. To the extent that the GTAC Board determines that any modifications by the parties, including any waivers of any conditions to the Closing, materially change the terms of the Business Combination, GTAC will notify its shareholders in a manner reasonably calculated to inform them about the modifications as may be required by law, by publishing a press release, filing a Current Report on Form 8-K and/or circulating a supplement to this proxy statement/prospectus.

Additionally, the obligations of Tyfon to consummate or cause to be consummated the Business Combination are subject to the satisfaction of additional conditions, which may be waived in writing by Tyfon.

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The exercise of GTAC’s directors’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in the best interests of GTAC.

In the period leading up to the consummation of the Business Combination, events may occur that, pursuant to the Merger Agreement, would require GTAC to agree to amend the Merger Agreement, to consent to certain actions taken by Tyfon or to waive rights that GTAC is entitled to under the Merger Agreement. Such events could arise because of changes in the course of Tyfon’s business, a request by Tyfon to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Tyfon’s business and would entitle GTAC to terminate the Merger Agreement. In any of such circumstances, it would be at GTAC’s discretion, acting through GTAC Board, to grant its consent or waive those rights.

The existence of the financial and personal interests of the directors of GTAC described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between such director may believe is best for GTAC and what such director may believe is best for himself or herself in determining whether or not to take the requested action. The GTAC Board was aware of and considered these interests, among other matters, in reaching the determination to approve the Business Combination and the Merger Agreement and in recommending that the holders of GTAC Shares vote to approve the Business Combination and adopt the Merger Agreement. For additional information, please see the section in this proxy statement/prospectus entitled “The Business Combination — Interests of GTAC’s Directors and Officers in the Business Combination.”

In the event that GTAC, Tyfon and the other parties to the Merger Agreement authorize an amendment to the Merger Agreement that does not require further approval by GTAC shareholders, GTAC will inform such shareholders of the amendment by press release and other public communication. In the event that GTAC, Tyfon and the other parties to the Merger Agreement authorize an amendment to the Merger Agreement that requires further approval by GTAC shareholders, GTAC will notify its shareholders in a manner reasonably calculated to inform them about the modifications as may be required by law, by publishing a press release, filing a Current Report on Form 8-K and/or circulating a supplement to this proxy statement/prospectus.

GTAC does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for GTAC to complete the Business Combination even if a substantial majority of GTAC Shareholders do not agree.

The Current Charter does not provide a specified maximum redemption threshold, except that in no event will GTAC redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 either prior to or upon consummation of an initial business combination (so that GTAC does not then become subject to the SEC’s “penny stock” rules). As a result, GTAC may be able to complete the Business Combination even though a substantial majority of GTAC Public Shareholders do not agree with the Transactions and have redeemed their shares or, if GTAC does not conduct redemptions in connection with the Business Combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to the Sponsor or GTAC’s officers, directors, advisors or their affiliates. In the event the aggregate cash consideration GTAC would be required to pay for all GTAC Class A Ordinary Shares that are validly submitted for redemption exceeds the aggregate amount of cash available to us, GTAC will not complete the Business Combination or redeem any shares, return all GTAC Class A Ordinary Shares submitted for redemption to the holders thereof, and may instead search for an alternate initial business combination.

Neither GTAC nor its shareholders will have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total Merger Consideration in the event that any of the representations and warranties made by Tyfon in the Merger Agreement ultimately proves to be inaccurate or incorrect.

The representations and warranties made by Tyfon and GTAC to each other in the Merger Agreement will not survive the consummation of the Business Combination. As a result, GTAC and its shareholders will not have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total Merger Consideration if any representation or warranty made by Tyfon in the Merger Agreement proves to be inaccurate or incorrect. Accordingly, to the extent such representations or warranties are incorrect, GTAC would have no indemnification claim with respect thereto and its financial condition or results of operations could be adversely affected.

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GTAC shareholders who do not redeem their GTAC Public Shares will experience immediate and material dilution upon Closing of the Business Combination.

Upon the completion of the Business Combination, (i) assuming, among other things, that no GTAC Public Shareholders exercise redemption rights with respect to their GTAC Public Shares upon completion of the Business Combination, GTAC Public Shareholders, the Sponsor and the Tyfon shareholders will own approximately 3.35%, 5.61% and 68.60% of the New Tyfon Ordinary Shares, respectively; (ii) assuming, among other things, that the maximum number of GTAC Public Shares are redeemed upon completion of the Business Combination, GTAC Public Shareholders, the Sponsor and the Tyfon shareholders will own approximately 0%, 5.80% and 70.98% of the New Tyfon Ordinary Shares, respectively.

As such, GTAC shareholders who do not redeem their Ordinary Shares will experience immediate and material dilution upon closing of the Business Combination.

GTAC Shareholders who are not affiliated with the Sponsor may be exposed to greater risk as a result of becoming shareholders of New Tyfon through the Business Combination rather than acquiring securities of New Tyfon directly in an underwritten public offering as a result of the differences between the two transaction structures, including that the Business Combination did not involve an independent due diligence review by an underwriter and that the Sponsor has conflicts of interest in connection with the Business Combination.

Because there is no independent third-party underwriter involved in the Business Combination or the issuance of New Tyfon’s securities in connection therewith, investors will not receive the benefit of any outside independent review of the respective finances and operations of GTAC and Tyfon and their subsidiaries. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of Financial Industry Regulatory Authority, Inc. (FINRA) and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering. As no such review will be conducted in connection with the Business Combination, GTAC’s shareholders must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering.

If Tyfon became a public company through an underwritten public offering, the underwriters would be subject to liability under Section 11 of the Securities Act for material misstatements and omissions in the initial public offering registration statement. In general, an underwriter is able to avoid liability under Section 11 if it can prove that, it “had, after reasonable investigation, reasonable ground to believe and did believe, at the time the registration statement became effective, that the statements therein (other than the audited financial statements) were true and that there was no omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.” In order to fulfill its duty to conduct a “reasonable investigation,” an underwriter will, in addition to conducting a significant amount of due diligence on its own, usually require that an issuer’s independent registered public accounting firm provide a comfort letter with respect to certain numbers included in the registration statement and will require the law firm for the issuer to include in its legal opinion to the underwriters a statement that such counsel is not aware of any material misstatements or omissions in the initial public offering registration statement (“Counsel Negative Assurance Statements”). Auditor comfort letters and Counsel Negative Assurance Statements are generally not required in connection with private companies going public through a merger with a special purpose acquisition company, such as GTAC, and no auditor comfort letters or Counsel Negative Assurance Statements have been requested or obtained in connection with the Business Combination or the preparation of this proxy statement/prospectus.

In addition, the amount of due diligence conducted by GTAC and its advisors in connection with the Business Combination may not be as thorough as would have been undertaken by an underwriter in connection with an initial public offering of Tyfon. Accordingly, it is possible that defects in Tyfon’s business or problems with Tyfon’s management that would have been discovered if Tyfon conducted an underwritten public offering will not be discovered in connection with the Business Combination, which could adversely affect the market price of the New Tyfon Ordinary Shares.

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Unlike an underwritten initial public offering, the initial trading of New Tyfon’s securities will not benefit from the book-building process undertaken by underwriters that helps to inform efficient price discovery with respect to opening trades of newly listed shares and underwriter support to help stabilize, maintain or affect the public price of the new issue immediately after listing. The lack of such a process in connection with the listing of New Tyfon’s securities on NASDAQ could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for New Tyfon’s securities during the period immediately following the listing.

Furthermore, the Sponsor and GTAC’s directors and executive officers have interests in the Business Combination that may be different from, or in addition to, the interests of GTAC’s shareholders generally. Such interests may have influenced GTAC’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus. See the sections of this proxy statement/prospectus entitled “Risk Factors — Since the Sponsor and GTAC’s directors and officers have interests that are different, or in addition to (and which may conflict with), the interests of GTAC’s shareholders, a conflict of interest may have existed in determining whether the Business Combination with Tyfon is appropriate as GTAC’s initial business combination. Such interests include that the Sponsor will lose its entire investment in GTAC if the Business Combination is not completed” and “The Business Combination  — Interests of GTAC’s Directors and Officers in the Business Combination.” In addition, the value of the Founder Shares may be significantly greater than the amount the Sponsor paid to purchase such shares in the event the Business Combination is completed, even if the Business Combination causes the trading price of New Tyfon Ordinary Shares to materially decline from its trading price immediately before Closing.

Citi Group Global Markets Inc. and Goldman Sachs & Co. LLC were to be compensated in connection with the Business Combination but have instead waived such compensation and have not reviewed this proxy statement/prospectus.

On October 3, 2022 and April 10, 2024, GTAC received a formal letters from Citigroup Global Markets Inc. (“Citi”) and Goldman Sachs & Co. LLC (“GS”, together with Citi, the “Underwriters”), the representatives of the Underwriters of GTAC’s IPO, formally waiving any entitlement to their deferred underwriting fees (in an aggregate amount of $7.0 million) in connection with their roles as the underwriters in the IPO. Such deferred underwriting fee was agreed between GTAC and the Underwriters in the Underwriting Agreement, dated October 20, 2021, and the payment of such fee was conditioned upon closing of an initial business combination. The letters were requested by GTAC based on its understanding that the Underwriters would not have a role or provide any back-end support in connection with GTAC’s proposed initial business combination.

Following the consummation of the IPO, the relationship between GTAC and the Underwriters was limited to general dialogue between representatives of GTAC and the Underwriters about sourcing targets and broader SPAC market conditions in the ordinary course. Other than that, the Underwriters had no role in the identification or evaluation of business combination targets. The Underwriters were not formally retained by GTAC in any role after the IPO and do not currently have any involvement with GTAC in connection with the Business Combination.

The IPO underwriting services provided by the Underwriters prior to such waiver were substantially complete at the time of the waiver, and the Underwriters would have been entitled to obtain the deferred fee upon the closing of the Business Combination. The Underwriters gratuitously waived their right to be compensated without any consideration from GTAC. As a result of the waiver, the transactions fees payable by GTAC at the consummation of the Business Combination will be reduced by approximately $7.0 million.

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Furthermore, the Underwriters have not been involved in the preparation of any disclosure that is included in this proxy statement/prospectus or any material underlying disclosure in the proxy statement/prospectus and GTAC is not aware of any disagreements with the Underwriters regarding the disclosure in this proxy statement/prospectus. The Underwriters further claim no role in GTAC’s business combination transaction and have affirmatively disclaimed any responsibility for any of the disclosure in this proxy statement/prospectus.

GTAC believes that the waiver of fees for services that have already been substantially rendered or that were contingent upon the occurrence of an event that is expected to occur is unusual. While the Underwriters did not provide any additional detail in its waiver letter or subsequent email, shareholders should be aware that such waiver indicates that the Underwriters do not want to be associated with the disclosures in this proxy statement/prospectus or any underlying business analysis related to the Business Combination. Accordingly, GTAC Public Shareholders should not place any reliance on the fact that the Underwriters were previously engaged by GTAC to serve as underwriters in its IPO and should not assume that the Underwriters are involved in the Business Combination. The Underwriters have not been engaged by GTAC, the Sponsor, Tyfon or New Tyfon in connection with the Business Combination and has not been involved in the preparation of any disclosure that is included in the proxy statement/prospectus, or any material underlying disclosure in the proxy statement/prospectus. GTAC Public Shareholders may be more likely to elect to redeem their shares as a result of such waiver, and the proceeds that New Tyfon receives as a result of the Business Combination may be reduced as a result of such waiver.

Nasdaq may not list New Tyfon’s securities on its exchange, which could limit investors’ ability to make transactions in New Tyfon’s securities and subject GTAC to additional trading restrictions.

In connection with the Business Combination, in order to continue to maintain the listing of GTAC’s securities on Nasdaq, GTAC will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements. GTAC will apply to have New Tyfon’s securities listed on Nasdaq upon consummation of the Business Combination. GTAC cannot assure you that GTAC will be able to meet all initial listing requirements. Even if New Tyfon’s securities are listed on Nasdaq, New Tyfon may be unable to maintain the listing of its securities in the future.

If New Tyfon fails to meet the initial listing requirements and Nasdaq does not list its securities on its exchange, neither GTAC nor Tyfon would be required to consummate the Business Combination. In the event that GTAC and Tyfon elected to waive this condition, and the Business Combination was consummated without New Tyfon’s securities being listed on Nasdaq or on another national securities exchange, New Tyfon could face significant material adverse consequences, including:

●	a limited availability of market quotations for GTAC’s securities;
●	reduced liquidity for New Tyfon’s securities;
●	a determination that New Tyfon Ordinary Shares are “penny stock” which will require brokers trading in New Tyfon Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for New Tyfon’s securities;
●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If New Tyfon’s securities were not listed on Nasdaq, such securities would not qualify as covered securities and GTAC would be subject to regulation in each state in which GTAC offer GTAC securities because states are not preempted from regulating the sale of securities that are not covered securities.

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If third parties bring claims against GTAC, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by GTAC Public Shareholders may be less than $10.00 per share.

GTAC’s placing of funds in the Trust Account may not protect those funds from third-party claims against GTAC. Although GTAC has sought to have all vendors, service providers, prospective target businesses and other entities with which it does business (except its independent registered accounting firm) execute agreements with GTAC waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against GTAC’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, GTAC’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to GTAC than any alternative. GTAC is not aware of any product or service providers who have not or will not provide such waiver, other than GTAC’s independent registered public accounting firm.

Upon redemption of GTAC Public Shares, if GTAC does not complete its initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination, GTAC will be required to provide for payment of claims of creditors that were not waived that may be brought against GTAC within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share held in the Trust Account, due to claims of such creditors. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to GTAC if and to the extent any claims by a vendor for services rendered or products sold to GTAC, or a prospective target business with which GTAC has discussed entering into a transaction agreement, reduces the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under GTAC’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, even in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. GTAC has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and GTAC has not asked the Sponsor to reserve for such indemnification obligations. Therefore, GTAC cannot assure you that the Sponsor would be able to satisfy those obligations. None of GTAC’s officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Additionally, if GTAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against GTAC which is not dismissed, or if GTAC otherwise enters compulsory or court supervised liquidation, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in GTAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of GTAC’s shareholders. To the extent any bankruptcy claims deplete the Trust Account, GTAC may not be able to return to GTAC Public Shareholders $10.00 per share (which was the offering price in the IPO).

If, after GTAC distributes the proceeds in the Trust Account to GTAC Public Shareholders, GTAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against GTAC that is not dismissed, a bankruptcy court may seek to recover such proceeds, and GTAC and the GTAC Board may be exposed to claims of punitive damages.

If, after GTAC distributes the proceeds in the Trust Account to GTAC Public Shareholders, GTAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against GTAC that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by GTAC shareholders. In addition, the GTAC Board may be viewed as having breached its fiduciary duty to GTAC’s creditors and/or having acted in bad faith, thereby exposing it and GTAC to claims of punitive damages, for paying public shareholders from the Trust Account prior to addressing the claims of creditors. GTAC cannot assure you that claims will not be brought against GTAC for these reasons.

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If, before distributing the proceeds in the Trust Account to GTAC Public Shareholders, GTAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against GTAC that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of GTAC shareholders and the per share amount that would otherwise be received by GTAC shareholders in connection with GTAC’s liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to GTAC Public Shareholders, GTAC files a bankruptcy petition or an involuntary bankruptcy petition is filed against GTAC that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in GTAC bankruptcy estate and subject to the claims of third parties with priority over the claims of GTAC shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per share amount that would otherwise be received by GTAC shareholders in connection with GTAC’s liquidation may be reduced.

GTAC shareholders may be held liable for claims by third parties against GTAC to the extent of distributions received by them upon redemption of their shares.

If GTAC is forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, GTAC was unable to pay tits debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by GTAC shareholders. Furthermore, GTAC’s directors may be viewed as having breached their fiduciary duties to GTAC or its creditors and/or may have acted in bad faith, and thereby exposing themselves and GTAC to claims, for paying public shareholders from the Trust Account prior to addressing the claims of creditors.

GTAC’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to public shareholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, GTAC’s directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations.

While GTAC currently expects that its directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to GTAC, it is possible that GTAC’s directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the directors to be too high relative to the amount recoverable or if the directors determine that a favorable outcome is not likely. If GTAC’s directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to public shareholders may be reduced below $10.00 per public share.

If GTAC seeks shareholder approval of the Business Combination, its Sponsor, directors, executive officers, advisors and their affiliates may elect to purchase public shares or warrants, which may influence a vote on a proposed Business Combination and reduce the public “float” of GTAC Class A Ordinary Shares or GTAC Public Warrants.

If GTAC seeks shareholder approval of its initial business combination and GTAC does not conduct redemptions in connection with its initial business combination pursuant to the tender offer rules, its sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of its initial business combination, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or warrants in such transactions.

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In the event that GTAC’s sponsor, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such transaction could be to (1) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with its initial business combination or (3) satisfy a closing condition in an agreement with a target that requires GTAC to have a minimum net worth or a certain amount of cash at the closing of its initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of GTAC’s securities may result in the completion of its initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of GTAC Class A Ordinary Shares or GTAC Public Warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of its securities on a national securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See “Proposed Business—Permitted Purchases and Other Transactions with Respect to Our Securities” for a description of how our sponsor, directors, executive officers, advisors or their affiliates will select which shareholders to purchase securities from in any private transaction.

Activities taken by GTAC’s shareholders to increase the likelihood of approval of the Business Combination Proposal and other proposals could have a depressive effect on GTAC’s ordinary shares.

At any time at or prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding GTAC or its securities, the Sponsor, Tyfon, and/or GTAC’s or Tyfon’s directors, officers, advisors or respective affiliates may purchase public shares from institutional and other investors who vote, or indicate an intention to vote, against one or more of the proposals to be presented at the Extraordinary General Meeting, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire public shares or vote their public shares in favor of the proposals to be presented at the Extraordinary General Meeting. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record or beneficial holder of GTAC Ordinary Shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights.

If the Sponsor, Tyfon, and/or GTAC’s or Tyfon’s directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public GTAC shareholders who have already elected to exercise their redemption rights, then such selling shareholder would be required to revoke their prior elections to redeem their shares. The Sponsor, Tyfon, and/or GTAC’s or Tyfon’s directors, officers, advisors or respective affiliates may also purchase public shares from institutional and other investors who indicate an intention to redeem GTAC Class A Ordinary Shares, or, if the price per share of GTAC Class A Ordinary Shares falls below $10.00 per share, then such parties may seek to enforce their redemption rights.

The purpose of such share purchases and other transactions would be to (i) increase the likelihood (a) that the proposals presented at the Extraordinary General Meeting receive the requisite votes needed for approval and (b) of New Tyfon’s net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) under the Exchange Act) being at least $5,000,001 after giving effect to the transactions contemplated by the Merger Agreement, and (ii) otherwise limit the number of public shares electing to redeem. The Sponsor, Tyfon and/or GTAC’s or Tyfon’s directors, officers, advisors or respective affiliates may also purchase shares from institutional and other investors for investment purposes.

Entering into any such arrangements may have a depressive effect on the GTAC Class A Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a lower-than-market price and may therefore be more likely to sell the shares he, she, or it owns, either at or before the Business Combination.

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If such transactions are executed, then the Business Combination could be completed in circumstances where such consummation would not have otherwise occurred. Share purchases by the persons described above would allow them to exert more influence over approving the proposals to be presented at the Extraordinary General Meeting and would likely increase the chances that such proposals would be approved. GTAC will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be presented at the Extraordinary General Meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

GTAC may be a target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Business Combination from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into Merger Agreements or similar agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on GTAC’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Business Combination, then that injunction may delay or prevent the Business Combination from being completed. Currently, GTAC is not aware of any securities class action lawsuits or derivative lawsuits being filed in connection with the Business Combination.

The calculation of the number of shares of New Tyfon to be issued to Tyfon equityholders in the transactions will not be adjusted if there is a change in the value of Tyfon before the Business Combination is completed.

The number of New Tyfon Ordinary Shares to be issued to Tyfon’s equityholders in the transactions will not be adjusted if there is a change in the value of Tyfon before the closing of the transactions. As a result, the actual value of the New Tyfon Ordinary Shares to be received by Tyfon’s equityholders in the transactions will depend on the value of such shares at and after the closing of the Business Combination.

Delays in completing the Business Combination may substantially reduce the expected benefits of the Business Combination.

Satisfying the conditions to, and completion of, the Business Combination may take longer than, and could cost more than, GTAC or Tyfon expects. Any delay in completing or any additional conditions imposed in order to complete the Business Combination may materially adversely affect the benefits that GTAC expects to achieve from the Business Combination.

GTAC may waive one or more of the conditions to the Business Combination.

GTAC may agree to waive, in whole or in part, one or more of the conditions to its obligations to complete the Business Combination, to the extent permitted by the Current Charter and applicable laws. For example, it is a condition to GTAC’s obligation to close the Business Combination that certain of Tyfon’s representations and warranties be true and correct in all material respects as of the date of the Merger Agreement and the Effective Time. However, if the GTAC Board determines that it is in the best interests of GTAC to proceed with the Business Combination, then the GTAC Board may elect to waive that condition and close the Business Combination. For additional information please see the subsection of this proxy statement/prospectus entitled “The Business Combination — Conditions to Closing.”

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If the Business Combination is not completed, potential target businesses may have leverage over GTAC in negotiating a business combination, GTAC’s ability to conduct due diligence on a business combination as it approaches its dissolution deadline may decrease, and it may have insufficient working capital to continue to pursue potential target businesses, each of which could undermine its ability to complete a business combination on terms that would produce value for GTAC shareholders.

Any potential target business with which GTAC enters into negotiations concerning an initial business combination will be aware that, unless GTAC amends its Current Charter to extend its life and amend certain other agreements it has entered into, then GTAC must complete its initial business combination by the end of its investment period. Consequently, if GTAC is unable to complete the Business Combination, a potential target business may obtain leverage over it in negotiating an initial business combination, knowing that if GTAC does not complete its initial business combination with that particular target business, it may be unable to complete its initial business combination with any target business.

This risk will increase as GTAC gets closer to the timeframe described above. In addition, GTAC may have limited time to conduct due diligence and may enter into its initial business combination on terms that it would have rejected upon a more comprehensive investigation. Additionally, GTAC may have insufficient working capital to continue efforts to pursue a business combination.

Termination of the Merger Agreement could negatively impact GTAC and Tyfon.

If the Business Combination is not completed for any reason, including as a result of GTAC’s shareholders declining to approve the proposals required to effect the Business Combination, the ongoing businesses of GTAC and Tyfon may be adversely impacted and, without realizing any of the anticipated benefits of completing the Business Combination, GTAC and Tyfon would be subject to a number of risks, including the following:

●	GTAC or Tyfon may experience negative reactions from the financial markets, including negative impacts on the price of GTAC’s securities (including to the extent that the current market price reflects a market assumption that the Business Combination will be completed);

●	Tyfon may experience negative reactions from its customers, vendors and employees;

●	GTAC and Tyfon will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the Business Combination is completed; and

●	since the Merger Agreement restricts the conduct of GTAC’s and Tyfon’ businesses prior to completion of the Business Combination, each of GTAC and Tyfon may not have been able to take certain actions during the pendency of the Business Combination that would have benefitted them as independent companies, and the opportunity to take such actions may no longer be available.

If the Merger Agreement is terminated and the board of directors of GTAC seeks another merger or business combination, GTAC shareholders cannot be certain that GTAC will be able to find another acquisition target or that such other merger or business combination will be completed.

Even if GTAC consummates the Business Combination, there is no guarantee that the GTAC Public Warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for GTAC’s Warrants is $11.50 per GTAC Class A Ordinary Share. There is no guarantee that the GTAC Public Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, they may expire worthless. As of, [     ], GTAC Class A Ordinary Shares were trading at $[    ] per share and the GTAC Public Warrants were not in the money.

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GTAC may amend the terms of its Public Warrants in a manner that may be adverse to holders of GTAC Public Warrants with the approval by the holders of at least 50% of the then-outstanding GTAC Public Warrants. As a result, the exercise price of the GTAC Public Warrants could be increased, the exercise period could be shortened and the number of GTAC Class A Ordinary Shares purchasable upon exercise of a GTAC Public Warrant could be decreased, all without a holder’s approval.

The GTAC Public Warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the GTAC Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding GTAC Public Warrants to make any change that adversely affects the interests of the registered holders of GTAC Public Warrants. Accordingly, GTAC may amend the terms of the GTAC Public Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants approve of such amendment. Although GTAC’s ability to amend the terms of the GTAC Public Warrants with the consent of at least 50% of the then-outstanding GTAC Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the GTAC Public Warrants, convert the GTAC Public Warrants into cash or shares (at a ratio different than initially provided), shorten the exercise period or decrease the number of GTAC Class A Ordinary Shares purchasable upon exercise of a GTAC Public Warrant.

GTAC may redeem unexpired GTAC Warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

GTAC has the ability to redeem its outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the GTAC Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which GTAC gives proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by GTAC, GTAC may exercise its redemption right even if GTAC is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to (a) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (b) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants, or (c) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the GTAC Private Placement Warrants will be redeemable by GTAC for cash so long as they are held by the Sponsor or its permitted transferees.

In addition, GTAC may redeem your warrants after they become exercisable for a number of GTAC Class A Ordinary Shares determined based on the redemption date and the fair market value of the GTAC Class A Ordinary Shares. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the GTAC Class A Ordinary Shares had your warrants remained outstanding.

GTAC has no obligation to notify holders of the warrants that they have become eligible for redemption. However, pursuant to the Warrant Agreement, in the event GTAC decides to redeem the warrants, it is required to mail notice of such redemption to the registered warrant holders not less than 30 days prior to the redemption date.

Risks Relating to New Tyfon Following the Transactions

Following the consummation of the Business Combination, New Tyfon’s sole material asset will be its direct and indirect interests in its subsidiaries and, accordingly, New Tyfon will be dependent upon distributions from its subsidiaries to pay taxes and cover its corporate and other overhead expenses and pay dividends, if any, on GTAC Class A Ordinary Shares.

New Tyfon is a holding company and, subsequent to the completion of the Business Combination, will have no material assets other than its direct and indirect equity interests in its subsidiaries. New Tyfon will have no independent means of generating revenue. To the extent New Tyfon’s subsidiaries have available cash, New Tyfon will cause its subsidiaries to make distributions of cash to pay taxes, cover New Tyfon’s corporate and other overhead expenses and pay dividends, if any, on GTAC Class A Ordinary Shares. To the extent that New Tyfon needs funds and its subsidiaries fail to generate sufficient cash flow to distribute funds to New Tyfon or are restricted from making such distributions or payments under applicable law or regulation or under the terms of their financing arrangements, or are otherwise unable to provide such funds, New Tyfon’s liquidity and financial condition could be materially adversely affected.

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GTAC shareholders will have reduced ownership and voting interest after the Business Combination and will exercise less influence over management.

Upon the consummation of the Business Combination, current GTAC shareholders’ percentage ownership will be diluted. The percentage of New Tyfon Ordinary Shares that will be owned by current GTAC shareholders as a group after the Business Combination will vary based on the number of GTAC Class A Ordinary Shares that are redeemed in connection with the Business Combination, as well as other factors. For more information regarding the varying ownership levels of New Tyfon Ordinary Shares following the Business Combination based on the No Further Redemption Scenario, 50% Redemption Scenario and Maximum Redemption Scenario, see the section in this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Consequently, current GTAC shareholders, as a group, will have less influence on the board of directors, management and policies of New Tyfon than they currently have on the board of directors, management and policies of GTAC.

Warrants will become exercisable for New Tyfon Ordinary Shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to GTAC’s shareholders.

Outstanding warrants to purchase an aggregate of 10,000,000 New Tyfon Ordinary Shares will become exercisable in accordance with the terms of the warrant agreement governing those securities. These warrants will become exercisable at any time commencing on the later of 30 days after the completion of the Business Combination and 12 months from the closing of GTAC’s initial public offering. The exercise price of these warrants will be $11.50 per share, subject to certain adjustments. To the extent such warrants are exercised, additional New Tyfon Ordinary Shares will be issued, which will result in dilution to the holders of New Tyfon Ordinary Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of New Tyfon Ordinary Shares. However, there is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless. See the section in this proxy statement/prospectus entitled “— Even if GTAC consummates the Business Combination, there is no guarantee that the GTAC Public Warrants will be in the money at the time they become exercisable, and they may expire worthless.”

Past performance by the Sponsor or its affiliates, or the directors and officers of GTAC, may not be indicative of future performance of an investment in GTAC or New Tyfon.

Past performance by any member or members of GTAC’s management team, the Sponsor, or any of their respective current or former affiliates or entities related to one or more of them, is not a guarantee of success with respect to the Business Combination. You should not rely on the historical record of any member or members of GTAC’s management team, any of their respective current or former affiliates or entities related to one or more of them, or any of the foregoing’s related investment’s performance, as indicative of the future performance of an investment in New Tyfon or the returns New Tyfon will, or is likely to, generate going forward.

There is substantial doubt about GTAC’s ability to continue as a going concern.

As of March 31, 2024 GTAC had approximately $94,000 in cash and cash equivalents (excluding amounts held in the Trust Account) and negative cash flows from operations of approximately $195,000 for the three months ended March 31, 2024. At March 31, 2024, GTAC had approximately $23.2 million in the Trust Account to be used for a business combination or to repurchase or redeem GTAC Class A Ordinary Shares in connection therewith. GTAC currently has until July 25, 2024 (or until October 25, 2024 if GTAC elects to extend the date on which an initial business combination must be consummated by depositing of $0.10 per GTAC Unit (or up to approximately $209,000) into the Trust Account) to consummate an initial business combination (subject to further extensions by GTAC’s shareholders). See the section in this proxy statement/prospectus entitled “GTAC Management’s Discussion and Analysis of Financial Condition and Results of Operation — Liquidity and Capital Resources” for additional information. It is uncertain that GTAC will be able to consummate an initial business combination by the specified period and GTAC cannot provide assurance as to any extensions by GTAC’s shareholders. GTAC also expects to incur significant costs in pursuit of its financing and acquisition plans. GTAC believes it will need to raise additional funds in order to meet the expenditure required for operating its business and to consummate a business combination. GTAC’s plans to raise capital and to consummate an initial business combination may not be successful.

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GTAC’s management has determined that if GTAC is unable to raise additional funds to alleviate liquidity needs, obtain approval for an extension of the deadline to complete an initial business combination or complete a business combination by July 25, 2024 (or until October 25, 2024 if GTAC elects to extend the date on which an initial business combination must be consummated by depositing of $0.10 per GTAC Unit (or up to approximately $209,000) into the Trust Account), then GTAC will cease all operations except for the purpose of liquidating. In addition, following an initial business combination, if cash on hand is insufficient, the combined company may need to obtain additional financing in order to meet its obligations.

These factors, among others, raise substantial doubt about GTAC’s ability to continue as a going concern within the next 12 months. GTAC’s financial statements included elsewhere in this proxy statement/prospectus do not include any adjustments that might result from GTAC’s inability to continue as a going concern.

The market price of New Tyfon Ordinary Shares after the Business Combination may be affected by factors different from those currently affecting the price of shares of GTAC.

Upon completion of the Business Combination, Tyfon’s shareholders will become holders of New Tyfon Ordinary Shares. Prior to the Business Combination, GTAC has had limited operations. Upon completion of the Business Combination, New Tyfon’s results of operations will depend upon the performance of Tyfon, which is affected by factors that are different from those currently affecting the results of operations of GTAC.

If the Business Combination’s benefits do not meet the expectations of financial analysts, the market price of New Tyfon Ordinary Shares may decline.

The market price of the New Tyfon Ordinary Shares may decline as a result of the Business Combination if the combined company does not achieve the perceived benefits of the Business Combination as rapidly, or to the extent anticipated by, financial analysts or the effect of the Business Combination on the combined company’s financial results is not consistent with the expectations of financial analysts. Accordingly, holders of GTAC securities may experience a loss as a result of a decline in the market price of New Tyfon Ordinary Shares. In addition, a decline in the market price of New Tyfon Ordinary Shares could adversely affect New Tyfon’s ability to issue additional securities and to obtain additional financing in the future.

If GTAC’s due diligence investigation of Tyfon was inadequate, then GTAC shareholders (as shareholders of New Tyfon following the Business Combination) could lose some or all of their investment.

Even though GTAC conducted a due diligence investigation of Tyfon, GTAC cannot be sure that this diligence uncovered all material issues that may be present with respect to Tyfon’s businesses, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Tyfon and outside of their respective control will not later arise that could adversely affect their respective businesses, financial condition or results of operations.

It is not currently anticipated that New Tyfon will pay dividends on New Tyfon Ordinary Shares, and, consequently, your ability to achieve a return on your investment will depend on appreciation, if any, in the market price of New Tyfon Ordinary Shares.

GTAC has never declared or paid any cash dividend on its Ordinary Shares. Similarly, it is currently anticipated that New Tyfon will retain future earnings for the development, operation, and expansion of the business and does not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to New Tyfon’s shareholders will therefore be limited to the appreciation of their New Tyfon Ordinary Shares. There is no guarantee that New Tyfon Ordinary Shares will appreciate in value or even maintain the price at which shareholders have purchased their New Tyfon Ordinary Shares.

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A significant portion of GTAC’s total outstanding shares may not be immediately resold but may be sold into the market in the near future. This could cause the market price of the GTAC Class A Ordinary Shares to drop significantly, even if GTAC’s business is doing well.

Sales of a substantial number of GTAC Class A Ordinary Shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the GTAC Class A Ordinary Shares. After the Business Combination (and assuming no redemptions by the Public Shareholders of its Public Shares), the Founder Shareholders will hold approximately 9.9% of the GTAC Class A Ordinary Shares, including the 5,000,000 GTAC Class A Ordinary Shares into which the Founder Shares will convert (or 10.4% of the GTAC Class A Ordinary Shares, assuming a maximum redemption by the Public Shareholders of the Public Shares).

Additionally, pursuant to the Investor Rights Agreement, New Tyfon will agree that, within 20 business days after the Closing, New Tyfon will file with the SEC (at New Tyfon’s sole cost and expense) the Resale Registration Statement, and New Tyfon will use its commercially reasonable efforts to have the Resale Registration Statement become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the Tyfon Founders, the Sponsor and Holders can demand up to three underwritten offerings and they will be entitled to customary piggyback registration rights.

Further, New Tyfon will likely register for resale shares subject to the converted shares under the New Tyfon Incentive Plan.

For more information about the Registration Rights Agreement, see the section in this proxy statement/prospectus titled “The Business Combination — Related Agreements — Registration Rights Agreement.”

Risks Related to Redemption

There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.

GTAC can give no assurance as to the price at which a shareholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative Business Combination. Certain events following the consummation of the Business Combination may cause an increase in the price of GTAC Class A Ordinary Shares and may result in a lower value realized now than a shareholder might realize in the future had the shareholder redeemed their shares. Similarly, if a shareholder does not redeem their shares, the shareholder will bear the risk of ownership of the GTAC Class A Ordinary Shares after the consummation of the Business Combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A shareholder should consult, and rely solely upon, the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

If GTAC’s shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their GTAC Class A Ordinary Shares for a pro rata portion of the funds held in the Trust Account.

In order to exercise their redemption rights, holders of public shares are required to submit a request in writing and deliver their shares (either physically or electronically) to GTAC’s transfer agent at least two business days prior to the extraordinary general meeting. Shareholders electing to redeem their shares will receive their pro rata portion of the Trust Account, including interest not previously released to us to pay GTAC’s taxes, calculated as of two business days prior to the anticipated consummation of the Business Combination. See the subsection titled “Extraordinary General Meeting — Redemption Rights” for additional information on how to exercise your redemption rights.

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Shareholders who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.

Public shareholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things, as more fully described in the section in this proxy statement/prospectus entitled “Extraordinary General Meeting — Redemption Rights,” tender their certificates to GTAC’s transfer agent or deliver their shares to the transfer agent electronically through DTC prior to 5:00 p.m., Eastern time, on [      ], 2024. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and GTAC’s transfer agent will need to act to facilitate this request. It is GTAC’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because GTAC does not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical certificate. If it takes longer than anticipated to obtain a physical certificate, shareholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

In addition, holders of outstanding GTAC Units must separate the underlying public shares and GTAC Public Warrants prior to exercising redemption rights with respect to the public shares. If you hold GTAC Units registered in your own name, you must deliver the certificate for such units or deliver such units electronically to Continental with written instructions to separate such units into public shares and GTAC Public Warrants. This must be completed far enough in advance to permit the mailing of the public share certificates or electronic delivery of the public shares back to you so that you may then exercise your redemption rights with respect to the public shares following the separation of such public shares from the GTAC Units.

If a broker, dealer, commercial bank, trust company or other nominee holds your GTAC Units, you must instruct such nominee to separate your GTAC Units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of GTAC Units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant GTAC Units and a deposit of the corresponding number of public shares and GTAC Public Warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights with respect to the public shares following the separation of such public shares from the GTAC Units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

If a public shareholder fails to receive notice of GTAC’s offer to redeem its public shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

GTAC will comply with the proxy rules when conducting redemptions in connection with the Business Combination. Despite GTAC’s compliance with these rules, if a public shareholder fails to receive GTAC’s proxy materials, such shareholder may not become aware of the opportunity to redeem its public shares. In addition, the proxy materials that GTAC will furnish to holders of its public shares in connection with the Business Combination will describe the various procedures that must be complied with in order to validly redeem public shares. In the event that a shareholder fails to comply with these or any other procedures, its public shares may not be redeemed.

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If GTAC is unable to consummate the Business Combination or any other initial business combination prior to July 25, 2024 (or until October 25, 2024 if such date is extended by the Extension Deposit), the public shareholders may be forced to wait beyond such date before redemption from the Trust Account.

If GTAC is unable to consummate the Business Combination or any other initial business combination prior to July 25, 2024 (or until October 25, 2024 if GTAC elects to extend such date by the Extension Deposit), GTAC will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to GTAC to pay its taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (c) as promptly as reasonably possible following such redemption, subject to the approval of GTAC’s remaining shareholders and the GTAC Board, liquidate and dissolve, subject in each case of (b) and (c) above to GTAC’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Risks if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved, and there are insufficient shares represented to constitute a quorum necessary to conduct business at the Extraordinary General Meeting or votes for the approval of one or more proposals at the Extraordinary General Meeting, the GTAC Board will not have the ability to adjourn Extraordinary General Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved, and, therefore, the Business Combination may not be consummated.

The chairman of the Extraordinary General Meeting is seeking approval to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient shares represented to constitute a quorum necessary to conduct business at the Extraordinary General Meeting or votes for the approval of one or more proposals at the Extraordinary General Meeting or to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to GTAC shareholders. If the Adjournment Proposal is not approved, the chairman of the Extraordinary General Meeting will not have the ability to adjourn the Extraordinary General Meeting to a later date and, therefore, will not have more time to solicit votes to approve the Condition Precedent Proposals. In such events, the Business Combination would not be completed.

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EXTRAORDINARY GENERAL MEETING OF GTAC

General

GTAC is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by the GTAC Board for use at the Extraordinary General Meeting to be held on [            ], 2024, and at any postponements or adjournments thereof. This proxy statement/prospectus is first being furnished to GTAC’s shareholders on or about [          ], 2024 in connection with the vote on the proposals described in this proxy statement/prospectus. This proxy statement/prospectus provides GTAC’s shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Extraordinary General Meeting.

Date, Time and Place of Extraordinary General Meeting

The Extraordinary General Meeting will be held at [       ] [a/p].m., Eastern Time, on [            ], 2024, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed, at the offices of Sidley Austin LLP at 1999 Avenue of the Stars, 17th Floor, Los Angeles, California 90067 to consider and vote upon the proposals to be submitted to the Extraordinary General Meeting, including if necessary or desirable, the Adjournment Proposal.

Attending and Voting at the Extraordinary General Meeting

As a registered shareholder, you received a proxy card from Continental. The form contains instructions on attending the Extraordinary General Meeting, along with your control number. You will need your control number for access. If you do not have your control number, contact [           ] at the phone number or e-mail address below. Continental support contact information is as follows: [         ], or email [           ].

Beneficial investors, who own their investments through a bank or broker, will need to contact Continental to receive a control number. If you plan to vote at the Extraordinary General Meeting, you will need to have a legal proxy from your bank or broker or if you would like to join and not vote Continental will issue you a guest control number with proof of ownership. Either way you must contact Continental for specific instructions on how to receive the control number. Continental can be contacted at the number or email address above. Please allow up to 72 hours prior to the Extraordinary General Meeting for processing your control number. You can attend the Extraordinary General Meeting at the offices of Sidley Austin LLP at 1999 Avenue of the Stars, 17th Floor, Los Angeles, California 90067.

Purpose of the Extraordinary General Meeting

At the Extraordinary General Meeting, GTAC is asking holders of GTAC Ordinary Shares:

●	To consider the vote upon the NTA Proposal.

●	To consider and vote upon the Business Combination Proposal. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

●	To consider and vote upon the Organizational Documents Proposals. A copy of the Proposed Charter is attached to this proxy statement/prospectus as Annex F.

●	To consider and vote upon the Election of Directors Proposal.

●	To consider and vote upon the Nasdaq Proposal.

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●	To consider and vote upon the Incentive Plan Proposal. A copy of the New Tyfon Equity Incentive Plan is attached to this proxy statement/prospectus as Annex G.

●	To consider and vote upon the Adjournment Proposal, if presented at the Extraordinary General Meeting.

Each of the Condition Precedent Proposals are cross-conditioned on the approval of each of the other Condition Precedent Proposals. If our shareholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Merger Agreement are waived by the applicable parties to the Merger Agreement, the Merger Agreement may be terminated and the Business Combination may not be consummated. Each of the Condition Precedent Proposals is conditioned on the approval and adoption of each of the other Condition Precedent Proposals unless such condition is waived by the applicable parties to the Merger Agreement. The Adjournment Proposal is not conditioned on the approval of any other Proposal in this proxy statement/prospectus.

Recommendation of the GTAC Board with Respect to the Proposals

The GTAC Board believes that the Business Combination Proposal and the other proposals to be presented at the Extraordinary General Meeting are in the best interest of GTAC and recommends that GTAC’s shareholders vote “FOR” each of the Condition Precedent Proposals and the Adjournment Proposal.

Record Date; Who is Entitled to Vote

GTAC has fixed the close of business on [           ] as the Record Date for determining the shareholders entitled to notice of and to attend and vote at the Extraordinary General Meeting. As of the close of business on the Record Date, there were 7,089,996 Ordinary Shares issued and outstanding (including 5,000,000 Founder Shares (inclusive of 1,300,000 Non-Redeemable GTAC Class A Shares)) and entitled to vote. Each Ordinary Share is entitled to one vote per share.

Quorum

The holders of at least a majority of the issued and outstanding Ordinary Shares of GTAC, being individuals present in person or by proxy or if a corporation or other non-natural person, by its duly authorized representative or proxy and entitled to vote at the Extraordinary General Meeting will constitute a quorum.

Abstentions and Broker Non-Votes

With respect to each proposal in this proxy statement/prospectus, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

If a shareholder fails to return a proxy card or fails to instruct a broker or other nominee how to vote and does not attend the Extraordinary General Meeting in person, then the shareholder’s shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will result in the relevant shares not being counted in connection with the vote on any proposal included in this proxy statement/prospectus.

Abstentions and broker-non votes will be counted in connection with the determination of whether a valid quorum is established but will not be counted in connection with the vote on any proposal included in this proxy statement/prospectus.

Vote Required for Approval

The following votes are required for each proposal at the Extraordinary General Meeting:

●	The NTA Proposal: The NTA Proposal must be approved by a special resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a majority of at least two-thirds of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

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●	Business Combination Proposal: The Business Combination Proposal must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

●	Organizational Documents Proposals: The Organizational Documents Proposal A (Corporate Name), Proposal D (Director Appointment) and Proposal E (Other Provisions Including as a Blank Check Company), respectively, must be separately approved, by special resolutions under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a majority of at least two-thirds of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon. The Organizational Documents Proposal B (Authorized Share Capital) and Proposal C (Share Structure), respectively, must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of holders of the issued and outstanding GTAC Ordinary Shares entitled to do so, voting in person or by proxy thereon.

●	Election of Directors Proposal: The Election of Directors Proposal must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

●	Nasdaq Proposal: The Nasdaq Proposal must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

●	Incentive Plan Proposal: The Incentive Plan Proposal must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

●	Adjournment Proposal: The Adjournment Proposal, if presented, must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon.

The Initial Shareholders and the Sponsor, which collectively own 5,000,000 Founder Shares (inclusive of 1,300,000 Non-Redeemable GTAC Class A Shares), or approximately 70.5% of the outstanding GTAC Ordinary Shares, have previously agreed to vote all of their GTAC Ordinary Shares in favor of a business combination proposed to them for approval, including the Business Combination. Additionally, the Sponsor has agreed to vote the GTAC Ordinary Shares they own in favor of each of the proposals.

Accordingly, other than the shares held by the Initial Shareholders and the Sponsor, no additional shares would need to be voted in favor of each of the Condition Precedent Proposals and the Adjournment Proposal to approve such proposals.

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Voting Your Shares

Each GTAC Ordinary Share that you own in your name entitles you to one vote. Your proxy card shows the number of GTAC Ordinary Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your GTAC Ordinary Shares at the Extraordinary General Meeting.

●	You Can Vote by Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. The proxy card must be received not less than 48 hours prior to the vote at the Extraordinary General Meeting. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the GTAC Board “FOR” each of the Condition Precedent Proposals and the Adjournment Proposal. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted.

●	You Can Attend the Extraordinary General Meeting and Vote. If you attend the Extraordinary General Meeting in person, and you may submit your vote at the Extraordinary General Meeting, in which case any proxy that you have given will be revoked and only the vote you cast at the Extraordinary General Meeting will be counted.

Revoking Your Proxy

Shareholders may send a later-dated, signed proxy card to GTAC’s Chief Executive Officer at the address set forth below so that it is received by GTAC’s Chief Executive Officer not less than 48 hours prior to the vote at the Extraordinary General Meeting (which is scheduled to take place at [     ] [a/p].m., Eastern Time, on [          ], 2024) or attend the Extraordinary General Meeting at the physical address for the Extraordinary General Meeting and vote. Shareholders also may revoke their proxy by sending a notice of revocation to GTAC’s Chief Executive Officer, which must be received by GTAC’s Chief Executive Officer prior to the vote at the Extraordinary General Meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Who Can Answer Your Questions About Voting Your Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your Ordinary Shares, you may call [     ], the proxy solicitor for GTAC, by calling [       ], or banks and brokers can call collect at [      ], or by emailing [       ].

Vote of GTAC’s Initial Shareholders and the Sponsor

All of GTAC’s Initial Shareholders and the Sponsor have previously agreed to vote all of their GTAC Ordinary Shares in favor of the Business Combination and have waived any redemption rights in connection with the Business Combination.

Redemption Rights

GTAC Public Shareholders may seek to redeem the GTAC Public Shares that they hold, regardless of whether they vote for the proposed Business Combination, against the proposed Business Combination, or do not vote in relation to the proposed Business Combination.

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Any GTAC Public Shareholder may request redemption of their GTAC Public Shares for a per share price, payable in cash, equal to the pro rata portion of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds and not previously released to GTAC to pay GTAC’s taxes, divided by the number of then issued and outstanding GTAC Public Shares, provided, however that such GTAC Public Shareholder must follow the procedures outlined in this proxy statement/prospectus, in order to receive cash for any GTAC Public Shares such GTAC Public Shareholder intends to redeem. As of May 15, 2024, this would have amounted to approximately $11.23 per GTAC Public Share, based on the amount held in the Trust Account on such date.

If a GTAC Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed GTAC Public Shares for cash and will no longer own such shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with GTAC’s consent, until the consummation of the Business Combination, or such other date as determined by the GTAC Board. A GTAC Public Shareholder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement/prospectus.

Notwithstanding the foregoing, a holder of GTAC Public Shares, together with any affiliate of such GTAC Public Shareholder or any other person with whom such GTAC Public Shareholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its GTAC Public Shares with respect to more than an aggregate of 15% of the GTAC Public Shares unless the GTAC Board consents. Accordingly, if a GTAC Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the GTAC Public Shares, then, in the absence of the GTAC Board’s consent, any such shares in excess of that 15% limit would not be redeemed for cash.

The Initial Shareholders and the Sponsor will not have redemption rights with respect to any GTAC Public Shares owned by them, directly or indirectly.

You will be entitled to receive cash for any GTAC Public Shares to be redeemed only if you:

(a)	hold GTAC Public Shares; and

(b)	prior to 5:00 p.m., Eastern Time, on [ ], 2024 (two business days prior to the vote at the Extraordinary General Meeting), (i) submit a written request to the Transfer Agent that GTAC redeem your GTAC Public Shares for cash and (ii) deliver your share certificates (if any) and other redemption forms to the transfer agent, physically or electronically through DTC.

GTAC Public Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with GTAC’s consent, until the consummation of the Business Combination, or such other date as determined by the GTAC Board. A GTAC Public Shareholder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement/prospectus. GTAC will be required to honor such request only if made prior to the deadline for exercising redemption requests.

If the Business Combination is not approved or completed for any reason, then the GTAC Public Shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, GTAC will promptly return any shares previously delivered by GTAC Public Shareholders.

The closing price of GTAC Public Shares on [         ], 2024 was $[        ] per share. Prior to exercising redemption rights, shareholders should verify the market price of GTAC Public Shares, as they may receive higher proceeds from the sale of their GTAC Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the Redemption Price. GTAC cannot assure GTAC Public Shareholders that they will be able to sell their GTAC Public Shares in the open market, even if the market price per share is higher than the Redemption Price stated above, as there may not be sufficient liquidity in GTAC’s securities when GTAC’s shareholders wish to sell their shares.

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Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to shareholders of GTAC Ordinary Shares or GTAC’s warrant holders in connection with the Business Combination or the Transactions under the Cayman Islands Companies Act. However, shareholders of GTAC Class A Ordinary Shares (other than the Non-Redeemable GTAC Class A Shares) are still entitled to exercise their redemption rights, as detailed in this proxy statement/prospectus.

Proxy Solicitation

GTAC is soliciting proxies on behalf of the GTAC Board. This solicitation is being made by mail but also may be made by telephone or in person. GTAC and GTAC’s directors and officers may also solicit proxies in person, by telephone or by other electronic means. GTAC will bear the cost of the solicitation.

GTAC has hired [     ] to assist in the proxy solicitation process. GTAC will pay that firm a fee of $[       ] plus out-of-pocket expenses. Such fee will be paid with funds available at the Closing.

GTAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. GTAC will reimburse them for their reasonable expenses.

Potential Purchases of Public Shares

At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding GTAC or GTAC’s securities, GTAC’s Initial Shareholders, the Sponsor, GTAC’s directors, executive officers, advisors or their affiliates may purchase Public Shares or GTAC Warrants in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination. Additionally, at any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, GTAC’s directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire Public Shares, vote their Public Shares in favor of the Business Combination Proposal and the other proposals in this proxy statement/prospectus or not redeem their Public Shares. The purpose of such share purchases and other transactions could be to increase the likelihood that the Proposals are approved at the Extraordinary General Meeting or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. Any such purchases of GTAC securities may result in the completion of its initial business combination that may not otherwise have been possible. As of the date of this proxy statement/prospectus, none of the Initial Shareholders, the Sponsor, GTAC’s directors or officers has any plans to make any such purchases. GTAC will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Proposals. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Entering into any such incentive arrangements may have a depressive effect on outstanding GTAC Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Extraordinary General Meeting. See also the section in this proxy statement/proxy entitled “Information About GTAC and the Merger Sub— Permitted Purchases and Other Transactions with Respect to GTAC Securities.”

The existence of financial and personal interests of GTAC’s directors, officers and advisors may result in conflicts of interest, including a conflict between what may be in the best interests of GTAC and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the Proposals. See the sections of this proxy statement/prospectus entitled “Risk Factors,” “The Business Combination  — Interests of GTAC’s Directors and Officers in the Business Combination” and “Beneficial Ownership of Securities” for more information and other risks.

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THE BUSINESS COMBINATION

Summary of Business Combination

On May 14, 2024, GTAC, GTAC Merger Sub and Tyfon entered into the Merger Agreement, pursuant to which, on the terms and subject to the conditions thereof, GTAC Merger Sub will merge with and into Tyfon on the Closing Date, with Tyfon continuing as the surviving company of the Merger and as a direct wholly owned subsidiary of New Tyfon. GTAC will change its name to Tyfon Culture Inc., and the New Tyfon Ordinary Shares are expected to list on the Nasdaq Capital Market under the ticker symbol “TFCI.” The aggregate consideration to be paid to existing Tyfon shareholders in the Merger is the sum of (i) $428.0 million plus (ii) fifty percent (50%) of Shared Excess Purchaser Transaction Expenses. The consideration will be paid entirely in newly issued GTAC Class A Ordinary Shares, at a price of $10.00 per GTAC Class A Ordinary Share.

The closing of the Merger will take place on a date no later than two business days after the satisfaction or waiver of all conditions set forth in the Merger Agreement or at such other time as may be mutually agreed by Tyfon, GTAC and GTAC Merger Sub in writing. At the time of Closing, GTAC, GTAC Merger Sub and Tyfon shall execute a plan of merger substantially in the form appended to the Merger Agreement (the “Plan of Merger”) and shall cause the Merger to be consummated by filing the Plan of Merger (and other documents required under the Companies Act) with the Registrar of Companies in the Cayman Islands as provided by Section 233 of the Companies Act, on the same day as the Closing Date or such later time as specified in the Plan of Merger, in accordance with the relevant provisions of the Companies Act. The Merger shall become effective at the Effective Time being the date the Plan of Merger is registered and upon the issuance of the certificate of merger by the Registrar of Companies of the Cayman Islands or on such later date as specified in the Plan of Merger, in accordance with the Companies Act.

For more information about the Transactions contemplated in the Merger Agreement, please see the section in this proxy statement/prospectus entitled “The Merger Agreement” and “Certain Agreements Related to the Business Combination.” The Merger Agreement is incorporated by reference into this proxy statement/prospectus, a copy of which is attached to this proxy statement/prospectus as Annex A.

The Organizational Structure

The following diagrams illustrate the organizational structure of GTAC and Tyfon immediately prior to the Business Combination and of New Tyfon immediately following the Business Combination:

GTAC

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For more information regarding GTAC Ordinary Shares held by the Founder Shareholders, please see the section in this proxy statement/prospectus entitled, “Beneficial Ownership of Securities.”

Tyfon

The following diagram illustrates Tyfon’s simplified corporate structure, as of the date of this prospectus/registration statement:

Notes:

(1) Ms. Cao is the daughter of Ms. Hu.

(2) The Employee Shareholders are our employees at the time of participation in our onshore employee share incentive scheme.

(3) WINTIME Cultural Management Co., Ltd. (BVI) is an SPV for Employee Shareholders to hold their shares in Tyfon.

(4) Suzhou Yongfeng Consulting Management Co., Ltd. is a wholly-owned foreign enterprise (the “WFOE”) that is a party to certain VIE Agreements with Jiangsu Taifeng Cultural Communication Co., Ltd. (the “VIE Entity”) and the registered shareholder of the VIE Entity, and Hu Ting, pursuant to which the economic benefits of the VIE Entity are payable to the WFOE directly or indirectly, and the VIE Entity is contractually controlled directly or indirectly by the WFOE.

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New Tyfon

The following diagram illustrates New Tyfon’s simplified corporate structure immediately after the Closing of the Business Combination, assuming no redemptions scenario, on a fully diluted basis:

Ownership of New Tyfon Following the Business Combination

As of the date of this proxy statement/prospectus, there are (i) 7,089,996 GTAC Ordinary Shares issued and outstanding, consisting of the 3,500,000 Founder Shares held by the Sponsor, the 1,464,000 Founder Shares (inclusive of 1,300,000 Non-Redeemable GTAC Class A Shares) held by the Former Sponsor, 36,000 Founder Shares, in the aggregate, held by the three Former Independent Directors and 2,089,996 Public Shares and (ii) the 20,500,000 GTAC Warrants issued and outstanding, consisting of the 10,500,000 GTAC Private Placement Warrants held by the Sponsor and the Former Sponsor, which will be forfeited pursuant to the Sponsor Support Agreement and the 10,000,000 GTAC Public Warrants. Each whole warrant entitles the holder thereof to purchase one GTAC Class A Ordinary Share at $11.50 per share and, following the Merger, will entitle the holder thereof to purchase New Tyfon Ordinary Shares at $11.50 per share. Therefore, as of the date of this proxy statement/prospectus (without giving effect to the Business Combination), GTAC’s fully diluted share capital would be 62,389,996 Class A Ordinary Share equivalents.

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Based on GTAC’s capitalization as of May 15, 2024 and assuming that (i) no additional issuances of GTAC equity, (ii) GTAC Class B Ordinary Shares automatically convert into GTAC Class A Ordinary Shares at Closing on a one-to-one basis, (iii) GTAC draws the entire $2,500,000 available under the 2024 Note and the Sponsor elects for the full amount to be converted into New Tyfon Warrants and (iv) the aggregate fees and expenses for legal counsel, accounting advisors, external auditors and financial advisors incurred by GTAC or its subsidiaries in connection with the Transactions are less than $5,000,000, the relative equity stakes in New Tyfon upon completion of the Business Combination would be as follows at various redemption levels:

	Fully Diluted Share Ownership in New Tyfon
	Pro Forma Combined (Assuming No Redemptions)		Pro Forma Combined (Assuming 50% Redemptions)		Pro Forma Combined (Assuming 100% Redemptions)
	Number of Shares	% Ownership	Number of Shares	% Ownership	Number of Shares	% Ownership
Tyfon’s current shareholders(1)	42,800,000	68.60%	42,800,000	69.77%	42,800,000	70.98%
Sponsor	3,500,000	5.61%	3,500,000	5.71%	3,500,000	5.80%
Former Sponsor	1,464,000	2.35%	1,464,000	2.39%	1,464,000	2.43%
Former Independent Directors	36,000	0.06%	36,000	0.06%	36,000	0.06%
Public Shareholders	2,089,996	3.35%	1,044,998	1.70%	0	—
2024 Note(2)	2,500,000	4.01%	2,500,000	4.08%	2,500,000	4.15%
GTAC Public Warrants	10,000,000	16.03%	10,000,000	16.30%	10,000,000	16.58%
Total	62,389,996	100%	61,344,998	100%	60,300,000	100%

(1)	Represents Consideration Shares to be issued at Closing to the Existing Tyfon Equityholders.

(2)	Includes 2,500,000 GTAC Class A Ordinary Shares underlying the GTAC Private Placement Warrants issuable pursuant to the 2024 Note, assuming that the full balance of the note was drawn and converted into warrants at the discretion of the Sponsor.

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination. These figures assume (i) that no Public Shareholders exercise their redemption rights in connection with the Business Combination, or alternatively, that all Public Shareholders exercise their redemption rights in connection with the Business Combination, and (ii) that New Tyfon issues 42,800,000 New Tyfon Ordinary Shares to Existing Tyfon Equityholders. If the actual facts are different from these assumptions, then the amounts and shares outstanding after the Closing will be different and those changes could be material.

No Redemptions Scenario

Sources		Uses
	(in millions)		(in millions)
Cash held in Trust Account(1)	$23.2	Cash to balance sheet	$12.6
Exhibiting Tyfon Equityholders –equity rollover	$42.8	Transaction expenses(2)	$10.6
		Existing Tyfon Equityholders – equity rollover	$42.8
Total sources	$66.0	Total Uses	$66.0

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Maximum Redemptions Scenario

Sources		Uses
	(in millions)		(in millions)
Cash held in Trust Account(1)	$23.2	Cash to balance sheet	—
Existing Tyfon Equityholders – equity rollover	$42.8	Redemptions	$23.2
		Existing Tyfon Equityholders – equity rollover	$42.8
Total sources	$66.0	Total Uses	$66.0

(1)	Based on cash in the Trust Account as of March 31, 2024.

(2)	Reflects the cash disbursement for the preliminary estimated direct and incremental transaction costs of GTAC and Tyfon of $5.0 million (inclusive of amount outstanding under the 2024 Note) and $5.6 million, respectively, incurred by prior to, or concurrent with, the Closing. The maximum redemptions scenario assumes payment of the $10.6 million of transaction costs incurred by GTAC and Tyfon out of Tyfon’s balance sheet cash at Closing.

Board of Directors Following the Business Combination and Controlled Company Status

Following the completion of the Business Combination, the board of directors of the combined company will consist of [       ], [       ], [         ], [          ], [         ], [         ] and [        ]. For more information, please see the section in this proxy statement/prospectus entitled “Management of New Tyfon After the Business Combination.”

New Tyfon will be a “controlled company” within the meaning of the corporate governance rules of Nasdaq. Under these rules, a listed company of which a majority of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. As a controlled company, certain exemptions under the rules will mean that New Tyfon is not required to comply with certain corporate governance requirements, including that (1) a majority of New Tyfon Board consists of independent directors, as defined under Nasdaq listing rules, (2) a majority of the independent directors select or recommend its director nominees, (3) the compensation committee be responsible for determining or recommending the compensation of executive officers other than New Tyfon’s Chief Executive Officer, and (4) New Tyfon has a compensation committee that consists entirely of independent directors. New Tyfon currently is expected to take advantage of the foregoing exemptions. In the event that New Tyfon ceases to be a “controlled company” and New Tyfon Ordinary Shares continue to be listed on Nasdaq, New Tyfon will be required to comply with these provisions within the applicable transition periods.

Name; Headquarters of New Tyfon

The name of the combined company after the Business Combination will be Tyfon Culture Inc., and its headquarters will be located at 11/F, Block A, Chengjian Building, Xiangcheng District, Suzhou, Jiangsu, PRC and its phone number will be 400-780-8708.

Foreign Private Issuer

Following the completion of the Business Combination, as a “foreign private issuer,” as defined by the SEC, New Tyfon will be permitted to follow home country corporate governance practices, instead of certain corporate governance practices required by Nasdaq for U.S. domestic issuers. Certain corporate governance practices in the Cayman Islands, which will be New Tyfon’s home country, differ significantly from Nasdaq corporate governance listing standards. Among other things, New Tyfon will not be required to have:

●	a majority of its board of directors consist of independent directors;

●	a compensation committee consisting of independent directors;

●	a nominating committee consisting of independent directors; or

●	regularly scheduled executive sessions with only independent directors each year.

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Immediately following the Business Combination, New Tyfon currently is not expected to have a majority-independent board of directors. Thus, although a New Tyfon director must act in the best interests of New Tyfon, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of New Tyfon may decrease as a result. In addition, immediately following the Business Combination, New Tyfon currently is not expected to have a compensation or nominating committees. Further, New Tyfon may choose to follow its home country practices with respect to certain other Nasdaq corporate governance rules, as permitted by Nasdaq. As a result, New Tyfon shareholders may not be provided with the benefits of certain corporate governance requirements of Nasdaq applicable to U.S. domestic public companies.

In addition, as a foreign private issuer, New Tyfon’s officers and directors and holders of more than 10% of the issued and outstanding New Tyfon Ordinary Shares, will be exempt from the rules under the Exchange Act requiring insiders to report purchases and sales of ordinary shares as well as from Section 16 short swing profit reporting and liability.

Background of the Business Combination

The terms of the Merger Agreement are the result of negotiations between Sponsor, GTAC, and Tyfon, and their respective representatives. The following is a brief description of the background of these negotiations.

GTAC was incorporated as a Cayman Islands exempted company on February 9, 2021 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On October 25, 2021, GTAC consummated its IPO of 20,000,000 GTAC Units, which included the partial exercise of the underwriters’ option to purchase an additional 2,500,000 Units at the IPO price to cover over-allotments. Each GTAC Unit consisted of one GTAC Class A Ordinary Share of GTAC and one-half of one GTAC Public Warrant. The GTAC Units were sold at a price of $10.00 per GTAC Unit, generating gross proceeds to GTAC of $200,000,000. Simultaneously with the closing of the IPO, GTAC completed the private sale of an aggregate of 10,500,000 GTAC Private Placement Warrants to Former Sponsor at a purchase price of $1.00 per GTAC Private Placement Warrant, generating gross proceeds of $10,500,000. A total of $204,000,000 from the IPO (including the over-allotment units) and sale of the GTAC Private Placement Warrants were deposited in the Trust Account. Since the underwriters did not exercise the over-allotment option in full, the Former Sponsor forfeited 31,250 GTAC Class B Ordinary Shares, which were canceled by the Company. As a result of such forfeiture, there are currently 5,000,000 GTAC Class B Ordinary Shares issued and outstanding.

On April 14, 2023, GTAC held an extraordinary general meeting of shareholders, in which the shareholders approved a proposal to amend and restate the GTAC’s amended and restated memorandum and articles of association to extend the date by which GTAC would be required to consummate a business combination from April 25, 2023 to April 25, 2024 or to October 25, 2024 at the election of GTAC in two separate three-month extensions, in April 2024 and July 2024, subject to satisfaction of certain conditions, including the deposit by the Former Sponsor of $0.10 per GTAC Unit in each case (or up to approximately $209,000 after giving effect to GTAC’s shareholders’ redemptions made in connection with the foregoing proposal) for each three-month extension, into the Trust Account (the “Extension” and such proposal, the “Extension Proposal”), or as extended by GTAC’s shareholders in accordance with the Current Charter;

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On January 30, 2024, Tyfon’s financial advisor, CMD Global Partners, LLC (“CMD”), reached out to its long-standing contacts at Hennessy Capital Group (“HCG”), including Messrs. Hennessy and Geeza and Ms. Cai, to begin discussions regarding a potential transaction with Tyfon;

On March 8, 2024, representatives of HCG, including Messrs. Hennessy and Geeza and Ms. Cai, and CMD had a preliminary call to discuss Tyfon and the viability of a potential deSPAC transaction between Tyfon and an affiliate of HCG (the “Potential deSPAC”). After the meeting, both parties agreed to further explore the opportunity;

Following the delivery of a non-disclosure agreement (“NDA”) to Tyfon on March 10, 2024, HCG conducted further diligence on Tyfon’s business through March 28, 2024, including multiple conference calls between Tyfon and representatives of HCG, including Messrs. Hennessy and Geeza and Ms. Cai, in order to review diligence findings and discuss potential transaction terms in furtherance of the Potential deSPAC;

On March 28, 2024, following additional diligence on Tyfon and the Potential deSPAC, HCG submitted an indication of interest with respect to the Potential deSPAC (“Initial IOI”) to CMD, who then subsequently discussed the Initial IOI with Tyfon;

On April 3, 2024, HCG delivered a proposed non-binding letter of intent for the Potential deSPAC (the “Tyfon LOI”);

On April 9, 2024, the certificate of formation for Sponsor was filed by HCG with the Delaware Secretary of State;

On April 9, 2024, Former Sponsor and Sponsor entered into a non-binding term sheet (the “Original Term Sheet”) for the purposes of negotiating and entering into a securities purchase agreement in order for Sponsor to acquire a controlling interest in GTAC from Former Sponsor;

On April 9, 2024, Tyfon and its legal representative, K&L Gates LLP (“KLG”) delivered a revised Tyfon LOI to Sponsor on behalf of HCG for further review and negotiation;

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Between April 9, 2024 and April 19, 2024, Sponsor and Tyfon exchanged multiple revised drafts of the Tyfon LOI, with input from KLG, CMD and Sidley Austin LLP (“Sidley”), legal advisor to Sponsor and SPAC. Messrs. Hennessy and Geeza, on behalf of Sponsor, and Ms. Ting and Mr. Li of Tyfon, with assistance from their respective advisors, held numerous conference calls regarding the proposed Business Combination terms. The parties came to an initial agreement on the key business issues, including, among others: (a) the pre-transaction equity value ascribed to Tyfon (which the parties agreed would be approximately $428 million, subject to confirmatory due diligence and appropriate representations, warranties and covenants (and related closing bring-down standards); (b) the absence of any minimum cash condition or vesting for GTAC or Tyfon shareholders; and (c) a proposed timeline for completing the Business Combination. The pre-transaction equity value of $428 million represents a post-money enterprise value of $434 million based on a multiple of approximately 9.8x 2024E EBITDA of $44.3 million. The multiple was selected based on a review of publicly traded online marketplaces facilitating third party transactions discounted to reflect the relative scale of Tyfon compared to those other targets and its current geographic concentration.

On April 10, 2024, Former Sponsor and Sponsor entered into an amendment and restatement of the Original Term Sheet;

On April 18, 2024, Mr. Li, as the representative of Tyfon, Messrs. Hennessy and Geeza and Ms. Cai, as representatives of Sponsor, Mr. Adams and Ms. Su of CMD, as well as representatives of Sidley, KLG, UHY, as auditor to Tyfon, Deloitte as accountant to Tyfon and Jingtian & Gongcheng (“JTGC”), as regulatory advisor to Tyfon, held a virtual meeting to discuss the timeline and process for signing a definitive agreement for the Business Combination, as well as the proposed structure for the transaction.

On April 19, 2024, GTAC, Former Sponsor and Sponsor entered into a securities purchase agreement pursuant to which Sponsor acquired 3,500,000 GTAC Class B Ordinary Shares and 7,350,000 GTAC Private Placement Warrants of GTAC from Former Sponsor and Sponsor agreed to cause GTAC to pay $250,000 in cash consideration upon closing of GTAC’s initial business combination at Sponsor’s direction to entities or accounts as directed by Former Sponsor;

Between February 9, 2021 and April 19, 2024, the date on which GTAC entered into exclusivity with Tyfon (as further described below), GTAC and Former Sponsor conducted an active search for potential business combination targets, leveraging their and their respective advisors’ relationships with company founders, executives of private and public companies, venture capitalists and growth equity fund managers, as well as the extensive network of various investment banks. The focus of this search was to identify potential business combination targets, which GTAC’s directors and officers believed, based on their experience, could satisfy all (or a portion of) certain key criteria for a business combination target, including, among others: (a) a leading market position with a defensible business model and competitive advantages, (b) a capable, experienced management team with a track record of driving growth and a long-term vision for the future of the business, (c) a scalable platform pursuing large market opportunities, (d) consistent organic revenue growth with attractive unit economics and potential for future top-line growth and margin expansion, (e) the ability to generate attractive returns on capital and a compelling use for capital to achieve its growth strategy, and (f) public-ready financial systems, processes and controls. Former Sponsor has advised Sponsor and the GTAC Board that from its inception until April 19, 2024 (excluding Tyfon), GTAC initiated contact with more than 300 potential targets and/or their advisors. Of those potential targets, GTAC met with approximately 105 management teams and entered into NDAs with approximately 60 parties. GTAC submitted non-binding indications of interest to 30 potential business combination targets and non-binding letters of intent to 8 potential business combination targets that GTAC believed, based on, among other things, its and its advisors’ preliminary due diligence, evaluation and analysis, were most suitable for a business combination. While GTAC and Former Sponsor negotiated and executed a non-binding letter with one potential target prior to Tyfon, the parties mutually agreed to terminate the subject process on or about April 10, 2024. As a result of the foregoing and in connection with GTAC’s financial and operational due diligence of Tyfon, GTAC determined that Tyfon best satisfied all its aforementioned business combination target criteria;

HCG Opportunity II MM, LLC is the managing member of the Sponsor and Mr. Hennessy, Chief Executive Officer and Chairman of GTAC, is a managing member of HCG Opportunity II MM, LLC. Mr. Hennessy has served as a director and/or officer of four SPACs, each of which completed a business combination, including (i) PropTech Acquisition Corporation’s business combination with Porch Group, Inc. (Nasdaq: PRCH) in December 2020; (ii) PropTech Investment Corporation II’s business combination with Appreciate Holdings, Inc. (Nasdaq: SFR) in November 2022; (iii) Jaguar Global Growth Corporation I’s business combination with Captivision Inc. (Nasdaq: CAPT) in November 2023; (iv) 7GC & Co Holdings’ business combination with Banzai International, Inc. (Nasdaq: BNZI) in December 2023 and (v) two’s business combination with LatAm Logistic Properties, S.A. (NYSE: LPA) in March 2024. Mr. Hennessy is currently on the board of directors of an additional SPAC (TortoiseEcofin Acquisition Corp. III), which has entered into definitive business combination agreement for a business combination as of the date of this proxy statement/prospectus. In addition, Mr. Hennessy is the Chief Executive Officer and director of Compass Digital Acquisition Corp., a SPAC that is actively searching for a target for its business combination. The Sponsor does not have any other SPACs in the process of searching for a target company;

On April 19, 2024, after several exchanges of Tyfon LOI drafts and extensive negotiations between representatives and advisors of the parties, GTAC and Tyfon executed a non-binding (except for the exclusivity provisions providing for exclusivity between the parties until June 18, 2024) Tyfon LOI, which provided for, among other things, a binding exclusivity period ending on June 18, 2024;

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GTAC conducted commercial, financial and legal due diligence on Tyfon from April 19, 2024 through May 14, 2024, the date of the BCA;

Commencing on April 19, 2024, and continuing through May 14, 2024, GTAC and Sponsor continued to engage professional advisors to conduct legal, financial, accounting, tax, information technology, risk, human resources, and benefits due diligence. GTAC continued to use the services of Ogier Global (Cayman) Limited (“Ogier”) with respect to Cayman legal matters including related diligence. On April 19, 2024, GTAC engaged CohnReznick LLP to conduct financial, accounting and tax due diligence. GTAC engaged Lockton Companies, LLC for insurance and benefits due diligence on April 22, 2024. GTAC engaged Innovax Capital Limited for commercial due diligence on April 25, 2024 and Houlihan Capital on April 30, 2024, to provide a fairness opinion with respect to the terms of the Business Combination.

Between April 19, 2024 and May 14, 2024, representatives and advisors of each of GTAC and Tyfon conducted recurring virtual meetings to discuss progress on, and provide updates with respect to, key work streams and other aspects of the potential Business Combination and, as needed, further refine the transaction timeline and steps and related work plan. These virtual meetings were typically attended by Mr. Li, as representative of Tyfon, and Messrs. Hennessy and Geeza and Ms. Cai, as representatives of GTAC.

CMD opened a virtual data room for Tyfon and granted HCG, Ogier and Sidley access on April 11, 2024. Representatives from GTAC, SPAC, Sponsor, JTGC, CohnREznick LLP, and Innovax Capital Limited, as well as representatives from all HCG’s and GTAC’s other external advisors, were granted access as they were onboarded.

During the week of April 22, 2024, GTAC, Sidley and GTAC’s other advisors held a series of confirmatory due diligence telephone calls with Mr. Li, as representative of Tyfon, Messrs. Hennessy and Geeza and Ms. Cai, as representatives of GTAC, attended such calls.

On April 24, 2024, KLG distributed to Sidley and GTAC an initial draft of the Merger Agreement. Sidley prepared an issues list with respect to such initial draft and discussed the terms of the draft and the issues with Messrs. Hennessy and Geeza of GTAC.

On April 25, 2024, GTAC borrowed $350,000 under the 2024 Note and deposited $209,000 into the Trust Account to fund the initial three-month extension of GTAC’s termination date until July 25, 2024.

On April 29, 2024, Sidley distributed to KLG and Tyfon a revised draft of the Merger Agreement reflecting the position of GTAC in response to the previously discussed issues list prepared by Sidley. The revised draft addressed risk allocation and matters relating to the allocation of equity to Tyfon shareholders and changes to representations and warranties, covenants, termination provisions and closing conditions.

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On May 6 and 7, 2024, Mr. Hennessy and Ms. Cai of GTAC met with Ms. Hu, Ms. Wen and Mr. Li and other senior management members of Tyfon and conducted on-site diligence of Tyfon’s facilities in Suzhou and Shanghai, China.

On May 8, 2024, KLG provided Sidley a revised draft of the Merger Agreement reflecting further discussions between the business and legal teams. The revised draft addressed fundamental matters including (i) the allocation of transaction expenses between the parties, (ii) closing conditions and (iii) the timing for completing financial audits of Tyfon.

Between May 9, 2024 and May 14, 2024, KLG and Sidley exchanged numerous drafts of the Merger Agreement and the ancillary documents. Over the same period of time, the parties, KLG, Sidley, Ogier and other advisors for GTAC and Tyfon held numerous conference calls regarding certain terms and conditions of the Merger Agreement, including with respect to the representations and warranties, interim operating covenants of the parties, terms for extending the outside date for termination of the Merger Agreement, closing conditions (including compliance with ancillary agreements and exclusion of a net tangible assets test) and transactions expense allocations.

On May 9, 2024, the GTAC Board held a meeting with representatives from Sidley, CohnReznick, Lockton, and Innovax, and GTAC’s management (Messrs. Hennessy and Geeza) and certain advisors to GTAC in attendance. The GTAC Board was provided with an overview of the due diligence findings with respect to Tyfon to date, including a summary of the key findings from the due diligence review conducted by various representatives and advisors of GTAC. The GTAC Board asked questions of GTAC management and its advisors, which questions were answered. At the conclusion of the meeting, the GTAC Board directed management to continue pursuing the discussion of the Business Combination and definitive documentation with Tyfon.

On May 10, 2024, the GTAC Board held a meeting with representatives of Sidley, Ogier, Houlihan Capital, and GTAC’s management (Messrs. Hennessy and Geeza) and certain advisors to GTAC in attendance. At the meeting, representatives of Ogier provided an overview of the GTAC Board’s fiduciary duties in connection with the transaction. Houlihan Capital reviewed and discussed its draft fairness opinion with respect to Tyfon and the proposed Business Combination. The GTAC Board was provided by representatives of Sidley with an overview of the proposed Business Combination (including the potential benefits and the risks related thereto), the key terms of the Merger Agreement, the related Ancillary Documents and the due diligence process undertaken. Representatives of GTAC management provided the GTAC Board with an overview of the timeline for the Business Combination, The GTAC Board asked questions of GTAC management and its outside advisors, which questions were answered.

On May 14, 2024, the GTAC Board held a meeting with representatives of Sidley and GTAC’s management (Messrs. Hennessy and Geeza) and certain advisors to GTAC in attendance. At the meeting, the GTAC Board was provided with an overview of the material changes to the proposed Business Combination since the previous meeting (including the potential benefits and the risks related thereto), the latest key terms of the Merger Agreement and the related Ancillary Documents. The GTAC Board unanimously adopted and approved the execution of the Merger Agreement and the Ancillary Documents to which GTAC was contemplated to be a party concurrently with the signing of the Merger Agreement and the transactions contemplated thereby, and Houlihan Capital delivered its executed fairness opinion letter to the GTAC Board.

On May 14, 2024, the parties entered into the Merger Agreement and certain Ancillary Documents.

On May 15, 2024, GTAC and Tyfon issued a joint press release announcing the execution and delivery of the Merger Agreement, and GTAC filed a Current Report on Form 8-K announcing the entry into the Merger Agreement.

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Certain Tyfon Unaudited Projected Financial Information

In connection with its consideration of the Business Combination, the GTAC Board was provided with certain unaudited projected financial information prepared by the management of Tyfon (the “Projections”) in May 2024.

Tyfon and GTAC do not as a matter of course make public projections as to future revenue, gross profit, performance or other results. However, Tyfon management prepared and provided the Projections to GTAC and GTAC’s financial advisor in connection with the evaluation of the Business Combination. Tyfon management prepared the Projections based on their judgment and assumptions regarding the future financial performance of Tyfon at the time that the Projections were prepared. The inclusion of the below information should not be regarded as an indication that Tyfon, GTAC, their respective boards of directors, or their respective affiliates, advisors or other representatives or any other recipient of the Projections considered—or now considers—the Projections to be necessarily predictive of actual future results or to influence you to vote for or against the Business Combination Proposal or any other proposal contained in this proxy statement/prospectus; rather, the inclusion of such information is solely because the Projections were made available to the GTAC in connection with the negotiation of the Business Combination.

The Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants with respect to the Projections, but, in the view of Tyfon management, was prepared on a reasonable basis, reflected the best then available estimates and judgments, and presented, to the best of Tyfon management’s knowledge and belief, the expected course of action and the expected future financial performance of Tyfon. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the Projections. The Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

There will be differences between actual and forecasted results, and actual results may be materially greater or materially less than those contained in the Projections. While presented in this proxy statement/prospectus with numeric specificity, the Projections set forth in the summary below was based on numerous risk, uncertainties, estimates and assumptions with respect to general business, economic, industry, regulatory, geopolitical, environmental, market and financial conditions and trends and other future events, as well as matters specific to Tyfon’s business, that are inherently uncertain, difficult to predict and may be beyond the control of Tyfon management. The Projections are forward-looking statements that are inherently subject to significant risks and uncertainties, many of which are beyond Tyfon’s and GTAC’s control, and including, among other things, the matters described in the sections of this proxy statement/prospectus entitled “Risk Factors,” “Tyfon Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements.” As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated.

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In addition, Tyfon management believed the assumptions and estimates underlying the Projections, including the assumptions and estimates described below, were reasonable at the time the Projections were prepared, given the information Tyfon management had at the time. However, various assumptions and estimates underlying the Projections, including the assumptions and estimates described below, may prove to not have been accurate. The Projections also reflect assumptions as to certain business strategies or plans that are subject to change. As a result, the inclusion of the Projections in this proxy statement/prospectus should not be relied on as “guidance” or otherwise predictive of actual future events, and actual results may differ materially from the forecasts. New Tyfon does not intend to refer back to the Projections in its future periodic reports filed under the Exchange Act.

Furthermore, the Projections do not take into account any circumstances or events occurring after the date they were prepared.

In light of the foregoing, shareholders of GTAC are cautioned not to place undue reliance on the Projections in making a decision regarding the Business Combination.

The prospective financial information included in this document has been prepared by, and is the responsibility of, Tyfon management. Neither Tyfon’s independent registered public accounting firm, UHY LLP, nor GTAC’s independent registered public accounting firm, Marcum LLP, have audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, each of UHY LLP and Marcum LLP does not express an opinion or any other form of assurance with respect thereto. The reports of UHY LLP and Marcum LLP included in this document do not extend to the projected financial information here and should not be read to do so.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT/PROSPECTUS A SUMMARY OF THE PROJECTIONS FOR TYFON, NONE OF GTAC, TYFON AND NEW TYFON UNDERTAKES ANY OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THE PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THE PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE. NONE OF TYFON, GTAC NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY TYFON SHAREHOLDER, GTAC SHAREHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE PROJECTIONS OR THAT PROJECTED FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.

Certain of the measures included in the Projections are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Tyfon may not be comparable to similarly titled measures used by other companies. Item 100(d) of Regulation G promulgated by the SEC provides an exemption from the requirement to include a reconciliation of the non-GAAP financial measures presented herein. Accordingly, we have not provided a reconciliation of such financial measures.

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The key elements of the Projections provided by Tyfon management team to GTAC are summarized in the table below with specific assumptions immediately following the table:

($ in millions)	2023A	2024E
Revenue	$61	$101
% of Growth		67%
Gross Profit	$42	$71
Margin %	69%	70%
Adjusted EBITDA	$34	$44
Margin %	56%	44%
Net Income	$23	$28
% of Revenue	38%	28%

Key Assumptions in the Tyfon Projections

Tyfon management prepared the Projections based on a using a number of assumptions, including the following key assumptions:

●	Tyfon management forecasts an increase of total registered users of approximately 30% to 150,000 in 2024 because of the expected increase in Tyfon’s number of sales locations and the number of customers served by these additional sales locations.

●	The projected growth of the total number of transactions to 30,026 in 2024 and total gross merchandise value to $645 million in 2024 is related to the number of exhibitions Tyfon expects to host during 2024. Tyfon management’s projected number of exhibitions is based on a growth rate of 15% for exhibitions of fine artworks in current Chinese sales locations in 2024, compared to 2023, and a lower number for exhibitions for fine arts and its other product offerings in planned new sales locations. The projected increased number of attendees at the higher number of exhibitions in 2024 is expected to result in the growth of the number of customers. Further, Tyfon assumes that the growth rate of the average gross merchandise value of fine artworks sales per exhibition will be 10% in 2024, and the growth rate of the average gross merchandise value of fine artworks sales spending per customer will be 11% in 2024.

●	Tyfon plans to expand the types of collectibles offered for sale beginning in 2024 and assumes the transaction profiles for other collectibles are similar to those of existing fine artwork sales.

●	Tyfon projects that the average gross merchandise value per artwork will grow at 15% in 2024 to $21,500, compared to increases of 26% and 17% in 2022 and 2023.

●	The revenue generated from transaction fees from sales of artwork is calculated by the product of total gross merchandise value and Tyfon’s average transaction rate, and Tyfon expects that the average transaction rate will remain at 16% in 2024.

●	The revenue generated from transaction fees from copyright transfers and registration is based on (1) the assumption that the percentage of Tyfon’s total transactions that use Tyfon’s current copyright services will increase to 35%; and (2) Tyfon management’s projection of the number of new copyright product service transactions, which is a new service offering being introduced in 2024. Tyfon assumes that the average transaction fees from Tyfon’s current copyright services and the new service being introduced will be different.

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●	Forecasted gross profit is based on the foregoing revenue assumptions with the further assumption that gross profit margins will remain in line with historical gross profit margins. Direct labor costs are the largest component of cost of revenues, and Tyfon expects commission percentages in 2024 to remain generally consistent with its historical average.

●	Tyfon projects that there will be a proportional increase in lease expenses due to the projected increase in the number of sales locations hosting exhibitions in 2024.

●	Tyfon assumes that its operating expenses will be 32% of its revenue in 2024.

GTAC’s Board of Director’s Reasons for Approving the Business Combination

The GTAC Board, in evaluating the Business Combination, consulted with GTAC’s management and financial and legal advisors. In reaching its unanimous resolution (i) that the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of GTAC and its shareholders and (ii) to recommend that the shareholders approve the Merger Agreement and the Business Combination, the GTAC Board considered a range of factors, including, but not limited to, the factors discussed below.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the GTAC Board viewed its decision as being based on all of the information available to it and the factors presented to and considered by it. The GTAC Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. This explanation of GTAC’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

In connection with the Business Combination, the GTAC Board obtained a fairness opinion from Houlihan Capital. In addition, the officers and directors of GTAC have substantial experience in evaluating the operating and financial merits of both private and public companies from a wide range of industries and concluded that their experience and background, together with experience and sector expertise of GTAC’s financial advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, GTAC’s officers, directors and advisors have substantial experience with mergers and acquisitions.

The GTAC Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Merger Agreement and the Business Combination, including, but not limited to, the following material factors, which are not necessarily presented in the order of relative importance:

●	High Operational and Financial Growth. From 2020 through 2023, Tyfon has consistently grown its number of registered users, the number of transactions processed, gross merchandise value, its revenue, gross profit, net income, and Adjusted EBITDA.;

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●	Profitable with Historically Attractive Margins Profile. During 2020 through 2023, Tyfon has maintained high gross profit, net income, and Adjusted EBITDA margins;

●	Strong Balance Sheet and Financial Condition. Tyfon’s historical financial results, outlook and financial plan, including Tyfon’s positive cash flows from operating activity, and various historical and current balance sheet items including Tyfon’s current strong cash position;

●	Compelling Business Model and High ROI Unit Economics. Tyfon’s cost to acquire customers has compared favorably to the lifetime value of customers and its attractive unit economics support investing in growth;

●	Established Position. Tyfon’s established platform, including its offline to online (“O2O”) services, network of regional offices, vast art ecosystem, diverse buyer pool, and authentication technology, positions Tyfon to have durable advantages over new competitors trying to obtain market share;

●	Large Addressable Markets. The opportunity for Tyfon to accelerate organic growth and market share expansion in the ~$12 billion China art market and enter the ~$65 billion global art market;

●	Experienced and Proven Management Team. Tyfon has an experienced management team with diverse experience and extended histories with Tyfon, and the entire senior management of Tyfon is expected to continue with New Tyfon following the Business Combination to execute the business and strategic growth plan (and for additional information regarding Tyfon’s executive officers, see the section of this proxy statement/prospectus entitled “Management After the Business Combination – Executive Officers”);

●	Additional Growth Opportunities. The potential to grow New Tyfon by expanding its product categories, technology services, and geographic footprint within China as well as future international expansion opportunities in Hong Kong, Singapore, Japan, and eventually the United States;

●	Reasonableness of Merger Consideration. Following a review of the financial data provided to GTAC, including the historical financial statements of Tyfon and certain unaudited prospective financial information discussed in “The Business Combination—Certain Tyfon Unaudited Projected Financial Information” and GTAC’s due diligence review and financial and valuation analyses of Tyfon, the GTAC Board considered the transaction consideration to be issued to Tyfon’s shareholders and determined that the consideration was reasonable in light of such data and financial information;

●	Robust Due Diligence. GTAC and its advisors conducted financial, legal, commercial, IT, HR, insurance, employee benefits and tax due diligence examinations of Tyfon and met with Tyfon’s management team in-person in China. GTAC and its financial, legal, commercial, IT, HR, insurance, employee benefits and tax advisors discussed the results of its due diligence examination of Tyfon with the GTAC Board;

●	Negotiated Transaction. The financial and other terms of the Merger Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between GTAC and Tyfon;

●	Other Alternatives. The GTAC Board believes, after a review of other opportunities reasonably available to GTAC, that the proposed Business Combination represents an optimal potential business combination opportunity for GTAC;

●	Post-Closing Governance. The fact that GTAC will appoint two (2) members of New Tyfon’s board of directors following the Business Combination and the other proposed directors and officers of the combined company represent a experienced management team, including certain directors and officers that are current members of Tyfon’s senior management responsible for the day-to-day operations of Tyfon, and will provide helpful continuity in advancing the combined company’s strategic goals;

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●	Lock-Up. Tyfon’s largest shareholders, the Sponsor and the other holders of Founder Shares entered into lock-up agreements with New Tyfon and their securities are subject to a 180-day lock-up restriction (subject to early release); and

●	Fairness Opinion. GTAC obtained a third-party fairness opinion from Houlihan Capital in connection with the Business Combination that was presented to the GTAC Board.

The GTAC Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination including, but not limited to, the following:

●	Macroeconomic and Geopolitical Risks. Macroeconomic and geopolitical uncertainty, especially in or relating to China, and the effects it could have on Tyfon’s business, results of operations and expansion plans;

●	Demand for Art Purchases Declines. The risk that there may be less demand for art, Tyfon’s core business, which will make it difficult to achieve its growth targets;

●	Growth Initiatives May Not be Achieved. The risk that the growth initiatives, including Tyfon’s planned geographic expansion, technology services and product categories growth initiatives, may not be fully achieved, may not be achieved within the expected timeframe, or may not achieve the desired results;

●	Concentration Risk. The risk that Tyfon’s business historically has operated in China with limited international operations;

●	Growth Risk. The risk that Tyfon expects to invest in growth for the foreseeable future, and the risk that Tyfon may fail to manage that growth effectively;

●	Competitive Risk. The risk that Tyfon currently faces competition from a number of companies and will face new competitors if it expands into new geographic, product and service markets;

●	Public Company Risk. The challenges associated with preparing Tyfon, a private entity, for the applicable disclosure and listing requirements to which New Tyfon will be subject as a publicly traded company on Nasdaq, including additional costs that historically have not been incurred by Tyfon’s business;

●	Redemption Risk. The potential that a significant number of GTAC shareholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to GTAC’s Current Charter, which would potentially make the Business Combination more difficult or impossible to complete;

●	Shareholder Vote. The risk that GTAC’s shareholders may fail to provide the respective votes necessary to effect the Business Combination;

●	Closing Conditions. The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within GTAC’s control, including the receipt of CSRC approval;

●	Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination;

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●	Listing Risks. The risk of the inability of GTAC to maintain its listing on Nasdaq prior to the Business Combination and the inability of New Tyfon to maintain the listing following the Business Combination;

●	Benefits May Not Be Realized. The risks that the potential benefits of the Business Combination may not be fully realized or may not be realized within the expected timeframe;

●	Liquidation of GTAC. The risks and costs to GTAC if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in GTAC being unable to effect a business combination by October 25, 2024;

●	GTAC Shareholders Receiving a Minority Position in New Tyfon. The risk that GTAC shareholders will hold a minority position in New Tyfon;

●	China-Related Disclosures. The risk that due to Tyfon’s operating history in China, it may become subject to more stringent disclosure and financial reporting requirements that could make the consummation of the Business Combination, or the preparation and filing of New Tyfon’s reports with the SEC following consummation of the Business Combination, more challenging, costly and time-consuming than anticipated;

●	Chinese Regulatory Approval. The risk that due to Tyfon’s intention to list on Nasdaq, it will have to also receive approval from the China Securities Regulatory Commission;

●	China Economic Policy Changes. The policy changes and directional shifts in industrial policy taking place in the PRC, including a transition from a historical reliance on exports toward a consumption-driven growth model, and the associated risks;

●	Fees and Expenses. The significant fees and expenses associated with completing the Business Combination; and

●	Exchange Rate. The foreign exchange rate risk that substantially all of Tyfon’s revenue is denominated in RMB and any significant change of the RMB against the U.S. dollar may materially and adversely affect Tyfon’s revenues, earnings and financial position as reported in U.S. dollars.

In addition to considering the factors above, the GTAC Board also considered other factors including, without limitation:

●	Interests of Certain Persons. Some officers and directors of GTAC have interests in the Business Combination that are different from, or are in addition to, the GTAC public shareholders, as described further in the section of this proxy statement/prospectus entitled “The Business Combination— Interests of GTAC’s Directors and Officers and Others in the Business Combination”; and

●	Other Risk Factors. Various other risk factors associated with Tyfon’s business, as described in the section of this proxy statement/prospectus entitled “Risk Factors.”

The GTAC Board concluded that the potential benefits of the Business Combination to GTAC and GTAC’s shareholders outweighed the potentially negative factors and other risks associated with the Business Combination. Accordingly, the GTAC Board unanimously determined that the Merger Agreement, the Transaction Agreements referenced therein, and the transactions contemplated thereby were advisable to and in the best interests of GTAC and its shareholders. The GTAC Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons. The foregoing discussion of the material factors considered by the GTAC Board is not intended to be exhaustive but does set forth the principal factors considered by the GTAC Board.

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Opinion of Houlihan Capital

Introduction

GTAC retained Houlihan Capital to act as its financial advisor in connection with the Business Combination. GTAC selected Houlihan Capital to act as its financial advisor based on Houlihan Capital’s qualifications, expertise and reputation, its knowledge of, and involvement in, recent transactions in the industry in which GTAC operates and its knowledge of GTAC’s business and affairs. On May 14, 2024, Houlihan Capital rendered its opinion to the GTAC Board that, which opinion was subsequently confirmed by delivery of a written opinion dated May 14, 2024 (the “Opinion”), subject to the qualifications, assumptions, and limitations set forth in the Opinion, as of such date, (i) the Consideration Shares to be issued or paid in the Business Combination to Tyfon shareholders is fair from a financial point of view to GTAC and its unaffiliated shareholders and (ii) whether Tyfon has a fair market value equal to at least 80% of the amount of funds held by GTAC in Trust Account (excluding deferred underwriting commissions and taxes payable on the income earned on the Trust Account), as of the date of the Business Combination and Merger Agreement.

The full text of the Opinion delivered to the GTAC Board, dated May 14, 2024, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Houlihan Capital in rendering the Opinion, is attached to this proxy statement/prospectus as Annex H and incorporated by reference into this proxy statement/prospectus. . The summary of the Opinion set forth in this proxy solicitation/prospectus statement is qualified in its entirety by reference to the full text of the Opinion. All GTAC shareholders are urged to, and should, read the Opinion carefully and in its entirety. The Opinion was directed to the GTAC Board and addressed only the fairness from a financial point of view to its unaffiliated shareholders, as of the date of the Opinion, of the Consideration Shares to be issued by GTAC pursuant to the Merger Agreement. The Opinion did not address any other aspect or implications of the Business Combination and does not constitute an opinion, advice or recommendation as to how any GTAC shareholder should vote at the Extraordinary General Meeting. In addition, the Opinion did not in any manner address the prices at New Tyfon Ordinary Shares would trade following the consummation of the Business Combination or at any time. The Opinion was reviewed and unanimously approved by Houlihan Capital’s Opinion committee.

In completing its analyses and for purposes of the Opinion set forth herein, Houlihan Capital has, among other things:

●	Held discussions with certain members of GTAC’s management (“GTAC Management”) and Tyfon’s management (“Tyfon Management”) regarding the Business Combination, the historical performance and financial projections of Tyfon, and the future outlook for Tyfon;
●	Reviewed information provided by GTAC and Tyfon including, but not limited to:

○	audited financial statements for Tyfon for the fiscal years ended (“FY”) 2022 and 2023;
○	the Projections;
○	executed amendment and restatement of the Original Term Sheet, dated April 19, 2024;
○	various investor presentations outlining Tyfon’s business;
○	an illustrative Sources and Uses table for the Business Combination; and
○	an illustrative pro forma capitalization table for the Business Combination;

●	Reviewed the industry in which Tyfon operates, which included a review of (i) certain industry research, (ii) certain comparable publicly traded companies and (iii) certain mergers and acquisitions of comparable businesses;
●	Developed indications of value for Tyfon using generally accepted valuation methodologies; and
●	Reviewed certain other relevant, publicly available information, including economic, industry, and Tyfon specific information.

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In addition, Houlihan Capital had discussions with GTAC Management and Tyfon Management and their respective advisors concerning the material terms of the Business Combination and Tyfon’s business and operations, assets, present condition and future prospects, and undertook such other studies, analyses and investigations as Houlihan Capital deemed relevant, necessary or appropriate.

In preparing the Opinion, Houlihan Capital relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial, legal, tax, and other information discussed with or reviewed by Houlihan Capital and assumed such accuracy and completeness for purposes of rendering an opinion. In addition, Houlihan Capital has not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of GTAC or Tyfon, nor, except as stated herein, has Houlihan Capital been furnished with any such evaluation or appraisal. Houlihan Capital has further relied upon the assurances and representations from GTAC Management that they are unaware of any facts that would make the information provided to Houlihan Capital to be incomplete or misleading in any material respect for the purposes of the Opinion. GTAC Management has represented: (i) that it directed Houlihan Capital to rely on the Projections; (ii) the Projections represents Tyfon Management’s good faith estimate of the projected future financial performance of New Tyfon for the periods stated therein; (iii) after conducting such due diligence as GTAC Management has deemed necessary or appropriate, GTAC Management has no reason to believe that Houlihan Capital should not rely upon the Projections; (iv) Houlihan Capital had no role whatsoever in the preparation of the Projections; (v) Houlihan Capital was not asked to provide an outside “reasonableness review” of the Projections; (vi) GTAC did not engage Houlihan Capital to audit or otherwise validate any of the Projections’ underlying inputs and assumptions; and (vii) that the Projections as presented herein has been summarized and presented accurately. Houlihan Capital has not assumed responsibility for any independent verification of this information, nor has it assumed any obligation to verify this information. Nothing came to Houlihan Capital’s attention in the course of this engagement which would lead it to believe that (i) any information provided to Houlihan Capital or assumptions made by Houlihan Capital are insufficient or inaccurate in any material respect or (ii) it is unreasonable for Houlihan Capital to use and rely upon such information or make such assumptions. For additional information on the Projections, see the section in this proxy statement/prospectus entitled “The Business Combination – Certain Tyfon Unaudited Projected Financial Information.”

The following is a summary of the material financial and comparative analyses that Houlihan Capital deemed to be appropriate for the Business Combination that were reviewed with the GTAC Board at its meeting held on May 14, 2024 in connection with Houlihan Capital’s delivery of its Opinion. Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Houlihan Capital’s analyses, the tables must be read together with the text of each summary. The summary of Houlihan Capital’s financial and comparative analyses described below is not a complete description of the analyses underlying the Opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description.

Summary of Financial Analyses

In assessing whether the (i) consideration to be issued or paid in the Business Combination to Tyfon shareholders is fair from a financial point of view to GTAC and its unaffiliated shareholders and (ii) whether Tyfon has a fair market value equal to at least 80% of the amount of funds held by GTAC in its Trust Account, Houlihan Capital compared $10.95, the per share redemption price of GTAC Class A Ordinary Shares held by the unaffiliated shareholders as of December 31, 2023, against an estimated range of per share equity value of Tyfon that would be received by the unaffiliated shareholders calculated by Houlihan Capital. After considering the primary approaches that are traditionally used to appraise a business, as well as commonly used techniques and methods available under each approach, Houlihan Capital decided, based on an assessment of company-specific factors and available market data, to rely solely upon the guideline public company analysis, which involves identifying and selecting guideline public companies with financial and operating characteristics similar to the enterprise being valued, under the market approach in estimating the range of per share equity value of Tyfon. Houlihan Capital noted the per share redemption price of the GTAC Class A Ordinary Shares held by the unaffiliated shareholders was within the estimated range of per share equity value of Tyfon.

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Guideline Public Company Analysis

Selection of Guideline Public Companies

Houlihan Capital searched the universe of publicly traded companies for companies with operations that are similar to Tyfon and identified 8 reasonably similar companies. In selecting guideline public companies, Houlihan Capital searched for companies with similar business operations, size, prospects for growth, profitability, and risk. The guideline public company peer group relied upon by Houlihan Capital is presented in the table below.

Ticker	Name
NasdaqGM:DIBS	1stdibs.Com, Inc.
LSE:ATG	Auction Technology Group plc
OM:BOOZT	Boozt AB (publ)
NasdaqGS:EBAY	eBay Inc.
NasdaqGS:ETSY	Etsy, Inc.
TSE:4385	Mercari, Inc.
NasdaqGS:PDD	PDD Holdings Inc.
NasdaqGS:REAL	The RealReal, Inc.

It was not possible to identify guideline public companies with characteristics identical to Tyfon. Tyfon’s primary competitors are either privately held companies or operate as divisions of larger, more diversified organizations for which no market value has been established for the specific division that competes with Tyfon. As a result, it is not possible to use such direct competitors as a basis for a comparable company analysis to determine an indicated market value for Tyfon. Therefore, Houlihan Capital identified other guideline public companies that are broadly similar to Tyfon, but, again, cannot be considered identical to Tyfon. Houlihan Capital notes that this is common practice in the professional valuation industry and is considered a generally accepted valuation methodology, since exactly comparable public companies can rarely be identified.

Houlihan Capital calculated a multiple of enterprise value (“EV”) divided by the Fiscal Year (“FY”) 2023 EBITDA and the forecasted FY 2024E EBITDA. Houlihan Capital applied the multiple to the following metrics of Tyfon, respectively:

•	FY2023 Adjusted EBITDA as provided by Tyfon
•	FY2024E Adjusted EBITDA as provided by Tyfon

The valuation multiples observed within Houlihan Capital’s guideline public company analysis are summarized in the following table:

Tyfon

Guideline Public Company Analysis - Valuation Multiples

Company Name	Ticker	Industry	EV/ 2023 EBITDA	EV/ 2024E EBITDA
1stdibs.Com, Inc.	NasdaqGM:DIBS	Broadline Retail	N/A	N/A
Auction Technology Group plc	LSE:ATG	Specialized Consumer Services	N/A	10.61x
Boozt AB (publ)	OM:BOOZT	Broadline Retail	16.74x	12.66x
eBay Inc.	NasdaqGS:EBAY	Broadline Retail	10.11x	8.20x
Etsy, Inc.	NasdaqGS:ETSY	Broadline Retail	19.63x	11.33x
Mercari, Inc.	TSE:4385	Broadline Retail	14.16x	15.47x
PDD Holdings Inc.	NasdaqGS:PDD	Broadline Retail	19.34x	12.32x
The RealReal, Inc.	NasdaqGS:REAL	Apparel Retail	N/A	N/A

Maximum			19.63x	15.47x
75th Percentile			19.34x	12.58x
Median			16.74x	11.83x
Mean			16.00x	11.76x
25th Percentile			14.16x	10.79x
Minimum			10.11x	8.20x

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Based on a detailed analysis of the selected guideline public companies described above, Houlihan Capital considered multiples of calendar year 2023 and calendar year 2024 forecasted Adjusted EBITDA for its valuation. In selecting the multiples to apply to Tyfon, Houlihan Capital reviewed the growth expectations (as presented in the Projections provided by Tyfon to GTAC, which were also shared with Houlihan Capital), size (as measured be revenue), profit margins (as measured by Adjusted EBITDA margin), liquidity (as measured by cash, net of debt and other total liabilities) and potential execution risk (in being able to successfully execute growth strategy) of the guideline public companies identified by Houlihan Capital.

Based on this information and other factors, Houlihan Capital used professional judgment to select multiples that Houlihan Capital believes reflect the relative comparability of Tyfon to the guideline public companies. As of May 14, 2024, the enterprise value to calendar year 2023 and calendar year 2024 forecasted Adjusted EBITDA multiples of the guideline public companies ranged from 10.11x to 19.63x and 8.20x to 15.47x, respectively. Ultimately, Houlihan Capital applied an enterprise value to calendar year 2023 Adjusted EBITDA multiple of 15.5x (approximately the mean of the multiples indicated by the guideline public companies) and an enterprise value to calendar year 2024 forecasted Adjusted EBITDA multiple of 9.5x (between the 25th percentile and the minimum of the multiples indicated by the guideline public companies) for its valuation.

Based on the analyses described above, Houlihan Capital calculated an indicated enterprise value range for Tyfon of between $420 million and $535 million.”

Please be advised that none of the guideline public companies identified and included within Houlihan Capital’s analysis have characteristics identical to Tyfon. An analysis of guideline public companies is not purely mathematical; rather it involves complex considerations and professional judgments concerning differences in financial and operating characteristics between Tyfon and the guideline public companies analyzed, as well as other internal and external factors that could affect the public trading prices of the guideline public companies and, therefore, the implied valuation multiples derived from such.

Houlihan Capital does believe that this valuation methodology produced a range of indicated values for the equity of Tyfon that supports its overall conclusion within the broader context of its entire analysis and should be considered in conjunction with the results of the other valuation methodologies that Houlihan Capital applied.

In summary, utilizing a reasonable range of the valuation multiples indicated by the guideline public companies identified (as adjusted for comparability between Tyfon and the guideline public companies), Houlihan Capital calculated a range of indicated fair values for Tyfon. A summary of the results of Houlihan Capital’s guideline public company analysis is as follows:

Indicated Fair Market Value of Equity Range (millions)
Low	High
$474.0	$589.0

As shown below, to determine the indicated fair market value of GTAC Class A Ordinary Shares pro forma for the Business Combination, Houlihan Capital started with the implied enterprise value of Tyfon, subtracted the pro forma debt of New Tyfon, subtracted the projected Transaction expenses, added the approximately $10 million of Trust Account cash (assuming 57% redemptions of GTAC Public Shares) and $10 million in anticipated (but uncommitted) funding expected to be raised from a PIPE investment, and subtracted the estimated fair market value (based on a Black-Scholes model) of the Public Warrants.

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Based on the foregoing, Houlihan Capital calculated an equity value range for the surviving entity between approximately $9.54 per share and $11.80 per share. Because the fair market value per share pro forma for the Business Combination exceeds the estimated redemption value as of December 31, 2023 ($10.95 per share), Houlihan Capital concluded that the Business Combination is fair from a financial point of view to GTAC and its unaffiliated shareholders.

Fairness Opinion Conclusion

Houlihan Capital concluded that, as of the date of the Opinion and based upon and subject to the assumptions, conditions and limitations set forth in the written Opinion, that (i) the Consideration Shares to be issued to Tyfon shareholders in the Business Combination is fair from a financial point of view to GTAC and its unaffiliated shareholders and (ii) Tyfon has a fair market value greater than 80% of the amount of funds held by GTAC in its Trust Account, as of the date of the Merger Agreement.

Houlihan Capital Conflict Disclosure and Fees

Houlihan Capital, a Financial Industry Regulatory Authority (FINRA) member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. In compliance with Item 1015 of Regulation M-A, Houlihan Capital hereby confirms that, within the past two years, neither Houlihan Capital nor any of its representatives have had any material relationships or engagements with GTAC or Tyfon of any of their affiliates. This includes, but is not limited to, any financial or advisory services, lending relationships, or any other material financial transactions or engagements, including any agreements with any party to the Merger Agreement or any of their affiliates providing for the provision of future services by Houlihan Capital nor any of its representatives. The purpose of this disclosure is to ensure transparency and to highlight Houlihan Capital’s commitment to deliver an unbiased and independent Opinion. Houlihan Capital has conducted a thorough internal review to verify the absence of any such relationships and remain committed to the principles of integrity and objectivity in its professional practice. Houlihan Capital was engaged on a fixed fee basis, and their compensation is not contingent upon the completion of the Business Combination. Houlihan Capital’s fees to GTAC for services in connection with issuing the Opinion were $150,000.

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Interests of GTAC’s Directors and Officers in the Business Combination

In considering the recommendation of the GTAC Board to vote in favor of the Business Combination, Public Shareholders should consider that the Sponsor and GTAC’s directors and officers have interests in the Business Combination that are different from, or in addition to, those of GTAC’s shareholders generally. The GTAC Board was aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to GTAC’s shareholders that they approve the Business Combination. Public Shareholders should take these interests into account in deciding whether to approve the Business Combination or to exercise their right of redemption. These interests include:

●	the fact that the Sponsor and GTAC’s officers, directors, advisors and their affiliates own an aggregate of 3,500,000 Founder Shares which they acquired from the Former Sponsor and which will be converted into 3,500,000 New Tyfon Ordinary Shares, which will have a significantly higher value at the time of the Business Combination, if it is consummated, and, based on the closing trading price of the GTAC Class A Ordinary Shares on [ ], 2024, which was $[ ], would have an aggregate value of approximately $[ ] million as of the same date. The Former Sponsor and the other Initial Shareholders currently own 1,500,000 Founder Shares (inclusive of the 1,300,000 Non-Redeemable GTAC Class A Shares), or 30% of the total issued and outstanding Founder Shares, or 21.1% of the total issued and outstanding GTAC Ordinary Shares. If GTAC does not consummate the Business Combination or another initial business combination by July 25, 2024 (unless such date is extended by the Extension Deposit), and GTAC is therefore required to be liquidated, these shares would be worthless, as Founder Shares are not entitled to participate in any redemption or liquidation of the Trust Account. Based on the difference in the effective purchase price that the Former Sponsor and the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per GTAC Class A Ordinary Share sold in the IPO, the Sponsor and the Former Sponsor may earn positive rates of return even if the share price of New Tyfon after the Closing falls below the price initially paid for the GTAC Class A Ordinary Shares in the IPO and the Public Shareholders experience a negative rate of return following the Closing of the Business Combination;

●	the fact that if GTAC does not consummate the Business Combination or another initial business combination by July 25, 2024 (unless such date is extended by the Extension Deposit), it would cease all operations except for the purpose of winding up, redeeming all of the outstanding Public Shares for cash and, subject to the approval of its remaining shareholders and its directors, dissolving and liquidating, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Sponsor will benefit from the completion of an initial business combination and may be incentivized to complete the acquisition of a less favorable target company or on terms less favorable to shareholders rather than to liquidate;

●	the fact that the Sponsor and the officers and directors of GTAC have waived their right to redeem their Founder Shares and any other GTAC Ordinary Shares held by them in connection with the consummation of the Business Combination, or to receive distributions from the Trust Account with respect to the Founder Shares upon GTAC’s liquidation if GTAC is unable to consummate its initial business combination;

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●	the fact that the Sponsor, their affiliates or certain of GTAC’s officers and directors or their affiliates may, but are not obligated to, provide Working Capital Loans to GTAC. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $2,500,000 of such Working Capital Loans may be convertible into private placement warrants to purchase GTAC Class A Ordinary Shares at a price of $1.00 per warrant. If GTAC completes a business combination, GTAC will repay the Working Capital Loans out of the proceeds of the Trust Account released to New Tyfon. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, GTAC may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of May 1, 2024, approximately $350,000 of Working Capital Loans was outstanding;

●	the fact that the Sponsor is entitled to $10,000 per month for office space, secretarial and administrative services until the completion of an initial business combination under the Administrative Services Agreement;

●	the fact that unless GTAC consummates an initial business combination, its directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them in connection with the Business Combination (to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account). As of May 1, 2023, the current directors or officers of GTAC had not incurred any expenses which they expect to be reimbursed at the Closing;

●	the fact that the Current Charter provides that GTAC renounces any interest or expectancy of GTAC in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for GTAC, on the one hand, and an individual serving as its director or officer, on the other. Notwithstanding such provision, GTAC believes that such provision did not impact GTAC’s search for a business combination target because GTAC’s current officers and directors have confirmed to GTAC that there were no such corporate opportunities that were not presented to GTAC pursuant to such provision;

●	the fact that pursuant to the Merger Agreement, for a period of six years following the consummation of the Business Combination, New Tyfon (i) is required to maintain provisions in the Proposed Charter providing for the indemnification of GTAC’s existing directors and officers and (ii) is required to maintain a directors’ and officers’ liability insurance policy that covers GTAC’s existing directors and officers;

●	the fact that at the Closing, New Tyfon, the Sponsor, and certain of the SPAC’s current and former directors and officers will enter into the Lock-Up Agreement, which, among other things, will amend the existing transfer restrictions under the Letter Agreement;

●	the fact that pursuant to the A&R Registration Rights Agreement, the Sponsor and certain related parties will have customary registration rights, including piggy-back rights, subject to cooperation and cut-back provisions with respect to the New Tyfon Ordinary Shares held by such parties following the consummation of the Business Combination;

●	the fact that GTAC’s officers and directors have not been required to, and have not, committed their full time to GTAC’s affairs, which may have resulted in a conflict of interest in allocating their time between GTAC’s operations and its search for a business combination and their other businesses; and

●	the anticipated election of [ ] and [ ] as directors of New Tyfon in connection with the consummation of the Business Combination. As such, in the future, such directors will receive any cash fees, share options or share awards that the New Tyfon Board determines to pay to such director.

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Interests of Tyfon’s D&O in the Business Combination

When you consider the recommendation of the GTAC Board in favor of approval of the Business Combination Proposal, you should keep in mind that Tyfon’s directors and executive officers may have interests in the Business Combination that are different from, or in addition to, those of the GTAC shareholders and Tyfon shareholders generally. Tyfon’s directors and executive officers are expected to become directors and executive officers of the New Tyfon upon the closing of the Business Combination, and such persons are entitled to salary, any cash fees, stock options, stock awards or indemnification that the New Tyfon Board determines to pay its officers.

The Tyfon Board was aware of these interests and considered them, among other matters, in its decision to approve the Merger Agreement.

Potential Purchases of Public Shares

At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding GTAC or GTAC’s securities, GTAC’s Initial Shareholders, the Sponsor, GTAC’s directors, executive officers, advisors or their affiliates may purchase Public Shares or GTAC Warrants in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination. Additionally, at any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, GTAC’s directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire Public Shares, vote their Public Shares in favor of the Business Combination Proposal and the other proposals in this proxy statement/prospectus or not redeem their Public Shares. The purpose of such share purchases and other transactions could be to increase the likelihood that the Proposals are approved at the Extraordinary General Meeting or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. Any such purchases of GTAC securities may result in the completion of its initial business combination that may not otherwise have been possible. As of the date of this proxy statement/prospectus, none of the Initial Shareholders, the Sponsor, GTAC’s directors or officers has any plans to make any such purchases. GTAC will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Proposals. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Entering into any such incentive arrangements may have a depressive effect on outstanding GTAC Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Extraordinary General Meeting. See also the section in this proxy statement/proxy entitled “Information About GTAC and the Merger Sub— Effecting GTAC’s Business Combination —Permitted Purchases and Other Transactions with Respect to GTAC Securities.”

Regulatory Approvals Required for the Business Combination

The Business Combination and the Transactions are not subject to any federal or state regulatory requirement or approval, except for (1) the filings and registration with the Cayman Islands Registrar of Companies and the payment of the applicable fees under the Companies Act necessary to effectuate the Business Combination, and (2) the PRC regulatory permission for the Business Combination as set forth below.

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PRC Regulatory Permissions for the Business Combination

CSRC Filing

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (境內企業境外發行證券和上市管理試行辦法) and circulated five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Trial Measures”).

According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Where an issuer submits an application for initial public offering to competent overseas regulators, such issuer must file with the CSRC within three business days after such application is submitted. In addition, the Overseas Listing Trial Measures provides that the direct or indirect overseas listings of the assets of domestic companies through one or more acquisitions, share swaps, transfers or other transaction arrangements shall be subject to filing procedures in accordance with the Overseas Listing Trial Measures, which filing shall be submitted within three business days after the issuer submits its application documents relating to the initial public offering and/or listing or after the first public announcement of the relevant transaction (if the submission of relevant application documents is not required). The Overseas Listing Trial Measures also requires subsequent reports to be filed with the CSRC on material events, such as change of control or voluntary or forced delisting of the issuer(s) who have completed overseas offerings and listings.

Guidance for Application of Regulatory Rules - Overseas Offering and Listing No. 1, promulgated by CSRC together with the Overseas Listing Trial Measures, provides that if a domestic enterprise completes an overseas offering through an overseas special purposes acquisition company, it shall submit the filing materials within three business days after such overseas special purposes acquisition company publicly announces such acquisition transaction.

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Tyfon and GTAC believe that in accordance with the abovementioned guidance and rules, Tyfon shall complete the filing procedure under the Overseas Listing Trial Measures before the consummation of the Business Combination and the listing of GTAC’s securities on Nasdaq. Tyfon plans to submit a filing with the CSRC with respect to the Business Combination in accordance with the Merger Agreement pursuant to the Overseas Listing Trial Measures (the “CSRC Filing Report”) and timely file all necessary CSRC Filings and otherwise comply with its filing obligations under the Overseas Listing Trial Measures and other applicable Laws (if any). As of the date of this proxy statement/prospectus, Tyfon has not completed the filing procedures with the CSRC. If Tyfon fails to complete required filing procedures for the Business Combination prior to December 31, 2024, regardless of the listing of GTAC’s securities on Nasdaq, Tyfon and GTAC each have the right to terminate the Merger Agreement in accordance with its terms, and the Business Combination may not be consummated. As of the date of this proxy statement/prospectus, Tyfon has not received any formal inquiry, notice, warning, sanction, or any regulatory objection from the CSRC with respect to this Business Combination. Based on the filing requirements and their implementation, Tyfon cannot be sure that it will be able to complete such filing in a timely manner or at all. Any failure or perceived failure by Tyfon to comply with such filing requirements under the Overseas Listing Trial Measures may result in forced rectification, warnings and fines against Tyfon and could materially hinder its ability to consummate the Business Combination. GTAC and Tyfon will not consummate the Business Combination without first completing the CSRC filing and receiving the CSRC approval under the Overseas Listing Trial Measures, even if the securityholders of GTAC have approved the Business Combination in the extraordinary general meeting. See the section of this proxy statement/prospectus entitled “Risk Factors — Risks Related to Doing Business in China — The filing with the CSRC is required in connection with the Business Combination, and Tyfon cannot predict whether it will be able to obtain such approval or complete such filing.”

Effective as of March 31, 2023, the revised Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Archives Rules”), regulate both overseas direct offerings and overseas indirect offerings, providing that, among other things:

●	in relation to the overseas listing activities of PRC enterprises, the PRC enterprises are required to strictly comply with the relevant requirements on confidentiality and archives management, establish a sound confidentiality and archives system, and take necessary measures to implement their confidentiality and archives management responsibilities;

●	during the course of an overseas offering and listing, if a PRC enterprise needs to publicly disclose or provide to securities companies or securities service providers and overseas regulators, any materials that contain relevant state secrets, government work secrets or information that has a sensitive impact (i.e. be detrimental to national security or the public interest if divulged), the PRC enterprise should complete the relevant approval/filing and other regulatory procedures; and

●	working papers produced in the PRC by securities companies and securities service providers, which provide PRC enterprises with securities services during their overseas issuance and listing, should be stored in the PRC, and competent PRC authorities must approve the transmission of all such working papers to recipients outside the PRC.

Any failure or perceived failure by Tyfon to comply with the Archives Rules and the confidentiality requirements and other PRC laws and regulations may result in Tyfon being held legally liable by competent authorities.

Accounting for the Transactions

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, GTAC will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Tyfon expecting to have control of the board of the directors of New Tyfon through the appointment of 5 of the 7 seats on the board of directors, Tyfon’s senior management comprising all of the senior management of New Tyfon, the relative size of Tyfon compared to GTAC, and Tyfon operations comprising the ongoing operations of New Tyfon. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Tyfon issuing shares for the net assets of GTAC, accompanied by a recapitalization. The net assets of GTAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

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Satisfaction of 80% Test

It is a requirement under Nasdaq listing rules that any business acquired by GTAC have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding taxes payable on the income earned on, the Trust Account) at the time of the execution of a definitive agreement for an initial business combination. After consideration of the factors identified and discussed in the section of this proxy statement/prospectus titled “GTAC’s Board of Director’s Reasons for Approving the Business Combination,” including the financial analysis of Tyfon conducted by GTAC and considered in approving the transaction, as well as its review of the Opinion, the GTAC Board determined that Tyfon had a fair market value of at least 80% of the net assets held in the Trust Account (excluding taxes payable on the income earned on, the Trust Account) as of the date that the Merger Agreement was executed.

Redemption Rights

Public Shareholders may seek to redeem the Public Shares that they hold, regardless of whether they vote for the proposed Business Combination, against the proposed Business Combination, or do not vote in relation to the proposed Business Combination.

Any Public Shareholder may request redemption of their Public Shares for a per share price, payable in cash, equal to the pro rata portion of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds and not previously released to GTAC to pay GTAC’s taxes, divided by the number of then issued and outstanding Public Shares, provided, however that such Public Shareholder must follow the procedures outlined in this proxy statement/prospectus, in order to receive cash for any Public Shares such Public Shareholder intends to redeem. As of May 15, 2024, this would have amounted to approximately $11.23 per Public Share, based on the amount held in the Trust Account on such date.

If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with GTAC’s consent, until the consummation of the Business Combination, or such other date as determined by the GTAC Board. A Public Shareholder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement/prospectus.

Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares unless the GTAC Board consents. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then, in the absence of the GTAC Board’s consent, any such shares in excess of that 15% limit would not be redeemed for cash.

The Initial Shareholders and the Sponsor will not have redemption rights with respect to any Public Shares owned by them, directly or indirectly.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(c)	hold GTAC Public Shares; and

(d)	prior to 5:00 p.m., Eastern Time, on [ ], 2024 (two business days prior to the vote at the Extraordinary General Meeting), (i) submit a written request to the Transfer Agent that GTAC redeem your Public Shares for cash and (ii) deliver your share certificates (if any) and other redemption forms to the transfer agent, physically or electronically through DTC.

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Public Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with GTAC’s consent, until the consummation of the Business Combination, or such other date as determined by the GTAC Board. A Public Shareholder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement/prospectus. GTAC will be required to honor such request only if made prior to the deadline for exercising redemption requests.

If the Business Combination is not approved or completed for any reason, then the Public Shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, GTAC will promptly return any shares previously delivered by Public Shareholders.

The closing price of Public Shares on [     ], 2024 was $[         ] per share. Prior to exercising redemption rights, shareholders should verify the market price of Public Shares, as they may receive higher proceeds from the sale of their Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the Redemption Price. GTAC cannot assure Public Shareholders that they will be able to sell their GTAC Public Shares in the open market, even if the market price per share is higher than the Redemption Price stated above, as there may not be sufficient liquidity in GTAC’s securities when GTAC’s shareholders wish to sell their shares.

Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to shareholders of GTAC Ordinary Shares or GTAC’s warrant holders in connection with the Business Combination or the Transactions under the Cayman Islands Companies Act. However, shareholders of GTAC Class A Ordinary Shares (other than the Non-Redeemable GTAC Class A Shares) are still entitled to exercise their redemption rights, as detailed in this proxy statement/prospectus.

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THE MERGER AGREEMENT

This section describes the material provisions of the Merger Agreement, but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. GTAC’s shareholders and other interested parties are urged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the Business Combination.

The Merger Agreement is included to provide securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company, GTAC or GTAC Merger Sub. In particular, the assertions embodied in representations and warranties by the Company, GTAC and GTAC Merger Sub contained in the Merger Agreement are solely for the benefit of the parties to the Merger Agreement, are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement, including being qualified by confidential information in the disclosure schedules provided by the parties in connection with the execution of the Merger Agreement, and are subject to standards of materiality applicable to the contractive parties that may differ from those applicable to securityholders. While the Company, GTAC and GTAC Merger Sub do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the confidential disclosures contain information that modifies, qualifies and creates exceptions to the representations, warranties, covenants and agreements set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Investors and securityholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in GTAC’s public disclosures.

General

On May 14, 2024, GTAC entered into the Merger Agreement with GTAC Merger Sub and Tyfon.

Under the Merger Agreement, subject to the terms and conditions set forth therein, at the Closing, among other matters, GTAC Merger Sub will merge with and into Tyfon, with Tyfon continuing as the surviving company of the Merger (the “Surviving Corporation”) and becoming a wholly owned subsidiary of GTAC, and GTAC will change its name to “Tyfon Culture Inc.”

Consideration

Pursuant to the terms of the Merger Agreement, the aggregate consideration to be paid to Existing Tyfon Equityholders in the Merger is the sum of (i) $428.0 million plus (ii) fifty percent (50%) of “Shared Excess Purchaser Transaction Expenses.” The consideration will be paid entirely in newly issued GTAC Class A Ordinary Shares, at a price of $10.00 per GTAC Class A Ordinary Share.

“Shared Excess Purchaser Transaction Expenses” consists of the aggregate unpaid fees, costs and expenses of GTAC and GTAC Merger Sub incurred prior to and through the Closing Date in connection with the Transactions in excess of $5.0 million, provided that the aggregate amount of Shared Excess Purchaser Transaction Expenses will not exceed $2.0 million and will not include more than $1.5 million due under the promissory note issued to the Sponsor, which is repayable to the Sponsor at the Closing.

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Conversion of Securities

At the Effective Time, without any action on the part of the GTAC Merger Sub, Tyfon or the holders of any of the following securities:

●	by virtue of the Merger, each share in the share capital of GTAC Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and non-assessable ordinary share of the Surviving Corporation;

●	by virtue of the Merger, each Tyfon Ordinary Share issued and outstanding immediately prior to the Effective Time will be cancelled and exchanged for the right to receive, without interest, a pro rata portion of the Consideration Shares, as set forth in the allocation statement to be delivered by Tyfon pursuant to the Merger Agreement; and

●	in accordance with the Current Charter, each GTAC Class B Ordinary Share that is outstanding immediately prior to the Effective Time shall be converted, on a one-for-one basis, into GTAC Class A Ordinary Shares.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by the parties as of the date of such agreement or other specific dates solely for the benefit of certain of the parties to the Merger Agreement. These representations and warranties, in certain cases, are subject to specified exceptions and materiality, Material Adverse Effect, knowledge and other qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement.

Under the Merger Agreement, Tyfon made customary representations and warranties to GTAC relating to, among other things: organization and qualification; validly existing subsidiaries; capitalization of Tyfon; authorization; absence of conflicts; governmental consents; compliance with laws; requisite approvals; financial statements; absence of undisclosed liabilities; absence of certain changes; litigation; employee compensation and benefit matters; labor relation matters; insurance; material contracts; real property and assets; tax matters; intellectual property and cybersecurity; environmental matters; broker’s and finder’s fees; international trade and anti-corruption matters; and accuracy of provided information

Under the Merger Agreement, GTAC made customary representations and warranties to Tyfon relating to among other things: organization and qualification; authorization; capitalization of GTAC; absence of conflicts; litigation; governmental consents; the Trust Account; broker’s and finder’s fee; SEC reporting; compliance with laws; business activities; tax matters; absence of certain changes; litigation; registration of shares; material contracts; tax matters; and accuracy of provided information.

Notwithstanding anything in the Merger Agreement or to the contrary, none of the representations, warranties, covenants, obligations or other agreements of the parties contained in the Merger Agreement or in any certificate delivered pursuant to the Merger Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and, from and after the Closing, no recourse shall be had against or from any person in respect of such non-surviving representations, warranties, covenants or agreements. There are no indemnification rights for another party’s breach of such representations, warranties, covenants, obligations or other agreements.

Material Adverse Effect

Many of the representations and warranties in the Merger Agreement are qualified by materiality or Company Material Adverse Effect and Purchaser Material Adverse Effect (collectively, “Material Adverse Effect”), as applicable.

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“Company Material Adverse Effect” as used in the Merger Agreement means a change, effect, occurrence, development, fact or condition that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, financial condition, business or operations of the Company Group and its business, taken as a whole, provided, however, that “Company Material Adverse Effect” does not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Tyfon and its subsidiaries operate; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by the Merger Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of GTAC; (vi) any matter of which Purchaser has knowledge on the signing date of the Merger Agreement or is set forth in Tyfon’s disclosure schedule; (vii) any changes in applicable laws or accounting rules or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by the Merger Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with Tyfon; (ix) any natural or man-made disaster or acts of God; or (x) any failure by Tyfon and its subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures, subject to the other provisions of this definition, shall not be excluded).

The definition of “Purchaser Material Adverse Effect” in the Merger Agreement is substantially similar to the definition Company Material Adverse Effect but with respect to the GTAC and GTAC Merger Sub rather than the Company and excludes matters disclosed in any SEC Documents (as defined in the Merger Agreement) excluding any disclosures that are solely predictive, cautionary or forward looking in nature.

Covenants

Each party agreed in the Merger Agreement to use its reasonable best efforts to satisfy the conditions to Closing and to effect the Closing as soon as practicable. The Merger Agreement contains certain additional covenants and agreements that are summarized below, as well as other customary covenants of the parties. The covenants and agreements of the parties contained in the Merger Agreement do not survive the Closing, except those covenants and agreements that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing.

Conduct of Tyfon, GTAC and GTAC Merger Sub Prior to the Completion of the Merger

Prior to the Closing Date, Tyfon, GTAC, and GTAC Merger Sub party have agreed to, and to cause their respective subsidiaries to, except as contemplated or permitted by the Merger Agreement or the other transaction documents, set forth in the Tyfon’s disclosure schedule or consented to by the other party, conduct their respective business only in the ordinary course consistent with past practices, and not otherwise to enter into any material transactions without the prior written consent of the other party, and to use its best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties.

In addition, until and including the Closing Date, except as contemplated or permitted by the Merger Agreement or the other transaction documents, set forth on Tyfon’s disclosure schedule, without the other party’s prior written consent (which shall not be unreasonably withheld), each of Tyfon, GTAC and GTAC Merger Sub agreed not to:

(i)	amend, modify or supplement its organizational documents other than pursuant to the Merger Agreement;

(ii)	amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any contract or any other right or asset of Tyfon, which involve payments in excess of $1,000,000 with respect to Tyfon and its subsidiaries;

(iii)	modify, amend or enter into any contract, agreement, license or, commitment, which obligates the payment of more than $1,000,000 with respect to Tyfon and its subsidiaries;

(iv)	make any capital expenditures in excess of $1,000,000 (individually or in the aggregate) with respect to Tyfon and its subsidiaries;

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(v)	sell, lease, license or otherwise dispose of any of Tyfon’s assets or assets covered by any contract except (i) pursuant to existing contracts or commitments disclosed herein, (ii) sales of inventory in the ordinary course consistent with past practice, and (iii) not exceeding $1,000,000 with respect to Tyfon and its subsidiaries;

(vi)	pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or share capital, or pay, declare or promise to pay any other payments to any stockholder or shareholder (other than, in the case of any stockholder or shareholder that is an employee, payments of salary accrued in said period at the current salary rate);

(vii)	authorize any salary increase of more than 10% for any of Tyfon’s and its subsidiaries’ employees making an annual salary equal to or greater than $1,000,000 on an annual basis or materially change the bonus or profit sharing policies of Tyfon with respect to Tyfon and its subsidiaries;

(viii)	obtain or incur any loan or other indebtedness in excess of $1,000,000 with respect to Tyfon and its subsidiaries, including drawings under the Tyfon’s existing lines of credit;

(ix)	suffer or incur any lien on Tyfon’s and its subsidiaries’ or GTAC’s material assets, except for certain permitted liens or liens incurred in the ordinary course of business consistent with past practice;

(x)	suffer any damage, destruction or loss of property related to any of Tyfon’s assets, whether or not covered by insurance, the aggregate value of which, following any available insurance reimbursement, exceed $1,000,000 with respect to Tyfon and its subsidiaries;

(xi)	merge or consolidate with or acquire any other person or be acquired by any other person;

(xii)	allow to lapse any insurance policy protecting any of Tyfon’s assets with an aggregate coverage amount in excess of $1,000,000 with respect to Tyfon and its subsidiaries;

(xiii)	make any material change in its accounting principles other than in accordance with the applicable accounting policies or methods or write down the value of any inventory or assets other than in the ordinary course of business consistent with past practice;

(xiv)	change the principal place of business or jurisdiction of organization;

(xv)	extend any loans other than travel or other expense advances to Tyfon’s and its Subsidiaries’ employees in the ordinary course of business or with the principal amount not exceeding $1,000,000 with respect to Tyfon and its subsidiaries;

(xvi)	except for any GTAC’s redemption of GTAC Class A Ordinary Shares pursuant to the Current Charter, issue, redeem or repurchase any capital stock or share, membership interests or other securities, or issue any securities exchangeable for or convertible into any share or any shares of its capital stock;

(xvii)	adopt or amend any Tyfon employee benefit plan (or any plan, policy or arrangement that would be a Tyfon employee benefit plan if so adopted), or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director, officer, employee or contractor, or increase the salaries or wage rates of its directors, officers, employees or independent contractors other than in the ordinary course consistent with past practices;

(xviii)	acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or Person or division thereof or otherwise acquire any assets;

(xix)	adopt a plan of complete or partial liquidation, dissolution, merger, division transaction, consolidation or recapitalization;

(xx)	make or change any material tax election or change any annual tax accounting periods; or

(xxi)	undertake any legally binding obligation to do any of the foregoing.

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Securities Law Filings

As promptly as reasonably practicable after the execution of the Merger Agreement, and subject to receipt by GTAC of the necessary and proper financial statements of Tyfon and its subsidiaries under SEC rules and regulations, GTAC, with the assistance, cooperation and reasonable best efforts of Tyfon, agreed to prepare, and file with the SEC, this proxy statement/prospectus as a registration statement for the Merger Consideration and as a proxy statement for the Extraordinary General Meeting and the shareholder proposals being presented in this proxy statement/prospectus.

Each of Tyfon, GTAC, and GTAC Merger Sub agreed to furnish to the other parties all information concerning itself as may be reasonably necessary or advisable this proxy statement/prospectus and other regulatory filings and agreed to use their reasonable best efforts to (1) cause this proxy statement/prospectus when filed with the SEC to comply in all material respects with all laws applicable thereto and rules and regulations promulgated by the SEC, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC, (3) cause this proxy statement/prospectus to be declared effective under the Securities Act as promptly as practicable and (4) keep the this proxy statement/prospectus effective as long as is necessary to consummate the Transactions.

CSRC Filing

Not later than three business days following the initial filing of this proxy statement/prospectus, Tyfon agreed to file with the CSRC the CSRC Filing Report and other applicable CSRC Filings in accordance with the CSRC Filing Rules. Tyfon agreed to keep on file the CSRC Filing Report and timely file all necessary CSRC Filings and otherwise comply with its filing obligations under the CSRC Filing Rules and other applicable laws.

Exclusivity

From the date of the Merger Agreement hereof through the earlier of (x) termination of the Merger Agreement and (y) the Closing, each of Tyfon, GTAC or GTAC Merger Sub agreed to not, and agreed to cause of their respective affiliates and representatives not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any contract related to any Alternative Transaction. Tyfon, GTAC and GTAC Merger Sub agreed to promptly notify the other parties if they receive in writing an unsolicited proposal for, or an indication of serious interest in, an Alternative Transaction.

The term “Alternative Transaction” is defined in the Merger Agreement to mean mean any of the following transactions involving Tyfon, GTAC or GTAC Merger Sub (other than the transactions contemplated by the Merger Agreement and the other transaction documents): (1) any merger, consolidation, share exchange, business combination, merger, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction, or (2) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such person (other than the sale, the lease, transfer or other disposition of assets in the Ordinary Course of business) or any class or series of the share capital or capital stock or other equity interests of Tyfon, GTAC or GTAC Merger Sub in a single transaction or series of transactions.

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Other Covenants and Agreements

The Merger Agreement contains other covenants and agreements, including covenants related to:

●	Tyfon, GTAC and GTAC Merger Sub providing each other with reasonable access to the offices, properties, books and records and appropriate officers and employees of each respective party and their subsidiaries;

●	prompt notification of certain matters;

●	the size and structure of the Omnibus Incentive Equity Plan;

●	confidentiality and publicity relating to the Merger Agreement and the transactions contemplated thereby;

●	government inquiries and investigations;

●	transaction litigation;

●	the parties use of reasonable best efforts to enter into and consummate a private equity investment in GTAC to close concurrently with the Closing on terms mutually agreeable to Tyfon, GTAC and GTAC Merger Sub;

●	the intended tax treatment of the transactions contemplated by the Merger Agreement;

●	the delivery by Tyfon of its PCAOB audited financials;

●	the termination of certain rights under an existing shareholder agreement of Tyfon;

●	GTAC maintaining its Nasdaq listing;

●	GTAC timely filing all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable laws.

●	the resignation and election of the board of the directors of each Tyfon following the Closing;

●	indemnification obligations of GTAC with respect to each present and former director, manager and officer of Tyfon and GTAC and each of their respective subsidiaries;

●	if the parties reasonably believe that the Closing will not occur prior to the October 25, 2024, an extension of GTAC’s; and

●	payment by the Sponsor of certain transaction expenses.

Closing

The Closing will take place no later than two business days after the date of the satisfaction or, if permissible, waiver of the conditions to closing of the Merger set forth in the Merger Agreement, or at such other time as may be mutually agreed by the parties.

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Conditions to Closing

The obligations of Tyfon, GTAC and Merger Sub to consummate the Business Combination and the Transactions are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following closing conditions:

(i)	no law, rule, regulation or order of a governmental authority then being in effect prohibiting the consummation of the Transactions;

(ii)	no legal action brought by a third party to enjoin or otherwise restrict the consummation of the Transactions;

(iii)	this proxy statement/prospectus having been declared effective by the SEC;

(iv)	approval of the Condition Precedent Proposals by GTAC’s shareholders at the Extraordinary General Meeting;

(v)	approval by the requisite shareholders of Tyfon of the Transactions;

(vi)	GTAC, as the sole shareholder of GTAC Merger Sub, having passed a special resolution of GTAC Merger Sub approving the Merger Agreement, the plan of merger and the consummation of the Transactions; and

(vii)	CSRC filing will have been accepted by the CSRC and published on its website, and such notice of acceptance and/or filing results published remains valid and is not otherwise rejected, revoked, withdrawn, amended or invalidated prior to 8:00 a.m. on the Closing Date.

Additionally, the obligations of Tyfon and its subsidiaries to consummate the Transactions are also conditioned upon, among other things, the following closing conditions (unless waived by Tyfon):

(i)	GTAC having performed its obligations under the Merger Agreement in all material respects;

(ii)	all representations and warranties of GTAC in Article V of the Merger Agreement being true and correct at Closing except as would not have a Purchaser Material Adverse Effect;

(iii)	no Purchaser Material Adverse Effect shall have occurred;

(iv)	(a) each GTAC Class A Ordinary Share shall remain listed for trading on Nasdaq; (b) the listing application with Nasdaq in connection with the Transactions shall have been conditionally approved by Nasdaq; and (c) as of the Closing, GTAC shall satisfy any applicable listing requirements of Nasdaq and shall not have received any written notice from Nasdaq that it is not in compliance with the applicable Nasdaq listing requirements that has not been subsequently withdrawn by Nasdaq or appropriately remedied or satisfied prior to the Closing; and

(v)	the specified board of directors shall have been elected simultaneously with the Closing;

(vi)	delivery by the chief executive officer of GTAC to the effect of items (i) through (v) above;

(vii)	GTAC shall have delivered Tyfon a copy of the Registration Rights Agreement duly executed by GTAC; and

(viii)	the Sponsor Support Agreement shall be in full force and effect and Sponsor shall have complied with its obligations thereunder in all material respects.

GTAC’s and GTAC Merger Sub’s obligations to consummate the Business Combination are also subject to the following conditions (unless waived by GTAC and GTAC Merger Sub):

(i)	Tyfon having performed its obligations under the Merger Agreement in all material respects;

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(ii)	all representations and warranties of Tyfon in Article IV of the Merger Agreement being true and correct at Closing except as would not have a Company Material Adverse Effect

(iii)	delivery by the chief executive officer of Tyfon to the effect of items (i) and (ii) above;

(iv)	no Company Material Adverse Effect shall have occurred;

(v)	Tyfon shall have delivered to GTAC the allocation statement of the Merger Consideration to be delivered pursuant to the Merger Agreement; and

(vi)	Tyfon shall have delivered GTAC a copy of the Lock-up Agreement duly executed by each Existing Tyfon Equityholder holding two and one-half percent (2.5%) or more of the outstanding Tyfon Ordinary Shares.

Termination

The Merger Agreement may be terminated at any time, but not later than the Closing, as follows:

●	by mutual written consent of GTAC and Tyfon;

●	by either GTAC or Tyfon if the Closing shall not have occurred by December 31, 2024 and no material breach of the Merger Agreement by the party seeking to terminate has occurred or has been made;

●	by either GTAC or Tyfon if any injunction, order, decree or ruling of a governmental authority has become final and nonappealable that has the effect of prohibiting the consummation of the Transactions;

●	by either GTAC or Tyfon if approval of the Condition Precedent Proposals by GTAC’s shareholders is not obtained at the Extraordinary General Meeting; or

●	by either GTAC or Tyfon upon a material breach of any representation, warranty, covenant or agreement on the part of the other in the Merger Agreement or in any other agreements relating to the Transactions and such breach is not cured within fifteen (15) days following receipt of a notice describing in reasonable detail the nature of such breach.

If the Merger Agreement is terminated, it will become void, and there will be no liability under the Merger Agreement on the part of any party thereto, except as determined by the Arbitrator (as defined in the Merger Agreement) in a binding arbitration with respect to a dispute, claim, or controversy arising under the Merger Agreement.

Trust Account Waiver

Tyfon has agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in GTAC’s Trust Account held for its Public Shareholders, and have agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom).

Expenses

Except as otherwise set forth in the Merger Agreement, each party shall bear its own costs and expenses in connection with the Merger Agreement and the transactions contemplated thereby; provided that, if the Closing shall occur, GTAC shall bear and pay, at or promptly after Closing, the Company Transaction Expenses (as defined in the Merger Agreement) and all of the other transaction expenses incurred in connection with the Merger Agreement, the transaction documents and the transactions contemplated thereby, including but not limited to, fees and expenses of counsel, accountants, consultants, advisors, investment bankers and financial advisors of each of GTAC and Tyfon, but excluding certain transaction expenses of GTAC and GTAC Merger Sub that exceed $7 million and amounts under the 2024 Note in excess of $1.5 million, which must be paid by the Sponsor.

Amendments

The Merger Agreement cannot be amended, except by a writing signed by all parties, and cannot be terminated orally or by course of conduct. No provision thereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

Governing Law

The Merger Agreement is governed by New York law without regard to the conflict of laws principles thereof provided that, subject to the required arbitration provisions, the parties are subject to non-exclusive jurisdiction of the state and federal courts sitting in New York County, State of New York. Any disputes under the Merger Agreement, other than claims for injunctive or temporary equitable relief or enforcement of an arbitration award, will be subject to arbitration by the American Arbitration Association, to be held in New York County, State of New York.

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CERTAIN AGREEMENTS RELATED TO THE BUSINESS COMBINATION

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to or in connection with the Merger Agreement, which are referred to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The following summaries are qualified in its entirety by reference to the complete text of each of the Related Agreements. Copies of the Sponsor Support Agreement, Company Shareholders Support Agreement, form of Lock-up Agreement, and form of A&R Registration Rights Agreement are attached hereto as Annex B, Annex C, Annex D and Annex E, respectively, and incorporated by reference into this proxy statement/prospectus. Shareholders and other interested parties are urged to read such Related Agreements in their entirety.

Company Shareholders Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, the Company delivered to GTAC the Company Shareholders Support Agreement, pursuant to which the Company Supporting Shareholders agreed with the Company and GTAC to, among other things, (i) to be present and vote (in each case, in person or by proxy), at any meeting of the Company’s Shareholders, and in any action by written consent or written resolutions of the Company’s Shareholders, all of such Company Supporting Shareholder’s Tyfon Ordinary Shares in favor of the Merger Agreement, the Business Combination and the Transactions, (ii) not to transfer or redeem any Tyfon Ordinary Shares and (iii) to enter into the Lock-Up Agreement in connection with the Closing.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, the Sponsor entered into the Sponsor Support Agreement with GTAC pursuant to which, among other things, the Sponsor agreed (i) to vote all GTAC Ordinary Shares held by it in favor of the Condition Precedent Proposals at the Extraordinary General Meeting, (ii) to not redeem any of its GTAC Class A Ordinary Shares, (iii) to forfeit at, and subject to, the Closing all of its existing private placement warrants to purchase GTAC Class A Ordinary Shares effective as of immediately prior to the Closing, (iv) to waive the anti-dilution rights with respect to the GTAC Class B Ordinary Shares set forth in GTAC’s organizational documents in connection with the consummation of the Transactions and (v) to enter into the Lock-up Agreement in connection with the Closing. Tyfon is a third-party beneficiary of the Sponsor Support Agreement, and the Sponsor and GTAC cannot amend the Sponsor Support Agreement without the written consent of Tyfon.

Form of Lock-up Agreement

In connection with the Closing, GTAC, the Sponsor, the Company Supporting Shareholders, the executive officers and directors of GTAC and the Company, and certain other shareholders of GTAC following the Closing will execute and deliver the Lock-up Agreement, pursuant to which they each will agree not to transfer any ordinary shares of GTAC for 180 days after the Closing, subject to certain customary permitted transfer exceptions.

Form of Amended and Restated Registration Rights Agreement

In connection with the Closing, GTAC, the Sponsor, certain Company Supporting Shareholders, the executive officers and directors of GTAC and the Company, and certain other shareholders of GTAC after the Closing will execute and deliver the A&R Registration Rights Agreement on customary terms for a transaction of this type, including piggyback registration rights and demand registration rights, subject to underwriter cutbacks and issuer blackout periods. Pursuant to the terms of the A&R Registration Rights Agreement, among other things, GTAC will agree that, within 20 business days after the Closing, GTAC will file with the SEC (at GTAC’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the GTAC shareholders party thereto, and GTAC will use its reasonable best efforts to cause such resale registration statement to be declared effective as soon as reasonably practicable after the filing thereof, but in no event later than the earlier of (i) sixty (60) days following the filing deadline (or ninety (90) days after the filing deadline if such resale registration statement is reviewed by, and receives comments from, the SEC) and (ii) ten (10) business days after GTAC is notified (orally or in writing, whichever is earlier) by the SEC that such resale registration statement will not be “reviewed” or will not be subject to further review.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of U.S. federal income tax considerations generally applicable to U.S. Holders of GTAC Class A Ordinary Shares that either (i) participate in the Business Combination, including of owning and disposing of New Tyfon Ordinary Shares, or (ii) elect to have their GTAC Class A Ordinary Shares redeemed for cash if the Business Combination is completed. This discussion addresses only those holders of GTAC Class A Ordinary Shares that hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:

●	the Sponsor and its affiliates;

●	financial institutions;

●	other entities classified as partnerships for U.S. federal income tax purposes;

●	tax-exempt organizations;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting;

●	holders owning or treated as owning 5% or more of GTAC Class A Ordinary Shares or of New Tyfon Ordinary Shares (except as described below);

●	persons holding GTAC Class A Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and

●	Non-U.S. Holders (except as otherwise discussed below)

This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

GTAC has not sought, and GTAC and New Tyfon do not intend to seek, any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the Business Combination or an exercise of redemption rights. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold GTAC Class A Ordinary Shares through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds GTAC Class A Ordinary Shares, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding GTAC Class A Ordinary Shares and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the Business Combination and an exercise of redemption rights to them.

EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION AND AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

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U.S. Holder and Non-U.S. Holder Defined

As used herein, a “U.S. Holder” is a beneficial owner of GTAC Class A Ordinary Shares or New Tyfon Ordinary Shares (as the case may be) who or that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the U.S.;

●	a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

A “Non-U.S. Holder” is a holder that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a U.S. Holder.

Ownership and Disposition of New Tyfon Ordinary Shares

Taxation of Dividends and Other Distributions on New Tyfon Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, if New Tyfon makes a distribution of cash or other property to a U.S. Holder of New Tyfon Ordinary Shares, such distributions will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of New Tyfon’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its New Tyfon Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such New Tyfon Ordinary Shares. Because New Tyfon does not expect to determine its earnings and profits on the basis of U.S. federal income tax principles, any distribution paid by New Tyfon will generally be reported as a dividend.

With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates only if (i) New Tyfon Ordinary Shares are readily tradable on an established securities market in the U.S. (such as the Nasdaq) or (ii) New Tyfon is eligible for the benefits of an applicable income tax treaty, in each case provided that New Tyfon is not treated as a PFIC in the taxable year in which the dividend was paid or in any previous year and certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to New Tyfon Ordinary Shares.

Taxation on the Disposition of New Tyfon Ordinary Shares

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of New Tyfon Ordinary Shares, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in such shares.

Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares exceeds one year. However, it is unclear whether the redemption rights with respect to the GTAC Class A Ordinary Shares may prevent the holding period of the New Tyfon Ordinary Shares from commencing prior to the termination of such rights. The deductibility of capital losses is subject to various limitations.

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Passive Foreign Investment Company Rules

Generally

A foreign (i.e., non-U.S.) corporation will be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of the non-U.S. corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a non-U.S. corporation will be a PFIC if at least 50% of its assets in a taxable year of the non-U.S. corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

A separate determination must be made after the close of each taxable year as to whether a non-U.S. corporation was a PFIC for that year. Once a non-U.S. corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.

PFIC Status of GTAC and New Tyfon

Because GTAC is a blank check company with no current active business, GTAC believes that it has been a PFIC since its first taxable year.

Depending on the timing of the Business Combination, the anticipated assets and income of the combined company, GTAC or New Tyfon (as the case may be) may not be treated as a PFIC for the current taxable year ending on December 31, 2024.

Application of PFIC Rules to Ordinary Shares

Following the Business Combination, the annual PFIC income and asset tests in respect of New Tyfon will be applied based on the assets and activities of the combined business. Changes in the composition of income or assets of New Tyfon may cause New Tyfon to be or become a PFIC for the current or subsequent taxable years. Whether New Tyfon is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually based on the assets, income, and activities for the entire taxable year, so it not possible to determine the PFIC status of New Tyfon until after the close of each taxable year and, thus, is subject to uncertainty. Accordingly, there can be no assurances in this regard or any assurances that New Tyfon will not be treated as a PFIC in any future taxable year.

If GTAC or New Tyfon is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder, there are three separate taxation regimes that could apply to such U.S. Holder under the PFIC rules: (i) the excess distribution regime (which is the default regime), (ii) the QEF regime, or (iii) the mark-to-market regime. A U.S. Holder who holds (actually or constructively) stock in a non-U.S. corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. Holder will depend upon which of these regimes applies to such U.S. Holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income under any of the foregoing regimes.

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Excess Distribution Regime

If a U.S. Holder does not make a QEF election or a mark-to-market election, as described below, the U.S. Holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of your New Tyfon Ordinary Shares, and (ii) any “excess distribution” you receive on your New Tyfon Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on New Tyfon ordinary shares during the preceding three years or your holding period, whichever is shorter). Generally, under this excess distribution regime:

● the gain or excess distribution will be allocated ratably over the period during which you held your New Tyfon Ordinary Shares (as applicable);

● the amount allocated to the current taxable year, will be treated as ordinary income; and

● the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of your New Tyfon Ordinary Shares cannot be treated as capital gains, even if you hold the shares as capital assets.

QEF Regime

A QEF election is effective for the taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If a U.S. Holder makes a timely QEF election with respect to its direct or indirect interest in a PFIC, the U.S. Holder will be required to include in income each year a portion of the ordinary earnings and net capital gains of the PFIC as QEF income inclusions, even if amount is not distributed to the U.S. Holder. Thus, the U.S. Holder may be required to report taxable income as a result of QEF income inclusions without corresponding receipts of cash. U.S. Holders subject to U.S. federal income tax should not expect that they will receive cash distributions from New Tyfon sufficient to cover their respective U.S. tax liability with respect to such QEF income inclusions.

The timely QEF election also allows the electing U.S. Holder to: (i) generally treat any gain recognized on the disposition of its shares of the PFIC as capital gain; (ii) treat its share of the PFIC’s net capital gain, if any, as long-term capital gain instead of ordinary income; and (iii) either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on its share of PFIC’s annual realized net capital gain and ordinary earnings subject, however, to an interest charge on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. In addition, net losses (if any) of a PFIC will not pass through to our shareholders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, a U.S. Holder may over time be taxed on amounts that as an economic matter exceed our net profits.

A U.S. Holder’s tax basis In New Tyfon Ordinary Shares will be increased to reflect QEF income inclusions and will be decreased to reflect distributions of amounts previously included in income as QEF income inclusions. No portion of the QEF income inclusions attributable to ordinary income will be treated as qualified dividend income. Amounts included as QEF income inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. You should consult your tax advisors as to the manner in which QEF income inclusions affect your allocable share of New Tyfon’s income and your basis in your New Tyfon Ordinary Shares.

In order to make and comply with the requirements of a QEF election, a U.S. Holder must receive certain information from New Tyfon. Because New Tyfon does not intend to provide such information, however, the QEF Election will not be available to U.S. Holders with respect to New Tyfon Ordinary Shares. U.S. Holders are urged to consult their tax advisors with respect to any QEF Election previously made with respect to GTAC Class A Ordinary Shares.

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Mark-to-Market Regime

Alternatively, a U.S. Holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if they are (i) “regularly traded” on a national securities exchange that is registered with the SEC or on the national market system established under Section 11A of the Securities and Exchange Act of 1934, or (ii) “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that New Tyfon Ordinary Shares, which are expected to be listed on the Nasdaq, will qualify as marketable shares for the PFIC rules purposes, but there can be no assurance that New Tyfon Ordinary Shares will be “regularly traded” for purposes of these rules.

Pursuant to such an election, a U.S. Holder would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. A U.S. Holder may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. Holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of New Tyfon Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election).

A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. U.S. Holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly traded holding company (such as New Tyfon) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. U.S. Holders are urged to consult their tax advisors to determine whether the mark-to-market tax election is available and the consequences resulting from such election.

PFIC Reporting Requirements

If New Tyfon is a PFIC, a U.S. Holder of New Tyfon Ordinary Shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. Holder’s taxable years being open to audit by the IRS until such forms are properly filed.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION, A MARK-TO-MARKET ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Effects to U.S. Holders of Exercising Redemption Rights

Subject to the PFIC rules discussed above, the U.S. federal income tax consequences to a U.S. Holder of GTAC Class A Ordinary Shares that exercises its redemption rights to receive cash in exchange for all or a portion of its GTAC Class A Ordinary Shares will depend on whether the redemption qualifies as a sale of such shares redeemed under Section 302 of the Code or is treated as a distribution under Section 301 of the Code, as well as on whether such holder has made a timely QEF Election or mark-to-market election (each as discussed above). If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, the U.S. Holder will be treated in the same manner as described under “—Taxation on the Disposition of New Tyfon Ordinary Shares” above.

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It is expected that a redeeming U.S. Holder will generally be treated as selling its GTAC Class A Ordinary Shares. The redemption of ordinary shares will generally qualify as a sale of the ordinary shares that are redeemed if such redemption (i) is “substantially disproportionate” with respect to the redeeming U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

For purposes of such tests, a U.S. Holder takes into account not only ordinary shares actually owned by such U.S. Holder, but also ordinary shares that are constructively owned by such U.S. Holder. A redeeming U.S. Holder may constructively own, in addition to ordinary shares owned directly, ordinary shares owned by certain related individuals and entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any ordinary shares such U.S. Holder has a right to acquire by exercise of an option, which would generally include shares which could be acquired pursuant to the exercise of warrants.

The redemption of ordinary shares will generally be “substantially disproportionate” with respect to a redeeming U.S. Holder if the percentage of the respective entity’s outstanding voting shares that such U.S. Holder actually or constructively owns immediately after the redemption is less than 80% of the percentage of the respective entity’s outstanding voting shares that such U.S. Holder actually or constructively owned immediately before the redemption. Prior to the Business Combination, the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of such U.S. Holder’s interest if either (i) all of the ordinary shares actually or constructively owned by such U.S. Holder are redeemed or (ii) all of the ordinary shares actually owned by such U.S. Holder are redeemed and such U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of ordinary shares owned by certain family members and such U.S. Holder does not constructively own any other ordinary shares. The redemption of ordinary shares will not be essentially equivalent to a dividend if it results in a “meaningful reduction” of such U.S. Holder’s proportionate interest in the respective entity. Whether the redemption will result in a meaningful reduction in such U.S. Holder’s proportionate interest will depend on the particular facts and circumstances applicable to it. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the above tests is satisfied, a redemption will be treated as a distribution under Section 301 of the Code with respect to ordinary shares, and the tax effects will be as described for distributions on New Tyfon Ordinary Shares under “ – Taxation of Dividends and Other Distributions on New Tyfon Ordinary Shares” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

PFIC Considerations

As discussed above under the heading “—Passive Foreign Investment Company Rules—PFIC Status of GTAC and New Tyfon,” GTAC believes it has been classified as a PFIC since its first taxable year. If GTAC is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of GTAC Class A Ordinary Shares, the U.S. Holder generally would be subject to the rules described above under the heading “—Passive Foreign Investment Company Rules” in respect of (i) any gain recognized by the U.S. Holder if the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, and (ii) any distribution treated as received by the U.S. Holder if the redemption does not qualify as a sale of the ordinary shares under Section 302 of the Code.

ALL U.S. HOLDERS CONSIDERING EXERCISING REDEMPTION RIGHTS WITH RESPECT TO THEIR GTAC CLASS A ORDINARY SHARES ARE URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE POTENTIAL TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION.

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SHAREHOLDER PROPOSAL NO. 1 – THE NTA PROPOSAL

General

As discussed elsewhere in this proxy statement/prospectus, GTAC is asking its shareholders to approve the NTA Proposal. The NTA Proposal is conditioned upon the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, then the NTA Proposal will not be presented to GTAC’s shareholders at the Extraordinary General Meeting. If the NTA Proposal and the Business Combination Proposal are approved at the Extraordinary General Meeting, the following amendments will be made to the Current Charter, which shall be effective, if adopted and implemented by GTAC, prior to the consummation of the proposed Business Combination:

(a)	Article 49.2(b) of the Current Charter shall be deleted in its entirety and replaced with the following language: “provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of such Business Combination, including interest earned on the Trust Account (which interest shall be net of taxes paid or payable, if any), divided by the number of then issued Public Shares.”

(b)	Article 49.4 of the Current Charter shall be deleted in its entirety and replaced with the following language: “At a general meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that such Business Combination is approved by Ordinary Resolution, the Company shall be authorized to consummate such Business Combination, provided that the Company shall not consummate such Business Combination unless the Company has achieved any net tangible asset or cash requirement that may be contained in the agreement relating to such Business Combination.”

(c)	Article 49.5 of the Current Charter shall be deleted in its entirety and replaced with the following language: “Any Member holding Public Shares who is not the Sponsor, a Founder, Officer or Director may, at least two business days’ prior to any vote on a Business Combination, elect to have their Public Shares redeemed for cash, in accordance with any applicable requirements provided for in the related proxy materials (the “IPO Redemption”), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15 per cent of the Public Shares in the aggregate without the prior consent of the Company and provided further that any beneficial holder of Public Shares on whose behalf a redemption right is being exercised must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (such interest shall be net of taxes payable) and not previously released to the Company to pay its taxes, divided by the number of then issued Public Shares (such redemption price being referred to herein as the “Redemption Price”).”

(d)	The final sentence of Article 49.8 of the Current Charter shall be deleted in its entirety.

Reasons for the Amendments

GTAC shareholders are being asked to adopt the proposed NTA Amendments to the Current Charter prior to the Closing, which, in the judgment of the GTAC Board, may facilitate the consummation of the Business Combination. The Current Charter limits GTAC’s ability to consummate an initial business combination if GTAC would have less than $5,000,001 in net tangible assets prior to or upon consummation of such initial business combination where the GTAC Ordinary Shares were not deemed to be a “penny stock” pursuant to Rule 3a51-1 under the Exchange Act prior to an initial business combination. Because Tyfon has had an average revenue of at least $6,000,000 for the prior three years, the New Tyfon Ordinary Shares would not be deemed to be a “penny stock” pursuant to Rule 3a51-1 under the Exchange Act, GTAC is presenting the NTA Proposal to facilitate the consummation of the Business Combination. If the NTA Proposal is not approved and there are significant requests for redemption such that GTAC’s net tangible assets would be less than $5,000,001 prior to and upon consummation of the Business Combination, the Current Charter would prevent GTAC from being able to consummate the Business Combination even if all other conditions to Closing are met. If the NTA Proposal is approved and the Current Charter are amended to remove the net tangible asset requirement, then it is possible that the Business Combination could be consummated even if GTAC’s net tangible assets would be less than $5,000,001 prior to and upon consummation of the Business Combination. If the Business Combination Proposal and the NTA Proposal are approved, all of the references in this proxy statement/prospectus to the “Current Charter” shall be deemed to mean the Current Charter as amended by the NTA Amendments contained in this NTA Proposal.

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Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that subject to the approval of the Business Combination Proposal and with effect prior to the consummation of the proposed Business Combination:

(a)	Article 49.2(b) of the Current Charter shall be deleted in its entirety and replaced with the following language: “provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of such Business Combination, including interest earned on the Trust Account (which interest shall be net of taxes paid or payable, if any), divided by the number of then issued Public Shares.”

(b)	Article 49.4 of the Current Charter shall be deleted in its entirety and replaced with the following language: “At a general meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that such Business Combination is approved by Ordinary Resolution, the Company shall be authorized to consummate such Business Combination, provided that the Company shall not consummate such Business Combination unless the Company has achieved any net tangible asset or cash requirement that may be contained in the agreement relating to such Business Combination.”

(c)	Article 49.5 of the Current Charter shall be deleted in its entirety and replaced with the following language: “Any Member holding Public Shares who is not the Sponsor, a Founder, Officer or Director may, at least two business days’ prior to any vote on a Business Combination, elect to have their Public Shares redeemed for cash, in accordance with any applicable requirements provided for in the related proxy materials (the “IPO Redemption”), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15 per cent of the Public Shares in the aggregate without the prior consent of the Company and provided further that any beneficial holder of Public Shares on whose behalf a redemption right is being exercised must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account (such interest shall be net of taxes payable) and not previously released to the Company to pay its taxes, divided by the number of then issued Public Shares (such redemption price being referred to herein as the “Redemption Price”).”

(d)	The final sentence of Article 49.8 of the Current Charter shall be deleted in its entirety.”

Vote Required for Approval

The approval of the NTA Proposal will require a special resolution, being a resolution passed at the Extraordinary General Meeting by a majority of at least two-thirds of the holders of the issued and outstanding GTAC Ordinary Shares, being entitled to do so, voting in person or by proxy at the Extraordinary General Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement but will not have an effect on the NTA Proposal.

Recommendation of GTAC Board

THE GTAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE GTAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NTA PROPOSAL.

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SHAREHOLDER PROPOSAL NO. 2 – THE BUSINESS COMBINATION PROPOSAL

General

GTAC is asking its shareholders to approve by ordinary resolution the Merger Agreement and the transactions contemplated thereby, including the Business Combination. Shareholders of GTAC should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination and the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. Please see the sections of this proxy statement/prospectus entitled “The Business Combination” and “The Merger Agreement” above for additional information and a summary of certain terms of the Merger Agreement. You are urged to read the Merger Agreement in its entirety before voting on this proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the entry by the Company into the Business Combination and Merger Agreement, dated as of May 14, 2024 (as it may be amended, supplemented and/or restated from time to time, the “Merger Agreement”), by and among the Company, Tyfon Culture Holdings Limited, a Cayman Islands exempted company limited by shares ( “Tyfon”), and Global Technology Merger Sub Corporation, a Cayman Islands exempted company limited by shares (“Merger Sub”), and the consummation of the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into Tyfon, with Tyfon continuing as the surviving company and as a wholly-owned subsidiary of Company and the issuance of the consideration thereunder, and the performance by the Company of its obligations thereunder and thereby be ratified, approved, adopted and confirmed in all respects.”

Vote Required for Approval

The approval of the Business Combination Proposal will require an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon. Abstentions and broker non-votes will be counted towards the quorum requirement but will not be counted in connection with the vote on the Business Combination Proposal.

The Business Combination Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Proposals is not approved, the Business Combination Proposal will have no effect, even if approved by holders of the GTAC Ordinary Shares.

Recommendation of GTAC Board with Respect to the Business Combination Proposal

THE GTAC BOARD RECOMMENDS THAT THE GTAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

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SHAREHOLDER PROPOSAL NO. 3 – THE ORganizational documents proposals

General

Assuming each of the Condition Precedent Proposals is approved, GTAC will replace its Current Charter with the Proposed Charter under the Companies Act, effective as of the consummation of the Business Combination.

GTAC is asking its shareholders to approve, five separate proposals, which collectively comprise the Organizational Documents Proposals, in connection with the replacement of the Current Charter with the Proposed Charter, and to adopt, the Proposed Charter, which was negotiated as part of the Business Combination.

The Proposed Charter differs materially from the Current Charter. The following table sets forth a summary of the material changes proposed between the Current Charter and the Proposed Charter that are included in the Organizational Documents Proposals. This summary is qualified by reference to the complete text of the Proposed Charter, attached to this proxy statement/prospectus as Annex F GTAC shareholders are encouraged to read. Additionally, GTAC encourages shareholders to carefully review the information set out under the section in this proxy statement/prospectus entitled “Comparison of Shareholder Rights.”

Current Charter	Proposed Charter
Corporate Name (Organizational Documents Proposal A)
The Current Charter provides the name of the company is “Global Technology Acquisition Corp. I”	The Proposed Charter provides that the name of the company will be “Tyfon Culture Inc.”
Authorized Share Capital (Organizational Documents Proposal B)
The share capital of GTAC is $22,100 divided into 200,000,000 Class A ordinary shares of a par value of $0.0001 each, 20,000,000 Class B ordinary shares of a par value of $0.0001 each and 1,000,000 preference shares of a par value of $0.0001 each.	The authorized share capital of New Tyfon will be $50,000 divided into 500,000,000 class A ordinary shares of a par value of $0.0001 each.
Share Structure (Organizational Documents Proposal C)
GTAC has a multi-class share structure comprising Class A ordinary shares, Class B ordinary shares and preference shares.	New Tyfon will have a single-class share structure comprising class A ordinary shares.
Director Appointment and Removal (Organizational Documents Proposal D)
GTAC may appoint or remove any director by ordinary resolution of the holders of the Class B ordinary shares.	New Tyfon may appoint and remove directors by ordinary resolution of the New Tyfon shareholders.
Other Provisions including Status as a Blank Check Company (Organizational Documents Proposal E)
The Current Charter includes various provisions related to GTAC’s status as a blank check company prior to the consummation of a business combination.	The Proposed Charter does not include provisions related to New Tyfon’s status as a blank check company, as these will not be applicable to New Tyfon upon consummation of the Business Combination.

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Resolution to be Voted Upon

The full text of the resolutions to be passed is as follows:

“RESOLVED, as a special resolution, that upon the Effective Time, the name of the company shall be changed to “Tyfon Culture Inc.”, be approved and authorized;

RESOLVED, as an ordinary resolution, that upon the Effective Time, the effective change in authorized share capital from (i) the authorized share capital of GTAC immediately prior to the Effective Time of $22,100 divided into 200,000,000 Class A ordinary shares of a par value of $0.0001 each, of GTAC (“GTAC Class A Ordinary Shares”), 20,000,000 Class B ordinary shares of a par value of $0.0001 each, of GTAC (“GTAC Class B Ordinary Shares”) and 1,000,000 preference shares of a par value of $0.0001 each, of GTAC to (ii) the authorized share capital of New Tyfon of $50,000 divided into 500,000,000 class A ordinary shares of a par value of $0.0001 each, of New Tyfon (“New Tyfon Ordinary Shares”), be approved and authorized;

RESOLVED, as an ordinary resolution, that upon the Effective Time the effective change from (i) a multi-class share structure of GTAC immediately prior to the Effective Time, comprising GTAC Class A Ordinary Shares, GTAC Class B Ordinary Shares and GTAC Preference Shares, to (ii) a single-class share structure of New Tyfon, comprised solely of New Tyfon Ordinary Shares, be approved and authorized;

RESOLVED, as a special resolution, that upon the Effective Time the effective change from (i) the holders of GTAC Class B Ordinary Shares having the power to appoint or remove any director of GTAC by ordinary resolution under the terms of the Current Charter, to (ii) the holders of New Tyfon Ordinary Shares having the power to appoint and remove a director of New Tyfon by ordinary resolution of the New Tyfon shareholders under the terms of the Proposed Charter, be approved and authorized; and

RESOLVED, as a special resolution, that upon the Effective Time the Current Charter currently in effect be amended and restated by their deletion in their entirety and substitution in their place of the Proposed Charter and all other changes arising from or in connection with the effective substitution of the Current Charter, GTAC’s amended and restated memorandum and articles of association in effect immediately prior to the Effective Time by the Proposed Charter, as the amended and restated memorandum and articles of association of New Tyfon, including the removal of certain provisions relating to GTAC’s status as a blank check company that will not be applicable following consummation of the Business Combination, be approved and authorized.”

Vote Required for Approval

If the Business Combination Proposal is not approved, the Organizational Documents Proposals will not be presented at the Extraordinary General Meeting. The approval of the Organizational Documents Proposal A (Corporate Name), Proposal D (Director Appointment) and Proposal E (Other Provisions including as a Blank Check Company), respectively, must be separately approved, by special resolutions under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a majority of at least two-thirds of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon. The Organizational Documents Proposal B (Authorized Share Capital) and Proposal C (Share Structure), respectively, must be approved by an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of holders of the issued and outstanding GTAC Ordinary Shares entitled to do so, voting in person or by proxy thereon. Abstentions and broker non-votes, while considered present for purposes of establishing a quorum, will not count as a vote cast at the Extraordinary General Meeting. Accordingly, failure to vote in person or by proxy at the Extraordinary General Meeting or an abstention from voting will have no effect on the outcome of the vote on the Organizational Documents Proposals.

The Organizational Documents Proposals are conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Proposals is not approved, the Organizational Documents Proposals will have no effect, even if approved by holders of the GTAC Ordinary Shares.

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THE ORGANIZATIONAL DOCUMENTS PROPOSAL A (CORPORATE NAME)

General

GTAC is asking its shareholders to approve by special resolution that upon the Effective Time the name of the company be changed to “Tyfon Culture Inc.”

Assuming the Business Combination Proposal is approved, GTAC shareholders are also being asked to approve Organizational Documents Proposal A, which is, in the judgment of the GTAC Board, necessary to adequately address the needs of New Tyfon after the Business Combination.

If Organizational Documents Proposal A is approved, the company’s name shall be changed as set forth above.

This summary is qualified by reference to the complete text of the Proposed Charter, copies of which are attached to this proxy statement/prospectus as Annex F. All GTAC shareholders are encouraged to read the Proposed Charter in their entirety for a more complete description of their terms.

Reasons for the Change

The GTAC Board believes that changing the company’s corporate name from “Global Technology Acquisition Corp. I.” to “Tyfon Culture Inc.” is desirable to reflect the Business Combination with Tyfon and to clearly identify New Tyfon as the publicly traded entity.

Resolution to be Voted Upon

The full text of the resolution to be passed as follows:

“RESOLVED, as a special resolution, that upon the Effective Time, the name of the company shall be changed to “Tyfon Culture Inc.””

Votes Required for Approval

The approval of the Organizational Documents Proposal A will require a special resolution, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding GTAC Ordinary Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for purposes of establishing a quorum, will not count as a vote cast at the Extraordinary General Meeting. Accordingly, failure to vote in person or by proxy at the Extraordinary General Meeting or an abstention from voting will have no effect on the outcome of the vote on the Organizational Documents Proposal A.

Recommendation of the GTAC Board with Respect to the Organization Documents Proposal A

THE GTAC BOARD UNANIMOUSLY RECOMMENDS THAT GTAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL A.

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THE ORGANIZATIONAL DOCUMENTS PROPOSAL B (AUTHORIZED SHARE CAPITAL)

General

GTAC is asking its shareholders to approve in all respects by ordinary resolution that upon the Effective Time, the effective change in authorized share capital from (i) the authorized share capital of GTAC immediately prior to the Effective Time of $22,100 divided into 200,000,000 GTAC Class A Ordinary Shares, 20,000,000 GTAC Class B Ordinary Shares and 1,000,000 preference shares of a par value of $0.0001 each, to (ii) the authorized share capital of New Tyfon of $50,000 divided into 500,000,000 New Tyfon Ordinary Shares, be approved and authorized.

Assuming the Business Combination Proposal is approved, GTAC shareholders are also being asked to approve Organizational Documents Proposal B, which is, in the judgment of the GTAC Board, necessary to adequately address the needs of New Tyfon after the Business Combination.

If Organizational Documents Proposal B is approved, the authorized share capital will be effectively changed as set forth above.

This summary is qualified by reference to the complete text of the Proposed Charter, copies of which are attached to this proxy statement/prospectus as Annex F. All GTAC shareholders are encouraged to read the Proposed Charter in their entirety for a more complete description of their terms.

Reasons for the Change

The purpose of this proposal is to provide for an authorized share capital structure of New Tyfon that will enable it to have available for issuance a number of authorized shares of New Tyfon Ordinary Shares sufficient to support its growth and to provide flexibility for future corporate needs.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that upon the Effective Time, the effective change in authorized share capital from (i) the authorized share capital of GTAC immediately prior to the Effective Time of $22,100 divided into 200,000,000 GTAC Class A Ordinary Shares, 20,000,000 GTAC Class B Ordinary Shares and 1,000,000 preference shares of a par value of $0.0001 each, to (ii) the authorized share capital of New Tyfon of $50,000 divided into 500,000,000 New Tyfon Ordinary Shares, be approved and authorized.”

Votes Required for Approval

The approval of the Organizational Documents Proposal B will require an ordinary resolution, under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon. Abstentions and broker non-votes, while considered present for purposes of establishing a quorum, will not count as a vote cast at the Extraordinary General Meeting. Accordingly, failure to vote in person or by proxy at the Extraordinary General Meeting or an abstention from voting will have no effect on the outcome of the vote on the Organizational Documents Proposal B.

Recommendation of the GTAC Board with Respect to the Organizational Documents Proposal B

THE GTAC BOARD UNANIMOUSLY RECOMMENDS THAT GTAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL B.

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THE ORGANIZATIONAL DOCUMENTS PROPOSAL C (SHARE STRUCTURE)

General

GTAC is asking its shareholders to approve in all respects by ordinary resolution that upon the Effective Time the effective change from a multi-class share structure of GTAC immediately prior to the Effective Time, comprising GTAC Class A Ordinary Share, GTAC Class B Ordinary Shares and GTAC Preference Shares, to a single-class share structure of New Tyfon, comprised solely of New Tyfon Ordinary Shares, be approved and authorized.

Assuming the Business Combination Proposal is approved, GTAC shareholders are also being asked to approve Organizational Documents Proposal C, which is, in the judgment of the GTAC Board, necessary to adequately address the needs of New Tyfon after the Business Combination.

If Organizational Documents Proposal C is approved, the share structure will be effectively changed as set forth above.

This summary is qualified by reference to the complete text of the Proposed Charter, copies of which are attached to this proxy statement/prospectus as Annex F. All GTAC shareholders are encouraged to read the Proposed Charter in their entirety for a more complete description of their terms.

Reasons for the Change

The purpose of this proposal is to provide for a share structure of New Tyfon that will enable holders of GTAC Class A Ordinary Shares to have equal voting power to the number of shares held in New Tyfon.

Resolution to be Voted Upon

The full text of the resolutions to be passed is as follows:

“RESOLVED, as an ordinary resolution, that upon the Effective Time the effective change from (i) a multi-class share structure of GTAC immediately prior to the Effective Time, comprising GTAC Class A Ordinary Shares, GTAC Class B Ordinary Shares and GTAC Preference Shares, to (ii) a single-class share structure of New Tyfon, comprised solely of New Tyfon Ordinary Shares, be approved and authorized.”

Votes Required for Approval

The approval of the Organizational Documents Proposal C will require an ordinary resolution, under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon. Abstentions and broker non-votes, while considered present for purposes of establishing a quorum, will not count as a vote cast at the Extraordinary General Meeting. Accordingly, failure to vote in person or by proxy at the Extraordinary General Meeting or an abstention from voting will have no effect on the outcome of the vote on the Organizational Documents Proposal C.

Recommendation of the GTAC Board with Respect to the Organizational Documents Proposal C

THE GTAC BOARD UNANIMOUSLY RECOMMENDS THAT GTAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL C.

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THE ORGANIZATIONAL DOCUMENTS PROPOSAL D (DIRECTOR APPOINTMENT)

General

GTAC is asking its shareholders to approve in all respects by special resolution that the effective change from the holders of GTAC Class B Ordinary Shares having the power to appoint or remove any director of GTAC (prior to the Business Combination) by ordinary resolution, to the holders of New Tyfon Ordinary Shares having the power to appoint and remove a director of New Tyfon by ordinary resolution of the New Tyfon shareholders under the terms of the Proposed Charter.

Assuming the Business Combination Proposal is approved, GTAC shareholders are also being asked to approve Organizational Documents Proposal D, which is, in the judgment of the GTAC Board, necessary to adequately address the needs of New Tyfon after the Business Combination.

If Organizational Documents Proposal D is approved, the director appointment rights will be effectively changed as set forth above.

This summary is qualified by reference to the complete text of the Proposed Charter, copies of which are attached to this proxy statement/prospectus as Annex F. All GTAC shareholders are encouraged to read the Proposed Charter in their entirety for a more complete description of their terms.

Reasons for the Change

The purpose of this proposal is to provide for director appointment rights in respect of the New Tyfon Board such that holders of New Tyfon Ordinary Shares may appoint a director of New Tyfon by ordinary resolution.

Resolution to be Voted Upon

The full text of the resolutions to be passed is as follows:

“RESOLVED, as a special resolution, that upon the Effective Time the effective change from (i) the holders of GTAC Class B Ordinary Shares having the power to appoint or remove any director of GTAC by ordinary resolution under the terms of the Current Charter, to (ii) the holders of New Tyfon Ordinary Shares having the power to appoint and remove a director of New Tyfon by ordinary resolution of the New Tyfon shareholders under the terms of the Proposed Charter, be approved and authorized.”

Votes Required for Approval

The approval of the Organizational Documents Proposal D will require a special resolution, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding GTAC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for purposes of establishing a quorum, will not count as a vote cast at the Extraordinary General Meeting. Accordingly, failure to vote in person or by proxy at the Extraordinary General Meeting or an abstention from voting will have no effect on the outcome of the vote on the Organizational Documents Proposal D.

Recommendation of the GTAC Board with Respect to the Organizational Documents Proposal D

THE GTAC BOARD UNANIMOUSLY RECOMMENDS THAT GTAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL D.

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THE ORGANIZATIONAL DOCUMENTS PROPOSAL E (OTHER PROVISIONS INCLUDING STATUS AS A BLANK CHECK COMPANY)

General

GTAC is asking its shareholders to approve by special resolution all other changes arising from or in connection with the effective substitution of the Current Charter, by the Proposed Charter, including the removal of certain provisions relating to GTAC’s status as a blank check company that will not be applicable following consummation of the Business Combination.

Assuming the Business Combination Proposal is approved, GTAC shareholders are also being asked to approve Organizational Documents Proposal E, which is, in the judgment of the GTAC Board, necessary to adequately address the needs of New Tyfon after the Business Combination.

The Proposed Charter will not contain provisions related to a blank check company (including those related to operation of the trust account, winding up of GTAC’s operations should GTAC not complete a business combination by a specified date, and other such blank check- specific provisions as are present in the Current Charter) because following the consummation of the Business Combination, New Tyfon will not be a blank check company.

Approval of each of the five separate proposals constituting the Organizational Documents Proposals, assuming approval of the Business Combination Proposal, will result, upon the closing of the Business Combination, in the complete replacement of the Current Charter with the Proposed Charter. While certain material changes between the Current Charter and the Proposed Charter have been unbundled into distinct proposals or otherwise identified in this Organizational Documents Proposal E, there are other differences between the Current Charter and the Proposed Charter that will be approved (subject to the approval of the aforementioned related proposals and consummation of the Business Combination) if GTAC shareholders approve this Organizational Documents Proposal E. Accordingly, GTAC encourages GTAC shareholders to carefully review the terms of the Proposed Charter, attached hereto as Annex F, as well as the information provided in the section of this proxy statement/prospectus titled “Comparison of Shareholder Rights.”

This summary is qualified by reference to the complete text of the Proposed Charter, copies of which are attached to this proxy statement/prospectus as Annex F. All GTAC shareholders are encouraged to read the Proposed Charter in their entirety for a more complete description of their terms.

Reasons for the Change

The New Tyfon Board believes that the elimination of certain provisions related to GTAC’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the Proposed Charter does not include the requirement to dissolve New Tyfon upon failure to consummate a business combination in accordance with its terms, and allows New Tyfon to continue as a corporate entity following the Business Combination. In addition, certain other provisions in the Current Charter require that proceeds from the IPO be held in the trust account until a business combination or liquidation of GTAC has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the Proposed Charter.

Resolution to be Voted Upon

The full text of the resolutions to be passed is as follows:

“RESOLVED, as a special resolution, that upon the Effective Time the Current Charter currently in effect be amended and restated by their deletion in their entirety and substitution in their place of the Proposed Charter and all other changes arising from or in connection with the effective substitution of the Current Charter, GTAC’s amended and restated memorandum and articles of association in effect immediately prior to the Effective Time by the Proposed Charter, as the amended and restated memorandum and articles of association of New Tyfon, including the removal of certain provisions relating to GTAC’s status as a blank check company that will not be applicable following consummation of the Business Combination, be approved and authorized.”

Votes Required for Approval

The approval of the Organizational Documents Proposal E will require a special resolution, being the affirmative vote of the holders of at least two-thirds of the issued and outstanding GTAC Shares entitled to vote, who attend, in person or by proxy, and vote thereupon at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for purposes of establishing a quorum, will not count as a vote cast at the Extraordinary General Meeting. Accordingly, failure to vote in person or by proxy at the Extraordinary General Meeting or an abstention from voting will have no effect on the outcome of the vote on the Organizational Documents Proposal E.

Recommendation of the GTAC Board with Respect to the Organizational Documents Proposal E

THE GTAC BOARD UNANIMOUSLY RECOMMENDS THAT GTAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ORGANIZATIONAL DOCUMENTS PROPOSAL E.

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SHAREHOLDER PROPOSAL NO. 4 – THE ELECTION OF DIRECTORS PROPOSAL

Overview

GTAC shareholders are also being asked to approve the Election of Directors Proposal by an ordinary resolution to elect seven directors, effective upon the Closing, to serve on the New Tyfon Board for the applicable term under the Proposed Charter and until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal. Upon the consummation of the Business Combination, the size of the New Tyfon Board will be seven (7) directors. The New Tyfon Board will be divided into three classes: Class I, Class II and Class III. The Class I directors shall be elected for a term expiring at New Tyfon’s first annual general meeting, the Class II directors be stand elected for a term expiring at New Tyfon’s second annual general meeting and the Class III directors shall be elected for a term expiring at New Tyfon’s third annual general meeting. Commencing at New Tyfon’s first annual general meeting, and at each annual general meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the election of seven directors of “Tyfon Culture Inc., being [      ] and [      ] as the Class I directors, [      ] and [      ] as the Class II directors and [     ], [     ] and [     ] as the Class III directors, with effect upon closing of the transactions contemplated by the Merger Agreement, each to serve for the applicable term in accordance with the Proposed Charter until the next general meeting of Tyfon Culture Inc. or until their successor has been duly appointed or until their earlier death, resignation, retirement or removal, be confirmed, ratified and approved.”

Vote Required for Approval

The approval of the Election of Directors Proposal will require an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon. Abstentions and broker non-votes will be counted towards the quorum requirement but will not be counted in connection with the vote on the Election of Directors Proposal.

The Election of Directors Proposals are conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Proposals is not approved, the Election of Directors Proposals will have no effect, even if approved by holders of the GTAC Ordinary Shares.

Recommendation of the GTAC Board

THE GTAC BOARD RECOMMENDS THAT GTAC SHAREHOLDERS VOTE “FOR” THE ELECTION OF DIRECTORS PROPOSAL.

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SHAREHOLDER PROPOSAL NO. 5 – THE NASDAQ PROPOSAL

Overview

In connection with the Business Combination, GTAC is asking its shareholders to consider and vote upon a proposal by an ordinary resolution to approve, for the purposes of complying with the applicable listing rules of Nasdaq, the issuance of more than 20% of GTAC’s issued and outstanding GTAC Ordinary Shares in connection with the Business Combination that, in the aggregate, may result in a “change of control” under Nasdaq rules, to the extent that such issuance would require a shareholder vote thereunder.

For further information, please see the section of this proxy statement/prospectus entitled “The Business Combination.”

Why GTAC Needs Shareholder Approval

We are seeking shareholder approval in order to comply with Nasdaq Listing Rule 5635(a), (b), (c) and (d).

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (i) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for common shares); or (ii) the number of common shares to be issued is or will be equal to or in excess of 20% of the number of common shares outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the registrant. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Under Nasdaq Listing Rule 5635(c), shareholder approval is required prior to the issuance of securities when a plan or other equity compensation arrangement is established or materially amended.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common shares) at a price that is less than the greater of book or market value of the shares if the number of common shares to be issued is or may be equal to 20% or more of the common shares, or 20% or more of the voting power, outstanding before the issuance.

Shareholder approval of the Nasdaq Proposal is also a condition to the Closing under the Merger Agreement.

Effect of the Nasdaq Proposal on Current Shareholders

If the Nasdaq Proposal is adopted, we will issue approximately 42.8 million New Tyfon Ordinary Shares to the existing shareholders of Tyfon upon the Closing, assuming the aggregate fees and expenses for legal counsel, accounting advisors, external auditors and financial advisors incurred by GTAC or its subsidiaries in connection with the Transactions are less than $5 million.

The issuance of the New Tyfon Ordinary Shares described above would result in significant dilution to GTAC shareholders and result in GTAC shareholders having a smaller percentage interest in the voting power, liquidation value, and aggregate book value of New Tyfon than they have in the voting power, liquidation value, and aggregate book value of GTAC.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the issuance of more than 20% of GTAC’s issued and outstanding ordinary shares in connection with the transactions contemplated by the Merger Agreement that, in the aggregate, may result in a “change of control” under Nasdaq rules, be confirmed, ratified and approved.”

Vote Required for Approval

The approval of the Nasdaq Proposal will require an ordinary resolution under the Current Charter and Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon. Abstentions and broker non-votes will be counted towards the quorum requirement but will not be counted in connection with the vote on the Nasdaq Proposal.

The Nasdaq Proposal is conditioned on the approval of each of the other Condition Precedent Proposals. Therefore, if each of the other Condition Precedent Proposals is not approved, the Nasdaq Proposal will have no effect, even if approved by holders of the GTAC Ordinary Shares.

Recommendation of the GTAC Board

THE GTAC BOARD RECOMMENDS THAT GTAC SHAREHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

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SHAREHOLDER PROPOSAL NO. 6 – THE INCENTIVE PLAN PROPOSAL

Overview

On [●], 2024, the GTAC Board approved and adopted the Tyfon Culture Inc. 2024 Omnibus Incentive Plan (the “2024 Plan”), effective as of and contingent on the Closing of the Business Combination, and subject to approval of GTAC shareholders. If the 2024 Plan is approved by GTAC shareholders and the Business Combination is consummated, New Tyfon will be authorized to grant equity and cash incentive awards to eligible service providers pursuant to the 2024 Plan. GTAC is asking its shareholders to approve the 2024 Plan, the material terms of which are described below.

A copy of the 2024 Plan is attached to this proxy statement/prospectus as Annex G and the description below is qualified in its entirety by reference to the attached plan document.

Summary of the 2024 Plan

This section summarizes certain principal features of the 2024 Plan.

Eligibility and Administration

Officers, employees, consultants, partners and non-employee directors of New Tyfon and its affiliates will be eligible to receive awards under the 2024 Plan. It is anticipated that there will be approximately [●] employees, [●] consultants and [●] non-employee directors eligible to receive awards under the 2024 Plan immediately following the Closing of the Business Combination.

The New Tyfon Board will administer the 2024 Plan unless they appoint a committee of directors to administer certain aspects of the 2024 Plan. The board of directors or committee administering the 2024 Plan is referred to herein as the “plan administrator.” Subject to applicable laws and regulations, the plan administrator is authorized to delegate its administrative authority under the 2024 Plan to an officer of New Tyfon or other individual or group.

The plan administrator will have the authority to exercise all powers either specifically granted under the 2024 Plan or necessary and advisable in the administration of the 2024 Plan, including, without limitation: (i) to select those eligible recipients who will be granted awards; (ii) to determine whether and to what extent awards are to be granted hereunder to participants; (iii) to determine the number of shares of New Tyfon common stock or cash to be covered by each award; (iv) to determine the terms and conditions, not inconsistent with the terms of the 2024 Plan, of each award granted thereunder; (v) to determine the terms and conditions, not inconsistent with the terms of the 2024 Plan, which govern all written instruments evidencing awards; (vi) to determine the fair market value in accordance with the terms of the 2024 Plan; (vii) to determine the duration and purpose of leaves of absence which may be granted to a participant without constituting termination of the participant’s employment, tenure or service for purposes of his or her awards; (viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the 2024 Plan as it may from time to time deem advisable; (ix) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws; and (x) to construe and interpret the terms and provisions of the 2024 Plan and any award issued under the 2024 Plan (and any award agreement relating thereto), and to otherwise supervise the administration of the 2024 Plan and to exercise all powers and authorities either specifically granted under the 2024 Plan or necessary and advisable in the administration of the 2024 Plan.

Shares Available for Awards

GTAC will initially reserve a pool of shares of New Tyfon common stock for issuance under the 2024 Plan equal to approximately [●]% of the Fully Diluted Shares (as such term is defined in the 2024 Plan) as of the Effective Date, as increased on the first day of each fiscal year of New Tyfon beginning in calendar year 2025 [and ending with calendar year 2033] by a number of shares equal to the lesser of (x) a number equal to [●]% of the Fully-Diluted Shares (as such term is defined in the 2024 Plan) on the final day of the immediately preceding fiscal year and (y) such smaller number of shares as is determined by the New Tyfon Board.

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Shares issued under the 2024 Plan may consist of authorized but unissued or reacquired shares of New Tyfon common stock. If any shares subject to an award are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the participant, the shares with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2024 Plan. If an award under the 2024 Plan is paid or settled in cash, is exchanged or withheld as full or partial payment in connection with any option or stock appreciation right (“SAR”), or is exchanged or withheld to satisfy the tax withholding obligations related to an award under the 2024 Plan, then any shares subject to such award may, to the extent of such cash settlement, exchange or withholding, be used again for new grants under the 2024 Plan. If an award under the 2024 Plan is forfeited, exchanged, surrendered, cancelled or expires, then any forfeited, exchanged, surrendered, cancelled or expired shares subject to such award may be used for new grants under the 2024 Plan. In addition, shares underlying awards that can only be settled in cash will not be counted against the aggregate number of shares of common stock available for awards under the 2024 Plan.

Awards that are assumed, converted, or substituted under the 2024 Plan as a result of New Tyfon’s acquisition of another company (including by way of merger, combination or similar transactions) (each such award a “Substitute Award”) will not reduce the shares available for grant under the 2024 Plan.

The maximum amount of compensation awarded to a non-employee member of the New Tyfon Board pursuant to an award under the 2024 Plan for service as a non-employee director for a calendar year may not exceed $[●] (calculating the value of any such awards based on the grant date fair value of such awards for New Tyfon’s financial reporting purposes). This limitation will be increased to $[●] in total value (calculating the value of any such awards based on the grant date fair value of such awards for New Tyfon’s financial reporting purposes) for awards granted to non-employee directors of New Tyfon in their initial calendar year of service as such on the New Tyfon Board.

Equitable Adjustments

The 2024 Plan provides that, in the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend, combination or exchange of shares, change in corporate structure or a similar corporate event affecting the common stock of New Tyfon (in each case, a “Change in Capitalization”), the plan administrator will make, in its sole discretion, an equitable substitution or proportionate adjustment in (i) the number of shares of common stock reserved under the 2024 Plan, (ii) the kind and number of securities subject to, and the exercise price or base price of, any outstanding options and SARs granted under the 2024 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, restricted stock units, stock bonuses and other share-based awards granted under the 2024 Plan and (iv) the performance goals and performance periods applicable to any awards granted under the 2024 Plan. The plan administrator will make other equitable substitutions or adjustments as it determines in its sole discretion.

In addition, in the event of a Change in Capitalization (including a change in control, as described below), the plan administrator may cancel any outstanding awards for the payment of cash or in-kind consideration. However, if the exercise price or base price of any outstanding award is equal to or greater than the fair market value of the shares of New Tyfon common stock, cash or other property covered by such award, the New Tyfon Board may cancel the award without the payment of any consideration to the participant.

Awards

The 2024 Plan provides for the grant of stock options (including incentive stock options (“ISOs”) and nonqualified stock options), SARs, restricted stock, restricted stock units (“RSUs”), other stock-based awards, stock bonuses, cash awards and substitute awards. All awards under the 2024 Plan will be granted pursuant to an award agreement containing terms and conditions applicable to the award, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than ISOs can be granted to employees, consultants, and directors, but ISOs can be granted only to employees. A brief description of each award type follows.

Stock Options.

Stock options provide for the purchase of shares of New Tyfon common stock in the future at an exercise price set on the grant date. The plan administrator will determine the eligible recipients to whom, and the time or times at which, options will be granted; the number of New Tyfon common stock to be subject to the options; the vesting conditions (including any performance goals) that must be satisfied for options to become vested and exercisable; and all other conditions of the options. If the vesting conditions or other requirements established by the plan administrator are not satisfied, a participant will forfeit the participant’s option, in accordance with the terms of the grant. The provisions of options need not be the same with respect to each participant.

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Each option granted under the 2024 Plan may either be an option intended to qualify as an ISO within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or an option not intended to be so qualified (a “Nonqualified Stock Option”). ISOs may be granted only to an employee of New Tyfon, its parent corporation or a subsidiary corporation. To the extent that the aggregate fair market value of the shares of common stock for which ISOs are exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess ISOs will be treated as Nonqualified Stock Options.

The term of any stock option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of New Tyfon common stock on the date the option is granted (except for Substituted Awards or options that are expressly granted with an exercise price that is less than the fair market value of a share that comply with Section 409A of the Code). If an ISO is granted to a participant who owns more than 10% of the voting power of all classes of shares of New Tyfon, its parent corporation or a subsidiary, the exercise period of the ISO may not exceed five years from the date of grant and the exercise price may not be less than 110% of the fair market value of a share of common stock on the date the ISO is granted. The exercise price for shares of common stock subject to a stock option may be paid in cash, or as determined by the plan administrator in its sole discretion, (i) through any cashless exercise procedure approved by the plan administrator (including the withholding of shares otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) by any combination of these methods. No more than [●] shares of common stock reserved for issuance under the 2024 Plan may be issued pursuant to the exercise of ISOs (subject to equitable adjustments).

If a participant disposes of any shares of common stock acquired pursuant to the exercise of an ISO before the later of (i) two years after the date of grant and (ii) one year after the date of exercise of the ISO, the participant must notify New Tyfon in writing immediately after the date of such disposition. New Tyfon may, if determined by the plan administrator, retain possession of any shares acquired pursuant to the exercise of an ISO as agent for the participant until the end of the period described in the preceding sentence, subject to complying with any instructions form the participant as to the sale of such shares.

Except as provided in the applicable award agreement, a participant will have no rights to dividends, dividend equivalents or distributions or other rights of a shareholder with respect to the shares of common stock subject to a stock option until the shares thereunder are issued to the participant (i.e., after the participant has given written notice of exercise and paid the exercise price and applicable withholding taxes_. The rights of a participant upon a termination of employment or service will be set forth in the applicable award agreement.

SARs.

SARs may be granted either alone (a “Free-Standing SAR”) or in conjunction with all or part of any option granted under the 2024 Plan (a “Related Right”). The plan administrator will determine the eligible recipients to whom, and the time or times at which, SARs will be granted; the number of New Tyfon common stock to be subject to the SARs; the vesting conditions (including any performance goals) that must be satisfied for the SARs to become vested and exercisable; and all other conditions of the SARs. If the vesting conditions or other requirements established by the plan administrator are not satisfied, a participant will forfeit the participant’s SARs, in accordance with the terms of the grant. The provisions of SARs need not be the same with respect to each participant.

A Free-Standing SAR will entitle its holder to receive, at the time of exercise, an amount per share (i.e., per each exercised SAR) equal to the excess of the fair market value (at the date of exercise) of a share of New Tyfon common stock over the base price of the Free-Standing SAR, which will be no less than [●]% of the fair market value of the related share of common stock on the date of grant (except for Substituted Awards or Free-Standing SARs that are expressly granted with a base price that is less than the fair market value of a share that comply with Section 409A of the Internal Revenue Code). A Related Right will entitle its holder to receive, at the time of exercise of the Related Right and surrender of the applicable portion of the related stock option, an amount per share (i.e., per each exercised SAR) equal to the excess of the fair market value (at the date of exercise) of a share of New Tyfon common stock over the exercise price of the related option. The term of a Free-Standing SAR may not exceed ten years from the date of grant. The term of a Related Right will expire upon the expiration of its related option, but in no event will be exercisable more than ten years after the grant date.

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Except as provided in the applicable award agreement, the holder of a SAR will have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the shares of common stock subject to the SAR until the shares thereunder are issued to the participant (i.e., after the participant has given written notice of exercise and paid the exercise price and applicable withholding taxes).

The rights of the holder of a Free-Standing SAR upon a termination of employment or service will be set forth in the applicable award agreement. Related Rights will be exercisable at such times and subject to the terms and conditions applicable to the related option.

Restricted Stock and Restricted Stock Units.

Restricted stock is an award of forfeitable shares of New Tyfon common stock that are subject to certain vesting conditions and other restrictions. RSUs are contractual promises to deliver shares of New Tyfon common stock in the future or an equivalent in cash, as determined in the discretion of the plan administrator at the time of grant. The plan administrator will determine the eligible recipients to whom, and the time or times at which, restricted stock or RSUs will be made; the number of New Tyfon common stock to be awarded; the price, if any, to be paid by the participant for the acquisition of restricted stock or RSUs; the period of time prior to which restricted stock or RSUs become vested and free of restrictions on transfer; the performance goals (if any); and all other conditions of the restricted stock and RSUs. If the restrictions, performance goals and/or conditions established by the plan administrator are not attained, a participant will forfeit the participant’s restricted stock or RSUs, in accordance with the terms of the grant. Additionally, the award agreement for restricted stock and RSUs may provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as set forth in the award agreement, including, but not limited to, the attainment of certain performance related goals, the participant’s termination of employment, tenure or service with New Tyfon or any affiliate thereof, or the participant’s incapacity. The provisions of restricted stock or RSUs need not be the same with respect to each participant.

Unless the award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder, including the right to vote and receive dividends declared with respect to such shares of restricted stock, provided that except as provided in the applicable award agreement, any dividends declared during the restricted period with respect to such restricted stock will only become payable if (and to the extent) the underlying restricted stock vests. Except as provided in the applicable award agreement, participants will generally not have the rights of a stockholder with respect to shares of New Tyfon common stock subject to RSUs during the restricted period; provided, however, that, subject to Section 409A of the Code, an amount equal to any dividends declared during the restricted period with respect to the number of New Tyfon common stock covered by RSUs may, to the extent set forth in an award agreement, be provided to the participant either currently or at the time (and to the extent) that shares of New Tyfon common stock in respect of the related RSUs are delivered to the participant.

The rights of participants granted restricted stock or RSUs upon termination of employment, tenure or service with New Tyfon and all affiliates thereof for any reason during the restricted period will be set forth in the award agreement. Additionally, the plan administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any RSU represents the right to receive the amount of cash per unit that is determined by the plan administrator in connection with the award.

Other Stock-Based Awards.

Other stock-based awards are other awards valued wholly or partially by referring to, or otherwise based on, shares of New Tyfon common stock, including dividend equivalents. Any dividend or dividend equivalent awarded will be subject to the same restrictions, conditions and risks of forfeiture as the underlying awards and, except as provided in the applicable award agreement, will only become payable if (and to the extent) the underlying awards vest. Subject to the provisions of the 2024 Plan, the plan administrator will have the authority to determine the individuals to whom and the time or times at which other stock-based awards will be granted, the number of shares of common stock to be granted pursuant to such other stock-based awards, or the manner in which such other stock-based awards will be settled, or the conditions to the vesting and/or payment or settlement of such other stock-based awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such other stock-based awards.

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Stock Bonuses.

Stock bonuses are bonuses payable in fully vested shares of New Tyfon common stock and will be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such stock bonus is payable.

Cash Awards.

Cash awards are awards payable solely in cash, and such will be subject to the terms, conditions, restrictions and limitations determined by the plan administrator, in its sole discretion, from time to time. Cash awards may be granted with value and payment contingent upon the achievement of performance goals.

Treatment of Outstanding Awards Upon a Change in Control

In the event that a “change in control” (as such term is defined in the 2024 Plan) occurs, each award granted under the 2024 Plan will continue to operate in accordance with its terms, subject to adjustment (including, without limitation, assumption or conversion into equivalent awards of the acquirer’s equity) as described above with respect to Changes in Capitalization.

Except as provided in the applicable award agreement, if (i) a change in control occurs and (ii) either (x) an outstanding award is not assumed or substituted in connection with such change in control or (y) an outstanding award is assumed or substituted in connection with such change in control and a participant’s employment or service is terminated without cause or by the participant for good reason (if applicable) within 24 months following the change in control, then (i) any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other award granted under the 2024 Plan will lapse, the awards will vest in full and any performance conditions will be deemed to be achieved at the greater of target or actual performance levels.

For purposes of the 2024 Plan, an outstanding award will be considered to be assumed or substituted for if, following the change in control, the award remains subject to the same terms and conditions that were applicable to the award immediately prior to the change in control except that, if the award related to shares of common stock, the award instead confers the right to receive common stock of the acquiring entity (or such other security or entity as may be determined by the plan administrator, in its sole discretion).

Repricing

New Tyfon may not, without first obtaining the approval of New Tyfon’s shareholders, (i) amend the terms of outstanding options or stock appreciation rights to reduce the exercise price or base price, as applicable, of such options or stock appreciation rights, (ii) cancel outstanding options or stock appreciation rights in exchange for options or stock appreciation rights with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original options or stock appreciation rights or (iii) cancel outstanding options or stock appreciation rights with an exercise price or base price, as applicable, that is above the current per share stock price, in exchange for cash, property or other securities.

Amendment and Termination

The 2024 Plan provides that the New Tyfon Board or plan administrator, if one is appointed, may amend, alter or terminate the 2024 Plan, or amend any outstanding awards, but participant consent is required if the action would adversely affect the participant’s rights with respect to outstanding awards. Stockholder approval of an amendment, alteration or termination will be obtained if required to comply with applicable law.

Term

No award will be granted pursuant to the 2024 Plan on or after the tenth anniversary of the effective date (as such term is defined in the 2024 Plan), but awards theretofore granted may extend beyond that date.

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Transferability and Participant Payments

Until they are fully vested and/or exercisable, awards under the 2024 Plan are generally non-transferrable, subject to the plan administrator’s consent, and are generally exercisable only by the participant. With regard to tax withholding, exercise price, and purchase price obligations arising in connection with awards under the 2024 Plan, generally the plan administrator may, in its discretion, accept cash, shares of New Tyfon common stock that meet specified conditions, or such other consideration as it deems suitable.

Certain Federal Income Tax Consequences

This following section contains only a general discussion of the potential United States federal income tax consequences to you under the 2024 Plan. State or local tax rules, and tax rules applicable in jurisdictions outside the United Sates, are not discussed. The summary is not intended to cover all tax consequences, nor is it intended to be used (and cannot be used by any participant) to avoid penalties that may be imposed on a participant. The provisions of the Code and the regulations thereunder relating to these matters are complicated, are subject to change, and their impact in any case may depend on a participant’s particular circumstances. All participants should consult with their personal tax advisors regarding such consequences.

In general, New Tyfon will be entitled to a corresponding income tax deduction to the extent that the amount of income recognized by a participant represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

ISOs

ISOs granted under the 2024 Plan are intended to qualify as incentive stock options under Section 422 of the Code. Under Section 422 of the Code, the grant and exercise of an ISO generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been an employee of New Tyfon or an affiliate from the date of grant to three months before the date of exercise (or 12 months in the event of disability). However, the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may incur federal income tax liability as a result of the exercise of an ISO under the alternative minimum tax rules of the Code.

If the holding period requirements for ISO treatment described above are met, upon the disposition of shares, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the exercise price, with the amount treated as long-term capital gain or loss.

If the holding period requirements are not met, the participant will be taxed as if the participant received compensation income in the year of the disposition. The participant must treat gain realized in the disqualifying disposition as ordinary income to the extent of the lesser of: (i) the fair market value of the shares on the date of exercise minus the exercise price; or (ii) the amount realized on disposition of the shares minus the exercise price. Any gain in excess of these amounts may be treated as capital gain.

Nonqualified Stock Options

If a participant receives a nonqualified stock option, the difference between the fair market value of the shares of New Tyfon common stock on the date of exercise and the exercise price will constitute taxable ordinary income to the participant on the date of exercise. The participant’s basis in shares of New Tyfon common stock acquired upon exercise of an option will equal the exercise price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the shares by the participant will be treated as a capital gain or loss. If the participant has held the shares for one year or less at the time of sale, the gain or loss will be short-term capital gain or loss and taxed accordingly. On the other hand, if the participant has held the shares for more than one year at the time of sale, the gain or loss will be a long-term capital gain or loss and will be taxed as such.

SARs

For federal income tax purposes, the grant of a SAR will not result in taxable income to the participant. At the time of exercise of a SAR, the amount of cash and fair market value of shares of New Tyfon common stock received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income.

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Restricted Stock

The grant of a restricted stock award that is subject to a substantial risk of forfeiture (as defined under Section 83 of the Code) will not result in taxable income to the participant for federal income tax purposes. However, once the shares of restricted stock vest, the fair market value of such shares at that time, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation. Alternatively, the participant may elect at the time the restricted stock is awarded to include in the participant’s ordinary income as compensation the fair market value of such shares at such time, less any amount paid for the shares, pursuant to Section 83(b) of the Code.

RSUs

The grant of RSUs generally does not result in taxable income to the participant for federal income tax purposes. However, a participant will recognize income on account of the vesting or settlement of an RSU. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any shares of New Tyfon common stock (determined as of the date that the shares are not subject to a substantial risk of forfeiture or are transferable or, if later, the date of settlement) that are received in settlement of the award.

Other Stock-Based Awards, Stock Bonuses and Cash Awards

Typically, a participant will not have taxable income upon the grant of other stock-based awards, stock bonuses or cash awards. However, a participant will recognize income when the conditions and requirements for the grants have been satisfied. The income recognized by the participant at that time will be equal to any cash that is received and the fair market value of any shares of New Tyfon common stock that are received in connection with the award.

New Plan Benefits

Grants under the 2024 Plan will be made at the discretion of the plan administrator and are not currently determinable. The value of the awards granted under the 2024 Plan will depend on a number of factors, including the fair market value of New Tyfon Ordinary Shares on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

As of December 31, 2023, GTAC had no equity compensation plans or outstanding equity awards.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the Tyfon Culture Inc. 2024 Omnibus Incentive Plan and the material terms thereunder be approved and adopted.”

Vote Required for Approval

The approval of the Incentive Plan Proposal requires an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting.

The Incentive Plan Proposal is not conditioned upon any other proposal.

Recommendation of the GTAC Board

THE GTAC BOARD UNANIMOUSLY RECOMMENDS THAT GTAC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

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SHAREHOLDER PROPOSAL NO. 7 – THE ADJOURNMENT PROPOSALS

Overview

The Adjournment Proposal allows the chairman of the Extraordinary General Meeting to submit a proposal to approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Extraordinary General Meeting to approve any of the proposals presented at the Extraordinary General Meeting. The purpose of the Adjournment Proposal is to permit further solicitation of proxies and votes that would increase the likelihood of obtaining a favorable vote on the proposals presented at the Extraordinary General Meeting. If put forth at the Extraordinary General Meeting, the Adjournment Proposal will be the first and only proposal voted on and the other proposals will not be submitted to the GTAC shareholders for a vote. See the section of this proxy statement/prospectus entitled “The Business Combination — Interests of GTAC’s Directors and Officers in the Business Combination.”

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is presented to the Extraordinary General Meeting and is not approved by the shareholders, the chairman of the Extraordinary General Meeting may not be able to adjourn the Extraordinary General Meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the Extraordinary General Meeting to approve any of the proposals presented at the Extraordinary General Meeting. In such events, the Business Combination would not be completed.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes to approve one or more proposals at the extraordinary general meeting be approved.”

Vote Required for Approval

The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being a resolution passed at the Extraordinary General Meeting by a simple majority of the holders of the issued and outstanding GTAC Ordinary Shares being entitled to do so, voting in person or by proxy thereon. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting.

The Adjournment Proposal is not conditioned upon any other proposal.

Recommendation of the GTAC Board

THE GTAC BOARD UNANIMOUSLY RECOMMENDS THAT GTAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

136

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 gives pro forma effect to the Transactions as if they had been consummated as of that date. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2023 give pro forma effect to the Transactions as if they had occurred as of January 1, 2023. The unaudited pro forma condensed combined balance sheet is presented as of December 31, 2023, and the unaudited pro forma condensed combined statements of operations are presented for the fiscal year ended December 31, 2023.

This information should be read together with Tyfon’s and GTAC’s audited financial statements as of and for the year ended December 31, 2023 and related notes, which are included elsewhere in this proxy statement/prospectus, as well as the sections of this proxy statement/prospectus entitled “Tyfon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “GTAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 has been prepared using the following:

●	Tyfon’s audited historical consolidated balance sheet as of December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus; and

●	GTAC’s audited historical balance sheet as of December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2023 has been prepared using the following:

●	Tyfon’s audited historical consolidated statement of operations for the fiscal year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus; and

●	GTAC’s audited historical statement of operation for the fiscal year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus.

137

Description of the Transactions

Pursuant to the Merger Agreement, the parties thereto will enter into the Business Combination pursuant to which, among other things, Merger Sub will merge with and into Tyfon, with Tyfon as the surviving company of the Merger and a wholly-owned subsidiary of GTAC. At the Closing, GTAC will change its name to Tyfon Culture Inc., and the New Tyfon Ordinary Shares are expected to list on the Nasdaq Capital Market under the ticker symbol “TFCI.” The aggregate consideration to be paid to existing Tyfon shareholders in the Merger is the sum of (i) $428.0 million plus (ii) fifty percent (50%) of Shared Excess Purchaser Transaction Expenses. The consideration will be paid entirely in newly issued GTAC Class A Ordinary Shares, at a price of $10.00 per GTAC Class A Ordinary Share.

Pursuant to the Merger Agreement, at the Effective Time, each Tyfon Ordinary Share that is issued and outstanding immediately prior to the Effective Time shall be cancelled and exchanged for the right to receive, without interest, the pro rata portion of the Consideration Shares as set forth in the allocation statement to be delivered by the Company pursuant to the Merger Agreement;.

Pursuant to the Merger Agreement, at the Effective Time, each Purchaser Founder Share that is issued and outstanding as of such time shall automatically convert into one GTAC Class A Ordinary Share.

In addition, the remaining deferred underwriting commission which was payable upon the Closing of the Business Combination has been waived by the original underwriters of GTAC’s IPO in full, and the outstanding amount under the 2024 Note is assumed to be settled by cash upon consummation of the Business Combination. No incentive plan of New Tyfon is included when preparing the unaudited pro forma condensed combined financial information.

Accounting for the Transactions

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, GTAC will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Tyfon expecting to have control of the board of the directors of New Tyfon through the appointment of 5 of the 7 seats on the board of directors, Tyfon’s senior management comprising all of the senior management of New Tyfon, the relative size of Tyfon compared to GTAC, and Tyfon operations comprising the ongoing operations of New Tyfon. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Tyfon issuing shares for the net assets of GTAC, accompanied by a recapitalization. The net assets of GTAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma condensed combined statement of operations, are expected to have a continuing impact on the results of New Tyfon. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of New Tyfon upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had Tyfon and GTAC always been combined and do not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated or indicative of the future consolidated results of operations or financial position of New Tyfon. The pro forma adjustments reflecting the completion of the Business Combination are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in these accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Tyfon and GTAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

138

There is no historical activity with respect to Merger Sub and accordingly, no adjustments were required with respect to Merger Sub in the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information has been prepared assuming three different scenarios based on different numbers of GTAC Class A Ordinary Shares for which redemption rights have been exercised by GTAC shareholders:

●	Scenario 1 — Assuming No Redemptions: this scenario assumes no GTAC shareholders exercise their redemption rights, and all GTAC Class A Ordinary Shares previously subject to redemption for cash would be transferred to New Tyfon Ordinary Shares.

●	Scenario 2 — Assuming 50% Redemption: this scenario assumes GTAC shareholders exercise their redemption rights with respect to 1,044,998 GTAC Class A Ordinary Shares, or 50% of the outstanding redeemable GTAC Class A Ordinary Shares, for which approximately $11.8 million is paid out in cash to such redeeming GTAC shareholders (based on an assumed redemption price of approximately $11.08 per share based on funds held in the Trust Account as of March 31, 2024, $0.10 per share already deposited in the Trust Account in April 2024, and $0.10 per share assumed to be deposited in the Trust Account in July 2024), and the remaining 1,044,998 GTAC Class A Ordinary Shares previously subject to redemption for cash would be transferred to New Tyfon Ordinary Shares.

●	Scenario 3 — Assuming 100% Redemption: this scenario assumes GTAC shareholders exercise their redemption rights with respect to all 2,089,996 redeemable GTAC Class A Ordinary Shares, for which approximately $23.6 million is paid out in cash to such redeeming GTAC shareholders (based on an assumed redemption price of approximately $11.08 per share based on funds held in the Trust Account as of March 31, 2024, $0.10 per share already deposited in the Trust Account in April 2024, and $0.10 per share assumed to be deposited in the Trust Account in July 2024).

The following table provides a pro forma summary of the New Tyfon Ordinary Shares that would be outstanding under each of the redemption scenarios if the Business Combination had occurred on December 31, 2023.

	Assuming No Redemptions		Assuming 50% Redemptions		Assuming 100% Redemptions
	Shares	%	Shares	%	Shares	%
GTAC Public Shares	2,089,996	4.2%	1,044,998	2.1%	-	-
GTAC Founder Shares	5,000,000	10.0%	5,000,000	10.2%	5,000,000	10.5%
Merger Consideration to Tyfon shareholders	42,800,000	85.8%	42,800,000	87.7%	42,800,000	89.5%
Pro Forma New Tyfon Ordinary Shares	49,889,996	100.0%	48,844,998	100.0%	47,800,000	100.0%

139

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(Amounts in USD thousands, except share and per share data and otherwise noted)

			Scenario 1			Scenario 2			Scenario 3
			Assuming No Redemptions			Assuming 50% Redemptions			Assuming 100% Redemptions
	Tyfon (A)	GTAC (B)	Pro Forma Adjustments		Pro Forma Balance sheets	Pro Forma Adjustments		Pro Forma Balance sheets	Pro Forma Adjustments		Pro Forma Balance sheets

ASSETS
Current Assets:
Cash	53,896	14	23,569	(b)	67,312	23,569	(b)	55,527	23,569	(b)	43,743
			410	(d)	-	410	(d)	-	410	(d)	-
			(8,827	)(e)	-	(8,827	)(e)	-	(8,827	)(e)	-
			(1,750	)(f)		(1,750	)(f)		(1,750	)(f)
			-	(g)	-	(11,785	)(g)	-	(23,569	)(g)	-
Consignment deposit, net	21,712	-	-		21,712	-		21,712	-		21,712
Amounts due from Controlling Shareholder and related party	410	-	(410	)(d)	-	(410	)(d)	-	(410	)(d)	-
Other receivables and current assets	444	-	-		444	-		444	-		444
Prepaid expense	-	65	-		65	-		65	-		65
Total current assets	76,462	79	12,992		89,533	1,207		77,748	(10,577)		65,964

Non-current Assets:
Property and equipment, net	1,313	-	-		1,313	-		1,313	-		1,313
Operating lease right-of-use assets	4,450	-	-		4,450	-		4,450	-		4,450
Deferred tax assets	1,151	-	-		1,151	-		1,151	-		1,151
Other non-current assets	321	-	-		321	-		321	-		321
Investments held in Trust Account	-	22,890	679	(a)	-	679	(a)	-	679	(a)	-
			(23,569	)(b)	-	(23,569	)(b)	-	(23,569	)(b)	-
Total non-current assets	7,235	22,890	(22,890)		7,235	(22,890)		7,235	(22,890)		7,235
Total Assets	83,697	22,969	(9,898)		96,768	(21,683)		84,983	(33,467)		73,199

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Short-term borrowings	1,412	-	-		1,412	-		1,412	-		1,412
Accounts payable	-	21	-		21	-		21	-		21
Other payables and accrued expenses	6,986	76	-		7,062	-		7,062	-		7,062
Current operating lease liabilities	864	-	-		864	-		864	-		864
Amounts due to related parties	42	250	418	(a)	42	418	(a)	42	418	(a)	42
			(668	)(f)	-	(668	)(f)	-	(668	)(f)	-
Income tax payable	3,779	-	-		3,779	-		3,779	-		3,779
Other tax payable	9,243	-	-		9,243	-		9,243	-		9,243
Total current liabilities	22,326	347	(250)		22,423	(250)		22,423	(250)		22,423

Non-current Liabilities:
Long-term operating lease liabilities	3,628	-	-		3,628	-		3,628	-		3,628
Total non-current liabilities	3,628	-	-		3,628	-		3,628	-		3,628

Other liabilities:
Warrant liabilities	-	615	(315	)(h)	300	(315	)(h)	300	(315	)(h)	300
Deferred underwriting commission	-	3,675	(3,675	)(c)	-	(3,675	)(c)	-	(3,675	)(c)	-
Total Liabilities	25,954	4,637	(4,240)		26,351	(4,240)		26,351	(4,240)		26,351

Commitments and Contingencies
Class A ordinary shares subject to possible redemption: 2,089,996 shares at December 31, 2023 (at $10.95 per share)	-	22,890	679	(a)	-	679	(a)	-	679	(e)	-
			(23,569	)(g)	-	(23,569	)(g)	-	(23,569	)(g)	-

140

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(Amounts in USD thousands, except share and per share data and otherwise noted)

			Scenario 1			Scenario 2			Scenario 3
			Assuming No Redemptions			Assuming 50% Redemptions			Assuming 100% Redemptions
	Tyfon (A)	GTAC (B)	Pro Forma Adjustments		Pro Forma Balance sheets	Pro Forma Adjustments		Pro Forma Balance sheets	Pro Forma Adjustments		Pro Forma Balance sheets

Shareholders’ Equity (Deficit)
Ordinary shares (US$0.00005 par value, 1,000,000,000 shares authorized, 238,320,000 shares issued and outstanding as of December 31, 2023)	12	-	(12	)(i)	-	(12	)(i)	-	(12	)(i)	-
Class A Ordinary shares (US$0.0001 par value, 500,000,000 shares authorized)	-	-	-	(g)	5	-	(g)	5	-	(g)	5
			5	(i)	-	5	(i)	-	5	(i)	-
Additional paid-in capital	6,254	-	3,675	(c)	20,502	3,675	(c)	8,717	3,675	(c)	943
			(4,010	)(e)	-	(4,010	)(e)	-	-	(e)	-
			23,569	(g)	-	11,784	(g)	-	-	(g)	-
			(8,986	)(i)	-	(8,986	)(i)	-	(8,986	)(i)	-
Retained earnings (Accumulated deficit)	49,430	(4,558)	(418	)(a)	47,863	(418	)(a)	47,863	(418	)(a)	43,853
			(4,817	)(e)	-	(4,817	)(e)	-	(8,827	)(e)	-
			(1,082	)(f)	-	(1,082	)(f)	-	(1,082	)(f)	-
			315	(h)	-	315	(h)	-	315	(h)	-
			8,993	(i)	-	8,993	(i)	-	8,993	(i)	-
Statutory reserves	4,308	-	-		4,308	-		4,308	-		4,308
Accumulated other comprehensive loss	(2,201)	-	-		(2,201)	-		(2,201)	-		(2,201)
Preferred shares, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	-	-	-		-	-		-	-		-
Class A ordinary shares, $0.0001 par value, 200,000,000 authorized shares, 1,300,000 issued and outstanding (excluding 2,089,996 subject to possible redemption) as of December 31, 2023	-	-	-		-	-		-	-		-
Class B ordinary shares, $0.0001 par value, 20,000,000 authorized shares, 3,700,000 issued and outstanding, at December 31, 2023	-	-	-		-	-		-	-		-
Equity attributable to owners of the Company	57,803	(4,558)	17,232		70,477	5,447		58,692	(6,337)		46,908
Non-controlling interests	(60)	-	-		(60)	-		(60)	-		(60)
Total Equity	57,743	(4,558)	17,232		70,417	5,447		58,632	(6,337)		46,848
Total liabilities and shareholders’ equity (deficit)	83,697	22,969	(9,898)		96,768	(21,683)		84,983	(33,467)		73,199

(A) Derived from the audited consolidated balance sheet of Tyfon as of December 31, 2023.

(B) Derived from the audited balance sheet of GTAC as of December 31, 2023.

141

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERAIONS

(Amounts in USD thousands, except share and per share data and otherwise noted)

			Scenario 1			Scenario 2			Scenario 3
			Assuming No Redemptions			Assuming 50% Redemptions			Assuming 100% Redemptions
	Tyfon (A)	GTAC (B)	Pro Forma Adjustments		Pro Forma Income statements	Pro Forma Adjustments		Pro Forma Income statements	Pro Forma Adjustments		Pro Forma Income statements

Revenues	60,524	-	-		60,524	-		60,524	-		60,524
Cost of revenues	(18,623)	-	-		(18,623)	-		(18,623)	-		(18,623)
Gross profit	41,901	-	-		41,901	-		41,901	-		41,901
Operating expenses:
Selling and marketing expenses	(2,463)	-	-		(2,463)	-		(2,463)	-		(2,463)
General and administrative expenses	(7,338)	(1,087)	(4,932	)(a)	(13,357)	(4,932	)(a)	(13,357)	(8,942	)(a)	(17,367)
Research and development expenses	(839)	-	-		(839)	-		(839)	-		(839)
Total operating expenses	(10,640)	(1,087)	(4,932)		(16,659)	(4,932)		(16,659)	(8,942)		(20,669)
Income from operations	31,261	(1,087)	(4,932)		25,242	(4,932)		25,242	(8,942)		21,232

Non operating income (expense):
Interest income (expense), net	315	3,419	(3,419	)(b)	315	(3,419	)(b)	315	(3,419	)(b)	315
Foreign exchange gain, net	124	-	-		124			124			124
Other income (expense), net	(6)	-	315	(c)	309	315	(c)	309	315	(c)	309
Total income (loss) before income tax expense	31,694	2,332	(8,036)		25,990	(8,036)		25,990	(12,046)		21,980
Income tax expenses	(8,597)	-	-		(8,597)	-		(8,597)	-		(8,597)
Net income (loss)	23,097	2,332	(8,036)		17,393	(8,036)		17,393	(12,046)		13,383
Net loss attributable to non-controlling interests	(17)	-	-		(17)			(17)	-		(17)
Net income (loss) attributable to ordinary shareholders of the Company	23,114	2,332	(8,036)		17,410	(8,036)		17,410	(12,046)		13,400
Other comprehensive (loss) income
Foreign currency translation adjustments, net of tax of nil	(931)	-	-		(931)	-		(931)	-		(931)
Total comprehensive income	22,166	2,332	(8,036)		16,462	(8,036)		16,462	(12,046)		12,452
Total comprehensive loss attributable to non-controlling interests	(17)	-	-		(17)	-		(17)	-		(17)
Total comprehensive income attributable to ordinary shareholders of the Company	22,183	2,332	(8,036)		16,479	(8,036)		16,479	(12,046)		12,469

Weighted average ordinary shares outstanding – basic and diluted	238,320,000				49,889,996			48,844,998			47,800,000
Net income per ordinary share - basic and diluted	0.05				0.35			0.36			0.28
Weighted average Class A ordinary shares outstanding - basic and diluted		7,332,000
Net income per Class A ordinary share - basic and diluted		0.19
Weighted average Class B ordinary shares outstanding - basic and diluted		4,861,000
Net income per Class B ordinary share - basic and diluted		0.19

(A) Derived from the audited consolidated balance sheet of Tyfon as of December 31, 2023.

(B) Derived from the audited balance sheet of GTAC as of December 31, 2023.

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1.	Basic of Presentation

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP, whereby GTAC is treated as the acquired company and Tyfon is treated as the acquirer. Accordingly, for accounting purposes, the Business Combination is expected to be treated as the equivalent of Tyfon issuing shares for the net assets of GTAC, accompanied by a recapitalization. The net assets of GTAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 gives pro forma effect to the Transactions as if they had been consummated on December 31, 2023. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2023 give pro forma effect to the Transactions as if they had been consummated on January 1, 2023.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 and the related notes have been prepared using, and should be read in conjunction with, the following:

●	Tyfon’s audited historical consolidated balance sheet as of December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus; and

●	GTAC’s audited historical balance sheet as of December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2023 and the related notes have been prepared using, and should be read in conjunction with, the following:

●	Tyfon’s audited historical consolidated statement of operations for the fiscal year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus; and

●	GTAC’s audited historical statement of operation for the fiscal year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the completion of the Business Combination are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in these accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Tyfon. They should be read in conjunction with the historical financial statements and notes thereto of Tyfon and GTAC.

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2.	Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of Tyfon’s and GTAC’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New Tyfon. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of New Tyfon Ordinary Shares outstanding, assuming the Transactions were consummated on January 1, 2023.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2023 are as follows:

(a)	Reflects i) the deposit of $0.10 per share of 2,089,996 GTAC’s Class A ordinary shares subject to possible redemption (or up to $209,000) into the Trust Account for each three-month extension of GTAC’s Completion Window in April 2024 and July 2024, and ii) the remeasurement of GTAC’s Class A ordinary shares subject to redemption in the subsequent to December 31, 2023.

It is assumed that GTAC will borrow $418,000 ($209,000 has already been deposited into the Trust Account by GTAC in April 2024 and another $209,000 is estimated to be deposited in July 2024) under the 2024 Note issued to the Sponsor on April 24, 2024 to effectuate the 2 extensions, resulting in an increase of $418,000 in the Trust Account, amounts due to related parties, Class A ordinary shares subject to possible redemption and accumulated deficit.

During the quarterly period ended March 31, 2024, the redemption price of GTAC’s Class A ordinary shares subject to redemption changed from $10.95 per share to $11.08 per share with reference to the 10-Q of GTAC for the quarterly period ended March 31, 2024, which resulting in an increase of $261,000 in the Trust Account and Class A ordinary shares subject to possible redemption.

(b)	Reflects the release of cash held in the Trust Account.

(c)	Reflects the waiver from the original underwriters of GTAC’s IPO in full of remaining deferred underwriting commission arising from the Sponsor’s acquisition of 3,500,000 Founder Shares from the Former Sponsor. Such deferred underwriting commission amounted to $3.7 million is reduced from the deferred underwriting compensation liability and from additional paid-in capital.

(d)	Reflects the collection of amounts due from shareholder of Tyfon subsequent to December 31, 2023.

(e)	Represents the payments of the preliminary estimated transaction costs expected to be incurred and paid by GTAC and Tyfon of approximately $3.25 million and $5.58 million, respectively, for legal, audit, financial advisory, and other professional fees. As of December 31, 2023, none of the estimated transaction costs is accrued by GTAC or Tyfon.

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The transaction costs of Tyfon which are deemed direct and incremental to the Transactions is reduced from the additional paid-in capital, while under Scenario 3, all the estimated transaction costs to be incurred and paid by Tyfon are expensed, as all the cash held in the Trust Account are paid to such redeeming GTAC shareholders and no cash is received by New Tyfon.

(f)	Represents the payments of the 2024 Note issued to the Sponsor on April 24, 2024 and the payments of $250,000 upon closing of the Transaction at the Former Sponsor’s direction to entities or accounts as directed by the Former Sponsor as provided in the Purchase Agreement entered into by GTAC, the Former Sponsor and the Sponsor on April 19, 2024. It is estimated that GTAC would borrow $1.5 million (the aggregate available amount is $2.5million) under the 2024 Note for this Transaction, of which $418,000 is for the extension of the Completion Window and the remaining is for other costs to be incurred by GTAC.

(g)	Scenario 1 assumes no GTAC shareholders exercise their redemption rights, and all GTAC Class A Ordinary Shares previously subject to redemption for cash would be transferred to New Tyfon Ordinary Shares.

Scenario 2 assumes GTAC shareholders exercise their redemption rights with respect to 1,044,998 GTAC Class A Ordinary Shares, or 50% of the outstanding redeemable GTAC Class A Ordinary Shares, for which approximately $11.8 million is paid out in cash to such redeeming GTAC shareholders (based on an assumed redemption price of approximately $11.08 per share based on funds held in the Trust Account as of March 31, 2024, $0.10 per share already deposited in the Trust Account in April 2024, and $0.10 per share assumed to be deposited in the Trust Account in July 2024), and the remaining 1,044,998 GTAC Class A Ordinary Shares previously subject to redemption for cash would be transferred to New Tyfon Ordinary Shares.

Scenario 3 assumes GTAC shareholders exercise their redemption rights with respect to all 2,089,996 redeemable GTAC Class A Ordinary Shares, for which approximately $23.6 million is paid out in cash to such redeeming GTAC shareholders (based on an assumed redemption price of approximately $11.08 per share based on funds held in the Trust Account as of March 31, 2024, $0.10 per share already deposited in the Trust Account in April 2024, and $0.10 per share assumed to be deposited in the Trust Account in July 2024).

(h)	Reflects the forfeiture of 10,500,000 private warrants at US$0.03 per warrant with reference to the public trading price at December 31, 2023. The remaining public warrants continues to be accounted for as liabilities because such warrants are not indexed to the New Tyfon’s shares in the manner contemplated by ASC Section 815-40-15, which are measured under fair value using the public trading price as a guide.

(i)	Reflects (i) recapitalization of Tyfon through issuance of GTAC shares and elimination of GTAC’s historical accumulated earnings; and (ii) the contribution of all the share capital in Tyfon to GTAC.

In Scenario 1, which assumes that no GTAC shareholders exercise their redemption rights, the total New Tyfon Ordinary Shares outstanding upon completion of the Business Combination would be 49,889,996, at the par value of $0.0001 per share, amounting to $4,989 in total.

In Scenario 2, which assumes that GTAC shareholders exercise their redemption rights with respect to 1,044,998 GTAC Class A Ordinary Shares, or 50% of the outstanding redeemable GTAC Class A Ordinary Shares, the total New Tyfon Ordinary Shares outstanding upon completion of the Business Combination would be 48,844,998, at the par value of $0.0001 per share, amounting to $4,884 in total.

In Scenario 3, which assumes that GTAC shareholders exercise their redemption rights with respect to all 2,089,996 redeemable GTAC Class A Ordinary Shares, the total New Tyfon Ordinary Shares outstanding upon completion of the Business Combination would be 47,800,000, at the par value of $0.0001 per share, amounting to $4,780 in total.

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Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2023 are as follows:

(a)	Reflects an adjustment for the transaction costs and the Promissory Note as if the Business Combination had been consummated on January 1, 2023. These transaction costs are not expected to recur beyond 12 months after the transaction.

(b)	Represents an adjustment to eliminate interest income related to the marketable securities held in the Trust Account.

(c)	Reflects the forfeiture of 10,500,000 private warrants at US$0.03 per warrant with reference to the public trading price at December 31, 2023.

4.	Net Income per Share

Represents the net income per share calculated using the historical weighted average New Tyfon Ordinary Shares outstanding, and the issuance of additional New Tyfon Ordinary Shares in connection with the Business Combination, assuming the New Tyfon Ordinary Shares were outstanding since January 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average New Tyfon Ordinary Shares outstanding for basic and diluted net loss per New Tyfon Ordinary Shares assumes that the New Tyfon Ordinary Shares issuable relating to the Business Combination have been outstanding for the entire period presented. When assuming maximum redemption, this calculation is adjusted to eliminate such shares for the entire period.

(in thousands of USD)	Assuming No Redemptions	Assuming 50% Redemptions	Assuming 100% Redemptions

Pro forma net income for the fiscal year ended December 31, 2023	17,410	17,410	13,400

Pro forma weighted average shares calculation - basic and diluted
GTAC Public Shares	2,089,996	1,044,998	-
GTAC Founder Shares	5,000,000	5,000,000	5,000,000
Merger Consideration to Tyfon shareholders	42,800,000	42,800,000	42,800,000
Pro forma weighted average New Tyfon Ordinary Shares outstanding - basic and diluted (note)	49,889,996	48,844,998	47,800,000
Pro forma net income for the fiscal year ended December 31, 2023 per New Tyfon Ordinary Share- basic and diluted	0.35	0.36	0.28

Note: Basic and diluted pro forma weighted average New Tyfon Ordinary Shares outstanding for the year ended December 31, 2023 exclude 10,000,000 public warrants of GTAC since they are anti-dilutive after considering the exercise price of $11.50 of each warrant to purchase one New Tyfon Ordinary Share and the Per Share Merger Consideration of $10.00.

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INFORMATION ABOUT GTAC AND THE MERGER SUB

Overview

GTAC is a blank check company incorporated on February 9, 2021 as a Cayman Islands exempted company limited by shares for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which GTAC refers to throughout this proxy statement/prospectus as its initial business combination. GTAC has neither engaged in any operations nor generated any revenue to date. Based on GTAC’s business activities, it is a “shell company” as defined under the Exchange Act because it has no operations and nominal assets consisting solely of cash and/or cash equivalents.

GTAC is not presently engaged in and GTAC will not engage in, any substantive commercial business until it completes the Business Combination with Tyfon or another target business.

GTAC’s principal executive offices are located 195 US Hwy 50, Suite 309, Zephyr Cove, Nevada 89488 and its phone number is (307) 203-7980.

Initial Public Offering

On October 25, 2021, GTAC consummated its IPO of 20,000,000 GTAC Units, including an additional issuance of 2,500,000 GTAC Units as a result of the underwriters’ partial exercise of their over-allotment option. Each GTAC Unit consists of one GTAC Class A Ordinary Share, and one-half of one redeemable warrant of GTAC, each whole warrant entitling the holder thereof to purchase one GTAC Class A Ordinary Share at an exercise price of $11.50 per share. The GTAC Units were sold at a price of $10.00 per unit, generating gross proceeds to GTAC of $200,000,000.

Simultaneously with the closing of the IPO, GTAC completed the private sale of an aggregate of 10,500,000 GTAC Private Placement Warrants to its Former Sponsor at a purchase price of $1.00 per GTAC Private Placement Warrant, generating gross proceeds to GTAC of $10,500,000.

The 5,031,250 GTAC Class B Ordinary Shares held by the Initial Shareholders (prior to the exercise of the over-allotment option) included 646,250 GTAC Class B Ordinary Shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full, so that the Initial Shareholders of GTAC would collectively own 20.0% of the issued and outstanding GTAC Ordinary Shares after the IPO. Since the underwriters did not exercise the over-allotment option in full, the Former Sponsor forfeited 31,250 GTAC Class B Ordinary Shares, which were canceled by GTAC. As a result of such forfeiture, there were 5,000,000 GTAC Class B Ordinary Shares issued and outstanding immediately following the IPO.

On the closing date of the IPO, a total of $204,000,000, comprised of the proceeds from the IPO (including the over-allotment GTAC Units) and a portion of the sale of the GTAC Private Placement Warrants, were placed in the Trust Account. On December 8, 2021, GTAC announced that holders of the 2,500,000 GTAC Units may elect to separately trade the GTAC Class A Ordinary Shares and GTAC Private Placement Warrants comprising the GTAC Units commencing December 17, 2021. Those GTAC Units not separated continue to trade on Nasdaq under the symbol “GTACU,” and each of the GTAC Class A Ordinary Shares and GTAC Private Placement Warrants that are separated will trade on Nasdaq under the symbols “GTAC” and “GTACW,” respectively.

Effecting GTAC’s Business Combination

Faire Market Value of Target Business

Nasdaq listing rules require that GTAC’s initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account) at the time of GTAC’s signing a definitive agreement in connection with its initial business combination. This is referred to as the 80% of net assets test.

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The GTAC Board has determined that the proposed Business Combination with Tyfon meets the 80% net assets test. Houlihan Capital, in its opinion (the “Opinion”), stated that, subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in the Opinion, Tyfon has a fair market value equal to at least eighty percent (80%) of the balance of funds in the Trust Account (excluding taxes payable).

Voting Obligations in Connection with the Extraordinary General Meeting

The Extraordinary General Meeting to which this proxy statement/prospectus relates is being held to solicit your approval of, among other things, the Business Combination, which would constitute the initial business combination of GTAC under the terms of the Existing Charter. Unlike many other blank check companies, Public Shareholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then Public Shareholders electing to exercise their redemption rights will not be entitled to receive such payments. Pursuant to the Sponsor Support Agreement, the Sponsor and the Initial Shareholders have agreed to vote their respective Founder Shares (together with any other equity securities of GTAC owned by them ) in favor of the Business Combination. For additional information, please see the section in this proxy statement/prospectus entitled “Certain Agreements Related to the Business Combination.”

As of the Record Date, the Sponsor, individually, and collectively with the Initial Shareholders, owned approximately 70.5% of the issued and outstanding GTAC Ordinary Shares (including 5,000,000 Founder Shares (inclusive of 1,300,000 Non-Redeemable GTAC Class A Shares)).

Redemption Rights for Public Shareholders upon Completion of the Business Combinations

GTAC is providing its Public Shareholders with the opportunity to redeem all or a portion of their GTAC Class A Ordinary Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to GTAC to pay its taxes, if any, divided by the number of then-outstanding Public Shares, upon the consummation of the Business Combination, subject to the limitations described herein.

For illustrative purposes, as of May 15, 2024, and due to the redemption of 17,910,004 Public Shares in connection with the 2023 Extension, the amount in the Trust Account was approximately $23.5 million, or approximately $11.23 per Public Share. The per-share amount GTAC will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions as the underwriters have waived their rights to be compensated without any consideration from GTAC.

The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of the Business Combination with respect to GTAC Warrants. Further, GTAC will not proceed with redeeming the Public Shares, even if a Public Shareholder has properly elected to redeem its shares,if the Business Combination does not close. Founder Shareholders and each member of GTAC’s management team have agreed to waive their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with the Business Combination and the Transactions. The Founder Shares will be excluded from the pro rata calculation used to determine the per share redemption price applicable to Public Shares that are redeemed.

For more information regarding redemption rights in connection with the Business Combination and the procedures to be followed if you wish to redeem your shares for cash in connection with the Business Combination, see the section in this proxy statement/prospectus entitled “Extraordinary General Meeting of GTAC—Redemption Rights.”

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Limitation on Redemptions

Unless the NTA Proposal is approved, the Current Charter provides that in no event will GTAC redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 either prior to or upon consummation of the initial business combination (so that GTAC does not then become subject to the SEC’s “penny stock” rules). In the event the aggregate cash consideration GTAC would be required to pay for all GTAC Class A Ordinary Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Business Combination exceed the aggregate amount of cash available to GTAC, it will not complete the Business Combination or redeem any shares, and all GTAC Class A Ordinary Shares submitted for redemption will be returned to the holders thereof.

If GTAC seeks shareholder approval of an initial business combination and it does not conduct redemptions in connection with an initial business combination pursuant to the tender offer rules, the Current Charter will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in the IPO (the “Excess Shares”) without its prior consent. GTAC believes this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force GTAC or its management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a Public Shareholder holding more than an aggregate of 15% of the shares sold in the IPO could threaten to exercise its redemption rights if such holder’s shares are not purchased by GTAC, the Sponsor or its management at a premium to the then-current market price or on other undesirable terms. By limiting its shareholders’ ability to redeem no more than 15% of the shares sold in the IPO without its prior consent, GTAC believes it will limit the ability of a small group of shareholders to unreasonably attempt to block its ability to complete an initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that GTAC has a minimum net worth or a certain amount of cash.

However, GTAC would not be restricting its shareholders’ ability to vote all of their shares (including Excess Shares) for or against GTAC’s initial business combination.

Redemption of GTAC Class A Ordinary Shares and Liquidation if No Initial Business Combination

The Current Charter provides that GTAC will have only until the SPAC Termination Date to consummate an initial business combination. If GTAC has not consummated an initial business combination by the SPAC Termination Date, GTAC will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to GTAC to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of GTAC’s remaining shareholders and the GTAC Board, liquidate and dissolve, subject in each case to GTAC’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to GTAC Warrants, which will expire worthless if GTAC fails to consummate an initial business combination by the SPAC Termination Date. The Current Charter provides that, if GTAC winds up for any other reason prior to the consummation of its initial business combination, it will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Founder Shareholders and each member of GTAC’s management team have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (inclusive of the Non-Redeemable GTAC Class A Shares) held by them if GTAC fails to consummate an initial business combination by the SPAC Termination Date although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares (exclusive of the Non-Redeemable GTAC Class A Shares), they hold if GTAC fails to complete its initial business combination within the prescribed time frame.

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Founder Shareholders and each member of GTAC’s management team have agreed that they will not propose any amendment to the Current Charter (A) that would modify the substance or timing of GTAC’s obligation to provide holders of GTAC Class A Ordinary Shares the right to have their shares redeemed in connection with its initial business combination or to redeem 100% of the Public Shares if it does not complete its initial business combination by the SPAC Termination Date or (B) with respect to any other provision relating to the rights of holders of GTAC Class A Ordinary Shares, unless GTAC provides its Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to GTAC to pay its income taxes, if any, divided by the number of the then-outstanding Public Shares. However, unless the NTA Proposal is approved, GTAC may not redeem its Public Shares in an amount that would cause its net tangible assets, to be less than $5,000,001 either prior to or upon consummation of an initial business combination (so that GTAC does not then become subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of Public Shares such that GTAC cannot satisfy the net tangible asset requirement and the NTA Proposal is not approved, GTAC would not proceed with the amendment or the related redemption of the Public Shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by the Sponsor, any executive officer or director, or any other person.

GTAC expects that all costs and expenses associated with implementing its plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining held outside the Trust Account plus up to $100,000 of funds from the Trust Account available to GTAC to pay dissolution expenses, although GTAC cannot assure you that there will be sufficient funds for such purpose.

As of May 15, 2024, and due to the redemption of 17,910,004 Public Shares in connection with the 2023 Extension, the per-share redemption amount received by shareholders upon GTAC’s dissolution would be approximately $11.23 per Public Share. The proceeds deposited in the Trust Account could, however, become subject to the claims of GTAC’s creditors which would have higher priority than the claims of Public Shareholders. GTAC cannot assure you that the actual per-share redemption amount received by shareholders will not be less than $11.23. While GTAC intends to pay such amounts, if any, it cannot assure you that it will have funds sufficient to pay or provide for all creditors’ claims.

Although GTAC will seek to have all vendors, service providers, prospective target businesses and other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including, but not limited, to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against GTAC’s assets, including the funds held in the Trust Account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, GTAC’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to GTAC than any alternative. Examples of possible instances where GTAC may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Marcum has not executed an agreement with GTAC waiving such claims to the monies held in the Trust Account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with GTAC and will not seek recourse against the Trust Account for any reason. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to GTAC if and to the extent any claims by a third-party for services rendered or products sold to GTAC (other than GTAC’s independent registered public accounting firm), or a prospective target business with which GTAC has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.20 per Public Share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay GTAC’s tax obligations, provided that such liability will not apply to any claims by a third-party or prospective target business that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under GTAC’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third-party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. However, GTAC has not asked the Sponsor to reserve for such indemnification obligations, nor has GTAC independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and GTAC believes that the Sponsor’s only assets are securities of GTAC. Therefore, GTAC cannot assure you that the Sponsor would be able to satisfy those obligations. None of GTAC’s officers or directors will indemnify GTAC for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.20 per Public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay GTAC’s income tax obligations, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, GTAC’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While GTAC currently expects that its independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to GTAC, it is possible that GTAC’s independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, GTAC cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.20 per Public Share.

GTAC seeks to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which GTAC does business execute agreements with waive any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Sponsor will also not be liable as to any claims under GTAC’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. As of December 31, 2023, GTAC had access to $14,000 with which to pay any such potential claims (including costs and expenses incurred in connection liquidation, currently estimated to be no more than approximately $100,000), before drawing down $209,000 on the 2024 Note, and spending on working capital through the date of this filing. In the event that GTAC liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from the Trust Account could be liable for claims made by creditors, however such liability will not be greater than the amount of funds from the Trust Account received by any such shareholder.

If GTAC files a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against GTAC that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy or winding-up law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the Trust Account, GTAC cannot assure you it will be able to return $10.20 per Public Share to the Public Shareholders. Additionally, if GTAC files a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against GTAC that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by GTAC shareholders. Furthermore, the GTAC Board may be viewed as having breached its fiduciary duty to GTAC’s creditors and/or may have acted in bad faith, and thereby exposing itself and GTAC to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. GTAC cannot assure you that claims will not be brought against GTAC for these reasons.

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The Public Shareholders will be entitled to receive funds from the Trust Account only (i) in the event of the redemption of the Public Shares if GTAC does not complete an initial business combination by the SPAC Termination Date, (ii) in connection with a shareholder vote to amend the Current Charter (A) to modify the substance or timing of its obligation to provide holders of GTAC Class A Ordinary Shares the right to have their shares redeemed in connection with its initial business combination or to redeem 100% of the Public Shares if GTAC does not complete an initial business combination by the SPAC Termination Date or (B) with respect to any other provision relating to the rights of holders of GTAC Class A Ordinary Shares, or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public Shareholders who redeem their GTAC Class A Ordinary Shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial business combination or liquidation if GTAC has not consummated an initial business combination by the SPAC Termination Date, with respect to such GTAC Class A Ordinary Shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the Trust Account. In the event GTAC seeks shareholder approval in connection with its initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to GTAC for an applicable pro rata share of the Trust Account. Such shareholder must have also exercised its redemption rights described above. These provisions of the Current Charter, like all provisions of the Current Charter, may be amended with a shareholder vote.

Permitted Purchases and Other Transactions with Respect to GTAC Securities

If GTAC seeks shareholder approval of its initial business combination and it does not conduct redemptions in connection with its initial business combination pursuant to the tender offer rules, the Sponsor, directors, executive officers, advisors or their affiliates may purchase Public Shares or GTAC Warrants in privately negotiated transactions or in the open market either prior to or following the completion of its initial business combination. Additionally, at any time at or prior to GTAC’s initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire Public Shares, vote their Public Shares in favor of the initial business combination or not redeem their Public Shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Public Shares or GTAC Warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that the Sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against GTAC’s initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against its initial business combination. GTAC does not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

The purpose of any such transaction could be to (i) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of GTAC Public Warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with its initial business combination or (iii) satisfy a closing condition in an agreement with a target that requires GTAC to have a minimum net worth or a certain amount of cash at the closing of its initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of GTAC securities may result in the completion of its initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of GTAC Class A Ordinary Shares or GTAC Public Warrants may be reduced and the number of beneficial holders of GTAC securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of GTAC securities on a national securities exchange.

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The Sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom the Sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the shareholders contacting GTAC directly or by its receipt of redemption requests submitted by shareholders (in the case of GTAC Class A Ordinary Shares) following its mailing of tender offer or proxy materials in connection with its initial business combination. To the extent that the Sponsor, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against GTAC’s initial business combination, whether or not such shareholder has already submitted a proxy with respect to its initial business combination but only if such shares have not already been voted at the general meeting related to its initial business combination. The Sponsor, executive officers, directors, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

The Sponsor, officers, directors and/or their affiliates are restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. GTAC expects any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Number and Terms of Office of Officers and Directors

The following table compares the redemptions and other permitted purchases of Public Shares that may take place in connection with the completion of GTAC’s initial business combination and if it has not completed an initial business combination by the SPAC Termination Date:

	Redemptions in connection with the Initial Business Combination	Other Permitted Purchases of Public Shares by GTAC Affiliates	Redemption if GTAC Fails to Complete an Initial Business Combination
Impact to remaining GTAC shareholders	The redemptions in connection with GTAC’s initial business combination will reduce the book value per share for its remaining shareholders, who will bear the burden of the taxes payable.	If the permitted purchases described above are made, there would be no impact to GTAC’s remaining shareholders because the purchase price would not be paid by GTAC.	The redemption of the Public Shares if GTAC fail to complete its initial business combination will reduce the book value per share for the shares held by the Sponsor, who will be GTAC’s only remaining shareholder after such redemptions.

Employees

GTAC currently has two executive officers. Members of GTAC’s management team are not obligated to devote any specific number of hours to GTAC’s matters but they are devoting as much of their time as they deem necessary to GTAC’s affairs until it has completed its initial business combination. The amount of time that any such person devotes in any time period to GTAC will vary based on whether a target business has been selected for its initial business combination and the current stage of the business combination process.

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Directors and Executive Officers

As of the date of this proxy statement/prospectus are as follows:

Name	Age	Title
Thomas Hennessy	39	Chairman and Chief Executive Officer

Nicholas Geeza	39	Chief Financial Officer

M. Joseph Beck	38	Director

Gloria Fu	53	Director

Garth Mitchell	38	Director

Courtney Robinson	39	Director

Javier Saade	52	Director

The experience of GTAC’s directors and executive officers is as follows:

Thomas D. Hennessy, age 39, has served as a Managing Partner of Growth Strategies of Hennessy Capital Group LLC, an alternative investment firm founded in 2013 that focuses on investing in industrial, infrastructure, real estate and sustainable technologies. Since August 2023, Mr. Hennessy has served as Chief Executive Officer and as a director of Compass Digital Acquisition Corp (Nasdaq: CDAQ), a special purpose acquisition company. Since July 2023, Mr. Hennessy has served as a director of TortoiseEcofin Acquisition Corporation III, a special purpose acquisition company, which in August 2023 entered and announced a definitive business combination agreement with One Energy Enterprises Inc., a vertically integrated industrial power solutions company, and the largest installer of on-site, behind-the-meter, megawatt-scale, wind energy in the United States. Since March 2023, Mr. Hennessy has served as Chairman and Chief Executive Officer of two, a special purpose acquisition company, which in March 2024 closed a business combination agreement with LatAm Logistic Properties S.A. (NYSE: LPA), a leading developer, owner, and manager of institutional quality, class A industrial and logistics real estate in Central and South America. Mr. Hennessy has previously served as a director of Jaguar Global Growth Corporation I, a special purpose acquisition company, which in October 2023 closed a business combination with Captivision Inc. (Nasdaq: CAPT), a leading designer and manufacturer of architectural media display glass. Mr. Hennessy has previously served as a director of 7GC & Co. Holdings Inc. (“7GC”), a special purpose company, which in December 2023 closed a business combination with Banzai International, Inc. (Nasdaq: BNZI), a leading marketing technology company that provides data-driven marketing and sales solutions. Previously, Mr. Hennessy served as Chairman, Co-Chief Executive Officer, and President of PropTech Acquisition Corporation (“PTAC”) which effected a business combination with Porch Group Inc. (Nasdaq: PRCH) in 2020 and subsequently served as an independent director of Porch Group Inc. Mr. Hennessy previously served as a Portfolio Manager of Abu Dhabi Investment Authority (ADIA) and prior to that as an Investment Associate for Sam Zell’s Equity International. Mr. Hennessy started his career in the Investment Bank at Credit Suisse. Mr. Hennessy holds a B.A. degree from Georgetown University and an MBA from the University of Chicago Booth School of Business. Mr. Hennessy is qualified to serve as a director of GTAC due to his extensive experience with special purpose acquisition companies and his expertise in mergers and acquisitions.

Nicholas Geeza, age 39, has served as Head of Business Development of Hennessy Capital Growth Strategies, an alternative investment company, since April 2023 and as Chief Financial Officer of two (NYSE: TWOA), a special purpose acquisition company, since May 2023. Mr. Geeza previously served as Enterprise Sales Director for Capital Preferences, Ltd., a wealth technology platform focused on using behavioral economics to reveal client preferences and drive increased assets under management for global enterprise financial institutions, since March 2022. From November 2007 to March 2022, Mr. Geeza served as Senior Vice President in the Derivative Products Group at U.S Bank National Association, where he was responsible for developing and servicing client relationships in the National Corporate Banking Technology, Automotive and Insurance divisions. During his tenure, Mr. Geeza assisted in the development and successful implementation of a dynamic hedging platform, advised on compliance with U.S. GAAP accounting requirements, and negotiated International Swaps and Derivatives Association, Dodd-Frank, and collateral management documentation. Prior to U.S. Bank, Mr. Geeza worked at JP Morgan Chase & Co. in New York. Mr. Geeza graduated Cum Laude with a B.S. from Georgetown University and earned an MBA from the University of Chicago Booth School of Business.

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M. Joseph Beck, age 38, has served as a director of two, a special purpose acquisition company since March 2023. Mr. Beck has served as director of Jaguar Global Growth Corporation I, a special purpose acquisition company targeting business operating primarily outside of the United States in the PropTech sector, since February 2021. From December 2020 to December 2023, he has served as a director of 7GC which closed a business combination with Banzai International, Inc. (Nasdaq: BNZI), a leading marketing technology company that provides data-driven marketing and sales solutions, in December 2023. From December 2020 to November 2022, he served as Co-Chief Executive Officer, Chief Financial Officer and director of PropTech Investment Corporation II (“PTIC”). From November 2019 to December 2020, he served as Co-Chief Executive Officer, Chief Financial Officer and director of PTAC. Mr. Beck has served as a Managing Partner of Growth Strategies of Hennessy Capital Group LLC since July 2019. From August 2012 to July 2019, Mr. Beck served as a Senior Investment Manager of ADIA. From July 2008 to August 2012, Mr. Beck served as an analyst in the Investment Banking Division of Goldman, Sachs & Co. Mr. Beck holds a B.A. degree from Yale University. Mr. Beck is qualified to serve as a director of GTAC due to his extensive experience with special purpose acquisition companies and his expertise in finance.

Gloria Fu, age 53, served as a member of the board of directors, chairperson of the audit committee and a member of the compensation committee and the nominating and corporate governance committee of two, a special purpose acquisition company, which in March 2024 closed a business combination agreement with LatAm Logistic Properties S.A. (NYSE: LPA), since April 2023. Ms. Fu also served on the board of directors and as chair of the audit committee for Appreciate Holdings, Inc. (Nasdaq: SFR) from February 2024 until the completion of its sale to GA Technologies in March 2024. Ms. Fu previously served as an independent director and as a member of the audit and compensation committees of PropTech Investment Corporation II, a special purpose acquisition company, from December 2020. PropTech Investment Corporation II completed its business combination with SFR in November 2022. Ms. Fu is the Chair Emeritus for the operating board the International Luxury Hotel Association (“ILHA”), a leading trade association for luxury hospitality executives. She previously served as the East Coast Chapter chair for the ILHA. Ms. Fu is also on the board of directors and is a member of the audit and development committees for Visions, a New York based non-profit sponsoring programs for the blind. Ms. Fu brings over 20 years of investment management expertise, most recently at JPMorgan Asset Management, Inc., where she served as a Managing Director and portfolio manager from February 2004 to April 2019. Ms. Fu’s broad base of expertise includes strategy, financial analysis, and shareholder-related issues. Ms. Fu is also a subject matter expert in corporate governance issues. Ms. Fu was a founding member of JPMorgan Asset Management’s Proxy Committee for which she provided leadership and guidance on a broad range of topics including proxy contests, Say-on-Pay, and environmental, social and governance matters. From March 2002 to February 2004, Ms. Fu was a Vice President at JPMorgan Securities and a sell-side equity research analyst focused on the gaming and lodging industries. Ms. Fu is a Chartered Financial Analyst and holds a Bachelor of Sciences in Hotel Administration and Masters in Hospitality Administration from Cornell University. Ms. Fu is qualified to serve as a director of GTAC due to her investment advisory and real estate expertise, particularly omnichannel retail and lodging.

Garth Mitchell, age 38, has served as interim Chief Financial Officer at Bowery Farming, and an advisor and consultant to technology companies. Mr. Mitchell was previously the Chief Financial Officer and Treasurer of Latch, Inc. from August 2019 to March 2022. Prior to joining Latch, Mr. Mitchell was a Senior Investment Analyst at Lucus Advisors from 2015 to 2019 focused on technology, media and telecom investments, the Director of Strategy and Business Development at Assembled Brands from 2014 to 2015, and a lead software and internet investment analyst at Millennium Partners from 2011 to 2014. Garth began his career in investment banking at Lazard. Mr. Mitchell holds a Bachelor of Arts in Economics from Morehouse College. Mr. Mitchell is qualified to serve as a director of GTAC due to his experience as a public company chief financial officer and expertise in capital markets and public company accounting.

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Courtney Robinson, age 39, has served as a Founding Partner of Advance Venture Partners LLC, a growth stage venture capital firm, since October 2024, where she is responsible for the firm’s consumer investment practice. Ms. Robinson led the firm’s investments in Bellhops, a technology-enabled moving service; Brandable, a portfolio of consumer packaged goods brands; Curology, a personalized skincare provider; Openly, a next generation provider of home insurance; Modsy, an interior design marketplace; Rent the Runway, a subscription clothing business; and Sawyer, an education marketplace. She also served as a director of 7GC, a special purpose acquisition company that closed an initial business combination with Banzai International, Inc. (Nasdaq: BNZI), a leading marketing technology company that provides data-driven marketing and sales solutions, from December 2020 to November 2023 and PTAC, a special purpose acquisition company that closed an initial business combination with Porch.com, from November 2019 to December 2020. From December 2020 to November 2022, she served as a director of PTIC, a special purpose acquisition company that closed an initial business combination with RW National Holdings, LLC (d/b/a Appreciate), the parent holding company of Renters Warehouse, in November 2022. Between December 2011 and October 2014, Ms. Robinson was a Founding Principal at American Express Ventures, the investment arm of American Express (NYSE: AXP), and before that, served as Director of Business Development at Plum District, a local commerce marketplace, between February 2011 and December 2011. She began her career as a technology-focused investment banker at GCA Savvian Advisors LLC in 2006. Ms. Robinson holds a B.A. from Columbia University. Ms. Robinson is well qualified to serve as a director of GTAC due to her extensive investment and advisory experience.

Javier Saade, age 52, has served as a Venture Partner at Fenway Summer Ventures, a venture capital firm, since 2016, Founder and Managing Partner of Impact Master Holdings since 2019, and Operating Partner at Presidio Investors, a private equity firm, since 2022. He also serves as Chairman of the Board of Directors of GP Funding, Inc., a private-equity backed financial services firm, since 2019. He served on the Board of Directors of SVF Investment Corp. (Nasdaq: SVFA) from January 2021 to March 2023 and on the Board of Directors of Porch Group (Nasdaq: PRCH) from December 2020 to March 2022. He also previously served on the Boards of Trustees of The Nature Conservancy, Pan American Development Foundation and Foundation for Puerto Rico and held seats on the Global Advisory Board of DocuSign, Inc. (Nasdaq: DOCU), Corporate Responsibility Board of Univision and Board of Advisors of Harvard’s Rock Center for Entrepreneurship. Previously, Mr. Saade was appointed by President Obama as Associate Administrator of the U.S. Small Business Administration and was its Chief of Investment and Innovation from 2013 to 2015. He also served on the Advisory Committee for Small and Emerging Companies at the SEC and on multiple White House councils working on economic policy. Prior to public service, he spent about 20 years in investing, operating and advisory roles at organizations that include McKinsey & Company, Booz Allen & Hamilton (NYSE: BAH), Bridgewater Associates, Abbott Laboratories (NYSE: ABT), GEM Group and Air America Media, a company he co-founded. He holds a B.S. in Industrial Management from Purdue University, an M.S. in Operations & Technology from the Illinois Institute of Technology and an M.B.A. from Harvard Business School, where he is currently an executive fellow. Mr. Saade is well qualified to serve as a director of GTAC due to his extensive operating, entrepreneurial, strategy and governance experience with public and private companies, capital allocation and principal investing.

Corporate Governance

Number and Terms of Office of Officers and Directors

Pursuant to the Current Charter, prior to the consummation of an initial business combination, only holders of GTAC Class B Ordinary Shares have the right to appoint or remove, for any reason, a member of the GTAC Board, and holders of GTAC Class A Ordinary Shares do not have the right to vote on the appointment or removal of members of the GTAC Board during such time.

The GTAC Board consists of six members and, in accordance with the Current Charter, is divided into three classes, with only one class of directors being appointed in each year, and with each class (except for those directors appointed prior to GTAC’s first annual general meeting) serving a three-year term. At each annual general meeting of the shareholders of GTAC, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. In connection with the SPAC Acquisition, the holders of a majority of GTAC Class B Ordinary Shares appointed Mr. Saade and Mr. Mitchell as GTAC’s first class of directors, Ms. Fu and Ms. Robinson to its second class of directors and Mr. Hennessy and Mr. Beck as its third class of directors, effective as of April 19, 2024. The term of office of the first, second and third classes of directors will expire at GTAC’s first, second and third annual general meeting, respectively.

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GTAC’s officers are appointed by the GTAC Board and serve at the discretion of the GTAC Board, rather than for specific terms of office. The GTAC Board is authorized to appoint persons to the offices set forth in the Current Charter as it deems appropriate. The Current Charter provide that GTAC’s officers may consist of one or more chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the GTAC Board.

Committees of the GTAC Board

The GTAC Board has three standing committees: an audit committee, a nominating committee and a compensation committee, each composed of independent directors. Under Nasdaq listing rules and Rule 10A-3 of the Exchange Act, a company listing in connection with its initial public offering is permitted to phase in its compliance with independence requirements. GTAC does not rely on any phase-in schedules.

Audit Committee

GTAC has established an audit committee of the board of directors. Ms. Fu, Mr. Mitchell and Mr. Saade serve as members of the audit committee. The GTAC Board has determined that each of them are independent under the Nasdaq listing standards and applicable SEC rules. Ms. Fu serves as the chair of the audit committee. Under the Nasdaq listing standards and applicable SEC rules, all the directors on the audit committee must be independent. Each member of the audit committee is financially literate and the GTAC Board has determined that Mr. Mitchell and Mr. Saade each qualify as an “audit committee financial expert” as defined in applicable SEC rules.

The audit committee is responsible for:

●	meeting with GTAC’s independent registered public accounting firm regarding, among other issues, audits, and adequacy of its accounting and control systems;

●	monitoring the independence of the independent registered public accounting firm;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	inquiring and discussing with management GTAC’s compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by GTAC’s independent registered public accounting firm, including the fees and terms of the services to be performed;

●	appointing or replacing the independent registered public accounting firm;

●	determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by GTAC regarding accounting, internal accounting controls or reports which raise material issues regarding its financial statements or accounting policies;

●	monitoring compliance on a quarterly basis with the terms of the IPO and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of the IPO; and

●	reviewing and approving all payments made to GTAC’s existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of the audit committee will be reviewed and approved by the GTAC Board, with the interested director or directors abstaining from such review and approval.

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Nominating and Corporate Governance Committee

GTAC has established a nominating and corporate governance committee of GTAC’s board of directors. The members of the nominating committee are Mr. Saade, Mr. Beck and Ms. Robinson. Mr. Saade serves as chair of the nominating and corporate governance committee. Under the Nasdaq listing standards, a nominating committee must be composed entirely of independent directors. The GTAC Board has determined that each of Mr. Saade, Mr. Beck and Ms. Robinson are independent.

The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on the GTAC Board. The nominating and corporate governance committee considers persons identified by its members, management, shareholders, investment bankers and others.

Compensation Committee

GTAC has established a compensation committee of the board of directors. The members of its compensation committee are Ms. Robinson, Ms. Fu and Mr. Mitchell. Ms. Robinson serves as chair of the compensation committee.

Under the Nasdaq listing standards, GTAC is required to have a compensation committee composed entirely of independent directors. The GTAC Board has determined that each of Ms. Robinson, Ms. Fu and Mr. Mitchell are independent. GTAC has adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of GTAC’s other Section 16 executive officers;

●	reviewing GTAC’s executive compensation policies and plans;

●	implementing and administering GTAC’s incentive compensation equity-based remuneration plans;

●	assisting management in complying with GTAC’s proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for GTAC’s executive officers and employees;

●	producing a report on executive compensation to be included in GTAC’s annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

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Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in a charter adopted by GTAC, generally provides that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating and corporate governance committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Conduct

GTAC has adopted a Code of Conduct applicable to its directors, officers and employees, which is filed as an exhibit to this proxy statement/prospectus and posted on GTAC’s website, www.globaltechnologyacquisitioncorp.com, along with its audit, compensation, and nominating and corporate governance committee charters. GTAC intends to disclose any amendments to or waivers of certain provisions of GTAC’s Code of Conduct in a Current Report on Form 8-K.

Clawback Policy

GTAC has adopted a written compensation recovery policy in accordance with applicable Nasdaq rules, which is filed as an exhibit to this proxy statement/prospectus. The policy provides that GTAC will seek to recover any incentive-based compensation erroneously awarded to any current or former executive officer due to the material noncompliance with any financial reporting requirement under the securities laws during the three completed fiscal years immediately preceding the date GTAC determines that an accounting restatement is required.

Executive Compensation

The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on GTAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. GTAC’s independent directors review on a quarterly basis all payments that were made to the Sponsor, officers, directors or GTAC’s or their affiliates.

Prior to the SPAC Acquisition, Mr. Baranski received compensation of approximately $100,000 on an annualized basis for his services as Chief Financial Officer and Secretary of the Company. See the section in this proxy statement/prospectus titled “Certain Relationships and Related Person Transactions.” GTAC ceased making these payments following the SPAC Acquisition.

After the completion of the initial business combination, directors or members of GTAC’s management team who remain with GTAC may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to GTAC’s shareholders in connection with a proposed Business Combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive and director compensation. Any compensation to be paid to GTAC’s officers will be determined by its compensation committee.

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GTAC does not intend to take any action to ensure that members of its management team maintain their positions with GTAC after the consummation of an initial business combination, although it is possible that some or all of GTAC’s executive officers and directors may negotiate employment or consulting arrangements to remain with GTAC after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with GTAC may influence its management’s motivation in identifying or selecting a target business but GTAC does not believe that the ability of its management to remain with GTAC after the consummation of an initial business combination will be a determining factor in GTAC’s decision to proceed with any potential business combination. GTAC is not party to any agreements with its executive officers and directors that provide for benefits upon termination of employment.

Other than the Administrative Services Agreement, notwithstanding the foregoing, as indicated above, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of GTAC’s existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of the Business Combination.

Properties

GTAC’s executive offices are located at 195 US Hwy 50, Suite 309, Zephyr Cove, Nevada 89488 and its telephone number is (307) 203-7980. GTAC pays a total of $10,000 per month to an affiliate of the Sponsor for office space, administrative and support services. GTAC consider its current office space adequate for its current operations.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against GTAC or any members of its management team in their capacity as such.

Merger Sub

GTAC Merger Sub is a Cayman Islands exempted company limited by shares and a direct, wholly-owned subsidiary of GTAC. GTAC Merger Sub does not own any material assets or operate any business and was formed solely for the purpose of participating in the Business Combination.

Competition

In identifying, evaluating and selecting a target business for an initial business combination, GTAC encountered intense competition from other entities having a similar business objective, including other blank check companies, private equity groups and leveraged buyout funds, public companies, operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than GTAC. GTAC’s ability to acquire larger target businesses is limited by its available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, GTAC’s obligation to pay cash in connection with the Public Shareholders who exercise their redemption rights may reduce the resources available to GTAC for the Business Combination.

Periodic Reporting and Financial Information

GTAC has registered the GTAC Units, GTAC Class A Ordinary Shares and GTAC Public Warrants under the Exchange Act and have reporting obligations, including the requirement that it file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, GTAC’s annual reports will contain financial statements audited and reported on by its independent registered public accountants.

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GTAC will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation or tender offer materials, as applicable, sent to shareholders. These financial statements may be required to be prepared in accordance with, or reconciled to, accounting principles generally accepted in the United States of America (“GAAP”), or International Financial Reporting Standards (“IFRS”), depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses GTAC may acquire because some targets may be unable to provide such statements in time for GTAC to disclose such statements in accordance with federal proxy rules and complete its initial business combination within the prescribed time frame. GTAC cannot assure you that any particular target business identified by GTAC as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, GTAC may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, GTAC does not believe that this limitation will be material.

GTAC is required to evaluate its internal control procedures for specific periods as required by the Sarbanes-Oxley Act. Only in the event GTAC is deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will it not be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

GTAC has filed a Registration Statement on Form 8-A with the SEC to voluntarily register its securities under Section 12 of the Exchange Act. As a result, GTAC is subject to the rules and regulations promulgated under the Exchange Act. GTAC has no current intention of filing a Form 15 to suspend its reporting or other obligations under the Exchange Act prior or subsequent to the consummation of its initial business combination.

GTAC is a Cayman Islands exempted company limited by shares. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act. As an exempted company, GTAC has applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (Revised) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to GTAC or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of GTAC’s shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by GTAC to its shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of GTAC.

GTAC is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, GTAC is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in GTAC’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find GTAC’s securities less attractive as a result, there may be a less active trading market for its securities and the prices of its securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. GTAC intends to take advantage of the benefits of this extended transition period.

GTAC will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which GTAC has total annual gross revenue of at least $1.235 billion, or (c) in which GTAC is deemed to be a large accelerated filer, which means the market value of GTAC Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which GTAC has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, GTAC is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. GTAC will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of GTAC Ordinary Shares held by non-affiliates exceeds $250 million as of the prior June 30, and (2) its annual revenues exceeded $100 million during such completed fiscal year or the market value of GTAC Ordinary Shares held by non-affiliates exceeds $700 million as of the prior June 30th. GTAC expects to cease taking advantage of certain of the reduced disclosure obligations as a smaller reporting company in connection with its transition to foreign private issuer status.

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GTAC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of GTAC’s financial condition and results of operations should be read in conjunction with financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this proxy statement/prospectus including, without limitation, statements in this “GTAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding GTAC’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect GTAC management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to sections of this proxy statement/prospectus entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” GTAC’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, GTAC disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Overview

GTAC is a blank check company incorporated on February 9, 2021 as a Cayman Islands exempted company limited by shares for the purpose of effecting a business combination. GTAC is an emerging growth company and, as such, GTAC is subject to all of the risks associated with emerging growth companies. GTAC intends to effectuate its initial business combination using cash from the proceeds of the IPO, net of shareholder redemptions, and the sale of the GTAC Private Placement Warrants, its shares, debt or a combination of cash, equity and debt.

As indicated in the accompanying financial statements of GTAC, as of March 31, 2024 GTAC had approximately $94,000 of cash and cash equivalents and approximately $529,000 of negative working capital. Further, GTAC expects to incur significant costs in the pursuit of its initial business combination. GTAC cannot assure you that its plans to complete its initial business combination will be successful.

Recent Developments

Business Combination

On May 14, 2024, GTAC entered into the Merger Agreement with Tyfon and GTAC Merger Sub. Tyfon is headquartered in Suzhou, China and operates a leading art marketplace, with an offline to online business model that combines the benefits of in-person art experiences and exhibitions with an innovative online marketplace.

Pursuant to the Merger Agreement, the parties thereto will enter into the Business Combination pursuant to which, among other things, Merger Sub will merge with and into Tyfon, with Tyfon as continuing as the surviving company of the Merger and a wholly-owned subsidiary of GTAC. At the Closing, GTAC will change its name to Tyfon Culture Inc., and the New Tyfon Ordinary Shares are expected to list on the Nasdaq Capital Market under the ticker symbol “TFCI.” The aggregate consideration to be paid to existing Tyfon shareholders in the Merger is the sum of (i) $428.0 million plus (ii) fifty percent (50%) of Shared Excess Purchaser Transaction Expenses. The consideration will be paid entirely in newly issued GTAC Class A Ordinary Shares, at a price of $10.00 per GTAC Class A Ordinary Share.

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The Transactions are expected to be consummated subject to the terms and conditions set forth in the Merger Agreement, including, among others: (i) no law, rule, regulation or order of a governmental authority then being in effect prohibiting the consummation of the Transactions; (ii) no legal action brought by a third party to enjoin or otherwise restrict the consummation of the Transactions, (iii) the proxy statement/prospectus have been declared effective by the SEC, (iv) the receipt of the Purchaser Shareholders’ Approval (as defined in the Merger Agreement), (v) approval by the requisite shareholders of Tyfon of the Transactions, (vi) China Securities Regulatory Commission (“CSRC”) filing procedures having been accepted by the CSRC and published on its website, (vii) the listing application with Nasdaq in connection with the Transactions having been conditionally approved and the GTAC Class A Ordinary Shares will remain listed for trading on Nasdaq, and (viii) other customary closing conditions related to the parties’ respective representations, warranties and pre-Closing covenants set forth in the Merger Agreement. The consummation of the Business Combination is not subject to any minimum cash condition.

On May 15, 2024, GTAC filed a Form 8-K with the SEC to report the Merger Agreement and other legal agreements relating to the Business Combination.

For more information about the proposed Business Combination and the Merger Agreement, see the sections of this proxy statement/prospectus entitled “The Business Combination” and “The Merger Agreement.”

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, GTAC and the Sponsor entered into the sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor agreed to (i) vote all GTAC Ordinary Shares held by it in favor of the Transaction Proposals (as defined in the Merger Agreement) at the Extraordinary General Meeting in connection with the Transactions, (ii) not redeem any of its GTAC Class A Ordinary Shares, (iii) forfeit at, and subject to, the Closing all of its existing GTAC Private Placement Warrants effective as of immediately prior to the Closing, (iv) waive the anti-dilution rights with respect to the GTAC Class B Ordinary Shares set forth in the Company’s organizational documents in connection with the consummation of the Transactions and (v) to enter into a “lock-up” agreement with Tyfon prohibiting transfers of the Sponsor’s equity interest in Tyfon for 180 days after the Transactions are consummated, subject to certain customary permitted transfer exceptions. Tyfon is a third-party beneficiary of the Sponsor Support Agreement, and the Sponsor and Tyfon cannot amend the Sponsor Support Agreement without the written consent of Tyfon.

Sale of Former Sponsor Shares to Sponsor

Subsequent to March 31, 2024, on April 19, 2024, GTAC, the Former Sponsor and the Sponsor entered into a securities purchase agreement (the “Purchase Agreement”) on terms substantially consistent with the Term Sheet executed on April 10, 2024 and, on April 19, 2024, consummated the transactions contemplated thereby. Pursuant to the Purchase Agreement, at the closing, among other things: (i) the Sponsor acquired 3,500,000 of the 3,700,000 GTAC Class B ordinary shares and 7,350,000 of the 10,500,000 GTAC Private Placement Warrants from the Former Sponsor; (ii) the Sponsor to cause GTAC to pay $250,000 in cash consideration upon closing of GTAC’s initial business combination at the Former Sponsor’s direction to entities or accounts as directed by the Former Sponsor; (iii) the Sponsor entered into a joinder to the GTAC’s existing Registration Rights Agreement dated October 20, 2021; (iv) the Former Sponsor assigned the existing Administrative Services Agreement dated October 20, 2021 with GTAC to the Sponsor; (v) all of the directors and officers of GTAC resigned, and each of the New Directors and officers designated by the Sponsor was appointed as directors and officers, respectively, of GTAC; (vi) as further described below, GTAC, the Sponsor and GTAC’s former officers and directors party to the existing Letter Agreement dated October 20, 2021 (the “Letter Agreement” and such former officers and directors, together with Sponsor, the “Insiders”) entered into an amendment (the “Amendment”) to the Letter Agreement; (vii) the 2023 Note was terminated; and (viii) the Sponsor acquired a new D&O insurance policy, which includes coverage for full prior acts.

Following the closing, the Former Sponsor retained (i) 3,150,000 GTAC Private Placement Warrants (the “Retained PP Warrants”), (ii) 1,300,000 non-redeemable GTAC Class A ordinary shares and (iii) and 164,000 Class B Ordinary Shares (together with the retained Class A Shares, the “Sponsored Retained Shares”), following the substantially concurrent transfer by certain of the former independent directors of GTAC (the “Pre-Closing Independent Directors”) of 84,000 GTAC Class B Ordinary Shares to the Former Sponsor. Following such transfers by the Pre-Closing Independent Directors to the Former Sponsor, the Pre-Closing Independent Directors retained an aggregate of 36,000 GTAC Class B Ordinary Shares (the “Director Retained Shares”).

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The Retained PP Warrants and 250,000 of the Sponsor Retained Shares are subject to any changes, concessions, amendments, forfeitures, restrictions or other agreements (“Changes”) the Sponsor determines to make in connection with GTAC’s initial Business Combination or otherwise (provided that all such Changes affect all holders of GTAC Private Placement Warrants, including the Former Sponsor and the Sponsor, equally on a pro rata basis). An aggregate of 1,250,000 of the Sponsor Retained Shares and the Director Retained Shares are not be subject to any Changes.

At the closing of the Initial Business Combination, the number of Retained PP Warrants will be equal to at least 30% of the warrants held by the Sponsor and Former Sponsor on an aggregate basis and the aggregate number of Sponsor Retained Shares and Director Retained Shares will be equal to at least 30% of the GTAC Class A Shares and GTAC Class B Ordinary Shares held by the Sponsor, the Former Sponsor and the Pre-Closing Independent Directors on an aggregate basis.

On the closing date, all of the members of the Board of Directors and officers of GTAC resigned and the following persons were appointed to the following positions: (i) Thomas D. Hennessy - Chairman and Chief Executive Officer of GTAC, (ii) Nicholas Geeza - Chief Financial Officer of GTAC, and (iii) Joseph Beck, Garth Mitchell, Gloria Fu, Courtney Robinson and Javier Saade - independent directors of GTAC. Please see the section of this proxy statement/prospectus entitled “Certain Relationships and Related Party Transactions – Securities Purchase Agreement with Former Sponsor.”

Working Capital Loan

On June 29, 2023, GTAC, entered into an unsecured convertible promissory note (the “2023 Note”) with the Former Sponsor, providing for an aggregate amount of loans up to $1,500,000 to fund GTAC’s operating expenses. On April 19, 2024, the 2023 Note was cancelled and terminated in its entirety pursuant to the Purchase Agreement, and all amounts owed under the 2023 Note through April 19, 2024 were deemed satisfied in full.

On April 24, 2024, the Company issued an unsecured promissory note (the “2024 Note”) to the Sponsor, which provides for borrowings from time to time of up to an aggregate of $2,500,000 for working capital purposes and/or to finance additional deposits into GTAC’s Trust Account established by GTAC upon the consummation of its IPO in connection with the extension of the date by which GTAC must consummate an initial Business Combination as set forth in GTAC’s Current Charter. The 2024 Note does not bear interest and is repayable in full by GTAC upon the earlier of: (i) the date that GTAC consummates a Business Combination and (ii) the date on which GTAC liquidates the Trust Account upon its failure to consummate a Business Combination within the time period set forth in the Current Charter (each such date, the “Maturity Date”). The 2024 Note may be drawn down by GTAC from time to time prior to the Maturity Date. Upon the consummation of a Business Combination, the Sponsor will have the option (but not the obligation) to convert all or any portion of the principal balance of the 2024 Note into private placement warrants to purchase GTAC Class A Ordinary Shares at a price of $1.00 per warrant. The terms of such private placement warrants (if issued) will be identical to the private placement warrants issued by GTAC to the Former Sponsor in a private placement concurrent with the consummation of the IPO. In the event GTAC does not consummate a Business Combination, the 2024 Note will be repaid only to the extent that GTAC has funds available to it outside of the Trust Account. The 2024 Note is subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the 2024 Note and all other sums payable with regard to the 2024 Note becoming immediately due and payable.

Extension of Time to Complete Initial Business Combination:

Subsequent to March 31, 2024, on April 25, 2024, GTAC borrowed $350,000 under the 2024 Note and deposited $209,000 into the Trust Account to fund the initial three-month extension of GTAC’s termination date until July 25, 2024 pursuant to an existing automatic extension option that exists in the Current Charter.

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Nasdaq Compliance and Transfer of Listing

On June 28, 2023, GTAC received a first notice from the staff of Nasdaq notifying GTAC that, for 30 consecutive business days, GTAC’s market value of listed securities was below the minimum of $50 million required for continued listing on the Nasdaq Global Market pursuant to the Nasdaq Listing Rule 5450(b)(2)(A) (the “Global Market MVLS Standard”). The staff of Nasdaq also noted that GTAC did not meet the requirements under Nasdaq Listing Rules 5450(b)(1)(A) (Equity Standard) and 5450(b)(3)(A) (Total Assets/Total Revenue Standard).

On October 9, 2023, GTAC received a second notice from the staff of Nasdaq notifying GTAC that GTAC was not in compliance with Nasdaq Listing Rule 5450(a)(2), which requires GTAC to maintain a minimum of 400 public holders for continued listing on the Nasdaq Global Market (the “Global Market Minimum Public Holders Rule”).

On November 22, 2023, GTAC issued 1,300,000 non-redeemable GTAC Class A Ordinary Shares (the “Non-Redeemable GTAC Class A Founder Shares”) to the Former Sponsor upon the conversion of an equal number of GTAC Class B Ordinary Shares. Following the conversion, there were 3,389,996 GTAC Class A Ordinary Shares outstanding.

On November 24, 2023, GTAC submitted its application to transfer the listing of GTAC Class A Ordinary Shares, GTAC Units and GTAC Public Warrants from the Nasdaq Global Market to the Nasdaq Capital Market.

On November 24, 2023, GTAC submitted evidence to the staff of Nasdaq that it is in compliance (the “Compliance Plan”) with Nasdaq Listing Rule 5550(b)(2), which requires GTAC to maintain a market value of listed securities of at least $35 million (the “Capital Market MVLS Standard”), and Nasdaq Listing Rule 5550(a)(3), which requires GTAC maintain a minimum of 300 public holders (the “Capital Market Minimum Public Holders Rule”). The Company further noted to the staff of Nasdaq that, as a result of its application to transfer the listing of GTAC Class A Ordinary Shares, GTAC Units and GTAC Public Warrants from the Nasdaq Global Market to the Nasdaq Capital Market it intends to comply with the Capital Market MVLS Standard and the Capital Market Minimum Public Holders Rule instead of the Global Market Minimum Public Holders Rule and the Global Market MVLS Standard.

On January 9, 2024, the staff of Nasdaq approved GTAC’s application to transfer the listing of GTAC Class A Ordinary Shares, GTAC Units and GTAC Public Warrants from the Nasdaq Global Market to the Nasdaq Capital Market. GTAC Class A Ordinary Shares, GTAC Units and GTAC Public Warrants were transferred to the Nasdaq Capital Market at the opening of business on January 16, 2024 and continue to trade under the symbols “GTAC,” “GTACU” and “GTACW,” respectively. GTAC received a written notice from the staff of Nasdaq notifying GTAC that, based on the materials submitted by GTAC in connection with the Compliance Plan and the application to transfer the listing of GTAC Class A Ordinary Shares, GTAC Units and GTAC Public Warrants from the Nasdaq Global Market to the Nasdaq Capital Market, the deficiencies cited in the first and second notices were cured.

Results of Operations and Known Trends or Future Events

GTAC’s entire activity from February 9, 2021 (inception) through October 25, 2021, was in preparation for the IPO, and since the IPO through March 31, 2024, its activity has been limited to identifying and completing a suitable initial business combination. GTAC will not generate any operating revenues until the closing and completion of its initial business combination.

For the three months ended March 31, 2024 and 2023, GTAC had net income of approximately $0 and $548,000, respectively, which consisted of approximately $263,000 and $2,180,000, respectively of interest income, offset by approximately $263,000 and $197,000, respectively, of loss from operations and, for the three months ended March 31, 2023, the change in fair value of derivative warrant liabilities of approximately $1,435,000. The loss from operations consists primarily of its costs of operating as a public company, as well as costs of searching for a Business Combination.

For the year ended December 31, 2023, GTAC had net income of approximately $2,332,000 which consisted of an approximately $3,419,000 of interest income on the Trust Account partly offset by approximately $1,087,000 of loss from operations. The loss from operations consists primarily of GTAC’s costs of operating as a public company (for legal, financial reporting, accounting and auditing compliance, insurance, listing and other costs), as well as costs of searching for a business combination target. The fair value of its warrant liabilities at December 31, 2023 was the same as the fair value at December 31, 2022 and therefore there was no charge or credit for revaluing the warrant liabilities to fair value.

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For the year ended December 31, 2022 GTAC had net income of approximately $12,707,000 which consisted of an approximately $10,455,000 in change in fair value of derivative warrant liabilities, and approximately $2,942,000 of interest income on investments held in Trust Account, partly offset by approximately $690,000 of loss from operations. The loss from operations primarily of GTAC’s costs of operating as a public company (for legal, financial reporting, accounting and auditing compliance, insurance, listing and other costs), as well as costs associated with searching for a business combination target. As noted, GTAC has and expects to continue to generate non-operating income in the form of interest income on investments and cash and cash equivalents.

As discussed further in Note 5 to its condensed financial statements included elsewhere in this proxy statement/prospectus for the quarter ended March 31, 2024, as filed with the SEC (“10-Q”), GTAC accounts for its outstanding GTA Public Warrants and GTAC Private Placement Warrants as derivative liabilities in the accompanying unaudited condensed financial statements. As a result, GTAC is required to measure the fair value of the GTAC Public Warrants and GTAC Private Placement Warrants at the end of each reporting period and recognize changes in the fair value from the prior period in GTAC’s operating results for each current period.

In addition, since GTAC is a Cayman Islands exempted company limited by shares, GTAC is not subject to income tax in either the Cayman Islands or the United States.

GTAC has entered into the Administrative Services Agreement pursuant to which GTAC pays the Sponsor or an affiliate thereof $10,000 per month (which is a portion of the amounts of operating costs referenced above) for office space, utilities, secretarial and administrative services provided to members of its management team, as well as the services provided by one or more investment professionals, creation and maintenance of its website, and miscellaneous additional services and other expenses and obligations of the Sponsor. Furthermore, GTAC may enter into consulting arrangements directly or indirectly with individuals to provide similar services.

Subsequent to March 31, 2024, in April 2024, in connection with the Purchase Agreement defined and discussed in Note 9 – Subsequent Events, the Administrative Services Agreement was assigned to the Sponsor.

Effective November 27, 2022, GTAC Board appointed its Chief Financial Officer and Secretary (“CFO”). Prior to his appointment as CFO, the CFO served as a paid consultant to GTAC. The CFO is not a full-time employee and devotes time to GTAC’s affairs on a part-time basis under a consulting agreement with GTAC calling for compensation of approximately $100,000 per year. An aggregate of approximately $25,000 was charged to operations for each of the three months ended March 31, 2024 and 2023 for his services.

Subsequent to March 31, 2024, in April 2024, in connection with the Purchase Agreement all of the officers and directors of GTAC, including the CFO resigned.

Additionally, subsequent to March 31, 2024, in April 2024, GTAC appointed Nicholas Geeza as its new CFO and retained his services to be paid at the rate of $5,000 per month. Further, two additional staff members were engaged for an aggregate of approximately $260,000 per year plus certain identified benefits. The above agreements are informal, at will, understandings.

Liquidity and Capital Resources

GTAC’s liquidity needs were satisfied prior to the completion of the IPO through (i) $25,000 paid by the Former Sponsor to cover certain of its offering and formation costs in exchange for the issuance of the Founder Shares to the Former Sponsor and (ii) the receipt of loans to GTAC of up to $240,000 by the Former Sponsor under an unsecured promissory note through closing of the IPO on October 25, 2021 and upon closing of the IPO, the entire balance of $240,000 was repaid.

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The net proceeds from (i) the sale of the GTAC Units in the IPO, after deducting offering expenses of approximately $725,000, underwriting commissions of $4,000,000 including the commission on the underwriters’ over-allotment option exercise (excluding deferred underwriting commissions of $7,000,000, including the deferred commission on the underwriters’ over-allotment option, 47.5% of which has been forfeited on October 3, 2022 by one of the underwriters in the IPO, and including the deferred commission on the underwriters’ over-allotment option) and (ii) the sale of the GTAC Private Placement Warrants for a purchase price of $10,500,000 including the amount paid in connection with the underwriters’ over-allotment option exercise were approximately $205,775,000. Of this amount, $204,000,000 was deposited in the Trust Account, which includes the deferred underwriting commissions described above. The proceeds held in the Trust Account is required to be, and is invested only in cash or U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining $1,775,000 has not been held in the Trust Account.

On April 14, 2023, in connection with the amendment of GTAC’s amended and restated memorandum and articles of association, GTAC directed the Trustee to deliver approximately $187,475,000 to the shareholders that requested redemption. Accordingly, approximately $23,151,000 remained in the Trust Account as of March 31, 2024.

On June 29, 2023, GTAC entered into the 2023 Note with the Former Sponsor, providing for an aggregate amount of loans up to $1,500,000 to fund GTAC’s operating expenses. A total of $250,000 and $275,000, respectively, was drawn down during the periods ended December 31, 2023 and March 31, 2024. On March 31, 2024, approximately $525,000 was outstanding under the 2023 Note. The terms of the 2023 Note are further described above in the subsection in the subsection of this proxy statement/prospectus entitled “GTAC Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Development”. In connection with the Purchase Agreement and related agreements entered into subsequent to March 31, 2024 on April 19, 2024, the 2023 Note was terminated.

Subsequent to March 31, 2024, on April 24, 2024, GTAC issued the 2024 Note to the Sponsor which provides for borrowings from time to time of up to an aggregate of $2,500,000 for working capital purposes and/or to finance additional deposits into GTAC’s Trust Account established by GTAC upon the consummation of its IPO in connection with the extension of the date by which GTAC must consummate an initial Business Combination as set forth in the Current Charter. The terms of the 2024 Note are further described in Note 9 to the unaudited condensed financial statements. The 2024 Note does not bear interest and is repayable in full by GTAC upon the earlier of: (i) the date that GTAC consummates a Business Combination and (ii) the date on which GTAC liquidates the Trust Account upon the failure of GTAC to consummate a Business Combination within the time period set forth in the Current Charter (each such date, the “Maturity Date”). The 2024 Note may be drawn down by GTAC from time to time prior to the Maturity Date. Upon the consummation of a Business Combination, the Sponsor will have the option (but not the obligation) to convert all or any portion of the principal balance of the 2024 Note into private placement warrants to purchase Class A Ordinary Shares of GTAC at a price of $1.00 per warrant. The terms of such private placement warrants (if issued) will be identical to the private placement warrants issued by GTAC to its Former Sponsor in a private placement concurrent with the consummation of the IPO. In the event GTAC does not consummate a Business Combination, the 2024 Note will be repaid only to the extent that GTAC has funds available to it outside of the Trust Account. The 2024 Note is subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the 2024 Note and all other sums payable with regard to the 2024 Note becoming immediately due and payable.

Subsequent to March 31, 2024, on April 25, 2024, GTAC borrowed $350,000 under the 2024 Note and deposited $209,000 into the Trust Account to fund the initial three-month extension of GTAC’s termination date until July 25, 2024 pursuant to an existing automatic extension option that exists in the Current Charter.

GTAC intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable) to complete its initial business combination. GTAC may withdraw interest income (if any) to pay income taxes, if any.

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Since GTAC is a Cayman Islands exempted company limited by shares, GTAC does not expect to pay income taxes in the Cayman Islands or in the United States. To the extent that its equity or debt is used, in whole or in part, as consideration to complete its initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue its growth strategies. Prior to the completion of its initial business combination, GTAC had available to it the initial $1,775,000 of proceeds held outside the Trust Account, as well as certain funds from loans from the Former Sponsor, the Sponsor, their affiliates or members of GTAC’s management team. GTAC has used these funds to pay for its operating costs as well as costs to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.

GTAC does not believe it will need to raise additional funds following the IPO in order to meet the expenditures required for operating its business prior to its initial business combination, other than funds available from loans from the Sponsor, including the 2024 Note. However, if GTAC’s estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, GTAC may have insufficient funds available to operate its business prior to its initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of GTAC’s officers and directors may, but are not obligated to, loan GTAC funds as may be required.

If GTAC completes its initial business combination, GTAC may repay such loaned amounts out of the proceeds of the Trust Account released to GTAC. In the event that its initial business combination does not close, GTAC may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from its Trust Account would be used for such repayment. Upon the consummation of an initial business combination, the Sponsor will have the option (but not the obligation) to convert all or any portion of the principal balance of the 2024 Note into private placement warrants to purchase GTAC Class A Ordinary Shares at a price of $1.00 per warrant. The terms of such private placement warrants (if issued) will be identical to the GTAC Private Placement Warrants. Prior to the completion of its initial business combination, GTAC does not expect to seek loans from parties other than the Sponsor, its affiliates or its management team as GTAC does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.

In addition, GTAC could use a portion of the funds not being placed in the Trust Account to pay commitment fees for financing, fees to consultants to assist GTAC with its search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although GTAC does not have any current intention to do so. If GTAC entered into an agreement where GTAC paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of its available funds at the time. GTAC’s forfeiture of such funds (whether as a result of its breach or otherwise) could result in its not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

Moreover, GTAC may need to obtain additional financing to complete its initial business combination, either because the transaction requires more cash than is available from the proceeds held in its Trust Account, or because GTAC becomes obligated to redeem a significant number of GTAC Class A Ordinary Shares upon completion of such business combination, in which case GTAC may issue additional securities or incur debt in connection with such business combination. If GTAC has not consummated its initial business combination within the required time period because GTAC does not have sufficient funds available to GTAC, GTAC will be forced to cease operations and liquidate the Trust Account.

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Going Concern Consideration

In connection with the assessment of going concern considerations in accordance with the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, “Presentation of Financial Statements-Going Concern,” at March 31, 2024, GTAC has until July 25, 2024 (or until October 25, 2024, as described above) to consummate an initial business combination. Subsequent to March 31, 2024, in connection with the Purchase Agreement discussed in Note 9 – Subsequent to March 31, 2024 – Subsequent Events and elsewhere, the date to complete a business combination was extended until July 25, 2024. It is uncertain that GTAC will be able to consummate an initial business combination by this time. If an initial business combination cannot be completed prior to July 25, 2024 and the Second Extension is not exercised, there will be a mandatory liquidation and subsequent dissolution of GTAC. GTAC may extend the date on which an initial business combination must be consummated to October 25, 2024 in a three-month extension subject to satisfaction of certain conditions, including the deposit of $0.10 per Unit (or up to approximately $209,000).

Further, as shown in the financial statements of GTAC accompanying this proxy statement/prospectus, GTAC had approximately $94,000 in cash and cash equivalents at March 31, 2024 and negative cash flows from operations of approximately $195,000 for the three months ended March 31, 2024. GTAC also has credit available from the Sponsor of up to $2,500,000 in working capital loans as described in Note 5. Subsequent to March 31, 2024, in April 2024, in connection with the Purchase Agreement, GTAC entered into the 2024 Note which makes $2,500,000 available to GTAC for working capital to complete a business combination and pay for approximately $418,000 for two three-month extensions (one of which was paid in April 2024). It is not clear that GTAC has sufficient funds, or funds available, to enable it to sustain operations to complete a business combination in the time required.

Management has determined that these conditions raise substantial doubt about GTAC’s ability to continue as a going concern for a period of time within one year after the date these financial statements are released. GTAC intends to address this by completing an initial business combination within the proscribed timeframe, including available extensions, however there is no assurance that this can be done. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Accounting Estimates

The requirement under 229.303 (Item 303) Management’s discussion and analysis of financial condition and results of operations is: Critical accounting estimates. Critical accounting estimates are those estimates made in accordance with generally accepted accounting principles that involve a significant level of estimation uncertainty and have had or are reasonably likely to have a material impact on the financial condition or results of operations of the registrant. Provide qualitative and quantitative information necessary to understand the estimation uncertainty and the impact the critical accounting estimate has had or is reasonably likely to have on financial condition or results of operations to the extent the information is material and reasonably available. This information should include why each critical accounting estimate is subject to uncertainty and, to the extent the information is material and reasonably available, how much each estimate and/or assumption has changed over a relevant period, and the sensitivity of the reported amount to the methods, assumptions and estimates underlying its calculation.

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported.

Actual results could materially differ from those estimates. Management has determined that GTAC has no critical accounting estimates.

Net Income (Loss) per Ordinary Share:

GTAC complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income or loss per ordinary share is computed by dividing net income or loss applicable to the shareholders of GTAC Ordinary Shares by the weighted average number of GTAC Ordinary Shares outstanding during the period plus, to the extent dilutive, the incremental number of GTAC Ordinary Shares to settle warrants, as calculated using the treasury stock method.

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GTAC has not considered the effect of the GTAC Public Warrants sold in the IPO and the GTAC Private Placement Warrants sold in the private placement to purchase an aggregate of 20,500,000 GTAC Class A Ordinary Shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method and because they are contingent on the occurrence of a future event. As a result, diluted income (loss) per Ordinary Share is the same as basic income (loss) per Ordinary Share for the periods presented.

On March 31, 2024 and 2023, and December 31, 2022 and 2023 GTAC has two classes of shares, which are referred to as GTAC Class A Ordinary Shares and GTAC Class B Ordinary Shares. Income and losses are shared pro rata among the two classes of shares. Net income (loss) per Ordinary Share is calculated by dividing the net income (loss) by the weighted average number of GTAC Ordinary Shares outstanding during the respective period.

The following table reflects the net income per share after allocating income between the shares based on outstanding shares.

	For the year ended December 31, 2023		For the year ended December 31, 2022
	Class A	Class B	Class A	Class B
Numerator:
Allocation of income - basic and diluted	$1,402,000	$930,000	$10,166,000	$2,541,000
Denominator:
Basic and diluted weighted average Ordinary Shares outstanding	7,332,000	4,861,000	20,000,000	5,000,000
Basic and diluted net income per Ordinary Share	$0.19	$0.19	$0.51	$0.51

	For the three months ended March 31, 2024		For the three months ended March 31, 2023
	Class A	Class B	Class A	Class B
Numerator:
Allocation of income – basic and diluted	$-	$-	$438,000	$110,000
Denominator:
Basic and diluted weighted average ordinary shares outstanding	3,390,000	3,700,000	20,000,000	5,000,000
Basic and diluted net income per ordinary share	$0.00	$0.00	$0.02	$0.02

GTAC Class A Ordinary Shares Subject to Possible Redemption:

All of the 20,000,000 GTAC Class A Ordinary Shares sold on October 25, 2021 as part of a GTAC Unit in the IPO discussed in Note 3 to GTAC’s condensed financial statements included in Part I, Item 1 of the 10-K Report, contain a redemption feature which allows for the redemption of the GTAC Class A Ordinary Shares under GTAC’s liquidation or tender offer/shareholder approval provisions. In connection with the Extension, a total of 167 GTAC Class A ordinary shareholders elected to redeem an aggregate of 17,910,004 Class A Ordinary Shares, representing approximately 89.55% of the GTAC Class A Ordinary Shares then issued and outstanding, for an aggregate of approximately $187,475,000 in cash, which was paid on or around April 21, 2023. As such, 2,089,996 GTAC Class A Ordinary Shares are subject to redemption remain outstanding as of both March 31, 2024 and December 31, 2023.

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In accordance with FASB ASC 480, redemption provisions not solely within the control of GTAC require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although GTAC did not specify a maximum redemption threshold, its Current Charter provides that in no event will it redeem GTAC Class A Ordinary Shares in an amount that would cause its net tangible assets (tangible assets less intangible assets and liabilities) to be less than $5,000,001. However, because all of the GTAC Class A Ordinary Shares are redeemable as of December 31, 2023, other than the 1,300,000 Non-Redeemable GTAC Class A Shares, 2,089,996 of the 3,389,996 GTAC Glass A Ordinary Shares are recorded as GTAC Class A Ordinary Shares subject to redemption on GTAC’s balance sheets as of such date.

GTAC recognizes changes immediately as they occur and adjusts the carrying value of the securities at the end of each reporting period. Increases or decreases in the carrying amount of redeemable GTAC Class A Ordinary Shares are affected by adjustments to additional paid-in capital. Accordingly, at December 31, 2023 and December 31, 2022, 2,089,996 of the 3,389,996 GTAC Class A Ordinary Shares and 20,000,000 of the 20,000,000 GTAC Class A Ordinary Shares were classified outside of permanent equity, respectively. GTAC Class A Ordinary Shares subject to redemption consist of:

	Dollars	Shares
Gross proceeds of Public Offering	$200,000,000	20,000,000
Less: Proceeds allocated to GTAC Public Warrants	(7,900,000)	-
Offering costs	(11,234,000)	-
Plus: Remeasurement of carrying value to redemption value at Public Offering date	23,134,000	-
Subtotal at the date of the Public Offering and at December 31, 2021	204,000,000	20,000,000
Plus: Remeasurement of carrying value to redemption value at December 31, 2022	2,946,000	-
Subtotal at December 31, 2022	206,946,000	20,000,000
Less: Payments to shareholders who elected to redeem 17,910,004 Class A ordinary shares in connection with the 2023 Extension on or around April 21, 2023	(187,475,000)	(17,910,004)
Plus: Remeasurement of carrying value to redemption value at December 31, 2023	3,419,000
Subtotal at December 31, 2023	22,890,000	2,089,996
Plus: Remeasurement of carrying value to redemption value at March 31, 2024	261,000	-
Class A ordinary shares subject to redemption at March 31, 2024 (unaudited)	$23,151,000	2,089,996

Derivative Financial Instruments:

GTAC evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value upon issuance, and the liability is then re-valued at each reporting date, as determined by GTAC based upon a valuation report obtained from its independent third-party valuation firm, with changes in the fair value reported in the statements of income. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. GTAC’s warrant liability is a derivative financial instrument. See Note 5 to GTAC’s condensed unaudited financial statements for the quarter ended March 31, 2024 included elsewhere in this proxy statement/prospectus.

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INFORMATION ABOUT TYFON

Mission

Our mission is to become the world’s leading offline and online global art marketplace.

Overview

We are a well-recognized one-stop digitalized collectibles service platform in China, with online/offline to offline/online (“O2O”) coverage for all things related to agency service for the trading of fine artwork and starting in 2024, collectibles. Our O2O coverage not only invites collectors and prospective customers to go to our offline regional sales offices, which also serves as our exhibition centers, to view our fine artwork and collectibles, but also invites collectors in our offline exhibition centers to visit our online platform Tyfon Gallery, achieving closed-loop coverage that channels offline traffic to our online platform Tyfon Gallery and vice versa.

We conduct our business in an integrated O2O ecosystem. Our services include the digitalization, appraisal, authentication, tracing, exhibition, promotion, identification and transaction of collectibles. We exhibit digitalized fine artwork and collectibles on our online platform, Tyfon Gallery, and had over 50 regional sales offices throughout China as of March 31, 2024. The fine artwork and collectibles that we currently cover are paintings. We expect to expand into photography, prints, three-dimensional artwork and cultural and creative collectibles in the future. With our strong industry network, we identify and discover marketable fine artwork and collectibles, and are consigned with fine artwork and collectibles by reputable owners and artists. Our expertise and team of industry aficionados allow us to appraise the consigned fine artwork and collectibles that we sell on behalf of owners and artists. Utilizing industry-grade scanning technologies, we digitalize fine artwork and collectibles. With the application of blockchain technologies, we label the digitalized fine artwork and collectibles so that they are traceable and identifiable. With the vast fine artwork and collectibles collection available on our platform and our deep industry knowledge, we have created a set of precise labels for fine artwork and collectibles so the collectors can easily search for and locate the fine artwork and collectibles that we believe best address their needs. As of March 31, 2024, our platform had over 130,000 registered users. Our vast offline network further enhances our discovery, marketing and outreach capacities. As of March 31, 2024, we had accumulated more than 620 artists who consigned their fine artwork and collectibles with us, the majority of which is a member of the China Artists Association, and had more than 1,971 pieces of fine artwork and collectibles available for sale. We had over 300 professional sales agents as of March 31, 2024. In 2023 alone, we organized approximately 650 exhibitions, averaging more than 12 exhibitions per regional sales office. In 2023, we facilitated over 20,000 transactions with a gross merchandise value (“GMV”) of over USD $380 million.

Collectors place orders for the fine artwork and collectibles through Tyfon Gallery, after which our dedicated sales team will contact the collectors to confirm their orders and help them with fee settlement for their purchase. In order to promote market interests and stimulate awareness of the fine artwork and collectibles consigned to us, we organize both online and offline exhibitions, utilizing our vast offline network and online platform Tyfon Gallery.

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We believe our O2O ecosystem has shown a flywheel effect. We have built up a platform which, together with our industry insights, serves as the basis of our ecosystem, bringing in and connecting two key stakeholders within our ecosystem: sellers and collectors of fine artwork and collectibles. Once a collector views available fine artwork and collectibles at our regional sales offices and intends to purchase a collectible, the collector then proceeds to place an order on Tyfon Gallery. This channels more collectors to Tyfon Gallery, increasing awareness and loyalty to Tyfon Gallery and our brand. Utilizing our vast industry network and knowledge, we are better able to identify potential enhancements to our services. We have established our presence in the Yangtze River Delta Region due to favorable local government policies.

Certification is an important component in the value chain in the fine artwork and collectibles industry. As of March 31, 2024, our certification team consisted of eight members, with four core members. Each member of our certification team has relevant experience in the certification of fine artwork and collectibles, and the four core members have an average of 5.4 years’ experience in the industry. Our digitalized collectibles services are operated based on advanced identification, authentication and appraisal technologies. To facilitate the appraisal, certification and verification of fine artwork and collectibles, we have developed our proprietary Tyfon Art Blockchain system, an innovative identification, labeling and certification system utilizing blockchain technology to ensure transactions on our platform are secured and safe-guarded. With the application of Tyfon Art Blockchain, each piece of fine artwork and collectibles traded through us is assigned a unique hash identifier. We also offer an artwork authentication on Tyfon Gallery for fine artwork by tracing trades conducted through us, using the artwork number or name.

In addition to our vast online and offline network to help match collectors with the suitable fine artwork and collectibles and artists, based on our in-depth know-how of the fine artwork and collectibles industry, and to address collectors’ needs to better understand and appreciate fine artwork and collectibles, we have developed ART KEY, our proprietary fine artwork and collectibles scoring and appraisal system. ART KEY evaluates fine artwork and collectibles based on five components that we distilled from our industry knowledge, namely exhibition, seniority, professionalism, influence and collectability. The ART KEY result of each fine artwork and collectibles assists potential purchasers to obtain a clear understanding of the different merits of fine artwork and collectibles at a glance. ART KEY aims to reflect the latest market positioning of a collectible and assists us and the collectors to help predict and forecast market trends within the industry.

Competitive Strengths

Leading fine artwork and collectibles trading platform in China

Founded in 2013, we are a one-stop digitalized collectibles service platform in China, with O2O coverage for all things related to the trading of fine artwork and collectibles. Through our knowledge gained from contemporary Chinese paintings, we have expanded the spectrum of the fine artwork and collectibles that we cover beyond paintings. We expect to expand into photography, prints, three-dimensional artwork and cultural and creative collectibles in the future. As of March 31, 2024, we have established over 50 regional sales offices throughout China with over 300 professional sales agents who are industry experts. In 2023, we facilitated more than 20,000 fine artwork and collectibles transactions with a total GMV of over USD $380 million. As of March 31, 2024, our platform, Tyfon Gallery, had over 130,000 registered users.

Thanks to our established customer base and a diverse array of fine artwork and collectibles, our “Tyfon” brand has gained recognition. With increasing interest in Chinese art globally, we believe our insights and knowledge can be adapted for a global market.

One-stop O2O platform services with a flywheel effect

We are a one-stop O2O service provider for all things related to the trading of fine artwork and collectibles. We believe the integrated nature of our platform is attractive to an ecosystem of participants including artists, owners, and collectors of fine artwork and collectibles, which in turn allows us to expand our industry network, knowledge and data bases, creating a flywheel effect to allow us to attract even more ecosystem participants. With our Tyfon Art Blockchain technology, we are able to identify, digitalize and label physical fine artwork and collectibles. Through our online and offline network, we integrate the offline and online experiences (enhanced by our extended reality (XR) capabilities) seamlessly to better connect artists and/or fine artwork and collectibles owners with collectors. Through our expansive coverage and deep expertise in the industry, as well as our ever-expanding network of artists and collectors, we create a set of precise labels for fine artwork and collectibles, so the collectors can easily search for and locate the fine artwork and collectibles that best address their needs. For further details, see the section in this proxy statement/prospectus entitled “—Innovative blockchain technology for art authentication, appraisal and marketing.”

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As of March 31, 2024, we had accumulated more than 620 artists who consign their fine artwork and collectibles with us, the majority of which are members of the China Artists Association, and had more than 1,971 pieces of fine artwork and collectibles available for sale. We have accumulated a pool of quality artists as sellers of fine artwork and collectibles. With the in-depth insight into the fine artwork and collectibles market, we have established an in-depth relationship network through years of efforts, and successfully established a stable and expanding collector base. Our ecosystem participants seamlessly connect through Tyfon Gallery. In addition to online exchanges on Tyfon Gallery, we host offline exhibitions to facilitate cultural and art exchange between artists and collectors and provide a visual experience for collectors. This is complemented by our Tyfon Art Blockchain and ART KEY, which assist collectors in tracking the authenticity and assessing the value of fine artwork and collectibles bought on our platforms.

Within our Tyfon ecosystem, we aim to connect artists, owners, collectors and other art resources, fostering art exchanges and positive interactions. Direct exchanges between artists, owners and collectors provide for the accurate matching of the needs of all parties and promote the sustainable development of our business. See the section in this proxy statement/prospectus entitled “—Ecosystem” for further details.

Innovative blockchain technology for art authentication, appraisal and marketing

Our one-stop O2O platform services utilize blockchain, AI and big data technologies to empower the smooth and secure exchange of fine artwork and collectibles, both digitalized and physical.

In the fine artwork and collectibles market, the authentication and traceability of fine artwork and collectibles have always been the a major concern, and also one of the most important parts of the industry value chain. In 2019, we launched our Tyfon Art Blockchain to enhance and maintain the reliability of Tyfon Gallery and increase our brand recognition. We assign a unique hash identifier to each piece of fine artwork and collectibles handled and certified by us, and record particulars of the relevant fine artwork and collectibles and its transaction history in our Tyfon Art Blockchain. Coupled with our experienced certification team, we have established a reputation for our strong emphasis and ability on authenticity, traceability and certification of fine artwork and collectibles. The traceability and reliable record in our Tyfon Art Blockchain helps enhance the accuracy of fine artwork and collectibles appraisal, certification, and verification. Our focus on integrity, authenticity and traceability of fine artwork and collectibles increases the transparency and fairness of the transactions.

In addition to security, we have also been focusing on the research and development of art technologies and are committed to setting up clear metrics to assess the value of fine artwork and collectibles within the Tyfon ecosystem. Through ART KEY, Tyfon’s proprietary scoring system and appraisal mechanism, we enhance the trading confidence of potential collectors, expedite the successful completion of transactions and enable the sales of fine artwork and collectibles. Additionally, we have collected a vast number of artists and collector profiles, preferences and labeling, including blockchain technologies, and transaction data. We utilize AI and big data technologies to analyze such data to conduct precise marketing to better suit the needs of artists and collectors.

Visionary management team with in-depth industry insight and creativity

Our management team and employees contribute to our growth with their cohesive teamwork, diligence and high motivation. We have an experienced management team led by Ms. Hu, our founder. Ms. Hu has over 10 years of experience in operating and managing contemporary Chinese painting trading business. Ms. Hu has played and will continue to play an essential role in our continuing development and expansion. Ms. Wen, our Chief Executive Officer, has over 10 years of experience in contemporary Chinese painting trading business. Ms. Wen’s active involvement in our daily operations and management has established a strong foundation for our success.

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The majority of our senior management has been in the trading of fine artwork and collectibles for more than five years. Over the years, they have accumulated experience on how to communicate, cooperate with, approach and establish trust with artists, owners and collectors. Based on the strategic vision of our management team, we have become a well-recognized contemporary Chinese painting trading platform in China and enhanced our brand recognition.

Our business is also supported by a team of experienced sales personnel/art managers with expert artistic knowledge. As of March 31, 2024, we had more than 300 professional sales agents, who offer potential collectors engaging purchase experience and expert opinion in exhibitions. We attach great importance to our sales personnel’s career development and provide resources and opportunities to enhance their capabilities, competency and motivation through different trainings. We believe that our position as a market leader, corporate culture and brand image have attracted a great number of talents and distinguished us from our competitors in the fine artwork and collectibles trading industry.

Strategies

We aim to achieve future growth and further strengthen our overall competitiveness and market position in the fine artwork and collectibles trading intermediary market in China. Our key strategies formulated to achieve our goals are as follows:

Expansion of our fine artwork and collectibles categories

Through our industry knowledge gained from contemporary Chinese paintings, we plan to further expand in the future the spectrum of the fine artwork and collectibles that we cover, both in categories and in number, to include photography, prints, three-dimensional artwork and cultural and creative collectibles. We believe this can attract more potential collectors with different interests to our platform, increasing their awareness to different types of fine artwork and collectibles. Our expansion of coverage to other fine artwork and collectibles is supported by our strong authentication and certification capabilities. Authentication of different types of fine artwork and collectibles requires different technologies and expertise. For example, traceability and authenticity of stamps and second-hand fine jewelry is crucial for the respective market. We also plan to develop our authentication and technological abilities to cover a wider range of fine artwork and collectibles in an effort to increase our market share.

Expansion of our sales network, domestic and global

In order to support business expansion to seize the growth opportunities of the global fine artwork and collectibles trading intermediary market, we plan to set up more sales offices in other potential markets in China and in other countries and regions to further expand our sales networks. Through these new sales offices and the resources provided by these platforms, we seek to have access to more artists and owners to source more fine artwork and collectibles, organize more exhibitions to raise awareness of fine artwork and collectibles and extend our outreach to more potential collectors so as to facilitate the trading of fine artwork and collectibles through us. We plan to conduct real-time and on-site authentication of the fine artwork and collectibles at the overseas sales offices.

In China, we plan to further expand our geographical coverage in Jiangsu Province and other major cities by setting up new regional offices and sales offices in Shanghai, Nanjing and the Greater Bay Area. We believe with the above plans to expand our business footprint in other major cities in China and expand our business network, we will be able to deepen our market penetration, and broaden and strengthen our relationships with fine artwork and collectibles artists, owners and collectors. Meanwhile, we believe that the above plans will also allow us to grow with potential fine artwork and collectibles artists, owners and collectors and enhance our brand image and brand influence in China.

Through our established customer base, diversified range of fine artwork and collectibles and reputation, we have gained recognition for our “Tyfon” brand. We plan to expand our business to the global market to further our global footprint and provide for sustainable development of our company. Further improving brand awareness is key to our future success. We plan to further invest in marketing activities and strive to further promote our brand image, strengthen communication with artists, owners and collectors, and expand the artists, seller and collector base of fine artwork and collectibles.

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We plan to expand our fine artwork and collectibles business to other countries and regions such as the US, Singapore, Canada, Australia and Malaysia. We plan to set up more overseas sales offices to attract and source fine artwork and collectibles from local artists and owners. This would further enhance our capabilities to attract more types of fine artwork and collectibles to be traded on our Tyfon platform. We intend to develop and customize Tyfon Gallery in accordance with the local laws and regulations and to make Tyfon Gallery available in local languages of each country and region. We plan to invite more artists and collectors to participate in our offline exhibitions. In 2024, we plan to establish and host international art exchange events in Kyoto, Japan and Los Angeles, US.

Strengthen our research and development capabilities of worldwide O2O platform and art-related technologies

We plan to continue to invest in and strengthen our research and development capabilities of art-related technologies to enhance Tyfon Gallery and enhance our competitiveness in the industry. We plan to improve and upgrade our Tyfon Art Blockchain, improve AI big data technology, establish an art database, develop virtual reality (VR) and augmented reality (AR) technologies, and develop 3D modelling and 3D printing technologies.

For our Tyfon Art Blockchain, we plan to develop and upgrade our RFID anti-counterfeiting system, develop blockchain mobile application system, improve our big data crawler system, and develop an AI art identification system, a remote authentication record platform system, blockchain training certificate system and a mobile blockchain appraisal application system. Through these developments, we aim to provide collectors with a more reliable tracking system and relevant information on fine artwork and collectibles by artist, details of fine artwork and collectibles and details of historical records of transactions. We plan to launch Tyfon Art Blockchain as a commercial platform which is based on authentication and traceability of artists, agents and art organizations, in order to maximize promotion of art authentication and traceability.

We plan to establish our own AI analysis system by encouraging users to share their fine artwork and collectibles information in daily life and the accumulation of their own fine artwork and collectibles data so as to support us to conduct more accurate big data analysis. For example, by analyzing tens of thousands of photos of fine artwork and collectibles, our AI could quickly and accurately recognize the characteristics of fine artwork and collectibles. At the same time, we plan to enhance the capabilities of AI big data technology through cooperation with data service providers.

We plan to develop VR and AR technologies to integrate real-world and virtual world information to our consigned fine artwork and collectibles. Through AR modeling technology, we plan to develop a VR virtual exhibition hall which is capable of customizing and simulating various environments, to enhance the collectors’ experience and facilitate them in selecting the fine artwork and collectibles which suit their requirements. We also plan to develop an AI assisted livestream sharing service for potential collectors to view the fine artwork and collectibles anywhere. We also plan to develop VR versions of Tyfon Gallery Website and Tyfon Gallery App, through which users with a head-mounted display device will be able to search, preview and view details of the artists and information relating to the fine artwork and collectibles. Through such technologies, we will continuously focus on providing potential collectors with an attractive artistic experience. This further enables them to appreciate and place orders of the fine artwork and collectibles through Tyfon Gallery with the assistance of our virtual shopping guide. In such way, we believe that the artistic experience of collectors can be enhanced and their loyalty to our platform can be built, thereby increasing the success rate of trading fine artwork and collectibles on our platform.

We plan to introduce 3D modelling and printing to the fine artwork and collectibles industry and to build an artwork 3D model and animation database. In particular, we believe that the application of 3D modelling and printing technologies to artwork can be used as a creative way to provide artists with new ideas and facilitate the development of cultural and creative products. We also plan to collaborate with design companies to design virtual display spaces and virtual 3D spaces to complement our research and development of AR and VR. With such ideas and development, we believe that we may enhance our innovation ability and expand our services.

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Expansion of our copyright-related services

We plan to further expand our value-added service offerings, such as copyright and related transaction services. We aim to allow collectors and the industry to have an easy channel to purchase not only fine artwork and collectibles, but also the copyright of such fine artwork and collectibles. We plan to apply 3D modeling technique and create 3D animation effects to purchased copyrights. We plan to provide more value-added services and monetization methods surrounding the purchased copyright, including the design and manufacturing and sales of the copyrighted-derivative products.

We aim to also expand our service offerings by diversifying into intangible collectibles. As we have noticed some collectors only purchase the fine artwork and collectibles and not the copyright of such collectible, we plan to purchase the copyrights of such collectible. We intend to gradually establish a Tyfon copyright library and to become a go-to platform for customers to license copyrights for commercial purposes. This would enable us to prepare for the development of different forms of art and collectibles in the future. This would increase brand awareness and strengthen our Tyfon brand name for both tangible and intangible collectibles, and collectors and consumers can come to us for all things related to the trading of fine artwork and collectibles.

Valuation Proposition

Value proposition for artists and owners

Provide access to wide variety of collectors

Tyfon Gallery provides artists and owners access to a wide variety of collectors. We understand the preferences of collectors and can conduct precise and targeted marketing for artists and owners through our industry insight and knowledge. We connect artists and owners with collectors, enabling artists and owners to broaden their customer reach. Our online platform, Tyfon Gallery, and offline exhibitions increase exposure and awareness of fine artwork and collectibles among collectors and the public.

Certification and verification services to ensure authenticity of fine artwork and collectibles

We provide certification and verification services through our Tyfon Art Blockchain, which increases confidence and trust of collectors about purchasing authentic fine artwork and collectibles on our platform. This service can reduce the cost of artists and owners of procuring alternative authentication services for their fine artwork and collectibles.

Increase revenue and improve monetization

Through Tyfon Gallery and our offline exhibitions, we increase the exposure and awareness of fine artwork and collectibles and artists, increasing the likelihood of a successful sale. Based on our understanding of the fine artwork and collectibles market in China and knowledge on pricing fine artwork and collectibles, we also help artists discover the market value of their fine artwork and collectibles and monetize value appreciation of fine artwork and collectibles for owners.

Value proposition for collectors

Diversified range of fine artwork and collectibles

We offer a diversified range of fine artwork and collectibles to choose from on Tyfon Gallery while offering a convenient and reliable one-stop shopping experience concurrently. The fine artwork and collectibles that we currently cover are paintings, we expect to expand into photography and prints, three-dimensional artwork and cultural and creative collectibles in the future. We offer fine artwork and collectibles of a wide price range and styles to accommodate the needs, preferences and purchasing power of collectors. We strive to ensure that the artists we engage are reputable artists and that the fine artwork and collectibles purchased on our platform are of good quality and have room for value appreciation.

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Value-added services

We provide several value-added services to collectors with the assistance of our innovative technology, such as our Tyfon Art Blockchain to achieve authentication and traceability of fine artwork and collectibles and ART KEY to help collectors to judge the value of fine artwork, collectibles and artists. Through our copyright and related transaction services, we allow collectors to have an easy channel to obtain the copyright of fine artwork and collectibles and to enjoy monetization through sales of copyrighted-derivative products.

Ecosystem

As a leading fine artwork and collectibles trading platform in China with a particular expertise in contemporary Chinese art, we aim to provide a one-stop digitalized collectibles service to artists and collectors. We also promote Chinese aesthetics and art through our industry insight, services and technology. With the in-depth insight into the fine artwork and collectibles market, we have established a deep relationship network through years of efforts, and successfully established a stable and expanding customer base. Our ecosystem participants, namely artists, owners, and collectors of fine artwork and collectibles, seamlessly connect through Tyfon Gallery. Other than online exchanges on Tyfon Gallery, we host offline exhibitions to facilitate cultural and art exchange between artists and collectors and provide a visual experience for collectors.

Artists and owners bring to our art ecosystem a diversified range of fine artwork and collectibles. They offer fine artwork and collectibles of wide price range and styles, attracting collectors with different preferences to our art ecosystem. This helps to reinforce our position as a leading fine artwork and collectibles trading platform. The increase in the number of collectors purchasing fine artwork and collectibles from our platform increases market confidence and reputation of our Tyfon brand name. Through analyzing the preferences and patterns of collectors on our platform and utilizing our AI and big data technologies, we are able to further conduct precise marketing and reach more potential collectors.

Utilizing our established customer base and pool of quality artists, we offer our services through Tyfon Gallery with an integrated O2O model. We exhibit digitalized fine artwork and collectibles on our online platform, Tyfon Gallery. This is complemented by our Tyfon Art Blockchain and ART KEY, which assist collectors to track the authenticity and judge the value of fine artwork and collectibles bought on our platforms. Our vast offline sales network further enhances our discovering, marketing and reaching abilities. Our provision of comprehensive services offers sellers and potential collectors an engaging purchase experience. Together, our systems provide the foundation to building our art ecosystem to match the needs of sellers and collectors. Our technology innovations and stringent internal control system in respect of certification facilitates the authentic trading of fine artwork and collectibles. Our quality services increase the loyalty and stickiness of sellers and collectors to our platform and promotes the sustainable development and growth of our business.

Services and Products

O2O Platform

We conduct our business in an integrated O2O model. Our services include the digitalization, appraisal, authentication, tracing, exhibition, promotion, identification and transaction of fine artwork and collectibles. The fine artwork and collectibles that we currently cover are paintings, we expect to expand into photography and prints, three-dimensional artwork and cultural and creative collectibles in the future. Our online platform, Tyfon Gallery, is facilitated by our advanced blockchain technology, sophisticated fine artwork and collectibles feature sampling techniques, and the development of AI-powered big data products. We exhibit digitalized fine artwork and collectibles on our online platform, Tyfon Gallery. We earn revenue through our fine art agency services and our copyright and related transaction services. As of March 31, 2024, our platform had over 130,000 registered users. Our vast offline network further enhances our discovering, marketing and reaching abilities. As of the same date, we had over 50 regional sales offices throughout China, with over 300 professional sales agents. In 2023 alone, we organized approximately 650 exhibitions. We have established our presence in the Yangtsz River Region due to favorable local government policies.

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With our strong industry network, we identify and discover marketable fine artwork and collectibles, and are consigned with fine artwork and collectibles by reputable owners and artists. We source fine artwork and collectibles from sellers, comprising artists and owners, who offer and consign their fine artwork and collectibles to us to sell. We then generally enter into non-exclusive agency services agreements with such sellers. In order to attract appealing fine artwork and collectibles, we may advance consignment deposits to sellers. Before the consigned fine artwork and collectibles are put up for sale by us, we certify and verify the fine artwork and collectibles using sophisticated techniques and advanced technologies based on our internal standards. We then store the consigned fine artwork and collectibles in our designated storage facilities or at the exhibition venue. Based on the commission model agreed with the sellers, we determine and confirm the sales price of the fine artwork and collectibles to be sold in accordance with our pricing guidelines. See the section in this proxy statement/prospectus entitled “—Pricing” for further details.

Utilizing AI and big data technology, we then conduct various promotional activities to stimulate market demand from potential collectors. This includes showcasing the consigned fine artwork and collectibles on our online platform, Tyfon Gallery, and organizing offline exhibitions. Collectors place their orders of the consigned fine artwork and collectibles through Tyfon Gallery, and our sales team confirms the order and facilitates the payment process. The payment is typically settled through bank transfer or debit card at point of sales machines. Upon receiving the purchase price from collectors, we enter into a sales and purchase agreement with the seller and collector. We arrange for delivery of the fine artwork and collectibles to the collectors on behalf of the sellers, some collectors elect to collect the fine artwork and collectibles at our offices in person. We then remit the net sale proceeds (excluding commission from sellers and consignment deposits, if applicable) to the sellers in accordance with the agency services agreement.

Online Platform - Tyfon Gallery

Our online platform, Tyfon Gallery, comprises Tyfon Gallery Website and Tyfon Gallery App. In 2019, we established Tyfon Gallery for displaying and promoting fine artwork and collectibles, providing art-related education, and offering an online platform for artists to introduce themselves to potential collectors.

In order to promote market interests and stimulate awareness of the fine artwork and collectibles consigned to us, in addition to organizing offline exhibitions in which we showcase the consigned fine artwork and collectibles and display artists’ information, we also utilize Tyfon Gallery to provide online preview exhibitions for potential collectors to view and enjoy the fine artwork and collectibles to be exhibited at our offline exhibitions in advance, which we believe to be an effective marketing means. We utilize different technologies, such as AI, VR and AR, to provide a more compelling art experience to potential collectors. Our XR capabilities can provide a multidimensional experience to potential collectors. On the Tyfon Gallery Website, potential collectors can elect to view the fine artwork and collectibles in an art gallery setting or a living space setting to have a better sense of how the fine artwork and collectibles would fit into their living space. Potential collectors may scan the QR codes of the fine artwork and collectibles onsite at the offline exhibitions and view the information of the fine artwork, collectibles and the artists on Tyfon Gallery. We have an AI customer service smart voice system to provide real-time support to collectors on Tyfon Gallery.

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The following screenshots demonstrate the different functions on the Tyfon Gallery Website:

Artist Selection

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Artwork Selection

Artwork Details

Collectors place orders of the fine artwork and collectibles on Tyfon Gallery. Our advanced technology infrastructure facilitates a quick and smooth transaction between sellers and collectors. We provide collectors with a stream of information relating to the collectible, and coupled with our advanced blockchain architecture, we provide for traceability and authenticity in our consigned fine artwork and collectibles. For further details, see the section in this proxy statement/prospectus entitled “—Technology Innovation – Tyfon Art Blockchain.” We have established a round-the-clock trading system by ensuring timely update of fine artwork and collectibles information. We also facilitate collectors to assess and identify the fine artwork and collectibles by providing a comprehensive big data fine artwork and collectibles evaluation system and utilizing AI algorithms for image analysis and comparison.

Offline Exhibitions

Our vast offline sales network further enhances our discovering, marketing and reaching abilities. As of March 31, 2024, we had over 50 regional sales offices throughout China, with over 300 professional sales agents. Our regional sales offices also serve as our exhibition centers in addition to serving as our warehouse and logistic service point, art verification service point and authentication and blockchain service center. We opened our largest exhibition center of approximately 2,000 square meters in 2023. In 2023 alone, we organized approximately 650 exhibitions, averaging more than 12 exhibitions per regional sales office. In 2023, we facilitated over 20,000 fine artwork and collectibles transactions with a GMV of USD $380 million.

Our offline exhibitions allow potential collectors to have a visual and interactive experience of our consigned fine artwork and collectibles. We facilitate cultural and art exchange with discussions between our potential collectors, experienced art managers and other visitors. Potential collectors may also view the physical fine artwork and collectibles. Potential collectors can also check the details of fine artwork and collectibles via Tyfon Gallery or by scanning the QR codes of the fine artwork and collectibles onsite. This enhances the purchasing and art experience of the collectors, and helps improve the success rate of transactions. We also host art salons and workshops for a more private viewing of fine artwork and collectibles. Other than hosting exhibitions in our regional sales offices, we also host exhibitions in art museums and conference venues in prime business districts. This enables us to attract local markets’ awareness to our brand, and to promote and sell consigned fine artwork and collectibles that we believe best suit the local market’s preferences.

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The following are pictures of our exhibitions:

Pricing

We charge sellers who have consigned fine artwork and collectibles to us transaction fees on a case-by-case basis. The amount of transaction fees is determined based on a variety of factors, including our assessment of the artwork or collectible, the time period that the fine artwork or collectibles is consigned to us, the type and amount of promotion event that we think or the seller desires for the sales of the fine artwork or collectible, among others. Our copyright related transactions are priced based on our assessment of the relevant copyright, as well as the type of extended services that a user chooses to use.

Technology Innovation

Authentication and certification are important components in the fine artwork and collectibles industry. We have developed a number of innovative technologies to facilitate the appraisal, certification and verification of fine artwork and collectibles traded through us. We digitalize fine artwork and collectibles so collectors are able to view it on Tyfon Gallery and therefore allowing fine artwork and collectibles to reach more people. We have developed and applied Tyfon Art Blockchain which records and displays particulars of the relevant fine artwork and collectibles, such as the artists, details and transaction history. We offer an artwork authentication quality traceability inquiry function for fine artwork traded through us. We have also developed our own appraisal mechanism, ART KEY, which is recorded in the Tyfon Art Blockchain and displayed in Tyfon Gallery to assist potential collectors to obtain a clear understanding on the different merits of fine artwork and collectibles at a glance. Our research and development expenses were USD $747,000 and USD $839,000 for the years ended December 31, 2022 and 2023, respectively.

Digitalization

Digitalization occurs at our art resource center, where our professional team assess the artistic value and technical merit of each piece of fine artwork and collectibles after a rigorous process of preliminary screening. We create detailed archives for each collectible, chronicling its birth, growth and evolution, and to catalogue and document each collectible. We use cutting-edge equipment such as Phase One cameras and scanners to transform the fine artwork and collectibles into high-definition digital images in the digitalization stage. Digitalizing the fine artwork and collectibles not only retains their original charm and details, but also breathe new life into them in the digital world. We also use advanced portable devices and machine authentication technology for a comprehensive, multi-level authentication analysis of the fine artwork and collectibles. Our screening and review processes ensure that only appropriate fine artwork and collectibles are available to collectors on Tyfon Gallery. Traceable authentication represents our commitment to the authenticity of art and to facilitating the perfect combination of technology and art. After digitalization and traceable authentication, each fine artwork and collectibles is assigned its unique hash identifier and recorded in our Tyfon Art Blockchain. For further details, see the section in this proxy statement/prospectus entitled “—Tyfon Art Blockchain.”

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Tyfon Art Blockchain

In 2019, we launched our Tyfon Art Blockchain to enhance and maintain the reliability of Tyfon Gallery and increase our brand recognition. Prior to the launch of our Tyfon Art Blockchain, we certified and verified fine artwork and collectibles by physically inspecting and examining various aspects of the fine artwork and collectibles, such as the paper fiber state, ink adhesion and blooming state, size and texture of brush strokes, texture color distribution and bubble distribution texture state and particle arrangement. We would also contact the artist that created the fine artwork and collectibles consigned to us and obtain a certification signed by the artist which confirms the genuineness and authenticity of the relevant fine artwork and collectibles. After completion of extraction of data, we then certify the fine artwork and collectibles and save such data in our internal computer system.

We developed Tyfon Art Blockchain in 2019, primarily by our research and development team with an infrastructure software provided by an independent third-party service provider. After collecting and selecting fine artwork and collectibles, we assign a unique hash identifier to each fine artwork and collectibles handled and certified by us. Particulars of the relevant fine artwork and collectibles, such as artist’s background and details, specification of the painting and transaction history are recorded in our Tyfon Art Blockchain. We are able to record both dynamic and static data of fine artwork and collectibles on our Tyfon Art Blockchain. Dynamic data refers to data relating to the transfer of ownership of such painting, whereas static data refers to data relating to the painting itself. If the fine artwork and collectibles are sold through us, we are able to record both dynamic and static data in our Tyfon Art Blockchain. However, if the fine artwork and collectibles are subsequently sold through other platforms, we can only record static data in our Tyfon Art Blockchain. All such particulars cannot be modified once they are recorded in our Tyfon Art Blockchain. Our Tyfon Art Blockchain facilitates quick transactions and timely updates of information of fine artwork and collectible. Potential collectors have access to secured, comprehensive and reliable information regarding all fine artwork and collectibles handled by us, enhancing their purchasing experience. As a result, our focus on integrity, the authenticity and traceability of fine artwork and collectibles boosts trading confidence and improves the success rate of transactions.

ART KEY

In 2019, we developed ART KEY, a proprietary appraisal mechanism which is designed to facilitate potential collectors to make decisions on choosing fine artwork and collectibles by learning about the artists’ background and qualification. ART KEY consists of five components, namely exhibition, seniority, professionalism, influence and collectability. We developed ART KEY using big data from historical transactions, collecting different market dimensions scoring data, such as the artist’s exhibition frequency, education background, qualification and personal influence. ART KEY aims to reflect the latest market positioning of a collectible. We also adopt industry trends for making forecast and predictions. ART KEY is displayed with the fine artwork and collectibles on Tyfon Gallery.

The following diagram illustrates the appraisal mechanism of ART KEY:

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Certification

Certification is an important component in the value chain in the fine artwork and collectibles industry. We devote significant resources to establish a concrete internal control and risk management systems in certification with the application of Tyfon Art Blockchain, and to build up a strong management and expert team to certify fine artwork and collectibles.

As of March 31, 2024, our certification team consisted of eight members, with four veteran members. Each member of our certification team has relevant experience in certification of fine artwork and collectibles, and the four core members have an average of 5.4 years’ experience in the industry. In particular, our certification manager has been working with us for nine years, and has extensive experience in the art industry and practical knowledge in painting certification. We design our quality control system in relation to painting certification according to our internal standards and requirements with reference to the certification and verification standard of CITS.

We conduct due diligence on the background of the relevant fine artwork and collectibles before accepting consignment of such fine artwork and collectibles to prevent counterfeiting incidents. We focus on the source, ownership and any material defects of the collectible. Our certification team assesses the fine artwork and collectibles by performing procedures such as obtaining personal information of the seller, conducting public searches as appropriate, requesting for documentary proof, and requesting for representation and warranties as to the ownership and legality of source. We then record the results of assessment in our Tyfon Art Blockchain.

After the above preliminary assessment, our certification team inspects and extracts data of the fine artwork and collectibles based on our internal standards, such as paper fiber state, ink adhesion and blooming state. In particular, our certification team will identify the featured points on the fine artwork and collectibles with reference to their size and shoot 60 times, 200 times, 600 times and/or 2,000 times enlarged photos of those featured points. The enlarged photos of these featured points on the fine artwork and collectibles will be uploaded and recorded on our Tyfon Art Blockchain for our future verification. If our certification team is satisfied that there are no material issues regarding the fine artwork and collectibles, the data of such fine artwork and collectibles are uploaded to our system and a unique hash identifier is assigned to the painting. An exquisite certificate is also printed as a symbol of the collectible’s identity.

We have established an artwork authentication quality traceability inquiry function on Tyfon Gallery. This is an authentication and quality traceability system for fine artwork transacted on Tyfon Gallery. By entering the identification number of the fine artwork, anyone can inquire about the information stored on the Tyfon Art Blockchain, including basic information, microscopic features and current owner information. Basic information of the fine artwork includes the name, size, material, era, condition, artist, source and price information, whereas microscopic features comprise of microscopic scanned images and magnified images of the collectible.

The following diagram illustrates the search page of our artwork authentication quality traceability inquiry function:

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Copyright and Related Transactions Services

Other than purchasing the fine artwork and collectibles, collectors can also purchase the copyright of different fine artwork and collectibles on Tyfon Gallery. Collectors can opt to purchase all rights, or limited right such as derivatives authorization, marketing authorization, content placement, or other commercial use. We also purchase the copyright of fine artwork and collectibles that has been sold on Tyfon Gallery but where the collector chose not to purchase such copyright. Such copyright is available to be licensed and purchased from us.

The following screenshot demonstrates the purchase of art copyright function on the Tyfon Gallery Website:

Purchase of Art Copyright

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Data and IT Structure

Data security and privacy

We value information security and are committed to protecting the information and privacy of our customers and users. We have established and implemented a strict platform-wide policy on data collection, processing and usage. In particular, we collect information and other data from our customers and other users of Tyfon Gallery with their prior consent. We have adopted measures to prevent collection of user data which is irrelevant to our business and operations. We generally do not disclose user’s data to other third parties without user’s consent, however we may share data with our business partners and where it is necessary.

To ensure the confidentiality and integrity of our data, we maintain a comprehensive and rigorous data security program. We adopt safety protective measures that are up to industry safety standards. To ensure the secure processing and transmission of data, we use protective encryption to protect users’ data during provision of our services and carry out data desensitization when we process sensitive user data. We have also established stringent internal protocols where there is data access control limited to relevant employees and a multi-factor authentication system. We have a specialized contingency team who will adopt measures and remedies to minimize loss as soon as possible in case of personal data leakage, damage or lost.

Technology and infrastructure

Cloud providers host our applications, websites, software and supporting services. Cloud computing allows us to efficiently allocate our IT resources, improve the management of our systems and lower labor costs.

In the interest of providing our users with continuity of our services, we have developed an internal protocol, which addresses processes for data backup and recovery, so that we may respond quickly in the event of server interruptions.

We have built reliable infrastructure that can host the data that our users generate. We also upgrade our infrastructure regularly in order to improve our service reliability. We have established several internal regulations to timely respond to any server interruptions, which includes data backup, timely data recovery and business continuity plan. In the event of any server interruptions, we can quickly recover to continuously provide our services.

Our IT team is responsible for developing, maintaining, implementing and improving our technology infrastructure, including application, websites, software and technology systems. They are also responsible for developing and upgrading our blockchain products, big data and AI systems and XR user experience systems.

Marketing

We focus our marketing efforts on attracting more fine artwork and collectibles and promoting market interests and stimulating awareness of our consigned fine artwork and collectibles. We have a dedicated sales and marketing team which formulates and executes our overall sales, marketing and branding strategies. As of March 31, 2024, our sales and marketing team consisted of 316 employees.

We mainly contact and visit existing and potential artists and owners to source and attract fine artwork and collectibles. We organize exhibits and attend art events to get in touch with artists and owners. Our sales team also approach collectors who purchased fine artwork and collectibles through our platform to see if they would like to resell their fine artwork and collectibles through our platform. We have built a network of artists and owners to secure a stable supply of quality fine artwork and collectibles to be consigned and traded under our platform.

Our exhibitions allow potential collectors to have a visual and interactive experience of our consigned fine artwork and collectibles. We facilitate cultural and art exchange with discussions between our potential collectors, experienced art managers and other visitors. Other than hosting exhibitions in art museums and conference venues in prime business districts, we also host exhibitions in our sales branches in Jiangsu Province, Zhejiang province and Shanghai. This enables us to attract local markets’ awareness to our brand, and to promote and sell consigned fine artwork and collectibles that we believe best suit the local market’s preferences.

We also promote our consigned fine artwork and collectibles through exhibition catalogues, online preview and advertisement placements on various social media platforms. This allows us to promote our consigned fine artwork and collectibles to potential collectors who are unable to attend our exhibitions, such as those in areas where we do not hold exhibitions yet.

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Customers

Our customers include artists who intend to sell self-created fine artwork and collectibles and owners who intend to resell their fine artwork and collectibles. We attract customers to our platform primarily through marketing activities as set out in “- Marketing” above in this section. Our revenue is mainly generated from commission from artists and owners charged for each fine artwork and collectibles transaction through our fine art agency services. We also generate revenue from our copyright and related transaction services. Other than individual artists and owners, we also work with individual-run/small workshops and sell their painting collection portfolio on Tyfon Gallery. We use the same screening, certification and verification procedure for the provision of services to such workshops as to individual artists and owners. We generally enter into agency services agreement with the artists and owners.

Return Policy

Upon sales of the fine artwork and collectibles to the collectors, if the collector satisfies us that the fine artwork or collectible is deceptively described for its ownership, authenticity, defects or there are any material errors or omission on the above aspects, the collector can request for cancellation and return of sales. The collector must provide full supporting evidence that led to him/her to question the authenticity of the fine artwork or collectible and return the fine artwork or collectible in the same condition as it was on the date of sale at the seller’s expenses. The seller shall then cancel the sale and refund to the collector in full in relation to such collectible.

Suppliers

Our suppliers mainly relate to our exhibition operations, including property owners which provide venues for our exhibitions and offices, suppliers of printing and delivery services for our exhibition catalogues and other materials. We engage our suppliers on a project-by-project basis and do not enter into long term agreements with them. We have stringent procedures to select our suppliers, and consider factors such a reputation, quality of services, track period and service fee.

Competition

We face competition principally from other Chinese painting trading intermediaries. While the Chinese painting trading intermediary market is moderately concentrated and growing, we believe we compete favorably because of our well-recognized brand as a leading fine artwork and collectibles trading platform in China, our one-stop O2O platform services and innovative blockchain technology for art authentication.

Employees

We had a total of 450 full-time employees as of March 31, 2024. The table provides a breakdown of our employees as of March 31, 2024 by function:

Functions	Number
Management	56
Sales and Marketing	316
Art resources center	33
Research and Development	28
Brand center	13
Compliance	4
Total	450

As of March 31, 2024, 104 of our employees were based in the headquarters in Suzhou, Jiangsu province. The rest of our employees were based in other provinces in China, such as Zhejiang Province and Shanghai. 31% of the employees at our headquarters were technology-related personnel as of March 31, 2024.

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Our success depends on our ability to attract, retain and motivate personnel. We work to identify, attract, and retain employees who are aligned with and will help progress with our mission. We offer competitive salaries, performance-based bonuses and other incentives to our employees.

We have not had any labor disputes that have materially interfered with our operations. We believe that we have built and maintain a good relationship with our employees due to our management policies, working environment, staff development opportunities and benefits.

As required by regulations in China, we participate in various government statutory employee benefit plans. PRC law requires that we contribute to employee benefit plans at specified percentages of salaries and bonuses, and provide allowances to our employees specified by local governments.

Intellectual Property

We seek to protect our intellectual property through a combination of patent protection, copyrights, trademarks, service marks, domain names, trade secret laws, confidentiality procedures and contractual restrictions.

As of March 31, 2024, we had registered 158 trademarks, 21 software copyrights, nine work copyrights, one patent and 21 domain names in China. Information contained on, or that can be accessed through our website is not incorporated by reference into this prospectus and you should not consider such information to be part of this prospectus.

We enter into confidentiality agreements with our key employees. In addition, the agreements that we enter into with our customers such as registration agreements and agency services agreements include confidentiality provisions.

Facilities

Our headquarters is located in Suzhou, Jiangsu Province, where we lease and occupy an office building as our office and exhibition venue, with an aggregate floor area of approximately 4,693 square meters, as of March 31, 2024. We lease other properties to serve as our office premises, exhibition venues and storage facilities, mainly in Suzhou and its adjacent cities in Jiangsu province, and also in Beijing, Shanghai, Hong Kong, with lease term generally ranging from six to eight months for short term leases, and up to ten years for long term leases. We lease all the facilities that we currently occupy from unaffiliated third parties. We believe that the facilities that we currently lease are adequate to meet our needs for the foreseeable future. In addition, we are party to an agreement, dated August 29, 2023, with an independent third party, under which we are committed to purchase an office space located in Changshu, Jiangsu Province of approximately 1,180 square meters once the office building is built.

Anti-money Laundering Measures

We have implemented anti-money laundering policies and procedures which provide guidelines on preventing and detecting money laundering to ensure compliance with all relevant legal and regulatory requirements.

Major steps and measures set out in the anti-money laundering policies to prevent and detect anti-money laundering activities include:

●	We have established a ‘‘know your client’’ due diligence database which records our customers’ name, identity card number, correspondence address and contact information;

●	We keep all records for the transaction for monitoring, including daily transaction records, receipts, copies of cheques, payment in books and written correspondence of the sellers for five years upon completion of the transaction;

●	We perform regular screening and monitoring process after sales and conduct investigation on situations indicating potential money-laundering activities where, (i) the number of successful deals between same collector and seller is more than three times in one month; (ii) the transactions are always made only between certain sellers and collectors, or between a few sellers and collectors; (iii) monthly cumulative transactions over RMB0.5 million; or (iv) any other suspicious transaction indicators;

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●	We provide a whistle-blowing mechanism allowing the employees to report any malpractice to our board of directors and our audit committee under the condition of confidentiality and map out the investigation procedure;

●	We report the suspected transaction and/or seller or collector to the relevant competent authorities or investigating authorities where such report shall be made in compliance with the applicable anti-money laundering laws and regulations;

●	If it is determined as potential money-laundering activities, misconducts or delinquencies, and/or there is an attempt to conceal money-laundering activities conducted by the sellers and/or collectors, our board must consult legal adviser and should make a decision as soon as practicable on whether such activity should be referred to the relevant competent authorities or investigating authorities for next steps; and

●	We supervise and review the implementation and effectiveness of the policy by our board and the audit committee on a regular basis.

We have not received any notification imposing any penalty on or commencement of any investigation against us by applicable authorities with regard to such activities.

Insurance

We provide social security insurance including pension insurance, unemployment insurance, work-related injury insurance and medical insurance for our employees. We maintain property insurance covering property damage relating to our business, including fine artwork and collectibles stored in our storage facilities and during the delivery process. We do not maintain product liability insurance or key-man life insurance. We consider our insurance coverage to be in line with the industry practice as well as the customary practice in China.

Legal Proceedings

From time to time, we may be subject to various legal proceedings and claims that arise in the ordinary course of business. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash-flow or results of operations.

Corporate History

In 2013, our founder, Ms. Hu, established Taifeng Cultural Communication in the PRC, and commenced operations through Taifeng Cultural Communication in 2015. We undertook a reorganization in order to further develop our business and to facilitate listing. We refer to this reorganization in this prospectus as the Reorganization.

Reorganization

During the period from November 2019 to January 2020, the ultimate beneficial owners of Taifeng Cultural Communication had incorporated a number of offshore holding companies in BVI. Tyfon Culture Holdings Limited was incorporated in the Cayman Islands as our holding company in November 2019. Shortly after its incorporation, Tyfon Culture Holdings Limited established a wholly owned subsidiary in BVI, Tyfon Culture Group Limited, which is our intermediary holding company in BVI. In the same month, Tyfon Culture Group Limited established a wholly owned subsidiary in Hong Kong, Tyfon Culture (Hong Kong) Limited, which is our intermediary holding company in Hong Kong.

In November 2019, Suzhou Yongfeng Consulting Management Co., Ltd., one of our major operating entities, was established as a wholly owned subsidiary in China by Jiangsu Taifeng Cultural Communication Company Limited. Upon the completion of several equity transfers, Suzhou Yongfeng Consulting Management Co., Ltd. has become a wholly foreign owned enterprise and has since been wholly owned by Tyfon Culture (Hong Kong) Limited.

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On December 31, 2023, the following VIE agreements (collectively, the “VIE Agreements”) involving Suzhou Yongfeng Consulting Management Co. was entered into: the Exclusive Business Cooperation Agreements between Suzhou Yongfeng Consulting Management Co., Ltd. and Jiangsu Taifeng Cultural Communication Co., Ltd. dated December 31, 2023; the Exclusive Option Agreements among Suzhou Yongfeng Consulting Management Co., Ltd., Hu Ting and Jiangsu Taifeng Cultural Communication Co., Ltd. dated December 31, 2023; the Voting Rights Proxy Agreements among Suzhou Yongfeng Consulting Management Co., Ltd., Hu Ting and Jiangsu Taifeng Cultural Communication Co., Ltd. dated December 31, 2023; and the Equity Pledge Agreement and the Supplemental Agreement to the Equity Pledge Agreement, both among Suzhou Yongfeng Consulting Management Co., Ltd., Hu Ting and Jiangsu Taifeng Cultural Communication Co., Ltd. dated December 31, 2023.

Corporate Structure

The following diagram illustrates our corporate structure, as of the date of this prospectus:

Notes:

(1) Ms. Cao is the daughter of Ms. Hu.

(2) The Employee Shareholders are our employees at the time of participation in our onshore employee share incentive scheme.

(3) WINTIME Cultural Management Co., Ltd. (BVI) is an SPV for Employee Shareholders to hold their shares in Tyfon.

(4) Suzhou Yongfeng Consulting Management Co., Ltd. is a wholly-owned foreign enterprise (the “WFOE”) that is a party to certain VIE Agreements with Jiangsu Taifeng Cultural Communication Co., Ltd. (the “VIE Entity”) and the registered shareholder of the VIE Entity, and Hu Ting, pursuant to which the economic benefits of the VIE Entity are payable to the WFOE directly or indirectly, and the VIE Entity is contractually controlled directly or indirectly by the WFOE.

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TYFON MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Tyfon’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. The discussion and analysis should also be read together with the unaudited pro forma condensed combined financial information in the section of this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information.” Certain information contained in the discussion and analysis set forth below includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this proxy statement/prospectus including, without limitation, statements in this “Tyfon Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding Tyfon’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements.

Words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Tyfon management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to sections of this proxy statement/prospectus entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Except as expressly required by applicable securities law, Tyfon disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Unless the context otherwise requires, all references in this section to “Tyfon,” “we,” “us,” “our,” and other similar terms refer to the business of Tyfon Culture Holdings Limited, a Cayman Islands exempted company limited by shares, and its subsidiaries prior to the consummation of the Business Combination, which will be the business of New Tyfon and its consolidated subsidiaries, majority-owned entities, controlled entities and corporate joint venture following the consummation of the Business Combination.

The amounts reported in this section are denominated in United States dollar (“USD”). The functional currency of the Company and its subsidiaries is Renminbi (“RMB”).

Overview

We are a well-recognized one-stop digitalized collectibles service provider in PRC, with online/offline to offline/online (“O2O”) coverage for all things related to agency service for the trading of fine artwork, and starting in 2024, collectibles. Our O2O coverage not only invites collectors and prospective customer to go to our offline exhibition centers to view our available collectibles, but also invites collectors in our offline exhibition centers to visit our online platform Tyfon Gallery, achieving a closed-loop coverage that channels offline traffic to our online platform Tyfon Gallery and vice versa.

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Key Factors Affecting Our Results of Operations

Our results of operations and financial position have been and will continue to be affected by a number of factors, many of which may not be within our control, including those set out in the section of this proxy statement/prospectus entitled ‘‘Risk Factors’’ and those discussed below:

Market demand and supply of collectibles in PRC

Our revenue was principally derived from the transaction fees from artists and owners charged for each artwork transaction through our fine art agency services. The demand for fine art and collectibles in PRC affects the number and size of transactions, which could in turn affect our financial performance. The market demand for fine art and collectibles in PRC is influenced by various factors, many of which are beyond our control. These factors include but are not limited to economic and political conditions of conducting business in the PRC, changing trends and demands, inflation, high interests as well as the collecting preferences and financial resources of the purchasers. For example, a decrease in market demand in PRC may increase the level of difficulty for us to sell fine artwork and collectibles to purchasers within the period of time as stipulated on the agency services agreements, which could in turn result in lower transaction fee earned by us.

Fluctuations in the value of the RMB

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in society and economic conditions in China and by China’s foreign exchange policies. With the development of the foreign exchange market and progress towards interest rate liberalization and RMB internationalization, the PRC government may announce further changes to the exchange rate system, and the RMB may appreciate or depreciate significantly against the U.S. dollar. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar.

The amounts reported in this section are denominated in USD while the functional currency of us and our subsidiaries is RMB. As a result, we are exposed to foreign exchange risk as our results of operations may be affected by fluctuations in the exchange rate among USD and RMB. If the RMB depreciates against the USD, the value of our amounts reported in USD in this section may decline, even if our business operations do not experience a similar decline . We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

Relationships with our customers and purchasers

The success of our operations and sustainable development depends upon our ability to maintain and develop recurring relationships with our customers (i.e., artists and fine artwork and collectible owners) and purchasers as the size and activity level of our customer and purchaser bases materially affect our revenue, profitability and operating cash flow.

Over years, we have devoted ourselves to maintaining and developing large customers and purchasers bases. We intend to continue maintaining and further developing our customers and purchasers bases in Suzhou and throughout PRC. If we are unable to maintain and develop our relationships with them, our business could be materially and adversely affected. As such, our relationships with customers and potential purchasers have a significant effect on our business growth.

Competition

Significant competition exists in the fine artwork and collectibles trading market. In particular, some of our competitors may have strategic advantages over us in terms of their financial resources, network coverage, customers and purchasers bases, access to fine artwork and collectibles and brand recognition. Competitors may leverage their brand recognition, experience and resources to compete with us in a variety of ways, including making investment and acquisition for the expansion of their product and service offerings. Some of our competitors may be able to secure more favorable terms from sellers of fine artwork and collectibles and to devote more resources in marketing to attract new sellers and purchasers. Competition may cause a decrease in demand for our services, an increase our costs for sourcing the fine artwork and collectibles and our marketing activities, and challenges in the recruitment of experienced professionals in fine artwork and collectibles in PRC.

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Our competitive strengths relative to our competitors depend on various factors, including our development of the business model which promotes the trading of fine artwork and collectibles with the combined efforts of offline exhibitions and our online platform, the development and application of the Tyfon Art Blockchain system, which further our certification and verification abilities, and our ability to maintain good and recurring relationship with artists and collectible owners. If we cannot effectively and successfully compete with our competitors, we may lose our established market position and our results of operations and financial condition may be materially and adversely affected.

Key Components of Results of Operations

Revenue

Revenues are principally comprised of agency transaction fees generated from agency service of fine artwork, and related copyright transfer and registration. We accept artwork on consignment and matches sellers to buyers through the private sale process and acts as agent for the seller. Revenues represent the amount of consideration that we are entitled to in exchange for the transfer of promised services in the ordinary course of our activities and is recorded net of value-added tax. Consistent with the criteria of ASC Topic 606 (“ASC 606”), Revenue from Contracts with Customers, we recognize revenue when the performance obligation in a contract is satisfied at a point in time when control of the promised service to a customer is transferred.

Transaction fees from artwork sales

We provide agency service for the sellers of artworks to facilitate the sales transactions between sellers and buyers, and charges transaction fee as its revenue. When a seller wishes to sell their artwork with us acting as its agent in the transaction, a legally binding agency service agreement is entered between a subsidiary of us and the seller, which outlines the terms of the arrangement, including the desired sale price and the rate of transaction fee that we may earn if a sale is completed, as well as, the period of time for the consignment of artwork which is normally not longer than one year. Prior to offering an artwork for sale, we perform due diligence activities to authenticate and determine the ownership history and condition of the consigned artwork. We also provide marketing, promotion, exhibition and transaction arrangement services to attract potential buyers and facilitate the final sales transactions between sellers and buyers. Those services are not distinct but highly interrelated, and are combined as one single performance obligation, that is, to broker a legally binding sale of the consigned artwork to a buyer as agent for the seller. The seller receives the benefit of our agency service only upon the completion of a legally binding sale, and the revenue is recognized on a net basis at the point in time when a buyer places an order and the sales proceeds are fully collected by us on behalf of seller. At this point in time, we have performed all of our service obligations in the transaction and the seller is legally obligated to relinquish the artwork in exchange for the net sale proceeds (i.e, the sale price less our transaction fee). If we are not successful in completing a sale according to the terms the agency service agreement, we are not entitled to a transaction fee. We do not take control or ownership of the artwork consigned by the seller at any time during the consignment period.

Transaction fees from copyright transfer and registration

We also provide the agency service for the sellers to facilitate the transfer of copyright of artworks from the sellers to the buyers and charge a transaction fee, which is recognized as revenue. A copyright agency service agreement is entered between a subsidiary of ours and the seller, which outlines the terms of the arrangement, including the copyright transfer price of the seller, and the rate of the transaction fee that we may earn if a transfer is completed, as well as the period of time for the agency service for copyright transfer which is normally not longer than one year. The copyright agency service agreement is usually entered into concurrently with the agency service agreement entered for the corresponding artwork. However, a separate transfer of the copyright of the artwork alone is not prohibited. We also provide an ancillary copyright registration service with a fixed amount of service fee for each copyright registered.

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The following table presents our revenues for the years ended December 31, 2022 and 2023:

	Year ended December 31,
	2022		2023
	USD	%	USD	%
	(in thousands, except percentages)
Transaction fees from artwork sales	$38,786	96.4	$58,026	95.9
Transaction fees from copyright transfer and registration	$1,437	3.6	$2,498	4.1

Total	$40,223	100.0	$60,524	100.0

Cost of revenues

The cost of revenues consisted primarily of direct labor costs which mainly included performance bonus paid or payable to the salespersons, commission paid to the external sales agent, and tax surcharges.

Selling and marketing expenses

Selling and marketing expenses consisted primarily of staff costs, which mainly includes basic salaries and employee benefits of sales personnel not directly attributable to the agency service revenue earned, exhibition fees in relation to the exhibitions held, promotion expenses to advertise the exhibitions and insurance expenses covering property damage in connection with the business.

General and administrative expenses

General and administrative expenses consisted primarily of staff costs, which mainly included salaries and employee benefits of the administrative staff, depreciation and amortization of the property and equipment and operating lease right-of-use assets, and consultation service fees mainly including audit fee, internet service fee and data checking fee.

Research and development expenses

Research and development expenses consisted primarily of personnel-related costs for research and development employees, and consultancy fees paid to professional third parties directly associated with the research and development of the online platform and relevant software systems necessary to support our business and operations. We generally expense all costs that are incurred in connection with the planning, and implementation phases of the online platform and related software. Costs incurred in the application development phase are capitalized and amortized over the estimated product life. However, as the amount of costs qualified for capitalization has been insignificant, all such development costs have been expensed as incurred.

Other income (expense), net

Other income (expense), net mainly consisted of government grants, gain and loss on disposal of property and equipment, gain and loss on early termination of leases, and tax charges arising from Taifeng Cultural Reorganization.

Government grants include cash subsidies received by our subsidies in the PRC from local governments as incentives for operating business in certain local districts. Such subsidies allow us full discretion in utilizing the funds and are used by us for general corporate purpose. Government grants are included in other income (expense), net, and recognized when received. We received no government grants that requires certain conditions or future performance of us.

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Income taxes

We account for income taxes under ASC 740, Income Taxes. Provision for income taxes consisted of current income taxes and deferred income taxes.

Current income taxes are provided for in accordance with the laws of the relevant tax authorities and calculated using tax rates that have been enacted as of the balance sheet date.

Deferred income taxes are provided using assets and liabilities method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are recognized to the extent that these assets are more likely than not to be realized. In making such a determination, the management consider all positive and negative evidence, including future reversals of projected future taxable income and results of recent operation. Deferred tax assets are then reduced by a valuation allowance through a charge to income tax expense when, in the opinion of management, it is more likely than not that a portion of or all of the deferred tax assets will not be realized.

We account for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of the benefit to be recognized. An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination based solely on the technical merits of the position assuming a review by tax authorities having all relevant information. The amount of the benefits that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement.

Interest and penalties on income taxes will be classified as a component of the provisions for income taxes. We did not recognize any income tax due to uncertain tax position or incur any interest and penalties related to potential underpaid income tax expenses for the years ended December 31, 2022 and 2023.

Cayman Islands and BVI

Under the current laws of the Cayman Islands and BVI, we are not subject to tax on income or capital gain. Additionally, upon payments of the dividends by us to its shareholders, no Cayman Islands or BVI withholding tax will be imposed.

Hong Kong

Entities incorporated in Hong Kong are subject to Hong Kong Profits Tax rate of 16.5%, and foreign-derived income is exempted from income tax. There are no withholding taxes upon payment of dividends by the entities incorporated in Hong Kong to its shareholders. As of December 31, 2022 and 2023, no provision of Hong Kong Profit Tax was made as we had no assessable profit subject to Hong Kong Profits Tax.

PRC

Under the PRC Enterprise Income Tax Law (“EIT Law”), Foreign Investment Enterprises (“FIEs”) and domestic companies are subject to corporate income tax at a uniform rate of 25%. Certain PRC subsidiaries qualified for the requirements of small and micro enterprises which enjoy a preferential tax rate of 20% based on a reduced taxable income. For the years ended December 31, 2022 and 2023, only 12.5% or 25% of the taxable income was subject to preferential tax rate of 20% if the taxable income was below a specified threshold.

Under the EIT Law, dividends declared to non-PRC resident in respect of profits earned by the PRC subsidiaries is subject to a 10% withholding tax. A lower tax rate might be applied if the PRC subsidiaries are qualified for such rate under tax treaty or arrangement benefits available. During the years ended December 31, 2022 and 2023, withholding income tax expense amounted to $446 thousand and $707 thousand has been recognized on declared dividends, respectively.

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The underlying dividends were distributed for offshore use, such as payments of professional fee for listing services. We did not provide for additional deferred income taxes and withholding taxes on the undistributed earnings of the PRC subsidiaries during the years presented on the basis of our current intent to permanently reinvest our PRC subsidiaries’ earnings.

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods presented, in absolute amount and as a percentage of our operating revenue. You should read this information in conjunction with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. The results of operations in any period are not necessarily indicative of the results that may be expected for any future period.

	Year ended December 31,
	2022		2023
	USD	% of Revenue	USD	% of Revenue
	(in thousands, except percentages)
Revenue	$40,223	100.0	$60,524	100.0
Cost of revenues	$(12,147)	30.2	$(18,623)	30.8
Gross profit	$28,076	69.8	$41,901	69.2
Operating expenses:
Selling and marketing expenses	$(2,709)	6.7	$(2,463)	4.1
General and administrative expenses	$(6,427)	16.0	$(7,338)	12.1
Research and development expenses	$(747)	1.9	$(839)	1.4
Total operating expenses	$(9,883)	24.6	$(10,640)	17.6
Income from operations	$18,193	45.2	$31,261	51.7
Interest income, net	$129	0.3	$315	0.5
Foreign exchange gain, net	$184	0.5	$124	0.2
Other expense, net	$(688)	1.7	$(6)	0.0
Total income before income tax expense	$17,818	44.3	$31,694	52.4
Income tax expenses	$(5,581)	13.9	$(8,597)	14.2
Net income	$12,237	30.4	$23,097	38.2

Revenue

Our revenue increased by $20.3 million, or 50.5%, from $40.2 million for the year ended December 31, 2022 to $60.5 million for the year ended December 31, 2023, primarily due to (i) an increase of the number of exhibitions from over 300 exhibitions to over 650 exhibitions; (i) an increase in the number of our sales offices from 34 to 50; and (iii) the average number of monthly salespersons from 160 to 220.

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Cost of revenues

Our cost of revenues increased by $6.5 million, or 53.3%, from $12.1 million for the year ended December 31, 2022 to $18.6 million for the year ended December 31, 2023, primarily due to the increase in our direct labor costs by $6.3 million, all of which are from the increase in our performance-based bonuses to salespersons.

Gross profit

As a result of the foregoing, our gross profit increased by $13.8 million, or 49.2%, from $28.1 million for the year ended December 31, 2022 to $42.0 million for the year ended December 31, 2023.

Selling and marketing expenses

Our selling and marketing expenses decreased by $0.25 million, or 9.1%, from $2.7 million for the year ended December 31, 2022, to $2.5 million for the year ended December 31, 2023, primarily due to the decrease in our non-performance based staff costs in the amount of $0.5 million, offset by the increase of exhibition fee of $0.2 million.

General and administrative expenses

Our general and administrative expenses increased by $0.9 million, or 14.2%, from $6.4 million for the year ended December 31, 2022 to $7.3 million for the year ended December 31, 2023, primarily due to the expenses related to the opening of new sales offices (such as travelling and transportation expenses), business and office expenses, land lease, property, water and electricity fees, totaling in the increase of $0.9 million in 2023.

Research and development expenses

Our research and development expenses increased by $92 thousand, or 12.3%, from $0.75 million for the year ended December 31, 2022 to $0.84 million for the year ended December 31, 2023, primarily due to an increase in labor costs and depreciation, as our average number of monthly research staff increased from around 28 to 30.

Interest income, net

Our interest income, net increased by $0.2 million, or 144.2%, from $0.13 million for the year ended December 31, 2022 to $0.3 million for the year ended December 31, 2023, primarily due to an increase in our cash balance and interest rate on our deposits in 2023.

Foreign exchange gain, net

Our foreign exchange gain, net decreased by $60 thousand, or 32.6%, from $0.18 million for the year ended December 31, 2022 to $0.12 million for the year ended December 31, 2023, primarily due to the fluctuation in the exchange rate between Hong Kong Dollar and Renminbi.

Other expense, net

Our other expense, net decreased by $0.68 million, or 99.1%, from $0.69 million for the year ended December 31, 2022 to $6 thousand for the year ended December 31, 2023, primarily due to the non-recurring expenses we incurred in 2022 in connection with the Taifeng Cultural Reorganization.

Income tax expense

Our income tax expense increased by $3 million, or 54.0%, from $5.6 million for the year ended December 31, 2022 to $8.6 million for the year ended December 31, 2023, primarily due to the increase in total income (loss) before income tax expense of $13.9 million, offset by the decrease of our effective tax rate from 31.3% to 27.1%.

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Liquidity and Capital Resources

We have historically funded our liquidity and capital requirements primarily through a combination of cash flows provided by operating activities and borrowings. We require cash primarily for our operations and general working capital needs. Going forward, we expect to fund our working capital requirements with a combination of various sources, including but not limited to cash flows provided by operating activities, cash and bank balances and other possible equity and debt financing, as and when appropriate.

As of December 31, 2022 and 2023, we had cash of $21.4 million and $53.9 million, respectively. As of December 31, 2023, we had an unused credit line of $1.4 million, which we expect only to use primarily for our working capital purposes. The above resources, in our opinion, provide sufficient working capital for our present cash flow requirements.

Cash flows

The following table sets forth the selected cash flow data from the consolidated statements of cash flows for the years indicated:

	Year ended December 31,
	2022	2023
	(USD in thousands)
Net cash provided by operating activities	$7,378	$31,739
Net cash used in investing activities	(442)	(1,077)
Net cash provided by (used in) financing activities	(8,936)	2,367
Effect of foreign exchange rate changes on cash	(1,925)	(573)
Net increase (decrease) in cash	(2,000)	33,029
Cash, beginning of the year	25,365	21,440
Cash, end of the year	$21,440	$53,896

Operating activities

For the years ended December 31, 2022 and 2023, our cash inflow from operating activities was principally from the receipt of payments for our services provided to our customers. Our cash outflow used in operating activities was principally for the payment of direct labor costs and operating expenses.

For the year ended December 31, 2022, we had net cash provided by operating activities of $7.4 million, primarily consisting of net income of $12.2 million, as adjusted for non-cash items and the effects of changes in operating assets and liabilities and other activities. Adjustments for non-cash items primarily included depreciation expense of $0.3 million and amortization of right-of-use assets of $0.5 million. Changes in operating assets and liabilities mainly consisted of a decrease of $9.9 million in consignment deposit, net, an increase of $2.4 million in other payables and accrued expenses, and an increase of $2.7 million in other tax payable.

For the year ended December 31, 2023, we had net cash provided by operating activities of $31.7 million, primarily consisting of net income of $23.1 million, as adjusted for non-cash items and the effects of changes in operating assets and liabilities and other activities. Adjustments for non-cash items primarily included depreciation expense of $0.4 million and amortization of right-of-use assets of $0.8 million. Changes in operating assets and liabilities mainly consisted of an increase of $2.4 million in consignment deposit, net, an increase of $1.3 million in income tax payable, and an increase of $4.3 million in other tax payable.

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Investing activities

For the years ended December 31, 2022 and 2023, our cash inflow from investing activities was principally proceeds from disposal of plant and equipment. Our cash outflow used in investing activities was principally for purchases of property and equipment.

For the year ended December 31, 2022, we had net cash used in investing activities of $0.4 million, primarily attributable to capital expenditures of $0.4 million in connection with the purchase of property and equipment.

For the year ended December 31, 2023, we had net cash used in investing activities of $1.1 million, primarily attributable to capital expenditures of $1.0 million in connection with the purchase of property and equipment, and deposits paid for purchase of property and equipment of $0.1 million.

Financing activities

For the years ended December 31, 2022 and 2023, our cash inflow from financing activities was principally from new bank borrowings raised and repayment from a elated party under Taifeng Cultural Reorganization. Our cash outflow used in financing activities was principally for repayment of bank borrowings, dividends paid to non-controlling shareholders, payment to related parties for equity interests under Taifeng Cultural Reorganization .

For the year ended December 31, 2022, we had net cash used in financing activities of $8.9 million primarily attributable to repayment of bank loans of $1.5 million and payment to related parties for equity interests under Taifeng Cultural Reorganization of $7.5 million.

For the year ended December 31, 2023, we had net cash provided by financing activities of $2.4 million primarily attributable to the net proceeds from bank loans of $2.8 million and repayment from related party under Taifeng Cultural Reorganization of $1.4 million, partially offset by repayment of bank loans of $1.4 million and dividends paid to non-controlling shareholders of $0.5 million.

Limitations on Subsidiary Transfers

As noted above, Under the EIT Law, dividends declared to non-PRC residents in respect of profits earned by the PRC subsidiaries are subject to a 10% withholding tax.

The revenues and expenses of our entities in the PRC are generally denominated in RMB and their assets and liabilities are denominated in RMB. The RMB is not freely convertible into foreign currencies. Remittances of foreign currencies into the PRC or remittances of RMB out of the PRC as well as exchange between RMB and foreign currencies require approval by foreign exchange administrative authorities and certain supporting documentation. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into other currencies.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2023:

	Payment Due by Period
	Total	Less than 1 year	1-3 Year	3-5 Year	More than 5 Years
	(USD in thousands)
Operating lease obligation	$5,294	$1,054	$1,402	$1,032	$1,806
Debt obligation (1)	1,440	1,440
Commitment to purchase of office building	984	984

Total	$7,718	$3,478	$1,402	$1,032	$1,806

(1)	The obligations for debt payment include contractual maturities of principal and estimated future interest payments based on terms of agreement.

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Off-Balance Sheet Arrangements

Tyfon has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Emerging Growth Company

As a company with less than $1.235 billion in revenue for its last fiscal year, New Tyfon will qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements otherwise applicable to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of an emerging growth company’s internal control over financial reporting.

The JOBS Act also provides that an emerging growth company does not need to comply with new or revised financial accounting standards until the date that a private company is otherwise required to comply with such new or revised accounting standards. GTAC is an “emerging growth company” and has elected to take advantage of the benefits of this extended transition period. New Tyfon following the consummation of the Business Combination plans to continue to take advantage of the extended transition period. As a result of this election, Tyfon’s financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

New Tyfon will remain an “emerging growth company” under the JOBS Act until the earliest of (a) December 31, 2026, (b) the last date of New Tyfon’s fiscal year in which New Tyfon has total annual gross revenue of at least $1.235 billion, (c) the last date of New Tyfon’s fiscal year in which New Tyfon is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which New Tyfon has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

CRITICAL ACCOUNTING ESTIMATES

Tyfon’s consolidated financial statements are prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires Tyfon to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures.

On an ongoing basis, Tyfon evaluates its estimates and assumptions based on historical experience and on various other assumptions that Tyfon believes are reasonable under the circumstances. Tyfon’s actual results could differ from these estimates under different assumptions or conditions.

An accounting policy is deemed to be critical if the nature of the estimates or assumptions is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and the impact of the estimates and assumptions on Tyfon’s consolidated financial statements is material.

Tyfon does not have any critical accounting estimates. For further information on all of Tyfon’s significant accounting policies, see Note 2 – Summary of Significant Accounting Policies to Tyfon’s consolidated financial statements included elsewhere in this proxy statement/prospectus.

Quantitative and Qualitative Disclosures About Market Risk

Tyfon is not required to provide the information otherwise required under this item.

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MANAGEMENT OF NEW TYFON AFTER THE BUSINESS COMBINATION

Board of Directors and Management

The following is a list of the persons who are anticipated to be New Tyfon’s directors and executive officers following the Business Combination and their ages and anticipated positions following the Business Combination.

Name	Age	Position
Executive Officers:
Wen Hongya	48	Chief Executive Officer
Li Wai Chung	46	Chief Financial Officer
Non-Employee Directors:
[●]	[●]	Director

Executive Officers

Ms. Wen Hongya, aged 48, will serve as New Tyfon’s Chief Executive Officer. She will be responsible for overseeing New Tyfon’s daily business operations and assisting in its overall management. Ms. Wen joined Tyfon and served as the sales director at Taifeng Cultural Communication from March 2013 to June 2016, primarily overseeing sales and marketing affairs. Since June 2016, she has been promoted to deputy general manager of Taifeng Cultural Communication, responsible for overseeing daily business operations. Prior to joining Tyfon, from June 2009 to August 2013, Ms. Wen worked in the sales department of China Life Insurance Company Limited Jiangsu Branch. Ms. Wen also gained knowledge and experience in Chinese art and art investment through her participation in the management of Tyfon’s business operations. She completed her secondary education at Changshu Zhouxing Middle School in the PRC in September 1992.

Mr. Li Wai Chung, aged 46, will serve as New Tyfon’s Chief Financial Officer. He will be responsible for overseeing the financial, corporate financing, and taxation affairs of New Tyfon. Mr. Li has extensive experience in accounting, corporate management, and finance management. He was an audit manager at Deloitte China (including Deloitte Touche Tohmatsu CPA and Hong Kong Deloitte Touche Tohmatsu) from October 2005 to April 2006, primarily providing audit and accounting services to various enterprises. From April 2006 to July 2016, he served as the vice president, secretary of the board, assistant president, company secretary, and qualified accountant of Shanghai Prime Machinery Company Limited, a company engaged in the manufacturing and service of mechanical basic parts and components, where he was primarily responsible for financial and corporate management affairs. From August 2016 to September 2017, Mr. Li served as the general manager of the investment department at Lens International (HK) Limited, the holding company of Lens Technology Co., Ltd., where he was primarily responsible for overseeing the company’s investment affairs. From October 2017 to October 2018, Mr. Li worked at Shanghai Yongxuan Venture Capital Management Co., Ltd., a company mainly engaged in investment management. Mr. Li has been serving as the general manager of Shenzhen Youxin Consulting Management Co., Ltd. (“Shenzhen Youxin”), a company mainly engaged in business consulting management and wholly owned by him since August 2017, where he is primarily responsible for overseeing its business operations. From August 2019 to February 2020, Mr. Li provided business consultant services to our Company through Shenzhen Youxin. Since August 2020, he has been acting as an independent non-executive director and chairman of the audit committee of the board of directors of Fulu Holdings Limited. Since June 2019, he has also been an independent non-executive director and chairman of the audit committee of the board of directors of Taizhou Water Group Co., Ltd. Since March 2020, Mr. Li has been serving as the company secretary of Tenaho China Holdings Limited, a property developer based in Hebei Province, where he is primarily responsible for overseeing company secretarial matters. He has also been an independent non-executive director of Inner Mongolia Meilijian New Materials Co., Ltd., a chemical materials manufacturer, since May 2022.

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Mr. Li obtained a bachelor’s degree in business administration, majoring in accounting and finance, from the University of Hong Kong in November 2000. He received a master’s degree in business administration from the University of Hong Kong in November 2013. Mr. Li was admitted as a fellow member of the Association of Chartered Certified Accountants in December 2009 and a member of the Hong Kong Institute of Certified Public Accountants in May 2020.

Non-Employee Directors

[  ]

Controlled Company Status

New Tyfon will be a “controlled company” within the meaning of the corporate governance rules of Nasdaq. Under these rules, a listed company of which a majority of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. As a controlled company, certain exemptions under the rules will mean that New Tyfon is not required to comply with certain corporate governance requirements, including that (1) a majority of New Tyfon Board consists of independent directors, as defined under Nasdaq listing rules, (2) a majority of the independent directors select or recommend its director nominees, (3) the compensation committee be responsible for determining or recommending the compensation of executive officers other than New Tyfon’s Chief Executive Officer, and (4) New Tyfon has a compensation committee that consists entirely of independent directors. New Tyfon currently is expected to take advantage of the foregoing exemptions. In the event that New Tyfon ceases to be a “controlled company” and New Tyfon Ordinary Shares continue to be listed on Nasdaq, New Tyfon will be required to comply with these provisions within the applicable transition periods.

Corporate Governance

New Tyfon will structure its corporate governance in a manner that Tyfon and GTAC believe will closely align its interests with those of its shareholders following the Business Combination. Notable features of this corporate governance include:

●	New Tyfon will have independent director representation on its audit committee immediately at the time of the Business Combination, and its independent directors will meet regularly in executive sessions without the presence of its corporate officers or non-independent directors;

●	at least one of its directors will qualify as an “audit committee financial expert” as defined by the SEC; and

●	it will implement a range of other corporate governance best practices, including placing limits on the number of directorships held by its directors to prevent “over boarding” and implementing a robust director education program.

Composition of the New Tyfon Board of Directors After the Merger

New Tyfon’s business and affairs will be managed under the direction of its board of directors. the New Tyfon Board will be divided into three classes, with two directors in Class I, two directors in Class II, and three directors in Class III, each class with staggered three-year terms. At each annual meeting of shareholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.

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Role of Board in Risk Oversight

The board of directors will have extensive involvement in the oversight of risk management related to New Tyfon and its business and will accomplish this oversight through the regular reporting to the board of directors by the audit committee. The audit committee will represent the board of directors by periodically reviewing New Tyfon’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of New Tyfon’s business and summarize for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.

Board Committees

After the completion of the Business Combination, the standing committees of the New Tyfon Board will consist of an audit committee. The board of directors may from time to time establish other committees.

New Tyfon’s president and chief executive officer and other executive officers will regularly report to the non-executive directors and the audit committee to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls.

Audit Committee

Upon the completion of the Business Combination, New Tyfon will have an audit committee consisting of [   ], who will be serving as the chairperson, and [  ] and [  ]. Each proposed member of the audit committee qualifies as an independent director under Nasdaq corporate governance standards and the independence requirements of Rule 10A-3 under the Exchange Act. Following the Business Combination, the New Tyfon Board will determine which member of its audit committee qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of Nasdaq.

The audit committee’s responsibilities will include, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing the independent registered public accounting firm;

●	discussing with the independent registered public accounting firm their independence from management;

●	reviewing with the independent registered public accounting firm the scope and results of their audit;

●	pre-approving all audit and permissible non-audit services to be performed by the independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and the independent registered public accounting firm the interim and annual financial statements that New Tyfon files with the SEC;

●	reviewing and monitoring accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The board of directors will adopt a written charter for the audit committee which will be available on New Tyfon’s website upon the completion of the Business Combination.

Code of Business Conduct

New Tyfon will adopt a code of business conduct that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. The code of business conduct will be available on the website of New Tyfon, [  ]. New Tyfon intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website.

Compensation of Directors and Executive Officers

In 2023, Tyfon paid an aggregate of approximately $867,000 in cash to its executive officers and did not pay any cash compensation to its non-executive directors. In addition, Tyfon made contributions to such officers’ pension, medical insurance, unemployment insurance, housing fund and other statutory benefits as required by PRC law, which totaled approximately $18,000 in 2023.

Following the Closing of the Business Combination, New Tyfon’s executive compensation program is expected to be consistent with Tyfon’s existing compensation policies and philosophies, which are designed to:

●	attract, retain and motivate senior management leaders who are capable of advancing Tyfon’s mission and strategy and, ultimately, creating and maintaining its long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute its business strategy in an industry characterized by competitiveness and growth;

●	reward senior management in a manner aligned with Tyfon’s financial performance; and

●	align senior management’s interests with Tyfon’s equity owners’ long-term interests through equity participation and ownership.

203

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

GTAC

Founder Shares

On February 10, 2021, the Former Sponsor paid $25,000, or approximately $0.004 per share, to cover certain of its offering and formation costs in consideration for 6,468,750 GTAC Class B Ordinary Shares. On June 30, 2021, the Former Sponsor surrendered 2,156,250 Founder Shares for no consideration, resulting in 4,312,500 Founder Shares outstanding of which 562,500 were subject to forfeiture in the event the underwriters’ over-allotment option was not exercised in full. On October 20, 2021, GTAC approved a 1.17 for 1 share dividend for each GTAC Class B Ordinary Share outstanding, resulting in 5,031,250 Founder Shares outstanding and the restatement of all share and per share amounts. The Former Sponsor’s shares included an aggregate of up to 656,250 Founder Shares subject to forfeiture by the Former Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Former Sponsor would collectively own, on an as-converted basis, 20% of GTAC’s issued and outstanding Ordinary Shares after the IPO (assuming the Former Sponsor did not purchase any public shares in the IPO). As a result of the underwriters’ election to partially exercise their over-allotment option, on December 5, 2021, 31,250 Founder Shares were forfeited, resulting in an aggregate of 5,000,000 Founder Shares issued and outstanding.

On July 11, 2021, the Former Sponsor transferred 40,000 Founder Shares to each of the Former Independent Directors, other than Michael Zeisser, at their original purchase price. On October 20, 2021, each of the shareholding Former Independent Directors transferred approximately 6,666.67 Founder Shares, equal to the amount of shares each director received in the October 20, 2021 share dividend, to the Former Sponsor.

On November 22, 2023, GTAC issued 1,300,000 Non-Redeemable GTAC Class A Shares to the Former Sponsor upon the conversion of an equal number of GTAC Class B Ordinary Shares.

On April 19, 2024, 3,500,000 GTAC Class B Ordinary Share were transferred from the Former Sponsor to the Sponsor pursuant to the Purchase Agreement. Following the Acquisition Closing, the Former Sponsor and the Former Independent Directors collectively retained 1,500,000 Founder Shares (inclusive of the 1,300,000 Non-Redeemable GTAC Class A Shares), with the Former Independent Directors transferring substantially concurrently 84,000 Founder Shares to the Former Sponsor. Following such transfers by the Former Independent Directors to the Former Sponsor, the Former Independent Directors retained an aggregate of 36,000 Founder Shares and the Former Sponsor held 1,464,000 Founder Shares.

Private Placement Warrants

Simultaneously with the closing of the IPO, GTAC completed the private sale of an aggregate of 10,500,000 GTAC Private Placement Warrants to the Former Sponsor at a purchase price of $1.00 per GTAC Private Placement Warrant, generating gross proceeds of $10,500,000. The GTAC Private Placement Warrants (including the GTAC Class A Ordinary Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of GTAC’s initial business combination.

On April 19, 2024, 7,350,000 GTAC Private Placement Warrants were transferred from the Former Sponsor to the Sponsor pursuant to the Purchase Agreement. Following the Acquisition Closing, the Former Sponsor retained 3,150,000 Private Placement Warrants.

Former Sponsor Note

Prior to the closing of GTAC’s IPO, the Former Sponsor loaned GTAC $240,000 under an unsecured promissory note (the “Former Sponsor Note”), which were used for a portion of the expenses of its IPO. The loans were fully repaid upon the closing of the IPO, and no amounts under the note were outstanding as of December 31, 2023.

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Working Capital Loans

On June 29, 2023, GTAC entered into the 2023 Note with the Former Sponsor, providing for an aggregate amount of loans up to $1,500,000 to fund GTAC’s operating expenses. On April 19, 2024, the 2023 Note was cancelled and terminated in its entirety pursuant to the Purchase Agreement, and all amounts owed under the 2023 Note through April 19, 2024 were deemed satisfied in full.

On April 24, 2024, GTAC entered into the 2024 Note with the Sponsor, providing for an aggregate amount of loans up to $2,500,000 to fund GTAC’s operating expenses and to finance additional deposits into GTAC’s Trust Account in connection with the extension of the date by which GTAC must consummate the business combination set forth in the Current Charter. As of May 1, 2024, GTAC has made one drawdown in the amount of $350,000.

Registration Rights Agreement

On October 20, 2021, the Former Sponsor, GTAC and certain other holders of GTAC’s securities entered into the Registration Rights Agreement which provides for customary terms for a transaction of this type, including piggyback registration rights and demand registration rights, subject to underwriter cutbacks and issuer blackout periods.

Letter Agreement

On October 20, 2021, GTAC, the Former Sponsor, the Initial Shareholders and the underwriters of GTAC’s IPO entered into the Letter Agreement pursuant to which the Former Sponsor and the Initial Shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earliest of (A) one year after the completion of the initial business combination and (B) subsequent to the initial business combination, (x) if the closing price of GTAC Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (y) the date on which GTAC completes a liquidation, merger, share exchange or other similar transaction that results in all of the GTAC Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property. On April 19, 2024, pursuant to the Letter Agreement Amendment, Sponsor became a party to the Letter Agreement.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, the Sponsor entered into the Sponsor Support Agreement with GTAC pursuant to which, among other things, the Sponsor agreed (i) to vote all GTAC Ordinary Shares held by it in favor of the Condition Precedent Proposals at the Extraordinary General Meeting, (ii) to not redeem any of its GTAC Class A Ordinary Shares, (iii) to forfeit all of its existing private placement warrants to purchase GTAC Class A Ordinary Shares effective as of immediately prior to the Closing, (iv) to waive the anti-dilution rights with respect to the GTAC Class B Ordinary Shares set forth in GTAC’s organizational documents in connection with the consummation of the Transactions and (v) to enter into the Lock-Up Agreement in connection with the Closing. Tyfon is a third-party beneficiary of the Sponsor Support Agreement, and the Sponsor and GTAC cannot amend the Sponsor Support Agreement without the written consent of Tyfon.

Administrative Support Agreement

On December 20, 2021, GTAC entered into an Administrative Services Agreement with the Former Sponsor pursuant to which, commencing on the date GTAC’s securities were first listed on Nasdaq, GTAC agreed to pay the Former Sponsor a total of $10,000 per month for office space, secretarial and administrative support services. On April 19, 2024, pursuant to an assignment and assumption agreement, the Former Sponsor assigned the Administrative Services Agreement to the Sponsor. Upon completion of the initial business combination or GTAC’s liquidation, GTAC will cease paying these monthly fees. During the years ended December 31, 2023 and 2022, GTAC incurred $120,000 and $120,000 in expenses for these services, respectively, which are included in administrative expenses-related party on the accompanying statements of operations. There were $30,000 included in accrued liabilities at both March 31, 2024 and December 31, 2023.

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Compensation

Effective November 27, 2022, the GTAC Board appointed Aleksander Baranski as Chief Financial Officer and Secretary of GTAC. Prior to his appointment as Chief Financial Officer and Secretary, Mr. Baranski served as a paid consultant to GTAC. Mr. Baranski is not a full-time employee and devotes time to GTAC’s affairs on a part-time basis and receives compensation of approximately $100,000 on an annualized basis for his services. Mr. Baranski received compensation of approximately $116,000 (including a retention payment of approximately $16,000) and $9,300 for the years ended December 31, 2023 and 2022, respectively.

Other than the foregoing, no compensation of any kind, including finder’s and consulting fees, will be paid by GTAC to the Sponsor, GTAC’s executive officers and directors, or their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, the Sponsor may transfer certain of its Class B Ordinary Shares to GTAC’s directors or advisors, or their affiliates, in conjunction with GTAC’s Business Combination in the event such parties bring specific target company, industry or market expertise, as well as insights or relationships that GTAC believes are necessary in order to locate, assess, negotiate and consummate an initial business combination. In addition, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. GTAC’s audit committee will review on a quarterly basis all payments that were made by GTAC to the Sponsor, GTAC’s officers and directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

In April 2024, in connection with the Purchase Agreement all of the officers and directors of GTAC, including the CFO resigned.

Additionally, subsequent to March 31, 2024, in April 2024, GTAC appointed Nicholas Geeza as its new CFO and retained his services to be paid at the rate of $5,000 per month. Further, two additional staff members were engaged for an aggregate of approximately $260,000 per year plus certain identified benefits. The above agreements are informal, at will, understandings.

Policy for Approval of Related Party Transactions

The GTAC audit committee of the GTAC Board adopted a charter, providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction any contractual restrictions that GTAC has already committed to, the business purpose of the transaction and the benefits of the transaction to GTAC and to the relevant related party. Any member of the audit committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the audit committee, participate in some or all of the audit committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the audit committee may determine to permit or to prohibit the related party transaction.

Tyfon

Agency Services

Tyfon provided agency services to a few immediate family members of Ms. Ting Hu, Tyfon’s Chairwoman and controlling shareholder (“Ms. Hu”), and the officers and directors of Tyfon. For the years ended December 31, 2022 and 2023, revenues from such related parties were $98,000 and $84,000, respectively, which represented less than 0.5% of the total revenues of each year. Consignment deposits paid to these related parties were $321,000 and nil as of December 31, 2022 and 2023, respectively.

Service fee charged by related party and amount due to related party

Suzhou Yunqu Technologies Co., Ltd. (‘‘Suzhou Yunqu’’) is a related party which holds a valid ICP (“Internet Content Provider”) license and wholly owned by Ms. Hu. Pursuant to the Website Cooperation Agreement dated on November 28, 2022, Suzhou Yunqu agreed to offer the website operation and maintenance services for Tyfon Art Gallery Website and Tyfon Art Gallery App, which is renewable upon mutual agreement. For the year ended December 31, 2023, the service fee charged by Suzhou Yunqu was a fixed amount of $42,000. As of December 31, 2022 and 2023, the balance due to Suzhou Yunqu was nil and $42,000, respectively.

Amount due from the Tyfon Cultural Reorganization

	As of December 31,
	2022	2023
Due from the Controlling Shareholder	$1,158,000	$410,000
Due from an entity controlled by the Controlling Shareholder	1,469,000	-
Total	$2,627,000	$410,000

As part of the arrangement under Tyfon Cultural Reorganization, Ms. Hu and Yingtai Management (an entity controlled by Ms. Hu) agreed to return all their consideration received for their equity transactions, which amounted to $5,800,000 and $1,469,000 (net off any taxes and charges payable under the relevant PRC laws and regulations). During the year ended December 31, 2022, under balance transfer arrangements, the dividend payable to Ms. Hu totaling $4,642,000 was used to offset the amount due from Ms. Hu of $5,800,000, resulting a net balance of due from Ms. Hu of $1,158,000 as of December 31, 2022. The balance was reduced in 2023 by $748,000, with the remaining balance of $410,000 was paid in the April 2024. The balance of $1,469,000 due from Yingtai Management, an entity controlled by Ms. Hu, has been fully paid during the year ended December 31, 2023.

Related Person Transactions Policy Following the Business Combination

Upon the Closing of the Business Combination, New Tyfon will adopt certain policies and procedures for the review, approval, or ratification of transactions with related parties.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of (i) GTAC, as of [ ], 2024, the record date for the Extraordinary General Meeting, and (ii) the expected beneficial ownership of New Tyfon, immediately following the completion of the Business Combination, assuming that no GTAC Public Shares are redeemed and, alternatively, that all 2,089,996 GTAC Public Shares are redeemed in connection with the Business Combination:

●	each person known by GTAC to be, or who is expected to be upon the consummation of the Business Combination, the beneficial owner of more than 5% of any class of outstanding GTAC Ordinary Shares or New Tyfon Ordinary Shares on such dates;

●	each current executive officer of GTAC and each member of the GTAC Board, and all executive officers and directors of GTAC as a group;

●	each person who will become an executive officer or director of New Tyfon upon consummation of the Transactions and all of such expected executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.

Beneficial ownership of GTAC Ordinary Shares pre-Business Combination is based on 7,089,996 GTAC Ordinary Shares issued and outstanding (including 5,000,000 Founder Shares (inclusive of 1,300,000 Non-Redeemable GTAC Class A Shares) as of [  ], 2024.

The expected beneficial ownership of New Tyfon Ordinary Shares immediately following completion of the Business Combination assumes two scenarios:

●	Assuming No Redemptions: This presentation assumes that no GTAC Public Shareholders exercise redemption rights with respect to their GTAC Public Shares upon consummation of the Business Combination.

●	Assuming Maximum Redemptions: This presentation assumes that GTAC Public Shareholders holding 2,089,996 GTAC Class A Ordinary Shares will exercise their redemption rights for an aggregate payment of approximately $23.5 million from the Trust Account, which is the amount in the Trust Account as of May 15, 2024.

Both scenarios assume that (i) there will be an aggregate of 7,089,996 Ordinary Shares issued and outstanding immediately prior to the completion of the Business Combination, which shares will have been exchanged for New Tyfon Ordinary Shares upon completion of the Business Combination; (ii) at the Closing, 42,800,000 New Tyfon Ordinary Shares will be issued to the Tyfon Shareholders as Merger Consideration; (iii) no shares have been issued under the New Tyfon Incentive Plan; and (iv) none of the GTAC Warrants are exercisable within 60 days.

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Based on the foregoing assumptions, we estimate that there would be 49,889,996 New Tyfon Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “no redemption” scenario, and 47,800,000 New Tyfon Ordinary Shares issued and outstanding immediately following the consummation of the Business Combination in the “maximum redemption” scenario. If the actual facts are different from the foregoing assumptions, ownership figures in New Tyfon and the columns under “Assuming No Redemptions” and “Assuming 100% Redemptions” in the table that follows will be different.

	Before the Business Combination						After the Business Combination
	Class A Ordinary Shares		Class B Ordinary Shares				Assuming No Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owner†	Number of Shares	% of Class	Number of Shares		% of Class	% of Total Voting Power**	Number of Shares	% of Outstanding Shares	Number of Shares	% of Outstanding Shares
Directors and Named Executive Officers of GTAC Before the Consummation of the Business Combination (1)
Thomas D. Hennessy(2)	—	—	3,500,000	(2)	94.59%	49.3%	3,500,000	7.0%	3,500,000	7.3%
Nicholas Geeza	—	—	—		—	—	—	—	—	—
M. Joseph Beck	—	—	—		—	—	—	—	—	—
Garth Mitchell	—	—	—		—	—	—	—	—	—
Gloria Fu	—	—	—		—	—
Courtney Robinson	—	—	—		—	—	—	—	—	—
Javier Saad	—	—	—		—	—	—	—	—	—
All directors and executive officers of GTAC as a group (7 individuals)	—	—	3,500,000		94.59%	49.3%	3,500,000	7.0%	3,500,000	7.3%
Directors and Named Executive Officers of New Tyfon After Consummation of the Business Combination
Hu Ting(3)	—	—	—		—	—	35,918,093	72.0%	35,918,093	75.1%
Li Wai Chung(4)	—	—	—		—	—	732,729	1.5%	732,729	1.5%
[●]
[●]
[●]
[●]
[●]
All directors and executive officers of New Tyfon as a group ([ ] individuals)	—	—	—		—	—	36,650,822	73.5%	36,650,822	76.7%
Other 5% Shareholders
Maverick Capital, Ltd.(5)	1,200,000	35.4%	—		—	—	1,200,000	2.4%	1,200,000	2.5%
Global Technology Acquisition I Sponsor LP(6)	1,300,000	38.3%	164,000	(2)	4.43%	20.6%	1,464,000	2.9%	1,464,000	3.1%
HCG Opportunity II LLC(2)	—	—	3,500,000		94.6%	49.4%	3,500,000	7.0%	3,500,000	7.3%
Trend Wisdom Limited (7)	—	—	—		—	—	3,035,079	6.1%	3,035,079	6.3%
Wan Chak Lam (8)	—	—	—		—	—	3,114,099	6.2%	3,114,099	6.5%

* Denotes less than 1%.

(1)	Unless otherwise noted, the business address of each of our directors and officers is 195 US Hwy 50, Suite 309, Zephyr Cove, Nevada, 89488.
(2)	The shares are held by the Sponsor. The managing members of the Sponsor is HCG Opportunity II MM, LLC, of which the managing members are Mr. Thomas Hennessy and Mr. Daniel Hennessy. The business address for such reporting persons HCG Opportunity II LLC is 195 US Hwy 50, Suite 309, Zephyr Cove, Nevada, 89488.
(3)	Reflects 29,962,873 New Tyfon Ordinary Shares held by Tyfon International Limited; 2,291,574 New Tyfon Ordinary Shares held by Tyfon Management Limited; and 3,663,646 New Tyfon Ordinary Shares held by WINTIME Cultural Management Co., Ltd. Tyfon International Limited, is wholly owned by Ms. Hu Ting. Tyfon Management Limited, is wholly owned by Ms. Cao Yu, the daughter of Ms. Hu Ting. WINTIME Cultural Management Co., Ltd. is owned 72.71% by Tyfon International Limited and Ms. Hu Ting is deemed to have the voting and dispositive power of its shares. The business addresses of the foregoing persons and entities is 11/F, Block A, Chengjian Building, Xiangcheng District, Suzhou, Jiangsu, PRC.
(4)	Youxin Consulting Limited is wholly owned by Mr. Li Wai Chung. The business address of Youxin Consulting Limited is 11/F, Block A, Chengjian Building, Xiangcheng District, Suzhou, Jiangsu, PRC.
(5)	According to a Schedule 13D/A filed on February 14, 2024 jointly filed by Maverick Capital, Ltd. (“Maverick Capital”), Maverick Capital Management, LLC, Maverick Fund USA, Ltd., Maverick Long Enhanced Fund, Ltd., Maverick Fund II, Ltd., Maverick Long Fund, Ltd. and Lee S. Ainslie III (collectively, “Maverick”), Maverick Capital beneficially owns 1,200,000 GTAC Class A Ordinary Shares outstanding, assuming exercise of all GTAC Public Warrants held by Maverick following the Closing. The business address for Maverick Capital is 1900 N. Pearl Street, 20th Floor, Dallas, Texas 75201.
(6)	Interests shown consist of 164,000 GTAC Class B Ordinary Shares and 1,300,000 Non-Redeemable GTAC Class A Shares. The GTAC Class A Ordinary Shares are convertible into GTAC Class A Ordinary Shares on a one-for-one basis at the Closing.
(7)	Trend Wisdom Limited is an investment holding company owned approximately 22.12% by Kam Michael Ka Ho, 19.23% by Wong Fong, 15.71% by Chan Wan Pan, 15.38% by Wong Man Ching, 7.69% by Chan King Lun, 6.41% by Hu Te-Hsing, 6.41% by Ching Wun Kuen, 3.21% by Cheung Man Tim, 2.56% by Lo Chun Ming, and 1.28% by Zhou Joanne Bin. The business address of Trend Wisdom limited is Suite 3508, 35/F, Tower 6, The Gateway, Harbour City, 9 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong.
(8)	The business address of Wan Chak Lam is Ft 6B Imperial building, 54-66 Canton Road, Kln, Hong Kong.

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DESCRIPTION OF NEW TYFON SECURITIES

A summary of the material provisions governing New Tyfon’s share capital immediately following Closing of the Business Combination is described below. This summary is not complete and should be read together with the Proposed Charter. The Proposed Charter is described in “Shareholder Proposal No. 3 — The Organizational Documents Proposals” and the full text of the Proposed Charter is attached as Annex F to this proxy statement/prospectus.

New Tyfon is a Cayman Islands exempted company limited by shares and immediately following Closing of the Business Combination its affairs will be governed by the Proposed Charter, the Companies Act and the common law of the Cayman Islands.

New Tyfon’s authorized share capital is $50,000, divided into 500,000,000 New Tyfon Ordinary Shares of a par value of $0.00005 each. All New Tyfon Ordinary Shares issued and outstanding at the Closing of the Business Combination will be fully paid and non-assessable.

The Proposed Charter will become effective upon Closing of the Business Combination. The following are summaries of material provisions of the Proposed Charter and the Companies Act insofar as they relate to the material terms of the New Tyfon Ordinary Shares.

Ordinary Shares

General

Holders of New Tyfon Ordinary Shares are entitled to one vote for each share held on all matters to be voted on by shareholders. New Tyfon will maintain a register of its shareholders and a shareholder will only be entitled to a share certificate if the board of directors of New Tyfon resolves that share certificates be issued.

Dividends

The holders of New Tyfon Ordinary Shares will be entitled to such dividends as may be declared by the New Tyfon by ordinary resolution but no dividend shall exceed the amount recommended by the board of directors of New Tyfon. The board of directors of New Tyfon may in its discretion declare and pay interim dividends or recommend final dividends if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid. The Proposed Charter provides that dividends may be declared and paid out of New Tyfon’s funds lawfully available for distribution. Subject to the requirements of the Companies Act regarding the application of a company’s Share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

In respect of all matters upon which holders of New Tyfon Ordinary Shares are entitled to vote unless their shares carry no right to vote, or unless a call or other amount presently payable has not been paid. A resolution put to the vote of the meeting shall be decided on a poll.

An ordinary resolution to be passed by the shareholders will require a simple majority of votes cast, if applicable, while a special resolution will require votes of not less than two-thirds of the holders of the issued and outstanding New Tyfon Ordinary Shares.

Transfer of Ordinary Shares

Subject to applicable laws, including the Companies Act, securities laws, common law and the restrictions contained in the Proposed Charter, any New Tyfon shareholders may transfer all or any of their ordinary shares by an instrument of transfer in the usual or common form, or in a form prescribed by the Designated Stock Exchange, the Securities and Exchange Commission of the United States of America and/or any other competent regulatory authority or otherwise under Applicable Law or any other form approved by the board of directors of New Tyfon.

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Where the shares in question are not listed on or subject to the rules of any Designated Stock Exchange, the board of directors of New Tyfon may, in its absolute discretion, decline to register any transfer of any ordinary shares which are not fully paid up, or on which New Tyfon has a lien.

Liquidation

On a return of capital on winding up, if the assets available for distribution amongst the New Tyfon shareholders shall be insufficient to repay all of the issued share capital, the assets will be distributed so that the losses are borne by New Tyfon shareholders in proportion to the par value of the shares held by them. If the assets available for distribution is more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst New Tyfon shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to New Tyfon for unpaid calls or otherwise.

Redemption of Ordinary Shares

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, the Securities and Exchange Commission of the United States of America and/or any other competent regulatory authority or otherwise under applicable law, New Tyfon may, by its directors (a) issue shares that are to be redeemed or liable to be redeemed, at the option of the Company or the shareholder holding those redeemable shares, on the terms and in the manner its directors determine before the issue of those shares; (b) with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the directors determine at the time of such variation; and (c) purchase all or any of its own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase. Under the Companies Act, the redemption or repurchase of any share may be paid out of New Tyfon’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if New Tyfon can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, New Tyfon’s board of directors may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time New Tyfon’ share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may, only be varied with consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the shareholders holding the issue shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

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New Tyfon Warrants

Each New Tyfon Warrant entitles the registered holder to purchase one New Tyfon Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time 30 days after the Closing of the Bueinss Combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of New Tyfon Ordinary Shares. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire five years after the Closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

New Tyfon will not be obligated to deliver any New Tyfon Ordinary Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the New Tyfon Ordinary Shares underlying the warrants is then effective and a report relating thereto is current, subject to its satisfying its obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and New Tyfon will not be obligated to issue a New Tyfon Ordinary Share upon exercise of a warrant unless the New Tyfon Ordinary Share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will New Tyfon be required to net cash settle any warrant.

New Tyfon has agreed that as soon as practicable, but in no event later than twenty business days after the Closing of the Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the New Tyfon Ordinary Shares issuable upon exercise of the warrants, and New Tyfon will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the Closing of the Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those New Tyfon Ordinary Shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the New Tyfon Ordinary Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, New Tyfon may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event New Tyfon so elects, it will not be required to file or maintain in effect a registration statement, but New Tyfon will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the New Tyfon Ordinary Shares issuable upon exercise of the warrants is not effective by the 60th day after the Closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when New Tyfon will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but New Tyfon will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of New Tyfon Ordinary Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of New Tyfon Ordinary Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361 per warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the New Tyfon Ordinary Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

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Redemption of warrants when the price per New Tyfon Ordinary Share equals or exceeds $18.00. Once the warrants become exercisable, New Tyfon may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price of the New Tyfon Ordinary Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “-Warrants-Public Shareholders’ Warrants-Anti-Dilution Adjustments”) on the trading day prior to the date on which New Tyfon sends the notice of redemption to the warrant holders.

New Tyfon will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the New Tyfon Ordinary Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those New Tyfon Ordinary Shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by New Tyfon, New Tyfon may exercise its redemption right even if New Tyfon is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

New Tyfon has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and New Tyfon issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of the New Tyfon Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “-Warrants-Public Shareholders’ Warrants-Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per New Tyfon Ordinary Share equals or exceeds $10.00. Once the warrants become exercisable, New Tyfon may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

●	in whole and not in part;

●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the New Tyfon Ordinary Shares except as otherwise described below; and

●	if, and only if, the closing price of the New Tyfon Ordinary Shares equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Anti-Dilution Adjustments”) on the trading day prior to the date on which New Tyfon sends the notice of redemption to the warrant holders.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of New Tyfon Ordinary Shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by New Tyfon pursuant to this redemption feature, based on the “fair market value” of the New Tyfon Ordinary Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of the New Tyfon Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. New Tyfon will provide its warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

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The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “-Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “-Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “-Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “-Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

	Fair Market Value of New Tyfon Ordinary Shares
Redemption Date (period to expiration of warrants)	<10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	>18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

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The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of New Tyfon Ordinary Shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of the New Tyfon Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 New Tyfon Ordinary Shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the New Tyfon Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 New Tyfon Ordinary Shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 New Tyfon Ordinary Shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by New Tyfon pursuant to this redemption feature, since they will not be exercisable for any New Tyfon Ordinary Shares.

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the New Tyfon Ordinary Shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the New Tyfon Ordinary Shares are trading at or above $10.00 per public share, which may be at a time when the trading price of the New Tyfon Ordinary Shares is below the exercise price of the warrants. New Tyfon has established this redemption feature to provide New Tyfon with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “-Redemption of warrants when the price per New Tyfon Ordinary Share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of October 22, 2021. This redemption right provides New Tyfon with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to New Tyfon’s capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. New Tyfon will be required to pay the applicable redemption price to warrant holders if New Tyfon chooses to exercise this redemption right and it will allow New Tyfon to quickly proceed with a redemption of the warrants if New Tyfon determines it is in its best interest to do so. As such, New Tyfon would redeem the warrants in this manner when New Tyfon believes it is in its best interest to update its capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, New Tyfon can redeem the warrants when the New Tyfon Ordinary Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to New Tyfon’s capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If New Tyfon chooses to redeem the warrants when the New Tyfon Ordinary Shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer New Tyfon Ordinary Shares than they would have received if they had chosen to wait to exercise their warrants for New Tyfon Ordinary Shares if and when such New Tyfon Ordinary Shares were trading at a price higher than the exercise price of $11.50.

No fractional New Tyfon Ordinary Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, New Tyfon will round down to the nearest whole number of the number of New Tyfon Ordinary Shares to be issued to the holder. At such time as the warrants become exercisable for a security other than the New Tyfon Ordinary Shares, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

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Redemption procedures

A holder of a warrant may notify New Tyfon in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the New Tyfon Ordinary Shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding New Tyfon Ordinary Shares is increased by a capitalization or share dividend payable in New Tyfon Ordinary Shares, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-division or similar event, the number of New Tyfon Ordinary Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase New Tyfon Ordinary Shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of New Tyfon Ordinary Shares equal to the product of (i) the number of New Tyfon Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for New Tyfon Ordinary Shares) and (ii) one minus the quotient of (x) the price per New Tyfon Ordinary Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for New Tyfon Ordinary Shares, in determining the price payable for New Tyfon Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of New Tyfon Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the New Tyfon Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if New Tyfon, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all of the holders of the New Tyfon Ordinary Shares on account of such New Tyfon Ordinary Shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the New Tyfon Ordinary Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of New Tyfon Ordinary Shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of New Tyfon Ordinary Shares in connection with the Business Combination, (d) to satisfy the redemption rights of the holders of New Tyfon Ordinary Shares in connection with a shareholder vote to amend New Tyfon’s amended and restated memorandum and articles of association (A) to modify the substance or timing of New Tyfon’s obligation to provide holders of the New Tyfon Ordinary Shares the right to have their shares redeemed in connection with the Business Combination or (B) with respect to any other provision relating to the rights of holders of the New Tyfon Ordinary Shares, or (e) in connection with the redemption of New Tyfon’s public shares upon its failure to complete its initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each New Tyfon Ordinary Share in respect of such event.

If the number of outstanding New Tyfon Ordinary Shares is decreased by a consolidation, combination or reclassification of New Tyfon Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of New Tyfon Ordinary Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding New Tyfon Ordinary Shares.

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Whenever the number of New Tyfon Ordinary Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of New Tyfon Ordinary Shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of New Tyfon Ordinary Shares so purchasable immediately thereafter.

In addition, if (x) New Tyfon issues additional New Tyfon Ordinary Shares or equity-linked securities for capital raising purposes in connection with the Closing of the Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by New Tyfon’s board of directors and, in the case of any such issuance to its sponsor or its affiliates, without taking into account any founder shares held by its sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the Closing of the Business Combination (net of redemptions), and (z) the volume weighted average trading price of the New Tyfon Ordinary Shares during the 20 trading day period starting on the trading day prior to the Closing of the Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “-Redemption of warrants when the price per New Tyfon Ordinary Share equals or exceeds $18.00” and “-Redemption of warrants when the price per New Tyfon Ordinary Shares equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “-Redemption of warrants when the price per New Tyfon Ordinary Share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding New Tyfon Ordinary Shares (other than those described above or that solely affects the par value of such New Tyfon Ordinary Shares), or in the case of any merger or consolidation of New Tyfon with or into another corporation (other than a consolidation or merger in which New Tyfon is the continuing corporation and that does not result in any reclassification or reorganization of its outstanding New Tyfon Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of New Tyfon as an entirety or substantially as an entirety in connection with which New Tyfon is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the New Tyfon Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of New Tyfon Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of New Tyfon Ordinary Shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding New Tyfon Ordinary Shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the New Tyfon Ordinary Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of New Tyfon Ordinary Shares in such a transaction is payable in the form of New Tyfon Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

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The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and New Tyfon. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement, which is incorporated by reference as an exhibit to GTAC’s annual report on Form 10-K for the year ended December 31, 2023, or defective provision, (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders.

The warrant holders do not have the rights or privileges of holders of New Tyfon Ordinary Shares and any voting rights until they exercise their warrants and receive New Tyfon Ordinary Shares. After the issuance of New Tyfon Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

New Tyfon has agreed that, subject to applicable law, any action, proceeding or claim against New Tyfon arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York, and New Tyfon irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the U.S. are the sole and exclusive forum.

General Meetings of Shareholders

New Tyfon will hold an annual general meeting at such time and place as the board of directors of New Tyfon will determine. At least five clear days’ notice shall be given for any general meeting. The directors of New Tyfon may call general meetings, all general meetings other than annual general meetings shall be called extraordinary general meetings. One or more shareholders holding not less than an aggregate of one-third of outstanding shares carrying the right to vote at such general meeting, being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

Inspection of Books and Records

No New Tyfon shareholder will have any right of inspecting any account or book or document of New Tyfon except as required by the Companies Act or authorized by the board of directors or by ordinary resolutions.

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Changes in Capital

New Tyfon may from time to time by ordinary resolution:

●	increase the share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any share capital into shares of a larger amount than existing shares;

●	convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

●	sub-divide its existing shares or any of them into shares of a smaller amount; or

●	cancel any shares that at the date of the passing of the ordinary resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of its share capital by the amount of the shares so cancelled.

Exempted Company

New Tyfon is an exempted company with limited liability incorporated under the laws of Cayman Islands. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

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COMPARISON OF SHAREHOLDER RIGHTS

After the Closing, the rights of shareholders will be governed by the Proposed Charter rather than the Current Charter and certain rights of shareholders and the scope of the powers of the GTAC Board and management will be altered as a result. The SPAC-specific provisions of the Current Charter are not included in the Proposed Charter. Set forth below is a summary comparison of material differences between the rights of GTAC shareholders under the Current Charter (left column), and the rights of New Tyfon’s shareholders under the Proposed Charter (right column) following the completion of the Business Combination. The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each governing document. You should read the form of the Proposed Charter attached to this proxy statement/prospectus as Annex F carefully and in its entirety. This summary is qualified in its entirety by reference to the full text of the Current Charter, the Proposed Charter, as well as the relevant provisions of the Companies Act.

GTAC	New Tyfon
Authorized Share Capital

The share capital of GTAC is $22,100 divided into 200,000,000 Class A ordinary shares of a par value of $0.0001 each, 20,000,000 Class B ordinary shares of a par value of $0.0001 each and 1,000,000 preference shares of a par value of $0.0001 each.	The share capital of New Tyfon is US$50,000 divided into 500,000,000 Class A ordinary shares of US$0.0001 par value each.

Power to issue Shares and options

The directors have general and unconditional authority to allot, issue, grant options over or otherwise dispose of shares (including fractions of a share) to such persons, at such times and on such terms and conditions as they may decide, subject to the provisions in the Current Charter (and to any directors given by GTAC in a general meeting), the rules and regulations of the Nasdaq Capital Market, the SEC and/or any other competent regulatory authority or otherwise under applicable law save that the directors shall not allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) to the extent that it may affect the ability of the Company to carry out a Class B Share Conversion set out in the Current Charter.	The directors have general and unconditional authority to allot (with or without confirming rights of renunciation), issue, grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide, subject to the provisions in the Proposed Charter (and to any direction that may be given by New Tyfon in general meeting), the rules and regulations of the Nasdaq Capital Market, the SEC and/or any other competent regulatory authority or otherwise under applicable law.

Voting Rights

Every member shall have one vote for each share he holds, unless any share carries special voting rights.	Every member shall have one vote for each share he holds, unless any share carries special voting rights.

Shareholder Meetings

GTAC may, but shall not be (unless required by statute) obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.	New Tyfon may, but shall not be (unless required by the rules and regulations of the Nasdaq Capital Market, the SEC and/or any other competent regulatory authority or otherwise under applicable law) obliged to, in each year hold a general meeting as annual general meeting, which, if held, shall be convened by the board of director, in accordance with the Proposed Charter. The directors may call a general meeting at any time.

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The holders of a majority of the GTAC Ordinary Shares being individuals present in person or by proxy or if a corporation or other non natural person by its duly authorised representative or proxy shall be a quorum.	A quorum for a general meeting is one or more members holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting, being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy if New Tyfon has more than one member.

Notice of Shareholder Meetings

At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by GTAC, provided that a general meeting of GTAC shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a) in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b) in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety five per cent. in par value of the Shares giving that right.

At least five (5) clear days’ notice shall be given to members for any general meeting. A meeting may be convened on shorter notice with the consent of the member or members who, individually or collectively, hold not less than 75 per cent of the voting rights of all those who have a right to vote at that meeting.

Number and Qualifications of Directors

GTAC’s board of directors shall consist of not less than one person provided however that GTAC may by ordinary resolution increase or reduce the limits in the number of directors. The maximum number of directors shall be unlimited unless it is fixed by ordinary resolution.

There is no age limit for directors save that they must be at least eighteen years of age.

New Tyfon’s board of directors shall consist of not less than one person provided however that New Tyfon may by ordinary resolution increase or reduce the limits in the number of directors. The maximum number of directors shall be unlimited unless it is fixed by ordinary resolution.

There is no age limit for directors save that they must be at least eighteen years of age.

Appointment and Removal of Directors

A director may be appointed by ordinary resolution or by the directors. The remaining director(s) may appoint a director even though there is not a quorum of directors. The directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. A director may be removed by ordinary resolution.	A director may be appointed by ordinary resolution or by the directors. The remaining director(s) may appoint a director even though there is not a quorum of directors. The directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. A director may be removed by ordinary resolution.

Power of Directors

The business of GTAC is managed by the directors who may for that purpose exercise all the powers of GTAC, subject to the provision of the Companies Act and the Current Charter.	The business of New Tyfon shall be managed by the directors who may for that purpose exercise all the powers of New Tyfon, subject to the provision of the Companies Act and the Proposed Charter.

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Meetings of Directors

Subject to the provisions of the Current Charter, the directors may regulate their proceedings as they think fit. Any director may call a meeting of directors at any time. Notice of a board meeting may be given to a director personally or by word of mouth or given in writing or by electronic communications at such address as he may from time to time specify for this purpose. A director may participate in a meeting of directors through the medium of conference telephone, video or any other form of communications equipment. The quorum for the transaction of business at a meeting of directors shall be two unless the directors fix some other number. The board may appoint a chairman and one or more deputy chairman or chairmen and may at any time revoke any such appointment. A question which arises at a board meeting shall be decided by a majority of votes. If votes are equal the chairman may, if he wishes, exercise a casting vote.	Subject to the provisions of the Proposed Charter, the directors may regulate their proceedings as they think fit. Any director may call a meeting of directors at any time. Notice of a board meeting may be given to a director personally or by word of mouth or given in writing or by electronic communications at such address as he may from time to time specify for this purpose. A director may participate in a meeting of directors through the medium of conference telephone, video or any other form of communications equipment. The quorum for the transaction of business at a meeting of directors shall be two unless the directors fix some other number. The board may appoint a chairman and one or more deputy chairman or chairmen and may at any time revoke any such appointment. A question which arises at a board meeting shall be decided by a majority of votes. If votes are equal the chairman may, if he wishes, exercise a casting vote.

Dividends

Subject to the Companies Act and the Current Charter and except as otherwise provided by the rights attached to any shares, the directors may resolve to pay dividends and other distributions on shares in issue and authorise payment of the dividends or other distributions out of the funds of GTAC lawfully available therefor. A dividend shall be deemed to be an interim dividend unless the terms of the resolution pursuant to which the directors resolve to pay such dividend specifically state that such dividend shall be a final dividend. No dividend or other distribution shall be paid except out of the realised or unrealised profits of GTAC, out of the share premium account or as otherwise permitted by law.

Dividends may be declared and paid out of any funds of New Tyfon lawfully available for distribution. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account.

Subject to the provisions of the Companies Act, New Tyfon may by ordinary resolution declare dividends in accordance with the respective rights of the members but no dividend shall exceed the amount recommended by the directors. The directors may declare and pay interim dividends or recommend final dividends in accordance with the respective rights of the members if it appears to them that they are justified by the financial position of New Tyfon and that such dividends may lawfully be paid.

Indemnification and Liability Insurance of Directors and Officers

The Current Charter provides for the indemnification for each existing or former director (including alternate director) and officer of GTAC, provided that no such existing or former director or officer shall be indemnified in respect of any matter arising out of his own actual fraud, wilful default or wilful neglect.

To the extent permitted by the Companies Act, GTAC may pay, or agree to pay, a premium in respect of a contract insuring an existing or former director (including alternate director), secretary, officer, auditor, trustee or an employee of GTAC against risks determined by the directors, other than liability arising out of that person’s own dishonesty.

The Proposed Charter provides for the indemnification for each existing or former director (including alternate director), secretary and other officer of New Tyfon (including an investment adviser or an administrator or liquidator) and their personal representatives, provided that no such existing or former director, secretary or officer shall be indemnified in respect of any matter arising out of his own actual fraud, wilful default or wilful neglect.

To the extent permitted by the Companies Act, New Tyfon may pay, or agree to pay, a premium in respect of a contract insuring an existing or former director (including alternate director), secretary, officer, auditor, trustee or an employee of New Tyfon against risks determined by the directors, other than liability arising out of that person’s own dishonesty.

Winding Up

If GTAC is wound up, the members may, subject to the Current Charter and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to divide in specie among the members the whole or any part of the assets of GTAC, or to vest the whole or any part of the assets in trustees for the benefit of members and those liable to contribute to the winding up.	If New Tyfon is wound up, the members may, subject to the Proposed Charter and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to divide in specie among the members the whole or any part of the assets of New Tyfon, or to vest the whole or any part of the assets in trustees for the benefit of members and those liable to contribute to the winding up.

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SECURITIES ACT RESTRICTIONS ON RESALE OF NEW TYFON’S SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted New Tyfon Ordinary Shares or New Tyfon Warrants for at least six (6) months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of New Tyfon at the time of, or at any time during the three (3) months preceding, a sale and (ii) New Tyfon is subject to the Exchange Act periodic reporting requirements for at least three (3) months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve (12) months (or such shorter period as New Tyfon was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of New Tyfon Ordinary Shares or New Tyfon Warrants for at least six (6) months but who are affiliates of New Tyfon at the time of, or at any time during the three (3) months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	one percent (1%) of the total number of New Tyfon Ordinary Shares then outstanding; or

●	the average weekly reported trading volume of New Tyfon Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of New Tyfon under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about New Tyfon.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve (12) months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, New Tyfon Ordinary Shares and New Tyfon Warrants may not be eligible for sale pursuant to Rule 144 without registration until one year has elapsed from the time that New Tyfon files current Form 10 type information with the SEC as described above.

GTAC anticipates that following the consummation of the Business Combination, New Tyfon will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

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MARKET PRICE AND DIVIDEND INFORMATION

GTAC

Market Information

GTAC Class A Ordinary Shares, GTAC Units and GTAC Public Warrants are currently listed on the Nasdaq Capital Market under the symbols “GTAC”, “GTACU” and “GTACW”, respectively. GTAC Units began trading on the Nasdaq Global Market on October 21, 2021. Each GTAC Unit consists of one GTAC Class A Ordinary Share and one-half of one redeemable warrant to purchase one GTAC Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. On December 8, 2021, GTAC announced that holders of GTAC Units could elect to separately trade the GTAC Class A Ordinary Shares and GTAC Public Warrants included in the GTAC Units on December 17, 2021. On January 9, 2024, the Nasdaq Staff approved GTAC’s application to transfer the listing of the securities from the Nasdaq Global Market to the Nasdaq Capital Market, and the GTAC Class A Ordinary Shares, GTAC Units and GTAC Public Warrants began trading on the Nasdaq Capital Market at the opening of business on January 16, 2024. Any GTAC Units not separated continue to trade on Nasdaq under the symbol “GTACU.” Any underlying GTAC Class A Ordinary Shares and GTAC Public Warrants that were separated trade on Nasdaq under the symbols “GTAC” and “GTACW,” respectively. Each whole warrant entitles the holder to purchase one GTAC Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment, as described in GTAC’s final prospectus dated October 20, 2021, which was filed with the SEC on October 22, 2021. Only whole warrants may be exercised for GTAC Class A Ordinary Shares and will become exercisable on the later of thirty (30) days after the completion of the Business Combination or twelve (12) months after the initial public offering closing date. GTAC’s warrants expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

The closing price of the GTAC Class A Ordinary Shares, GTAC Units and GTAC Public Warrants on May 14, 2024, the last trading day before announcement of the execution of the Merger Agreement, was $11.15, $10.99 and $0.12, respectively. As of [ ], 2024, the record date for the Extraordinary General Meeting, the closing price for GTAC Class A Ordinary Shares, GTAC Units and GTAC Warrants was $[ ], $[ ] and $[ ], respectively. We are applying to list New Tyfon Ordinary Shares and New Tyfon Public Warrants on The Nasdaq Capital Market upon the Closing under the ticker symbols “TFCI” and “TFCIW” respectively.

Holders

On May 15, 2024, there was one (1) holder of record of GTAC Units, two (2) holders of record of GTAC’s separately traded GTAC Class A Ordinary Shares, three (3) holders of record of GTAC Public Warrants and five (5) holders of record of GTAC Class B Ordinary Shares.

Dividends

GTAC has not paid any cash dividends on GTAC Class A Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination shall be within the discretion of the New Tyfon Board. The GTAC Board is not currently contemplating and does not anticipate declaring share dividends prior to the completion of the Business Combination in the foreseeable future nor is it currently expected that the GTAC Board will declare any dividends prior to the completion of the Business Combination.

Tyfon

Market Information

Historical market price data for Tyfon is not provided because Tyfon is currently a privately-held company. As such, Tyfon Ordinary Shares are not currently listed on a public stock exchange and are not publicly traded. Therefore, no market data is available for Tyfon.

Dividends

On June 30, 2021 and October 10, 2022, Tyfon declared a total dividend of approximately USD $2.8 million and USD $2.8 million respectively, to all Tyfon shareholders, distributed out of the retained earnings of Tyfon or from the additional paid-in capital for the amount over the retained earnings available.

Tyfon has not adopted a dividend policy with respect to future dividends and it does not have any present plan to pay any dividends on its ordinary shares in the foreseeable future after the Business Combination. Tyfon currently intends to retain most, if not all, of its available funds and any future earnings to operate and expand its business.

Any future determination relating to Tyfon’s dividend policy will be made at the discretion of the Tyfon Board and will depend on then existing conditions, including its financial condition, results of operations, contractual restrictions (including in the agreements governing its credit facilities or other debt instruments), capital requirements, business prospects and other factors its board of directors may deem relevant.

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submission of shareholder proposals

The GTAC Board is aware of no matters other than the NTA Proposal, Business Combination Proposal, Organizational Documents Proposals, Election of Directors Proposal, Nasdaq Proposal, Incentive Plan Proposal and Adjournment Proposal that may be brought before the Extraordinary General Meeting. However, if any other matter should properly come before the Extraordinary General Meeting, the persons named in the enclosed proxies will vote such proxies in accordance with their judgment on any such matters. Under Cayman Islands law, only the business that is specified in the notice of meeting to shareholders for the Extraordinary General Meeting may be transacted at the Extraordinary General Meeting.

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future shareholder proposals

If the Business Combination is consummated and you become a holder of New Tyfon Ordinary Shares, you shall be entitled to attend and participate in New Tyfon’s annual meetings of shareholders. If New Tyfon holds an annual meeting of shareholders, it shall provide notice of or otherwise publicly disclose the date on which the annual meeting shall be held. As a foreign private issuer, New Tyfon is not subject to the SEC’s proxy rules.

If you wish to submit a proposal (including a director nomination) to be included in New Tyfon’s proxy materials, the proposal must be received at New Tyfon’s principal executive office not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.

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shareholder communications

Shareholders and interested parties may communicate with the GTAC’s Board, any committee chairperson or the non-management directors as a group by writing to the GTAC Board or committee chairperson in care of GTAC, 195 US Hwy 50, Suite 309, Zephyr Cove, Nevada 89488. Following the Business Combination, such communications should be sent in care of New Tyfon at 11/F, Block A, Chengjian Building, Xiangcheng District, Suzhou, Jiangsu, PRC, and its telephone number is 400-780-8708. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

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DELIVERY OF DOCUMENTS TO SHAREHOLDERS / HOUSEHOLDING

Unless GTAC has received contrary instructions, GTAC may send a single copy of this proxy statement/prospectus to any household at which two or more shareholders reside if GTAC believes the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce GTAC’s expenses. However, if shareholders prefer to receive multiple sets of GTAC’s disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of GTAC’s disclosure documents, the shareholders should follow these instructions:

●	If the GTAC Ordinary Shares are registered in the name of the shareholder, the shareholder should contact GTAC’s offices at 195 US Hwy 50, Suite 309, Zephyr Cove, Nevada 89488.

●	If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

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TRANSFER AGENT AND WARRANT AGENT

The transfer agent for GTAC Ordinary Shares and the warrant agent for GTAC Warrants is Continental Stock Transfer & Trust Company.

228

LEGAL MATTERS

The validity of the New Tyfon securities offered by this proxy statement/prospectus and certain other Cayman Islands legal matters will be passed upon for New Tyfon by Ogier (Cayman) LLP. K&L Gates LLP and Ogier (Cayman) LLP represented Tyfon with respect to certain legal matters as to United States federal securities law and with respect to certain legal matters as to Cayman Islands law, respectively. Sidley Austin LLP represented GTAC with respect to certain legal matters as to United States federal securities law. Ogier (Cayman) LLP represented GTAC with respect to certain legal matters as to Cayman Islands law.

229

EXPERTS

The financial statements of Global Technology Acquisition Corp. I as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 appearing in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and have been included herein (which contains an explanatory paragraph relating to substantial doubt about the ability of Global Technology Acquisition Corp. I to continue as a going concern as described in Note 1 to the financial statements). Such financial statements are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Tyfon as of and for the years ended December 31, 2022 and 2023 included in this proxy statement/prospectus have been audited by UHY LLP independent registered accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

230

WHERE YOU CAN FIND MORE INFORMATION

GTAC files reports, proxy statements/prospectuses and other information with the SEC as required by the Exchange Act. You may read GTAC’s SEC filings, including this proxy statement/prospectus and any other reports, proxy statements, prospectuses and other information filed by GTAC with the SEC, on the SEC website at http://www.sec.gov. After the consummation of the Business Combination, New Tyfon will be a foreign private issuer and be required to file its Annual Report on Form 20-F with the SEC no later than four months following its fiscal year end.

This proxy statement/prospectus is available without charge to GTAC shareholders upon written or oral request. If you would like additional copies of this proxy statement/ prospectus or need to obtain proxy cards, or if you have questions about the Business Combination or the proposals to be presented at the Extraordinary General Meeting, you should contact GTAC or [ ], its proxy solicitor, at the information below.

Global Technology Acquisition Corp. I

195 US Hwy 50, Suite 309

Zephyr Cove, Nevada 89488

(307) 203-7980

or:

[     ]

[          ]

Shareholders may call toll free: [     ]

Banks and Brokers may call collect: [     ]

Email: [     ]

If you are a shareholder of GTAC and would like to request documents, please do so no later than five (5) business days before the Extraordinary General Meeting in order to receive them before the Extraordinary General Meeting.

Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other Annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this proxy statement/prospectus relating to GTAC has been supplied by GTAC, all information relating to Tyfon has been supplied by Tyfon. Information provided by one entity does not constitute any representation, estimate or projection of the other entity.

Neither of GTAC nor Tyfon have authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that included in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement, prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

231

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Global Technology Acquisition Corp. I

Opinion on the Financial Statements

We have audited the balance sheets of Global Technology Acquisition Corp. I (the “Company”) as of December 31, 2023 and 2022, the related statements of income, shareholders’ deficit and cash flows for each of the two years in the period ended December 31, 2023 and 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Corporation that was formed for the purpose of completing a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities on or before April 25, 2024 or may extend the business combination deadline in two separate three month extensions through October 25, 2024 assuming the Company satisfies certain conditions. There is no assurance that the Company will obtain the necessary approvals or raise the additional capital it needs to fund its business operations and complete any business combination prior to April 25, 2024, if at all. The Company also has no approved plan in place to extend the business combination deadline beyond April 25, 2024 and lacks the capital resources needed to fund operations and complete any business combination, even if the deadline to complete a business combination is extended to a later date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may be necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP
Marcum LLP

We have served as the Company’s auditor since 2021.

New York, NY

April 1, 2024

F-2

GLOBAL TECHNOLOGY ACQUISITION CORP. I

BALANCE SHEETS

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$14,000	$744,000
Prepaid expenses	65,000	167,000
Total current assets	79,000	911,000
Non-current asset – Investments held in Trust Account	22,890,000	206,946,000
Total assets	$22,969,000	$207,857,000
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	21,000	73,000
Accrued liabilities	76,000	19,000
Notes payable to related party	250,000	—
Total current liabilities	347,000	92,000
Other liabilities:
Warrant liabilities	615,000	615,000
Deferred underwriting compensation	3,675,000	3,675,000
Total liabilities	4,637,000	4,382,000
Commitments and Contingencies (see Note 8)
Class A ordinary shares subject to possible redemption: 2,089,996 and 20,000,000 shares, respectively, at December 31, 2023 and 2022 (at $10.95 and $10.35 per share, respectively)	22,890,000	206,946,000
SHAREHOLDERS’ DEFICIT
Preferred shares, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value, 200,000,000 authorized shares, 1,300,000 and 0 issued and outstanding (excluding 2,089,996 and 20,000,000 shares, respectively, subject to possible redemption) as of December 31, 2023 and 2022	—	—
Class B ordinary shares, $0.0001 par value, 20,000,000 authorized shares, 3,700,000 and 5,000,000 shares, respectively, issued and outstanding, at December 31, 2023 and 2022	—	1,000
Additional paid-in-capital	—	—
Accumulated deficit	(4,558,000)	(3,472,000)
Total shareholders’ deficit	(4,558,000)	(3,471,000)
Total liabilities and shareholders’ deficit	$22,969,000	$207,857,000

See accompanying notes to financial statements

F-3

GLOBAL TECHNOLOGY ACQUISITION CORP. I

STATEMENTS OF INCOME

	For the year ended December 31, 2023	For the year ended December 31, 2022
General and administrative expenses	$1,087,000	$690,000
Loss from operations	(1,087,000)	(690,000)
Other income:
Interest income on Trust Account	3,419,000	2,942,000
Change in fair value of warrant liability	—	10,455,000
Total other income	3,419,000	13,397,000
Net income	$2,332,000	$12,707,000
Weighted average Class A ordinary shares outstanding - basic and diluted	7,332,000	20,000,000
Net income per Class A ordinary share – basic and diluted	$0.19	$0.51
Weighted average Class B ordinary shares outstanding – basic and diluted	4,861,000	5,000,000
Net income per Class B ordinary share – basic and diluted	$0.19	$0.51

See accompanying notes to financial statements

F-4

GLOBAL TECHNOLOGY ACQUISITION CORP. I

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

For the year ended December  31, 2023:

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2022	—	$—	5,000,000	$1,000	$—	$(3,472,000)	$(3,471,000)
Conversion of Class B ordinary shares into Class A ordinary shares	1,300,000	—	(1,300,000)	(1,000)	—	1,000	—
Remeasurement of Class A ordinary shares subject to redemption	—	—	—	—	—	(3,419,000)	(3,419,000)
Net income	—	—	—	—	—	2,332,000	2,332,000
Balance, December 31, 2023	1,300,000	$—	3,700,000	$—	$—	$(4,558,000)	$(4,558,000)

For the year ended December  31, 2022:

	Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2021	5,000,000	$1,000	$—	$(16,558,000)	$(16,557,000)
Remeasurement of Class A ordinary shares subject to redemption	—	—	—	(2,946,000)	(2,946,000)
Reduction in deferred underwriters’ commission	—	—	—	3,325,000	3,325,000
Net income	—	—	—	12,707,000	12,707,000
Balance, December 31, 2022	5,000,000	$1,000	$—	$(3,472,000)	$(3,471,000)

See accompanying notes to financial statements

F-5

GLOBAL TECHNOLOGY ACQUISITION CORP. I

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2023	For the year ended December 31, 2022
Cash flows from operating activities:
Net income	$2,332,000	$12,707,000
Adjustments to reconcile net income to net cash used in operating activities:
Income from cash and investments held in Trust Account	(3,419,000)	(2,942,000)
Change in fair value of warrant liability	—	(10,455,000)
Changes in operating assets and liabilities:
Decrease in prepaid expenses	102,000	242,000
(Decrease) increase in accounts payable	(52,000)	33,000
Increase (decrease) in accrued liabilities and other	57,000	(60,000)
Net cash used in operating activities	(980,000)	(475,000)
Cash flows from investing activities:
Cash withdrawn from Trust Account	187,475,000	—
Net cash provided by investing activities	187,475,000	—
Cash flows from financing activities:
Redemption of 17,910,004 Class A ordinary shares	(187,475,000)	—
Payment of deferred offering costs	—	(107,000)
Note payable to related party	250,000	—
Net cash used in financing activities	(187,225,000)	(107,000)
Net change in cash	(730,000)	(582,000)
Cash and cash equivalents at beginning of period	744,000	1,326,000
Cash and cash equivalents at end of period	$14,000	$744,000
Supplemental disclosure of non-cash financing activities:
Reduction in deferred underwriting compensation	$—	$(3,325,000)
Remeasurement of carrying value to redemption value of Class A ordinary shares subject to redemption	$3,419,000	$2,942,000

See accompanying notes to financial statements

F-6

GLOBAL TECHNOLOGY ACQUISITION CORP. I

NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization, Business Operations and Liquidity Including Subsequent Event

Organization and General:

Global Technology Acquisition Corp. I (the “Company”) was incorporated in the Cayman Islands as an exempted company on February 9, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At December 31, 2023, the Company had not commenced any operations. All activity for the period from February 9, 2021 (inception) to December 31, 2023 relates to the Company’s formation and the initial public offering (“Public Offering”) described below and, subsequent to the Public Offering, identifying and completing an initial Business Combination. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments and cash and cash equivalents from the proceeds derived from the Public Offering.

Sponsor and Public Offering:

The Company’s sponsor is Global Technology Acquisition I Sponsor LP, an exempted limited liability partnership registered in the Cayman Islands (the “Sponsor”). The Company intends to finance a Business Combination with proceeds from the $200,000,000 Public Offering (Note 3) and a $10,500,000 private placement (the “Private Placement”) (Note 4), net of expenses of the offering and working capital to be available to the Company as well as subsequent redemptions of shares by shareholders (see below). Upon the closing of the Public Offering and the Private Placement on October 25, 2021, $204,000,000 was deposited in a trust account (the “Trust Account”) and as described further below, on April 14, 2023 a total of 167 Class A ordinary share shareholders elected to redeem an aggregate of 17,910,004 Class A ordinary shares, representing approximately 89.6% of the Class A ordinary shares then issued and outstanding, for an aggregate of approximately $187,475,000 in cash, which was paid on or around April 21, 2023. Accordingly, approximately $22,890,000 remained in the Trust Account as of December 31, 2023.

Extension of Time to Complete Business Combination, Related Redemptions of Class A Ordinary Shares and Related Matters:

On April 14, 2023, the Company held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), at which holders of 21,033,957 Ordinary Shares were present in person or by proxy (the “Voting Shareholders”), representing approximately 84.1% of the voting power of the 25,000,000 issued and outstanding Ordinary Shares entitled to vote at the Extraordinary General Meeting at the close of business on March 7, 2023, which was the record date (the “Record Date”) for the Extraordinary General Meeting.

At the Extraordinary General Meeting, the Voting Shareholders approved, by special resolution, a proposal to amend and restate the Company’s amended and restated memorandum and articles of association to extend the date by which the Company must (1) consummate an initial Business Combination, (2) cease its operations except for the purpose of winding up if it fails to complete an initial Business Combination, and (3) redeem all of the Class A ordinary shares, included as part of the Units sold in the Public Offering, from April 25, 2023 to April 25, 2024 or to October 25, 2024 at the election of the Company in two separate three-month extensions, in April 2024 and July 2024, subject to satisfaction of certain conditions, including the deposit by the Sponsor of $0.10 per Unit in each case (or up to approximately $209,000 after giving effect to the Company’s shareholders’ redemptions made in connection with the foregoing proposal) for each three-month extension, into the Trust Account (the “Extension” and such proposal, the “Extension Proposal”). On April 14, 2023, to effectuate the Extension, the Company filed with the Cayman Islands Registrar of Companies the Second Amended and Restated Memorandum and Articles of Association of the Company (the “Second Amended and Restated Memorandum and Articles of Association”).

F-7

In connection with the Extension, a total of 167 Class A ordinary share shareholders elected to redeem an aggregate of 17,910,004 Class A ordinary shares, representing approximately 89.6% of the Class A ordinary shares then issued and outstanding, for an aggregate of approximately $187,475,000 in cash, which was paid on or around April 21, 2023.

The Trust Account:

The funds in the Trust Account are invested only in cash or U.S. government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of its initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining funds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisition targets and continuing general and administrative expenses.

As discussed further in Note 1—Description of Organization, Business Operations and Liquidity—Extension of Time to Complete Business Combination, Related Redemptions of Class A Ordinary Shares and Related Matters, on April 14, 2023, the Company’s shareholders approved the Second Amended and Restated Memorandum and Articles of Association (as defined below) which provides that, other than the withdrawal of interest to pay tax obligations, if any, less up to $100,000 interest to pay dissolution expenses, none of the funds held in trust will be released until the earliest of: (a) the completion of the initial Business Combination, (b) the redemption of any Class A ordinary shares included in the Units (as defined below) sold in the Public Offering (the “Public Shares”) properly submitted in connection with a shareholder vote to amend the Company’s Second Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete the initial Business Combination prior to April 25, 2024 (or up to October 25, 2024 in two separate three-month extensions subject to satisfaction of certain conditions, including the deposit of $0.10 per Unit in each case (or up to approximately $209,000 after giving effect to the Company’s shareholders’ redemptions made in connection with the Extension Proposal) for each three-month extension, into the Trust Account, or as extended by the Company’s shareholders in accordance with the Company’s Second Amended and Restated Memorandum and Articles of Association (the “Completion Window”)) or (ii) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity, and (c) the redemption of the Public Shares if the Company is unable to complete the initial Business Combination within the Completion Window. The proceeds deposited in the Trust Account could become subject to the claims of creditors, if any, which could have priority over the claims of the Company’s Class A ordinary share shareholders.

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” is one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any taxes payable on interest earned) at the time of signing a definitive agreement in connection with the Company’s initial Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek shareholder approval of the Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and amounts released for taxes, or (ii) provide shareholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable and amounts released to the Company for working capital. The decision as to whether the Company will seek shareholder approval of the Business Combination or will allow shareholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval unless a vote is required by the rules of the NASDAQ Global Market. If the Company seeks shareholder approval, it will complete its Business Combination only if a majority of the outstanding Class A ordinary shares and Class B ordinary shares voted are voted in favor of the Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets (total assets less intangible assets and liabilities) to be less than $5,000,001 upon consummation of a Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related Business Combination, and instead may search for an alternate Business Combination.

F-8

If the Company holds a shareholder vote or there is a tender offer for shares in connection with a Business Combination, a holder of Public Shares will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and amounts released to the Company for working capital. As a result, such Class A ordinary shares are recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with Financial Accounting Standards Accounting Standards Board Codification (“FASB ASC 480”), “Distinguishing Liabilities from Equity.” The amount in the Trust Account, upon closing of the Public Offering on October 25, 2021, was initially $10.20 per Public Share ($204,000,000 held in the Trust Account divided by 20,000,000 Class A ordinary shares).

On April 14, 2023, in connection with the amendment of the Company’s amended and restated memorandum and articles of association, the Company directed the Trust Account trustee to deliver approximately $187,475,000 to the shareholders that requested redemption as discussed further in Note 1—Description of Organization, Business Operations and Liquidity—Extension of Time to Complete Business Combination, Related Redemptions of Class A Ordinary Shares and Related Matters.

As amended, the Company will have until April 25, 2024, (or until October 25, 2024, as described above) to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares for a per share pro rata portion of the Trust Account, including interest, but less taxes payable and amounts released to the Company for working capital (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining shareholders, as part of its plan of dissolution and liquidation. The initial shareholders have entered into letter agreements with us, pursuant to which they have waived their rights to participate in any redemption with respect to their initial shares; however, if the initial shareholders or any of the Company’s officers, directors or affiliates acquire Class A ordinary shares in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the Completion Window.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the price per Unit in the Public Offering.

Risks and Uncertainties:

Ongoing Conflicts — The impact of ongoing and evolving military conflicts, including for example between Russia and Ukraine and Israel and Gaza, including sanctions and countermeasures, on domestic and global economic and geopolitical conditions in general is not determinable as of the date of these financial statements.

Nasdaq Listing: On June 28, 2023, the Company received a written notice (the “First Notice”) from the Listing Qualifications Department (the “Nasdaq Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for 30 consecutive business days, the Company’s Market Value of Listed Securities (“MVLS”) was below the minimum of $50 million required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “Market Value Standard”). The Nasdaq Staff also noted that the Company does not meet the requirements under Nasdaq Listing Rules 5450(b)(1)(A) (Equity Standard) and 5450(b)(3)(A) (Total Assets/Total Revenue Standard). On October 9, 2023, the Company received notice from the Nasdaq Staff notifying the Company that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(2), which requires the Company to maintain a minimum of 400 public holders for continued listing on the Nasdaq Global Market (the “Global Market Minimum Public Holders Rule”).

F-9

On November 22, 2023, the Company issued  1,300,000 Class A Ordinary Shares to the Sponsor upon the conversion of an equal number of Class B Ordinary Shares. The 1,300,000 shares of Class A Ordinary Shares issued in connection with the Conversion are subject to the same restrictions as applied to the shares of Class B Ordinary Shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination, as described in the prospectus for the Company’s initial public offering. For the avoidance of doubt, such Class A Ordinary Shares issued in connection with the Conversion do not have any redemption rights and are not entitled to liquidating distributions from the trust account if the Company does not consummate an initial business combination.

Following the Conversion, there are 3,389,996 shares of Class A Ordinary  Shares issued and outstanding and 3,700,000 Class B Ordinary Shares issued and outstanding. As a result of the Conversion, the Sponsor holds approximately 38.35% of the outstanding Class A Ordinary Shares.

On November 24, 2023, the Company submitted its application to transfer the listing of its Class A Ordinary Shares, Units and public warrants from the Nasdaq Global Market to the Nasdaq Capital Market.

On November 24, 2023, the Company submitted evidence to the Nasdaq Staff that it is in compliance (the “Plan”) with Nasdaq Listing Rule 5550(b)(2), which requires the Company to maintain a Market Value of Listed Securities of at least $35 million (the “Capital Market MVLS Standard”), and Nasdaq Listing Rule 5550(a)(3), which requires the Company maintain a minimum of 300 public holders (the “Capital Market Minimum Public Holders Rule”). The Company further noted to the Nasdaq Staff that, as a result of its application to transfer the listing of its Class A Ordinary Shares, Units and public warrants from the Nasdaq Global Market to the Nasdaq Capital Market it intends to comply with the Capital Market MVLS Standard and the Capital Market Minimum Public Holders Rule instead of the Global Market Minimum Public Holders Rule and the Global Market MVLS Standard.

On January 9, 2024, the Nasdaq Staff approved the Company’s application to transfer the listing of the Class A Ordinary Shares, the Units and the public warrants from the Nasdaq Global Market to the Nasdaq Capital Market. The Class A Ordinary Shares, the Units and public warrants were transferred to the Nasdaq Capital Market at the opening of business on January 16, 2024 and continue to trade under the symbols “GTAC,” “GTACU” and “GTACW,” respectively. The Company received a written notice from the Nasdaq Staff notifying the Company that, based on the materials submitted by the Company in connection with the Plan and the application to transfer the listing of the Class A Ordinary Shares, Units and public warrants from the Nasdaq Global Market to the Nasdaq Capital Market, the deficiencies cited in the First Notice and the Second Notice were cured.

Liquidity and Going Concern:

In connection with the assessment of going concern considerations in accordance with the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, “Presentation of Financial Statements-Going Concern,” the Company has until April 25, 2024 (or until October 25, 2024, as described above) to consummate an initial Business Combination. It is uncertain that the Company will be able to consummate an initial Business Combination by this time. If an initial Business Combination cannot be completed prior to April 25, 2024, there will be a mandatory liquidation and subsequent dissolution of the Company unless, prior to such date, the Company receives an extension approval from its shareholders or elects to extend the date on which an initial Business Combination must be consummated (the Company may extend the date on which an initial Business Combination must be consummated to October 25, 2024 in two separate three-month extensions subject to satisfaction of certain conditions, including the deposit of $0.10 per Unit in each case (or up to approximately $209,000 after giving effect to the Company’s shareholders’ redemptions made in connection with the Extension Proposal) for each three-month extension).

Further, as shown in the accompanying financial statements, the Company had approximately $14,000 in cash and cash equivalents at December 31, 2023 and negative cash flows from operations of approximately $980,000 for the year ended December 31, 2023. The Company also has credit available from its Sponsor of up to $1,500,000 in working capital loans (including $250,000 of which was drawn down and outstanding at December 31, 2023) as described in Note 5. If the Company were to extend the April 25, 2024 date to October 25, 2024, the Company would have to make extension payments aggregating approximately $418,000 for two three-month extensions. The Company may not have sufficient funds, or funds available, at December 31, 2023 to enable it to sustain operations for a period of at least one year after the issuance date of these financial statements.

F-10

Management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date these financial statements are released. The Company intends to address this by completing a Business Combination within the proscribed timeframe, however there is no assurance that this can be done. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation:

The accompanying financial statements of the Company are presented in U.S. dollars and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

All dollar amounts are rounded to the nearest thousand dollars.

Emerging Growth Company:

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Net Income (Loss) per Ordinary Share:

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income or loss per ordinary share is computed by dividing net income or loss applicable to the Class A ordinary share and the Class B ordinary share (collectively, the “Ordinary Shares”) shareholders by the weighted average number of ordinary shares outstanding during the period plus, to the extent dilutive, the incremental number of ordinary shares to settle warrants, as calculated using the treasury stock method.

The Company has not considered the effect of the warrants sold in the Public Offering (the “Public Warrants”) and Private Placement to purchase an aggregate of 20,500,000 Class A ordinary shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted income (loss) per ordinary share is the same as basic income (loss) per ordinary share for the periods presented.

At December 31, 2023 and 2022, the Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata among the two classes of shares. Net income (loss) per ordinary share is calculated by dividing the net income (loss) by the weighted average number of ordinary shares outstanding during the respective period.

F-11

The following table reflects the net income per share after allocating income between the shares based on outstanding shares.

	For the year ended December 31, 2023		For the year ended December 31, 2022
	Class A	Class B	Class A	Class B
Numerator:
Allocation of income – basic and diluted	$1,402,000	$930,000	$10,166,000	$2,541,000
Denominator:
Basic and diluted weighted average ordinary shares outstanding	7,332,000	4,861,000	20,000,000	5,000,000
Basic and diluted net income per ordinary share	$0.19	$0.19	$0.51	$0.51

Cash and Investments held in Trust Account:

The Company complies with FASB ASC 820, “Fair Value Measurements,” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

Upon the closing of the Public Offering and the Private Placement, a total of $204,000,000 was deposited into the Trust Account and, on April 14, 2023, a total of 167 Class A ordinary share shareholders elected to redeem an aggregate of 17,910,004 Class A ordinary shares, representing approximately 89.55% of the Class A ordinary shares then issued and outstanding, for an aggregate of approximately $187,475,000 in cash, which was paid on or around April 21, 2023. Accordingly, approximately $22,890,000 remained in the Trust Account as of December 31, 2023. The proceeds in the Trust Account may be invested in either cash, U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. government treasury obligations. At December 31, 2023 the Trust Account held cash and at December 31, 2022 the Trust account was invested in money market funds.

The Company classifies its U.S. government treasury bills and equivalent securities, when it has them, as held-to-maturity in accordance with FASB ASC 320, “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity U.S. government treasury bills are recorded at amortized cost on the balance sheets and adjusted for the amortization of discounts.

Cash and cash equivalents:

The Company considers all highly liquid instruments with maturities of one year or less when acquired to be cash equivalents. At December 31, 2023, cash and cash equivalents totaled approximately $14,000. At December 31, 2022, the $744,000 in cash and cash equivalents consisted entirely of cash deposits.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. Any loss incurred or lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of income and cash flows.

Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets, primarily due to their short-term nature.

Fair Value Measurements:

The Company complies with FASB ASC 820, “Fair Value Measurements and Disclosures,” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

F-12

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed as of December 31, 2023, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the Public Warrant and the Private Placement Warrant (as defined below) liabilities.

Offering Costs:

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A— “Expenses of Offering.” Costs incurred in connection with preparation for the Public Offering were approximately $11,725,000 including approximately $725,000 of Company costs together with $11,000,000 of underwriters’ discount. Such costs have been allocated to Class A ordinary shares subject to redemption ($11,234,000) and warrant liability ($491,000), based on their relative values, and charged to Class A ordinary shares subject to redemption or expense (in the case of the portion allocated to warrant liability) upon completion of the Public Offering. The Company retained an independent financial advisor in connection with the Public Offering and paid an agreed amount of $175,000 that was included in offering costs, net of full reimbursement by the underwriters.

Class A Ordinary Shares Subject to Possible Redemption:

All of the 20,000,000 Class A ordinary shares sold on October 25, 2021 as part of a Unit in the Public Offering discussed in Note 3 contain a redemption feature which allows for the redemption of ordinary shares under the Company’s liquidation or tender offer/shareholder approval provisions. In connection with the Extension, a total of 167 Class A ordinary share shareholders elected to redeem an aggregate of 17,910,004 Class A ordinary shares, representing approximately 89.55% of the Class A ordinary shares then issued and outstanding, for an aggregate of approximately $187,475,000 in cash, which was paid on or around April 21, 2023. As such, there remain 2,089,996 Class A ordinary shares outstanding as of December 31, 2023, all of which are subject to redemption. After the conversion of 1,300,000 Class B Ordinary shares to Class A Ordinary shares, there remain 3,389,996 Class A Ordinary shares outstanding at December 31, 2023,  2,089,996 of which are subject to redemption.

F-13

In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company did not specify a maximum redemption threshold, its Second Amended and Restated Memorandum and Articles of Association provide that in no event will it redeem its Public Shares in an amount that would cause its net tangible assets (tangible assets less intangible assets and liabilities) to be less than $5,000,001. However, because all of the Class A ordinary shares are redeemable, all of the shares are recorded as Class A ordinary shares subject to redemption on the Company’s balance sheets.

The Company recognizes changes immediately as they occur and adjusts the carrying value of the securities at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A ordinary shares are affected by adjustments to additional paid-in capital. Accordingly, at December 31, 2023 and December 31, 2022, respectively, 2,089,996 of the 3,389,996 Class A ordinary shares and 20,000,000 of the 20,000,000 Class A ordinary shares were classified outside of permanent equity, respectively. Class A ordinary shares subject to redemption consist of:

	Dollars .	Shares
Gross proceeds of Public Offering	$200,000,000	20,000,000
Less: Proceeds allocated to Public Warrants	(7,900,000)	—
Offering costs	(11,234,000)	—
Plus: Remeasurement of carrying value to redemption value at Public Offering date	23,134,000	—
Subtotal at the date of the Public Offering and at December 31, 2021	204,000,000	20,000,000
Plus: Remeasurement of carrying value to redemption value at December 31, 2022	2,946,000	—
Subtotal at December 31, 2022	206,946,000	20,000,000
Less: Payments to shareholders who elected to redeem 17,910,004 Class A ordinary shares in connection with the Extension (as defined below) on or around April 21, 2023	(187,475,000)	(17,910,004)
Plus: Remeasurement of carrying value to redemption value at December 31, 2023	3,419,000	—
Class A ordinary shares subject to redemption at December 31, 2023	$22,890,000	2,089,996

Income Taxes:

FASB ASC 740 “Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2023 and December 31, 2022. The Company recognizes interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-14

Derivative Financial Instruments:

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value upon issuance, and the liability is then re-valued at each reporting date, as determined by the Company based upon a valuation report obtained from its independent third-party valuation firm, with changes in the fair value reported in the statements of income. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company’s warrant liability is a derivative financial instrument – see Note 5.

Recent Accounting Pronouncements:

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its consolidated financial statements and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Subsequent Events:

The Company evaluated subsequent events and transactions that occurred after the date of the balance sheet through the date that the financial statements were issued. All such events that would require adjustment or disclosure have been so disclosed in the financial statements.

Note 3—Public Offering

On October 25, 2021, the Company closed on the Public Offering and sale, including the underwriters’ partial exercise of their over-allotment option, of 20,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one of the Company’s Class A ordinary shares and one-half of one Public Warrant. Each whole Public Warrant offered in the Public Offering is exercisable to purchase one share of the Company’s Class A ordinary shares. See Note 6.

The Company granted the underwriters a 45-day option to purchase up to 2,625,000 additional Units to cover any over-allotments, at the Public Offering price less the underwriting discounts and commissions. At the closing of the Public Offering on October 25, 2021, the underwriters’ exercised 2,500,000 Units of such over-allotment option. The warrants that were issued in connection with 2,500,000 over-allotment units exercised are identical to the Public Warrants and have no net cash settlement provisions. As discussed further in Note 5, after the closing of the Public Offering on October 25, 2021, 31,250 of the outstanding Class B ordinary shares remained forfeitable and in December 2021 those 31,250 shares were surrendered and retired.

The Company paid an underwriting discount of 2.0% of the per Unit price, $4,000,000, to the underwriters at the closing of the Public Offering and was obligated to pay a deferred underwriting fee of 3.5% of the per Unit price, $7,000,000, upon the completion of the Company’s initial Business Combination.

On October 3, 2022, one of the underwriters in the Company’s October 25, 2021 Public Offering agreed to forfeit their 47.5% interest in the deferred underwriting compensation of $7,000,000. As such, in October 2022, $3,325,000 was reduced from the deferred underwriting compensation liability and from accumulated deficit. At December 31, 2023 and December 31, 2022, the amount outstanding in the Trust Account was approximately, $22,890,000 and $206,946,000, respectively.

Note 4—Trust Account and Fair Value Measurement

In March 2023, the Trust Account’s investment in money market funds was transferred to cash and as such, at December 31, 2023 the proceeds of the Trust Account were invested in cash. At December 31, 2022, the proceeds of the Trust Account were invested primarily in money market funds meeting certain conditions described in Note 1—Description of Organization, Business Operations and Liquidity—The Trust Account above.

F-15

On April 14, 2023, in connection with the amendment of the Company’s amended and restated memorandum and articles of association, the Company directed the Trust Account trustee to deliver approximately $187,475,000 to shareholders that requested redemption as discussed further in Note 1—Description of Organization, Business Operations and Liquidity—Extension of Time to Complete Business Combination, Related Redemptions of Class A Ordinary Shares and Related Matters.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2022 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company’s permitted investments at December 31, 2022 consisted of money market funds that invest only in U.S. government treasury bills, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets or liabilities as follows:

Description	Quoted Prices in Active Markets December 31, 2022 (Level 1)
Assets:
Money market funds	$206,946,000

Note 5—Related party transactions

Founder Shares:

On February 10, 2021, the Sponsor purchased 6,468,750 Class B Ordinary Shares (the “Founder Shares”) for $25,000 or approximately $0.004 per share (up to 843,750 of which were subject to forfeiture to the extent the underwriters’ over-allotment option was not exercised in full). The Founder Shares are substantially identical to the Class A Ordinary Shares included in the Units sold in the Public Offering except that the Founder Shares automatically convert into Class A Ordinary Shares at the time of the initial Business Combination, or at any time prior thereto at the option of the holder, and are subject to certain transfer restrictions, as described in more detail below. On September 30, 2021, the Sponsor surrendered 2,156,250 Class B Ordinary Shares for no consideration, resulting in 4,312,500 shares outstanding of which 562,500 were subject to forfeiture in the event the underwriters’ over-allotment option was not exercised. On October 21, 2021, the Company executed a share capitalization that increased the number of Class B Ordinary Shares outstanding to 5,031,250, 656,250 of which were subject to forfeiture to the extent the underwriters’ over-allotment option was not exercised in full. After the closing of the Public Offering on October 25, 2021, 31,250 of such shares remained forfeitable and were forfeited in December 2021.

The Company’s initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or (B), subsequent to the Company’s initial Business Combination, if (x) the last sale price of the Company’s Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their shares of ordinary shares for cash, securities or other property.

Private Placement Warrants:

In connection with the closing of the Public Offering on October 25, 2021 (Note 3), the Sponsor purchased from the Company an aggregate of 10,500,000 warrants at a price of $1.00 per warrant (a purchase price of $10,500,000), in the Private Placement which occurred simultaneously with the completion of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one Class A Ordinary Share at $11.50 per share. The purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering, net of expenses of the offering and working capital to be available to the Company, to be held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants (including the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants and have no net cash settlement provisions.

F-16

If the Company does not complete a Business Combination, then the proceeds from the sale of the Private Placement Warrants will be part of the liquidating distribution to the holders of Public Shares and the Private Placement Warrants issued to the Sponsor will expire worthless.

In addition, if (x) the Company issues additional Class A Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Ordinary Share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Company’s initial shareholders or their affiliates, without taking into account any Founder Shares or warrants held by the Company’s initial stockholders or such affiliates as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

Registration Rights:

The Company’s initial shareholders and the holders of the Private Placement Warrants are entitled to registration rights pursuant to a registration and shareholder rights agreement executed in connection with the closing of the Public Offering on October 25, 2021. These holders are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the registration and shareholder rights agreement.

Related Party Loans:

In February 2021, the Sponsor agreed to loan the Company an aggregate of $300,000 by drawdowns of not less than $10,000 each against the issuance of an unsecured promissory note (the “Initial Note”) to cover expenses related to the Public Offering. The Initial Note was non-interest bearing and payable on the earlier of December 31, 2021 or the completion of the Public Offering. The Company borrowed a total of $240,000 under the Initial Note prior to October 25, 2021. Upon the closing of the Public Offering on October 25, 2021, the Initial Note was repaid in full and there was no amount outstanding at December 31, 2023 or December 31, 2022.

Working Capital Loans:

If the Sponsor, an affiliate of the Sponsor or certain of the Company’s officers and directors make any working capital loans, up to $1,500,000 of such loans may be converted into warrants, at the price of $1.00 per warrant, at the option of the lender. Such warrants would be identical to the Private Placement Warrants.

On June 29, 2023, the Company entered into an unsecured convertible  promissory note (the “Note”) with the Sponsor, providing for an aggregate amount of loans up to $1,500,000 to fund the Company’s operating expenses. During November 2023, the Company borrowed $250,000 under the Note and such amount remains outstanding at December 31, 2023.

F-17

The Note bears no interest. All unpaid principal under the Note will be payable on the earliest to occur of (i) the date on which the Company consummates an initial Business Combination or (ii) the date of the liquidation of the Company (such date, the “Maturity Date”). In the event the Company consummates its initial Business Combination, the Sponsor has the option on the Maturity Date to convert up to an aggregate of $1,500,000 of the principal outstanding under the Note into that number of warrants (“Working Capital Warrants”) equal to the portion of the principal amount of the Note being converted divided by $1.00. The terms of the Working Capital Warrants, if any, would be identical to the terms of the Private Placement Warrants. The Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the Note, and all other sums payable with regard to the Note becoming immediately due and payable. The option to convert the working capital loans into warrants qualifies as an embedded derivative under ASC 815 and is required to be recognized at fair value with subsequent changes in fair value recognized in the Company’s statements of income each reporting period until the loan is repaid or converted. As of December 31, 2023, the fair value of this conversion option was not material, and therefore the Note is held at cost of $250,000 in the Company’s balance sheet.

Administrative Services Agreement:

The Company has agreed to pay $10,000 a month to the Sponsor under an Administrative Services Agreement for the services to be provided by one or more investment professionals, creation and maintenance of the Company’s website, and miscellaneous additional services. Services commenced on October 21, 2021, the date the Company’s securities were first listed on the NASDAQ Global Market and will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company. The Company charged $120,000 to operations in the year ended December 31, 2023 and 2022, under this agreement. There were approximately $30,000 and $0, respectively, included in accrued liabilities at December 31, 2023 and December 31, 2022.

Note 5—Related Party Transactions

Effective November 27, 2022, the Board of Directors of the Company appointed its current Chief Financial Officer and Secretary (“CFO”). Prior to his appointment as CFO, the CFO served as a paid consultant to the Company. The CFO is not a full-time employee and devotes time to the Company’s affairs on a part-time basis under a consulting agreement with the Company calling for compensation of approximately $100,000 per year. An aggregate of approximately $116,000 (including a retention payment of approximately $16,000) and $9,300, respectively, was charged to operations for the year ended December 31, 2023 and 2022 for his services since his appointment as CFO.

Note 6—Warrant liabilities

At December 31, 2023 and December 31, 2022, the Company had a total of 20,500,000 warrants outstanding, including 10,000,000 Public Warrants and 10,500,000 Private Placement Warrants.

The Company accounts for its warrants outstanding consistent with the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “Staff Statement”) issued on April 12, 2021 by the staff (the “Staff”) of the Division of Corporation Finance of the SEC. The Company’s management has evaluated its warrants under ASC Subtopic 815-40, Contracts in Entity’s Own Equity including the assistance of accounting and valuation consultants and concluded that the Company’s warrants are not indexed to the Company’s shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. Therefore, the Company accounts for its warrants as warrant liabilities.

The following table presents information about the Company’s warrant liabilities that are measured at fair value on a recurring basis at December 31, 2023 and 2022 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

Description	December 31, 2023	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Warrant Liabilities:
Public Warrants	$300,000	$—	$300,000	$—
Private Placement Warrants	$315,000	$—	$315,000	$—
Warrant liabilities at December 31, 2023	$615,000	$—	$615,000	$—

Description	December 31, 2022	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Warrant Liabilities:
Public Warrants	$300,000	$300,000	$—	$—
Private Placement Warrants	$315,000	$—	$315,000	$—
Warrant liabilities at December 31, 2022	$615,000	$300,000	$315,000	$—

F-18

At December 31, 2022, the Company valued its Public Warrants based on publicly observable inputs (Level 1 inputs) from the trading in the Public Warrants in an active market ($0.03 per warrant). During the year ended December 31, 2023, the trading in the Company’s warrants became less active. During 2023 (at June 30, 2023) the Company transferred the Public Warrants from Level 1 to Level 2 (significant other observable inputs) using the public trading price ($0.03 per warrant at December 31, 2023) as a guide. Since the Private Placement Warrants are substantially similar to the Public Warrants but do not trade, the Company valued them based on the value of the Public Warrants (significant other observable inputs – Level 2). The Company is required to record the warrants at fair value at each reporting period, with changes in fair value recognized in the statements of income. Transfers between Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs.

The warrant liabilities are not subject to qualified hedge accounting.

Note 7—Shareholders’ Deficit

Ordinary Shares:

The authorized Ordinary Shares of the Company include 200,000,000 Class A Ordinary Shares, par value, $0.0001, and 20,000,000 Class B ordinary shares, par value, $0.0001, or 220,000,000 Ordinary Shares in total. Upon completion of the Public Offering, the Company may (depending on the terms of the Business Combination) be required to increase the authorized number of shares at the same time as its shareholders vote on the Business Combination to the extent the Company seeks shareholder approval in connection with its Business Combination. Holders of the Class A and Class B ordinary shares vote together as a single class and are entitled to one vote for each share of Class A and Class B Ordinary Shares.

In connection with the Extension, a total of 167 Class A Ordinary Share shareholders elected to redeem an aggregate of 17,910,004 Class A Ordinary Shares, representing approximately 89.6% of the Class A Ordinary Shares then issued and outstanding, for an aggregate of approximately $187,475,000 in cash, which was paid on or around April 21, 2023.

On November 22, 2023 the Company issued an aggregate of 1,300,000 shares of its Class A Ordinary Shares to the Sponsor upon the conversion of an equal number of shares of Class B Ordinary Shares of the Company (the “Conversion”). The 1,300,000 shares of Class A Ordinary Shares issued in connection with the Conversion are subject to the same restrictions as applied to the shares of Class B Ordinary Shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination and such shares are not entitled to liquidating distributions from the trust account if the Company does not consummate an initial business combination.

At December 31, 2023 and 2022 there were 3,700,000 and 5,000,000, respectively, Class B Ordinary Shares issued and outstanding and 1,300,000 and 0, respectively, Class A Ordinary shares issued and outstanding (excluding 2,089,996 and 20,000,000 shares, respectively, subject to possible redemption) as of December 31, 2023 and December 31, 2022.

Preferred Shares:

The Company is authorized to issue 1,000,000 preferred shares, par value $0.0001, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2023 and December 31, 2022, there were no preferred shares issued or outstanding.

Note 8—Commitments and Contingencies

Registration Rights:

The Company’s initial shareholders are, and the holders of the Private Placement Warrants will be, entitled to registration rights, as described in Note 4, pursuant to a registration and shareholder rights agreement signed in connection with the Public Offering.

Deferred Underwriting Compensation:

As discussed further in Note 3 - Public Offering, the Company incurred and recorded a deferred underwriting fee of $7,000,000, of which $3,325,000 has been forfeited by one underwriter. The remaining amount, $3,675,000 will be payable upon the closing of a business combination.

F-19

GLOBAL TECHNOLOGY ACQUISITION CORP. I

CONDENSED BALANCE SHEETS

	March 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$94,000	$14,000
Prepaid expenses	73,000	65,000
Total current assets	167,000	79,000
Non-current asset – Cash held in Trust Account	23,151,000	22,890,000
Total assets	$23,318,000	$22,969,000
LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	50,000	21,000
Accrued liabilities	121,000	76,000
Notes payable to related party	525,000	250,000
Total current liabilities	696,000	347,000
Other liabilities:
Warrant liabilities	615,000	615,000
Deferred underwriting compensation	3,675,000	3,675,000
Total liabilities	4,986,000	4,637,000
Commitments and Contingencies (see Note 8)
Class A ordinary shares subject to possible redemption: 2,089,996 shares, at March 31, 2024 and December 31, 2023 (at $11.08 and $10.95 per share, respectively)	23,151,000	22,890,000
SHAREHOLDERS’ DEFICIT
Preferred shares, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Class A ordinary shares, $0.0001 par value, 200,000,000 authorized shares, 1,300,000 issued and outstanding excluding 2,089,996 shares subject to possible redemption at each date as of March 31, 2024 and December 31, 2023	—	—
Class B ordinary shares, $0.0001 par value, 20,000,000 authorized shares, 3,700,000 shares issued and outstanding, at March 31, 2024 and December 31, 2023	—	—
Additional paid-in-capital	—	—
Accumulated deficit	(4,819,000)	(4,558,000)
Total shareholders’ deficit	(4,819,000)	(4,558,000)
Total liabilities and shareholders’ deficit	$23,318,000	$22,969,000

See accompanying notes to unaudited condensed financial statements

F-20

GLOBAL TECHNOLOGY ACQUISITION CORP. I

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the three months ended March 31,
	2024	2023
General and administrative expenses	$263,000	$197,000
Loss from operations	(263,000)	(197,000)
Other income:
Interest income (including approximately $261,000 and $2,180,000, respectively, related to the Trust Account)	263,000	2,180,000
Change in fair value of warrant liability	—	(1,435,000)
Total other income	263,000	745,000
Net income	$-	$548,000
Weighted average Class A ordinary shares outstanding -basic and diluted	3,390,000	20,000,000
Net income per Class A ordinary share – basic and diluted	$0.00	$0.02
Weighted average Class B ordinary shares outstanding – basic and diluted	3,700,000	5,000,000
Net income per Class B ordinary share – basic and diluted	$0.00	$0.02

See accompanying notes to unaudited condensed financial statements

F-21

GLOBAL TECHNOLOGY ACQUISITION CORP. I

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

For the three months ended March 31, 2024:

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2023	1,300,000	$—	3,700,000	$—	$—	$(4,558,000)	$(4,558,000)
Remeasurement of Class A ordinary shares subject to redemption	—	—	—	—	—	(261,000)	(261,000)
Net income	—	—	—	—	—	-	-
Balance, March 31, 2024 (unaudited)	1,300,000	$—	3,700,000	$—	$—	$(4,819,000)	$(4,819,000)

For the three months ended March 31, 2023:

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2022	—	$—	5,000,000	$1,000	$—	$(3,472,000)	$(3,471,000)
Remeasurement of Class A ordinary shares subject to redemption	—	—	—	—	—	(2,180,000)	(2,180,000)
Net income	—	—	—	—	—	548,000	548,000
Balance, March 31, 2023 (unaudited)	—	$—	5,000,000	$1,000	$—	$(5,104,000)	$(5,103,000)

See accompanying notes to unaudited condensed financial statements

F-22

GLOBAL TECHNOLOGY ACQUISITION CORP. I

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the three months ended March 31,
	2024	2023

Cash flows from operating activities:
Net income (loss)	$—	$548,000
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Income from cash and investments held in Trust Account	(261,000)	(2,180,000)
Change in fair value of warrant liability	—	1,435,000
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	(8,000)	4,000
Increase (decrease) in accounts payable	29,000	(69,000)
Increase in accrued liabilities and other	45,000	17,000
Net cash used in operating activities	(195,000)	(245,000)
Cash flows from financing activities:
Cash received from notes payable to related party	275,000	—
Net cash provided by financing activities	275,000	—
Net change in cash	80,000	(245,000)
Cash and cash equivalents at beginning of period	14,000	744,000
Cash and cash equivalents at end of period	$94,000	$499,000
Supplemental disclosure of non-cash financing activities:
Remeasurement of carrying value to redemption value of Class A ordinary shares subject to redemption	$261,000	$2,180,000

See accompanying notes to unaudited condensed financial statements

F-23

GLOBAL TECHNOLOGY ACQUISITION CORP. I

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1—Description of Organization, Business Operations and Liquidity, Including Subsequent Event

Organization and General:

Global Technology Acquisition Corp. I (the “Company”) was incorporated in the Cayman Islands as an exempted company on February 9, 2021. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At March 31, 2024, the Company had not commenced any operations. All activity for the period from February 9, 2021 (inception) to March 31, 2024 relates to the Company’s formation and the initial public offering (“Public Offering”) described below and, subsequent to the Public Offering, identifying and completing an initial Business Combination. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income on investments and cash and cash equivalents from the proceeds derived from the Public Offering.

Sponsor and Public Offering:

The Company’s sponsor was originally Global Technology Acquisition I Sponsor LP, an exempted limited liability partnership registered in the Cayman Islands (the “Former Sponsor”). The Company intends to finance a Business Combination with proceeds from the $200,000,000 Public Offering (Note 3) and a $10,500,000 private placement (the “Private Placement”) (Note 5), net of expenses of the offering and working capital to be available to the Company as well as subsequent redemptions of shares by shareholders (see below). Upon the closing of the Public Offering and the Private Placement on October 25, 2021, $204,000,000 was deposited in a trust account (the “Trust Account”) and as described further below, on April 14, 2023 a total of 167 Class A ordinary shareholders elected to redeem an aggregate of 17,910,004 Class A Ordinary Shares, par value $0.0001 per share, representing approximately 89.6% of the Class A Ordinary Shares then issued and outstanding, for an aggregate of approximately $187,475,000 in cash, which was paid on or around April 21, 2023. Accordingly, approximately $23,151,000 remained in the Trust Account as of March 31, 2024.

As discussed further below and in Note 9 – Subsequent Events, subsequent to March 31, 2024, on April 19, 2024, the Company, the Former Sponsor and HCG Opportunity II, LLC (the “New Sponsor,” together with the Former Sponsor, the “Sponsors”) entered into a securities purchase agreement that resulted in a change in control of the Company.

Subsequent Events – Change in Control of the Company and the Sponsor, New Working Capital Notes, Extension of Time to Complete Business Combination and Related Matters:

As discussed further in Note 9 – Subsequent Events, subsequent to March 31, 2024 in April 2024, the Company, the Former Sponsor and the New Sponsor entered into several transactions as follows:

Purchase Agreement and Change in Control - Subsequent to March 31, 2024, on April 19, 2024, the Company, the Former Sponsor and the New Sponsor entered into a securities purchase agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement among other things: (i) the New Sponsor acquired 3,500,000 of the outstanding 3,700,000 Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), of the Company and 7,350,000 of the 10,500,000 Private Placement Warrants (as defined herein) of the Company from the Former Sponsor, (ii) the New Sponsor agreed to cause the Company to pay $250,000 in cash consideration upon closing of the Company’s initial business combination at the Former Sponsor’s direction to entities or accounts as directed by the Former Sponsor; (iii) the New Sponsor entered into a joinder to the Company’s existing Registration Rights Agreement, dated October 20, 2021; and (iv) the Former Sponsor assigned the existing Administrative Services Agreement, dated October 20, 2021 with the Company to the New Sponsor.

F-24

On April 19 2024, all of the members of the Board of Directors and officers of the Company resigned and the following persons were appointed to the following positions: (i) Thomas D. Hennessy - Chairman and Chief Executive Officer of the Company, (ii) Nicholas Geeza - Chief Financial Officer of the Company, and (iii) Joseph Beck, Garth Mitchell, Gloria Fu, Courtney Robinson and Javier Saade - independent directors of the Company.

On April 19, 2024, in connection with the Purchase Agreement the existing working capital loans payable to the Former Sponsor were terminated.

See Note 9 – Subsequent Events.

Promissory Note – Subsequent to March 31, 2024, on April 24, 2024, the Company issued an unsecured promissory note (the “Promissory Note”) to the New Sponsor, which provides for borrowings from time to time of up to an aggregate of $2,500,000 for working capital purposes and/or to finance additional deposits into the Trust Account as set forth in the Company’s Second Amended and Restated Memorandum and Articles of Association (the “Articles”). The Promissory Note and its terms are discussed further in Note 9 – Subsequent Events.

Extension of Time to Complete Initial Business Combination - Subsequent to March 31, 2024, on April 25, 2024, the Company borrowed $350,000 under the Promissory Note and deposited $209,000 into the Trust Account to fund the initial three-month extension of the Company’s termination date until July 25, 2024 pursuant to an existing automatic extension option that exists in the Company’s Articles.

The Trust Account:

The funds in the Trust Account are permitted to be invested only in cash or U.S. government treasury bills with a maturity of one hundred and eighty-five (185) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of its initial Business Combination or (ii) the distribution of the Trust Account as described below. The remaining funds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisition targets and continuing general and administrative expenses.

On April 14, 2023, the Company’s shareholders approved the Articles which provide that, other than the withdrawal of interest to pay tax obligations, if any, less up to $100,000 interest to pay dissolution expenses, none of the funds held in trust will be released until the earliest of: (a) the completion of the initial Business Combination, (b) the redemption of any Class A Ordinary Shares included in the Units (as defined below) sold in the Public Offering (the “Public Shares”) properly submitted in connection with a shareholder vote to amend the Company’s Articles (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete the initial Business Combination prior to April 25, 2024 (or up to October 25, 2024 in two separate three-month extensions subject to satisfaction of certain conditions, including the deposit of $0.10 per Unit in each case (or up to approximately $209,000 after giving effect to the Company’s shareholders’ redemptions) for each three-month extension (the “Extension”), into the Trust Account, or as extended by the Company’s shareholders in accordance with the Articles (the “Completion Window”)) or (ii) with respect to any other provision relating to shareholders’ rights or pre-Business Combination activity, and (c) the redemption of the Public Shares if the Company is unable to complete the initial Business Combination within the Completion Window. The proceeds deposited in the Trust Account could become subject to the claims of creditors, if any, which could have priority over the claims of the Company’s Class A Ordinary Shareholders.

Subsequent to March 31, 2024, on April 25, 2024, the Company deposited $209,000 into the Trust Account to fund the initial three-month extension of the Company’s termination date until July 25, 2024 pursuant to the existing automatic extension option, described above, that exists in the Articles. See also, Note 9 – Subsequent Events.

Also see below and Note 9 – Subsequent Events about a Business Combination and Merger Agreement entered into subsequent to March 31, 2024 on May 14, 2024.

F-25

Business Combination:

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination with (or acquisition of) a Target Business. As used herein, “Target Business” is one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any taxes payable on interest earned) at the time of signing a definitive agreement in connection with the Company’s initial Business Combination. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek shareholder approval of the Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and amounts released for taxes, or (ii) provide shareholders with the opportunity to have their shares redeemed by the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to commencement of the tender offer, including interest but less taxes payable and amounts released to the Company for working capital. The decision as to whether the Company will seek shareholder approval of the Business Combination or will allow shareholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval unless a vote is required by the rules of the NASDAQ Global Market. If the Company seeks shareholder approval, it will complete its Business Combination only if a majority of the outstanding Class A Ordinary Shares and Class B ordinary shares voted are voted in favor of the Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets (total assets less intangible assets and liabilities) to be less than $5,000,001 upon consummation of a Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related Business Combination, and instead may search for an alternate Business Combination.

If the Company holds a shareholder vote or there is a tender offer for shares in connection with a Business Combination, a holder of Public Shares will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest but less taxes payable and amounts released to the Company for working capital. As a result, such Class A Ordinary Shares are recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with Financial Accounting Standards Accounting Standards Board Codification (“FASB ASC 480”), “Distinguishing Liabilities from Equity.” The amount in the Trust Account, upon closing of the Public Offering on October 25, 2021, was initially $10.20 per Public Share ($204,000,000 held in the Trust Account divided by 20,000,000 Class A Ordinary Shares).

As amended on April 14, 2023, the Company currently has until July 25, 2024, (or until October 25, 2024, at the election of the Company in a three-month extensions in July 2024, subject to satisfaction of certain conditions, including the deposit by the Company of $0.10 per Unit, in each case approximately $209,000, for each three-month extension, into the Trust Account ) to complete its initial Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares for a per share pro rata portion of the Trust Account, including interest, but less taxes payable and amounts released to the Company for working capital (less up to $100,000 of such net interest to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its creditors and remaining shareholders, as part of its plan of dissolution and liquidation. The initial shareholders have entered into letter agreements with us, pursuant to which they have waived their rights to participate in any redemption with respect to their initial shares; however, if the initial shareholders or any of the Company’s officers, directors or affiliates acquire Class A Ordinary Shares in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the Completion Window.

F-26

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the price per Unit in the Public Offering.

Subsequent to March 31, 2024, on April 25, 2024, the Company deposited $209,000 into the Trust Account to fund the initial three-month extension of the Company’s termination date until July 25, 2024 pursuant to the existing automatic extension option, described above, that exists in the Articles. See also, Note 9 – Subsequent Events.

Risks and Uncertainties:

Ongoing Conflicts — The impact of ongoing and evolving military conflicts, including for example between Russia and Ukraine and Israel and Gaza, including sanctions and countermeasures, on domestic and global economic and geopolitical conditions in general is not determinable as of the date of these condensed financial statements.

Nasdaq Listing - On June 28, 2023, the Company received a written notice (the “First Notice”) from the Listing Qualifications Department (the “Nasdaq Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for 30 consecutive business days, the Company’s Market Value of Listed Securities (“MVLS”) was below the minimum of $50 million required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(b)(2)(A) (the “Market Value Standard”). The Nasdaq Staff also noted that the Company does not meet the requirements under Nasdaq Listing Rules 5450(b)(1)(A) (Equity Standard) and 5450(b)(3)(A) (Total Assets/Total Revenue Standard). On October 9, 2023, the Company received notice (the “Second Notice”) from the Nasdaq Staff notifying the Company that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(2), which requires the Company to maintain a minimum of 400 public holders for continued listing on the Nasdaq Global Market (the “Global Market Minimum Public Holders Rule”).

On November 22, 2023, the Company issued 1,300,000 Class A Ordinary Shares to the Former Sponsor upon the conversion of an equal number of Class B Ordinary Shares (the ‘Conversion”). The 1,300,000 shares of Class A Ordinary Shares issued in connection with the Conversion are subject to the same restrictions as applied to the shares of Class B Ordinary Shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial Business Combination, as described in the prospectus for the Company’s initial public offering. For the avoidance of doubt, such Class A Ordinary Shares issued in connection with the Conversion do not have any redemption rights and are not entitled to liquidating distributions from the trust account if the Company does not consummate an initial Business Combination.

Following the Conversion, there are 3,389,996 shares of Class A Ordinary Shares issued and outstanding and 3,700,000 Class B Ordinary Shares issued and outstanding. As a result of the Conversion, the Former Sponsor holds approximately 38.35% of the outstanding Class A Ordinary Shares.

On November 24, 2023, the Company submitted its application to transfer the listing of its Class A Ordinary Shares, Units and the warrants sold in the Public Offering (the “Public Warrants”) from the Nasdaq Global Market to the Nasdaq Capital Market.

On November 24, 2023, the Company submitted evidence to the Nasdaq Staff that it is in compliance (the “Plan”) with Nasdaq Listing Rule 5550(b)(2), which requires the Company to maintain a Market Value of Listed Securities of at least $35 million (the “Capital Market MVLS Standard”), and Nasdaq Listing Rule 5550(a)(3), which requires the Company maintain a minimum of 300 public holders (the “Capital Market Minimum Public Holders Rule”). The Company further noted to the Nasdaq Staff that, as a result of its application to transfer the listing of its Class A Ordinary Shares, Units and public warrants from the Nasdaq Global Market to the Nasdaq Capital Market it intends to comply with the Capital Market MVLS Standard and the Capital Market Minimum Public Holders Rule instead of the Global Market Minimum Public Holders Rule and the Global Market MVLS Standard.

On January 9, 2024, the Nasdaq Staff approved the Company’s application to transfer the listing of the Class A Ordinary Shares, the Units and the Public Warrants from the Nasdaq Global Market to the Nasdaq Capital Market. The Class A Ordinary Shares, the Units and Public Warrants were transferred to the Nasdaq Capital Market at the opening of business on January 16, 2024 and continue to trade under the symbols “GTAC,” “GTACU” and “GTACW,” respectively. The Company received a written notice from the Nasdaq Staff notifying the Company that, based on the materials submitted by the Company in connection with the Plan and the application to transfer the listing of the Class A Ordinary Shares, Units and Public Warrants from the Nasdaq Global Market to the Nasdaq Capital Market, the deficiencies cited in the First Notice and the Second Notice were cured.

F-27

Subsequent to March 31, 2024 on May 14, 2024, the Company entered into a Business Combination and Merger Agreement (the “Merger Agreement”) with Global Technology Merger Sub Corporation, a Cayman Islands exempted company limited by shares and a direct, wholly owned subsidiary of GTAC (“Merger Sub”), and Tyfon Culture Holdings Limited, a Cayman Islands exempted company limited by shares (“Tyfon”). Tyfon is headquartered in Suzhou, China and operates a leading art marketplace, with an offline to online business model that combines the benefits of in-person art experiences and exhibitions with an innovative online marketplace.

Pursuant to the Merger Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination”) by which, among other others, Merger Sub will merge with and into Tyfon (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with Tyfon surviving the Merger as a wholly owned subsidiary of the Company. Upon closing of the Merger (the “Closing,” and the date on which the Closing occurs, the “Closing Date”), Tyfon will change its name to ‘Tyfon Culture Inc.”, and its ordinary shares are expected to trade on the Nasdaq Capital Market under the ticker symbol “TFCI.” The Transactions reflect an implied pro forma enterprise value for Tyfon of $428 million, and the consideration payable to the shareholders of Tyfon will consist entirely of New Tyfon Ordinary Shares (as defined in the Merger Agreement) at a price of $10.00 per ordinary share.

The Transactions are expected to be consummated subject to the terms and conditions set forth in the Merger Agreement, including, among others: (i) no law, rule, regulation or order of a governmental authority then being in effect prohibiting the consummation of the Transactions; (ii) no legal action brought by a third party to enjoin or otherwise restrict the consummation of the Transactions, (iii) the proxy statement/prospectus have been declared effective by the SEC, (iv) the receipt of the Purchaser Shareholders’ Approval (as defined in the Merger Agreement), (v) approval by the requisite shareholders of Tyfon of the Transactions, (vi) China Securities Regulatory Commission (“CSRC”) filing procedures having been accepted by the CSRC and published on its website, (vii) the listing application with Nasdaq in connection with the Transactions having been conditionally approved and the Class A Ordinary Share will remain listed for trading on Nasdaq, and (viii) other customary closing conditions related to the parties’ respective representations, warranties and pre-Closing covenants set forth in the Merger Agreement. The consummation of the Business Combination is not subject to any minimum cash condition.

On May 15, 2024, the Company filed a Form 8-K with the SEC to report the Merger Agreement and other legal agreements relating to the Business Combination.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, the Company and the New Sponsor entered into the sponsor support agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the New Sponsor agreed to (i) vote all Ordinary Shares held by it in favor of the Transaction Proposals (as defined in the Merger Agreement) at GTAC’s shareholder meeting in connection with the Transactions, (ii) not redeem any of its Class A Ordinary Shares, (iii) forfeit all of its existing Private Placement Warrants effective as of immediately prior to the Closing, (iv) waive the anti-dilution rights with respect to the Class B Ordinary Shares set forth in the Company’s organizational documents in connection with the consummation of the Transactions and (v) to enter into a “lock-up” agreement with the Company prohibiting transfers of the New Sponsor’s equity interest in the Company for 180 days after the Transactions are consummated, subject to certain customary permitted transfer exceptions. Tyfon is a third-party beneficiary of the Sponsor Support Agreement, and the New Sponsor and the Company cannot amend the Sponsor Support Agreement without the written consent of Tyfon.

Liquidity and Going Concern:

In connection with the assessment of going concern considerations in accordance with the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, “Presentation of Financial Statements-Going Concern,” at March 31, 2024 the Company has until April 25, 2024 (or until October 25, 2024, as described above) to consummate an initial Business Combination. Subsequent to March 31, 2024, in April 2024, in connection with the Purchase Agreement discussed in Note 9 – Subsequent Events and elsewhere, the date to complete a Business Combination was extended until July 25, 2024. It is uncertain that the Company will be able to consummate an initial Business Combination by this time. If an initial Business Combination cannot be completed prior to July 25, 2024 (or October 25, 2024, as described above), there will be a mandatory liquidation and subsequent dissolution of the Company unless, prior to such date, the Company receives an extension approval from its shareholders or elects to extend the date on which an initial Business Combination must be consummated (the Company may extend the date on which an initial Business Combination must be consummated to October 25, 2024 in a three-month extension subject to satisfaction of certain conditions, including the deposit of $0.10 per Unit in each case (or up to approximately $209,000) for such further three-month extension).

Further, as shown in the accompanying condensed financial statements, the Company had approximately $94,000 in cash and cash equivalents at March 31, 2024 and negative cash flows from operations of approximately $195,000 for the three months ended March 31, 2024. The Company also has credit available from the New Sponsor of up to $2,500,000 in working capital loans as described in Note 5. Subsequent to March 31, 2024, in April 2024, in connection with the Purchase Agreement the Company entered into a new Promissory Note which makes $2,500,000 available to the Company for working capital to complete a business combination and pay for approximately $418,000 for two three-month extensions (one of which was paid in April 2024). It is not clear that the Company has sufficient funds, or funds available, to enable it to sustain operations to complete a business combination in the time required.

Management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date these condensed financial statements are released. The Company intends to address this by completing a Business Combination within the proscribed timeframe, including available extensions, however there is no assurance that this can be done. The condensed interim financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation:

The accompanying unaudited condensed interim financial statements of the Company are presented in U.S. dollars and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) pursuant to the rules and regulations of the Securities and Exchange Commission ( the “SEC”), specifically Article 8.03 of regulation S-X, and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of March 31, 2024, and the results of operations and cash flows for the periods presented. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for a full year.

The accompanying unaudited condensed interim financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K filed on April 1, 2024.

All dollar amounts are rounded to the nearest thousand dollars.

F-28

Emerging Growth Company:

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when an accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Net Income (Loss) per Ordinary Share:

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income or loss per ordinary share is computed by dividing net income or loss applicable to the Class A ordinary share and the Class B ordinary share (collectively, the “Ordinary Shares”) shareholders by the weighted average number of ordinary shares outstanding during the period plus, to the extent dilutive, the incremental number of ordinary shares to settle warrants, as calculated using the treasury stock method.

The Company has not considered the effect of the Public Warrants and Private Placement to purchase an aggregate of 20,500,000 Class A Ordinary Shares in the calculation of diluted income (loss) per share, since their inclusion would be anti-dilutive under the treasury stock method and because they are contingent on the occurrence of a future event. As a result, diluted income (loss) per ordinary share is the same as basic income (loss) per ordinary share for the periods presented.

At March 31, 2024 and 2023, the Company has two classes of shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata among the two classes of shares. Net income (loss) per ordinary share is calculated by dividing the net income (loss) by the weighted average number of ordinary shares outstanding during the respective period.

The following table reflects the net income per share after allocating income between the shares based on outstanding shares.

	For the three months ended March 31, 2024		For the three months ended March 31, 2023
	Class A	Class B	Class A	Class B
Numerator:
Allocation of income – basic and diluted	$-	$-	$438,000	$110,000
Denominator:
Basic and diluted weighted average ordinary shares outstanding	3,390,000	3,700,000	20,000,000	5,000,000
Basic and diluted net income per ordinary share	$0.00	$0.00	$0.02	$0.02

F-29

Investments held in Trust Account:

The Company complies with FASB ASC 820, “Fair Value Measurements,” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

Upon the closing of the Public Offering and the Private Placement, a total of $204,000,000 was deposited into the Trust Account and, on April 14, 2023, a total of 167 Class A ordinary shareholders elected to redeem an aggregate of 17,910,004 Class A ordinary shares, representing approximately 89.6% of the Class A Ordinary Shares then issued and outstanding, for an aggregate of approximately $187,475,000 in cash, which was paid on or around April 21, 2023. Approximately $23,151,000 and $22,890,000, respectively, remained in the Trust Account as of March 31, 2024 and December 31, 2023. The proceeds in the Trust Account may be invested in either cash, U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. government treasury obligations. At March 31, 2024 and December 31, 2023, the Trust Account is in cash.

The Company classifies its U.S. government treasury bills and equivalent securities, when it has them, as held-to-maturity in accordance with FASB ASC 320, “Investments - Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity U.S. government treasury bills are recorded at amortized cost on the balance sheets and adjusted for the amortization of discounts.

Cash and cash equivalents:

The Company considers all highly liquid instruments with maturities of one year or less when acquired to be cash equivalents. At March 31, 2024, cash and cash equivalents totaled approximately $94,000 consisting of $15,000 in cash and approximately $79,000 in a bank sponsored, overnight repurchase agreement that matured on April 1, 2024 with interest. At December 31, 2023, cash and cash equivalents totaled approximately $14,000.

Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in financial institutions, which at times, may exceed the Federal depository insurance coverage of $250,000. Any loss incurred or lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations and cash flows.

Financial Instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets, primarily due to their short-term nature.

Fair Value Measurements:

The Company complies with FASB ASC 820, “Fair Value Measurements and Disclosures,” for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;
●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

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In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed as of March 31, 2024, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates. One of the more significant accounting estimates included in these condensed financial statements is the determination of the fair value of the Public Warrant and the Private Placement Warrant (as defined below) liabilities.

Offering Costs:

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A— “Expenses of Offering.” Costs incurred in connection with preparation for the Public Offering were approximately $11,725,000 including approximately $725,000 of Company costs together with $11,000,000 of underwriters’ discount. Such costs have been allocated to Class A ordinary shares subject to redemption ($11,234,000) and warrant liability ($491,000), based on their relative values, and charged to Class A ordinary shares subject to redemption or expense (in the case of the portion allocated to warrant liability) upon completion of the Public Offering. The Company retained an independent financial advisor in connection with the Public Offering and paid an agreed amount of $175,000 that was included in offering costs, net of full reimbursement by the underwriters.

Class A Ordinary Shares Subject to Possible Redemption:

All of the 20,000,000 Class A Ordinary Shares sold on October 25, 2021 as part of a Unit in the Public Offering discussed in Note 3 contain a redemption feature which allows for the redemption of ordinary shares under the Company’s liquidation or tender offer/shareholder approval provisions. In connection with the Extension, a total of 167 Class A ordinary share shareholders elected to redeem an aggregate of 17,910,004 Class A Ordinary Shares, representing approximately 89.6% of the Class A Ordinary Shares then issued and outstanding, for an aggregate of approximately $187,475,000 in cash, which was paid on or around April 21, 2023. As such, there remain 2,089,996 Class A Ordinary Shares subject to redemption outstanding as of March 31, 2024.

In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company did not specify a maximum redemption threshold, its Articles provide that in no event will it redeem its Public Shares in an amount that would cause its net tangible assets (tangible assets less intangible assets and liabilities) to be less than $5,000,001. However, because all of the Class A ordinary shares are redeemable, all of the shares are recorded as Class A ordinary shares subject to redemption on the Company’s condensed balance sheets.

The Company recognizes changes immediately as they occur and adjusts the carrying value of the securities at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A ordinary shares are affected by adjustments to additional paid-in capital. Accordingly, at March 31, 2024 and December 31, 2023, 2,089,996 Class A ordinary shares at each date were classified outside of permanent equity, respectively. Class A ordinary shares subject to redemption consist of:

	Dollars	Shares
Gross proceeds of Public Offering	$200,000,000	20,000,000
Less: Proceeds allocated to Public Warrants	(7,900,000)	-
Offering costs	(11,234,000)	-
Plus: Remeasurement of carrying value to redemption value at Public Offering date	23,134,000	-
Subtotal at the date of the Public Offering and at December 31, 2021	204,000,000	20,000,000
Plus: Remeasurement of carrying value to redemption value at December 31, 2022	2,946,000	-
Subtotal at December 31, 2022	206,946,000	20,000,000
Less: Payments to shareholders who elected to redeem 17,910,004 Class A ordinary shares in connection with the Extension (as defined below) on or around April 21, 2023	(187,475,000)	(17,910,004)
Plus: Remeasurement of carrying value to redemption value at December 31, 2023	3,419,000
Subtotal at December 31, 2023	22,890,000	2,089,996
Plus: Remeasurement of carrying value to redemption value at March 31, 2024	261,000	-
Class A ordinary shares subject to redemption at March 31, 2024 (unaudited)	$23,151,000	2,089,996

F-31

Income Taxes:

FASB ASC 740 “Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of March 31, 2024 and December 31, 2023. The Company recognizes interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at March 31, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the periods presented.

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Derivative Financial Instruments:

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value upon issuance, and the liability is then re-valued at each reporting date, as determined by the Company based upon a valuation report obtained from its independent third-party valuation firm, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company’s warrant liability is a derivative financial instrument – see Note 5.

Recent Accounting Pronouncements:

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its consolidated financial statements and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Subsequent Events:

The Company evaluated subsequent events and transactions that occurred after the date of the balance sheet through the date that the financial statements were issued. All such events that would require adjustment or disclosure have been so disclosed in the condensed financial statements. For material subsequent events see Note 9 – Subsequent Events regarding: (a) the April 2024 change in control, new promissory note, extension of time to complete a business combination and other material events and (b) the Business Combination and Merger Agreement and related agreements executed on May 14, 2024, as well as Notes 1 and 5.

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Note 3—Public Offering

On October 25, 2021, the Company closed on the Public Offering and sale, including the underwriters’ partial exercise of their over-allotment option, of 20,000,000 units at a price of $10.00 per unit (the “Units”). Each Unit consists of one of the Company’s Class A ordinary shares and one-half of one Public Warrant. Each whole Public Warrant offered in the Public Offering is exercisable to purchase one share of the Company’s Class A ordinary shares. See Note 6.

The Company granted the underwriters a 45-day option to purchase up to 2,625,000 additional Units to cover any over-allotments, at the Public Offering price less the underwriting discounts and commissions. At the closing of the Public Offering on October 25, 2021, the underwriters’ exercised 2,500,000 Units of such over-allotment option. The warrants that were issued in connection with 2,500,000 over-allotment units exercised are identical to the Public Warrants and have no net cash settlement provisions. As discussed further in Note 5, after the closing of the Public Offering on October 25, 2021, 31,250 of the outstanding Class B ordinary shares remained forfeitable and in December 2021 those 31,250 shares were surrendered and retired.

The Company paid an underwriting discount of 2.0% of the per Unit price, $4,000,000, to the underwriters at the closing of the Public Offering and was obligated to pay a deferred underwriting fee of 3.5% of the per Unit price, $7,000,000, upon the completion of the Company’s initial Business Combination.

On October 3, 2022, one of the underwriters in the Company’s October 25, 2021 Public Offering agreed to forfeit their 47.5% interest in the deferred underwriting compensation of $7,000,000. As such $3,325,000 was reduced from the deferred underwriting compensation liability and from Class A ordinary share subject to redemption reducing the amount of this liability from $7,000,000 to $3,675,000 at both March 31, 2024 and December 31, 2023. At March 31, 2024 and December 31, 2023, the amount outstanding in the Trust Account was approximately, $23,151,000 and $22,890,000, respectively. Subsequent to March 31, 2024, on April 10, 2024 the remainder of the deferred underwriting fee was waived.

Note 4—Trust Account and Fair Value Measurement

In March 2023, the Trust Account’s investment in money market funds was transferred to cash and as such, at March 31, 2024 and December 31, 2023, the proceeds of the Trust Account were invested in cash. As such, the Company has no assets in the Trust Account that require fair value measurement.

Note 5—Related party transactions

Founder Shares:

On February 10, 2021, the Former Sponsor purchased 6,468,750 Class B ordinary shares (the “Founder Shares”) for $25,000 or approximately $0.004 per share (up to 843,750 of which were subject to forfeiture to the extent the underwriters’ over-allotment option was not exercised in full). The Founder Shares are substantially identical to the Class A ordinary shares included in the Units sold in the Public Offering except that the Founder Shares automatically convert into Class A ordinary shares at the time of the initial Business Combination, or at any time prior thereto at the option of the holder, and are subject to certain transfer restrictions, as described in more detail below. On September 30, 2021, the Former Sponsor surrendered 2,156,250 Class B ordinary shares for no consideration, resulting in 4,312,500 shares outstanding of which 562,500 were subject to forfeiture in the event the underwriters’ over-allotment option was not exercised. On October 21, 2021, the Company executed a share capitalization that increased the number of Class B ordinary shares outstanding to 5,031,250, 656,250 of which were subject to forfeiture to the extent the underwriters’ over-allotment option was not exercised in full. After the closing of the Public Offering on October 25, 2021, 31,250 of such shares remained forfeitable and were forfeited in December 2021.

The Company’s initial shareholders and the New Sponsor have agreed not to transfer, assign or sell any of their Founder Shares until the earlier of (A) one year after the completion of the Company’s initial Business Combination, or (B), subsequent to the Company’s initial Business Combination, if (x) the last sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their shares of ordinary shares for cash, securities or other property.

See also, Note 9 – Subsequent Events.

F-33

Private Placement Warrants:

In connection with the closing of the Public Offering on October 25, 2021 (Note 3), the Former Sponsor purchased from the Company an aggregate of 10,500,000 warrants at a price of $1.00 per warrant (a purchase price of $10,500,000), in the Private Placement which occurred simultaneously with the completion of the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share. The purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering, net of expenses of the offering and working capital to be available to the Company, to be held in the Trust Account pending completion of the Company’s initial Business Combination. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination and they will be non-redeemable so long as they are held by the Former Sponsor or its permitted transferees. If the Private Placement Warrants are held by someone other than the Former Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants and have no net cash settlement provisions.

If the Company does not complete a Business Combination, then the proceeds from the sale of the Private Placement Warrants will be part of the liquidating distribution to the holders of Public Shares, and the Private Placement Warrants issued to the Former Sponsor will expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Company’s initial shareholders or their affiliates, without taking into account any Founder Shares or warrants held by the Company’s initial shareholders or such affiliates as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

See also, Note 9 – Subsequent Events.

Registration Rights:

The Company’s initial shareholders and the holders of the Private Placement Warrants are entitled to registration rights pursuant to a registration and shareholder rights agreement executed in connection with the closing of the Public Offering on October 25, 2021. These holders are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements. There will be no penalties associated with delays in registering the securities under the registration and shareholder rights agreement.

See also, Note 9 – Subsequent Events.

Related Party Loans:

In February 2021, the Former Sponsor agreed to loan the Company an aggregate of $300,000 by drawdowns of not less than $10,000 each against the issuance of an unsecured promissory note (the “Initial Note”) to cover expenses related to the Public Offering. The Initial Note was non-interest bearing and payable on the earlier of December 31, 2021 or the completion of the Public Offering. The Company borrowed a total of $240,000 under the Initial Note prior to October 25, 2021. Upon the closing of the Public Offering on October 25, 2021, the Initial Note was repaid in full and there was no amount outstanding at March 31, 2024 or December 31, 2023.

F-34

Working Capital Loans:

If the Former Sponsor, an affiliate of the Former Sponsor or certain of the Company’s officers and directors make any working capital loans, up to $1,500,000 of such loans may be converted into warrants, at the price of $1.00 per warrant, at the option of the lender. Such warrants would be identical to the Private Placement Warrants.

On June 29, 2023, the Company entered into an unsecured convertible promissory note (the “Note”) with the Former Sponsor, providing for an aggregate amount of loans up to $1,500,000 to fund the Company’s operating expenses. During January 2024, the Company borrowed $275,000 under the Note. In November 2023, the Company borrowed $250,000 under the Note. At March 31, 2024 and December 31, 2023, $525,000 and $250,000, respectively, was outstanding under the Note.

The Note bears no interest. All unpaid principal under the Note will be payable on the earliest to occur of (i) the date on which the Company consummates an initial Business Combination or (ii) the date of the liquidation of the Company (such date, the “Maturity Date”). In the event the Company consummates its initial Business Combination, the Former Sponsor has the option on the Maturity Date to convert up to an aggregate of $1,500,000 of the principal outstanding under the Note into that number of warrants (“Working Capital Warrants”) equal to the portion of the principal amount of the Note being converted divided by $1.00. The terms of the Working Capital Warrants, if any, would be identical to the terms of the Private Placement Warrants. The Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of the Note, and all other sums payable with regard to the Note becoming immediately due and payable. The option to convert the working capital loans into warrants qualifies as an embedded derivative under ASC 815 and is required to be recognized at fair value with subsequent changes in fair value recognized in the Company’s statements of income each reporting period until the loan is repaid or converted. As of March 31, 2024 and December 31, 2023, the fair value of this conversion option was not material, and therefore the Note is held at cost of $250,000 in the Company’s balance sheet.

Subsequent to March 31, 2024, in April 2024, in connection with the Purchase Agreement defined and discussed in Note 9 - Subsequent Events, the Note was terminated.

Subject to March 31, 2024, on April 24, 2024, the Company and the New Sponsor entered into the Promissory Note. See Note 9 – Subsequent Event.

Administrative Services Agreement:

The Company has agreed to pay $10,000 a month to the Former Sponsor under an Administrative Services Agreement for the services to be provided by one or more investment professionals, creation and maintenance of the Company’s website, and miscellaneous additional services. Services commenced on October 21, 2021, the date the Company’s securities were first listed on the NASDAQ Global Market and will terminate upon the earlier of the consummation by the Company of an initial Business Combination or the liquidation of the Company. The Company charged $30,000 to operations in each of the three months ended March 31, 2024 and 2023, under this agreement. There were $30,000 included in accrued liabilities at both March 31, 2024 and December 31, 2023.

Subsequent to March 31, 2024, in April 2024, in connection with the Purchase Agreement defined and discussed in Note 9 – Subsequent Events, the Administrative Services Agreement was assigned to the New Sponsor.

Agreement with Management:

Effective November 27, 2022, the Board of Directors of the Company appointed its Chief Financial Officer and Secretary (“CFO”). Prior to his appointment as CFO, the CFO served as a paid consultant to the Company. The CFO is not a full-time employee and devotes time to the Company’s affairs on a part-time basis under a consulting agreement with the Company calling for compensation of approximately $100,000 per year. An aggregate of approximately $25,000 was charged to operations for each of the three months ended March 31, 2024 and 2023 for his services

Subsequent to March 31, 2024, in April 2024, in connection with the Purchase Agreement defined and discussed in Note 9 – Subsequent Events, all of the officers and directors of the Company, including the CFO resigned.

Additionally, subsequent to March 31, 2024, in April 2024, in connection with the Purchase Agreement, the Company appointed a new CFO and retained his services to be paid at the rate of $5,000 per month. Further, two additional staff members were engaged for an aggregate of approximately $260,000 per year plus certain identified benefits. The above agreements are informal, at will, understandings.

F-35

Note 6—Warrant liabilities

At March 31, 2024 and December 31, 2023, the Company had a total of 20,500,000 warrants outstanding, including 10,000,000 Public Warrants and 10,500,000 Private Placement Warrants.

The Company accounts for its warrants outstanding consistent with the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “Staff Statement”) issued on April 12, 2021 by the staff (the “Staff”) of the Division of Corporation Finance of the SEC. The Company’s management has evaluated its warrants under ASC Subtopic 815-40, Contracts in Entity’s Own Equity including the assistance of accounting and valuation consultants and concluded that the Company’s warrants are not indexed to the Company’s shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. Therefore, the Company accounts for its warrants as warrant liabilities.

The following table presents information about the Company’s warrant liabilities that are measured at fair value on a recurring basis at March 31, 2024 and December 31, 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

Description	March 31, 2024	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Warrant Liabilities:
Public Warrants	$300,000	$—	$300,000	$—
Private Placement Warrants	$315,000	$—	$315,000	$—
Warrant liabilities at March 31, 2024	$615,000	$—	$615,000	$—

Description	December 31, 2023	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Warrant Liabilities:
Public Warrants	$300,000	$—	$300,000	$—
Private Placement Warrants	$315,000	$—	$315,000	$—
Warrant liabilities at December 31, 2023	$615,000	$—	$615,000	$—

During the three months ended March 31, 2024, the trading in the Company’s warrants remained less active and so the Company values its Public Warrants based on the significantly other observable inputs – Level 2 using the public trading price ($0.03 per warrant at both March 31, 2024 and December 31, 2023) as a guide. Since the Private Placement Warrants are substantially similar to the Public Warrants but do not trade, the Company valued them based on the value of the Public Warrants (significant other observable inputs – Level 2). The Company is required to record the warrants at fair value at each reporting period, with changes in fair value recognized in the statements of operations. Transfers between Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs.

The warrant liabilities are not subject to qualified hedge accounting.

F-36

Note 7—Shareholders’ Deficit

Ordinary Shares:

The authorized ordinary shares of the Company include 200,000,000 Class A ordinary shares, par value, $0.0001, and 20,000,000 Class B ordinary shares, par value, $0.0001, or 220,000,000 ordinary shares in total. Upon completion of the Public Offering, the Company may (depending on the terms of the Business Combination) be required to increase the authorized number of shares at the same time as its shareholders vote on the Business Combination to the extent the Company seeks shareholder approval in connection with its Business Combination. Holders of the Class A and Class B ordinary shares vote together as a single class and are entitled to one vote for each share of Class A and Class B ordinary shares.

In connection with the Extension, a total of 167 Class A ordinary shareholders elected to redeem an aggregate of 17,910,004 Class A Ordinary Shares, representing approximately 89.55% of the Class A Ordinary Shares then issued and outstanding, for an aggregate of approximately $187,475,000 in cash, which was paid on or around April 21, 2023.

On November 22, 2023 the Company issued an aggregate of 1,300,000 shares of its Class A Ordinary Shares to the Sponsor upon the Conversion. The 1,300,000 shares of Class A Ordinary Shares issued in connection with the Conversion are subject to the same restrictions as applied to the shares of Class B Ordinary Shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination and such shares are not entitled to liquidating distributions from the trust account if the Company does not consummate an initial business combination.

At both March 31, 2024 and December 31, 2023 there were 3,700,000 Class B Ordinary Shares issued and outstanding and 1,300,000 Class A Ordinary Shares issued and outstanding (excluding 2,089,996 Class A Ordinary Shares at both dates that were subject to possible redemption) as of March 31, 2024 and December 31, 2023.

Preferred Shares:

The Company is authorized to issue 1,000,000 preferred shares, par value $0.0001, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2024 and December 31, 2023, there were no preferred shares issued or outstanding.

Note 8—Commitments and Contingencies

Registration Rights:

The Company’s initial shareholders are, and the holders of the Private Placement Warrants will be, entitled to registration rights, as described in Note 4, pursuant to a registration and shareholder rights agreement signed in connection with the Public Offering.

Deferred Underwriting Compensation:

As discussed further in Note 3 - Public Offering, the Company incurred and recorded a deferred underwriting fee of $7,000,000, of which $3,325,000 has been forfeited by one underwriter. The remaining amount, $3,675,000 will be payable upon the closing of a business combination. Subsequent to March 31, 2024, on April 10, 2024 the remainder of the deferred underwriting fee was waived.

F-37

Note 9—Subsequent Events –Purchase Agreement, Change in Control, Promissory Note, Extension of Time to Complete Business Combination, Merger Agreement and Other Matters

Purchase Agreement and Change in Control:

Subsequent to March 31, 2024, on April 19, 2024, the Company, the Former Sponsor and the New Sponsor entered into the Purchase Agreement on terms substantially consistent with the Term Sheet executed on April 10, 2024 and, on April 19, 2024 (the “Closing Date”), consummated the transactions contemplated thereby (the “Closing”). Pursuant to the Purchase Agreement, at the Closing, among other things: (i) the New Sponsor acquired 3,500,000 of the 3,700,000 Class B Ordinary Shares, of the Company and 7,350,000 of the 10,500,000 Private Placement Warrants of the Company from the Former Sponsor; (ii) the New Sponsor agreed to cause the Company to pay $250,000 in cash consideration upon closing of the Company’s initial business combination at Former Sponsor’s direction to entities or accounts as directed by the Former Sponsor; (iii) the New Sponsor entered into a joinder to the Company’s existing Registration Rights Agreement dated October 20, 2021; (iv) the Former Sponsor assigned the existing Administrative Services Agreement dated October 20, 2021 with the Company to the New Sponsor; (v) all of the directors and officers of the Company resigned, and each of the New Directors (as defined below) and officers designated by the New Sponsor was appointed as directors and officers, respectively, of the Company; (vi) as further described below, the Company, the New Sponsor and the Company’s former officers and directors party to the existing Letter Agreement dated October 20, 2021 (the “Letter Agreement” and such former officers and directors, together with the Former Sponsor, the “Insiders”) entered into an amendment (the “Amendment”) to the Letter Agreement; (vii) the Former Sponsor Note was terminated; and (viii) the New Sponsor acquired a new D&O insurance policy, which includes coverage for full prior acts.

Following the Closing, Former Sponsor retained (i) 3,150,000 Private Placement Warrants (the “Retained PP Warrants”), (ii) 1,300,000 non-redeemable Class A Ordinary Shares of the Company and (iii) and 164,000 Class B Shares (together with the retained Class A Ordinary Shares, the “Sponsored Retained Shares”), following the substantially concurrent transfer by certain of the former independent directors of the Company (the “Pre-Closing Independent Directors”) of 84,000 Class B Ordinary Shares to the Former Sponsor. Following such transfers by the Pre-Closing Independent Directors to the Former Sponsor, the Pre-Closing Independent Directors retained an aggregate of 36,000 Class B Shares (the “Director Retained Shares”).

The Retained PP Warrants and 250,000 of the Sponsor Retained Shares are subject to any changes, concessions, amendments, forfeitures, restrictions or other agreements (“Changes”) the New Sponsor determines to make in connection with the Company’s initial business combination (the “Initial Business Combination”) or otherwise (provided that all such Changes affect all holders of Private Placement Warrants, including the Former Sponsor and the New Sponsor, equally on a pro rata basis). An aggregate of 1,250,000 of the Sponsor Retained Shares and the Director Retained Shares are not be subject to any Changes.

At the closing of the Initial Business Combination, the number of Retained PP Warrants will be equal to at least 30% of the warrants held by the New Sponsor and the Former Sponsor on an aggregate basis and the aggregate number of Sponsor Retained Shares and Director Retained Shares will be equal to at least 30% of the Class A Ordinary Shares and Class B Ordinary Shares held by the New Sponsor, Sponsor and the Pre-Closing Independent Directors on an aggregate basis.

On the Closing Date, all of the members of the Board of Directors and officers of the Company resigned and the following persons were appointed to the following positions: (i) Thomas D. Hennessy - Chairman and Chief Executive Officer of the Company, (ii) Nicholas Geeza - Chief Financial Officer of the Company, and (iii) Joseph Beck, Garth Mitchell, Gloria Fu, Courtney Robinson and Javier Saade - independent directors of the Company.

Also on the Closing Date, subsequent to March 31, 2024, in April 2024, the Note discussed in Note 5 and payable to the Sponsor was terminated.

F-38

Promissory Note:

On April 24, 2024, the Company issued the Promissory Note to the New Sponsor, which provides for borrowings from time to time of up to an aggregate of $2,500,000 for working capital purposes and/or to finance additional deposits into the Company’s Trust Account established by the Company upon the consummation of its Public Offering in connection with the extension of the date by which the Company must consummate an initial Business Combination as set forth in the Articles. The Promissory Note does not bear interest and is repayable in full by the Company upon the earlier of: (i) the date that the Company consummates a Business Combination and (ii) the date on which the Company liquidates the Trust Account upon the failure of the Company to consummate a Business Combination within the time period set forth in the Articles (each such date, the “Maturity Date”). The Promissory Note may be drawn down by the Company from time to time prior to the Maturity Date. Upon the consummation of a Business Combination, the Sponsor will have the option (but not the obligation) to convert all or any portion of the principal balance of the Promissory Note into private placement warrants to purchase Class A Ordinary Shares of the Company at a price of $1.00 per warrant. The terms of such private placement warrants (if issued) will be identical to the private placement warrants issued by the Company to its former sponsor in a private placement concurrent with the consummation of the IPO. In the event the Company does not consummate a Business Combination, the Promissory Note will be repaid only to the extent that the Company has funds available to it outside of the Trust Account. The Promissory Note is subject to customary events of default, the occurrence of which automatically trigger the unpaid principal balance of the Promissory Note and all other sums payable with regard to the Promissory Note becoming immediately due and payable.

Extension of Time to Complete Initial Business Combination:

Subsequent to March 31, 2024, on April 25, 2024, the Company borrowed $350,000 under the Promissory Note and deposited $209,000 into the Trust Account to fund the initial three-month extension of the Company’s termination date until July 25, 2024 pursuant to an existing automatic extension option that exists in the Articles.

Business Combination

Subsequent to March 31, 2024 on May 14, 2024, the Company entered into the Merger Agreement with Merger Sub and Tyfon. Tyfon is headquartered in Suzhou, China and operates a leading art marketplace, with an offline to online business model that combines the benefits of in-person art experiences and exhibitions with an innovative online marketplace.

Pursuant to the Merger Agreement, the parties thereto will enter into the Business Combination by which, among other others, Merger Sub will merge with and into Tyfon with Tyfon surviving the Merger as a wholly owned subsidiary of the Company. Upon Closing, Tyfon will change its name to ‘Tyfon Culture Inc.”, and its ordinary shares are expected to trade on the Nasdaq Capital Market under the ticker symbol “TFCI.” The Transactions reflect an implied pro forma enterprise value for Tyfon of $428 million, and the consideration payable to the shareholders of Tyfon will consist entirely of New Tyfon Ordinary Shares at a price of $10.00 per ordinary share.

The Transactions are expected to be consummated subject to the terms and conditions set forth in the Merger Agreement, including, among others: (i) no law, rule, regulation or order of a governmental authority then being in effect prohibiting the consummation of the Transactions; (ii) no legal action brought by a third party to enjoin or otherwise restrict the consummation of the Transactions, (iii) the proxy statement/prospectus have been declared effective by the SEC, (iv) the receipt of the Purchaser Shareholders’ Approval (as defined in the Merger Agreement), (v) approval by the requisite shareholder of Tyfon of the Transactions, (vi) CSRC filing procedures having been accepted by the CSRC and published on its website, (vii) the listing application with Nasdaq in connection with the Transactions having been conditionally approved and the Class A Ordinary Share will remain listed for trading on Nasdaq, and (viii) other customary closing conditions related to the parties’ respective representations, warranties and pre-Closing covenants set forth in the Merger Agreement. The consummation of the Business Combination is not subject to any minimum cash condition.

On May 15, 2024, the Company filed a Form 8-K with the SEC to report the Merger Agreement and other legal agreements relating to the Business Combination.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, the Company and the New Sponsor entered into the Sponsor Support Agreement, pursuant to which, among other things, the New Sponsor agreed to (i) vote all Ordinary Shares held by it in favor of the Transaction Proposals at GTAC’s shareholder meeting in connection with the Transactions, (ii) not redeem any of its Class A Ordinary Shares, (iii) forfeit all of its existing Private Placement Warrants effective as of immediately prior to the Closing, (iv) waive the anti-dilution rights with respect to the Class B Ordinary Shares set forth in the Company’s organizational documents in connection with the consummation of the Transactions and (v) to enter into a “lock-up” agreement with the Company prohibiting transfers of the New Sponsor’s equity interest in the Company for 180 days after the Transactions are consummated, subject to certain customary permitted transfer exceptions. Tyfon is a third-party beneficiary of the Sponsor Support Agreement, and the New Sponsor and the Company cannot amend the Sponsor Support Agreement without the written consent of Tyfon.

F-39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of Tyfon Culture Holdings Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Tyfon Culture Holdings Limited and its subsidiaries (the “Company”) as of December 31, 2022 and 2023, and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively, referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2024.

Irvine, California

May 23, 2024

F-40

TYFON CULTURE HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data and otherwise noted)

		As of December 31,
	Note	2022	2023
ASSETS
Current assets
Cash		$21,440	$53,896
Consignment deposits net	4	24,783	21,712
Amounts due from Controlling Shareholder and related party	13	2,627	410
Other current assets	5	581	444
Total current assets		49,431	76,462
Property and equipment, net	6	716	1,313
Operating lease right-of-use assets	10	1,401	4,450
Deferred tax assets, net	11	1,315	1,151
Other non-current assets	5	54	321
Total non-current assets		3,486	7,235
Total assets		$52,917	$83,697

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities (including amounts of the consolidated VIEs without recourse to Tyfon Culture Holdings Limited) (See Note 3)
Short-term borrowings	9	$-	$1,412
Other payables and accrued expenses	7	6,976	6,986
Amount due to related party	13	-	42
Dividend payables		507	-
Income tax payable		2,574	3,779
Other tax payable	8	5,814	9,243
Current operating lease liabilities	10	377	864
Total current liabilities		16,248	22,326
Long-term operating lease liabilities	10	991	3,628
Total non-current liabilities		991	3,628
Total liabilities		17,239	25,954

Commitments and contingencies (Note 16)

Shareholders’ equity
Ordinary shares(1) ($0.00005 par value, 1,000,000,000 shares authorized, 238,320,000 shares issued and outstanding as of December 31, 2022 and 2023)	12	12	12
Additional paid-in capital		6,254	6,254
Retained earnings		27,496	49,430
Statutory reserves		3,229	4,308
Accumulated other comprehensive loss		(1,270)	(2,201)
Equity attributable to ordinary shareholders of the Company		35,721	57,803
Non-controlling interests		(43)	(60)
Total shareholders’ equity		35,678	57,743
Total liabilities and shareholders’ equity		$52,917	$83,697

(1)	All period results have been retroactively adjusted for the stock split effective January 26, 2023 (See Note 12).

The accompanying notes are an integral part of these consolidated financial statements.

F-41

TYFON CULTURE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data and otherwise noted)

		For the Year ended December 31,
	Note	2022	2023
Revenues		$40,223	$60,524
Cost of revenues		(12,147)	(18,623)
Gross profit		28,076	41,901
Operating expenses:
Selling and marketing expenses		(2,709)	(2,463)
General and administrative expenses		(6,427)	(7,338)
Research and development expenses		(747)	(839)
Total operating expenses		(9,883)	(10,640)
Income from operations		18,193	31,261
Interest income, net		129	315
Foreign exchange gain, net		184	124
Other expense, net		(688)	(6)
Total income before income tax expense		17,818	31,694
Income tax expenses	11	(5,581)	(8,597)
Net income		$12,237	$23,097
Less: Net loss attributable to non-controlling interests		19	17
Net income attributable to ordinary shareholders of the Company		$12,256	$23,114
Net earnings per ordinary share attributable to ordinary shareholders of the Company:
Basic and diluted	14	$0.051	$0.097
Weighted average shares used in calculating net earnings per ordinary share(1):
Basic and diluted	14	238,320,000	238,320,000

(1)	All period results have been retroactively adjusted for the stock split effective January 26, 2023 (See Note 12).

The accompanying notes are an integral part of these consolidated financial statements.

F-42

TYFON CULTURE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in thousands, except share and per share data and otherwise noted)

	For the Year ended December 31,
	2022	2023
Net income	$12,237	$23,097
Other comprehensive loss:
Foreign currency translation adjustments	(2,627)	(931)
Total comprehensive income	9,610	22,166
Less: Total comprehensive loss attributable to non-controlling interests	19	17
Total comprehensive income attributable to ordinary shareholders of the Company	$9,629	$22,183

The accompanying notes are an integral part of these consolidated financial statements.

F-43

TYFON CULTURE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amounts in thousands, except share and per share data and otherwise noted)

	Equity Attributable to Ordinary Shareholders of The Company
						Accumulated
			Additional			Other		Non	Total
	Ordinary shares		Paid-in	Statutory	Retained	Comprehensive		Controlling	Shareholders’
	Shares(1)	Amount(1)	Capital	Reserves	Earnings	Income	Subtotal	Interests	Equity
Balance as of December 31, 2021	238,320,000	12	7,080	2,590	17,865	1,357	28,904	(24)	28,880
Net income	-	-	-	-	12,256	-	12,256	(19)	12,237
Foreign currency translation	-	-	-	-	-	(2,627)	(2,627)	-	(2,627)
Sales of non-controlling interests of a subsidiary	-	-	-	-	-	-	-	152	152
Purchase of non-controlling interests of a subsidiary	-	-	-	-	-	-	-	(152)	(152)
Dividend declared (Note 13)	-	-	(826)	-	(1,976)	-	(2,802)	-	(2,802)
Appropriation to statutory reserves	-	-	-	639	(639)	-	-	-	-
Appropriation to employees’ benefit fund liability (Note 12)	-	-	-	-	(10)	-	(10)	-	(10)
Balance as of December 31, 2022	238,320,000	12	6,254	3,229	27,496	(1,270)	35,721	(43)	35,678

F-44

TYFON CULTURE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amounts in thousands, except share and per share data and otherwise noted)

	Equity Attributable to Ordinary Shareholders of The Company
						Accumulated
			Additional			Other		Non	Total
	Ordinary shares		Paid-in	Statutory	Retained	Comprehensive		Controlling	Shareholders’
	Shares(1)	Amount(1)	Capital	Reserves	Earnings	Income	Subtotal	Interests	Equity
Balance as of December 31, 2022	238,320,000	12	6,254	3,229	27,496	(1,270)	35,721	(43)	35,678
Net income	-	-	-	-	23,114	-	23,114	(17)	23,097
Foreign currency translation	-	-	-	-	-	(931)	(931)	-	(931)
Appropriation to statutory reserves	-	-	-	1,079	(1,079)	-	-	-	-
Appropriation to employees’ benefit fund liability (Note 12)	-	-	-	-	(101)	-	(101)	-	(101)
Balance as of December 31, 2023	238,320,000	12	6,254	4,308	49,430	(2,201)	57,803	(60)	57,743

(1)	All period results have been retroactively adjusted for the stock split effective January 26, 2023 (See Note 12).

The accompanying notes are an integral part of these consolidated financial statements.

F-45

TYFON CULTURE HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except share and per share data and otherwise noted)

	For the Year ended December 31,
	2022	2023
Cash flows from operating activities:
Net income	$12,237	$23,097
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense	295	396
Amortization of right-of-use assets	471	763
Provision for (reversal of) allowance for credit loss	22	(5)
Gain from disposal of property and equipment	-	(59)
Foreign exchange loss (gain), net	34	(15)
Changes in operating assets and liabilities:
Consignment deposits net	(9,876)	2,441
Other current and non-current assets	(143)	(20)
Other payables and accrued expenses	2,362	87
Amount due to related party	-	42
Deferred tax assets	(384)	130
Income tax payable	94	1,272
Other tax payable	2,694	4,299
Operating lease liabilities	(428)	(689)
Net cash provided by operating activities	7,378	31,739

Cash flows from investing activities:
Purchase of property and equipment	(442)	(1,027)
Deposit paid for purchase of property and equipment	-	(125)
Proceeds on disposal of property and equipment	-	75
Net cash used in investing activities	(442)	(1,077)

Cash flows from financing activities:
Proceeds from bank borrowings	-	2,827
Repayment of bank borrowings	(1,486)	(1,413)
Sales of non-controlling interests of a subsidiary	152	-
Purchase of non-controlling interests of a subsidiary	(152)	-
Payment to related parties for equity interests under Taifeng Cultural Reorganization (Note 1)	(7,450)	-
Repayments from related party under Taifeng Cultural Reorganization	-	1,432
Dividends paid to non-controlling shareholders	-	(479)
Net cash provided by (used in) financing activities	(8,936)	2,367
Effect of foreign exchange rate changes on cash	(1,925)	(573)
Net increase (decrease) in cash	(2,000)	33,029
Cash, beginning of the year	25,365	21,440
Cash, end of the year	$21,440	$53,896
Supplemental disclosure of cash flow information:
Income taxes paid	$(5,834)	$(7,203)
Interest paid	$(55)	$(34)
Supplemental disclosure of non-cash financing activities:
Settlement of amount due from Controlling Shareholder with dividend payable	$4,758	$-
Settlement of amount due from Controlling Shareholder with other tax payable	$-	$719
Dividends declared	$2,802	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-46

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

1.	ORGANIZATION AND NATURE OF OPERATIONS

Description of Business

Tyfon Culture Holdings Limited (the “Company”) was incorporated under the laws of the Cayman Islands on November 25, 2019. The Company, its subsidiaries and its variable interest entities (“VIE and VIE’s subsidiary”, or together, “VIEs”) (collectively referred to as the “Group”) are primarily engaged in providing agency services to sellers of artwork through consignment sales on their behalf to potential buyers in the People’s Republic of China (the “PRC”).

As of December 31, 2023, the Company’s major subsidiaries and consolidated VIEs are as follows:

Entity	Place of incorporation	Date of incorporation	Percentage of ownership	Principal activities
Subsidiaries
Tyfon Culture Group Limited (‘‘Tyfon BVI’’)	The British Virgin Islands (“BVI”)	December 06, 2019	100%	Investing holding
Tyfon Culture (Hong Kong) Limited (‘‘Tyfon HK’’)	Hong Kong	December 24, 2019	100%	Investing holding
Suzhou Yongfeng Consulting Management Co., Ltd. (‘‘Yongfeng Consulting Management’’) and PRC Subsidiaries (note a)	PRC	November 05, 2019	100%	Investment holding and providing fine artwork agency services

VIE

Jiangsu Taifeng Cultural Communication Co., Ltd. (“Taifeng Cultural Communication”)	PRC	March 11, 2013	VIE (Note 3)	Providing fine artwork agency service before May 21, 2020;
Operating value-added telecommunications business (“VAT business”) from May 21, 2020 to November 22, 2022;
				No substantive business operation since November 22, 2022

VIE’s subsidiary

Jiangsu Fenglian Digital Technology Co., Ltd.	PRC	May 24, 2021	VIE (Note 3)	Operating VAT business until November 22, 2022; No substantive business operation since November 22, 2022

Note a:

The PRC subsidiaries of Suzhou Yongfeng Consulting Management Co., Ltd. include 28 and 43 entities as of December 31, 2022 and 2023, respectively, which are located in various cities of Jiangsu and Zhejiang Province, and also in Shanghai and Beijing in the PRC. Taifeng Cultural Development Co., Ltd., and Suzhou Yangfeng Art Exchange Co., Ltd. Are the two major operating subsidiaries of Suzhou Yongfeng Consulting Management Co., Ltd.

F-47

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

History of the Group and reorganization

The Group’s history began in March 2013 with the establishment of Taifeng Cultural Communication, the holding company of the entities comprising the Group prior to the Reorganization (as defined below), which was initially 90% owned by Ms. Hu,Ting (“Ms. Hu”) and 10% owned by Zhangjiagang Free Trade Zone Yingtai Enterprise Management Partnership (Limited Partnership) (‘‘Yingtai Management’’), which is also controlled by Mr. Hu.

The Group underwent a series of transactions that resulted in a reorganization (the ‘‘Reorganization’’) following the incorporation of the Company as described below:

i.	The Company was initially owned by Ms. Hu and her daughter, Ms. Cao,Yu (“Ms. Cao”). After the completion of share transfers and share subscriptions, since April 24, 2020, the Company has been effectively owned as to 76.23% by Ms. Hu, and the remaining has been owned among Ms. Cao, employee shareholders, two third-party shareholders, and Mr. Li, Wai Chung (‘‘Mr. Li’’), the executive director and Chief Financial Officer of the Group.

ii.	Shortly after its incorporation, the Company established two wholly owned subsidiaries, Tyfon BVI and Tyfon HK. Through a series of equity transfer agreements, since May 21, 2020, Yongfeng Consulting Management, previously a subsidiary under Taifeng Cultural Communication, has become a wholly foreign owned enterprise (“WOFE”) which has been wholly owned by Tyfon HK.

iii.	On May 21, 2020, Yongfeng Consulting Management entered into the initial VIE Arrangements (as defined in Note 3) with Taifeng Cultural Communication in order to have control of value-added telecommunications (‘‘VAT’’) business conducted by Taifeng Cultural Communication, which subjects to the restrictions imposed by relevant laws and regulatory regime of the PRC on foreign ownership of companies.

Through the above Reorganization, the Company became the holding company of the entities now comprising the Group.

Pursuant to the Decision of the State Council in Revising or Abolishing Some Administrative Regulations promulgated by the State Council of the PRC on March 29, 2022 which came into effect on May 1, 2022 (the ‘‘2022 Decision’’), the qualification requirements for foreign investors who invest in a VAT business in the PRC are no longer applicable, and foreign investors are allowed to directly hold the equity interest in enterprises engaging in VAT business up to 50%.

As more fully explained in Note 3, the Group has consolidated the financial statements of Taifeng Cultural Communication under the initial VIE Arrangements. In order to fulfil the narrowly tailored requirement of the initial VIE Arrangements, the Group underwent the following for the purpose to unwind the initial VIE Arrangements and acquire 50% equity interest in Taifeng Cultural Communication (‘‘Taifeng Cultural Reorganization’’) through the Group’s wholly owned subsidiary, Yongfeng Consulting Management. On December 16, 2022, Yongfeng Consulting Management exercised its exclusive right by entering into sales and purchase agreements with the following counterparties to acquire the equity interests in Taifeng Cultural Communication as stipulated below:

i.	1% equity interest from Mr. Li, the executive director and Chief Financial Officer, at a consideration of $152. The 1% equity interest in Taifeng Cultural Communication was subscribed by Mr. Li on November 22, 2022 at the same consideration;

ii.	9.9% equity interest from Yingtai Management at a consideration of $1,505, the then investor owned 9.9% equity interest in Taifeng Cultural Communication; and

F-48

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

iii.	(a) approximately 22.3% equity interest in Taifeng Cultural Communication from Ms. Hu immediately at a consideration of $3,387 (the ‘‘Initial Transfer’’), and (b) approximately 16.8% equity interest in Taifeng Cultural Communication from Ms. Hu (the ‘‘Subsequent Transfer’’) at a consideration of $2,558.

On December 16, 2022, the transfers of (i) 1% equity interest from Mr. Li, (ii) 9.9% equity interest from Yingtai Management and (iii) approximately 22.3% equity interest from Ms. Hu under the Initial Transfer have been completed, and the Company in aggregate holds 33.2% equity interest in Taifeng Cultural Communication. Following that, the initial VIE Arrangements were terminated on the same day. See Note 3 for the basis of the consolidation after the VIE termination.

On April 18, 2023, the Group has completed the remaining acquisition of 16.8% ownership of equity interest in Taifeng Cultural Communication under the Subsequent Transfer.

Following the completion of the abovementioned share transfers with aggregate consideration of $7,602, Taifeng Cultural Communication was owned 50% by Yongfeng Consulting Management and 50% by Ms. Hu through December 30, 2023. See Note 3 for the basis of the consolidation with 50% equity interest.

Under the terms of the contractual arrangements in Taifeng Cultural Reorganization, Ms. Hu and Yingtai Management agreed to return the respective consideration of $5,800 and $1,469 (net off any taxes and charges payable under the relevant PRC laws and regulations) that they received from Yongfeng Consulting Management. See Note 13 for the settlement of such amount.

On December 31, 2023, the Group obtained control of the remaining 50% equity interest of Taifeng Cultural Communication owned by Ms. Hu through the 2023 VIE Arrangements (as defined in Note 3) in order to obtain full control of Taifeng Cultural Communication, and at the same time, to comply with the PRC laws and regulations which prohibit or restrict foreign control of companies in restricted businesses or application for qualification licenses that the Group plans to involved in the future.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Basis of consolidation

The consolidated financial statements include the financial statements of the Company, its subsidiaries and VIEs in which it has a controlling financial interest. The results of the subsidiaries and VIEs are consolidated from the date on which the Company obtained control and continue to be consolidated until the date that such control ceases.

The Group has adopted the guidance codified in Accounting Standards Codification (“ASC”) 810, Consolidation, on accounting for VIEs, which requires certain VIEs to be consolidated by the primary beneficiary in which it has a controlling financial interest. A VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional financial support; (b) as a group, the holders of the equity investment at risk lack the ability to make certain decisions, the obligation to absorb expected losses or the right to receive expected residual returns, or (c) an equity investor has voting rights that are disproportionate to its economic interest and substantially all of the entity’s activities are on behalf of the investor. In determining whether the Group is the primary beneficiary, the Group considers if the Group (1) has power to direct the activities that most significantly affect the economic performance of the VIE, and (2) receives the economic benefits of the VIE that could be significant to the VIE. If the Group is deemed the primary beneficiary, the Group consolidates the VIE.

All intercompany balances and transactions between the Group, its subsidiaries and VIEs have been eliminated in consolidation.

F-49

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, the Group’s management reviews these estimates based on information that is currently available. Changes in facts and circumstances may cause the Group to revise its estimates. Accounting estimates reflected in the Group’s consolidated financial statements mainly include allowance for credit losses on consignment deposits, incremental borrowing rate for determining lease liabilities and right-of-use assets, and the useful lives of property and equipment.

Emerging growth company

The Group is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to optout is irrevocable. The Group has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Group, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Group’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Fair value measurements

The established fair value hierarchy as defined by U.S. GAAP requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs may be used to measure fair value include:

Level 1: Valuation techniques in which all significant inputs are unadjusted quoted prices from active markets for assets or liabilities that are identical to the assets or liabilities being measured.

Level 2: Valuation techniques in which significant inputs include quoted prices from active markets for assets or liabilities that are similar to the assets or liabilities being measured and/or quoted prices for assets or liabilities that are identical or similar to the assets or liabilities being measured from markets that are not active. Also, model-derived valuations in which all significant inputs and significant value drivers are observable in active markets are Level 2 valuation techniques.

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TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

Level 3: Valuation techniques in which one or more significant inputs or significant value drivers are unobservable. Unobservable inputs are valuation technique inputs that reflect the Group’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

The fair value guidance describes three main approaches to measure the fair value of assets and liabilities:(1) market approach; (2) income approach and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

The Group’s financial instruments include cash, consignment deposits, other current assets, amounts due from Controlling Shareholder and related party, other payables and accrued expense, dividend payable and bank borrowings approximate to their carrying amounts largely due to the short-term maturities of these instruments.

When available, the Group uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Group will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.

Functional currency and foreign currency translation

The Group uses United States dollar (“USD”) as its reporting currency. The functional currency of the Group is Renminbi (“RMB”).

Monetary assets and liabilities denominated in currencies other than the entity’s applicable functional currencies are re-measured into the functional currencies at the prevailing rates of exchange at the balance sheet date. Nonmonetary assets and liabilities are remeasured into the applicable functional currencies at historical exchange rates. Transactions denominated in other than the functional currencies are re-measured into the functional currency of the entity at the exchange rates prevailing on the transaction dates.

Transaction gains and losses are recognized as foreign exchange (loss) gain, net in the consolidated statements of operations and comprehensive income.

Assets and liabilities of the Group denominated in functional currency other than USD are translated into USD at fiscal year-end exchange rates. Equity accounts other than earnings generated in current period are translated into USD at the appropriate historical rates. The results of operations and the statements of cash flows denominated in functional currency other than USD are translated into USD at the average exchange rates during the reporting period. Translation adjustments arising from these are reported as cumulative translation adjustments and are shown as a separate component of accumulated other comprehensive loss in the consolidated statements of changes in shareholders’ equity.

Cash

Cash consisted of cash on hand and cash at bank. The Group considers all highly liquid investments purchased and cash deposits with financial institutions with original maturities of three months or less to be cash equivalents. The Group has no cash equivalents as of December 31, 2022 and 2023.

F-51

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

Consignment deposits, net

Consignment deposits represented deposits advanced to certain sellers without interest in order to attract appealing fine artwork. Depending on the terms of the agency service agreements, the length of consignment period stipulated in the agreement is normally not longer than one year. The exact amount of consignment deposit paid to fine artwork sellers is subject to negotiation between the fine artwork sellers and the Group, based on factors such as the market conditions of the fine artwork market at the relevant time, the historical transaction value of fine artwork of similar category and the credit status of the fine artwork sellers.

The Group estimates the credit loss rates of consignment deposits based on historical information, including historical regular settlements record, historical success rate in selling the fine artwork, and also quantitative and qualitative information that is reasonable and supportive forward-looking information.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment. Property and equipment are depreciated at rates sufficient to write off its costs less impairment and residual value, if any, over the estimated useful lives on a straight-line basis. The residual rate of the property and equipment is assumed to be 5%. The estimated useful lives are as follows:

Category	Estimated useful lives
Electrical equipment	3-5 years
Motor vehicles	4 years
Office equipment and fixtures	3-5 years
Leasehold improvements	Shorter of the remaining lease term or asset useful life

Repairs and maintenance costs are charged to operating expenses as incurred, whereas the costs of renewals and betterment that extend the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the other income (expense), net of the consolidated statements of operations and comprehensive income.

Impairment of long-lived assets

The Group reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment of long-lived assets was recognized for the years ended December 31, 2022 and 2023.

Revenue recognition

Revenues are principally comprised of agency transaction fees generated from agency service of fine artwork, and related copyright transfer and registration. The Group accepts artwork on consignment and matches sellers to buyers through the private sale process and acts as agent for the seller. Revenues represent the amount of consideration that the Group is entitled to in exchange for the transfer of promised services in the ordinary course of the Group’s activities and is recorded net of value-added tax. Consistent with the criteria of ASC Topic 606 (“ASC 606”), Revenue from Contracts with Customers, the Group recognizes revenue when the performance obligation in a contract is satisfied at a point in time when control of the promised service to a customer is transferred.

F-52

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

Transaction fees from artwork sales

The Group provides agency service for the sellers of artworks to facilitate the sales transactions between sellers and buyers, and charges transaction fee as its revenue. When a seller wishes to sell their artwork with the Group acting as its agent in the transaction, a legally binding agency service agreement is entered between a subsidiary of the Group and the seller, which outlines the terms of the arrangement, including the desired sale price and the rate of transaction fee that the Group may earn if a sale is completed, as well as, the period of time for the consignment of artwork which is normally not longer than one year. Prior to offering an artwork for sale, the Group performs due diligence activities to authenticate and determine the ownership history and condition of the consigned artwork. The Group also provides marketing, promotion, exhibition and transaction arrangement services to attract potential buyers and facilitate the final sales transactions between sellers and buyers. Those services are not distinct but highly interrelated, and are combined as one single performance obligation, that is, to broker a legally binding sale of the consigned artwork to a buyer as agent for the seller. The seller receives the benefit of the Group’s agency service only upon the completion of a legally binding sale, and the revenue is recognized on a net basis at the point in time when a buyer places an order, and the sales proceeds are fully collected by the Group on behalf of seller. At this point in time, the Group has performed all of its service obligations in the transaction and the seller is legally obligated to relinquish the artwork in exchange for the net sale proceeds (i.e, the sale price less transaction fee). If the Group is not successful in completing a sale according to the terms the agency service agreement, the Group is not entitled to a transaction fee. The Group does not take control or ownership of the artwork consigned by the seller at any time during the consignment period.

In order to attract appealing artwork, the Group advances consignment deposits without interest to certain sellers, which are recognized and included in consignment deposits, net (see Note 4). If the consigned artwork is failed to be sold during the consignment period, the consigned artwork will be returned to the seller and the relevant consignment deposit should be refunded by the seller. After collecting the sale proceeds from buyers, the Group will remit the net sale proceeds, excluding transaction fee earned, consignment deposit advanced, if applicable, and withholding taxes, to the sellers. The proceeds received on behalf of sellers are recognized and included in other payables (see Note 7).

Transaction fees from copyright transfer and registration

The Group also provides the agency service for the sellers to facilitate the transfer of copyright of artworks from the sellers to the buyers and charge a transaction fee, which is recognized as revenue. A copyright agency service agreement is entered between a subsidiary of the Group and the seller, which outlines the terms of the arrangement, including the copyright transfer price of the seller, and the rate of the transaction fee that the Group may earn if a transfer is completed, as well as the period of time for the agency service for copyright transfer which is normally not longer than one year. The copyright agency service agreement is usually entered into concurrently with the agency service agreement entered for the corresponding artwork. However, a separate transfer of the copyright of the artwork alone is not prohibited. The Group also provides an ancillary copyright registration service with a fixed amount of service fee for each copyright registered.

The Group does not take control or ownership of copyright of artwork at any time during the agency service period. Revenues from copyright transfer are recognized on a net basis at a point in time when each transaction of copyright transfer between a seller and a buyer is achieved, and when the transfer price from the buyer is fully collected. The copyright registration service is satisfied at point in time at the latest of date when the registration service fee is fully collected, the registration service is completed, or the corresponding artwork is sold.

F-53

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

The following table presents the Group’s revenues for the years ended December 31, 2022 and 2023.

	For the Year ended December 31,
	2022	2023
Transaction fee from artwork sales	$38,786	$58,026
Transaction fee from copyright transfer and registration	1,437	2,498
Total	$40,223	$60,524

Right to return

For artwork purchased, the buyer is provided a 7-day period of return right which entitles the buyer to a full refund of sale proceeds if a valid claim from the buyer is accepted by the Group. In this circumstance, the seller is obligated to return any net sale proceeds paid to them. The Group has experienced immaterial sales returns historically, so sales returns were recorded as incurred for the years ended December 31, 2022 and 2023.

Contract liability

A contract liability exists when the Group has received consideration but has not transferred the related goods or services to the customer. The Group’s contract liabilities mainly consisted of payments received for copyright registration before the transfer of the service. As of December 31, 2021, 2022 and 2023, the balance of contract liability was nil, $14 and $17, respectively, which were all recognized as revenue in the following year.

Contract costs

Incremental costs of obtaining a contract are those costs that the Group incurs to obtain a contract with a customer that it would not have incurred if the contract had not been obtained.

The Group applies the practical expedient of expensing all incremental costs to obtain a contract if these costs would otherwise have been fully amortized to profit or loss within one year.

Cost of revenues

The cost of revenues consisted primarily of direct labor costs which mainly included performance bonus paid or payable to the salespersons, commission paid to the external sales agent, and tax surcharges.

Selling and marketing expenses

Selling and marketing expenses consisted primarily of staff costs, which mainly included basic salaries and employee benefits of sales personnel not directly attributable to the agency service revenue earned, exhibition fees in relation to the exhibitions held, promotion expenses to advertise the exhibitions and insurance expenses covering property damage in connection with the business.

Certain costs included in selling and marketing may relate directly to a contract, but expensed as incurred in accordance with ASC 340-40-25. Those costs to fulfill the contract are either not explicitly chargeable to customers under the contract or cannot be distinguished as to whether they relate to unsatisfied performance obligations or satisfied performance obligations.

General and administrative expenses

General and administrative expenses consisted primarily of staff costs, which mainly included salaries and employee benefits of the administrative staff, depreciation and amortization of the property and equipment and operating lease right-of-use assets, and consultation service fees mainly including audit fee, internet service fee and data checking fee.

F-54

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

Operating leases

The Group accounts for the operating leases under ASC 842, Leases, which requires recognition of a right-of-use asset and a corresponding lease liability upon lease commencement. The Group determines if an arrangement is a lease or contains a lease at lease inception. Leases are classified as operating or finance lease in accordance with the recognition criteria in ASC 842. The Group elected the short-term lease exemption for all contracts with lease terms of 12 months or less.

The Group’s lease portfolio consisted entirely of operating leases as of December 31, 2022 and 2023. For operating leases, the Group recognizes an operating lease right-of-use asset and a lease liability based on the present value of the lease payments over the lease term in the consolidated balance sheet at commencement date. The operating lease right-of-use asset also includes any lease payments made prior to lease commencement and the initial direct costs incurred by the lessee and is recorded net of any lease incentives received. For the lease incentive offered by lessor that are contingent on future events or lessee actions, if the occurrence of the future event on which the lease incentive is contingent is both (1) probable and (2) within the Group’s control, the Group estimates the lease incentives to which it is probable to be entitled at lease commencement and include such amounts in the lease payments. As the rate implicit in the Group’s lease is not typically readily available, the Group estimates its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. Lease expense is recorded on a straight-line basis over the lease term.

Research and development expenses

Research and development expenses consisted primarily of personnel-related costs for research and development employees, and consultancy fees paid to professional third parties directly associated with the research and development of the online platform and relevant software systems necessary to support the Group’s business and operations. The Group generally expenses all costs that are incurred in connection with the planning, and implementation phases of the online platform and related software. Costs incurred in the application development phase are capitalized and amortized over the estimated product life. However, as the amount of costs qualified for capitalization has been insignificant, all such development costs have been expensed as incurred.

Other income (expense), net

Other income (expense), net mainly consisted of government grants, gain and loss on disposal of property and equipment, gain and loss on early termination of leases, and tax charges arising from Taifeng Cultural Reorganization.

Government grants include cash subsidies received by the Group’s subsidies in the PRC from local governments as incentives for operating business in certain local districts. Such subsidies allow the Group full discretion in utilizing the funds and are used by the Group for general corporate purpose. Government grants are included in other income (expense), net, and recognized when received. The Group received no government grants that requires certain conditions or future performance of the Group.

F-55

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

Earnings per share

Basic earnings per share is computed by dividing net income attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during period presented.

Diluted earnings per share is calculated by dividing net income attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period.

Other tax payable

The Group’s revenues are subject to value-added taxes at the rate of 1%, 3%, or 6% in PRC based on the size of the respective entities. The other tax payable is the balance of the taxes the Group is liable for, which is primarily incurred for taxes other than corporate income tax such as individual income tax, value-added tax and related surcharge and the tax incurred for the acquisition of equity interest in Taifeng Cultural Reorganization.

Income taxes

The Group accounts for income taxes under ASC 740, Income Taxes. Provision for income taxes consisted of current income taxes and deferred income taxes.

Current income taxes are provided for in accordance with the laws of the relevant tax authorities and calculated using tax rates that have been enacted as of the balance sheet date.

Deferred income taxes are provided using assets and liabilities method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are recognized to the extent that these assets are more likely than not to be realized. In making such a determination, the management consider all positive and negative evidence, including future reversals of projected future taxable income and results of recent operation. Deferred tax assets are then reduced by a valuation allowance through a charge to income tax expense when, in the opinion of management, it is more likely than not that a portion of or all of the deferred tax assets will not be realized.

The Group accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of the benefit to be recognized. An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination based solely on the technical merits of the position assuming a review by tax authorities having all relevant information. The amount of the benefits that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement.

Interest and penalties on income taxes will be classified as a component of the provisions for income taxes. The Group did not recognize any income tax due to uncertain tax position or incur any interest and penalties related to potential underpaid income tax expenses for the years ended December 31, 2022 and 2023.

Comprehensive loss

Comprehensive loss is defined as the change in equity of the Group during a period arising from transactions and other events and circumstances excluding transactions resulting from investments by shareholders and distributions to shareholders. Comprehensive loss is reported in the consolidated statement of operations and comprehensive income. Accumulated other comprehensive loss, as presented on the accompanying consolidated balance sheets consisted of accumulated foreign currency translation adjustments.

Non-controlling interests

For the Company’s subsidiaries and consolidated VIEs, non-controlling interests are recognized to reflect the portion of their equity that is not attributable, directly, or indirectly, to the Company as the controlling shareholder. Non-controlling interests are classified as a separate line item in the equity section of the Group’s consolidated balance sheets and have been separately disclosed in the Group’s consolidated statements of operations and comprehensive income to distinguish the interests from that of the Company.

F-56

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

Segment

The Group uses the management approach to determine operating segments. The management approach considers the internal organization and reporting used by the Group’s chief operating decision maker (“CODM”) for making decisions about allocation of resource and assessing performance.

The Group’s CODM has been identified as the Chief Executive Director who reviews the consolidated results of operations when making decisions about allocating resources and assessing performance of the Group. For management purposes, the Group operates in one business unit based on the services provided, and has determined there is one operating and reporting segment. The CODM monitors the revenue, results, assets and liabilities of its business unit as a whole and regularly reviews its operating results to make decisions about resources allocation. Accordingly, no analysis of segment information other than entity-wide information is presented.

The Group’s long-lived assets are all located in the PRC and all of the Group’s revenues are derived from the PRC. Therefore, no geographic information is presented.

Concentration of risks

Concentration of currency risk

The revenues and expenses of the Group’s entities in the PRC are generally denominated in RMB and their assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. Remittances of foreign currencies into the PRC or remittances of RMB out of the PRC as well as exchanges between RMB and foreign currencies require approval by foreign exchange administrative authorities and certain supporting documentation. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of RMB into other currencies.

The Group holds monetary assets and liabilities denominated in Hong Kong Dollar (HKD), which is a currency other than the functional currency, RMB, of the relevant group entities. At the end of each reporting period, the carrying USD amounts of the Group’s monetary assets and liabilities denominated in HKD are as follows:

	As of December 31,
	2022	2023

Assets held in HKD	$1,335	$4,468

Liabilities held in HKD	$507	$-

F-57

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

The Group currently does not have a foreign currency hedging policy. The directors of the Company monitor foreign exchange exposure by closely monitoring the foreign exchange risk profile and will consider hedging significant foreign currency exposure should the need arise.

Concentration of customers

No customer individually represents greater than 10% of the total net revenues and no customer individually holds greater than 10% of the total consignment deposits.

Concentration of suppliers

No supplier individually represents greater than 10% of the total costs or liabilities related to the Group’s main operating business.

Concentration of credit risk

The Group recognizes the allowance for credit losses under ASC 326, Financial Instruments–Credit Losses.

Financial instruments that potentially expose the Group to concentrations of credit risk consisted primarily of cash, consignment deposits and other receivable, amount due from Controlling Shareholder and related party. The Group believes that no significant credit risk exists for cash as all of the Group’s cash are held with financial institutions that Group’s management believes to be high credit quality.

Consignment deposits mainly consisted of advanced deposit paid to sellers of artwork. The Group estimates the credit loss rates of consignment deposits based on historical information, including historical regular settlements record, historical success rate in selling the fine artwork, and also quantitative and qualitative information that is reasonable and supportive forward-looking information. The management believes that there is no significant increase in credit risk of these amounts since initial recognition and the consignment deposits are grouped based on shared credit risk characteristics by reference to the Group’s internal credit ratings. The Group provided a credit loss for consignment deposits of $22 during the year ended December 31, 2022, while reversed a credit loss of $5 during the year ended December 31, 2023, based on the collective basis.

For other receivables and amount due from Controlling Shareholder and related party, the management makes periodic individual assessments on recoverability based on historical settlement records, past experience, and also quantitative and qualitative information that is reasonable and supportive forward-looking information. For the years ended December 31, 2022 and 2023, the Group assessed the credit loss for other receivables and amounts due from Controlling Shareholder and related party are insignificant and thus no loss allowance is recognized.

Recent accounting pronouncements

On October 9, 2023, the FASB issued ASU 2023-06, Disclosure Improvements - Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative (“ASU 2023-06”). The amendments in ASU 2023-06 modify the disclosure or presentation requirements of a variety of topics in the FASB Accounting Standards Codification (the “Codification”), with the intention of clarifying or improving them and to align the requirements in the Codification with the regulations of the U.S. Securities and Exchange Commission (the “SEC”). The effective date for ASU 2023-06 varies and is determined for each individual disclosure based on the effective date of the SEC’s removal of the related disclosure. ASU 2023-06 will not have an impact on the Group’s financial position or results of operation.

F-58

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

On December 14, 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 improves income tax disclosure requirements related to rate reconciliation income taxes paid and other miscellaneous tax disclosures to enhance their transparency and decision usefulness to investors. These enhancements allow investors to better assess how an entity’s operations, related tax risks, tax planning and operational opportunities affect its tax rate and prospects for future cash flows. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Group does not expect the adoption of this ASU has a significant impact on its consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting”, which provides optional expedients and exceptions for applying U.S. GAAP on contract modifications and hedge accounting to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform, if certain criteria are met. These optional expedients and exceptions provided in ASU 2020-04 are effective as of March 12, 2020 through December 31, 2022, as amended by ASU 2022-06. The ASU is currently not expected to have a material impact on the Group’s consolidated financial statements.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Group does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

3.	VIE ARRANGEMENTS

In order to comply with the PRC laws and regulations which may prohibit or restrict foreign investments into companies involved in restricted businesses or application for qualification licenses, the Group operates its online platform and the restricted VAT business in the China Mainland through Taifeng Cultural Communication, a PRC domestic company, whose equity interest was held by Ms. Hu and Yingtai Management (“Nominee Shareholders”). The Company obtained control over Taifeng Cultural Communication and its wholly owned subsidiary, Jiangsu Fenglian Digital Technology Co., Ltd. (together, the “VIEs”) through Yongfeng Consulting Management (“WOFE”) by entering into the contractual arrangements (“initial VIE arrangements”) with the VIEs and their Nominee Shareholders in May 2020 and July 2022.

Through the initial VIE arrangements, the Nominee Shareholders have granted all their legal rights including voting rights and disposition rights of their equity interests in the VIEs to the WOFE. The Nominee Shareholders do not have the power to direct the activities of the VIEs that most significantly impact their economic performance. The Nominee Shareholders do not have the obligation to absorb losses of the VIEs or the right to receive benefits from the VIEs that could potentially be significant to them. Accordingly, the Company, through the WOFE, was the ultimate primary beneficiary of the VIEs, and consolidated the financial results of the VIEs in the Group’s consolidated financial statements before the termination of the initial VIE arrangements in December 2022.

As described in Note 1, pursuant to the 2022 Decision effective in May 2022, foreign investors are allowed to directly hold the equity interest in enterprises engaging in VAT business for up to 50%. The Company entered into a series of share purchase agreements with the shareholders of Taifeng Cultural Communication through the WOFE to acquire up to 50% of the equity interest in Taifeng Cultural Communication on December 16, 2022, and the initial VIE arrangements were terminated on the same day.

F-59

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

As of December 31, 2022, the Company had acquired 33.2% equity interest in Taifeng Cultural Communication through the WOFE. The Company continuously consolidates the financial statements of Taifeng Cultural Communication and its subsidiary as it can achieve control by 60% voting interest through the WOFE in Taifeng Cultural Communication according to the shareholders’ meeting of Taifeng Cultural Communication held on December 16, 2022, with the following commitments from Ms. Hu, the controlling shareholder who owned 66.8% equity interest in Taifeng Cultural Communication:

i.	Ms. Hu, agreed that three out of five of total directors in the board of directors of Taifeng Cultural Communication shall be nominated and appointed by the WOFE; and

ii.	Ms. Hu undertook not to participate in all future shareholders meetings of Taifeng Cultural Communication.

As of April 18, 2023, the Company has acquired 50% of Taifeng Cultural Communication’s equity interest through the WOFE, and Ms. Hu owns the remaining 50%. The Company continuously consolidates the financial statements of Taifeng Cultural Communication and its subsidiary as it owns two-thirds of the voting rights underlying the equity interest of Taifeng Cultural Communication through the WOFE according to the amended memorandum and articles of association of Taifeng Cultural Communication.

During the period from the termination of the initial VIE arrangements through December 30, 2023, the Company has the control before and after the above transactions, and the Company continuously consolidates Taifeng Cultural Communication and its subsidiary. Due to immaterial amount of profit and loss in Taifeng Cultural Communication and its subsidiary, no non-controlling interest was recognized for the equity interest held by Ms. Hu during the periods presented.

On December 31, 2023, in order to obtain control over the remaining 50% equity interest of Taifeng Cultural Communication owned by Ms. Hu, and at the same time to keep compliance with the PRC laws and regulations which prohibit or restrict foreign control of companies involved in restricted businesses or application for qualification licenses, the Company, through the WOFE, entered into a new set of contractual arrangements (“2023 VIE arrangements”) with Taifeng Cultural Communication and its Nominee Shareholder, Ms. Hu. The 2023 VIE arrangements are substantially similar in key aspects governing the initial VIE arrangements. The Company continuously consolidated the financial statements of the VIEs in the Group’s consolidated financial statements.

The following is a summary of the contractual agreements that the WOFE entered into with the VIEs and their Nominee Shareholders in both the initial and 2023 VIE arrangements.

Exclusive Option Agreements

The Nominee Shareholders of the VIEs have granted the WFOE the exclusive and irrevocable right to purchase or to designate one or more person(s) at their discretion to purchase part or all of the equity interests in the VIEs from the Nominee Shareholders for a purchase price at any time, subject to the lowest price permitted by PRC laws and regulations. The VIEs and their Nominee Shareholders have agreed that without prior written consent of the WFOE, their respective Nominee Shareholders cannot sell, transfer, pledge or dispose their equity interests with value more than an agreed amount stipulated in the agreement, or allow any encumbrance on the pledged equity interests, and the VIEs cannot sell, transfer, pledge or dispose, including but not limit to, the equity interests, assets, revenue and business or allow any encumbrance on the pledged equity interests. Also as agreed, the VIEs cannot declare any dividend without prior written consent of the WFOE. Furthermore, the Nominee Shareholders and VIEs have agreed that the Directors of VIEs should be appointed by WFOE at their discretion.

Power of Attorney

Pursuant to the irrevocable power of attorney, each of the Nominee Shareholders appointed the WFOE as their attorney-in-fact to exercise all shareholder rights under PRC law and the relevant articles of association, including but not limited to, attending shareholders meetings, voting on their behalf on all matters requiring shareholder approval, including but not limited to sale, transfer, pledge, or disposition of all or part of the Nominee Shareholders’ equity interests, and designation and appointing the legal representative, directors, supervisors, chief executive officer and other senior management members of the VIEs.

Exclusive Business Cooperation Agreements

Pursuant to the Exclusive Business Cooperation Agreements, the WFOE has agreed to provide to the VIEs comprehensive operational support, technical and consulting services, including, but not limited to, technical service, internet support, operation consultation, intellectual property license, equipment or office leases, marketing consultation, system integration, product research and development and system maintenance. The VIEs shall accept all the services provided and pay the WFOE service fees, and WFOE is entitled to adjust the fee rate at any time at its sole discretion.

Equity Interest Pledge Agreements

Under the Equity Interest Pledge Agreements, each of the Nominee Shareholders pledged all of their equity interest in VIEs as collateral to secure their obligations under the Equity Interest Pledge Agreements. If the Nominee Shareholders breach their respective contractual obligations, the WFOE, as pledgee, will be entitled to certain rights, including the right to dispose the pledged equity interests. The Nominee Shareholders of the VIEs also covenant that, without the prior written consent of the WFOE, they will not dispose of, create or allow any encumbrance on the pledged equity interests.

F-60

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

The following amounts and balances of the consolidated VIEs were included in the Group’s consolidated financial statements after the elimination of intercompany balances and transactions.

	As of December 31,
	2022	2023
ASSETS
Current assets
Cash	$12,437	$34,424
Other current assets	203	206
Total current assets	12,640	34,630
Property and equipment, net	149	-
Operating lease right-of-use assets	115	2,593
Deferred tax assets	5	42
Total non-current assets	269	2,635
Total assets	$12,909	$37,265

LIABILITIES
Current liabilities
Other payables and accrued expenses	$231	$90
Income tax payable	8	-
Current operating lease liabilities	65	232
Total current liabilities	304	322
Long-term operating lease liabilities	20	2,479
Total non-current liabilities	20	2,479
Total liabilities	$324	$2,801

	For the Year ended December 31,
	2022	2023
Revenues	$6	$-
Net loss	$(2,512)	$(358)
Net cash used in operating activities	$(2,313)	$(312)
Net cash provided by (used in) investing activities	$(54)	$56
Net cash provided by financing activities	$152	$-

The operating results of the Group’s VIEs do not constitute a material part of the Group’s consolidated financial statements. The VIEs contributed 0.01% and nil of the Group’s consolidated revenues for the years ended December 31, 2022 and 2023, respectively. As of December 31, 2022 and 2023, total VIEs’ assets (mainly cash) accounted for 24.39% and 44.52% of the consolidated total assets, and total VIEs’ liabilities accounted for 1.88% and 10.79% of the consolidated total liabilities, respectively.

There are no terms in any arrangements, considering both explicit arrangements and implicit variable interests that require the Group or its subsidiaries to provide financial support to the VIEs. However, if the VIEs were ever to need financial support, the Group or its subsidiaries may, at its option and subject to statutory limits and restrictions, provide financial support to its VIEs through loans to the shareholders of the VIEs or entrustment loans to the VIEs.

The Group believes that there are no assets held in the consolidated VIEs that can be used only to settle obligations of the VIEs. As the consolidated VIEs are incorporated as limited liability companies under the PRC Company Law, creditors of the VIEs do not have recourse to the general credit of the Group for any of the liabilities of the consolidated VIEs.

Relevant PRC laws and regulations restrict the VIEs from transferring a portion of their net assets, equivalent to the balance of their paid-in capital, additional paid-in capital and PRC statutory reserve, to the Group in the form of loans and advances or cash dividends.

F-61

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

4.	CONSIGNMENT DEPOSITS, NET

Consignment deposits represented deposits advanced to certain sellers without interest in order to attract appealing fine artwork, which are net with the allowance for credit losses. The consignment deposits, net balances as of December 31, 2022 and 2023 are as follows:

	As of December 31,
	2022	2023
Consignment deposits	$24,844	$21,768
Less: Allowance for credit losses	(61)	(56)
Consignment deposits, net	$24,783	$21,712

The roll-forward of the allowance for credit losses related to consignment deposits for the years ended December 31, 2022 and 2023 consisted of the following:

	As of December 31,
	2022	2023
Balance at beginning of year	$39	$61
Provision (reversal) for expected credit losses	22	(5)
Balance at end of year	$61	$56

As of December 31, 2022, included in consignment deposits balance of $321 were due from related parties. Details of amount due from related parties are disclosed in Note 13.

The following is an aging analysis team of consignment deposits (net of allowance for credit losses) based on the initial payment dates:

	As of December 31,
	2022	2023
Within 1 month	$15,013	$12,855
1 to 3 months	7,725	6,450
3 to 6 months	1,720	2,278
6 to 12 months	325	129
Total	$24,783	$21,712

F-62

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

5.	OTHER CURRENT AND NON-CURRENT ASSETS

Other current assets consisted primarily of prepayments for renovation expenses and other operating expenses, rental deposits, value-added tax recoverable and income tax recoverable which can be deductible or recoverable in the subsequent period. The other current assets as of December 31, 2022 and 2023 are as follows:

	As of December 31,
	2022	2023
Prepayments	$159	$167
Other receivables	212	165
Value-added tax recoverable	201	95
Income tax recoverable	9	17
Total other current assets	$581	$444

As of December 31, 2022 and 2023, other non-current assets were $54 and $321, respectively, which primarily consisted of rent deposits for long-term leases and prepayment for office building purchase.

6.	PROPERTY AND EQUIPMENT, NET

Property and equipment as of December 31, 2022 and 2023 are as follows:

	As of December 31,
	2022	2023
Cost
Electrical equipment	$370	$438
Motor vehicles	422	696
Office equipment and fixtures	207	216
Leasehold improvements	531	981
Total Cost	1,530	2,331
Less: Accumulated depreciation	(814)	(1,018)
Property and equipment, net	$716	$1,313

Depreciation expense was $295 and $396 for the years ended December 31, 2022 and 2023, respectively.

F-63

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

7.	OTHER PAYABLES AND ACCRUED EXPENSES

Other payables and accrued expenses as of December 31, 2022 and 2023 are as follows:

	As of December 31,
	2022	2023
Payments received on behalf of fine artwork sellers	$215	$403
Accrued employee benefits liabilities (1)	4,979	4,190
Payroll and employee benefit payables(2)	1,013	1,765
Accrued listing expenses and issuance cost	496	415
Contract liability	14	17
Other payables	259	196
Total	$6,976	$6,986

(1)	Accrued employee benefits liabilities mainly relate to the estimated under-paid amounts of social insurance and housing fund contributions for employees for years from inception to 2023. As of the date of these financial statements, the Group has not received any inquiry, notice, warning, or sanctions regarding such late fees or fines, and the interpretation and implementation of labor-related laws and regulations are still constantly evolving which may be further amended from time to time. There are a number of policies providing that local governmental authorities shall act carefully to avoid burdensome measures over the small and medium-size entities. The Group has taken measures to implement its policy on the payment of social insurance and housing fund contributions for employees for the purpose of compliance with relevant PRC laws and regulations starting from 2023.

(2)	The balance of payroll and employee benefit payables consisted of the salary and related employee benefit payable for December 2022 and 2023, and employees’ benefit fund appropriated (See Note 12).

8.	OTHER TAX PAYABLE

	As of December 31,
	2022	2023
Withholding individual income tax payable for fine artwork sellers	$4,297	$8,226
Withholding individual income tax payable for employees	231	434
Value-added tax payable	200	238
Reorganization-related tax payable (1)	1,065	319
Others	21	26
Total	$5,814	$9,243

(1)	Reorganization-related tax payable was for taxes withheld for considerations paid for purchases of equity interests from related parties during Taifeng Cultural Reorganization (See Note 1). $748 of the balance was paid during the year ended December 31, 2023 with the remaining balance paid in April 2024.

F-64

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

9.	SHORT-TERM BORROWINGS

In 2022 and 2023, the Group entered into several RMB denominated short-term borrowings with Chinese commercial banks to utilize the borrowings for daily operation. In 2022, the short-term loan of $1,572 carried forward from 2021 was fully repaid by the Group. In April 2023, the Group entered into a short-term loan of $1,412, with an annual interest rate of 3.4% and the loan has been fully repaid in September 2023. In August 2023, another short-term loan of $1,412, with an annual interest rate of 3% was entered into by the Group which will be repaid in August 2024. The maximum amount the Group can borrow under this line of credit was approximately $2,825.

The short-term borrowings, except the agreement entered in August 2023, were guaranteed by Tyfon HK, a subsidiary of the Group. The loans’ related interest expense was de minimus for the years ended December 31, 2022 and 2023.

10.	OPERATING LEASES

The Group mainly leases office premises and exhibition venues, under operating lease agreements for business operation. As of December 31, 2022 and 2023, the Group had no long-term leases that were classified as a financing lease.

The Group has also entered lease agreements for office premises and exhibition venues with lease terms of 12 months or less as of December 31, 2022 and 2023. The Group has elected not to recognize short-term leases with original lease terms of 12 months or less on the Group’s balance sheets. Short-term lease cost of $156 and $306 has been recognized for the years ended December 31, 2022 and 2023, respectively, and included in general and administrative expenses in the Group’s consolidated statement of operations and comprehensive Income. Future short-term lease payments of $61 will be settled in the year ending December 31, 2024.

As of December 31, 2022 and 2023, the Group has not entered into any subleases agreements and the leases do not include any residual value guarantees or covenants.

The following represents the aggregate right-of-use assets and related lease liabilities as of December 31, 2022 and 2023:

	As of December 31,
	2022	2023
Assets:
Operating lease right-of-use assets	$1,401	$4,450
Liabilities:
Current operating lease liabilities	(377)	(864)
Long-term operating lease liabilities	(991)	(3,628)
Total lease liabilities	$(1,368)	$(4,492)

The weighted average lease term and weighted average discount rate as of December 31, 2022 and 2023 are as follows:

	As of December 31,
	2022	2023
Weighted average lease term:
Operating leases (Months)	69.88	86.96
Weighted average discount rate:
Operating leases	4.85%	4.87%

F-65

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

The components of lease expenses for the years ended December 31, 2022 and 2023 are as follows:

	For the Year ended December 31,
	2022	2023
Operating lease cost	$536	$952
Cost of other leases with period less than one year	156	306
Total	$692	$1,258

Supplemental cash flow information related to leases for the years ended December 31, 2022 and 2023 are as follows:

	For the Year ended December 31,
	2022	2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$509	$957
Supplemental noncash information:
Right-of-use assets obtained in exchange for lease obligations	$1,026	$3,850

Future minimum lease payments under operating leases as of December 31, 2023 are as follows:

As of December 31,
2023
2024	$1,054
2025	873
2026	529
2027	512
2028	520
Thereafter	1,806
Total undiscounted cash flows	5,294
Less: Imputed interest	(802)
Present value of lease liabilities	$4,492

11.	INCOME TAXES

Cayman Islands and BVI

Under the current laws of the Cayman Islands and BVI, the Group is not subject to tax on income or capital gain. Additionally, upon payments of the dividends by the Group to its shareholders, no Cayman Islands or BVI withholding tax will be imposed.

Hong Kong

Entities incorporated in Hong Kong are subject to Hong Kong Profits Tax rate at 16.5%, and foreign-derived income is exempted from income tax. There are no withholding taxes upon payment of dividends by the entities incorporated in Hong Kong to its shareholders. As of December 31, 2022 and 2023, no provision of Hong Kong Profit Tax was made as the Group had no assessable profit subject to Hong Kong Profits Tax.

F-66

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

PRC

Under the PRC Enterprise Income Tax Law (“EIT Law”), Foreign Investment Enterprises (“FIEs”) and domestic companies are subject to corporate income tax at a uniform rate of 25%. Certain PRC subsidiaries qualified for the requirements of small and micro enterprises which enjoys a preferential tax rate of 20% based on a reduced taxable income. For the years ended December 31, 2022 and 2023, only 12.5% or 25% of the taxable income was subject to preferential tax rate of 20% if the taxable income was below a specified threshold.

Under the EIT Law, dividends declared to non-PRC resident in respect of profits earned by the PRC subsidiaries is subject to a 10% withholding tax. A lower tax rate might be applied if the PRC subsidiaries are qualified for such rate under tax treaty or arrangement benefits available. During the years ended December 31, 2022 and 2023, withholding income tax expense amounted to $446 and $707 has been recognized on declared dividends, respectively.

The current and deferred portion of income tax expenses included in the consolidated statements of operations and comprehensive income was as follows, which was mainly for income tax expenses incurred in the PRC and there was no tax expenses estimated for offshore entities as discussed above:

	For the Year ended December 31,
	2022	2023
Current income tax expense	$5,519	$7,760
Deferred income tax (benefit) expense	(384)	130
Withholding income tax expense on declared dividends	446	707
Total income tax expenses	$5,581	$8,597

Reconciliation between the income tax expenses computed by applying the PRC statutory income tax rate to profit before income taxes and actual provision were as follows:

	For the Year ended December 31,
	2022	2023
Profit before tax	$17,818	$31,694
Tax at the applicable tax rate of 25%	4,455	7,923
Preferential income tax rates applicable to PRC subsidiaries	(248)	(569)
Tax effect for offshore entities’ operating losses	712	459
Tax effect of expenses not deductible for tax purpose	62	203
Tax effect of additional deduction on research and development expenses	(127)	(228)
Utilization of tax losses and deductible temporary differences previously not recognized	(55)	(8)
Tax effect of tax losses and deductible temporary differences not recognized	336	110
PRC withholding tax expense on declared dividends	446	707
Total income tax expenses	$5,581	$8,597

F-67

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

The following table presents the tax impact of significant temporary differences that give rise to the deferred tax assets and liabilities as of December 31, 2022 and 2023:

	As of December 31,
	2022	2023
Deferred tax assets:
Allowance for credit losses	$15	$14
Net operating losses carry-forward	550	639
Staff welfare payable	1,245	1,047
Lease liabilities	374	1,126
Less: Valuation allowance	(550)	(639)
Net deferred tax assets	1,634	2,187
Deferred tax liabilities:
Operating lease right-of-use assets	(319)	(1,036)
Total deferred tax liabilities	(319)	(1,036)
Deferred tax assets, net	$1,315	$1,151

As of December 31, 2022 and 2023, the Group had unused tax losses of $2,201 and $2,552 for certain subsidiaries in the PRC. Due to the unpredictability of future profit streams of these subsidiaries and it is not probable that taxable profit will be available against which the tax losses can be utilized, the Group provided a valuation allowance of $550 and $639 for these entities’ deferred tax assets as of December 31, 2022 and 2023, respectively. The following table shows the expiry dates of the unused tax losses.

	As of December 31,
	2022	2023
2024	$40	$36
2025	8	8
2026	842	818
2027	1,311	1,249
2028	-	441
Total	$2,201	$2,552

As of December 31, 2022 and 2023, dividend distribution withholding tax for the remittance of earnings from the PRC subsidiaries to offshore entities was $446 and $707, respectively. The underlying dividends were distributed for offshore use, such as payments of professional fee for listing services. The Group did not provide for additional deferred income taxes and withholding taxes on the undistributed earnings of the PRC subsidiaries during the years presented on the basis of its current intent to permanently reinvest its PRC subsidiaries’ earnings.

12.	SHAREHOLDERS’ EQUITY

Ordinary shares

As disclosed in Note 1, history of the Group and reorganization, before the end of December 31, 2021, the company had 50,000 ordinary shares authorized at par value of $1.00 per share, and 11,916 shares were issued and outstanding.

On January 26, 2023, a written resolution of the shareholders of the Company was passed to approve each share in the issued and unissued share capital to be subdivided into 20,000 shares. Accordingly, all share numbers, share prices and earnings per share were adjusted within these consolidated financial statements, on a retroactive basis, to reflect this stock split.

F-68

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

Statutory reserves

In accordance with the PRC Company Law, the regulations on the Foreign Investment Enterprises established in the PRC and the PRC subsidiaries’ articles of association, the Group’s consolidated subsidiaries and VIEs registered in the PRC have to make appropriations from their after-tax profits to reserve funds including statutory surplus fund, enterprise expansion fund and employees’ benefit fund. The appropriation to the statutory surplus fund must be at least 10% of the after-tax profits. Appropriation is not required if the statutory surplus fund has reached 50% of the registered capital of the company. Appropriations to the enterprise expansion fund and employees’ benefit fund are made at the respective company’s discretion.

The statutory surplus fund and enterprise expansion fund are restricted to the offset against losses or increasing of the registered capital of the respective company. However, the balance of the statutory surplus fund must be maintained at a minimum of 25% of the capital after those usages. For the years ended December 31, 2022 and 2023, profit appropriation to statutory surplus fund for the Group’s entities incorporated in the PRC was approximately $629 and $978, respectively, and profit appropriation to enterprise expansion fund for the Group’s entities incorporated in the PRC was approximately $10 and $101, respectively.

The employees’ benefit fund is a liability in nature and is restricted to fund payments of subsistence allowance for employees, expenditure on employee education and medical expenses and medical facilities etc. None of these reserves are allowed to be transferred to the company in terms of cash dividends, loans or advances, nor can they be distributed except under liquidation. For the years ended December 31, 2022 and 2023, profit appropriation to employees’ benefit fund for the Group’s entities incorporated in the PRC was approximately $10 and $101, respectively, which was included in the balance of other payable and accrued expense (See Note 7).

13.	RELATED PARTY TRANSACTIONS

For the years ended December 31, 2022 and 2023, significant related party transactions were as follows:

Revenue from related parties and consignment deposits:

The Group provided agency services to a few immediate family members of Ms. Hu, the Controlling Shareholder, the officers and directors of the Group. For the years ended December 31, 2022 and 2023, revenues from such related parties were $98 and $84, respectively, which represented less than 0.5% of the total revenues of each year. Consignment deposits paid to these related parties were $321 and nil as of December 31, 2022 and 2023, respectively.

F-69

TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

Service fee charged by related party and amount due to related party:

Suzhou Yunqu Technologies Co., Ltd. (‘‘Suzhou Yunqu’’) is a related party which holds a valid ICP (“Internet Content Provider”) license and wholly owned by Ms. Hu. Pursuant to the Website Cooperation Agreement dated on November 28, 2022, Suzhou Yunqu agreed to offer the website operation and maintenance services for Tyfon Art Gallery Website and Tyfon Art Gallery App, which is renewable upon mutual agreement. For the year ended December 31, 2023, the service fee charged by Suzhou Yunqu was a fixed amount of $42. As of December 31, 2022 and 2023, the balance due to Suzhou Yunqu was nil and $42, respectively.

Amount due from Controlling Shareholder and related party:

	As of December 31,
	2022	2023
Due from the Controlling Shareholder	$1,158	$410
Due from an entity controlled by the Controlling Shareholder	1,469	-
Total	$2,627	$410

As part of the arrangement under Taifeng Cultural Reorganization (See Note 1), Ms. Hu and Yingtai Management (An entity controlled by Ms. Hu) agreed to return all their consideration received for the equity transactions amounting to $5,800 and $1,469 (net off any taxes and charges payable under the relevant PRC laws and regulations). During the year ended December 31, 2022, under the balance transfer arrangement, the dividend payable to Ms. Hu totaling $4,642 was used to offset the amount due from Ms. Hu of $5,800, resulting a net balance of due from Ms. Hu of $1,158 as of December 31, 2022. The balance was collected in 2023 by $748, with the remaining balance of $410 collected in the April 2024. The balance of $1,469 due from Yingtai Management, an entity controlled by Ms. Hu, has been fully collected during the year ended December 31, 2023.

Dividends declared and paid:

On June 30, 2021 and October 10, 2022, the Company declared a total dividend amounted to HK$21,997 ($2,834) and HK$21,997 ($2,802), respectively, to all shareholders. The dividends were distributed out of the Company’s additional paid-in capital as it had accumulated deficit or had inadequate retained earnings at the dividend declaration date in accordance with applicable Cayman laws and regulations.

During the year ended December 31, 2021, dividend paid to non-controlling shareholders amounted to HK$3,160 ($407). During the year ended December 31, 2022, dividend payable to Ms. Hu amounted to HK$36,920 ($4,642) has been offset with the amount due from Ms. Hu as aforementioned. As of December 31, 2022, the balance of dividend payable was $507, which was fully paid in cash in January 2023.

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TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

14.	EARNINGS PER SHARE

The calculation of the basic earnings per share attributable to ordinary shareholders of the Company is based on the following data:

	For the Year ended December 31,
	2022	2023
Numerator
Net income attributable to ordinary shareholders of the company	$12,256	$23,114
Denominator
Weighted average number of ordinary shares outstanding-basic and diluted	238,320,000	238,320,000
Basic and diluted net earnings per share attributable to ordinary shareholders	$0.051	$0.097

The weighted average number of ordinary shares for the purpose of calculating basic earnings per share has been determined on the assumption the stock split had been retrospectively adjusted from January 1, 2022.

15.	RESTRICTED NET ASSETS

Pursuant to the laws applicable to the PRC’s Foreign Investment Enterprises and local enterprises, the Group’s entities in the PRC must make appropriation from after-tax profit to non-distributable reserve funds as determined by the Board of Directors of the Company.

PRC laws and regulations permit payments of dividends by the Company’s subsidiaries and VIEs incorporated in the PRC only out of their retained earnings, if any, as determined in accordance with the PRC accounting standards and regulations. In addition, the Company’s subsidiaries and VIEs incorporated in the PRC are required to annually appropriate 10% of their net income to the statutory reserve prior to payment of any dividends, unless such reserve has reached 50% of their respective registered capital. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC.

As a result of these PRC laws and regulations and the requirement that distributions by the PRC entities can only be paid out of distributable profits computed in accordance with the PRC accounting standards and regulations, the PRC entities are restricted from transferring a portion of their net assets to the Group. Amounts restricted include paid-in capital, additional paid-in capital and the statutory reserves of the Company’s PRC subsidiaries and VIEs. As of December 31, 2022 and 2023, the total of restricted net assets was $10,040 and $11,002 respectively. Furthermore, cash transfers from the Company’s PRC subsidiaries to their parent companies outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may restrict the ability of the PRC subsidiaries and VIEs to remit sufficient foreign currency to pay dividends or other payments to the Company, or otherwise satisfy their foreign currency denominated obligations.

16.	COMMITMENTS AND CONTINGENCIES

Capital commitments

The Group’s capital commitments primarily relate to commitments on purchase of an office building. Total capital commitments contracted but not yet reflected in the consolidated financial statements amounted to $984 as of December 31, 2023. All of these capital commitments will be fulfilled in the year ending December 31, 2024.

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TYFON CULTURE HOLDINGS LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share data and otherwise noted)

Contingencies

The Group may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business, withholding taxes for third parties’ and evolving change in environment of PRC local regulations. As of December 31, 2022 and 2023, there were no legal or administrative proceedings for which a loss was probable and expected to be material to the financial statements. Additionally, there were no legal or administrative proceedings for which a reasonably possible loss would be material to the financial statements.

17.	SUBSEQUENT EVENTS

The Group evaluated subsequent events through May 23, 2024, the date of which the consolidated financial statements were issued, and the management determined that other than those that have been disclosed below and elsewhere in the consolidated financial statements, no other events that require recognition and disclosure in the consolidated financial statements.

Intention of overseas investment and joint venture

On April 8, 2024, Tyfon HK signed a Letter of Intent (“LOI”) with Ruide Consultation Limited (“Ruide”), a BVI company 100% owned by a third-party individual shareholder, for the cooperation and joint investment of HK$25,000 ($3,193) respectively in an overseas joint venture to develop and explore new markets and new customers with integrated resources of the two parties. Upon signing of the LOI, Tyfon HK paid HK$16,000 ($2,043) to Ruide as an advanced payment for the intended investment. The amount is refundable if the joint venture is failed to be established within 12 months.

Business combination agreement

On May 14, 2024, the Company entered into a Business Combination and Merger Agreement (the “Merger Agreement”) with Global Technology Acquisition Corp. I (NASDAQ: GTAC) (“GTAC”), and its wholly owned subsidiary, Global Technology Merger Sub Corporation (“Merger Sub”), both a Cayman Islands exempted company limited by shares. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of GTAC. Upon closing of the Merger, GTAC will change its name to “Tyfon Culture Inc.”, and its ordinary shares are expected to trade on the Nasdaq Capital Market under the ticker symbol “TFCI”.

F-72

Annex A

BUSINESS COMBINATION AND MERGER AGREEMENT

dated as of

May 14, 2024

by and among

Tyfon Culture Holdings Limited,

Global Technology Acquisition Corp. I

and

Global Technology Merger Sub Corporation

A-1

(continued)

A-2

(continued)

A-3

(continued)

A-4

(continued)

A-5

(continued)

A-6

MERGER AGREEMENT

This MERGER AGREEMENT (the “Agreement”), dated as of May 14, 2024 (the “Signing Date”), by and among Tyfon Culture Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”), Global Technology Acquisition Corp. I, a Cayman Islands exempted company limited by shares (the “Purchaser”), and Global Technology Merger Sub Corporation, a Cayman Islands exempted company limited by shares and wholly-owned subsidiary of the Purchaser (the “Merger Sub”).

RECITALS

WHEREAS, Purchaser is a blank check company under the United States’ federal securities laws and was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Merger Sub is a newly formed Cayman Islands exempted company and was formed for the purpose of effectuating the Merger (as defined below);

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Cayman Islands Companies Act (As Revised) (the “Cayman Companies Act”), the parties hereto desire and intend to effect a business combination transaction whereby the Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving company (as defined in the Cayman Companies Act) (the Company is hereinafter referred to for the periods from and after the Effective Time (as defined below) as the “Surviving Corporation”) and becoming a wholly owned Subsidiary of Purchaser simultaneously with the Closing (as defined below), and in connection therewith the Purchaser will change its name to “Tyfon Culture Inc.”;

WHEREAS, for U.S. Federal income tax and applicable state income purposes, (a) the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”) and (b) this Agreement is intended to constitute and hereby is adopted as a “plan of reorganization” with respect to the Merger within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder;

WHEREAS, in connection with the Closing, the Purchaser, its current directors and officers, and each of the Sponsor, its current and former officers and directors, and the Major Company Shareholders will enter into a lock-up agreement substantially in the form attached hereto as Exhibit A, whereby the shares to be issued to the Major Company Shareholders and certain shares held by the other above-listed parties shall be restricted from transfer and resale on the terms and conditions contained therein (the “Lock-up Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Purchaser and HCG Opportunity II, LLC, a Delaware limited liability company (the “Sponsor”) are entering a support agreement substantially in the form attached hereto as Exhibit B (the “Sponsor Support Agreement”) pursuant to which, among other things, the Sponsor will agree to (a) vote its Purchaser Shares in favor of the Transaction Proposals at the Purchaser Shareholders’ Meeting, (b) not redeem its Purchaser Shares; (c) forfeit all of its Purchaser Warrants, (d) waive all of its anti-dilution rights with respect to its Purchaser Founder Shares under the Purchaser Organizational Documents in relation to the Transactions contemplated hereunder; and (e) enter into the Lock-up Agreement in connection with the Closing;

A-7

WHEREAS, concurrently with the execution and delivery of this Agreement, certain Company Shareholders (the “Company Supporting Shareholders”) are entering a support agreement substantially in the form attached hereto as Exhibit C (the “Company Shareholders Support Agreement”) pursuant to which, among other things, the Company Supporting Shareholders each will agree to (a) vote its Company Shares in favor of the approval and authorization of this Agreement and the Plan of Merger and against any other transactions or proposals that would result or would be reasonably be expected to result in the failure of the Transactions from being consummated, (b) take all actions reasonably necessary to consummate the Transactions, and (c) not transfer or redeem any Company Shares or any other equity securities of the Company; and (d) enter into the Lock-up Agreement in connection with the Closing;

WHEREAS, in connection with the Closing, the Purchaser and certain of the Company Supporting Shareholders, the Sponsor, and the Purchaser’s current officers and directors will enter into an amended and restated registration rights agreement substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”);

WHEREAS, at the Closing, pursuant to the terms and conditions of the Purchaser Organizational Documents, each Purchaser Founder Share that is issued and outstanding at that time will be automatically converted into Purchaser Class A Ordinary Shares on a one-for-one basis;

WHEREAS, the board of directors of the Company has unanimously (i) determined that this Agreement, the Plan of Merger, the Merger and the Transactions are in the best interests of the Company, (ii) approved and declared it advisable for the Company to enter into this Agreement and the Plan of Merger and the execution, delivery and performance of this Agreement, the Plan of Merger and the consummation of the Transactions, and (iii) recommended the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions by the shareholders of the Company and direct that this Agreement, the Plan of Merger and the consummation of the Transactions be submitted to the shareholders of the Company for authorization and approval;

WHEREAS, the board of directors of the Purchaser has unanimously (a) determined that this Agreement, the Plan of Merger, the Merger and the Transactions are fair to, advisable and in the best interests of the Purchaser and constitute a “Business Combination” as such term is defined in the Purchaser’s Organizational Documents (as defined below), (b) approved and declared advisable this Agreement, the Plan of Merger and the execution, delivery and performance of this Agreement, the Plan of Merger and the consummation of the Transactions, (c) resolved to recommend the authorization and approval of this Agreement, the Plan of Merger and the consummation of the Transactions to the shareholders of the Purchaser, and (d) directed that this Agreement, the Plan of Merger and the consummation of the Transactions be submitted to the shareholders of the Purchaser for their authorization and approval; and

A-8

WHEREAS, (a) the board of directors of the Merger Sub has (i) determined that this Agreement, the Plan of Merger, the Merger and the consummation of the Transactions are fair to, advisable and in the best interests of Merger Sub, (ii) approved and declared it advisable for the Merger Sub to enter into this Agreement and the Plan of Merger and the execution, delivery and performance of this Agreement, the Plan of Merger and the consummation of the Transactions and (b) noted that Purchaser, as the sole shareholder of Merger Sub, has passed a special resolution approving this Agreement, the Plan of Merger and the consummation of the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties accordingly agree as follows:

Article I.
DEFINITIONS

The following terms, as used herein, have the following meanings:

“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

“Additional Purchaser SEC Documents” has the meaning given to such term in Section 5.12(a).

“Adjournment Proposal” has the meaning given to such term in Section 6.5(a)(i).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Agreement” has the meaning given to such term in the Recitals.

“Allocation Statement” has the meaning given to such term in Section 3.1.

“Alternative Proposal” has the meaning given to such term in Section 6.2.

“Alternative Transaction” has the meaning given to such term in Section 6.2.

“Anti-Corruption Laws” means all applicable U.S. and non-U.S. Laws relating to the prevention of corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act.

“Anti-Money Laundering Laws” has the meaning given to such term in Section 4.24(b).

“Arbitrator” has the meaning given to such term in Section 10.1.

“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, any relevant stock exchange, or any public, private or industry regulatory authority, whether international, national, federal, state, or local.

A-9

“Balance Sheet Date” means December 31, 2023.

“Books and Records” means all books and records, ledgers, registers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business Combination Proposal” has the meaning given to such term in Section 6.5(a)(i).

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, Cayman Islands or the PRC are authorized to close for business.

“Cayman Companies Act” has the meaning given to such term in the Recitals.

“CFC” has the meaning given to such term in Section 6.12.

“Change of Name Proposal” has the meaning given to such term in Section 6.5(a)(i).

“Closing” has the meaning given to such term in Section 2.2.

“Closing Date” has the meaning given to such term in Section 2.2.

“Closing Payment Shares” means such number of the Consideration Shares to be received by a Company Shareholder at Closing, in each case as set forth opposite of each Company Shareholder’s name in the Allocation Statement and subject to any adjustments made pursuant to Section 3.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning given to such term in the Recitals.

“Company Balance Sheet” has the meaning given to such term in Section 4.8(a).

“Company Disclosure Schedule” has the meaning given to such term in Article IV.

“Company Group” means, collectively, the Company and its Subsidiaries.

A-10

“Company Material Adverse Effect” means a change, effect, occurrence, development, fact or condition that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the assets, liabilities, financial condition, business or operations of the Company Group and its business, taken as a whole, provided, however, that “Company Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company Group operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Purchaser Parties; (vi) any matter of which Purchaser has Knowledge on the date hereof or is set forth in the Company Disclosure Schedule; (vii) any changes in applicable Laws or accounting rules or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Company; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Company Group to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures, subject to the other provisions of this definition, shall not be excluded).

“Company Share Rights” means all options, warrants, rights, or other securities (including debt instruments) to purchase, convert or exchange into Company Shares.

“Company Shares” means shares of par value $0.00005 each in the capital of the Company.

“Company Shareholder” means a holder of any Company Shares.

“Company Shareholder Approval” means a special resolution of the shareholders of the Company in accordance with the Organizational Documents of the Company and the Cayman Companies Act approving the Plan of Merger and the transactions contemplated thereby.

“Company Shareholders Support Agreement” has the meaning given to such term in the Recitals.

“Company Transaction Expenses” means (a) all fees, costs and expenses of the Company incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement and the Transaction Documents, the performance and compliance with all Transaction Documents and conditions contained herein to be performed or complied with at or prior to the Closing, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including fees, costs, expenses and disbursements of counsel, accountants, advisors and consultants of the Company (including the IR Consultant), whether paid or unpaid as of the Closing, (b) any and all filing fees payable by any member of the Company Group to the antitrust or competition Law authorities of any jurisdiction in connection with the Transactions, and (c) each of (i) the cost of the D&O Tail to be obtained pursuant to Section 8.5, (ii) the filing fees, printing costs and other out of pocket expenses incurred in connection with the preparation, filing and mailing of the Proxy/Registration Statement, as applicable, pursuant to and in accordance with the terms of this Agreement (other than Purchaser’s or the Company’s legal fees in connection therewith) and (iii) the out of pocket fees, costs and expenses incurred in connection with the arrangement of the PIPE Financing (other than Purchaser’s or the Company’s legal fees in connection therewith). For the avoidance of doubt, Company Transaction Expenses shall not include any fees, costs, or expenses incurred by the Company Shareholders.

A-11

“Computer Systems” means the software, computer hardware, firmware, networks, interfaces and related systems used by a party or any of its respective Subsidiaries in connection with the operation of their businesses.

“Consideration Shares” means such number of Purchaser Class A Ordinary Shares equal to (x) the sum of (i) $428,000,000 and (ii) fifty percent (50%) of the amount of Shared Excess Purchaser Transaction Expenses, if any, divided by (y) the Per Share Merger Consideration, rounded up to the nearest whole number.

“Contracts” means all contracts, agreements, leases, licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company and/or any of its Subsidiary is a party or by which any of its respective assets are bound, including any entered into by any Person in compliance with Section 6.1 after the date hereof and prior to the Closing.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 or any mutation of the same, including any resulting epidemics, pandemics, disease outbreaks or public health emergencies.

“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure or sequester order, guideline, recommendation or Law, or any other applicable Laws, guidelines or recommendations, in each case, by any Authority in connection with or in response to COVID-19.

“CSRC” means the China Securities Regulatory Commission.

“CSRC Filing Rules” means the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境內企業境外發行證券和上市管理試行辦法) and supporting guidelines issued by the CSRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time.

“CSRC Delay” means a delay to Closing due solely to Section 9.1(g) remaining as the only outstanding condition to Closing (except for any conditions set forth in Article IX which are, according to their terms, to be completed on the Closing Date or following the completion of the obligations set forth in Section 9.1(g)).

“CSRC Filing Report” means the filing report of the Company in relation to the Transactions, including any amendments, supplements and/or modifications thereof, submitted to the CSRC pursuant to Article 13 of the CSRC Filing Rules.

“CSRC Filing(s)” means any and all letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC, relating to or in connection with the Transactions pursuant to the CSRC Filing Rules and other applicable rules and requirements of the CSRC (including, without limitation, the CSRC Filing Report).

A-12

“Director Appointment Proposal” has the meaning given to such term in Section 6.5(a).

“D&O Indemnified Parties” has the meaning given to such term in Section 8.5.

“D&O Tail” has the meaning given to such term in Section 8.5(b).

“Effective Time” has the meaning given to such term in Section 2.2.

“Environmental Laws” shall mean all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCPA” has the meaning given to such term in Section 4.24(a).

“Financial Statements” has the meaning given to such term in Section 4.8(a).

“Founder Share Conversion” has the meaning given to such term in Section 4.8(a).

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“Indebtedness” with respect to any Person as of any time, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (c) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (d) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (e) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes” but excluding payables arising in the Ordinary Course, (f) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the Transactions in respect of any of the items in the foregoing clauses (a) through (e), and (g) all Indebtedness of another Person referred to in clauses (a) through (f) above guaranteed directly or indirectly, jointly or severally.

A-13

“Intellectual Property Right” means any and all intellectual property rights, pursuant to the Laws of any jurisdiction throughout the world, including the rights in and to the following: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) copyrightable works of authorship, expressions, designs and design registrations, including copyrights and other rights in software, author, performer and moral rights, and all registrations, applications for registration and renewals of such copyrights; (c) inventions, discoveries, trade secrets and know-how, data and database rights, confidential and proprietary information and all rights therein; and (d) patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models).

“Intended Tax Treatment” has the meaning given to such term in the Recitals.

“IPO” means the initial public offering of Purchaser pursuant to the IPO Prospectus.

“IPO Prospectus” means the prospectus of Purchaser’s offering of 17,500,000 units dated October 20, 2021 and filed with the SEC (Registration No. 333-257861).

“IR Consultant” has the meaning given to such term in Section 7.6.

“KLG” has the meaning given to such term in Section 13.15.

“Knowledge” means (i) with respect to the Company Group, the knowledge that each of the individuals listed on Section 1.01(a) of the Company Disclosure Schedule actually has, or the knowledge that any of them would have actually had following a reasonable inquiry and (ii) with respect to the Purchaser, the knowledge that each of the individuals listed on Section 1.01(b) of the Purchaser Schedules actually has, or the knowledge that any of them would have actually had following a reasonable inquiry.

“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, act, or order of general applicability of any applicable Authority, including rule or regulation promulgated thereunder.

“Liabilities” means any and all liabilities, Indebtedness, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, and whether matured or unmatured), including Tax Liabilities.

A-14

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind that secures the payment or performance of an obligation in respect of such asset (other than those created under applicable securities Laws).

“Lock-up Agreement” has the meaning given to such term in the Recitals.

“Major Company Shareholder” means a holder of a number of Company Shares, as of immediately prior to the Closing, equal to or greater than two and one-half percent (2.5%) of the outstanding Company Shares.

“Material Contracts” has the meaning given to such term in Section 4.14(a).

“Material IPs” has the meaning given to such term in Section 4.17(a).

“Material Permits” has the meaning given to such term in Section 4.15(a).

“Merger” has the meaning given to such term in the Recitals.

“Merger Sub” has the meaning given to such term in the Recitals.

“Merger Sub Share” has the meaning given to such term in Section 5.7(b).

“Nasdaq” means the Nasdaq Stock Market LLC.

“Omnibus Incentive Plan” has the meaning given to such term in Section 6.6.

“Omnibus Incentive Plan Proposal” has the meaning given to such term in Section 6.5(a)(i).

“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

“Ordinary Course” means, with respect to an action taken or refrained from being taken by a Person, that such action or omission is taken in the ordinary course of the normal day-to-day operations of such Person, including any reasonable actions taken or refrained from being taken in good faith in response to COVID-19, any COVID-19 Measures or any change in such COVID-19 Measures or interpretations whether taken prior to or following the date of this Agreement.

“Outside Closing Date” has the meaning given to such term in Section 11.1.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational or constitutional documents, in each case, as amended, restated, modified or supplemented from time to time.

“Organizational Documents Proposal” has the meaning given to such term in Section 6.5(a)(i).

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

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“PCAOB Financials” has the meaning given to such term in Section 7.2.

“Permitted Liens” means (a) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other similar Liens arising in the Ordinary Course of business that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions for which appropriate reserves have been established in accordance with GAAP, or deposits to obtain the release of such Liens; (b) Liens for Taxes not yet due and payable, or being contested in good faith by appropriate Actions for which appropriate reserves have been established in accordance with GAAP; (c) imperfections of title, easements, encumbrances, Liens or restrictions, zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Authorities that (i) are matters of record, (ii) would be discovered by a current, accurate survey or physical inspection of such real property, or (iii) do not materially interfere with the present uses of such real property; (d) non-exclusive licenses or sublicenses to Intellectual Property Rights granted to any licensee in the Ordinary Course of business; (e) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present or intended uses of such real property; (f) Liens identified in the Financial Statements; and (g) Liens on leases, subleases, easements, licenses, rights of use, rights to access and rights of way arising from the provisions of such agreements or benefiting or created by any superior estate, right or interest.

“Person” means an individual, corporation, exempted company, partnership (including a general partnership, limited partnership, exempted limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Per Share Merger Consideration” means $10.00.

“Permit” means any permit, license, approval, certificate, qualification, consent or authorization issued by an Authority.

“PFIC” has the meaning given to such term in Section 6.12.

“PIPE Financing” has the meaning given to such term in Section 6.11.

“Plan of Merger” has the meaning given to such term in Section 2.2.

“Plan” means any “employee benefit plan” as defined by Section 3(3) of ERISA, any other incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, phantom stock, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, dental, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, Contract or arrangement (whether qualified or nonqualified, written or unwritten, or subject to ERISA), which is sponsored, established, maintained or contributed to or required to be contributed to by any member of the Company Group or for which any such member has any liability, contingent or otherwise, including any “multiemployer plan,” as that term is defined in Section 3(37) of ERISA (whether qualified or nonqualified, written or unwritten, or subject to ERISA).

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“Post-Closing Officers” has the meaning given to such term in Section 8.4.

“PRC” means the People’s Republic of China.

“Previous Sponsor” has the meaning given to such term in the Recitals.

“Promissory Note” means that certain Promissory Note, dated April 24, 2024, between the Sponsor and the Purchaser.

“Prospectus” has the meaning given to such term in Section 7.4.

“Proxy Statement” means the proxy statement forming part of the Proxy/Registration Statement filed with the SEC, with respect to the Purchaser Shareholders’ Meeting and the transactions contemplated hereby, to be used for the purpose of soliciting proxies from Purchaser Shareholders to approve the transactions contemplated hereby.

“Proxy/Registration Statement” has the meaning given to such term in Section 6.5(a)(i).

“Public Shareholders” has the meaning given to such term in Section 7.4.

“Purchaser” has the meaning given to such term in the Recitals.

“Purchaser Board Recommendation” has the meaning given to such term in Section 6.5(b)(ii).

“Purchaser Class A Ordinary Shares” means the Class A ordinary shares of Purchaser, par value $0.0001 per share.

“Purchaser Founder Shares” means the Class B ordinary shares of Purchaser, par value $0.0001 per share.

“Purchaser Financial Statements” has the meaning given to such term in Section 5.12(b).

“Purchaser Insider Letter” has the meaning given to such term in the Recitals.

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“Purchaser Material Adverse Effect” means a change, effect, occurrence, development, fact or condition that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the assets, liabilities, financial condition, business or operations of the Purchaser Parties and its business, taken as a whole, or that would prevent or materially delay the Closing from happening, provided, however, that “Purchaser Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Purchaser Parties operate; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Company; (vi) any matter of which Company has Knowledge on the date hereof or otherwise disclosed in the Purchaser SEC Documents excluding any disclosures of potential future events under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are solely predictive, cautionary or forward looking in nature; (vii) any changes in applicable Laws or accounting rules or the enforcement, implementation or interpretation thereof; (viii) the announcement, pendency or completion of the transactions contemplated by this Agreement, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Purchaser Parties; (ix) any natural or man-made disaster or acts of God; or (x) any failure by the Purchaser Parties to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures, subject to the other provisions of this definition, shall not be excluded).

“Purchaser Parties” means, collectively, the Purchaser and the Merger Sub, and “Purchaser Party” means either of them.

“Purchaser Schedules” means the disclosure schedules of Purchaser Parties.

“Purchaser SEC Documents” has the meaning given to such term in Section 5.12.

“Purchaser Securities” means the Purchaser Shares, Purchaser Units and Purchaser Warrants, collectively.

“Purchaser Share Redemption” means the right of the holders of Purchaser Shares to redeem all or a portion of their Purchaser Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Organizational Documents of Purchaser and the Trust Agreement.

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“Purchaser Shareholders’ Approval” means the approval, at the Purchaser Shareholders’ Meeting where a quorum is present, of the Transaction Proposals comprising of (a) in the case of the NTA Proposal, a special resolution in accordance with the Organizational Documents of Purchaser and applicable Law requiring a resolution passed by a majority of at least two-thirds (2/3) of the holders of the issued Purchaser Shares as, being entitled to do so, vote in person or by proxy at the Purchaser Shareholders’ Meeting; (b) in the case of the Business Combination Proposal, an ordinary resolution in accordance with the Organizational Documents of Purchaser and applicable Law requiring a resolution passed by a simple majority of the holders of the issued Purchaser Shares as, being entitled to do so, vote in person or by proxy at the Purchaser Shareholders’ Meeting; (c) in the case of the Change of Name Proposal, a special resolution in accordance with the Organizational Documents of Purchaser and applicable Law requiring a resolution passed by a majority of at least two-thirds (2/3) of the holders of the issued Purchaser Shares as, being entitled to do so, vote in person or by proxy at the Purchaser Shareholders’ Meeting; (d) in the case of the Organizational Documents Proposal, a special resolution in accordance with the Organizational Documents of Purchaser and applicable Law requiring a resolution passed by a majority of at least two-thirds (2/3) of the holders of the issued Purchaser Shares as, being entitled to do so, vote in person or by proxy at the Purchaser Shareholders’ Meeting; (e) in the case of the Authorized Share Capital Proposal, an ordinary resolution in accordance with the Organizational Documents of Purchaser and applicable Law requiring a resolution passed by a simple majority of the holders of the issued Purchaser Shares as, being entitled to do so, vote in person or by proxy at the Purchaser Shareholders’ Meeting; (f) in the case of the Director Appointment Proposal, an ordinary resolution in accordance with the Organizational Documents of Purchaser and applicable Law requiring a resolution passed by a simple majority of the holders of the issued Purchaser Shares as, being entitled to do so, vote in person or by proxy at the Purchaser Shareholders’ Meeting; (g) in the case of the Nasdaq Proposal, an ordinary resolution in accordance with the Organizational Documents of Purchaser and applicable Law requiring a resolution passed by a simple majority of the holders of the issued Purchaser Shares as, being entitled to do so, vote in person or by proxy at the Purchaser Shareholders’ Meeting; (h) in the case of the Omnibus Incentive Plan Proposal, an ordinary resolution in accordance with the Organizational Documents of Purchaser and applicable Law requiring a resolution passed by a simple majority of the holders of the issued Purchaser Shares as, being entitled to do so, vote in person or by proxy at the Purchaser Shareholders’ Meeting; and (i) in the case of the Adjournment Proposal, if required, an ordinary resolution in accordance with the Organizational Documents of Purchaser and applicable Law requiring a resolution passed by a simple majority of the holders of the issued Purchaser Shares as, being entitled to do so, vote in person or by proxy at the Purchaser’s Shareholders’ Meeting.

“Purchaser Shares” means the Purchaser Founder Shares and the Purchaser Class A Ordinary Shares, as applicable.

“Purchaser Shareholders” means the holders of the Purchaser Shares.

“Purchaser Shareholders’ Meeting” has the meaning given to such term in Section 6.5(b)(i).

“Purchaser Transaction Expenses” means all fees, costs and expenses of Purchaser and Merger Sub incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the performance and compliance with all Transaction Documents and conditions contained herein to be performed or complied with at or prior to the Closing, the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including (i) fees, costs, expenses and disbursements of counsel, accountants, advisors and consultant of Purchaser and Merger Sub, (ii) unpaid as of the Closing, (iii) the Transfer Taxes, and (iv) outstanding balance on the Promissory Note.

“Purchaser Unit” means a unit of the Purchaser comprised of one Purchaser Class A Ordinary Share and one-half of one Purchaser Warrant.

“Purchaser Warrants” means the warrants to purchase one Purchaser Class A Ordinary Share at a price of $11.50 per share, subject to adjustments as described in the IPO Prospectus.

“Registration Rights Agreement” means has the meaning given to such term in the Recitals.

“Released Claims” has the meaning given to such term in Section 7.4.

“Sanctions” has the meaning given to such term in Section 4.24(d).

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“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shared Excess Purchaser Transaction Expenses” means an amount, not less than zero, equal to the difference of (x) the aggregate unpaid Purchaser Transaction Expenses minus (y) $5,000,000; provided that (x) the Shared Excess Purchaser Transaction Expenses shall not exceed $2,000,000 and (y) Shared Excess Purchaser Transaction Expenses shall not include more than $1,500,000 due under the Promissory Note.

“Shareholders’ Agreement” means (1) the First Shareholders’ Agreement, dated March 17, 2020, (2) the Second Shareholders’ Agreement, dated April 24, 2020 (the First Shareholders’ Agreement and the Second Shareholders’ Agreement, collectively, the “2020 Shareholders’ Agreements”), (3) Addendum No.1 to the 2020 Shareholders’ Agreements, dated as of December 10, 2022, and (4) Addendum No.2 to the 2020 Shareholders’ Agreements, dated as of April 25, 2024, by and among Trend Wisdom Limited, WAN Chak Lam, Ting Hu, Tyfon International Limited, Tyfon Management Limited, Wintime Cultural Management Co., Ltd., Tyfon Culture Holdings Limited, and Suzhou Yongfeng Consulting and Management Co., LTD.

“Signing Date” has the meaning given to such term in the Recitals.

“Sponsor” has the meaning given to such term in the Recitals.

“Sponsor Borne Excess Purchaser Transaction Expenses” means the sum of (i) an amount, not less than zero, equal to the difference of (x) the aggregate Purchaser Transaction Expenses minus (y) $7,000,000, plus (ii) any amounts due under the Promissory Note in excess of $1,500,000.

“Sponsor Support Agreement” has the meaning given to such term in the Recitals.

“Subsidiary” or “Subsidiaries” means one or more entities of which at least fifty percent (50%) of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person, including those controlled through a variable-interest-entity structure or other similar contractual arrangement, and those whose assets and financial results are consolidated with the net earnings of such Person and are recorded on the books of such Person for financial reporting purposes in accordance with applicable accounting principles.

“Surviving Corporation” has the meaning given to such term in the Recitals.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment and communications equipment.

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“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

“Taxing Authority” means the United States Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Transaction Documents” mean collectively, this Agreement, the Plan of Merger, the Lock-up Agreements, the Registration Rights Agreement, the Sponsor Support Agreement and any other agreements, documents or certificates entered into or delivered pursuant hereto or thereto.

“Transaction Expenses” means collectively, the Purchaser Transaction Expenses and the Company Transaction Expenses.

“Transaction Litigation” has the meaning given to such term in Section 6.10.

“Transaction Proposals” has the meaning given to such term in Section 6.5(a)(i).

“Transactions” means, collectively, the Merger and each of the other transactions contemplated by this Agreement or any of the other Transaction Documents.

“Transfer Taxes” means all transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, fees and costs (including any associated penalties and interest) incurred in connection with this Agreement.

“Trust Account” has the meaning given to such term in Section 5.9.

“Trust Agreement” means the investment management trust agreement made as of October 20, 2021 by and between the Purchaser and the Trustee.

“Trustee” means Continental Stock Transfer & Trust Company, acting as trustee pursuant to the Trust Agreement.

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“VIE Agreements” means, collectively, the Exclusive Business Cooperation Agreements entered between Suzhou Yongfeng Consulting Management Co., Ltd. and Jiangsu Taifeng Cultural Communication Co., Ltd. dated December 31, 2023; the Exclusive Option Agreements entered among Suzhou Yongfeng Consulting Management Co., Ltd., Hu Ting and Jiangsu Taifeng Cultural Communication Co., Ltd. dated December 31, 2023; the Voting Rights Proxy Agreements entered among Suzhou Yongfeng Consulting Management Co., Ltd., Hu Ting and Jiangsu Taifeng Cultural Communication Co., Ltd. dated December 31, 2023; and the Equity Pledge Agreement and the Supplemental Agreement to the Equity Pledge Agreement, both entered among Suzhou Yongfeng Consulting Management Co., Ltd., Hu Ting and Jiangsu Taifeng Cultural Communication Co., Ltd. dated December 31, 2023.

“VIE Entity” has the meaning given to such term in Section 4.7.

“WFOE” has the meaning given to such term in Section 4.7.

“Written Consent” has the meaning given to such term in Section 7.8.

“$” means U.S. dollars, the legal currency of the United States.

Article II.
MERGER

Section 2.1 Business Combination / Merger. Upon and subject to the terms and conditions set forth in this Agreement, and in accordance with the applicable provisions of the Cayman Companies Act, at the Effective Time (as defined below), (a) Merger Sub shall be merged with and into the Company; (b) the separate corporate existence of Merger Sub shall cease and the Merger Sub will be struck off the Register of Companies in the Cayman Islands; and (c) the Company shall continue as the Surviving Corporation and as a wholly-owned subsidiary of Purchaser.

Section 2.2 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with Article XI, the closing of the Merger (the “Closing”) shall take place via electronic means, on a date no later than two (2) Business Days after the satisfaction or waiver of all the conditions set forth in Article IX, or at such other place and time as the Company and the Purchaser Parties may mutually agree upon. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing, the parties hereto shall execute a plan of merger substantially in the form attached hereto as Annex 1 (the “Plan of Merger”) and the parties hereto shall cause the Merger to be consummated by filing the Plan of Merger (and other documents required under the Cayman Companies Act) with the Registrar of Companies in the Cayman Islands as provided by Section 233 of the Cayman Companies Act, on the same day as the Closing Date or such later time as specified in the Plan of Merger, in accordance with the relevant provisions of the Cayman Companies Act. The Merger shall become effective on the date the Plan of Merger is registered and upon the issuance of the certificate of merger by the Registrar of Companies of the Cayman Islands or on such later date as specified in the Plan of Merger, in accordance with the Cayman Companies Act (such date and time, the “Effective Time”). The Purchaser shall file a copy of the Purchaser Shareholders’ Approval with the Registrar of Companies in the Cayman Islands on the same day as the Closing Date (and in any event no later than fifteen days after the passing of the Purchaser Shareholders’ Approval) and (i) the Registrar of Companies in the Cayman Islands, on receiving the Purchaser Shareholders’ Approval authorizing the change of name of Purchaser from “Global Technology Acquisition Corp. I” to “Tyfon Culture Inc.” together with the fees provided under the Cayman Companies Act, and on being satisfied that the change of name conforms with Section 30 of the Cayman Companies Act, shall enter the new name and lodge the special resolution for record and shall issue a certificate of incorporation altered to reflect the change of name; (ii) file the amended and restated memorandum and articles of association of the Purchaser in the form attached hereto as Exhibit D; and (iii) notify the Registrar of Companies in the Cayman Islands of the changes in the directors and officers of the Purchaser in accordance with Section 2.4 (and within thirty days of such change).

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Section 2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Plan of Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Company and the Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of the Company and the Merger Sub set forth in this Agreement to be performed after the Effective Time.

Section 2.4 Directors and Officers.

(a) The directors and officers of Company as of immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation immediately following the Effective Time, in each case, each to hold their respective offices in accordance with the Organizational Documents of the Surviving Corporation.

(b) From and after the Effective Time, the directors and officers of the Purchaser shall comprise such Persons pursuant to Section 8.4 hereof. The parties shall take all actions necessary to ensure that, immediately following the Effective Time, the Persons so identified hold their respect offices in accordance with this Agreement and the Organizational Documents of Purchaser are duly appointed.

Section 2.5 Organizational Documents.

(a) The memorandum and articles of association of the Company in effect immediately prior to the Effective Time as amended and restated in the form annexed to the Plan of Merger shall be the memorandum and articles of association of the Surviving Corporation from and after the Effective Time until thereafter amended in accordance with their terms and under the applicable Laws.

(b) The memorandum and articles of association of the Purchaser from and after the Effective Time shall be in the form attached hereto as Exhibit E.

Section 2.6 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and the Plan of Merger, and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Merger Sub and the Company, the officers and directors of Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement and the Plan of Merger.

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Section 2.7 Section 368 Reorganization. The parties to this Agreement hereby (i) adopt this Agreement as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury Regulations, (ii) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury Regulations, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization. Each party will use commercially reasonable efforts, and agrees to cooperate with the other parties and to provide to the other parties such information and documentation as may be necessary, proper or advisable, to cause the Merger to so qualify, and will not knowingly take an action that would cause the Merger to fail to qualify, as a reorganization within the meaning of Section 368(a) of the Code. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368 of the Code.

Article III.
CONSIDERATION

Section 3.1 Allocation Statement. At least five (5) Business Days prior to the Effective Time, the Company shall deliver to the Purchaser a schedule setting forth the number of Purchaser Class A Ordinary Shares issuable to each Company Shareholder pursuant to this Agreement in respect of the Consideration Shares (the “Allocation Statement”).

Section 3.2 Conversion of Capital.

(a) Share Capital of Merger Sub. At the Effective Time, on the terms and subject to the conditions set forth herein and in the Plan of Merger, by virtue of the Merger and without any action on the part of the Purchaser, the Merger Sub, or the holders of any securities of the Company or Merger Sub, each share in the share capital of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one (1) fully paid and non-assessable ordinary share of the Surviving Corporation. Such conversion shall be effected by means of the cancellation of each of such share of the Merger Sub, in exchange for the right to receive one such ordinary share of the Surviving Corporation. Such ordinary shares of the Surviving Corporation into which the ordinary shares of Merger Sub are so converted shall be the only shares of the Surviving Corporation that are issued and outstanding immediately after the Effective Time.

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(b) Share Capital of Company. At the Effective Time, on the terms and subject to the conditions set forth herein and in the Plan of Merger, by virtue of the Merger and without any action on the part of the Purchaser, the Merger Sub, the Company or the holders of any securities of the Company or Merger Sub, each Company Share issued and outstanding immediately prior to the Effective Time, shall be cancelled and exchanged for the right to receive, without interest, the pro rata portion of the Consideration Shares as set forth in the Allocation Statement with respect to such holder of Company Shares. For avoidance of any doubt, each Company Share to be cancelled in exchange for the right to receive Consideration Shares as provided in this Section 3.2(b) shall be automatically cancelled and shall cease to exist, and from and after the Effective Time, each Company Shareholder holding such Company Shares will cease to have any rights with respect to such Company Shares, except for the right to receive Consideration Shares, without interest in accordance with this Section 3.2(b), and the right to receive any dividends or other distributions with a record date prior to the Effective Time which may have been declared by the Company and which remain unpaid at the Effective Time.

(c) Purchaser Securities. At the Effective Time, on the terms and subject to the conditions set forth herein, each Purchaser Founder Share that is issued and outstanding as of such time shall automatically convert in accordance with the terms of the Purchaser Organizational Documents into one Purchaser Class A Ordinary Share (the “Founder Share Conversion”). All of the Purchaser Founder Shares converted into Purchaser Class A Ordinary Shares shall no longer be outstanding and shall cease to exist, and each holder of such Purchaser Founder Shares shall thereafter cease to have any rights with respect to such securities.

(d) No Liability. Notwithstanding anything to the contrary in this Section 3.2, neither the Surviving Corporation nor any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the issued and outstanding securities of the Company or the Purchaser Class A Ordinary Shares shall occur (other than the issuance of additional shares of the Company or Purchaser as permitted by this Agreement or any Purchaser Share Redemption), including by reason of any reclassification, recapitalization, share subdivision (including a share consolidation), or combination, exchange, readjustment of shares, or similar transaction, or any dividend or distribution paid in kind, any amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change so that the holder of such securities would receive the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this sentence shall not be construed to permit Purchaser or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 3.3 Payment of Merger Consideration.

(a) Closing Payment Shares. Upon and subject to the terms and conditions of this Agreement and the Plan of Merger, at the Closing, Purchaser shall deliver or cause to be delivered the Closing Payment Shares, represented by book-entry, to each holder of Company Shares that have been converted into the right to receive a portion of the Consideration Shares, as set forth in the Allocation Statement.

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(b) No Fractional Shares. No certificates or scrip or book-entry credit representing fractional Purchaser Class A Ordinary Shares will be issued pursuant to the Merger, and such fractional share interests will not entitle the registered holder thereof to vote or to any rights of a shareholder of the Purchaser. In the event any holder of Company Share would otherwise be entitled to receive a fraction of a share of Purchaser Class A Ordinary Shares (after aggregating all fractional shares of Purchaser Class A Ordinary Shares issuable to such holder), such fractional shares shall be rounded such that the aggregate number of shares issuable to the Company Shareholders is equal to the Consideration Shares. The parties acknowledge that any such adjustment was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Purchaser that would otherwise be caused by the issuance of fractional shares.

(c) Lost, Stolen or Destroyed Certificates. In the event any certificates for any Company Share shall have been lost, stolen or destroyed, the Company shall deliver or cause to be delivered in exchange for such lost, stolen or destroyed certificates and for each such share, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Purchaser may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Purchaser with respect to the certificates alleged to have been lost, stolen or destroyed.

(d) Company Register of Members. At the Effective Time, the register of members of the Company shall be closed, and thereafter there shall be no further registration on the register of members of the Surviving Corporation of transfers of Company Shares that were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Company Shares issued and outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Shares except as otherwise provided for herein or by applicable Law.

(e) Withholding. Notwithstanding anything in this Agreement to the contrary, all amounts or value deliverable in connection with this Agreement shall be paid free and clear and without any deduction or withholding for Taxes, except for any amount required to be deducted and withheld with respect to the making of such payment under applicable Law. Prior to making any deduction or withholding, Purchaser shall provide or cause to be provided at least three (3) days prior written notice of such deduction or withholding to the Company, and all parties shall reasonably cooperate to reduce or eliminate any applicable withholding. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

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Article IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser Parties that each of the following representations and warranties is true, correct and complete as of the date of this Agreement (or, if such representations and warranties are made with respect to a certain date, as of such date), except as set forth in the Company’s disclosure schedule delivered by the Company to the Purchaser Parties in connection with this Agreement (the “Company Disclosure Schedule”) (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced):

Section 4.1 Corporate Existence and Power. The Company is an exempted company limited by shares duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdiction in which they were incorporated, registered or formed. The Company has all requisite power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals necessary and required to own and operate its properties and assets and to carry on its business as presently conducted, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Section 4.2 Authorization. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents (to which it is a party to) and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of Company to the extent required by their respective Organizational Documents, applicable Laws or any Contract to which it is a party or by which its securities are bound other than the Company Shareholders Approval. This Agreement has been duly executed and delivered by the Company and it constitutes, and upon their execution and delivery, the Transaction Documents (to which it is a party to) will constitute, a valid and legally binding agreement of the Company, enforceable against it in accordance with their representative terms, except as the enforceability hereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and as limited by the availability of specific performance and other equitable remedies or applicable equitable principles (whether considered in a proceeding at law or in equity).

Section 4.3 Governmental Authorization. No consent, approval or authorization of, or designation, declaration to or filing with, notice to, or any other action by or in respect of, any governmental Authority or other Person is required on the part of the Company with respect to the Company’s execution, delivery and performance of this Agreement and each Transaction Document to which it is a party or the consummation of the transactions contemplated hereby and thereby, except for (a) the filing of the Plan of Merger in accordance with the Cayman Companies Act, (b) the SEC declaration of effectiveness of the Proxy/Registration Statement, (c) the filing of this Agreement and each Transaction Document with the CSRC, and (d) any consents, approvals, authorizations, designations, declarations, filings, notices or actions, the absence of which would not be reasonably expected to, individually or in the aggregate, be material to the Company and its Subsidiaries.

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Section 4.4 Non-Contravention. The execution, delivery or performance by the Company of this Agreement or any Transaction Documents to which it is a party does not and will not (a) contravene or conflict with the organizational or constitutive documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or require any payment or reimbursement or to a loss of any material benefit relating to the business to which the Company is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or by which any of the Company Shares, or any of the Company’s assets is or may be bound or any Permit, or (d) result in the creation or imposition of any Lien on any of the Company Shares, (e) cause a loss of any material benefit relating to the business to which the Company is entitled under any provision of any Permit or Contract binding upon the Company, or (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company’s material assets, in the cases of (a) to (f), other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect.

Section 4.5 Capital Structure. The Company has an authorized capital of $50,000.00, divided into 1,000,000,000 ordinary shares, par value of $0.00005 each, 238,320,000 of which have been issued and are outstanding, as of the date hereof. Except as set forth in the preceding sentence, no other shares or other voting securities of the Company are issued, reserved for issuance or outstanding. No Company Share is held in its treasury. All of the issued and outstanding Company Shares have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any pre-emptive rights or have been issued in violation of any pre-emptive right, right of first refusal or similar rights of any Person. There are no: (a) outstanding Company Share Rights; (b) outstanding subscriptions, options, warrants, rights (including phantom stock rights), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance, exchange, transfer or sale of any share of the Company, or (c) to the Knowledge of the Company, agreements with respect to any of the Company Shares, including any voting trust, other voting agreement or proxy with respect thereto other than the VIE Agreements. To the Company’s knowledge, all Company Shares are owned free and clear of all Liens other than those arising under the VIE Agreements.

Section 4.6 Organizational Documents. The Company has not taken any action in violation or derogation of its Organizational Documents, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company has delivered to Purchaser a true, correct and complete copy of its Organizational Documents in effect as of the date of this Agreement.

Section 4.7 Subsidiaries. Section 4.7 of the Company Disclosure Schedule sets forth the corporate details of each Subsidiary of the Company. (i) All of the issued and outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, duly registered and non-assessable (if applicable), were offered, sold and delivered in material compliance with all applicable securities Laws, and are owned or controlled through the VIE Agreements by the Company or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents); and (ii) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any shares or other equity interests in or of any Subsidiary of the Company. Tyfon Culture (Hong Kong) Limited is the legal and beneficial owner of one hundred percent (100%) of the issued and outstanding equity interests of Suzhou Yongfeng Consulting Management Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise in accordance with the laws of the PRC. There are no outstanding equity securities of the WFOE or any Contract to directly or indirectly purchase or acquire any equity securities of the WFOE. The WFOE is a party to the VIE Agreements with Jiangsu Taifeng Cultural Communication Co., Ltd. (“VIE Entity”) and the registered shareholder of the VIE Entity, Hu Ting, pursuant to which the economic benefits of the VIE Entity are payable to the WFOE directly or indirectly, and the VIE Entity is contractually controlled directly or indirectly by the WFOE.

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Section 4.8 Financial Statements.

(a) Section 4.8 of the Company Disclosure Schedule includes unaudited consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2022 and 2023, consisting of the unaudited audited balance sheets as of such dates (the “Company Balance Sheet”), the unaudited income statements for the twelve (12) month periods ended on such dates, and the unaudited cash flow statements for the twelve (12) month periods ended on such dates (collectively, the “Financial Statements”).

(b) The Financial Statements or similar reports, which are required to be included in the Proxy/Registration Statement or any other filings to be made by the Company with the SEC in connection with the transactions contemplated by this Agreement or any Transaction Document (the financial statements described in this sentence, which the parties acknowledge shall, solely consist of the Financial Statements and the PCAOB Financials, along with any unaudited financial statements as of and for the applicable interim periods if required to be delivered in accordance with Section 6.5) when delivered in accordance with Section 6.5, (i) will fairly present in all material respects the financial position of the Company as at the respective date(s) thereof, and the results of its operations, stockholders’ deficit and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments and the absence of footnotes), (ii) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes) and (iii) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the date of such delivery (including Regulation S-X or Regulation S-K, as applicable).

(c) The Company Balance Sheet accurately reflects in all material respects the outstanding Indebtedness of the Company as of the date thereof. Except (i) as set forth in the Financial Statements, (ii) for Liabilities incurred in the Ordinary Course of business since the Balance Sheet Date (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Transaction Documents, the performance of their respective covenants or agreements in this Agreement or any Transaction Document or the consummation of the transactions contemplated hereby or thereby, (iv) for executory obligations under contracts to which any member of the Company Group is a party (other than Liabilities for breach thereof), and (v) for Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole, no member of the Company Group has any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

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(d) Since the incorporation of the Company, the Company has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Company to the Company’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of the Company Group to the Company’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company. The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.

(e) The Company Group maintains, in all material respects, accurate and complete books and records in accordance with applicable Laws reflecting the assets and Liabilities of the Company Group, and maintains, in all material respects, proper and adequate internal accounting controls that are designed to provide reasonable assurance that (i) transactions are executed with management’s authorization and (ii) transactions are recorded as necessary to permit preparation of the Financial Statements and to maintain accountability for the Company Group’s assets and Liabilities.

(f) The independent auditor for the Company, with respect to its report included in the PCAOB Financials, is an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC and the PCAOB.

Section 4.9 Undisclosed Liabilities. As of the date hereof, the Company Group has no liability, debt or obligation, required to be accrued or specifically reserved against on a balance sheet prepared in accordance with GAAP, except for Liabilities, debts or obligations (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the Balance Sheet Date in the ordinary course of business of the Company Group, (c) arising under this Agreement and/or the performance by the Company Group of their obligations hereunder, including Company Transaction Expenses, (d) disclosed on Section 4.9 of the Company Disclosure Schedule, (e) that will be discharged or paid off prior to or at the Closing or (f) that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.10 Books and Records. All Contracts, Financial Statements, Organizational Documents, and Plans delivered to the Purchaser Parties by or on behalf of the Company are true and authentic in all material respects. The Books and Records reflect fairly in all material respects the transactions and dispositions of assets of and the providing of services by the Company Group. All accounts, books and ledgers of the Company have been kept in the ordinary course consistent with past practice.

Section 4.11 Absence of Certain Changes. Since the Balance Sheet Date, the Company has conducted the business in the Ordinary Course consistent with past practices. Without limiting the generality of the foregoing, since the Balance Sheet Date, there has not been:

(a) any Company Material Adverse Effect;

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(b) (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or share capital or other equity interests in the Company; (ii) any issuance by the Company of shares or of shares of capital stock or other equity interests in the Company, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company of any outstanding shares or shares of capital stock or other equity interests;

(c) any creation or other incurrence of any material Lien other than Permitted Liens on the Company Shares or any of the Company’s material assets;

(d) any sale, transfer, lease to others or otherwise disposition of any assets by the Company with a value in excess of $1,000,000 individually or $2,000,000 in the aggregate, except for inventory, licenses or services sold in the Ordinary Course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its business;

(e) (i) any amendment to or termination of any Material Contract, (ii) any amendment to any material license or material permit from any Authority held by the Company Group, (iii) any receipt of any notice of termination of any of the items referenced in (i) and (ii); and (iv) a material default by the Company Group under any Material Contract, or any material license or material permit from any Authority held by the Company, other than in the cases of each of clauses (i) through (iv), as provided for in this Agreement or the transactions contemplated hereunder or as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect;

(f) other than in the Ordinary Course of business, any capital expenditure by the Company in excess of $1,000,000 per one transaction or entering into any lease of capital equipment or property under which the annual lease charges exceed $2,000,000 in the aggregate by the Company;

(g) any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property or suffering of any actual litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property, other than as would not be reasonably expected to, individually or in the aggregate, have a Company Material Adverse Effect;

(h) any loan of any monies to any Person or guarantee of any obligations of any Person by the Company, other than accounts payable and accrued liabilities in the Ordinary Course of business consistent with past business;

(i) except as required by the appliable accounting principles and standards, any material change in the accounting methods or practices (including, any change in depreciation or amortization policies or rates) of the Company or any material revaluation of any of the material assets of the Company;

(j) any material amendment to the Company’s Organizational Documents, or any engagement by the Company in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction, other than as provided for in this Agreement or the transactions contemplated hereunder;

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(k) any material Tax election made by the Company outside of the Ordinary Course of business consistent with past practice, or any material Tax election changed or revoked by the Company; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company Group; any annual Tax accounting period changed by the Company; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax (other than an ordinary commercial agreement the principal purpose of which does not relate to Taxes) entered into by the Company Group; or any right to claim a material Tax refund surrendered by the Company; or

(l) any undertaking of any legally binding obligation to do any of the foregoing.

Section 4.12 Properties; Title to the Company’s Assets.

(a) The material Tangible Personal Properties of the Company Group have no material defects, are in good operating condition (ordinary wear and tear excepted), have been properly maintained, and are suitable for their present uses.

(b) The Company has legal and valid title in and to, or in the case of the leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Company Balance Sheet or acquired after Balance Sheet Date, other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company to operate its business immediately after the Closing in the same manner as the business of the Company Group is currently being conducted.

Section 4.13 Litigation. There is no Action pending against, or to the Company’s knowledge threatened against or affecting, the Company, any of its officers or directors, its business, or any Company Shares, or any of the Company’s assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Transaction Documents, other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. There are no outstanding judgments against the Company that would reasonably to be expected to, individually or in the aggregate, have a Company Material Adverse Effect on the ability of the Company to enter into and perform its obligations under this Agreement. The Company is not, and has not been in the past five (5) years, subject to any proceeding with any Authority, other than as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 4.14 Contracts.

(a) Section 4.14(a) of Company Disclosure Schedule lists all material Contracts to which the Company is a party and which are currently in effect and constitute the following (collectively, the “Material Contracts”):

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company Group of $1,000,000 or more (other than standard purchase and sale orders entered into in the Ordinary Course of business consistent with past practice);

(ii) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company Group or other Person, under which the Company Group (A) has continuing obligations for payment of annual compensation of at least $500,000 (other than oral arrangements for at-will employment), (B) has material severance or post termination obligations to such Person, or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company Group;

(iii) all Contracts creating a material joint venture, strategic alliance, limited liability company and partnership agreements to which the Company Group is a party;

(iv) all Contracts relating to any material acquisitions or dispositions of assets by the Company Group in excess of $1,000,000;

(v) all Contracts for material licensing agreements, including Contracts licensing Intellectual Property Rights, other than (i) “shrink wrap” licenses, and (ii) non-exclusive licenses granted in the Ordinary Course of business;

(vi) all Contracts restricting the conduct of the Company Group or limiting the freedom of the Company Group to compete in any line of business or with any Person or in any geographic area;

(vii) all Contracts providing for material guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company Group, excluding standard indemnification provisions in Contracts entered in the Ordinary Course of business;

(viii) all Contracts with or pertaining to the Company Group to which any 10% Company Shareholder is a party (other than Organizational Documents);

(ix) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company Group holds a leasehold interest and which involve payments to the lessor thereunder in excess of $1,000,000 per year;

(x) all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit, except any such Contract with an aggregate outstanding principal amount not exceeding $1,000,000;

(xi) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents to which the Company is a party, where such termination would have a material effect on the Company;

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(xii) any Contract relating to the voting or control of the equity interests of the Company Group or the election of directors of the Company (other than the Organizational Documents of the Company Group);

(xiii) the VIE Agreements; and

(xiv) any Contract or Plan for which any of the benefits, compensation or payments (or the vesting thereof) with respect to a director, officer, employee or consultant of a member of Company Group will be materially increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement.

(b) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Material Contract is a valid and binding agreement, and is in full force and effect, and neither the Company Group nor, to the Company Group’s knowledge, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract, and (ii) the Company Group has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto.

(c) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, none of the execution, delivery or performance by the Company of this Agreement or Transaction Documents to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company or to a loss of any material benefit to which the Company is entitled under any provision of any Material Contract.

(d) Except would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

Section 4.15 Licenses and Permits,

(a) Section 4.15 of the Company Disclosure Schedule correctly lists each material Permit required for the Company Group’s business or the Company’s ability to own, lease or operate its properties and assets as required for its business, as currently conducted, except where the failure to hold the same would not result in a Company Material Adverse Effect (the “Material Permits”). Other than as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company has all Material Permits necessary to operate its business.

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(b) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, to the Knowledge of the Company, such Material Permits are (i) valid and in full force and effect, (ii) none of the Material Permits will, be terminated or impaired or become terminable as a result of the transactions contemplated hereby, and (iii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Company Group.

Section 4.16 Compliance with Laws. Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, the Company Group is not in violation of, in the past five (5) years has not violated, and to the Company Group’s knowledge, is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign.

Section 4.17 Intellectual Property Rights.

(a) Section 4.17 of the Company Disclosure Schedule sets forth a true, correct and complete list of the following Intellectual Property Rights owned, leased or licensed by the Company Group: (i) registered Intellectual Property Rights and applications for registrations of other Intellectual Property Rights; (ii) all Contracts to license third party Intellectual Property Rights that are material to the business of the Company Group as currently conducted (other than unmodified, commercially available, “off-the-shelf” software with a replacement cost and/or aggregate annual license and maintenance fees of less than $1,000,000); and (iii) any other Intellectual Property Rights owned by the Company or any Subsidiary that is material to the business of the Company Group and would have a replacement cost of more than $1,000,000 (collectively, the “Material IPs”).

(b) Within the past five (5) years, to the Knowledge of the Company, the Company Group has not been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights, and the Company has no knowledge of any other claim of infringement by the Company, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights of the Company Group.

(c) The Company and its Subsidiaries own or have a valid and enforceable right to use any and all Material IPs used or held for use in, or otherwise necessary for, the conduct of the business of the Company and its Subsidiaries as currently conducted. Except as would not have a Company Material Adverse Effect and to the Knowledge of the Company, the current use by the Company Group of the Intellectual Property Rights does not infringe, and will not infringe, the rights of any other Person in any material respect.

(d) All employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any material copyrights, patents or trade secrets on behalf of the Company Group or any predecessor in interest thereto, to the Knowledge of the Company, either: (i) is a party to a “work-for-hire” agreement under which the Company is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company (or such predecessor in interest, as applicable) all right, title and interest in such material.

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(e) Except as would not have a Company Material Adverse Effect, the execution, delivery or performance by the Company of this Agreement or any of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby will not cause any material item of Intellectual Property Rights owned, licensed, used or held for use by the Company immediately prior to the Closing to not be owned, licensed or available for use by the Company on substantially the same terms and conditions immediately following the Closing in any material respect.

(f) The Company has taken reasonable measures to safeguard and maintain the confidentiality and value of all trade secrets and other items of Intellectual Property Rights owned by the Company that are confidential and all other confidential information, data and materials licensed by the Company or otherwise used in the operation of its business. Without limiting the foregoing, the Company has not disclosed any material trade secrets or know-how to any other Person unless such disclosure was under a written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure. To the Company’s knowledge there has been no violation or unauthorized access to or disclosure of any material trade secrets, know-how or confidential information of or in the possession of any member of the Company Group or of any written obligations with respect to any of the foregoing.

(g) No material Intellectual Property Rights owned by the Company, and to the Company’s knowledge, no other Intellectual Property Rights owned by the Company, is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by any of the members of the Company Group or affects the validity, use or enforceability of any such Intellectual Property Rights, other than as would not be reasonably expected to, individually or in the aggregate, be material to the Company.

(h) To the Company’s knowledge, no Person is infringing, misappropriating, or otherwise violating in any material respect any Intellectual Property Rights owned by the Company. The Company has not made any written claims against any Person alleging infringement, misappropriation, or other violation of material Intellectual Property Rights owned by the Company.

(i) To the Company’s knowledge, each member of the Company Group has obtained, possesses and is in compliance with valid licenses to use all of the software present on the computers and other software-enabled electronic devices that it owns or leases or that is otherwise used by such member of the Company Group and/or its employees in connection with such member of the Company Group business, other than as would not be reasonably expected to, individually or in the aggregate, be material to the Company.

Section 4.18 Employees. No member of the Company Group is a party to, subject to, or has any obligation (contingent or otherwise) under any employment contract, consulting agreement, staff augmentation agreement or other Plan restricting the activities of the Company. For the past three (3) years, there has not been, and there is no pending or, to the Company’s knowledge, threatened, labor strike, dispute, walkout, work stoppage, slowdown or lockout involving the Company Group.

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Section 4.19 Employee Matters.

(a) Except as would not have a Company Material Adverse Effect, to the Knowledge of the Company Group, no current employee of the Company Group, in the Ordinary Course of his or her duties, has breached any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and the Company is not a party to any collective bargaining agreement, does not have any material labor relations disputes, and there is no pending representation question or union organizing activity respecting employees of any member of the Company Group.

(b) Each member of the Company Group is, and for the past three (3) years has been, in compliance in all material respects with all applicable Laws and regulations respecting labor and employment matters, including fair employment practices, pay equity, the classification of independent contractors, the classification of employees as exempt or non-exempt for wage and hour purposes, workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, accommodation of disabilities, discrimination, harassment, whistleblowing, retaliation, affirmative action, background checks, prevailing wages, terms and conditions of employment, child labor, reductions in force, employee leave and wages and hours, including payment of minimum wages and overtime. No member of the Company Group is delinquent in any material payments to any employee or independent contractor or other service providers for any wages, salaries, commissions, bonuses, severance, fees or other direct compensation due with respect to any services performed for it or material amounts required to be reimbursed to such employees or independent contractor or other service providers.

(c) In the last three (3) years, (i) none of the members of the Company Group (A) has, or has had, any material Liability for any arrears of wages, employee benefits or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or has incurred any penalty or other sums for failure to comply with any of the foregoing, and (B) has or has had, any material Liability for any failure to pay into any trust or other fund governed by or maintained by or on behalf of any governmental Authority with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any member of the Company Group (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) except as would not result in a material Liability to the Company Group, the members of the Company Group have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each member of the Company Group.

(d) Except as set forth on Section 4.19(d) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the payment, vesting, or acceleration of any benefit or obligation to fund any benefit, and neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.

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Section 4.20 Tax Matters.

(a) All material Tax Returns required to be filed by or with respect to the Company have been filed within the requisite period (taking into account any extensions) and such Tax Returns are true, correct and complete in all material respects. All material Taxes due and payable by the Company have been or will be paid in a timely fashion or have been accrued for on the Financial Statements. No material deficiencies for any Taxes that are currently outstanding with respect to any Tax Returns of the Company have been asserted in writing by, and no written notice of any action, audit, assessment or other proceeding, in each case that is currently pending, with respect to such Tax Returns or any Taxes of the Company has been received from, any Taxing Authority, and no dispute or assessment relating to such Tax Returns or such Taxes with any such Taxing authority is currently outstanding. The Company has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment, other than any such actions, facts or circumstances contemplated by this Agreement and the other Transaction Documents.

(b) There are no Liens for Taxes (other than Permitted Liens) on any assets of the Company Group.

(c) In the past three (3) years, no written claims have been received by any member of the Company Group from any Taxing Authority in a jurisdiction where a member of the Company Group does not file Tax Returns that such member of the Company Group is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(d) No member of the Company Group is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and no member of the Company Group is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(e) No member of the Company Group has taken any action, has omitted to take any action, or has any knowledge of any fact or circumstance, the taking, omission, or existence of which, as the case may be, would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment, other than any such actions, facts or circumstances contemplated by this Agreement and the other Transaction Documents.

Section 4.21 Environmental Laws.

(a) Except as would not have a Company Material Adverse Effect, the Company Group is in compliance with the applicable Environmental Laws in the relevant jurisdictions where it conducts business.

(b) Except as would not have a Company Material Adverse Effect, none of the members of the Company Group has received any written notice or communication from any governmental Authority or any other Person regarding any actual, alleged, or potential violation in any respect of, or a failure to comply in any respect with, any applicable Environmental Laws.

(c) There is (and during the last five (5) years there has been) no proceeding pending or, to the Company’s knowledge, threatened in writing against any member of the Company Group pursuant to applicable Environmental Laws.

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Section 4.22 Insurance. Section 4.22 of the Company Disclosure Schedule sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any member of the Company Group as of the date of this Agreement. All such policies are in full force and effect, and all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement. As of the date of this Agreement, no claim by any member of the Company Group is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company Group, taken as a whole.

Section 4.23 Data Privacy and Security.

(a) Each member of the Company Group is and during the last five (5) years has been in compliance in all material respects with all applicable cybersecurity, data security and personal information protection Laws and contractual obligations entered into by a member of the Company Group relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure, or transfer of personal data, including without limitation any applicable Laws relating to transferring personal information and other data outside of PRC.

(b) As of the date of this Agreement, the Company has not received notice of any pending proceedings, nor has there been any material proceedings against any member of the Company Group initiated by (i) any Person; (ii) the United States Federal Trade Commission, any state attorney general, the Cyberspace Administration of China (including its local counterparts), China’s Ministry of Industry and Information Technology (including its local counterparts) or similar state official or any other governmental authority (whether in the United States, Cayman Islands or PRC); or (iii) any other governmental Authority, in each case, alleging that any processing of personal data by or on behalf of a member of the Company Group is in violation of any requirements under Section 4.23(a).

(c) During the last five (5) years (i) there has been no material unauthorized processing of personal data in the possession or control of any member of the Company Group and/or any of the service providers of any member of the Company Group, (ii) to the Company’s knowledge, there have been no material unauthorized intrusions or breaches of security into any of the IT systems under the control of any member of the Company Group, and (iii) to the Knowledge of the Company, no member of the Company Group has experienced any security risk or incident that triggers the breach notification obligation under the applicable cybersecurity, data security and personal information protection Laws or has actually made such breach notification.

(d) Each member of the Company Group owns or has a binding Contract in place to use the IT systems as necessary to operate the business of such member of the Company Group as currently conducted in all material respects.

(e) Each member of the Company Group has implemented and established data safeguards against the destruction, loss, damage, corruption, alteration, loss of integrity, commingling or unauthorized access, acquisition, use, disclosure or other processing of personal data that are consistent with industry standards and the requirements of applicable Law in all material respects. Each member of the Company Group maintains backups of all data used to conduct the business of such member of the Company Group at a reasonable frequency.

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(f) To Company’s knowledge, the Computer Systems owned or operated by the Company Group, do not contain any “time bomb,” “Trojan horse,” “back door,” “worm,” virus, bug, errors, malware, spyware, or other device or code intended to disable, disrupt or harm the Computer Systems, or would materially disrupt the business or operations of the Company Group.

Section 4.24 Compliance with International Trade, Anti-Money Laundering & Anti-Corruption Laws.

(a) In the last five (5) years, neither the Company, its Subsidiaries, nor any of their respective directors or officers, and, to the Knowledge of the Company, employees or other representatives acting on their behalf, has, directly or indirectly, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) promised, offered, authorized, made or agreed to make any unlawful payment or promised, offered, authorized, provided or agreed to provide anything of value, including any contribution, gift, bribe, rebate, payoff, influence payment, or kickback, to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of any Anti-Corruption Law, the Criminal Law of the People’s Republic of China and the Anti-Unfair Competition Law of the People’s Republic of China. In the last five (5) years, neither the Company, its Subsidiaries, nor any of their respective directors or officers, and, to the Knowledge of the Company, employees or other representatives acting on their behalf, has promised, offered, authorized, given or agreed to give any unlawful gift, similar unlawful benefit or anything of value in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or its Subsidiaries or assist in connection with any actual or proposed transaction, in violation of any provision of any Anti-Corruption Law, the Criminal Law of the People’s Republic of China and the Anti-Unfair Competition Law of the People’s Republic of China. No Action with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened in writing against the Company or its Subsidiaries.

(b) In the past five (5) years, none of the Company, its Subsidiaries, nor any of their respective directors or officers, and to the Knowledge of the Company, employees or other representatives acting on their behalf, have violated the Laws of any applicable jurisdiction governing money laundering, financial recordkeeping and reporting requirements (“Anti-Money Laundering Laws”).

(c) The Company and its Subsidiaries have, and for the past five (5) years have maintained, operational and effective internal controls intended to detect, prevent and deter violations of anti-terrorism Laws and Anti-Money Laundering Laws.

(d) In the past five (5) years, neither the Company nor its Subsidiaries have conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Authority with respect to any alleged or suspected act or omission arising under or relating to any potential noncompliance with any applicable anti-terrorism Laws, Anti-Money Laundering Law or Anti-Corruption Law.

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(e) In the past five (5) years, neither the Company, its Subsidiaries, nor any of their respective directors or officers, and, to the Knowledge of the Company, employees or other representatives acting on their behalf, has received any written notice, request or citation from any Authority for any actual or potential noncompliance with any applicable anti-terrorism Laws, Anti-Money Laundering Law or Anti-Corruption Law, or is otherwise aware of any pending investigation by any Authority into actual or potential noncompliance with any applicable anti-terrorism Law, Anti-Money Laundering Law or Anti-Corruption Law.

(f) The Company and its Subsidiaries maintain, and for the past five (5) years have maintained, books and records in material compliance with all applicable Anti-Money Laundering Laws.

(g) Neither the Company, its Subsidiaries nor any of their respective directors or officers, or, to the Knowledge of the Company, any other representative acting on behalf of the Company or its Subsidiaries, is currently identified on the Specially Designated Nationals and Blocked Persons List or other sanctions-related persons list, owned or controlled by such a person, otherwise the target of sanctions administered by the U.S. Government, including the Office of Foreign Assets Control of the United States Treasury Department, the United States Department of State, the sanctions lists adopted by the United Nations, the European Union or the United Kingdom to such extent such sanctions are extended by a United Kingdom Authority to the Cayman Islands by virtue of Order in Council passed by a United Kingdom Authority, or any other relevant sanctions authorities (collectively, “Sanctions”), or operating, organized, or resident in a country or territory that is the target of United States sanctions, and the Company has not in the last five (5) years, directly or, to its knowledge indirectly, loaned, contributed or otherwise made available funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any country or territory that is the target of Sanctions or for the purpose of financing the activities of any Person that is the target of Sanctions, or has otherwise been in violation of Sanctions.

Section 4.25 Finders’ Fees. With respect to the transactions contemplated by this Agreement, except for CMD Global Partners, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of Affiliates who would reasonably be expected to be entitled to any fee or commission from the Purchaser upon consummation of the transactions contemplated by this Agreement.

Section 4.26 Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

Section 4.27 Information Supplied. None of the information about the Company included in the Proxy/Registration Statement or supplied or to be supplied by or on behalf of the Company Group in writing expressly for inclusion or incorporation by reference in the Proxy/Registration Statement will, at the time the Proxy/Registration Statement is declared effective, at the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to the Purchaser Shareholders, or at the time of the Purchaser Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company).

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Section 4.28 Company Board Approval. The board of directors of the Company has unanimously determined that (i) the consummation of the Transactions (including the Merger) is in the best interest of the Company and the Company Shareholders, and (ii) recommend that the Company Shareholders adopt and approve this Agreement, the other Transaction Documents and the Transactions.

Section 4.29 Exclusivity of Representations or Warranties. Except as otherwise expressly provided in this Article IV (as may be modified by the Company Disclosure Schedule), the Company hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to the Company and its Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Purchaser Parties, their Affiliates or any of their respective representatives by, or on behalf of, the Company and its Affiliates, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement (as may be modified by the Company Disclosure Schedule), neither the Company nor any other Person on behalf thereof has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Purchaser Parties, or their Affiliates or any of their respective representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company Group (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any presentation or in any other information made available to the Purchaser Parties, or their Affiliates or any of their representatives or any other Person, and any such representations or warranties are expressly disclaimed.

Section 4.30 No Outside Reliance. Notwithstanding anything contained in this Agreement, the Company Group and its equityholders, partners, investors, members and representatives, has made their own investigation of the Purchaser Parties and their respective Subsidiaries and that neither the Purchaser Parties nor any of their Affiliates, agents, advisors or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Purchaser in Article V, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Purchaser Parties or any of their Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in SEC filings or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by the Company Group or its representatives) or reviewed by the Company Group otherwise) or management presentations that have been or shall hereafter be provided to the Company Group or any of its Affiliates, agents, advisors or representatives are not and will not be deemed to be representations or warranties of the Purchaser Parties, any of their Subsidiaries, or shareholders of the Purchaser, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing. Except as otherwise expressly set forth in this Agreement, the Company Group understands and agrees that any assets, properties and business of the Purchaser Parties and any of their Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article V, with all faults and without any other representation or warranty of any nature whatsoever.

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Article V.
REPRESENTATIONS AND WARRANTIES OF PURCHASER PARTIES

Except as set forth in the Purchaser Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent) or in the Purchaser SEC Documents filed or furnished by Purchaser prior to the date hereof (excluding (x) any disclosures in such Purchaser SEC Documents under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature and (y) any exhibits or other documents appended thereto), Purchaser Parties represent and warrant to the Company as follows:

Section 5.1 Corporate Existence and Power. Each of Purchaser and Merger Sub is an exempted company limited by shares duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. Each of the Purchaser Parties has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

Section 5.2 Authorization. The execution, delivery and performance by the Purchaser Parties of this Agreement and the Transaction Documents (to which it is a party to) and the consummation by the Purchaser Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Purchaser Parties and have been duly authorized by all necessary corporate action on the part of Purchaser Parties to the extent required by their respective Organizational Documents, applicable Laws or any Contract to which it is a party or by which its securities are bound other than the Purchaser Shareholders’ Approval. This Agreement has been duly executed and delivered by the Purchaser Parties and it constitutes, and upon their execution and delivery, the Transaction Documents (to which it is a party to) will constitute, a valid and legally binding agreement of the Purchaser Parties, enforceable against them in accordance with their representative terms, except as the enforceability hereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and as limited by the availability of specific performance and other equitable remedies or applicable equitable principles (whether considered in a proceeding at law or in equity).

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Section 5.3 Governmental Authorization. No consent, approval or authorization of, or designation, declaration to or filing with, notice to, or any other action by or in respect of, any governmental Authority or other Person is required on the part of the Purchaser Parties with respect to their execution, delivery and performance of this Agreement and each Transaction Document to which it is a party or the consummation of the transactions contemplated hereby and thereby, except for (a) the filing of the Plan of Merger in accordance with the Cayman Companies Act, (b) the SEC declaration of effectiveness of the Proxy/Registration Statement, and (c) any consents, approvals, authorizations, designations, declarations, filings, notices or actions, the absence of which would not reasonably be expected to be, individually or in the aggregate, material to the Purchaser Parties, taken as a whole.

Section 5.4 Non-Contravention. The execution, delivery or performance by the Purchaser Parties of this Agreement or any Transaction Documents to which it is a party does not and will not (a) contravene or conflict with the organizational or constitutive documents of the Purchaser Parties, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Purchaser Parties, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Purchaser Parties or require any payment or reimbursement or to a loss of any material benefit relating to the business to which the Company is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Purchaser Parties or by which any of the Purchaser Shares, or any of the assets of the Purchaser Parties is or may be bound or any Permit, or (d) result in the creation or imposition of any Lien on any of the Purchaser Shares, (e) cause a loss of any material benefit relating to its business to which the Purchaser Parties is entitled under any provision of any Permit or Contract binding upon the Purchaser Parties, or (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Purchaser Parties’ material assets, in the cases of (a) to (d), other than as would not be reasonably expected to, individually or in the aggregate, have a Purchaser Material Adverse Effect.

Section 5.5 Finders’ Fees. There is no other investment banker, broker, funder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser or their Affiliates who would reasonably be expected to be entitled to any fee or commission from the Company, or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Transaction Documents.

Section 5.6 Issuance of Shares. The Consideration Shares, when issued in accordance with this Agreement, the Plan of Merger and the Purchaser’s Organizational Documents, will be duly authorized and validly issued, and will be fully paid and nonassessable.

Section 5.7 Capitalization.

(a) At the date of this Agreement, the authorized share capital of Purchaser consists of $22,100 divided into 200,000,000 Purchaser Class A Ordinary Shares and 20,000,000 Purchaser Founder Shares and 1,000,000 preference shares of a par value of US$0.0001 each. 7,089,996 Purchaser Shares have been issued and outstanding as of the date hereof (without giving effect to the Purchaser Share Redemptions, the PIPE Financing or the Founder Share Conversion), 3,700,000 of which are Purchaser Founder Shares and 3,389,996 of which are Purchaser Class A Ordinary Shares (assuming the separation of all outstanding Purchaser Units). At the date of this Agreement 20,500,000 Purchaser Warrants are outstanding (assuming the separation of all outstanding Purchaser Units). Except as set forth in the preceding sentences, no other shares or other voting securities of Purchaser are issued, reserved for issuance or outstanding. All issued and outstanding Purchaser Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Cayman Islands Law, the Purchaser’s Organizational Documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in the Purchaser’s Organizational Documents and as described in the IPO Prospectus, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any Purchaser Shares or any capital equity of Purchaser. Other than as described in the IPO Prospectus, there are no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

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(b) The authorized share capital of Merger Sub is $50,000 divided into 50,000 ordinary shares, par value $1.00 per share (the “Merger Sub Shares”) of which one Merger Sub Share is issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding of Merger Sub Share(s) are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Cayman Islands Law, the Merger Sub’s Organizational Documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in the Merger Sub’s Organizational Documents, there are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any Merger Sub Share(s) or any share capital or equity of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

Section 5.8 Information Supplied. None of the information about any Purchaser Party included in the Proxy/Registration Statement or supplied or to be supplied by any Purchaser Party in writing expressly for inclusion or incorporation by reference in the Proxy/Registration Statement will, at the time the Proxy/Registration Statement is declared effective, at the time the Proxy/Registration Statement (or any amendment thereof or supplement thereto) is first mailed to the Purchaser Shareholders, or at the time of the Purchaser Shareholder Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Purchaser or that is included in the Purchaser SEC Documents).

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Section 5.9 Trust Account. As of May 10, 2024, the Purchaser had at least $23,473,560 in the trust fund established by the Purchaser for the benefit of its public shareholders in a United States-based account (the “Trust Account”), which is established and maintained by the Trustee, and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Trust Agreement. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Purchaser SEC Documents to be inaccurate or that would entitle any Person (other than Purchaser Shareholders holding Purchaser Shares sold in Purchaser’s IPO who shall have elected to redeem their Purchaser Shares pursuant to Purchaser’s Organizational Documents) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all Purchaser Share Redemptions. There are no claims or proceedings pending or, to the Knowledge of the Purchaser Parties, threatened with respect to the Trust Account. Purchaser has performed all material obligations required to be performed by it to date under, and is not in default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Effective Time, the obligations of Purchaser to dissolve or liquidate pursuant to Purchaser’s Organizational Documents shall terminate, and as of the Effective Time, Purchaser shall have no obligation whatsoever pursuant to Purchaser’s Organizational Documents to dissolve and liquidate the assets of Purchaser by reason of the consummation of the transactions contemplated hereby. As of the date hereof, following the Effective Time, no Purchaser Shareholder shall be entitled to receive any amount from the Trust Account except to the extent such Purchaser Shareholder is exercising an Purchaser Share Redemption. As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, Purchaser has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Purchaser at the Effective Time.

Section 5.10 Listing. As of the date hereof, the Purchaser Units, Purchaser Class A Ordinary Shares and Purchaser Warrants are listed on the Nasdaq Capital Market, with trading symbols “GTACU”, “GTAC” and “GTACW”. Purchaser is in compliance in all material respects with the rules of Nasdaq and there is no Action pending or, to the Knowledge of the Purchaser, threatened against Purchaser by Nasdaq or the SEC with respect to any intention by such entity to deregister the Purchaser Units, Purchaser Class A Ordinary Shares or Purchaser Warrants. No Purchaser Party has taken any action in an attempt to terminate the registration of the Purchaser Units, Purchaser Class A Ordinary Shares or Purchaser Warrants.

Section 5.11 Board Approval. Each of the board of directors of the Purchaser and of the Merger Sub have, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, the Plan of Merger and the Transaction Documents, (ii) determined that the transactions contemplated hereby and thereby are in the best interests of the shareholders of the Purchaser Parties, and (iii) solely with respect to the Purchaser Board Recommendation, determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Purchaser’s Organizational Documents.

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Section 5.12 Purchaser SEC Documents and Financial Statements.

(a) Each of the (i) Purchaser’s Annual Reports on Form 10-K for each fiscal year of Purchaser, beginning with the first year Purchaser was required to file such a form, (ii) Purchaser’s Quarterly Reports on Form 10-Q for each fiscal quarter of Purchaser beginning with the first quarter Purchaser was required to file such a form, (iii) all proxy statements relating to Purchaser’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Forms 8-K filed since the beginning of the first fiscal year referred to in clause (i) above, and (v) all other forms, reports, registration statements and other documents filed by Purchaser with the SEC since Purchaser’s formation, are available in full without redaction on the SEC’s website through EDGAR. Purchaser has timely filed or furnished all statements, prospectuses, registration statements, forms, reports, schedules, and other documents, together with any amendments, restatements or supplements thereto, required to be filed or furnished by it with the SEC since its formation, pursuant to the Exchange Act, the Securities Act and all regulations and rules promulgated thereunder (collectively and as they have been amended since the time of their filing or furnishing, the “Purchaser SEC Documents”). Purchaser will timely file all of the foregoing documents with the SEC to the extent they are required by applicable Laws or rules subsequent to the date of this Agreement (the “Additional Purchaser SEC Documents”). Each of the Purchaser SEC Documents, as of the respective date of its filing, and as of the date of any amendment, complied, and each of the Additional Purchaser SEC Documents will be prepared for and comply, in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act applicable to such documents. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the Purchaser SEC Documents and the Additional Purchaser SEC Documents did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were or to be made, not misleading. As of the date of this Agreement, to the Knowledge of the Purchaser, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any Purchaser SEC Documents. To the Knowledge of the Purchaser, none of the Purchaser SEC Documents filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement.

(b) The financial statements and notes contained or incorporated by reference in the Purchaser SEC Documents (the “Purchaser Financial Statements”) are fairly present in all material respects, in conformity with GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of the Purchaser as of the dates thereof and the results of operations of the Purchaser for the periods reflected therein. The Purchaser Financial Statements (i) were prepared from the Books and Records of the Purchaser; (ii) were prepared on an accrual basis in accordance with GAAP consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation in all material respects of the Purchaser’s financial condition as of their dates (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes); and (iv) contain and reflect adequate provisions for all material Liabilities for all material Taxes applicable to the Purchaser with respect to the periods then ended.

(c) Except as specifically disclosed, reflected or fully reserved against in the Purchaser Financial Statements, and for Liabilities and obligations of a similar nature and in similar amounts incurred in the Ordinary Course of business since the Purchaser’s formation, there are no material Liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Purchaser. All debts and Liabilities, fixed or contingent, which should have been included under GAAP on a balance sheet have been included in the Purchaser Financial Statements.

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(d) To the Purchaser’s Knowledge, since Purchaser’s IPO, the Purchaser has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Purchaser, (ii) a “material weakness” in the internal controls over financial reporting of the Purchaser to the Purchaser’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of the Purchaser who have a significant role in the internal controls over financial reporting of the Purchaser.

Section 5.13 Litigation. There is no Action (or any basis therefore) pending against any Purchaser Party, any of its officers or directors or any of its securities or any of its assets or Contracts before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Transaction Documents. There are no outstanding judgments against the Purchaser Parties. No Purchaser Party is, and has previously been, subject to any legal proceeding with any Authority.

Section 5.14 Compliance with Laws. No Purchaser Party is in violation of, has violated, or, to the Knowledge of the Purchaser, is under investigation with respect to any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign in each case, in any material respect nor, to the Knowledge of the Purchaser, is there any basis for any such charge and the Purchaser has not previously received any written subpoenas by any Authority.

Section 5.15 Compliance with Anti-Corruption & Anti-Money Laundering & Sanctions Law.

(a) Neither the Purchaser Parties from its formation to the date hereof, nor any of their respective representatives acting on their behalf, in their capacity as such, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) promised, offered, authorized, made or agreed to make any unlawful payment or promised, offered, authorized, provided or agreed to provide anything of value to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the FCPA, the Criminal Law of the People’s Republic of China, the Anti-Unfair Competition Law of the People’s Republic of China or of any other applicable anti-bribery or Anti-Corruption Law. Neither the Purchaser Parties, nor any of their respective representatives acting on their behalf, in their capacity as such, has promised, offered, authorized, given or agreed to give any unlawful gift, similar unlawful benefit or anything of value in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser Parties or assist in connection with any actual or proposed transaction, in violation of any provision of the FCPA, the Criminal Law of the People’s Republic of China, the Anti-Unfair Competition Law of the People’s Republic of China or of any other applicable anti-bribery or Anti-Corruption Law. No Action with respect to any of the foregoing is pending or, to the Knowledge of the Purchaser, threatened in writing against the Purchaser Parties.

(b) The operations of the Purchaser Parties are and have been since its formation, conducted in compliance with Anti-Money Laundering Laws in all applicable jurisdictions, including the maintenance of appropriate anti-money laundering programs pursuant to such Laws, and no material deficiencies in those programs have been identified, and no Action involving the Purchaser Parties with respect to any of the foregoing is pending or, to the Knowledge of the Purchaser, threatened in writing.

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(c) Neither the Purchaser Parties, nor any of their respective directors or officers, or, to the Knowledge of the Purchaser, any other representative acting on behalf of the Purchaser Parties, is under Sanctions, or operating, organized, or resident in a country or territory that is the target of United States United Nations, European Union or the United Kingdom (as extended by the United Kingdom Authority to the Cayman Islands by virtue of Order in Council passed by a United Kingdom Authority) sanctions, and the Purchaser Parties have not since their formation, directly or, to their knowledge indirectly, loaned, contributed or otherwise made available funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any country or territory that is the target of Sanctions or for the purpose of financing the activities of any Person that is the target of Sanctions, or has otherwise been in violation of Sanctions.

Section 5.16 Not an Investment Company. Each of the Purchaser Parties is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

Section 5.17 Tax Matters.

(a) All material Tax Returns required to be filed by or with respect to each Purchaser Party have been filed within the requisite period (taking into account any extensions) and such Tax Returns are true, correct and complete in all material respects. All material Taxes due and payable by the Purchaser Parties have been or will be paid in a timely fashion or have been accrued for on the Financial Statements. No material deficiencies for any Taxes that are currently outstanding with respect to any Tax Returns of the Purchaser Parties have been asserted in writing by, and no written notice of any action, audit, assessment or other proceeding, in each case that is currently pending, with respect to such Tax Returns or any Taxes of a Purchaser Party has been received from, any Taxing Authority, and no dispute or assessment relating to such Tax Returns or such Taxes with any such Taxing authority is currently outstanding. The Purchaser Parties have not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment, other than any such actions, facts or circumstances contemplated by this Agreement and the other Transaction Documents. The Purchaser Parties have no current plan to dispose any asset of the Company Group after the Merger.

(b) There are no Liens for Taxes (other than Permitted Liens) on any assets of any Purchaser Party.

(c) In the past three (3) years, no written claims have been received by any Purchaser Party from any Taxing Authority in a jurisdiction where a Purchaser Party does not file Tax Returns that such Purchaser Party is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(d) No Purchaser Party is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and no Purchaser Party is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

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(e) No Purchaser Party has taken any action, has omitted to take any action, or has any knowledge of any fact or circumstance, the taking, omission, or existence of which, as the case may be, would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment, other than any such actions, facts or circumstances contemplated by this Agreement and the other Transaction Documents.

Section 5.18 Contracts. All material Contracts to which any of the Purchaser Parties is a party and is required to be filed in any Purchaser SEC Document are available in full without redaction on the SEC’s website through EDGAR.

Section 5.19 Business Activities.

(a) Since its incorporation, each of the Purchaser Parties has not conducted any business activities other than activities related to Purchaser’s IPO or directed toward the accomplishment of a business combination. Except as set forth in the Organizational Documents of each of the Purchaser Parties or as otherwise contemplated by this Agreement and the Transaction Documents, there is no Contract to which any Purchaser Party is a party which has or would reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of any Purchaser Party or any acquisition of property by any Purchaser Party or the conduct of business by each of the Purchaser Parties as currently conducted or as contemplated to be conducted as of the Closing. Except for the transactions contemplated under the Transaction Documents, each of the Purchaser Parties does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, each of the Purchaser Parties has no material interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or would reasonably be interpreted as constituting, a business combination under Purchaser’s IPO Prospectus and the Organizational Documents of each of the Purchaser Parties.

(b) Merger Sub was formed solely for the purpose of effecting the transactions contemplated under the Transaction Documents and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated under the Transaction Documents and has no, and at all times prior to the Closing except as expressly contemplated by the Transaction Documents, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

Section 5.20 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article V, Purchaser hereby expressly disclaims and negates, any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to Purchaser and its Affiliates, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Company, its Affiliates or any of their respective representatives by, or on behalf of, Purchaser, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither Purchaser nor any other Person on behalf thereof has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Company, its Affiliates or any of their respective representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Purchaser (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any presentation or in any other information made available to the Company or any of its representatives or any other Person, and any such representations or warranties are expressly disclaimed.

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Section 5.21 No Outside Reliance. Notwithstanding anything contained in this Agreement, each of the Purchaser Parties and its respective equityholders, partners, investors, members and representatives, has made their own investigation of the Company and its Subsidiaries and that neither the Company nor any of its Affiliates, agents, advisors or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article IV, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Disclosure Schedule or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by the Purchaser Parties or its representatives) or reviewed by the Purchaser Parties otherwise) or management presentations that have been or shall hereafter be provided to Purchaser or any of its Affiliates, agents, advisors or representatives are not and will not be deemed to be representations or warranties of the Company, any of its Subsidiaries, or Company Shareholders, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing. Except as otherwise expressly set forth in this Agreement, each of the Purchaser Parties understands and agrees that any assets, properties and business of the Company and any of its Subsidiaries are furnished “as is”, “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV, with all faults and without any other representation or warranty of any nature whatsoever.

Article VI.
COVENANTS OF COMPANY AND PURCHASER PARTIES

Section 6.1 Conduct of the Business.

(a) From the date hereof through the Closing Date, each party shall, and shall cause its Subsidiaries to, except as contemplated or permitted by this Agreement or the other Transaction Documents, set forth on Schedule 6.1 of the Company Disclosure Schedule or consented to by the other party, conduct their respective business only in the Ordinary Course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not otherwise enter into any material transactions without the prior written consent of the other party, and shall use its best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, except as contemplated or permitted by this Agreement or the other Transaction Documents, set forth on Schedule 6.1 of the Company Disclosure Schedule, without the other party’s prior written consent (which shall not be unreasonably withheld), the Company and the Purchaser Parties shall not:

(i) amend, modify or supplement its Organizational Documents other than pursuant to this Agreement;

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(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract or any other right or asset of the Company, which involve payments in excess of $1,000,000 with respect to the Company Group;

(iii) modify, amend or enter into any contract, agreement, license or, commitment, which obligates the payment of more than $1,000,000 with respect to the Company Group;

(iv) make any capital expenditures in excess of $1,000,000 (individually or in the aggregate) with respect to the Company Group;

(v) sell, lease, license or otherwise dispose of any of the Company’s assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein, (ii) sales of inventory in the Ordinary Course consistent with past practice, and (iii) not exceeding $1,000,000 with respect to the Company Group;

(vi) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or share capital, or pay, declare or promise to pay any other payments to any stockholder or shareholder (other than, in the case of any stockholder or shareholder that is an employee, payments of salary accrued in said period at the current salary rate);

(vii) authorize any salary increase of more than 10% for any Company Group employee making an annual salary equal to or greater than $1,000,000 on an annual basis or materially change the bonus or profit sharing policies of the Company with respect to the Company Group;

(viii) obtain or incur any loan or other Indebtedness in excess of $1,000,000 with respect to the Company Group, including drawings under the Company’s existing lines of credit;

(ix) suffer or incur any Lien on the Company Group’s or the Purchaser Parties’ material assets, except for Permitted Liens or the Liens incurred in the Ordinary Course of business consistent with past practice;

(x) suffer any damage, destruction or loss of property related to any of the Company’s assets, whether or not covered by insurance, the aggregate value of which, following any available insurance reimbursement, exceed $1,000,000 with respect to the Company Group;

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(xi) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xii) allow to lapse any insurance policy protecting any of the Company’s assets with an aggregate coverage amount in excess of $1,000,000 with respect to the Company Group;

(xiii) make any material change in its accounting principles other than in accordance with the applicable accounting policies or methods or write down the value of any inventory or assets other than in the Ordinary Course of business consistent with past practice;

(xiv) change the principal place of business or jurisdiction of organization;

(xv) extend any loans other than travel or other expense advances to Company Group employees in the Ordinary Course of business or with the principal amount not exceeding $1,000,000 with respect to the Company Group;

(xvi) except for any Purchaser Share Redemption, issue, redeem or repurchase any capital stock or share, membership interests or other securities, or issue any securities exchangeable for or convertible into any share or any shares of its capital stock;

(xvii) adopt or amend any Company employee benefit plan (or any plan, policy or arrangement that would be a Company employee benefit plan if so adopted), or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director, officer, employee or contractor, or increase the salaries or wage rates of its directors, officers, employees or independent contractors other than in the ordinary course consistent with past practices;

(xviii) acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or Person or division thereof or otherwise acquire any assets;

(xix) adopt a plan of complete or partial liquidation, dissolution, merger, division transaction, consolidation or recapitalization;

(xx) make or change any material Tax election or change any annual Tax accounting periods; or

(xxi) undertake any legally binding obligation to do any of the foregoing.

(b) From the date hereof through the Closing Date, the Purchaser shall remain a “blank check company” as defined under the Securities Act, shall not conduct any business operations other than in connection with this Agreement and Ordinary Course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, through the Closing Date, other than in connection with the transactions contemplated by this Agreement, without the Company’s prior written consent, the Purchaser Parties shall not amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser Parties.

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(c) Neither party shall (i) take or agree to take any action that would reasonably be expected to make any representation or warranty of such party inaccurate or misleading in any material respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any material respect at any such time.

Section 6.2 Alternative Proposal and Alternative Transaction. From the date hereof through the earlier of (x) termination of this Agreement in accordance with Article XI and (y) the Closing, other than in connection with the transactions contemplated hereby, neither the Company, on the one hand, nor the Purchaser Parties, on the other hand, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants) and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company or the Purchaser Parties (other than the transactions contemplated by this Agreement and the other Transaction Documents): (1) any merger, consolidation, share exchange, business combination, merger, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction, or (2) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than the sale, the lease, transfer or other disposition of assets in the Ordinary Course of business) or any class or series of the share capital or capital stock or other equity interests of the Company or the Purchaser Parties in a single transaction or series of transactions. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company or the Purchaser Parties or any of their respective representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within two (2) Business Days after receipt) advise the other parties to this Agreement in writing of such Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal. The Company on one hand and the Purchaser Parties one the other hand shall keep the other party informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

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Section 6.3 Access to Information. From the date hereof until and including the Closing Date, each of the Company on one hand and the Purchaser Parties on the other hand shall, to the best of their abilities, (a) continue to give the other party, its legal counsel and other representatives full access to the offices, properties, and Books and Records, (b) furnish to the other party, its legal counsel and other representatives such information relating to the business of the Company or the Purchaser Parties as such Persons may reasonably request and (c) cause its respective employees, legal counsel, accountants and representatives to cooperate with the other party in such other party’s investigation of its business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Purchaser Parties and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company or the Purchaser Parties. Notwithstanding anything to the contrary in this Agreement, no party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law, provided that the non-disclosing party must advise the other party that it is withholding such access and/or information and (to the extent reasonably practicable) and provide a description of the access not granted and/or information not disclosed.

Section 6.4 Notices of Certain Events. Each of the Company on one hand and the Purchaser Parties on the other hand shall promptly notify the other party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement would reasonably be expected to give rise to any Action by or on behalf of such Person or result in the creation of any Lien on any Company Share or share capital or capital stock of the Purchaser Parties or any of the Company’s or the Purchaser Parties’ assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Transaction Documents;

(c) any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Transaction Documents;

(d) with respect to the Company, the occurrence of any fact or circumstance which constitutes or results, or would reasonably be expected to constitute or result in a Company Material Adverse Effect; and with respect to the Purchaser Parties, the occurrence of any fact or circumstance which constitutes or results, or would reasonably be expected to constitute or result in a Purchaser Material Adverse Effect; and

(e) the occurrence of any fact or circumstance which results, or would reasonably be expected to result, in any representation made hereunder by such party to be false or misleading in any material respect or to omit or fail to state a material fact.

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Section 6.5 Proxy/Registration Statement and Requisite Approval.

(a) Proxy/Registration Statement.

(i) As promptly as reasonably practicable after the execution of this Agreement and subject to receipt by Purchaser of the necessary and proper financial statements of the Company and its Subsidiaries under SEC rules and regulations, the Purchaser Parties and with the assistance, cooperation and reasonable best efforts of the Company, shall prepare, and file with the SEC, a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement, the “Proxy/Registration Statement”) relating to (1) the Purchaser Shareholders’ Meeting to approve and adopt: (A) amendments to Purchaser’s Organizational Documents to remove the limitations on Purchaser’s redemptions of Purchaser Class A Ordinary Shares if such redemptions would cause the net tangible assets of Purchaser to be less than $5,000,001 (the “NTA Proposal”), (B) the Business Combination (as defined in Purchaser’s Organizational Documents), this Agreement, the Plan of Merger and the other Transaction Documents, the Merger and the other Transactions (the “Business Combination Proposal”), (C) the change of name of the Purchaser to “Tyfon Culture Inc.” (the “Change of Name Proposal”), (D) the amendment and restatement of the Purchaser Organizational Documents in accordance with Section 2.5(b) (the “Organizational Documents Proposal”), (E) a change of the authorized share capital of Purchaser (the “Authorized Share Capital Proposal”), (F) the appointment and removal of the directors of the Purchaser in accordance with Section 2.4 (the “Director Appointment Proposal”), (G) the issuance of the Consideration Shares in accordance with NASDAQ listing and continuing listing standards (the “Nasdaq Proposal”), (H) the Omnibus Incentive Plan (the “Omnibus Incentive Plan Proposal”), (I) any other proposals as reasonably agreed by the Purchaser and the Company to be necessary or appropriate in connection with the transactions contemplated hereby, (J) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy/Registration Statement or correspondence related thereto, and (K) adjournment of the Purchaser Shareholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (the “Adjournment Proposal”) (such proposals in (A) through (K), collectively, the “Transaction Proposals”), and (2) the registration under the Securities Act of the Consideration Shares to be issued to the Company Shareholders pursuant to this Agreement. The Purchaser Parties, and with the assistance and cooperation of the Company, shall use their reasonable best efforts to (1) cause the Proxy/Registration Statement when filed with the SEC to comply in all material respects with all Laws applicable thereto and rules and regulations promulgated by the SEC, (2) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy/Registration Statement, (3) cause the Proxy/Registration Statement to be declared effective under the Securities Act as promptly as practicable and (4) keep the Proxy/Registration Statement effective as long as is necessary to consummate the Transactions. Prior to the effective date of the Proxy/Registration Statement, the Purchaser Parties shall take any action required under any applicable federal or state securities Laws in connection with the issuance of Purchaser Class A Ordinary Shares pursuant to this Agreement. As promptly as practicable after finalization and effectiveness of the Proxy/Registration Statement, Purchaser shall use reasonable best efforts to within five Business Days thereof, mail the Proxy/Registration Statement to the Purchaser Shareholders.

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(ii) Each of the Purchaser Parties and the Company shall furnish to the other parties all information concerning itself, its Subsidiaries, officers, directors, managers, shareholders, and other equity holders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy/Registration Statement, or any other statement, filing, notice or application made by or on behalf of the Purchaser Parties, the Company or their respective Affiliates to any regulatory Authority (including Nasdaq) in connection with the Transactions. None of the information provided by the Company Group to the Purchaser Parties for inclusion in the Proxy/Registration Statement, including, without limitation, financial statements, beneficial and legal ownership of Company Shares and description of the business of the Company Group shall (i) contain any material misstatement regarding the Company Group or its financial condition, business operations, assets, liabilities, officers, directors or affiliates or (ii) omit any material information related to the Company Group or its financial condition, business operations, assets, liabilities, officers, directors or affiliates.

(iii) Any filing of, or amendment or supplement to, the Proxy/Registration Statement will be mutually agreed upon by the Purchaser Parties and the Company. The Purchaser Parties will advise the Company, promptly after receiving notice thereof, of the time when the Proxy/Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Purchaser Class A Ordinary Shares to be issued or issuable in connection with this Agreement for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy/Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and responses thereto, and shall provide the Company a reasonable opportunity to provide comments and amendments to any such filing. The Purchaser Parties and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Proxy/Registration Statement and any amendment to the Proxy/Registration Statement filed in response thereto.

(iv) If, at any time prior to the Effective Time, any information, event or circumstance relating to any Purchaser Party or their respective officers or directors, should be discovered by a Purchaser Party which should be set forth in an amendment or a supplement to the Proxy/Registration Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Proxy Statement, in light of the circumstances under which they were made, not misleading, Purchaser shall promptly inform the Company. If, at any time prior to the Effective Time, any information, event or circumstance relating to the Company, any of its Subsidiaries or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy/Registration Statement, the Company shall promptly inform the Purchaser. Thereafter, the Purchaser Parties and the Company shall promptly cooperate in the preparation and filing of an appropriate amendment or supplement to the Proxy/Registration Statement describing or correcting such information and the Purchaser Parties shall promptly file such amendment or supplement with the SEC and, to the extent required by the Organizational Documents of the Purchaser or by Law, disseminate such amendment or supplement to the Purchaser Shareholders.

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(b) Purchaser Shareholders’ Approval.

(i) Prior to or as promptly as practicable after the Proxy/Registration Statement is declared effective under the Securities Act, Purchaser shall establish a record date for, duly call, give notice of, convene and hold an extraordinary general meeting of the Purchaser Shareholders (including any adjournment or postponement thereof, the “Purchaser Shareholders’ Meeting”) to be held as promptly as reasonably practicable following the date that the Proxy/Registration Statement is declared effective under the Securities Act for the purpose of voting on the Transaction Proposals and obtaining the Purchaser Shareholders’ Approval (including any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement), providing Purchaser Shareholders with the opportunity to elect to effect a Purchaser Share Redemption and such other matter as may be mutually agreed by Purchaser and the Company. Purchaser will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the adoption of the Transaction Proposals and will take all other action necessary or advisable to obtain such proxies and Purchaser Shareholders’ Approval and (B) to obtain the vote or consent of its shareholders required by and in compliance with all applicable Law, Nasdaq rules and the Organizational Documents of Purchaser. Purchaser (X) shall consult with the Company regarding the record date and the date of the Purchaser Shareholders’ Meeting and (Y) shall not adjourn or postpone the Purchaser Shareholders’ Meeting without the prior written consent of Company; provided, however, that Purchaser shall adjourn or postpone the Purchaser Shareholders’ Meeting (1) to the extent necessary to ensure that any supplement or amendment to the Proxy/Registration Statement that Purchaser reasonably determines is necessary to comply with applicable Laws, is provided to the Purchaser Shareholders in advance of a vote on the adoption of this Agreement, (2) if, in the case of a postponement, as of the time that the Purchaser Shareholders’ Meeting is originally scheduled, there are insufficient shares of Purchaser represented at such meeting (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Purchaser Shareholders’ Meeting, or (3) if, as of the time that the Purchaser Shareholders’ Meeting is originally scheduled, adjournment or postponement of the Purchaser Shareholders’ Meeting is necessary to enable Purchaser to solicit additional proxies required to obtain Purchaser Shareholders’ Approval; provided further, however, that Purchaser shall adjourn or postpone on not more than three occasions without the Company’s prior written consent and so long as the date of the Purchaser Shareholders’ Meeting is not adjourned or postponed more than an aggregate of 45 consecutive days in connection with such adjournment or postponement.

(ii) The Proxy/Registration Statement shall include a statement to the effect that the board of directors of the Purchaser has unanimously recommended that the Purchaser Shareholders vote in favor of the Transaction Proposals at the Purchaser Shareholders’ Meeting (such statement, the “Purchaser Board Recommendation”) and neither the board of directors of the Purchaser nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Purchaser Board Recommendation unless in strict observance of their common law or fiduciary duties.

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Section 6.6 Omnibus Incentive Plan. As soon as practical after the Signing Date, and in any event prior to the filing of the Proxy/Registration Statement, the Purchaser and the Company shall mutually agree upon a form of customary omnibus incentive plan to be adopted by the Company upon the Closing (the “Omnibus Incentive Plan”).

Section 6.7 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement and the Transaction Documents, including taking such other action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate the transactions contemplated hereby as soon as practicable. The parties hereto shall execute and deliver such other documents, certificates, financial statements, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement and the Transaction Documents.

Section 6.8 Confidentiality; Public Announcements.

(a) Except as necessary to complete the Proxy/Registration Statement, the Company, on the one hand, and the Purchaser Parties, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy/Registration Statement.

(b) Except as otherwise provided herein (including the filing of the Proxy/Registration Statement or as required by applicable Law), none of the parties shall make any disclosure or permit any of their respective Affiliates to make any public disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement unless previously approved by Purchaser and the Company in writing, which approval shall not be unreasonably conditioned, withheld or delayed, and:

(i) Purchaser and the Company shall mutually agree upon and, as promptly as practicable after the execution of this Agreement, issue a press release announcing the execution of this Agreement;

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(ii) Purchaser and the Company shall cooperate in good faith with respect to the prompt preparation of, and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement, which the Purchaser shall file with the SEC;

(iii) Prior to Closing, Purchaser and the Company shall mutually agree upon and prepare the press release announcing the consummation of the Transactions, which shall be issued by the Purchaser concurrently with or promptly after the Closing;

(iv) Purchaser and the Company shall cooperate in good faith with respect to the preparation of, and, at least five (5) days prior to the Closing, a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the required pro forma financial statements and the historical financial statements prepared by the Company and its accountant and the other “Form 10” information required to be included therein, which shall be filed by the Company with the SEC concurrently with the Closing, or as soon as practicable (but in any event within four (4) Business Days of the Closing).

Section 6.9 Government Authority Inquiries and Investigations. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the Company Group, on the one hand, and the Purchaser Parties, on the other hand, shall give counsel for the Company and Purchaser, a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any governmental Authority relating to the transactions contemplated by this Agreement or the Transaction Documents, to the extent permitted by Law. Each of the parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any governmental Authority in connection with the transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent not prohibited by Law or by such governmental Authority, gives, such other party the opportunity to attend and participate in such meeting or discussion.

Section 6.10 Private Litigation. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the Company, on the one hand, and the Purchaser, on the other hand, shall each notify the other in writing promptly, to the extent permitted by Law, after learning of any stockholder demands or other stockholder proceedings (including derivative claims) relating to this Agreement, any Transaction Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against any of the Company Group members or the Purchaser Parties or any officer or director of Purchaser. Purchaser and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation (to the extent permitted by Law and whereby such action would not jeopardize an attorney-client privilege or the attorney work product doctrine), (ii) give the other party the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other party’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with the other party, including with respect to the defense, settlement and compromise of any such Transaction Litigation.

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Section 6.11 PIPE Financing. The parties shall also use their reasonable best efforts to enter into and consummate subscription agreements with investors relating to a private equity investment in Purchaser Class A Ordinary Shares (or other equity securities of Purchaser or debt or other securities that are convertible into equity securities of Purchaser) in connection with a private placement, and/or enter into backstop arrangements with potential investors, in either case on terms mutually agreeable to the parties (the “PIPE Financing”).

Section 6.12 Tax Matters. Following the Closing Date, with respect to any taxable year during which the Purchaser is a “passive foreign investment company” within the meaning of Section 1297(a) of the Code (“PFIC”) or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code (“CFC”), Purchaser shall provide to the Persons who were Purchaser Shareholders prior to the Closing Date information reasonably necessary for such Person (or its direct or indirect owners) to compute any income or gain arising as a result of the Purchaser’s status as a PFIC or, upon the request of an applicable Purchaser Shareholder, a CFC, including by timely: (a) publicly posting a PFIC Annual Information Statement (as defined in Treasury Regulations Sections 1.1295-1(g)(1)) to Purchaser’s website to enable such Person to make or maintain a “Qualifying Electing Fund” election under Section 1295 of the Code for any taxable period in which there is a substantial likelihood that Purchaser is a “passive foreign investment company” and (ii) upon the request of an applicable Purchaser Shareholder, providing information to enable the applicable Person to report its allocable share of “subpart F” income under Section 951 of the Code for such taxable period.

Article VII.
COVENANTS OF THE COMPANY

The Company agrees that:

Section 7.1 Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company shall duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

Section 7.2 PCAOB Financials. As soon as practicable after the Signing Date, but in no event later than the date Purchaser and the Company are otherwise prepared to complete the initial filing of the Purchaser’s registration statement on Form F-4, the Company will deliver to the Purchaser Parties the audited consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2022 and 2023, prepared in conformity with GAAP under the standards of the Public Company Accounting Oversight Board (the “PCAOB Financials”). The PCAOB Financials will be complete and accurate and fairly present in all material respects, in conformity with GAAP applied on a consistent basis in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Company Group will provide additional financial information as reasonably requested by the Purchaser Parties for inclusion in any filings to be made by the Purchaser Parties with the SEC.

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Section 7.3 No Trading in Securities of Purchaser. During the period commencing upon the date of this Agreement and the Closing, except as otherwise expressly contemplated by this Agreement, the Company shall not, and shall cause its officers, directors and Affiliates and Subsidiaries not to, engage in any transactions involving any Purchaser Securities without the prior written consent of Purchaser, and otherwise in compliance with the rules and regulations of the United States Securities and Exchange Commission and applicable Law.

Section 7.4 Trust Waiver. Reference is made to the final prospectus of the Purchaser, dated as of October 20, 2021 (File Nos. 333-257861) (the “Prospectus”). The Company hereby represents and warrants that it has read the Prospectus and understands that the Purchaser has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Purchaser’s public shareholders (including overallotment shares acquired by the Purchaser’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the Prospectus, the Purchaser may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their the Purchaser shares in connection with the consummation of the Purchaser’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Shareholders if the Purchaser fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, which has been extended to July 25, 2024 and is subject to further extension in accordance with the Company’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes or (d) to the Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of the Purchaser entering into this Agreement and discussions with the Company regarding the possible Transaction (which may include a Business Combination), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between the Purchaser or its Representatives, on the one hand, and the Company or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Company on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that the Company or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Purchaser or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with the Purchaser or its affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Purchaser and its affiliates to induce the Purchaser to enter into this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its affiliates under applicable law. To the extent the Company or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the Purchaser or its Representatives, the Company hereby acknowledges and agrees that the Company’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Company or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Purchaser or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, the Purchaser and its Representatives, as applicable, shall be entitled to recover from the Company and its affiliates the associated legal fees and costs in connection with any such action, in the event the Purchaser or its Representatives, as applicable, prevails in such action or proceeding.

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Section 7.5 CSRC Filing. Not later than three (3) Business Days following the initial filing of the Purchaser’s registration statement on Form F-4, the Company will file with the CSRC the CSRC Filing Report and other applicable CSRC Filings in accordance with the CSRC Filing Rules. The Company will keep current the CSRC Filing Report and timely file all necessary CSRC Filings and otherwise comply with its filing obligations under the CSRC Filing Rules and other applicable Laws (if any).

Section 7.6 Shareholders’ Agreement. As of the Closing, all rights of the parties to the Shareholders’ Agreement under Sections 3.1 to 3.9 thereof shall immediately and automatically terminate and no such rights shall survive the Closing.

Section 7.7 Public Relations Support. As promptly as reasonably practicable following the date of this Agreement, the Company will engage a reputable third party, such as ICR, Inc. or Gateway Group to provide strategic investor relations and public relations support (the “IR Consultant”).

Section 7.8 Company Shareholder Approval. Upon the terms set forth in this Agreement, the Company shall, at its option, (i) seek to obtain the Company Shareholders Approval in the form of a written resolution (the “Written Consent”) by all of the shareholders of the Company entitled to vote at a general meeting of the Company within seventy-two (72) hours after the Proxy/Registration Statement is declared effective under the Securities Act and delivered or otherwise made available to shareholders, or (ii) in the event the Company determines it is not able to obtain the Written Consent, the Company shall duly convene a meeting of the shareholders of the Company for the purpose of voting solely upon the adoption of this Agreement, the other agreements contemplated hereby and the Transactions, as soon as reasonably practicable after the Proxy/Registration Statement is declared effective. The Company shall use its commercially reasonable efforts to obtain the Company Shareholders Approval at such meeting of the shareholders of the Company and shall take all other action reasonably necessary or advisable to secure the Company Shareholders Approval as soon as reasonably practicable after the Proxy/Registration Statement is declared effective. The Board of Directors of the Company shall recommend to its shareholders that they approve this Agreement and the Merger.

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Article VIII.
COVENANTS OF PURCHASER PARTIES

Section 8.1 Nasdaq Listing. From the date hereof through the Effective Time, Purchaser shall ensure Purchaser remains listed as a public company on Nasdaq, and shall prepare and submit to Nasdaq a listing application, if required under Nasdaq rules, covering the Consideration Shares issuable in the transactions contemplated hereby and shall obtain approval for the listing of such shares. After the date hereof and prior to the Closing, the Company will preserve the reservation of the ticker symbol “TFCI” on Nasdaq.

Section 8.2 Public Filings. From the date hereof through the Closing, Purchaser shall keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Laws.

Section 8.3 Trust Account. Prior to or at the Closing (subject to the satisfaction or waiver of the conditions set forth in Article IX and provision of notice thereof to Trustee (which notice Purchaser shall provide to Trustee in accordance with the terms of the Trust Agreement)), Purchaser shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement, including causing the documents, opinions and notices required to be delivered to Trustee pursuant to the Trust Agreement to be so delivered, for the following: (a) the redemption of any Purchaser Class A Ordinary Shares in connection with the Purchaser Share Redemption; (b) the payment of the Transaction Expenses, and (c) the balance of the assets in the Trust Account, if any, after payment of the amounts required under the foregoing clauses (a) and (b), to be disbursed to Purchaser in accordance with the Trust Agreement, all of which shall subsequently be contributed to the Surviving Corporation for its working capital and general corporate purpose.

Section 8.4 Post-Closing Directors and Officers of Purchaser. Subject to the terms of the Purchaser’s Organizational Documents, Purchaser shall take all such action within its power as may be necessary or appropriate such that, with effect from the Effective Time:

(a) Purchaser shall deliver to the Company written resignations, effective as of the Closing, of the existing officers and directors of Purchaser as requested by the Company.

(b) Effective upon Closing, the Purchaser’s board of directors shall be a classified board with three (3) classes of directors as follows:

(i) a first class of directors, consisting of two (2) directors initially serving a term effective from the Closing until the first annual meeting of the shareholders of Purchaser held after the Closing, (i) one (1) of whom shall be initially designated by the Company, and (ii) one (1) of whom shall be initially designated by the Purchaser and reasonably acceptable to the Company, who shall qualify as an independent director under the Securities Act and Nasdaq rules and;

(ii) a second class of directors, consisting of two (2) directors initially serving a term effective from the Closing until the second annual meeting of the shareholders of Purchaser held after the Closing, (i) one (1) of whom shall be initially designated by the Company, and (ii) one (1) of whom shall be initially designated by the Purchaser and reasonably acceptable to the Company, who shall qualify as an independent director under the Securities Act and Nasdaq rules; and

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(iii) a third class of directors, consisting of three (3) directors initially serving a term effective from the Closing until the third annual meeting of the shareholders of Purchaser held after the Closing, all of whom shall be initially designated by the Company.

(c) From and after the Effective Time, the officers of Purchaser shall be the same as the officers of the Surviving Corporation (the “Post-Closing Officers”), who shall serve in such capacity in accordance with the terms of Purchaser’s Organizational Documents following the Effective Time.

(d) The parties shall consult in good faith to ensure the board of directors and its committees comply with exchange listing rules in all respects.

Section 8.5 D&O Indemnification and Insurance.

(a) From and after the Effective Time, Purchaser agrees that it shall indemnify and hold harmless each present and former director and officer of the (x) Company and each of its Subsidiaries (in each case, solely to the extent acting in their capacity as such and to the extent such activities are related to their business) and (y) Purchaser and each of its Subsidiaries (the Persons in the foregoing (x) and (y) are collectively referred to as, the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company, Purchaser or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and its respective certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other organizational documents in effect on the date of this Agreement to indemnify such D&O Indemnified Parties (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Purchaser shall, and shall cause its Subsidiaries to (i) maintain for a period of not less than six (6) years from the Effective Time provisions in its Organizational Documents concerning the indemnification (including provisions relating to expense advancement) of Purchaser’s and its Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the Organizational Documents of the Company, Purchaser or their respective Subsidiaries, as applicable, in each case, as of the date of this Agreement, and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) For a period of six (6) years from the Effective Time, Purchaser shall maintain in effect directors’ and officers’ liability insurance (“D&O Tail”) covering those Persons who are currently covered by Purchaser’s, the Company’s or their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Purchaser or its agents or representatives) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Purchaser be required to pay an annual premium for such insurance in excess of three hundred percent (300%) of the aggregate annual premium payable by Purchaser or the Company, as applicable, for such insurance policy for the year ended December 31, 2023; provided, however, that (i) Purchaser may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six (6) year period, any insurance required to be maintained under this Section 8.5 shall be continued in respect of such claim until the final disposition thereof.

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(c) Notwithstanding anything contained in this Agreement to the contrary, this Section 8.5 shall survive the Closing indefinitely and shall be binding, jointly and severally, on Purchaser and all successors and assigns of Purchaser. In the event that Purchaser or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Purchaser shall ensure that proper provision shall be made so that the successors and assigns of Purchaser shall succeed to the obligations set forth in this Section 8.5.

(d) On the Closing Date, Purchaser shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and Purchaser with the post-Closing directors and officers of Purchaser, which indemnification agreements shall continue to be effective following the Closing.

Section 8.6 Section 16 Matters. Prior to the Closing, the board of directors of Purchaser, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Purchaser Class A Ordinary Shares pursuant to this Agreement and the other agreements contemplated hereunder, by any Person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Purchaser following the Closing shall be exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 8.7 Shareholder Litigation. In the event that any litigation related to this Agreement, any Transaction Document or the transactions contemplated hereby or thereby is brought, or, to the Knowledge of the Purchaser Parties, threatened in writing, against Purchaser or the board of directors of Purchaser by any of Purchaser’s shareholders prior to the Closing, Purchaser shall promptly notify the Company of any such litigation and keep the Company reasonably informed with respect to the status thereof. Purchaser shall provide the Company the opportunity to participate in (subject to a customary joint defense agreement), the defense of any such litigation, shall give due consideration to the Company’s advice with respect to such litigation and shall not settle or agree to settle any such litigation without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.

Section 8.8 Extension. If the Parties reasonably believe the Effective Time will not occur prior to October 25, 2024, the Purchaser shall, upon the written request of the Company, use commercially reasonable efforts to effect an extension of the expiration date in the Purchaser’s Organizational Documents to complete the Business Combination (as defined in Purchaser’s Organizational Documents), so long as the consummation of the Transactions following such date would not be, nor would reasonably be expected to be, permanently enjoined or prohibited by the terms of any final, nonappealable governmental Order or any Law.

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Section 8.9 Sponsor Borne Excess Purchaser Transaction Expenses. The Purchaser shall cause the Sponsor to pay in full or otherwise settle in full all Sponsor Borne Excess Purchaser Transaction Expenses prior to Closing, with no remaining Liability to the Purchaser; provided, however, that any Sponsor Borne Excess Purchaser Transaction Expenses incurred due to a CSRC Delay will be paid in cash fifty percent (50%) by Purchaser and fifty percent (50%) by Sponsor.

Article IX.
CONDITIONS TO CLOSING

Section 9.1 Condition to the Obligations of the Parties. The obligations of all of the parties hereto to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) No Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Merger, illegal or otherwise prohibiting consummation of the Transactions, including the Merger.

(b) There shall not be any Action brought by a third party to enjoin or otherwise restrict the consummation of the Closing and the Merger.

(c) The SEC shall have declared the Proxy/Registration Statement effective and no stop order suspending the effectiveness of the Proxy/Registration Statement or any part thereof shall have been issued.

(d) The Purchaser Shareholders’ Approval has been duly obtained.

(e) The Company Shareholders Approval has been obtained.

(f) The Purchaser, as the sole shareholder of Merger Sub, has passed a special resolution of Merger Sub approving this Agreement, the Plan of Merger and the consummation of the Transactions.

(g) the CSRC shall have accepted the CSRC Filings and published the filing results in respect of the CSRC Filings on its website, and such notice of acceptance and/or filing results published remains valid and is not otherwise rejected, revoked, withdrawn, amended or invalidated prior to 8:00 a.m. on the Closing Date.

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Section 9.2 Conditions to Obligations of the Purchaser Parties. The obligation of the Purchaser Parties to consummate the Closing is subject to the satisfaction, or the waiver at the Purchaser Parties’ sole and absolute discretion, of all the following further conditions:

(a) The Company Group shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b) All of the representations and warranties of the Company contained in Article IV in this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or Company Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement, and (ii) be true and correct as of the Closing Date (except for the representation and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only to be true and correct as of such earlier date), in the case of (i) and (ii), other than as would not in the aggregate reasonably be expected to have a Company Material Adverse Effect.

(c) The Purchaser Parties shall have received a certificate signed by the chief executive officer of the Company to the effect set forth in clauses (a) and (b) of this Section 9.2.

(d) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a Company Material Adverse Effect, regardless of whether it involved a known risk.

(e) The Company shall have delivered to the Purchaser the Allocation Statement in accordance with Section 3.1.

(f) The Company shall have delivered to the Purchaser a copy of the Lock-up Agreement duly executed by each Major Company Shareholder.

Section 9.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a) The Purchaser Parties shall have duly performed all of their obligations hereunder required to be performed by them at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b) All of the representations and warranties of the Purchaser Parties contained in Article V of this Agreement, disregarding all qualifications and exceptions contained herein relating to materiality or Purchaser Material Adverse Effect, regardless of whether it involved a known risk, shall: (i) be true and correct at and as of the date of this Agreement and (ii) be true and correct as of the Closing Date (except for representation and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only to be true and correct as of such earlier date), in the case of (i) and (ii), other than as would not in the aggregate reasonably be expected to have a Purchaser Material Adverse Effect.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a Purchaser Material Adverse Effect on the Purchaser Parties, regardless of whether it involved a known risk.

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(d) (i) Purchaser Class A Ordinary Shares shall remain listed for trading on Nasdaq; (ii) the listing application with Nasdaq in connection with the Transactions shall have been conditionally approved by Nasdaq; and (iii) as of the Closing, Purchaser shall satisfy any applicable listing requirements of Nasdaq and shall not have received any written notice from Nasdaq that it is not in compliance with the applicable Nasdaq listing requirements that has not been subsequently withdrawn by Nasdaq or appropriately remedied or satisfied prior to the Closing.

(e) With effect from the Effective Time, the Persons identified in Section 8.4 shall have been elected to the board of directors of the Purchaser simultaneously with the Closing, and all existing officers and members of the board of directors of the Purchaser shall have executed written resignations to the extent requested by the Company.

(f) The Company shall have received a certificate signed by the chief executive officer of the Purchaser to the effect set forth in clauses (a) through (g) of this Section 9.3.

(g) The Purchaser shall have delivered a copy of the Registration Rights Agreement duly executed by the Purchaser.

(h) The Sponsor Support Agreement shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect, and Sponsor shall have complied with its obligations thereunder in all material respects.

Article X.
DISPUTE RESOLUTION

Section 10.1 Arbitration.

(a) The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of either side. The Arbitrator shall be selected within thirty (30) days of such written request.

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(c) The laws of the State of New York shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d) The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 10.1(c).

(f) The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in New York, New York to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i) The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement, unless resulting from the gross negligence or willful misconduct of the person indemnified.

(j) This arbitration section shall survive the termination of this Agreement.

Section 10.2 Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION DOCUMENTS, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY TRANSACTION DOCUMENTS.

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(b) Each of the parties to this Agreement acknowledges that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledges that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Article XI.
TERMINATION

Section 11.1 Termination without Default. This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a) In the event that the Closing of the transactions contemplated hereunder has not occurred by December 31, 2024 (the “Outside Closing Date”) and no material breach of this Agreement by the party seeking to terminate this Agreement shall have occurred or have been made (as provided in Section 11.2 hereof), the Purchaser Parties or the Company, as the case may be, shall have the right, at its sole option, to terminate this Agreement without liability to the other side upon written notice to the other side;

(b) By either Purchaser or the Company if any governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transactions, including the Merger;

(c) By either Purchaser or the Company if any of the Transaction Proposals, other than the Adjournment Proposal, shall fail to receive the Purchaser Shareholders’ Approval; or

(d) By written consent of the Company and Purchaser.

Section 11.2 Termination upon Default.

(a) The Purchaser Parties may terminate this Agreement by giving notice to the Company, without prejudice to any rights or obligations the Purchaser Parties may have, if the Company shall have materially breached any of its covenants, agreements, representations, and warranties contained herein or in any Transaction Documents to be performed on or prior to the Closing Date and such breach shall not be cured within fifteen (15) days following receipt by the Company of a notice describing in reasonable detail the nature of such breach.

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(b) The Company may terminate this Agreement by giving notice to any Purchaser Party, without prejudice to any rights or obligations the Company may have, if any Purchaser Party shall have materially breached any of its covenants, agreements, representations, and warranties contained herein or in any Transaction Documents to be performed on or prior to the Closing Date and such breach shall not be cured within fifteen (15) days following receipt by such Purchaser Party of a notice describing in reasonable detail the nature of such breach.

Section 11.3 Effect of Termination. In the event that this Agreement is terminated pursuant to Section 11.2 hereof, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except as set forth in Article X and Article XIII.

Article XII.
INTENTIONALLY OMITTED

Article XIII.
MISCELLANEOUS

Section 13.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00PM Eastern Time on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 5:00PM Eastern Time on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or the Surviving Corporation following the Closing), to:

Tyfon Culture Holdings Limited

11/F, Block A Chengjian Building

Xiangcheng District Suzhou Jiangsu PRC

Attn: Rafael Li; Chen Hua

Email: rafael.li@taifeng.ltd; huachen@taifeng.ltd

with a copy to (which shall not constitute notice):

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Attention: Max Gu; Robert S. Matlin; Jonathan M. Barron

Email: max.gu@klgates.com; robert.matlin@klgates.com; jonathan.barron@klgates.com

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if to Purchaser and Merger Sub

Global Technology Acquisition Corp. I

c/o Ogier Global (Cayman) Limited

89 Nexus Way, Camana Bay

Grand Cayman, KY1-9009, Cayman Islands

Attn: Thomas D. Hennessy

Email: thennessy@hennessycapitalgroup.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP

1999 Avenue of the Stars

Los Angeles, CA 90067

Attn.: Joshua DuClos

Email: jduclos@sidley.com

Section 13.2 Non-survival or Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing, and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article XIII and any corresponding definitions set forth in Article I.

Section 13.3 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each of the Purchaser Parties and the Company, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

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Section 13.4 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person drafted this Agreement or such provision.

Section 13.5 Publicity.

(a) All press releases or other public communications relating to the Transactions, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior mutual approval of Purchaser and the Company; provided, that no such party shall be required to obtain consent pursuant to this Section 13.5(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 13.5(a).

(b) The restriction in Section 13.5(a) shall not apply to the extent the public announcement is required by applicable securities Law, any governmental Authority or stock exchange rule; provided, however, that in such an event, the party making the announcement shall, to the extent practicable, use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing

Section 13.6 Expenses. Except as otherwise set forth in this Agreement, each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby; provided that, if the Closing shall occur, Purchaser shall bear and pay, at or promptly after Closing, the Company Transaction Expenses and the Purchaser Transaction Expenses incurred in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, including but not limited to, fees and expenses of counsel, accountants, consultants, advisors, investment bankers and financial advisors of each of Purchaser and the Company, but specifically excluding the Sponsor Borne Excess Purchaser Transaction Expenses.

Section 13.7 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

Section 13.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

Section 13.9 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

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Section 13.10 Entire Agreement. This Agreement together with the other Transaction Documents, including any exhibits and schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Transaction Documents, including any exhibits and schedules attached hereto or thereto, may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Transaction Documents, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Transaction Documents, except those expressly stated herein or therein.

Section 13.11 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

Section 13.12 Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company Group.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the Company Disclosure Schedule.

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(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) All monetary figures used herein shall be in United States dollars unless otherwise specified.

(h) A reference to a statute or statutory provision includes, to the extent applicable at any relevant time: (i) that statute or statutory provision as from time to time consolidated, modified, re-enacted or replaced by any other statute or statutory provision; (ii) any repealed statute or statutory provision which it re-enacts (with or without modification); and (iii) any subordinate legislation or regulation made under the relevant statute or statutory provision.

Section 13.13 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 13.14 Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

Section 13.15 Waiver of Conflicts. Recognizing that K&L Gates LLP (“KLG”) acted as legal counsel to the Company and certain of their respective affiliates prior to the Closing, and that KLG may act as legal counsel to the Surviving Corporation and one or more of its Subsidiaries after the Closing, each of the Company and the Surviving Corporation (including on behalf of the Surviving Corporation’s Subsidiaries) hereby waives, on its own behalf and agrees to cause its Affiliates to waive, any conflicts that may arise in connection with KLG representing any of the Company, the Surviving Corporation or any of its Subsidiaries and any of their respective affiliates after the Closing.

Section 13.16 Specific Performance.

(a) The parties hereby agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger or the other Transactions) is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the parties agree that each party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in accordance with this Agreement this being in addition to any other remedy to which they are entitled under the terms of this Agreement at Law or in equity (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy);

(b) Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

[The remainder of this page intentionally left blank; signature page to follow]

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IN WITNESS WHEREOF, each of the parties have hereunto caused this Agreement to be duly executed as of the date first above written.

Purchaser	Global Technology Acquisition Corp. I

	By:	/s/ Thomas Hennessy
	Name:	Thomas Hennessy
	Title:	Chief Executive Officer

Merger Sub	Global Technology Merger Sub Corporation

	By:	/s/ Thomas Hennessy
	Name:	Thomas Hennessy
	Title:	Authorized Person

Company	Tyfon Culture Holdings Limited

	By:	/s/ Ting Hu
	Name:	Ting Hu
	Title:	Chairwoman

Signature Page to Business Combination and Merger Agreement

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Annex 1

Plan of Merger

THIS PLAN OF MERGER is made on [                             ], 2024.

BETWEEN:

(1)	Tyfon Culture Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands, having its registered office at Vistra (Cayman) Limited, P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 – 1205 Cayman Islands (“Tyfon” or the “Surviving Company”); and

(2)	Global Technology Merger Sub Corporation, an exempted company limited by shares incorporated under the laws of the Cayman Islands, having its registered office at c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009, Cayman Islands (the “Merging Company” and together with Tyfon or the Surviving Company, the “Constituent Companies”); and

(3)	Global Technology Acquisition Corp. I, an exempted company limited by shares incorporated under the laws of the Cayman Islands, having its registered office at c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009, Cayman Islands (the “Purchaser”).

WHEREAS:

A.	The respective boards of directors of Tyfon and the Merging Company have approved the merger of Tyfon and the Merging Company, with the Surviving Company continuing as the surviving company (as defined in the Cayman Companies Act, as defined below) of the Merger (the “Merger”) and becoming a wholly-owned subsidiary of Global Technology Acquisition Corp. I, upon the terms and subject to the conditions of the business combination and merger agreement dated as of [ ] 2024 between Purchaser, the Merging Company and Tyfon (the “Agreement”) a copy of which is annexed as Annex A to this Plan of Merger, and pursuant to the provisions of Part XVI of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”).

B.	The directors and shareholders of each of the Surviving Company and the Merging Company have approved the execution and delivery of the Agreement and this Plan of Merger, respectively, and the performance of its obligations thereunder, respectively, on the terms and subject to the conditions set forth herein and otherwise in accordance with the Cayman Companies Act.

C.	This Plan of Merger is made in accordance with section 233 of the Cayman Companies Act.

D.	Purchaser wishes to enter into this Plan of Merger solely for the purposes of clause [13].

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IT IS AGREED:

CONSTITUENT COMPANIES

1.	The constituent companies (as defined in the Cayman Companies Act) to this Plan of Merger are Tyfon and the Merging Company.

NAME OF THE SURVIVING CORPORATION

2.	The surviving company (as defined in the Cayman Companies Act) is the Surviving Company which will continue to be named Tyfon Culture Holdings Limited.

REGISTERED OFFICE

3.	The registered office of the Surviving Company is at Vistra (Cayman) Limited, P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 – 1205 Cayman Islands. Following the Merger, the registered office of the Surviving Company will be at c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009, Cayman Islands.

4.	The registered office of the Merging Company is at c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009, Cayman Islands.

AUTHORISED SHARE CAPITAL

5.	Immediately prior to the Effective Date (as defined below), the authorized share capital of Tyfon was US$50,000 divided into 1,000,000,000 ordinary shares of par value of US$0.00005 each.

6.	Immediately prior to the Effective Date, the authorized share capital of the Merging Company was US$50,000 divided into 50,000 ordinary shares of a nominal or par value of US$1.00 each.

7.	The authorized share capital of the Surviving Company shall be US$50,000 divided into 1,000,000,000 ordinary shares of a nominal or par value of US$0.00005 each.

EFFECTIVE DATE

8.	In accordance with section 233(13) of the Cayman Companies Act, the Merger shall be effective on the date that this Plan of Merger is registered by the Registrar of Companies (“Registrar”) in the Cayman Islands (the “Effective Date”).

TERMS AND CONDITIONS; SHARE RIGHTS

9.	On the Effective Date, all shares of a nominal or par value US$1.00 each in the capital of the Merging Company issued and outstanding immediately prior to the Effective Date shall be converted into and become one validly issued, fully paid and non-assessable ordinary share of a nominal or par value US$0.00005 each in the capital of the Surviving Company in accordance with the terms and conditions of the Agreement; such conversion shall be effected by means of the cancellation of such share of the Merging Company, in exchange for the right to receive one such ordinary share of the Surviving Company.

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10.	On the Effective Date, each ordinary share of a nominal or par value US$0.00005 each in the capital of Tyfon issued and outstanding immediately prior to the Effective Date shall be cancelled in exchange for the right to receive an amount of Consideration Shares (as defined in the Agreement) without interest in accordance with the Agreement.

11.	For the avoidance of doubt, the provisions of Sections 2 and 3 of the Agreement are incorporated by reference into this Plan of Merger.

12.	From the Effective Date, the rights and restrictions attaching to the shares of the Surviving Company are set out in the M&A (as defined below).

13.	Purchaser undertakes and agrees (it being acknowledged that Purchaser will be the sole shareholder of the Surviving Company after the Merger) in consideration of the Merger to issue the Per Share Merger Consideration (as defined in the Agreement) in accordance with the terms of the Agreement.

MEMORANDUM AND ARTICLES OF ASSOCIATION

14.	From the Effective Date, the memorandum and articles of association of the Surviving Company shall be amended and restated by their deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association in the form annexed hereto as Annex B (the “M&A”).

DIRECTORS’ INTERESTS IN THE MERGER

15.	[No director of either of the Constituent Companies will be paid any amounts or receive any benefits consequent upon the Merger.]

16.	The names and addresses of each director of the Surviving Company from the Effective Date are:

(a)	[●] whose address is at [●]

(b)	[●] whose address is at [●]

(c)	[●] whose address is at [●]

(d)	[●] whose address is at [●]

(e)	[●] whose address is at [●]

SECURED CREDITORS

17.	[The Surviving Company has no secured creditor and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.]

18.	[The Merging Company has no secured creditor and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.]

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PROPERTY

19.	On the Effective Date, the rights, property of every description including chores in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company, which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

TERMINATION OR AMENDMENT

20.	At any time prior to the Effective Date, this Plan of Merger may be: (a) terminated by the directors of the Merging Company or Tyfon; or (b) amended by the directors of both of the Constituent Companies to: (i) change the Effective Date, provided that the new Effective Date of the Merger complies with the provisions of section 234 of the Cayman Companies Act such that it cannot be a date later than the ninetieth day after the date of registration of the Plan of Merger with the Registrar; or (ii) to make any other changes to the Plan of Merger which the directors of both of the Constituent Companies consider, in their absolute discretion, to be necessary or desirable for the purpose of effecting the Merger, provided that such changes do not materially adversely affect any rights of the shareholders of either Constituent Company, as determined by the directors of each of the Surviving Company and Tyfon, respectively.

21.	If this Plan of Merger is terminated or amended in accordance with clause 20 after it has been filed with the Registrar but before it has become effective, the Constituent Companies must file or cause to be filed notice of the termination or amendment (as applicable) with the Registrar in accordance with sections 235(2) and 235(4) of the Cayman Companies Act and must distribute copies of such notice in accordance with section 235(3) of the Cayman Companies Act.

COUNTERPARTS

22.	This Plan of Merger may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

APPROVAL AND AUTHORIZATION

23.	This Plan of Merger has been approved by the board of directors of each of the Merging Company and Tyfon pursuant to section 233(3) of the Cayman Companies Act.

24.	This Plan of Merger has been authorised by the sole shareholder of the Merging Company and the shareholders of Tyfon pursuant to section 233(6) of the Cayman Companies Act.

GOVERNING LAW

25.	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

26.	The parties submit to the exclusive jurisdiction of the courts of the Cayman Islands and the courts of appeal from them to determine any dispute arising out of or in connection with this agreement. The parties agree not to object to the exercise of jurisdiction of those courts on any basis.

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IN WITNESS whereof this Plan of Merger has been entered into by the parties on the day and year first above written.

SIGNED for and on behalf of

TYFON CULTURE HOLDINGS LIMITED

Director
Name:

SIGNED for and on behalf of

GLOBAL TECHNOLOGY MERGER SUB CORPORATION

Director
Name:

GLOBAL TECHNOLOGY ACQUISITION CORP. I

Director
Name:

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Annex A to Plan of Merger

[To attach Agreement]

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Annex B to Plan of Merger

[Form to be mutually agreed upon by the parties prior to Closing]

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Annex B

May 14, 2024

Global Technology Acquisition Corp. I

195 US HWY 50, Suite 208

Zephyr Cove, NV 89448

RE: Sponsor Support Agreement

Reference is made to that certain Business Combination and Merger Agreement (the “Merger Agreement”), dated as of the date hereof, by and among Global Technology Acquisition Corp. I, a Cayman Islands exempted company limited by shares (“Purchaser”), Global Technology Merger Sub Corporation, a Cayman Islands exempted company limited by shares and wholly-owned subsidiary of Purchaser (“Merger Sub”), and Tyfon Culture Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”). This letter agreement (this “Letter Agreement”) is being entered into and delivered by Purchaser and HCG Opportunity II, LLC, a Delaware limited liability company (the “Sponsor”), in connection with the Transactions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sponsor hereby agrees as follows:

1.	Sponsor agrees that, at or immediately prior to the Closing, Sponsor shall execute a lock-up agreement substantially in the form of Exhibit A to the Merger Agreement (the “Lock-up Agreement”). Sponsor represents and warrants that Global Technology Acquisition I Sponsor LP, a Cayman Island exempted limited partnership (“Former Sponsor”) and each of Purchaser’s current or former directors and officers (“Prior D&Os”) who beneficially own any Purchaser Shares or Purchaser Warrants are subject (directly or indirectly) to that certain Letter Agreement, dated October 20, 2021, (the “Original Side Letter Agreement”) by and among Former Sponsor and each of the persons listed on the signature pages thereto, as amended by that certain Amendment to Letter Agreement, dated April 19, 2024, (the “Amendment to the Side Letter Agreement”, and together with the Original Side Letter Agreement, the “Side Letter”) by and among Purchaser, Sponsor, Former Sponsor and each of the persons listed on the signature pages thereto and any persons holding Founder Shares (as such term is defined in the Side Letter) (the “Existing Lockup”), that the Existing Lockup remains in full force and effect, and covenants that in the event the Existing Lockup shall be amended such that the Founder Shares Lock-up Period (as such term is defined in the Side Letter) is not equal to or longer than the Lock-up Period (as such term is defined in the Lock-up Agreement) or ceases to be in full force and effect prior to the Closing with respect to Former Sponsor or any of the Prior D&Os, that Sponsor shall cause the Former Sponsor or a Prior D&O, as applicable, to execute the Lock-up Agreement.

2.	Sponsor by this Agreement, with respect to Sponsor’s Purchaser Shares, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as Purchaser may reasonably request in connection therewith) to be present and vote (in each case, in person or by proxy), at the Purchaser Shareholders’ Meeting, and in any action by written consent or written resolutions of the Purchaser Shareholders, all of Sponsor’s Purchaser Shares (a) in favor of the approval and authorization of the Transaction Proposals, including the Merger Agreement (including the plan of merger substantially in the form attached as Annex I of the Merger Agreement), any extension of the expiration date of its Organizational Documents to complete the Merger, the Merger, the other Transactions and this Agreement, (b) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Purchaser under the Merger Agreement or that would reasonably be expected to result in the failure of the Transactions from being consummated and (c) in favor of any other matter reasonably necessary to the consummation of the Transactions and considered and voted upon by the Purchaser Shareholders.

B-1

3.	Sponsor unconditionally and irrevocably agrees to execute and deliver all related documentation and take such other action in support of the Merger, the Merger Agreement, any Transaction Documents and any of the Transactions as shall reasonably be requested by the Company or Purchaser in order to carry out the terms and provision of Section 2, including, without limitation, (i) any actions by written consent of Purchaser Shareholders presented to Sponsor with respect to the matters in Section 2, and (ii) any applicable Transaction Documents, and any consent, waiver, governmental filing, and any similar or related documents.

4.	Except as contemplated by the Merger Agreement or the Transaction Documents, Sponsor unconditionally and irrevocably agrees not make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of the Purchaser capital stock in connection with any vote or other action with respect to the Transactions, other than to recommend that shareholders of Purchaser vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the Company or Purchaser under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 2 of this Letter Agreement).

5.	Subject to the satisfaction or waiver of each of the conditions to Closing set forth in Sections 9.1, 9.2 and 9.3 of the Merger Agreement, effective immediately prior to the Closing, Sponsor hereby waives, in accordance with Section 17.4 of the Organizational Documents of Purchaser, any and all rights that any holder of Purchaser Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”) has or will have under Section 17.3 of the Organizational Documents of Purchaser to receive, with respect to each Purchaser Class B Ordinary Share held by Sponsor, more than one (1) Purchaser Class A Ordinary Share par value $0.0001 per share (“Class A Ordinary Shares”) upon automatic conversion of such Purchaser Class B Ordinary Shares in accordance with the Organizational Documents of Purchaser in connection with the consummation of the Transactions. Sponsor represents and warrants that the foregoing waiver is binding on all holders of Class B Ordinary Shares and their successors and assigns. Without limitation of the foregoing, upon the consummation of the Transactions, Sponsor hereby acknowledges and agrees that pursuant to the Merger Agreement, each Purchaser Class B Ordinary Share shall automatically convert into one (1) Purchaser Class A Ordinary Share.

6.	Upon and subject to the Closing, all Purchaser Warrants (excluding any Purchaser Warrants received pursuant to Section 7 hereof) held by Sponsor, Former Sponsor and any of their successors or assigns (the “Sponsor Warrants”) shall be forfeited by the Sponsor, Former Sponsor and their successors and assigns effective as of immediately prior to the Closing. Sponsor represents and warrants that the foregoing forfeiture is binding on all holders of Sponsor Warrants and that upon Closing, all Sponsor Warrants shall be cancelled without any further liability on behalf of the Purchaser or the Company to any former holder thereof.

7.	Sponsor may elect in writing to the Company to forgive any documented and outstanding indebtedness owed to it by Purchaser immediately prior to the consummation of the Transactions, and receive in consideration for such forgiveness a number of Purchaser Warrants equal to the amount of outstanding indebtedness so forgiven divided by $1.00, rounded up to the nearest whole Purchaser Warrant; provided, that such Purchaser Warrants shall be allocated 70% to Sponsor and 30% to Former Sponsor.

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8.	Until the earlier to occur of (a) the Closing or (b) the valid termination of the Merger Agreement in accordance with Article XI thereof, Sponsor agrees that it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber its Purchaser Ordinary Shares or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of its Purchaser Ordinary Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of its Purchaser Ordinary Shares, or (iv) take any action that would make any representation or warranty herein untrue or incorrect in any respect or have the effect of preventing or disabling Sponsor from performing its obligations hereunder, except as affirmatively permitted by the Merger Agreement; provided, that the foregoing shall not apply to any Transfer (A) to the Sponsor’s or Purchaser’s officers or directors, any affiliates or family members of any of the Sponsor’s or Purchaser’s officers or directors, any members of the Sponsor, or any affiliates of the Sponsor or the Sponsor’s members; (B) by private sales or transfers made in connection with the consummation of the Transactions at prices no greater than the price at which the Purchaser Shares or Purchaser Warrants, as applicable, were originally purchased; (C) by virtue of Sponsor’s organizational documents upon liquidation or dissolution of Sponsor; (D) to the Purchaser for no value for cancellation in connection with the consummation of the Transactions, (E) in the event of Purchaser’s liquidation prior to the completion of the Transactions; or (F) in the event of completion of a liquidation, merger, share exchange or other similar transaction which results in all of Purchaser’s shareholders having the right to exchange their Purchaser Class A Ordinary Shares for cash, securities or other property subsequent to the completion of the Transactions; provided, further, that any transferee of any Transfer of the type set forth in clauses (A) through and including (F) must enter into a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by this Agreement prior to the occurrence of such Transfer (a “Permitted Transferee”).

9.	Sponsor hereby represents and warrants to the Company and Purchaser as follows:

(a) The execution, delivery and performance by Sponsor of this Letter Agreement and the consummation by Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law applicable to Sponsor, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Purchaser Ordinary Shares or (iv) conflict with or result in a breach of or constitute a default under any provision of Sponsor’s Organizational Documents.

(b) As of the date of this Agreement, Former Sponsor owns exclusively and has good and valid title to 1,300,000 Class A ordinary shares and 164,000 Class B ordinary shares, free and clear of any Lien, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Letter Agreement, (ii) that certain Letter Agreement, dated October 20, 2021, by and among Purchaser, the Former Sponsor and the other Insider parties thereto, as amended April 19, 2024, (iii) applicable securities laws, or (iv) Sponsor’s Organizational Documents.

B-3

(c) Sponsor has the power, authority and capacity to execute, deliver and perform this Letter Agreement and that this Letter Agreement has been duly authorized, executed and delivered by Sponsor.

(d) Former Sponsor has covenanted and agreed to forfeit its Sponsor Warrants effective as of immediately prior to the Closing.

(e) Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of Sponsor’s obligations hereunder.

10.	This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and their respective Permitted Transferees). The Company is an express third party beneficiary of this Letter Agreement entitled to the rights and benefits hereunder and to enforce the provisions hereof as if it was a party hereto. This Letter Agreement may not be amended without the written consent of the Company.

11.	This Letter Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior undertakings, agreement, representations by or among the parties hereto, written or oral, relating to the subject matter hereof.

12.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto and the Company, and any purported assignment in violation of the foregoing shall be null and void ab initio. This Letter Agreement shall be binding on the parties hereto and their respective successors and assigns.

13.	From time to time, at another party’s request and without further consideration, each party take all such actions as are necessary, proper or advisable under applicable Laws, so long as such action is consistent with and for the purposes of implementing the provisions of this Agreement.

14.	This Letter Agreement shall be construed and interpreted in a manner consistent with the provisions of the Merger Agreement. In the event of any conflict between the terms of this Letter Agreement and the Merger Agreement, the terms of the Merger Agreement shall govern. The provisions set forth in Sections 7.4 (Trust Waiver), 10.2 (Waiver of Jury Trial), 13.3 (Amendments; No Waivers; Remedies), 13.7 (No Assignment or Delegation), 13.8 (Governing Law), 13.9 (Counterparts; Facsimile Signatures); 13.12 (Construction of Certain Terms and References; Captions); 13.11 (Severability) and 13.16 (Specific Performance) of the Merger Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Letter Agreement mutatis mutandis.

15.	Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00PM Eastern Time on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 5:00PM Eastern Time on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

B-4

If to Purchaser prior to, or on, the Closing, to:

Global Technology Acquisition Corp. I

c/o Ogier Global (Cayman) Limited

89 Nexus Way, Camana Bay

Grand Cayman, KY1-9009, Cayman Islands

Attn: Thomas D. Hennessy

Email: thennessy@hennessycapitalgroup.com

with a copy to:

Sidley Austin LLP

1999 Avenue of the Stars

Los Angeles, CA 90067

Attn.: Joshua DuClos

Email: jduclos@sidley.com

If to Purchaser after the Closing, to:

Tyfon Culture Inc.

11/F, Block A Chengjian Building

Xiangcheng District Suzhou Jiangsu PRC

Attn: Rafael Li; Chen Hua

Email: rafael.li@taifeng.ltd; huachen@taifeng.ltd

with a copy to:

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Attention: Max Gu; Robert S. Matlin; Jonathan M. Barron

Email: max.gu@klgates.com; robert.matlin@klgates.com;

jonathan.barron@klgates.com

If to the Company:

Tyfon Culture Holdings Limited

11/F, Block A Chengjian Building

Xiangcheng District Suzhou Jiangsu PRC

Attn: Rafael Li; Chen Hua

Email: rafael.li@taifeng.ltd; huachen@taifeng.ltd

with a copy to:

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Attention: Max Gu; Robert S. Matlin; Jonathan M. Barron

Email: max.gu@klgates.com; robert.matlin@klgates.com;

jonathan.barron@klgates.com

16.	This Letter Agreement shall automatically terminate, and have no further force and effect, if the Merger Agreement is terminated in accordance with its terms prior to the Effective Time.

[The remainder of this page left intentionally blank.]

B-5

Please indicate your agreement to the terms of this Letter Agreement by signing where indicated below.

Very truly yours,

HCG OPPORTUNITY II, LLC

By:	/s/ Thomas Hennessy
Name:	Thomas Hennessy
Title:	Authorized Person

Acknowledged and agreed

as of the date of this Letter Agreement:

GLOBAL TECHNOLOGY ACQUISITION CORP. I

By:	/s/ Thomas Hennessy
Name:	Thomas Hennessy
Title:	Chief Executive Officer

[Signature Page to Letter Agreement]

B-6

Annex C

COMPANY SHAREHOLDERS SUPPORT AGREEMENT

COMPANY SHAREHOLDERS SUPPORT AGREEMENT, dated as of May 14, 2024 (this “Agreement”), by and among Global Technology Acquisition Corp. I, an exempted company limited by shares incorporated under the Laws of the Cayman Islands (“GTAC”), Tyfon Culture Holdings Limited, an exempted company limited by shares incorporated under the Laws of the Cayman Islands (the “Company”), and the shareholders of the Company whose names appear on the signature pages of this Agreement (each, a “Shareholder” and, collectively, the “Shareholders”).

WHEREAS, GTAC, Global Technology Merger Sub Corp., an exempted company limited by shares incorporated under the Laws of the Cayman Islands (“Merger Sub”), and the Company propose to enter into, on the date hereof, a business combination and merger agreement (the “BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA) which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of GTAC; and

WHEREAS, as of the date hereof, each Shareholder owns of record the number of Company Shares set forth opposite such Shareholder’s name on Exhibit A hereto (all such Company Shares and any Company Shares of which ownership of record or the power to vote is hereafter acquired by each Shareholder prior to the termination of this Agreement being collectively referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agrees as follows:

1.	Agreement to Vote. Each Shareholder, by this Agreement, with respect to such Shareholder’s Shares, severally and not jointly, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as GTAC may reasonably request in connection therewith) to be present and vote (in each case, in person or by proxy), at any meeting of the Company Shareholders, and in any action by written consent or written resolutions of the Company Shareholders, all of such Shareholders’ Shares (a) in favor of the approval and authorization of the BCA (including the plan of merger substantially in the form attached as Annex I of the BCA) and approval of the Merger, the other Transactions and this Agreement, (b) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the Transactions from being consummated and (c) in favor of any other matter reasonably necessary to the consummation of the Transactions and considered and voted upon by the Company Shareholders.

2.	Lock-Up. Each Shareholder agrees that, at or immediately prior to the Closing, such Shareholder shall execute a lock-up agreement substantially in the form of Exhibit A to the BCA.

3.	Transfer of Shares. From an after the date of this Agreement and until the Closing, each Shareholder, severally and not jointly, agrees that such Shareholder shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing (“Transfer”), (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares or (d) take any action that would make any representation or warranty of such Shareholder herein untrue or incorrect in any respect or have the effect of preventing or disabling such Shareholder from performing its obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (i) to such Shareholder’s Affiliates, employees, officers or directors, any affiliates or family members of any of such Shareholder’s officers or directors; (ii) in the case of an individual, by gift to a member of one of the individual’s immediate family, an estate planning vehicle, or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such Person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by pro rata distributions from such Shareholder to its members, partners, or shareholders pursuant to such Shareholder’s organizational documents; and (vi) by virtue of applicable law or such Shareholder’s organizational documents upon liquidation or dissolution of such Shareholder; provided, that any transferee of any Transfer of the type set forth in clauses (i) through (vi) must enter into a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by this Agreement prior to the occurrence of such Transfer.

C-7

4.	Waiver of Dissenter’s Rights and Actions. Each Shareholder, severally and not jointly, hereby irrevocably and unconditionally waives any dissenters’ rights or rights of appraisal in connection with the Merger or the adoption of the Business Combination Agreement that such Shareholder may have under applicable Law, including under Section 238 of the Cayman Act, and irrevocably and unconditionally undertakes that it will not demand or exercise (or permit to be demanded or exercised) any such dissenters’ rights or rights of appraisal with respect to such Shareholder’s Shares.

5.	No Challenges. Each Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against GTAC, the Company, Merger Sub or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the BCA.

6.	Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the undersigned Shareholder makes no agreement or understanding herein in any capacity other than in such Supporting Holder’s capacity as a record holder and beneficial owner of such Shareholder’s Shares and not in such Shareholder’s capacity as a director, officer or employee of the Company, if applicable, and (b) nothing herein will be construed to limit or affect any action or inaction expressly permitted under the BCA by such Shareholder in such Person’s capacity as a director, officer or employee of the Company.

7.	Binding Effect of BCA. Each Shareholder hereby acknowledges that such Shareholder has received and read the BCA and this Agreement and has had the opportunity to consult with such Shareholder’s tax and legal advisors. Each Shareholder, severally and not jointly, hereby agrees to be bound by, and comply with, Section 13.5 (Publicity) of the BCA as if such Shareholder was an original signatory to the BCA with respect to such provisions.

8.	Representations and Warranties. Each Shareholder, severally and not jointly, hereby represents and warrants to GTAC as follows:

a)	The execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law applicable to such Shareholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Shares or (iv) conflict with or result in a breach of or constitute a default under any provision of such Shareholder’s governing documents, if applicable.

b)	Such Shareholder owns exclusively, beneficially and of record and has good, valid and marketable title to the Shares set opposite such Shareholder’s name on Exhibit A, free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement and (ii) applicable securities laws, and has the sole power (as currently in effect) to vote and full right, power and authority to sell, transfer and deliver such Shares, and such Shareholder does not own, directly or indirectly, any other Shares.

C-8

c)	Such Shareholder has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Shareholder.

9.	Termination. This Agreement shall automatically terminate, and have no further force and effect, if the BCA is terminated in accordance with its terms prior to the Effective Time.

10.	Miscellaneous.

a)	From time to time, at another party’s request and without further consideration, each party take all such actions as are necessary, proper or advisable under applicable Laws, so long as such action is consistent with and for the purposes of implementing the provisions of this Agreement.

b)	Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00PM Eastern Time on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 5:00PM Eastern Time on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

If to GTAC prior to, or on, the Closing Date, to:

Global Technology Acquisition Corp. I

c/o Ogier Global (Cayman) Limited

89 Nexus Way, Camana Bay

Grand Cayman, KY1-9009, Cayman Islands

Attn: Thomas D. Hennessy

Email: thennessy@hennessycapitalgroup.com

with a copy to:

Sidley Austin LLP

1999 Avenue of the Stars

Los Angeles, CA 90067

Attn.: Joshua DuClos

Email: jduclos@sidley.com

If to GTAC after the Closing Date, to:

Tyfon Culture Inc.

11/F,Block A Chengjian Building

Xiangcheng District Suzhou Jiangsu PRC

Attn: Rafael Li; Chen Hua

Email: rafael.li@taifeng.ltd; huachen@taifeng.ltd

with a copy to:

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Attn.: Max Gu; Robert Matlin; Jonathan Barron

Email: max.gu@klgates.com; robert.matlin@klgates.com;

jonathan.barron@klgates.com

C-9

If to the Company:

Tyfon Culture Holdings Limited

11/F,Block A Chengjian Building

Xiangcheng District Suzhou Jiangsu PRC

Attn: Rafael Li; Chen Hua

Email: rafael.li@taifeng.ltd; huachen@taifeng.ltd

with a copy to:

K&L Gates LLP

599 Lexington Avenue

New York, NY 10022

Attn.: Max Gu; Robert Matlin; Jonathan Barron

Email: max.gu@klgates.com; robert.matlin@klgates.com;

jonathan.barron@klgates.com

If to a Shareholder, to the address or email address set forth for such Shareholder on the signature pages hereof.

c)	This Agreement shall be construed and interpreted in a manner consistent with the provisions of the BCA. In the event of any conflict between the terms of this Letter Agreement and the BCA, the terms of the BCA shall govern. The provisions set forth in Sections 7.4 (Trust Waiver), 10.2 (Waiver of Jury Trial), 13.3 (Amendments; No Waivers; Remedies), 13.7 (No Assignment or Delegation), 13.8 (Governing Law), 13.9 (Counterparts; Facsimile Signatures); 13.12 (Construction of Certain Terms and References; Captions); 13.11 (Severability) and 13.16 (Specific Performance) of the BCA, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Agreement mutatis mutandis.

d)	This Agreement is intended to create, and creates a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

e)	This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any party hereto without the prior express written consent of the other parties hereto, except that GTAC may assign all or any of its rights and obligations hereunder to any affiliate of GTAC.

f)	This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and GTAC’s permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

g)	This Agreement shall not be effective or binding upon any party hereto until after such time as the BCA is executed and delivered by GTAC, the Company and Merger Sub.

h)	Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 10(h).

[Signature pages follow]

C-10

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Global Technology Acquisition Corp. I

By:	/s/ Thomas Hennessy
Name:	Thomas Hennessy
Title:	Chief Executive Officer

[Signature page to Company Shareholders Support Agreement]

C-11

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Tyfon Culture Holdings Limited

By:	/s/ Ting Hu
Name:	Ting Hu
Title:	Chairwoman

[Signature page to Company Shareholders Support Agreement]

C-12

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Tyfon International Limited

By:	/s/ Ting Hu
Name:	Ting Hu
Title:	Authorized Person

Address and email address:

11/F,Block A Chengjian Building Xiangcheng District Suzhou Jiangsu PRC huting@taifeng.ltd

[Signature page to Company Shareholders Support Agreement]

C-13

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Tyfon Management Limited

By:	/s/ Yu Cao
Name:	Yu Cao
Title:	Authorized Person

Address and email address:

11/F,Block A Chengjian Building Xiangcheng District Suzhou Jiangsu PRC huting@taifeng.ltd

[Signature page to Company Shareholders Support Agreement]

C-14

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WINTIME Cultural Management Co., Ltd.

By:	/s/ Ting Hu
Name:	Ting Hu
Title:	Authorized Person

Address and email address:

11/F,Block A Chengjian Building Xiangcheng District Suzhou Jiangsu PRC huting@taifeng.ltd

[Signature page to Company Shareholders Support Agreement]

C-15

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Trend Widsom Limited

By:	/s/ Edward Wu
Name:	Edward Wu
Title:	Authorized Person

Address and email address:

Suite 3508, 35/F, Tower 6, The Gateway, Harbour City,
9 Canton Road, Tsim Sha Tsui,
Kowloon, Hong Kong
edward.wu@tccapital.com.hk

[Signature page to Company Shareholders Support Agreement]

C-16

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

By:	/s/ Wan Chak Lam
Name:	Wan Chak Lam

Address and email address:

Ft 6B Imperial Building, 54-66 Canton Road, Kln
lamwan@gmail.com

[Signature page to Company Shareholders Support Agreement]

C-17

Exhibit A

Name of Shareholder	Number of Shares
Tyfon International Limited	166,840,000
Tyfon Management Limited	12,760,000
WINTIME Cultural Management Co., Ltd.	20,400,000
Trend Wisdom Limited	16,900,000
Wan Chak Lam	17,340,000

C-18

Annex D

FORM OF LOCK-UP AGREEMENT

[DATE]

Global Technology Acquisition Corp. I

c/o Ogier Global (Cayman) Limited, 89 Nexus Way

Camana Bay, Grand Cayman

KY1-9009, Cayman Islands

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with that certain Business Combination and Merger Agreement, dated as of May [ ], 2024 (the “Merger Agreement”), by and among Tyfon Culture Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”), Global Technology Acquisition Corp. I, a Cayman Islands exempted company limited by shares (“Purchaser”), and Global Technology Merger Sub Corporation, a Cayman Islands exempted company limited by shares and wholly-owned subsidiary of Purchaser (“Merger Sub”, and together with the Purchaser, the “Purchaser Parties”). Capitalized terms used but not otherwise defined in this Letter Agreement shall have the meanings ascribed thereto in the Merger Agreement.

In order to induce the Purchaser Parties and the Company to proceed with the Transactions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Shareholder”) hereby agrees with Purchaser as follows (Shareholder and Purchaser collectively the “Parties” and each individually a “Party”):

1. Subject to the exceptions set forth herein, the Shareholder agrees not to, without the prior written consent of the board of directors of Purchaser, (i) lend, sell, offer to sell, contract or agree to sell, hypothecate, pledge, charge, grant any option to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Class A ordinary shares, par value $0.0001 per share, of Purchaser (“Purchaser Shares”) held by it immediately after the Closing, any Purchaser Shares issuable upon the exercise of any options or warrants to purchase Purchaser Shares held by it immediately after the Closing, or any securities convertible into or exercisable or exchangeable for Purchaser Shares held by it immediately after the Closing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Purchaser Shares or securities convertible into or exercisable or exchangeable for Purchaser Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) for the period (the “Lock-Up Period”) commencing on the Effective Time until the date that is the 180th day after the Closing.

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2. The restrictions set forth in paragraph 1 shall not apply to:

(i)	in the case of an entity, Transfers to an officer, director, manager, stockholder, partner, member or affiliate of such entity;
(ii)	in the case of an individual, Transfers by gift to a member of one of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization;
(iii)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;
(iv)	in the case of an individual, Transfers pursuant to a qualified domestic relations order;
(v)	in the case of an entity, Transfers by virtue of the laws of the jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;
(vi)	by private sales or transfers made in connection with the Closing at prices no greater than the price at which the Purchaser Shares were originally purchased;
(vii)	transactions relating to Purchaser Shares or other securities convertible into or exercisable or exchangeable for Purchaser Shares acquired in open market transactions after the Closing;
(viii)	Transfers to Purchaser pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by Purchaser or the Company or forfeiture of the Shareholder’s Purchaser Shares or other securities convertible into or exercisable or exchangeable for Purchaser Shares in connection with the termination of the Shareholder’s service to Purchaser;
(ix)	transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of Purchaser’s Shareholders having the right to exchange their Purchaser Shares for cash, securities or other property; and
(x)	transactions to satisfy any U.S. federal, state, or local income tax obligations of the Shareholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties thereto, and such change prevents the Transactions from qualifying as a “reorganization” pursuant to Section 368 or Section 351 of the Code (and the Transactions do not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), provided, however, that in the case of clauses (i) through (vi), these permitted transferees must enter into a written agreement, in substantially the form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Shareholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Shareholder; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

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3. The Shareholder hereby represents and warrants that such Shareholder has full power and authority to enter into this Letter Agreement and that this Letter Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms. Upon request, the Shareholder will execute any additional documents necessary in connection with enforcement hereof, provided that the terms of any such additional document shall not impose any additional restrictions or obligations on the Shareholder. Any obligations of the Shareholder shall be binding upon the successors and assigns of the Shareholder from and after the date hereof.

4. Waiver of Jury Trial; Exemplary Damages.

a)	THE PARTIES TO THIS LETTER AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY TRANSACTION DOCUMENTS, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS LETTER AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS LETTER AGREEMENT.

b)	Each of the parties to this Letter Agreement acknowledges that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Letter Agreement further acknowledges that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

5. Amendments; No Waivers; Remedies.

a)	This Letter Agreement cannot be amended, except by a writing signed by each of the Purchaser Parties subject to such amendment and the Company, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given. Notwithstanding the foregoing, any amendment hereto or waiver hereof that affects one Purchaser Party or group of affiliated Purchaser Parties, solely in its capacity as a holder of the shares of capital stock of Purchaser, in a manner that is materially adversely different from the other Purchaser Party (in such capacity) shall require the consent of the Purchaser Parties or group of affiliated Purchaser Parties so affected.

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b)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Letter Agreement. No exercise of any right or remedy with respect to a breach of this Letter Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

c)	Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

d)	Notwithstanding anything else contained herein, neither shall any Party seek, nor shall any Party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Letter Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

6. No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other Parties. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Letter Agreement.

7. Governing Law. This Letter Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

8. Counterparts; Facsimile Signatures. This Letter Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Letter Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each Party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other Parties.

9. Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Letter Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The Parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

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10. Construction of Certain Terms and References; Captions. In this Letter Agreement:

a)	References to particular sections and subsections not otherwise specified are cross-references to sections and subsections of this Letter Agreement.

b)	The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Letter Agreement as a whole and not to any particular provision of this Letter Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

c)	Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified.

d)	Unless otherwise specified, any reference to any agreement (including this Letter Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time.

e)	If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

f)	Captions are not a part of this Letter Agreement, but are included for convenience, only.

g)	All monetary figures used herein shall be in United States dollars unless otherwise specified.

h)	A reference to a statute or statutory provision includes, to the extent applicable at any relevant time: (i) that statute or statutory provision as from time to time consolidated, modified, re-enacted or replaced by any other statute or statutory provision; (ii) any repealed statute or statutory provision which it re-enacts (with or without modification); and (iii) any subordinate legislation or regulation made under the relevant statute or statutory provision.

6. Specific Performance.

a)	The Parties hereby agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any provision of this Letter Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the Parties agree that each party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Letter Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in accordance with this Letter Agreement this being in addition to any other remedy to which they are entitled under the terms of this Letter Agreement at Law or in equity (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy);

b)	Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Letter Agreement on the basis that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Letter Agreement when expressly available pursuant to the terms of this Letter Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

11. This Letter Agreement shall automatically terminate upon expiration of the Lock-Up Period.

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Very truly yours,

GLOBAL TECHNOLOGY ACQUISITION CORP. I

By:
Name:	Thomas D. Hennessy
Title:	Chief Executive Officer

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[ ]

By:
Name:	[ ]
Title:	[ ]

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Annex E

FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [___], 2024, is made and entered into by and among Tyfon Culture Inc., a Cayman Islands exempted company formerly known as Global Technology Acquisition Corp. I (the “Company”), Global Technology Acquisition I Sponsor LP, a Cayman Islands exempted limited partnership (the “Former Sponsor”), HCG Opportunity II, LLC, a Delaware limited liability company (the “Sponsor”), and the undersigned parties listed under the header “Other Holders” on the signature page hereto (each such party, together with the Sponsor, the Former Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively the “Holders”).1

RECITALS

WHEREAS, the Company issued to the Former Sponsor in a private placement prior to the closing of the Company’s initial public offering in October 2021 a total of 5,000,000 shares (after giving effect to the share capitalizations and share forfeitures in connection with the Company’s initial public offering) of the Company’s Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”), of which Class B Ordinary Shares 120,000 were transferred to three of the Company’s prior independent directors;

WHEREAS, on October 20, 2021, the Company and the Former Sponsor entered into that certain Private Placement Warrants Purchase Agreement, pursuant to which the Former Sponsor purchased 10,500,000 warrants (the “Private Placement Warrants”), in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering;

WHEREAS, on November 22, 2023, the Company issued 1,300,000 Class A ordinary shares of the Company, par value $0.0001 per share (“Class A Ordinary Shares”) to the Former Sponsor upon the conversion of an equal number of Class B Ordinary Shares;

WHEREAS, on April 19, 2024, the Former Sponsor transferred 3,500,000 Class B Ordinary Shares and 7,350,000 Private Placement Warrants to the Sponsor and three of the Company’s prior independent directors transferred an aggregate of 164,000 Class B Ordinary Shares to the Former Sponsor;

WHEREAS, the Company, the Former Sponsor, the Sponsor and such other persons or entities listed on the signature pages thereto are parties to that certain Registration Rights Agreement (with the Former Sponsor and the Sponsor, collectively the “Prior Holders”), dated as of October 20, 2021 (the “Prior RRA”);

WHEREAS, pursuant to the closing of the transactions (collectively, the “Closing”) under that certain Business Combination and Merger Agreement, dated as of May [___], 2024, by and among the Company, Global Technology Merger Sub Corporation, a Cayman Islands exempted company limited by shares and wholly-owned subsidiary of the Company (“Merger Sub”), and Tyfon Culture Holdings Limited, a Cayman Islands exempted company limited by shares (“Tyfon”) (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), Merger Sub merged with and into Tyfon, with Tyfon surviving and becoming a wholly-owned subsidiary of the Company (the “Business Combination”) and as a result of which each Holder as of the date hereof owns equity securities of the Company;

1 Note to Draft: “Other Holders” to include the current and former executive officers, directors and 10% shareholders of the Company and Tyfon, as well as the executive officers, directors and 10% shareholders of the Company following the Closing.

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WHEREAS, on May [___], 2024, the Sponsor entered into that certain Sponsor Support Agreement, pursuant to which, inter alia, all of the 10,500,000 Private Placement Warrants were forfeited effective as of immediately prior to the Closing;

[WHEREAS, on April 24, 2024, the Company entered into a promissory note of up to an aggregate of $2,500,000 for working capital purposes and/or to finance additional deposits into the Company’s trust account (the “Promissory Note”) with the Sponsor, and pursuant to the terms of the Promissory Note, the Sponsor converted $[___] into additional Private Placement Warrants at a price of $1.00 per warrant (“Working Capital Warrants”);]2

WHEREAS, pursuant to Section 5.8 of the Prior RRA, the Prior RRA can be amended with the written consent of the Company and the holders of at least a majority in interest of the Registrable Securities (as defined under the Prior RRA) at the time in question, and Sponsor and Former Sponsor hold such majority of the Registrable Securities currently outstanding and consent to the amendment of the Prior RRA by their execution of this Agreement; and

WHEREAS, the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant to Holders certain registration rights with respect to certain securities of the Company, and the Prior Holders’ rights under the Prior RRA are being amended and restated, and superseded, in their entirety, by the rights set forth in this Agreement, as pertaining to the securities of the Company held by them, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article 1

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the principal executive officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

2 Note to Draft: To include if applicable.

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“Business Combination” shall have the meaning given in the Recitals hereto.

“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

“Closing” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holder” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form F-1” shall mean Form F-1 for the registration of securities under the Securities Act promulgated by the Commission.

“Form F-1 Shelf” shall have the meaning given in subsection 2.1.2.

“Form F-3” shall mean Form F-3 for the registration of securities under the Securities Act promulgated by the Commission.

“Form F-3 Shelf” shall have the meaning given in subsection 2.1.2.

“Former Sponsor” shall have the meaning given in the Preamble.

“Founder Shares” shall mean, collectively, the Class B Ordinary Shares, including the Class A Ordinary Shares issuable upon conversion thereof, and the 1,300,000 Class A Ordinary Shares received upon the conversion of the Former Sponsor’s Class B Ordinary Shares.

“Holders” shall have the meaning given in the Preamble.

“Lock-up Period” shall mean any lock-up period with respect to the Registrable Securities included in the Company’s governing documents or any agreements between such Holder and the Company.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Ordinary Shares” means the ordinary shares of the Company, par value $0.0001 per share.

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“Permitted Transferees” shall mean a person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of any Lock-up Period applicable to such Registrable Securities, as the case may be.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Prior Holders” shall have the meaning given in the Recitals hereto.

“Prior RRA” shall have the meaning given in the Recitals hereto.

“Private Placement Warrants” shall have the meaning given in the Recitals hereto.

[“Promissory Note” shall have the meaning given in the Recitals hereto. ]

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) (i) the Founder Shares (including any Ordinary Shares or other equivalent equity security issued or issuable upon the conversion of any such Founder Shares or exercisable for Ordinary Shares), [(ii) the Working Capital Warrants (including any Ordinary Shares issued or issuable upon the conversion of working capital loans),] and (iii) any outstanding Ordinary Shares or any other equity security (including Ordinary Shares issued or issuable upon the exercise of any other equity security) of the Company held by a Holder as of the date of this Agreement after the Closing, and (b) any other equity security of the Company sold or issued or issuable with respect to any such Ordinary Shares by way of a share capitalization or share split or in connection with a combination of shares, recapitalization, amalgamation, merger, consolidation, spin off or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Ordinary Shares are then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

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(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall have the meaning given in subsection 2.1.6.

“Sponsor” shall have the meaning given in the Preamble.

“Subsequent Shelf Registration” shall have the meaning given in subsection 2.3.2.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

[“Working Capital Warrants” shall have the meaning given in the Recitals hereto.]

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Article 2

REGISTRATIONS

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to the provisions of subsections 2.1.4 and 2.1.6 and Section 2.4 hereof, at any time and from time to time on or after the date hereof, the Holders of at least a majority in interest of the then-outstanding number of Registrable Securities (the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within ten (10) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within three (3) Business Days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration under this subsection 2.1.1 with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Form F-1 or any similar long-form registration statement that may be available at such time has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form F-1 Registration have been sold, in accordance with Section 3.1 of this Agreement.

2.1.2 Effective Registration. Notwithstanding the provisions of subsection 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3 Underwritten Offering. Subject to the provisions of subsections 2.1.4 and 2.1.6 and Section 2.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.

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2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Ordinary Shares or other equity securities that the Company desires to sell and the Ordinary Shares, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities, which can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Holders (Pro Rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration) exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii), and (iii), the Ordinary Shares or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under subsection 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to (x) in the case of a Demand Registration not involving an Underwritten Offering, the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration, or (y) in the case of a Demand Registration involving an Underwritten Offering, the pricing of such Underwritten Offering; provided, however, that upon withdrawal by a majority-in-interest of the Demanding Holders initiating a Demand Registration, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement or complete the Underwritten Offering, as applicable. Notwithstanding anything to the contrary in this Agreement, (i) the Company may effect any Underwritten Registration pursuant to any then effective Registration Statement, including a Form F-3, that is then available for such offering and (ii) the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.1.5.

2.1.6 Initial Shelf Registration. The Company shall file within twenty (20) Business Days of the Closing, a Registration Statement for a shelf Registration Statement on Form F-1 (in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect)) (the “Form F-1 Shelf”) or, if the Company is eligible to use a Registration Statement on Form F-3, a shelf Registration Statement on Form F-3 (in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect)) (the “Form F-3 Shelf” and together with the Form F-1 Shelf, each a “Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two (2) Business Days prior to such filing) on a delayed or continuous basis and shall use reasonable best efforts to cause such Shelf to be declared effective as soon as practicable thereafter, but in no event later than the earlier of (i) sixty (60) days following the filing deadline (or ninety (90) days after the filing deadline if the Registration Statement is reviewed by, and receives comments from, the Commission) and (ii) ten (10) Business Days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. Notwithstanding anything to the contrary herein, to the extent there is an effective Shelf under this subsection 2.1.6, covering all of a Holder’s or Holders’ Registrable Securities, such Holder shall not have rights to make a Demand Registration with respect to subsection 2.1.1. Notwithstanding anything to the contrary herein, to the extent there is an effective Shelf under this subsection 2.1.6, covering a Holder’s or Holders’ Registrable Securities, and such Holder or Holders qualify as Demanding Holders pursuant to subsection 2.1.1 and wish to request an Underwritten Offering from such Shelf, such Underwritten Offering shall follow the procedures of Section 2.1 (including subsections 2.1.3 and 2.1.4), but such Underwritten Offering shall be made from the Shelf and shall not count against the number of Demand Registrations that may be made pursuant to subsection 2.1.1.

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2.1.7 Holder Information Required for Participation in Underwritten Offering. At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement pursuant to this Section 2, the Company shall use reasonable best efforts to notify each Holder in writing (which may be by email) of the information reasonably necessary about the Holder to include such Holder’s Registrable Securities in such Registration Statement and of the anticipated filing date. Notwithstanding anything else in this Agreement, the Company shall not be obligated to include such Holder’s Registrable Securities to the extent the Company has not received such information, and received any other reasonably requested agreements or certificates, on or prior to the second Business Day prior to the first anticipated filing date of a Registration Statement pursuant to this Section 2.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If, at any time on or after the date hereof, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders or in connection with an acquisition of a business on Form F-4, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than seven (7) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within three (3) Business Days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

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2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Ordinary Shares that the Company desires to sell, taken together with (i) the Ordinary Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which Registration has been requested pursuant Section 2.2 hereof, and (iii) the Ordinary Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata based on the respective number of Registrable Securities that each Holder has so requested exercising its rights to register its Registrable Securities pursuant to subsection 2.2.1, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Ordinary Shares, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities.

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Ordinary Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Registration, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration (or in the case of an Underwritten Registration pursuant to Rule 415 under the Securities Act, at least two (2) Business Days prior to the time of pricing of the applicable offering). The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

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2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Demand Shelf Registrations.

2.3.1 The Holders of Registrable Securities may at any time, and from time to time on or after the date hereof, to the extent that its Registrable Securities are not covered by an effective Shelf, including, for the avoidance of doubt, pursuant to subsection 2.1.6, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on an automatic shelf registration statement if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) or on Form F-3 or any similar short-form registration statement that may be available at such time; provided, however, that if the Company is ineligible to use Form F-3, on Form F-1; a Shelf filed pursuant to this subsection 2.3.1 shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder. Within ten (10) days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on a Shelf, the Company shall promptly give written notice of the proposed Registration to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration shall so notify the Company, in writing, within three (3) Business Days after the receipt by the Holder of the notice from the Company. As soon as practicable thereafter, but not more than twenty (20) days after the Company’s initial receipt of such written request for a Registration on a Shelf, the Company shall file a Registration Statement relating to all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to this subsection 2.3.1 if the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $10,000,000. The Company shall maintain each Shelf, including, for the avoidance of doubt, a Shelf filed pursuant to subsection 2.1.6, in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included on such Shelf. In the event the Company files a Shelf on Form F-1, the Company shall use its commercially reasonable best efforts to convert the Form F-1 to a Form F-3 as soon as practicable after the Company is eligible to use Form F-3.

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2.3.2 If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities included thereon are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities including on such Shelf, and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included thereon. Any such Subsequent Shelf Registration shall be on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Holder shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, a Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, the Company shall only be required to cause such Registrable Securities to be so covered once annually after inquiry of the Holders.

2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of Underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board, Chief Executive Officer or Chief Financial Officer stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than ninety (90) days in any twelve (12) month period; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period.

2.5 Lock-Up. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to effect any Demand Registration or Piggyback Registration of any Registrable Securities during any Lock-up Period applicable to such Registrable Securities. Nothing in this Section 2.5 shall limit the Company’s obligation to register all of the Registrable Securities on the Shelf pursuant to subsection 2.1.6.

Article 3

COMPANY PROCEDURES

3.1 General Procedures. If at any time on or after the date hereof the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

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3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and each such Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as each Holder of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

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3.1.10 permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

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3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Ordinary Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission, to the extent that such rule or such successor rule is available to the Company), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Article 4

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person, if any, who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

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4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

E-15

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by Pro Rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

Article 5

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third Business Day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: [___], with copies to; [___] and, if to any Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Prior to the expiration of any applicable Lock-up Period, as the case may be, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

E-16

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

5.4 Counterparts; Electronic Signatures. This Agreement may be executed and delivered (including executed manually or electronically via DocuSign or other similar services and delivered by portable document format (pdf) transmission) in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

5.6 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION.

5.7 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.8 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

E-17

5.9 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

5.10 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

5.11 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holders may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

5.12 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement and (ii) the date as of which no Registrable Securities remain outstanding. The provisions of Section 3.5 and Article V shall survive any termination.

5.13 Legend Removal. If a Holder holds Registrable Securities that are eligible to be sold without restriction under Rule 144 under the Securities Act (other than the restriction set forth under Rule 144(i)) or pursuant to an effective Registration Statement, then, at such Holder’s request, accompanied by such additional representations and other documents as the Company shall reasonably request, the Company shall cause the Company’s transfer agent to remove any restrictive legend set forth on the Registrable Securities held by such Holder in connection with any sale of such Registrable Securities pursuant to Rule 144 or the effective Registration Statement, as applicable (including, if required by the Company’s transfer agent, by delivering to the Company’s transfer agent a direction letter and opinion of counsel).

[SIGNATURE PAGES FOLLOW]

E-18

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

TYFON CULTURE INC.

By:
Name:
Title:

FORMER SPONSOR:

GLOBAL TECHNOLOGY ACQUISITION I SPONSOR LP

By:
Name:
Title:

SPONSOR:

HCG OPPORTUNITY II, LLC

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

E-19

OTHER HOLDERS:

[___]

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

E-20

Annex F

Form of Memorandum and Articles of Association for Purchaser

Companies Act (Revised)

Company Limited by Shares

amended and restated

memorandum of association

OF

Tyfon Culture Inc.

Adopted by special resolution on [  ] and effective on [  ]

F-1

Companies Act (Revised)

Company Limited by Shares

Amended and Restated

Memorandum of Association

of

Tyfon Culture Inc.

Adopted by special resolution on [  ] and effective on [  ]

1	The name of the Company is Tyfon Culture Inc.

2	The Company’s registered office will be situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide.

3	The Company’s objects are unrestricted. As provided by section 7(4) of the Companies Act (Revised), the Company has full power and authority to carry out any object not prohibited by any law of the Cayman Islands.

4	The Company has unrestricted corporate capacity. Without limitation to the foregoing, as provided by section 27 (2) of the Companies Act (Revised), the Company has and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5	Nothing in any of the preceding paragraphs permits the Company to carry on any of the following businesses without being duly licensed, namely:

(a)	the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Act (Revised); or

(b)	insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Act (Revised); or

(c)	the business of company management without being licensed in that behalf under the Companies Management Act (Revised).

6	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands. Despite this, the Company may effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands any of its powers necessary for the carrying on of its business outside the Cayman Islands.

F-2

7	The Company is a company limited by shares and accordingly the liability of each member is limited to the amount (if any) unpaid on that member’s shares.

8	The share capital of the Company is US$50,000 divided into 500,000,000 Class A Ordinary Shares of US$0.0001 par value each. However, subject to the Companies Act (Revised) and the Company’s articles of association, the Company has power to do any one or more of the following:

(a)	redeem or repurchase any of its shares;

(b)	increase or reduce its capital;

(c)	issue any part of its capital (whether original, redeemed, increased or reduced):

(i)	with or without any preferential, deferred, qualified or special rights, privileges or conditions; or

(ii)	subject to any limitations or restrictions

and unless the condition of issue expressly declares otherwise, every issue of shares (whether declared to be ordinary, preference or otherwise) is subject to this power; and

(d)	alter any of those rights, privileges, conditions, limitations or restrictions.

9	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

F-3

Companies Act (Revised)

Company Limited By Shares

AMENDED AND RESTATED

articles of association

of

Tyfon Culture Inc.

(Adopted by special resolution passed on [  ] and effective on [  ])

F-4

Contents

1	Definitions, interpretation and exclusion of Table A	F-9
Definitions		F-9
Interpretation		F-12
Exclusion of Table A Articles		F-13

2	Shares	F-13
Power to issue Shares and options, with or without special rights		F-13
Power to pay commissions and brokerage fees		F-14
Trusts not recognised		F-14
Security interests		F-14
Power to vary class rights		F-14
Effect of new Share issue on existing class rights		F-15
Capital contributions without issue of further Shares		F-15
No bearer Shares or warrants		F-15
Treasury Shares		F-16
Rights attaching to Treasury Shares and related matters		F-16
Register of Members		F-16
Annual Return		F-17

3	Share certificates	F-17
Issue of share certificates		F-17
Renewal of lost or damaged share certificates		F-17

4	Lien on Shares	F-18
Nature and scope of lien		F-18
Company may sell Shares to satisfy lien		F-18
Authority to execute instrument of transfer		F-19
Consequences of sale of Shares to satisfy lien		F-19
Application of proceeds of sale		F-19

5	Calls on Shares and forfeiture	F-20
Power to make calls and effect of calls		F-20
Time when call made		F-20
Liability of joint holders		F-20
Interest on unpaid calls		F-20
Deemed calls		F-20
Power to accept early payment		F-20
Power to make different arrangements at time of issue of Shares		F-21
Notice of default		F-21
Forfeiture or surrender of Shares		F-21
Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender		F-21
Effect of forfeiture or surrender on former Member		F-22
Evidence of forfeiture or surrender		F-22
Sale of forfeited or surrendered Shares		F-22

6	Transfer of Shares	F-23
Form of Transfer		F-23
Power to refuse registration for Shares not listed on a Designated Stock Exchange		F-23
Suspension of transfers		F-23
Company may retain instrument of transfer		F-24
Notice of refusal to register		F-24

F-5

7	Transmission of Shares	F-24
Persons entitled on death of a Member		F-24
Registration of transfer of a Share following death or bankruptcy		F-24
Indemnity		F-25
Rights of person entitled to a Share following death or bankruptcy		F-25

8	Alteration of capital	F-25
Increasing, consolidating, converting, dividing and cancelling share capital		F-25
Dealing with fractions resulting from consolidation of Shares		F-26
Reducing share capital		F-26

9	Redemption and purchase of own Shares	F-26
Power to issue redeemable Shares and to purchase own Shares		F-26
Power to pay for redemption or purchase in cash or in specie		F-27
Effect of redemption or purchase of a Share		F-27

10	Meetings of Members	F-27
Annual and extraordinary general meetings		F-27
Power to call meetings		F-28
Content of notice		F-28
Period of notice		F-29
Persons entitled to receive notice		F-29
Accidental omission to give notice or non-receipt of notice		F-29

11	Proceedings at meetings of Members	F-29
Quorum		F-29
Lack of quorum		F-30
Chairman		F-30
Right of a Director to attend and speak		F-30
Accommodation of Members at meeting		F-30
Security		F-31
Adjournment and Postponement		F-31
Method of voting		F-31
Taking of a poll		F-31
Chairman’s casting vote		F-32
Amendments to resolutions		F-32
Written resolutions		F-32
Sole-Member Company		F-34

12	Voting rights of Members	F-34
Right to vote		F-34
Rights of joint holders		F-34
Representation of corporate Members		F-35
Member with mental disorder		F-35
Objections to admissibility of votes		F-36
Form of proxy		F-36
How and when proxy is to be delivered		F-36
Voting by proxy		F-38

13	Number of Directors	F-38

14	Appointment, disqualification and removal of Directors	F-38
No age limit		F-38
Corporate Directors		F-39
No shareholding qualification		F-39
Appointment of Directors		F-39
Board’s power to appoint Directors		F-40

F-6

Removal of Directors		F-40
Resignation of Directors		F-40
Termination of the office of Director		F-40

15	Alternate Directors	F-41
Appointment and removal		F-41
Notices		F-42
Rights of alternate Director		F-42
Appointment ceases when the appointor ceases to be a Director		F-42
Status of alternate Director		F-42
Status of the Director making the appointment		F-43

16	Powers of Directors	F-43
Powers of Directors		F-43
Directors below the minimum number		F-43
Appointments to office		F-43
Provisions for employees		F-44
Exercise of voting rights		F-44
Remuneration		F-44
Disclosure of information		F-45

17	Delegation of powers	F-45
Power to delegate any of the Directors’ powers to a committee		F-45
Local boards		F-46
Power to appoint an agent of the Company		F-46
Power to appoint an attorney or authorised signatory of the Company		F-46
Borrowing Powers		F-47
Corporate Governance		F-47

18	Meetings of Directors	F-47
Regulation of Directors’ meetings		F-47
Calling meetings		F-47
Notice of meetings		F-48
Use of technology		F-48
Quorum		F-48
Chairman or deputy to preside		F-48
Voting		F-48
Recording of dissent		F-48
Written resolutions		F-49
Validity of acts of Directors in spite of formal defect		F-49

19	Permissible Directors’ interests and disclosure	F-49

20	Minutes	F-50

21	Accounts and audit	F-50
Auditors		F-50

22	Record dates	F-51

23	Dividends	F-51
Source of dividends		F-51
Declaration of dividends by Members		F-51
Payment of interim dividends and declaration of final dividends by Directors		F-51
Apportionment of dividends		F-52
Right of set off		F-52
Power to pay other than in cash		F-53

F-7

How payments may be made		F-53
Dividends or other monies not to bear interest in absence of special rights		F-54
Dividends unable to be paid or unclaimed		F-54

24	Capitalisation of profits	F-54
Capitalisation of profits or of any share premium account or capital redemption reserve;		F-54
Applying an amount for the benefit of Members		F-54

25	Share Premium Account	F-55
Directors to maintain share premium account		F-55
Debits to share premium account		F-55

26	Seal	F-55
Company seal		F-55
Duplicate seal		F-55
When and how seal is to be used		F-55
If no seal is adopted or used		F-56
Power to allow non-manual signatures and facsimile printing of seal		F-56
Validity of execution		F-56

27	Indemnity	F-56
Release		F-57
Insurance		F-57

28	Notices	F-58
Form of notices		F-58
Electronic communications		F-58
Persons entitled to notices		F-59
Persons authorised to give notices		F-59
Delivery of written notices		F-59
Joint holders		F-59
Signatures		F-60
Giving notice to a deceased or bankrupt Member		F-60
Date of giving notices		F-60
Saving provision		F-61

29	Authentication of Electronic Records	F-61
Application of Articles		F-61
Authentication of documents sent by Members by Electronic means		F-61
Authentication of document sent by the Secretary or Officers of the Company by Electronic means		F-61
Manner of signing		F-62
Saving provision		F-62

30	Transfer by way of continuation	F-62

31	Winding up	F-63
Distribution of assets in specie		F-63
No obligation to accept liability		F-63

32	Amendment of Memorandum and Articles	F-63
Power to change name or amend Memorandum		F-63
Power to amend these Articles		F-64

33	Mergers and Consolidations	F-64

34	Certain Tax Filings	F-64

35	Business Opportunities	F-64

36	Exclusive Jurisdiction and Forum	F-65

F-8

Companies Act (Revised)

Company Limited by Shares

Amended and Restated

Articles of Association

of

Tyfon Culture Inc.

(Adopted by special resolution passed on [  ] and effective on [  ])

1	Definitions, interpretation and exclusion of Table A

Definitions

1.1	In these Articles, the following definitions apply:

Act means the Companies Act (Revised) of the Cayman Islands, including any statutory modification or re-enactment thereof for the time being in force;

Applicable Law means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person;

Articles means, as appropriate:

(a)	these amended and restated articles of association as amended, restated, supplemented and/or otherwise modified from time to time: or

(b)	two or more particular articles of these Articles;

and Article refers to a particular article of these Articles;

Auditors means the auditor or auditors for the time being of the Company;

Board means the board of Directors from time to time;

Business Day means a day when banks in Grand Cayman, the Cayman Islands are open for the transaction of normal banking business and for the avoidance of doubt, shall not include a Saturday, Sunday or public holiday in the Cayman Islands;

Cayman Islands means the British Overseas Territory of the Cayman Islands;

Class A Ordinary Share means a class A ordinary share of a par value of US$0.0001 in the capital of the Company in the capital of the Company;

F-9

Clear Days, in relation to a period of notice, means that period of calendar days excluding:

(a)	the calendar day when the notice is given or deemed to be given; and

(b)	the calendar day for which it is given or on which it is to take effect;

Commission means Securities and Exchange Commission of the United States of America or other federal agency for the time being administering the U.S. Securities Act;

Company means the above-named company;

Default Rate means ten per cent per annum;

Designated Stock Exchanges means the Nasdaq Capital Market in the United States of America for so long as the Company’s Shares are there listed and any other stock exchange on which the Company’s Shares are listed for trading;

Designated Stock Exchange Rules means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares or on the Designated Stock Exchanges;

Directors means the directors for the time being of the Company and the expression Director shall be construed accordingly;

Electronic has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Record has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Signature has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Fully Paid Up means:

(a)	in relation to a Share with par value, means that the par value for that Share and any premium payable in respect of the issue of that Share, has been fully paid or credited as paid in money or money’s worth; and

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has been fully paid or credited as paid in money or money’s worth;

General Meeting means a general meeting of the Company duly constituted in accordance with the Articles;

Independent Director means a Director who is an independent director as defined in the Designated Stock Exchange Rules as determined by the Board;

F-10

Member means any person or persons entered on the register of Members from time to time as the holder of a Share;

Memorandum means the amended and restated memorandum of association of the Company as amended, restated, supplemented and/or otherwise modified from time to time;

month means a calendar month;

Officer means a person appointed to hold an office in the Company including a Director, alternate Director or liquidator and excluding the Secretary;

Ordinary Resolution means a resolution of a General Meeting passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote thereon in person or by proxy or, in the case of corporations, by their duly authorised representatives, at that General Meeting. The expression also includes a written resolution passed by the requisite majority in accordance with Article 11.22;

Ordinary Share means a Class A Ordinary Share in the capital of the Company in the capital of the Company;

Partly Paid Up means:

(a)	in relation to a Share with par value, that the par value for that Share and any premium payable in respect of the issue of that Share, has not been fully paid or credited as paid in money or money’s worth; and

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has not been fully paid or credited as paid in money or money’s worth;

Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Share means a share in the share capital of the Company and the expression:

(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and

(b)	where the context permits, also includes a fraction of a Share;

Special Resolution has the meaning given to that term in the Act. The expression includes a unanimous written resolution by all of the Members entitled to vote at such meeting;

Tax Filing Authorised Person means such person as any director shall designate from time to time, acting severally;

Treasury Shares means Shares held in treasury pursuant to the Act and Article 2.16; and

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U.S. Securities Act means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

Interpretation

1.2	In the interpretation of these Articles, the following provisions apply unless the context otherwise requires:

(a)	A reference in these Articles to a statute is a reference to a statute of the Cayman Islands as known by its short title, and includes:

(i)	any statutory modification, amendment or re-enactment; and

(ii)	any subordinate legislation or regulations issued under that statute.

Without limitation to the preceding sentence, a reference to a revised Act of the Cayman Islands is taken to be a reference to the revision of that Act in force from time to time as amended from time to time.

(b)	Headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity.

(c)	If a day on which any act, matter or thing is to be done under these Articles is not a Business Day, the act, matter or thing must be done on the next Business Day.

(d)	A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders.

(e)	A reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency.

(f)	Where a word or phrase is given a defined meaning another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning.

(g)	All references to time are to be calculated by reference to time in the place where the Company’s registered office is located.

(h)	The words written and in writing include all modes of representing or reproducing words in a visible form, but do not include an Electronic Record where the distinction between a document in writing and an Electronic Record is expressed or implied.

(i)	The words including, include and in particular or any similar expression are to be construed without limitation.

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(j)	Any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an Electronic Signature.

(k)	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

(l)	The term “holder” in relation to a Share means a person whose name is entered in the register of Members as the holder of such Share.

1.3	The headings in these Articles are intended for convenience only and shall not affect the interpretation of these Articles.

Exclusion of Table A Articles

1.4	The regulations contained in Table A in the First Schedule of the Act and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

2	Shares

Power to issue Shares and options, with or without special rights

2.1	Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in General Meeting), these Articles and, where applicable, the rules and regulations of the Designated Stock Exchanges, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors have general and unconditional authority to allot (with or without confirming rights of renunciation), issue, grant options over or otherwise deal with any unissued Shares to such persons, at such times and on such terms and conditions as they may decide. No Share may be issued at a discount except in accordance with the provisions of the Act.

2.2	Without limitation to the preceding Article, the Directors may so deal with the unissued Shares:

(a)	either at a premium or at par; or

(b)	with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise.

2.3	Without limitation to the two preceding Articles, the Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

2.4	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company at such times and on such terms and conditions as the Directors may decide.

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2.5	The Company may issue units of securities in the Company, which may be comprised of Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, on such terms and conditions as the directors may decide.

Power to pay commissions and brokerage fees

2.6	The Company may, in so far as the Act permits, pay a commission to any person in consideration of that person:

(a)	subscribing or agreeing to subscribe, whether absolutely or conditionally; or

(b)	procuring or agreeing to procure subscriptions, whether absolute or conditional,

for any Shares. That commission may be satisfied by the payment of cash or the allotment of Fully Paid Up or Partly Paid Up Shares or partly in one way and partly in another.

2.7	The Company may employ a broker in the issue of its capital and pay him any proper commission or brokerage.

Trusts not recognised

2.8	Except as required by Act:

(a)	no person shall be recognised by the Company as holding any Share on any trust; and

(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.

Security interests

2.9	Notwithstanding the preceding Article, the Company may (but shall not be obliged to) recognise a security interest of which it has actual notice over shares. The Company shall not be treated as having recognised any such security interest unless it has so agreed in writing with the secured party.

Power to vary class rights

2.10	If the share capital is divided into different classes of Shares then, unless the terms on which a class of Shares was issued state otherwise, the rights attaching to a class of Shares may only be varied if one of the following applies:

(a)	the Members holding not less than two-thirds of the issued Shares of that class consent in writing to the variation; or

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(b)	the variation is made with the sanction of a Special Resolution passed at a separate general meeting of the Members holding the issued Shares of that class.

2.11	For the purpose of Article 2.10(b), all the provisions of these Articles relating to general meetings apply, mutatis mutandis, to every such separate meeting except that:

(a)	the necessary quorum shall be one or more persons holding, or representing by proxy, not less than one third of the issued Shares of the class; and

(b)	any Member holding issued Shares of the class, present in person or by proxy or, in the case of a corporate Member, by its duly authorised representative, may demand a poll.

Effect of new Share issue on existing class rights

2.12	Unless the terms on which a class of Shares was issued state otherwise, the rights conferred on the Member holding Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu with the existing Shares of that class.

Capital contributions without issue of further Shares

2.13	With the consent of a Member, the Directors may accept a voluntary contribution to the capital of the Company from that Member without issuing Shares in consideration for that contribution. In that event, the contribution shall be dealt with in the following manner:

(a)	It shall be treated as if it were a share premium.

(b)	Unless the Member agrees otherwise:

(i)	if the Member holds Shares in a single class of Shares, it shall be credited to the share premium account for that class of Shares;

(ii)	if the Member holds Shares of more than one class, it shall be credited rateably to the share premium accounts for those classes of Shares (in the proportion that the sum of the issue prices for each class of Shares that the Member holds bears to the total issue prices for all classes of Shares that the Member holds).

2.14	It shall be subject to the provisions of the Act and these Articles applicable to share premiums

No bearer Shares or warrants

2.15	The Company shall not issue Shares or warrants to bearers.

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Treasury Shares

2.16	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Act shall be held as Treasury Shares and not treated as cancelled if:

(a)	the Directors so determine prior to the purchase, redemption or surrender of those shares; and

(b)	the relevant provisions of the Memorandum and Articles and the Act are otherwise complied with.

Rights attaching to Treasury Shares and related matters

2.17	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Members on a winding up) may be made to the Company in respect of a Treasury Share.

2.18	The Company shall be entered in the register of Members as the holder of the Treasury Shares. However:

(a)	the Company shall not be treated as a Member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Act.

2.19	Nothing in Article 2.18 prevents an allotment of Shares as Fully Paid Up bonus shares in respect of a Treasury Share and Shares allotted as Fully Paid Up bonus shares in respect of a Treasury Share shall be treated as Treasury Shares.

2.20	Treasury Shares may be disposed of by the Company in accordance with the Act and otherwise on such terms and conditions as the Directors determine.

Register of Members

2.21	The Directors shall keep or cause to be kept a register of Members as required by the Act and may cause the Company to maintain one or more branch registers as contemplated by the Act, provided that where the Company is maintaining one or more branch registers, the Directors shall ensure that a duplicate of each branch register is kept with the Company’s principal register of Members and updated within such number of days of any amendment having been made to such branch register as may be required by the Act.

2.22	The title to Shares listed on a Designated Stock Exchange may be evidenced and transferred in accordance with the laws applicable to the rules and regulations of the Designated Stock Exchange and, for these purposes, the register of Members may be maintained in accordance with Article 40B of the Act.

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Annual Return

2.23	The Directors in each calendar year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Act and shall deliver a copy thereof to the registrar of companies for the Cayman Islands.

3	Share certificates

Issue of share certificates

3.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. If the Directors resolve that share certificates shall be issued, upon being entered in the register of Members as the holder of a Share, the Directors may issue to any Member:

(a)	without payment, one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the Directors may determine for every certificate after the first, several certificates each for one or more of that Member’s Shares.

3.2	Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid Up or Partly Paid Up. A certificate may be executed under seal or executed in such other manner as the Directors determine.

3.3	Every certificate shall bear legends required under the Applicable Laws, including the U.S. Securities Act (to the extent applicable).

3.4	The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one joint holder shall be a sufficient delivery to all of them.

Renewal of lost or damaged share certificates

3.5	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(a)	evidence;

(b)	indemnity;

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(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

(d)	payment of a reasonable fee, if any for issuing a replacement share certificate,

as the Directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

4	Lien on Shares

Nature and scope of lien

4.1	The Company has a first and paramount lien on all Shares (whether Fully Paid Up or not) registered in the name of a Member (whether solely or jointly with others). The lien is for all monies payable to the Company by the Member or the Member’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a Member; and

(b)	whether or not those monies are presently payable.

4.2	At any time the Board may declare any Share to be wholly or partly exempt from the provisions of this Article.

Company may sell Shares to satisfy lien

4.3	The Company may sell any Shares over which it has a lien if all of the following conditions are met:

(a)	the sum in respect of which the lien exists is presently payable;

(b)	the Company gives notice to the Member holding the Share (or to the person entitled to it in consequence of the death or bankruptcy of that Member) demanding payment and stating that if the notice is not complied with the Shares may be sold; and

(c)	that sum is not paid within fourteen Clear Days after that notice is deemed to be given under these Articles,

and Shares to which this Article 4.3 applies shall be referred to as Lien Default Shares.

4.4	The Lien Default Shares may be sold in such manner as the Board determines.

4.5	To the maximum extent permitted by law, the Directors shall incur no personal liability to the Member concerned in respect of the sale.

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Authority to execute instrument of transfer

4.6	To give effect to a sale, the Directors may authorise any person to execute an instrument of transfer of the Lien Default Shares sold to, or in accordance with the directions of, the purchaser.

4.7	The title of the transferee of the Lien Default Shares shall not be affected by any irregularity or invalidity in the proceedings in respect of the sale.

Consequences of sale of Shares to satisfy lien

4.8	On a sale pursuant to the preceding Articles:

(a)	the name of the Member concerned shall be removed from the register of Members as the holder of those Lien Default Shares; and

(b)	that person shall deliver to the Company for cancellation the certificate (if any) for those Lien Default Shares.

4.9	Notwithstanding the provisions of Article 4.8, such person shall remain liable to the Company for all monies which, at the date of sale, were presently payable by him to the Company in respect of those Lien Default Shares. That person shall also be liable to pay interest on those monies from the date of sale until payment at the rate at which interest was payable before that sale or, failing that, at the Default Rate. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the Lien Default Shares at the time of sale or for any consideration received on their disposal.

Application of proceeds of sale

4.10	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable. Any residue shall be paid to the person whose Lien Default Shares have been sold:

(a)	if no certificate for the Lien Default Shares was issued, at the date of the sale; or

(b)	if a certificate for the Lien Default Shares was issued, upon surrender to the Company of that certificate for cancellation but, in either case, subject to the Company retaining a like lien for all sums not presently payable as existed on the Lien Default Shares before the sale.

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5	Calls on Shares and forfeiture

Power to make calls and effect of calls

5.1	Subject to the terms of allotment, the Board may make calls on the Members in respect of any monies unpaid on their Shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made, each Member shall pay to the Company the amount called on his Shares as required by the notice.

5.2	Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part.

5.3	A Member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the Shares in respect of which the call was made. He shall not be liable for calls made after he is no longer registered as Member in respect of those Shares.

Time when call made

5.4	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

Liability of joint holders

5.5	Members registered as the joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

Interest on unpaid calls

5.6	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid:

(a)	at the rate fixed by the terms of allotment of the Share or in the notice of the call; or

(b)	if no rate is fixed, at the Default Rate.

The Directors may waive payment of the interest wholly or in part.

Deemed calls

5.7	Any amount payable in respect of a Share, whether on allotment or on a fixed date or otherwise, shall be deemed to be payable as a call. If the amount is not paid when due the provisions of these Articles shall apply as if the amount had become due and payable by virtue of a call.

Power to accept early payment

5.8	The Company may accept from a Member the whole or a part of the amount remaining unpaid on Shares held by him although no part of that amount has been called up.

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Power to make different arrangements at time of issue of Shares

5.9	Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares to distinguish between Members in the amounts and times of payment of calls on their Shares.

Notice of default

5.10	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than 14 Clear Days’ notice requiring payment of:

(a)	the amount unpaid;

(b)	any interest which may have accrued; and

(c)	any expenses which have been incurred by the Company due to that person’s default.

5.11	The notice shall state the following:

(a)	the place where payment is to be made; and

(b)	a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

Forfeiture or surrender of Shares

5.12	If the notice given pursuant to Article 5.10 is not complied with, the Directors may, before the payment required by the notice has been received, resolve that any Share the subject of that notice be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Share and not paid before the forfeiture. Despite the foregoing, the Board may determine that any Share the subject of that notice be accepted by the Company as surrendered by the Member holding that Share in lieu of forfeiture.

5.13	The directors may accept the surrender for no consideration of any Fully Paid Up Share.

Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender

5.14	A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determine either to the former Member who held that Share or to any other person. The forfeiture or surrender may be cancelled on such terms as the Directors think fit at any time before a sale, re-allotment or other disposition. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to the transferee.

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Effect of forfeiture or surrender on former Member

5.15	On forfeiture or surrender:

(a)	the name of the Member concerned shall be removed from the register of Members as the holder of those Shares and that person shall cease to be a Member in respect of those Shares; and

(b)	that person shall surrender to the Company for cancellation the certificate (if any) for the forfeited or surrendered Shares.

5.16	Despite the forfeiture or surrender of his Shares, that person shall remain liable to the Company for all monies which at the date of forfeiture or surrender were presently payable by him to the Company in respect of those Shares together with:

(a)	all expenses; and

(b)	interest from the date of forfeiture or surrender until payment:

(i)	at the rate of which interest was payable on those monies before forfeiture; or

(ii)	if no interest was so payable, at the Default Rate.

The Directors, however, may waive payment wholly or in part.

Evidence of forfeiture or surrender

5.17	A declaration, whether statutory or under oath, made by a Director or the Secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited Shares:

(a)	that the person making the declaration is a Director or Secretary of the Company, and

(b)	that the particular Shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the Shares.

Sale of forfeited or surrendered Shares

5.18	Any person to whom the forfeited or surrendered Shares are disposed of shall not be bound to see to the application of the consideration, if any, of those Shares nor shall his title to the Shares be affected by any irregularity in, or invalidity of the proceedings in respect of, the forfeiture, surrender or disposal of those Shares.

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6	Transfer of Shares

Form of Transfer

6.1	Subject to the following Articles about the transfer of Shares, and provided that such transfer complies with applicable rules of the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law, a Member may transfer Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Stock Exchange, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the directors, executed:

(a)	where the Shares are Fully Paid, by or on behalf of that Member; and

(b)	where the Shares are partly paid, by or on behalf of that Member and the transferee.

6.2	The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered into the Register of Members.

Power to refuse registration for Shares not listed on a Designated Stock Exchange

6.3	Where the Shares in question are not listed on or subject to the rules of any Designated Stock Exchange, the Directors may in their absolute discretion decline to register any transfer of such Shares which are not Fully Paid Up or on which the Company has a lien. The Directors may also, but are not required to, decline to register any transfer of any such Share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four;

(e)	the Shares transferred are Fully Paid Up and free of any lien in favour of the Company; and

(f)	any applicable fee of such maximum sum as the Designated Stock Exchanges may determine to be payable, or such lesser sum as the Board may from time to time require, related to the transfer is paid to the Company.

Suspension of transfers

6.4	The registration of transfers may, on 14 Clear Days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register of Members closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of Members closed for more than 30 Clear Days in any year.

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Company may retain instrument of transfer

6.5	All instruments of transfer that are registered shall be retained by the Company.

Notice of refusal to register

6.6	If the Directors refuse to register a transfer of any Shares not listed on a Designated Stock Exchange, they shall within one month after the date on which the instrument of transfer was lodged with the Company send to each of the transferor and the transferee notice of the refusal.

7	Transmission of Shares

Persons entitled on death of a Member

7.1	If a Member dies, the only persons recognised by the Company as having any title to the deceased Members’ interest are the following:

(a)	where the deceased Member was a joint holder, the survivor or survivors; and

(b)	where the deceased Member was a sole holder, that Member’s personal representative or representatives.

7.2	Nothing in these Articles shall release the deceased Member’s estate from any liability in respect of any Share, whether the deceased was a sole holder or a joint holder.

Registration of transfer of a Share following death or bankruptcy

7.3	A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect to do either of the following:

(a)	to become the holder of the Share; or

(b)	to transfer the Share to another person.

7.4	That person must produce such evidence of his entitlement as the Directors may properly require.

7.5	If the person elects to become the holder of the Share, he must give notice to the Company to that effect. For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

7.6	If the person elects to transfer the Share to another person then:

(a)	if the Share is Fully Paid Up, the transferor must execute an instrument of transfer; and

(b)	if the Share is nil or Partly Paid Up, the transferor and the transferee must execute an instrument of transfer.

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7.7	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

Indemnity

7.8	A person registered as a Member by reason of the death or bankruptcy of another Member shall indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

7.9	A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were registered as the holder of the Share. But, until he is registered as Member in respect of the Share, he shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares.

8	Alteration of capital

Increasing, consolidating, converting, dividing and cancelling share capital

8.1	To the fullest extent permitted by the Act, the Company may by Ordinary Resolution do any of the following and amend its Memorandum for that purpose:

(a)	increase its share capital by new Shares of the amount fixed by that Ordinary Resolution and with the attached rights, priorities and privileges set out in that Ordinary Resolution;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its Paid Up Shares into stock, and reconvert that stock into Paid Up Shares of any denomination;

(d)	sub-divide its Shares or any of them into Shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(e)	cancel Shares which, at the date of the passing of that Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of Shares without nominal par value, diminish the number of Shares into which its capital is divided.

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Dealing with fractions resulting from consolidation of Shares

8.2	Whenever, as a result of a consolidation of Shares, any Members would become entitled to fractions of a Share the Directors may on behalf of those Members deal with the fractions as it thinks fit, including (without limitation):

(a)	sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company); and

(b)	distribute the net proceeds in due proportion among those Members.

8.3	For the purposes of Article 8.2, the Directors may authorise some person to execute an instrument of transfer of the Shares to, in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in respect of the sale.

Reducing share capital

8.4	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.

9	Redemption and purchase of own Shares

Power to issue redeemable Shares and to purchase own Shares

9.1	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law the Company may by its Directors:

(a)	issue Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its Directors determine before the issue of those Shares;

(b)	with the consent by Special Resolution of the Members holding Shares of a particular class, vary the rights attaching to that class of Shares so as to provide that those Shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the Directors determine at the time of such variation; and

(c)	purchase all or any of its own Shares of any class including any redeemable Shares on the terms and in the manner which the Directors determine at the time of such purchase.

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The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of Shares.

Power to pay for redemption or purchase in cash or in specie

9.2	When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those Shares or by the terms applying to those Shares in accordance with Article 9.1, or otherwise by agreement with the Member holding those Shares.

Effect of redemption or purchase of a Share

9.3	Upon the date of redemption or purchase of a Share:

(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i)	the price for the Share; and

(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;

(b)	the Member’s name shall be removed from the register of Members with respect to the Share; and

(c)	the Share shall be cancelled or held as a Treasury Share, as the Directors may determine.

9.4	For the purpose of Article 9.3, the date of redemption or purchase is the date when the redemption or purchase falls due.

10	Meetings of Members

Annual and extraordinary general meetings

10.1	The Company may, but shall not (unless required by the Designated Stock Exchange Rules, the Commission and/or any other competent regulatory authority or otherwise under Applicable Law) be obligated to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the Board, in accordance with these Articles.

10.2	All general meetings other than annual general meetings shall be called extraordinary general meetings.

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Power to call meetings

10.3	The Directors may call a general meeting at any time.

10.4	If there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

10.5	Without limitation to the foregoing, if there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, any one or more Members who together hold at least ten per cent of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional Directors.

10.6	Members seeking to bring business before the annual general meeting or to nominate candidates for election as directors at the annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.

10.7	If the Members call a meeting under the above provisions, the Company shall reimburse their reasonable expenses.

Content of notice

10.8	Notice of a general meeting shall specify each of the following:

(a)	the place, the date and the hour of the meeting;

(b)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting;

(c)	subject to paragraph (d) and the requirements of the Designated Stock Exchange Rules (to the extent applicable), the general nature of the business to be transacted; and

(d)	if a resolution is proposed as a Special Resolution, the text of that resolution.

10.9	In each notice there shall appear with reasonable prominence the following statements:

(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

(b)	that a proxyholder need not be a Member.

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Period of notice

10.10	At least five (5) Clear Days’ notice shall be given to Members for any general meeting.

10.11	Subject to the Act, a meeting may be convened on shorter notice, subject to the Act with the consent of the Member or Members who, individually or collectively, hold not less than 75 per cent of the voting rights of all those who have a right to vote at that meeting.

Persons entitled to receive notice

10.12	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a)	the Members

(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member;

(c)	the Directors; and

(d)	the Auditors (if appointed).

10.13	The Board may determine that the Members entitled to receive notice of a meeting are those persons entered on the register of Members at the close of business on a day determined by the Board.

Accidental omission to give notice or non-receipt of notice

10.14	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting to any person entitled to notice; or

(b)	non-receipt of notice of the meeting by any person entitled to notice.

10.15	In addition, where a notice of meeting is published on a website proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

11	Proceedings at meetings of Members

Quorum

11.1	Save as provided in the following Article, no business shall be transacted at any meeting unless a quorum is present in person or by proxy. A quorum is as follows:

(a)	if the Company has only one Member: that Member;

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(b)	if the Company has more than one Member: one or more Members holding Shares that represent not less than one-third of the outstanding Shares carrying the right to vote at such general meeting, being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy.

Lack of quorum

11.2	If a quorum is not present within fifteen minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a)	If the meeting was requisitioned by Members, it shall be cancelled.

(b)	In any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the Directors. If a quorum is not present within fifteen minutes of the time appointed for the adjourned meeting, then the Members present in person or by proxy shall constitute a quorum.

Chairman

11.3	The chairman of a general meeting shall be the chairman of the Board or such other Director as the Directors have nominated to chair Board meetings in the absence of the chairman of the Board. Absent any such person being present within fifteen minutes of the time appointed for the meeting, the Directors present shall elect one of their number to chair the meeting.

11.4	If no Director is present within fifteen minutes of the time appointed for the meeting, or if no Director is willing to act as chairman, the Members present in person or by proxy and entitled to vote shall choose one of their number to chair the meeting.

Right of a Director to attend and speak

11.5	Even if a Director is not a Member, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares.

Accommodation of Members at meeting

11.6	lf it appears to the chairman of the meeting that the meeting place specified in the notice convening the meeting is inadequate to accommodate all Members entitled and wishing to attend, the meeting will be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a Member who is unable to be accommodated is able (whether at the meeting place or elsewhere):

(a)	to participate in the business for which the meeting has been convened;

(b)	to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise); and

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(c)	to be heard and seen by all other persons present in the same way.

Security

11.7	In addition to any measures which the Board may be required to take due to the location or venue of the meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the searching of any person attending the meeting and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to, or eject from, a meeting a person who refuses to comply with any such arrangements or restrictions.

Adjournment and Postponement

11.8	The chairman may at any time adjourn a meeting with the consent of the Members constituting a quorum. The chairman must adjourn the meeting if so directed by the meeting. No business, however, can be transacted at an adjourned meeting other than business which might properly have been transacted at the original meeting.

11.9	Should a meeting be adjourned for more than twenty Clear Days, whether because of a lack of quorum or otherwise, Members shall be given at least five Clear Days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of the adjournment.

11.10	If a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

11.11	When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

Method of voting

11.12	A resolution put to the vote of the meeting shall be decided on a poll.

Taking of a poll

11.13	A poll demanded on the question of adjournment shall be taken immediately.

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11.14	A poll demanded on any other question shall be taken either immediately or at an adjourned meeting at such time and place as the chairman directs, not being more than thirty Clear Days after the poll was demanded.

11.15	The demand for a poll shall not prevent the meeting continuing to transact any business other than the question on which the poll was demanded.

11.16	A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held in more than one place, the chairman may appoint scrutineers in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

Chairman’s casting vote

11.17	In the case of an equality of votes, the Chairman shall be entitled to a second or casting vote.

Amendments to resolutions

11.18	An Ordinary Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(a)	not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), notice of the proposed amendment is given to the Company in writing by a Member entitled to vote at that meeting; and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

11.19	A Special Resolution to be proposed at a general meeting may be amended by Ordinary Resolution, if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

(b)	the amendment does not go beyond what the chairman considers is necessary to correct a grammatical or other non-substantive error in the resolution.

11.20	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

Written resolutions

11.21	Without limitation to section 60(1) of the Act, Members may pass a Special Resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled to vote are given notice of the resolution as if the same were being proposed at a meeting of Members;

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(b)	all Members entitled so to vote;

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution, which shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held, is passed when all such Members have so signified their agreement to the resolutions.

11.22	Members may pass an Ordinary Resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled to vote on the resolution are:

(i)	given notice of the resolution as if the same were being proposed at a meeting of Members; and

(ii)	notified in the same or an accompanying notice of the date by which the resolution must be passed if it is not to lapse, being a period of seven (7) days beginning with the date that the notice is first given;

(b)	the required majority of the Members entitled so to vote:

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution, which shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held, is passed upon the later of these dates: (i) subject to the following Article, the date next immediately following the end of the period of three (3) days beginning with the date that notice of the resolution is first given and (ii) the date when the required majority have so signified their agreement to the resolution. However, the proposed written resolution lapses if it is not passed before the end of the period of seven (7) days beginning with the date that notice of it is first given.

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11.23	If all Members entitled to be given notice of the Ordinary Resolution consent, a written resolution may be passed as soon as the required majority have signified their agreement to the resolution, without any minimum period of time having first elapsed. Save that the consent of the majority may be incorporated in the written resolution, each consent shall be in writing or given by Electronic Record and shall otherwise be given to the Company in accordance with Article 28 (Notices) prior to the written resolution taking effect.

11.24	If a written resolution is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

11.25	The Directors may determine the manner in which written resolutions shall be put to Members. In particular, they may provide, in the form of any written resolution, for each Member to indicate, out of the number of votes the Member would have been entitled to cast at a meeting to consider the resolution, how many votes he wishes to cast in favour of the resolution and how many against the resolution or to be treated as abstentions. The result of any such written resolution shall be determined on the same basis as on a poll.

Sole-Member Company

11.26	If the Company has only one Member, and the Member records in writing his decision on a question, that record shall constitute both the passing of a resolution and the minute of it.

12	Voting rights of Members

Right to vote

12.1	Unless their Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all Members are entitled to vote at a general meeting, and all Members holding Shares of a particular class of Shares are entitled to vote at a meeting of the holders of that class of Shares.

12.2	Members may vote in person or by proxy.

12.3	Every Member shall have one vote for each Share he holds, unless any Share carries special voting rights.

12.4	No Member is bound to vote on his Shares or any of them; nor is he bound to vote each of his Shares in the same way.

Rights of joint holders

12.5	If Shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the register of Members shall be accepted to the exclusion of the votes of the other joint holder.

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Representation of corporate Members

12.6	Save where otherwise provided, a corporate Member must act by a duly authorised representative.

12.7	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

12.8	The authorisation may be for any period of time, and must be delivered to the Company before the commencement of the meeting at which it is first used.

12.9	The Directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

12.10	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person; and the acts of the duly authorised representative are personal acts of that Member.

12.11	A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors of the Company had actual notice of the revocation.

12.12	If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

Member with mental disorder

12.13	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or elsewhere) in matters concerning mental disorder may vote, by that Member’s receiver, curator bonis or other person authorised in that behalf appointed by that court.

12.14	For the purpose of the preceding Article, evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

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Objections to admissibility of votes

12.15	An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy

12.16	An instrument appointing a proxy shall be in any common form or in any other form approved by the Directors.

12.17	The instrument must be in writing and signed in one of the following ways:

(a)	by the Member; or

(b)	by the Member’s authorised attorney; or

(c)	if the Member is a corporation or other body corporate, under seal or signed by an authorised officer, secretary or attorney.

If the Directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

12.18	The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

12.19	A Member may revoke the appointment of a proxy at any time by notice to the Company duly signed in accordance with Article 12.17.

12.20	No revocation by a Member of the appointment of a proxy made in accordance with Article 12.19 will affect the validity of any acts carried out by the relevant proxy before the Directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered

12.21	Subject to the following Articles, the Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the form of appointment of a proxy and any authority under which it is signed (or a copy of the authority certified notarially or in any other way approved by the Directors) must be delivered so that it is received by the Company before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote. They must be delivered in either of the following ways:

(a)	In the case of an instrument in writing, it must be left at or sent by post:

(i)	to the registered office of the Company; or

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(ii)	to such other place within the Cayman Islands specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting.

(b)	If, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

(c)	Notwithstanding Article 12.21(a) and Article 12.21(b), the chairman of the Company may, in any event at his discretion, direct that an instrument of proxy shall be deemed to have been duly deposited.

12.22	Where a poll is taken:

(a)	if it is taken more than seven Clear Days after it is demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered in accordance with Article 12.21 before the time appointed for the taking of the poll;

(b)	if it to be taken within seven Clear Days after it was demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered in accordance with Article 12.21 before the time appointed for the taking of the poll.

12.23	If the form of appointment of proxy is not delivered on time, it is (unless the chairman declares it to be duly deposited) invalid.

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12.24	When two or more valid but differing appointments of proxy are delivered or received in respect of the same Share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that Share. lf the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that Share.

12.25	The Board may at the expense of the Company send forms of appointment of proxy to the Members by post (that is to say, pre-paying and posting a letter), or by Electronic communication or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting or at any separate meeting of the holders of any class of Shares, either blank or nominating as proxy in the alternative any one or more of the Directors or any other person. lf for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the Members entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such a form of appointment or to give such an invitation to, or the non-receipt of such form of appointment by, any Member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting

Voting by proxy

12.26	A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

12.27	The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll and a demand by a person as proxy for a Member shall be the same as a demand by a Member. Such appointment shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting.

13	Number of Directors

13.1	There shall be a Board consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors. Unless fixed by Ordinary Resolution, the maximum number of Directors shall be unlimited.

14	Appointment, disqualification and removal of Directors

No age limit

14.1	There is no age limit for Directors save that they must be at least eighteen years of age.

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Corporate Directors

14.2	Unless prohibited by law, a body corporate may be a Director. If a body corporate is a Director, the Articles about representation of corporate Members at general meetings apply, mutatis mutandis, to the Articles about Directors’ meetings.

No shareholding qualification

14.3	Unless a shareholding qualification for Directors is fixed by Ordinary Resolution, no Director shall be required to own Shares as a condition of his appointment.

Appointment of Directors

14.4	The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of the Articles, the existing Directors shall by resolution classify themselves as Class I, Class II or Class III Directors. The Class I Directors shall stand elected for a term expiring at the Company’s first annual general meeting, the Class II Directors shall stand elected for a term expiring at the Company’s second annual general meeting and the Class III Directors shall stand elected for a term expiring at the Company’s third annual general meeting. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A Director elected to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

14.5	A Director may be appointed by Ordinary Resolution or by the Directors. Any appointment may be to fill a vacancy or as an additional Director.

14.6	The remaining Director(s) may appoint a Director even though there is not a quorum of Directors.

14.7	No appointment can cause the number of Directors to exceed the maximum (if one is set); and any such appointment shall be invalid.

14.8	For so long as Shares are listed on a Designated Stock Exchange, the Directors shall include at least such number of Independent Directors as Applicable Law or the rules and regulations of the Designated Stock Exchange require, subject to applicable phase-in rules of the Designated Stock Exchange rules or regulations or the Designated Stock Exchange Rules, as determined by the Board.

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Board’s power to appoint Directors

14.9	Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

14.10	An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

Removal of Directors

14.11	A Director may be removed by Ordinary Resolution.

Resignation of Directors

14.12	A Director may at any time resign office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

14.13	Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date that the notice is delivered to the Company.

Termination of the office of Director

14.14	A Director may retire from office as a Director by giving notice in writing to that effect to the Company at the registered office, which notice shall be effective upon such date as may be specified in the notice, failing which upon delivery to the registered office.

14.15	Without prejudice to the provisions in these Articles for retirement (by rotation or otherwise), a Director’s office shall be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a Director; or

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally; or

(c)	he resigns his office by notice to the Company; or

(d)	he only held office as a Director for a fixed term and such term expires; or

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(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a Director; or

(f)	he is given notice by the majority of the other Directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director); or

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other Directors, he is absent from meetings of Directors for a continuous period of six months.

15	Alternate Directors

Appointment and removal

15.1	Any Director may appoint any other person, including another Director, to act in his place as an alternate Director. No appointment shall take effect until the Director has given notice of the appointment to the Board. Such notice must be given to each other Director by either of the following methods:

(a)	by notice in writing in accordance with the notice provisions;

(b)	if the other Director has an email address, by emailing to that address a scanned copy of the notice as a PDF attachment (the PDF version being deemed to be the notice unless Article 29.7 applies), in which event notice shall be taken to be given on the date of receipt by the recipient in readable form. For the avoidance of doubt, the same email may be sent to the email address of more than one Director (and to the email address of the Company pursuant to Article 15.4(c)).

15.2	Without limitation to the preceding Article, a Director may appoint an alternate for a particular meeting by sending an email to his fellow Directors informing them that they are to take such email as notice of such appointment for such meeting. Such appointment shall be effective without the need for a signed notice of appointment or the giving of notice to the Company in accordance with Article 15.4.

15.3	A Director may revoke his appointment of an alternate at any time. No revocation shall take effect until the Director has given notice of the revocation to the Board. Such notice must be given by either of the methods specified in Article 15.1.

15.4	A notice of appointment or removal of an alternate Director shall be effective only if given to the Company by one or more of the following methods:

(a)	by notice in writing in accordance with the notice provisions contained in these Articles;

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(b)	if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company’s registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 29.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender’s fax machine;

(c)	if the Company has an email address for the time being, by emailing to that email address a scanned copy of the notice as a PDF attachment or, otherwise, by emailing to the email address provided by the Company’s registered office a scanned copy of the notice as a PDF attachment (in either case, the PDF version being deemed to be the notice unless Article 29.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company’s registered office (as appropriate) in readable form; or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.

Notices

15.5	All notices of meetings of Directors shall continue to be given to the appointing Director and not to the alternate.

Rights of alternate Director

15.6	An alternate Director shall be entitled to attend and vote at any Board meeting or meeting of a committee of the Directors at which the appointing Director is not personally present, and generally to perform all the functions of the appointing Director in his absence. An alternate Director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate Director.

Appointment ceases when the appointor ceases to be a Director

15.7	An alternate Director shall cease to be an alternate Director if:

(a)	the Director who appointed him ceases to be a Director; or

(b)	the Director who appointed him revokes his appointment by notice delivered to the Board or to the registered office of the Company or in any other manner approved by the Board; or

(c)	in any event happens in relation to him which, if he were a Director of the Company, would cause his office as Director to be vacated.

Status of alternate Director

15.8	An alternate Director shall carry out all functions of the Director who made the appointment.

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15.9	Save where otherwise expressed, an alternate Director shall be treated as a Director under these Articles.

15.10	An alternate Director is not the agent of the Director appointing him.

15.11	An alternate Director is not entitled to any remuneration for acting as alternate Director.

Status of the Director making the appointment

15.12	A Director who has appointed an alternate is not thereby relieved from the duties which he owes the Company.

16	Powers of Directors

Powers of Directors

16.1	Subject to the provisions of the Act, the Memorandum and these Articles the business of the Company shall be managed by the Directors who may for that purpose exercise all the powers of the Company.

16.2	No prior act of the Directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles. However, to the extent allowed by the Act, Members may, by Special Resolution, validate any prior or future act of the Directors which would otherwise be in breach of their duties.

Directors below the minimum number

16.3	lf the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. lf there are no Director or Directors able or willing to act, any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless he is re-elected during such meeting.

Appointments to office

16.4	The Directors may appoint a Director:

(a)	as chairman of the Board;

(b)	as managing Director;

(c)	to any other executive office,

for such period, and on such terms, including as to remuneration as they think fit.

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16.5	The appointee must consent in writing to holding that office.

16.6	Where a chairman is appointed he shall, unless unable to do so, preside at every meeting of Directors.

16.7	If there is no chairman, or if the chairman is unable to preside at a meeting, that meeting may select its own chairman; or the Directors may nominate one of their number to act in place of the chairman should he ever not be available.

16.8	Subject to the provisions of the Act, the Directors may also appoint and remove any person, who need not be a Director:

(a)	as Secretary; and

(b)	to any office that may be required

for such period and on such terms, including as to remuneration, as they think fit. In the case of an Officer, that Officer may be given any title the Directors decide.

16.9	The Secretary or Officer must consent in writing to holding that office.

16.10	A Director, Secretary or other Officer of the Company may not hold the office, or perform the services, of auditor.

Provisions for employees

16.11	The Board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family or any person who is dependent on him) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiary undertakings.

Exercise of voting rights

16.12	The Board may exercise the voting power conferred by the Shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including, without limitation, the exercise of that power in favour of any resolution appointing any Director as a Director of such body corporate, or voting or providing for the payment of remuneration to the Directors of such body corporate).

Remuneration

16.13	Every Director may be remunerated by the Company for the services he provides for the benefit of the Company, whether as Director, employee or otherwise, and shall be entitled to be paid for the expenses incurred in the Company’s business including attendance at Directors’ meetings.

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16.14	Until otherwise determined by the Company by Ordinary Resolution, the Directors (other than alternate Directors) shall be entitled to such remuneration by way of fees for their services in the office of Director as the Directors may determine.

16.15	Remuneration may take any form and may include arrangements to pay pensions, health insurance, death or sickness benefits, whether to the Director or to any other person connected to or related to him.

16.16	Unless his fellow Directors determine otherwise, a Director is not accountable to the Company for remuneration or other benefits received from any other company which is in the same group as the Company or which has common shareholdings.

Disclosure of information

16.17	Subject to the compliance with Applicable Laws, including the federal securities laws of the United States, the Directors may release or disclose to a third party any information regarding the affairs of the Company, including any information contained in the register of Members relating to a Member, (and they may authorise any Director, Officer or other authorised agent of the Company to release or disclose to a third party any such information in his possession) if:

(a)	the Company or that person, as the case may be, is lawfully required to do so under the laws of any jurisdiction to which the Company is subject; or

(b)	such disclosure is in compliance with the Designated Stock Exchange Rules; or

(c)	such disclosure is in accordance with any contract entered into by the Company; or

(d)	the Directors are of the opinion such disclosure would assist or facilitate the Company’s operations.

17	Delegation of powers

Power to delegate any of the Directors’ powers to a committee

17.1	The Directors may delegate any of their powers to any committee consisting of one or more persons who need not be Members. Persons on the committee may include non-Directors so long as the majority of those persons are Directors. For so long as Shares are listed on a Designated Stock Exchange, any such committee shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by Applicable Law.

17.2	The delegation may be collateral with, or to the exclusion of, the Directors’ own powers.

17.3	The delegation may be on such terms as the Directors think fit, including provision for the committee itself to delegate to a sub-committee; save that any delegation must be capable of being revoked or altered by the Directors at will.

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17.4	Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.

17.5	For so long as Shares are listed on a Designated Stock Exchange, the Board shall establish an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles. Each of the audit committee, compensation committee and nominating and corporate governance committee shall consist of at least three Directors (or such larger minimum number as may be required from time to time by the Designated Stock Exchange Rules). The committees shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by Applicable Law, subject to any exemptions permitted under the Designated Stock Exchange Rules and other Applicable Laws.

Local boards

17.6	The Board may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional Board, or to be managers or agents, and may fix their remuneration.

17.7	The Board may delegate to any local or divisional board, manager or agent any of its powers and authorities (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

17.8	Any appointment or delegation under this Article 17.8 may be made on such terms and subject to such conditions as the Board thinks fit and the Board may remove any person so appointed, and may revoke or vary any delegation.

Power to appoint an agent of the Company

17.9	The Directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The Directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

Power to appoint an attorney or authorised signatory of the Company

17.10	The Directors may appoint any person, whether nominated directly or indirectly by the Directors, to be the attorney or the authorised signatory of the Company. The appointment may be:

(a)	for any purpose;

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(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions

as they think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the Directors under these Articles. The Directors may do so by power of attorney or any other manner they think fit.

17.11	Any power of attorney or other appointment may contain such provision for the protection and convenience for persons dealing with the attorney or authorised signatory as the Directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

17.12	The Board may remove any person appointed under Article 17.10 and may revoke or vary the delegation.

Borrowing Powers

17.13	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital, or any part thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or its parent undertaking (if any) or any subsidiary undertaking of the Company or of any third party.

Corporate Governance

17.14	The Board may, from time to time, and except as required by Applicable Law or the Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company, which shall be intended to set forth the guiding principles and policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

18	Meetings of Directors

Regulation of Directors’ meetings

18.1	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.

Calling meetings

18.2	Any Director may call a meeting of Directors at any time. The Secretary must call a meeting of the Directors if requested to do so by a Director.

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Notice of meetings

18.3	Notice of a Board meeting may be given to a Director personally or by word of mouth or given in writing or by Electronic communications at such address as he may from time to time specify for this purpose (or, if he does not specify an address, at his last known address). A Director may waive his right to receive notice of any meeting either prospectively or retrospectively.

Use of technology

18.4	A Director may participate in a meeting of Directors through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

18.5	A Director participating in this way is deemed to be present in person at the meeting.

Quorum

18.6	The quorum for the transaction of business at a meeting of Directors shall be two unless the Directors fix some other number.

Chairman or deputy to preside

18.7	The Board may appoint a chairman and one or more deputy chairman or chairmen and may at any time revoke any such appointment.

18.8	The chairman, or failing him any deputy chairman (the longest in office taking precedence if more than one is present), shall preside at all Board meetings. If no chairman or deputy chairman has been appointed, or if he is not present within five minutes after the time fixed for holding the meeting, or is unwilling to act as chairman of the meeting, the Directors present shall choose one of their number to act as chairman of the meeting.

Voting

18.9	A question which arises at a Board meeting shall be decided by a majority of votes. If votes are equal the chairman may, if he wishes, exercise a casting vote.

Recording of dissent

18.10	A Director present at a meeting of Directors shall be presumed to have assented to any action taken at that meeting unless:

(a)	his dissent is entered in the minutes of the meeting; or

(b)	he has filed with the meeting before it is concluded signed dissent from that action; or

(c)	he has forwarded to the Company as soon as practical following the conclusion of that meeting signed dissent.

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A Director who votes in favour of an action is not entitled to record his dissent to it.

Written resolutions

18.11	The Directors may pass a resolution in writing without holding a meeting if all Directors sign a document or sign several documents in the like form each signed by one or more of those Directors.

18.12	A written resolution signed by a validly appointed alternate Director need not also be signed by the appointing Director.

18.13	A written resolution signed personally by the appointing Director need not also be signed by his alternate.

18.14	A resolution in writing passed pursuant to Article 18.11, Article 18.12 and/or Article 18.13 shall be as effective as if it had been passed at a meeting of the Directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last Director signs (and for the avoidance of doubt, such day may or may not be a Business Day).

Validity of acts of Directors in spite of formal defect

18.15	All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director or an alternate Director, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director or member of the committee, or that any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified and had continued to be a Director or alternate Director and had been entitled to vote.

19	Permissible Directors’ interests and disclosure

19.1	A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

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19.2	For the purposes of the preceding Article:

(a)	a general notice that a Director gives to the other Directors that he is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that he has an interest in or duty in relation to any such transaction of the nature and extent so specified; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

20	Minutes

20.1	The Company shall cause minutes to be made in books of:

(a)	all appointments of Officers and committees made by the Board and of any such Officer’s remuneration; and

(b)	the names of Directors present at every meeting of the Directors, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

20.2	Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

21	Accounts and audit

21.1	The Directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Act.

21.2	The books of account shall be kept at the registered office of the Company and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or as authorised by the Directors or by Ordinary Resolution.

21.3	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year and begin on 1 January in each year.

Auditors

21.4	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

21.5	At any general meeting convened and held at any time in accordance with these Articles, the Members may, by Ordinary Resolution, remove the Auditor before the expiration of his term of office. If they do so, the Members shall, by Ordinary Resolution, at that meeting appoint another Auditor in his stead for the remainder of his term.

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21.6	The Auditors shall examine such books, accounts and vouchers; as may be necessary for the performance of their duties.

21.7	The Auditors shall, if so requested by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Company.

22	Record dates

22.1	Except to the extent of any conflicting rights attached to Shares, the resolution declaring a dividend on Shares of any class, whether it be an Ordinary Resolution of the Members or a Director’s resolution, may specify that the dividend is payable or distributable to the persons registered as the holders of those Shares at the close of business on a particular date, notwithstanding that the date may be a date prior to that on which the resolution is passed.

22.2	If the resolution does so specify, the dividend shall be payable or distributable to the persons registered as the holders of those Shares at the close of business on the specified date in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of the dividend of transferors and transferees of any of those Shares.

22.3	The provisions of this Article apply, mutatis mutandis, to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

23	Dividends

Source of dividends

23.1	Dividends may be declared and paid out of any funds of the Company lawfully available for distribution.

23.2	Subject to the requirements of the Act regarding the application of a company’s Share premium account and with the sanction of an Ordinary Resolution, dividends may also be declared and paid out of any share premium account.

Declaration of dividends by Members

23.3	Subject to the provisions of the Act, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the Directors.

Payment of interim dividends and declaration of final dividends by Directors

23.4	The Directors may declare and pay interim dividends or recommend final dividends in accordance with the respective rights of the Members if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid.

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23.5	Subject to the provisions of the Act, in relation to the distinction between interim dividends and final dividends, the following applies:

(a)	Upon determination to pay a dividend or dividends described as interim by the Directors in the dividend resolution, no debt shall be created by the declaration until such time as payment is made.

(b)	Upon declaration of a dividend or dividends described as final by the Directors in the dividend resolution, a debt shall be created immediately following the declaration, the due date to be the date the dividend is stated to be payable in the resolution.

If the resolution fails to specify whether a dividend is final or interim, it shall be assumed to be interim.

23.6	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:

(a)	If the share capital is divided into different classes, the Directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

(b)	The Directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment.

(c)	If the Directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends

23.7	Except as otherwise provided by the rights attached to Shares all dividends shall be declared and paid according to the amounts Paid Up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount Paid Up on the Shares during the time or part of the time in respect of which the dividend is paid. But if a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

Right of set off

23.8	The Directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company on a call or otherwise in relation to a Share.

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Power to pay other than in cash

23.9	If the Directors so determine, any resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets. If a difficulty arises in relation to the distribution, the Directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and

(c)	vest some assets in trustees.

How payments may be made

23.10	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose - by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.

23.11	For the purposes of Article 23.10(a), the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purposes of Article 23.10(b), subject to any Applicable Law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

23.12	If two or more persons are registered as the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the registered holder (Joint Holders), a dividend (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the Joint Holder of the Share who is named first on the register of Members or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

23.13	Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

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Dividends or other monies not to bear interest in absence of special rights

23.14	Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Dividends unable to be paid or unclaimed

23.15	If a dividend cannot be paid to a Member or remains unclaimed within six weeks after it was declared or both, the Directors may pay it into a separate account in the Company’s name. If a dividend is paid into a separate account, the Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member.

23.16	A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

24	Capitalisation of profits

Capitalisation of profits or of any share premium account or capital redemption reserve;

24.1	The Directors may resolve to capitalise:

(a)	any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

24.2	The amount resolved to be capitalised must be appropriated to the Members who would have been entitled to it had it been distributed by way of dividend and in the same proportions. The benefit to each Member so entitled must be given in either or both of the following ways::

(a)	by paying up the amounts unpaid on that Member’s Shares;

(b)	by issuing Fully Paid Up Shares, debentures or other securities of the Company to that Member or as that Member directs. The Directors may resolve that any Shares issued to the Member in respect of Partly Paid Up Shares (Original Shares) rank for dividend only to the extent that the Original Shares rank for dividend while those Original Shares remain Partly Paid Up.

Applying an amount for the benefit of Members

24.3	The amount capitalised must be applied to the benefit of Members in the proportions to which the Members would have been entitled to dividends if the amount capitalised had been distributed as a dividend.

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24.4	Subject to the Act, if a fraction of a Share, a debenture or other security is allocated to a Member, the Directors may issue a fractional certificate to that Member or pay him the cash equivalent of the fraction.

25	Share Premium Account

Directors to maintain share premium account

25.1	The Directors shall establish a share premium account in accordance with the Act. They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Act.

Debits to share premium account

25.2	The following amounts shall be debited to any share premium account:

(a)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(b)	any other amount paid out of a share premium account as permitted by the Act.

25.3	Notwithstanding the preceding Article, on the redemption or purchase of a Share, the Directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Act, out of capital.

26	Seal

Company seal

26.1	The Company may have a seal if the Directors so determine.

Duplicate seal

26.2	Subject to the provisions of the Act, the Company may also have a duplicate seal or seals for use in any place or places outside the Cayman Islands. Each duplicate seal shall be a facsimile of the original seal of the Company. However, if the Directors so determine, a duplicate seal shall have added on its face the name of the place where it is to be used.

When and how seal is to be used

26.3	A seal may only be used by the authority of the Directors. Unless the Directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a)	by a Director (or his alternate) and the Secretary; or

(b)	by a single Director (or his alternate).

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If no seal is adopted or used

26.4	If the Directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a)	by a Director (or his alternate) or any other Officer to which authority has been delegated by resolution duly adopted by the directors; or

(b)	by a single Director (or his alternate); or

(c)	in any other manner permitted by the Act.

Power to allow non-manual signatures and facsimile printing of seal

26.5	The Directors may determine that either or both of the following applies:

(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction;

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

Validity of execution

26.6	If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the Director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

27	Indemnity

27.1	To the extent permitted by Applicable Law, the Company shall indemnify each existing or former Director (including alternate Director), Secretary and other Officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Director (including alternate Director), Secretary or Officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former Director’s (including alternate Director’s), Secretary’s or Officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former Director (including alternate Director), Secretary or Officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

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No such existing or former Director (including alternate Director), Secretary or Officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, wilful default, or wilful neglect.

27.2	To the extent permitted by Act, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Director (including alternate Director), Secretary or Officer of the Company in respect of any matter identified in Article 27.1 on condition that the Director (including alternate Director), Secretary or Officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the Director (including alternate Director), Secretary or that Officer for those legal costs.

Release

27.3	To the extent permitted by Act, the Company may by Special Resolution release any existing or former Director (including alternate Director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of his office; but there may be no release from liability arising out of or in connection with that person’s own actual fraud, wilful default or wilful neglect.

Insurance

27.4	To the extent permitted by Act, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the Directors, other than liability arising out of that person’s own dishonesty:

(a)	an existing or former Director (including alternate Director), Secretary or Officer or auditor of:

(i)	the Company;

(ii)	a company which is or was a subsidiary of the Company;

(iii)	a company in which the Company has or had an interest (whether direct or indirect); and

(b)	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in paragraph (a) is or was interested.

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28	Notices

Form of notices

28.1	Save where these Articles provide otherwise, and subject to the Designated Stock Exchange Rules, and subject to the Designated Stock Exchange Rules, any notice to be given to or by any person pursuant to these Articles shall be:

(a)	in writing signed by or on behalf of the giver in the manner set out below for written notices; or

(b)	subject to the next Article, in an Electronic Record signed by or on behalf of the giver by Electronic Signature and authenticated in accordance with Articles about authentication of Electronic Records; or

(c)	where these Articles expressly permit, by the Company by means of a website.

Electronic communications

28.2	A notice may only be given to the Company in an Electronic Record if:

(a)	the Directors so resolve;

(b)	the resolution states how an Electronic Record may be given and, if applicable, specifies an email address for the Company; and

(c)	the terms of that resolution are notified to the Members for the time being and, if applicable, to those Directors who were absent from the meeting at which the resolution was passed.

If the resolution is revoked or varied, the revocation or variation shall only become effective when its terms have been similarly notified.

28.3	A notice may not be given by Electronic Record to a person other than the Company unless the recipient has notified the giver of an Electronic address to which notice may be sent.

28.4	Subject to the Act, the Designated Stock Exchange Rules and to any other rules which the Company is bound to follow, the Company may also send any notice or other document pursuant to these Articles to a Member by publishing that notice or other document on a website where:

(a)	the Company and the Member have agreed to his having access to the notice or document on a website (instead of it being sent to him);

(b)	the notice or document is one to which that agreement applies;

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(c)	the Member is notified (in accordance with any requirements laid down by the Act and, in a manner for the time being agreed between him and the Company for the purpose) of:

(i)	the publication of the notice or document on a website;

(ii)	the address of that website; and

(iii)	the place on that website where the notice or document may be accessed, and how it may be accessed; and

(d)	the notice or document is published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice of document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid. For the purposes of this Article 28.4 “publication period” means a period of not less than twenty-one days, beginning on the day on which the notification referred to in Article 28.4(c) is deemed sent.

Persons entitled to notices

28.5	Any notice or other document to be given to a Member may be given by reference to the register of Members as it stands at any time within the period of twenty-one days before the day that the notice is given or (where and as applicable) within any other period permitted by, or in accordance with the requirements of, (to the extent applicable) the Designated Stock Exchange Rules and/or the Designated Stock Exchanges. No change in the register of Members after that time shall invalidate the giving of such notice or document or require the Company to give such item to any other person.

Persons authorised to give notices

28.6	A notice by either the Company or a Member pursuant to these Articles may be given on behalf of the Company or a Member by a Director or company secretary of the Company or a Member.

Delivery of written notices

28.7	Save where these Articles provide otherwise, a notice in writing may be given personally to the recipient, or left at (as appropriate) the Member’s or Director’s registered address or the Company’s registered office, or posted to that registered address or registered office.

Joint holders

28.8	Where Members are joint holders of a Share, all notices shall be given to the Member whose name first appears in the register of Members.

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Signatures

28.9	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

28.10	An Electronic Record may be signed by an Electronic Signature.

Evidence of transmission

28.11	A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

28.12	A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

28.13	A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares shall be deemed to have received due notice of the meeting and, where requisite, of the purposes for which it was called.

Giving notice to a deceased or bankrupt Member

28.14	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled.

28.15	Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

Date of giving notices

28.16	A notice is given on the date identified in the following table

Method for giving notices	When taken to be given
(A) Personally	At the time and date of delivery
(B) By leaving it at the Member’s registered address	At the time and date it was left
(C) By posting it by prepaid post to the street or postal address of that recipient	48 hours after the date it was posted
(D) By Electronic Record (other than publication on a website), to recipient’s Electronic address	48 hours after the date it was sent
(E) By publication on a website	24 hours after the date on which the Member is deemed to have been notified of the publication of the notice or document on the website

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Saving provision

28.17	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of Directors and written resolutions of Members.

29	Authentication of Electronic Records

Application of Articles

29.1	Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a Director or other Officer of the Company, shall be deemed to be authentic if either Article 29.2 or Article 29.4 applies.

Authentication of documents sent by Members by Electronic means

29.2	An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by one or more of those Members; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 29.7 does not apply.

29.3	For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 28.7 applies.

Authentication of document sent by the Secretary or Officers of the Company by Electronic means

29.4	An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by the Secretary or one or more of those Officers; and

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(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 29.7 does not apply.

This Article 29.4 applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.

29.5	For example, where a sole Director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that Director unless Article 29.7 applies.

Manner of signing

29.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

29.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document; or

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

30	Transfer by way of continuation

30.1	The Company may, by Special Resolution, resolve to be registered by way of continuation in a jurisdiction outside:

(a)	the Cayman Islands; or

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(b)	such other jurisdiction in which it is, for the time being, incorporated, registered or existing.

30.2	To give effect to any resolution made pursuant to the preceding Article, the Directors may cause the following:

(a)	an application be made to the Registrar of Companies of the Cayman Islands to deregister the Company in the Cayman Islands or in the other jurisdiction in which it is for the time being incorporated, registered or existing; and

(b)	all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

31	Winding up

Distribution of assets in specie

31.1	If the Company is wound up the Members may, subject to these Articles and any other sanction required by the Act, pass a Special Resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members; and/or

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

No obligation to accept liability

31.2	No Member shall be compelled to accept any assets if an obligation attaches to them.

31.3	The Directors are authorised to present a winding up petition

31.4	The Directors have the authority to present a petition for the winding up of the Company to the Grand Court of the Cayman Islands on behalf of the Company without the sanction of a resolution passed at a general meeting.

32	Amendment of Memorandum and Articles

Power to change name or amend Memorandum

32.1	Subject to the Act, the Company may, by Special Resolution:

(a)	change its name; or

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(b)	change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

Power to amend these Articles

32.2	Subject to the Act and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part.

33	Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more constituent companies (as defined in the Law) upon such terms as the Directors may determine and (to the extent required by the Law) with the approval of a Special Resolution.

34	Certain Tax Filings

34.1	Each Tax Filing Authorised Person and any such other person, acting alone, as any director shall designate from time to time, are authorised to file tax forms SS-4, W-8 BEN, W-8 IMY, W-9, 8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any director of the Company or any other Officer. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of these Articles.

35	Business Opportunities

35.1	To the fullest extent permitted by Applicable Law, individuals serving as Directors or other Officers (Management) shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for either such a member of Management, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, such members of Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, director and/or other Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company, unless such opportunity is expressly offered to such member of Management solely in their capacity as such and the opportunity is one the Company is permitted to complete on a reasonable basis.

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35.2	Except as provided elsewhere in these Articles, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and any individual serving as a member of Management, about which a director and/or other Officer of the Company who is also a member of Management acquires knowledge.

35.3	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

36	Exclusive Jurisdiction and Forum

36.1	Unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum, the Articles or otherwise related in any way to each Member’s shareholding in the Company, including but not limited to:

(a)	any derivative action or proceeding brought on behalf of the Company;

(b)	any action asserting a claim of breach of any fiduciary or other duty owed by any current or former director, Officer or other employee of the Company to the Company or the Members;

(c)	any action asserting a claim arising pursuant to any provision of the Act, the Memorandum or the Articles; or

(d)	any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognised under the laws of the United States of America).

36.2	Each Member shall be deemed to have irrevocably submitted to the exclusive jurisdiction of the courts of the Cayman Islands, and each person or entity purchasing or otherwise acquiring Ordinary Shares or any other equity security of the Company shall be deemed to have notice of and consented to the provisions of this Article 36.

36.3	Without prejudice to any other rights or remedies that the Company may have, each Member acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly the Company shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

36.4	This Article 36 shall not apply to any action or suits brought to enforce any liability or duty created by the U.S. Securities Act, the Securities Exchange Act of 1934, as amended, or any claim for which the federal district courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

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Annex G

TYFON CULTURE INC.

2024 OMNIBUS INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of the Plan is the Tyfon Culture Inc. 2024 Omnibus Incentive Plan (the “Plan”). The purposes of the Plan are to provide an additional incentive to selected officers, employees, partners, non-employee directors, independent contractors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses, Other Stock-Based Awards, Cash Awards, Substitute Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(c) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus, Other Stock-Based Award, Cash Award or Substitute Award granted under the Plan.

(d) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan. Each Participant who is granted an Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, subject to the terms and conditions of the Plan.

(e) “Base Price” has the meaning set forth in Section 8(b) hereof.

(f) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Bylaws” means the amended and restated bylaws of the Company, as may be further amended and/or restated from time to time.

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(i) “Cash Award” means an Award granted pursuant to Section 12 hereof.

(j) “Cause” has the meaning assigned to such term in the applicable Award Agreement or in any individual employment, service or severance agreement with the Participant or, if any such agreement does not define “Cause,” Cause means (i) the commission of an act of fraud or dishonesty by the Participant in the course of the Participant’s employment or service; (ii) the indictment of, or conviction of, or entering of a plea of nolo contendere by, the Participant for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) the commission of an act by the Participant which would make the Participant or the Company (including any of its Subsidiaries or Affiliates) subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv) gross negligence or willful misconduct in connection with the Participant’s performance of his or her duties in connection with the Participant’s employment by or service to the Company (including any Subsidiary or Affiliate for whom the Participant may be employed by or providing services to at the time) or the Participant’s failure to comply with any of the restrictive covenants to which the Participant is subject; (v) the Participant’s willful failure to comply with any material policies or procedures of the Company as in effect from time to time, provided that the Participant shall have been delivered a copy of such policies or notice that they have been posted on a Company website prior to such compliance failure; or (vi) the Participant’s failure to perform the material duties in connection with the Participant’s position, unless the Participant remedies the failure referenced in this clause (vi) no later than ten (10) days following delivery to the Participant of a written notice from the Company (including any of its Subsidiaries or Affiliates) describing such failure in reasonable detail (provided that the Participant shall not be given more than one opportunity in the aggregate to remedy failures described in this clause (vi)).

(k) “Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company, as may be further amended and/or restated from time to time.

(l) “Change in Capitalization” means: any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event; (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, or other property), stock split, reverse stock split, subdivision or consolidation; (iii) combination or exchange of shares; or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 hereof is appropriate.

(m) “Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:

(i) any Person (or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing [●]percent ([●]%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (iii) below;

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

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(iii) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than [●]percent ([●]%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing [●] percent ([●]%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least [●]percent ([●]%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred as a result of any transaction or series of integrated transactions following which any Continuing Tyfon Person or any group of Continuing Tyfon Persons possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company (or any successor thereto), whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the Board or the board of directors or similar body governing the affairs of any successor to the Company, and (ii) for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(n) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

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(o) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. As long as the Company is subject to Rule 16b-3 or stock exchange listing requirements, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Certificate of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(p) “Common Stock” means the common stock, par value $[●] per share, of the Company.

(q) “Company” means Tyfon Culture Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(r) “Continuing Tyfon Person” means, immediately prior to and immediately following any relevant date of determination, (A) the Company or any of its Affiliates or (B)(i) an individual who is a current or former director or other employee of the Company any of its Subsidiaries, (ii) any Person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the controlling interests, (iii) any Person that is a family member of such individual or individuals or (iv) any trust, foundation or other estate planning vehicle for which such individual acts as a trustee or beneficiary.

(s) “Effective Date” has the meaning set forth in Section 19 hereof.

(t) “Eligible Recipient” means an officer, employee, partner, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Stock Appreciation Right means an employee, partner, non-employee director, independent contractor or consultant of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(v) “Exercise Price” means, with respect to any Option, the per share price at which a holder of such Option may purchase such shares of Common Stock issuable upon the exercise of such Option.

(w) “Fair Market Value” of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in good faith in its sole discretion; provided, however, that except as otherwise provided herein, (i) if the Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock or other security on such exchange, or (ii) if the Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share of Common Stock or other security in such over-the-counter market for the last preceding date on which there was a sale of such share of Common Stock or other security in such market.

(x) “Free Standing Right” has the meaning set forth in Section 8(a) hereof.

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(y) “Fully-Diluted Shares” means, as of any given date, the sum of (a) the shares of capital stock of the Company outstanding on such date, (b) the shares of capital stock of the Company subject to compensatory equity awards (including stock options and restricted stock units) outstanding on such date, with (i) performance-based compensatory equity awards calculated at the “target” level of performance and (ii) shares of capital stock of the Company subject to stock options calculated on a “net exercised” basis as of the applicable date, assuming shares of capital stock of the Company are surrendered having a Fair Market Value on such date equal to the exercise price of such options (rounded up to the nearest whole share, and determined without regard to the vested status of the stock option) and (c) the shares of capital stock of the Company issuable upon the exercise or settlement of other equity securities with respect to which shares of capital stock of the Company have not actually been issued and the conversion of all convertible securities into shares of capital stock of the Company, in each case, counted on an as-converted basis; provided, however, that shares of capital stock of the Company subject to warrants outstanding on such date shall not be included in the determination of Fully-Diluted Shares.

(z) “Good Reason” has the meaning assigned to such term in the applicable Award Agreement or in any individual employment, service or severance agreement with the Participant; provided, that if no such agreement exists or if such agreement does not define “Good Reason,” Good Reason and any provision of the Plan that refers to Good Reason shall not be applicable to such Participant.

(aa) “Incapacity” means, except as provided in the applicable Award Agreement, with respect to any Participant, as determined by the Administrator in its sole discretion: (i) the Participant’s death, (ii) any physical or mental disability or incapacity that renders the Participant incapable of performing the essential services required of the Participant by the Company or its Affiliates (after accounting for reasonable accommodation, if available), as determined by the Administrator, for a period of one hundred eighty (180) consecutive days or for shorter periods aggregating one hundred eighty (180) days during any twelve (12)-month period or (iii) entry by a court of competent jurisdiction adjudicating the Participant incompetent to manage the Participant’s person or estate.

(bb) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(cc) “Nonqualified Stock Option” means an Option that is not designated as an ISO.

(dd) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(ee) “Other Stock-Based Award” means an Award granted pursuant to Section 10 hereof.

(ff) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 hereof, to receive grants of Awards, and, upon such Eligible Recipient’s death, such Eligible Recipient’s successors, heirs, executors and administrators, as the case may be.

(gg) “Performance Goals” means performance goals based on criteria selected by the Administrator in its sole discretion.

(hh) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

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(ii) “Plan” has the meaning set forth in Section 1 hereof.

(jj) “Related Right” has the meaning set forth in Section 8(a) hereof.

(kk) “Restricted Stock” means Shares granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period or periods.

(ll) “Restricted Stock Unit” means the right, granted pursuant to Section 9 hereof, to receive an amount in cash or Shares (or any combination thereof) equal to the Fair Market Value of a Share subject to certain restrictions that lapse at the end of a specified period or periods.

(mm) “Rule 16b-3” has the meaning set forth in Section 3(a) hereof.

(nn) “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(oo) “Stock Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8 hereof.

(pp) “Stock Bonus” means a bonus payable in fully vested shares of Common Stock granted pursuant to Section 11 hereof.

(qq) “Subsidiary” means, except as otherwise provided herein, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(rr) “Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(ss) “Transfer” has the meaning set forth in Section 17 hereof.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Awards are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

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(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Stock or Restricted Stock Units and the conditions under which restrictions applicable to such Restricted Stock or Restricted Stock Units shall lapse, (ii) the Performance Goals and periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Stock Appreciation Right, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);

(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6) to determine the Fair Market Value in accordance with the terms of the Plan;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment, tenure or service for purposes of Awards granted under the Plan;

(8) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan or the applicable Award Agreement; and

(10) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan (including making factual determinations).

(c) Notwithstanding the foregoing, but subject to Section 5 hereof, the Company may not, without first obtaining the approval of the Company’s shareholders, (i) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the Exercise Price or Base Price, as applicable, of such Options or Stock Appreciation Rights, (ii) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an Exercise Price or Base Price, as applicable, that is less than the Exercise Price or Base Price of the original Options or Stock Appreciation Rights or (iii) cancel outstanding Options or Stock Appreciation Rights with an Exercise Price or Base Price, as applicable, that is above the current per share stock price, in exchange for cash, property or other securities.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

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(e) The Administrator may, in its sole discretion, delegate its authority, in whole or in part, under this Section 3 (including, but not limited to, its authority to grant Awards under the Plan, other than its authority to grant Awards under the Plan to any Participant who is subject to reporting under Section 16 of the Exchange Act) to one or more officers of the Company, subject to the requirements of applicable law or any stock exchange on which the Shares are traded.

Section 4. Shares Reserved for Issuance; Certain Limitations.

(a) The maximum number of Shares reserved for issuance under the Plan that may be issued at any time during the term of the Plan in accordance with Section 3 hereof (and subject to adjustment as provided in Section 5 hereof) shall be [●] Shares1, as increased on the first day of each fiscal year of the Company beginning in calendar year 2024 by a number of Shares equal to the lesser of (x) a number equal to [●]percent ([●]%) of the Fully-Diluted Shares on the final day of the immediately preceding fiscal year and (y) such smaller number of Shares as is determined by the Board.

(b) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. [Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Stock Appreciation Right under the Plan or the payment of any purchase price with respect to any other Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan shall again be available for subsequent Awards under the Plan. In addition, (i) to the extent an Award is denominated in Shares, but paid or settled in cash, the number of Shares with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan and] (ii) Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

(c) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

(d) No Participant who is a non-employee director of the Company shall be granted Awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $[●] in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company’s financial reporting purposes). The foregoing limit shall be increased to $[●] in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for the Company’s financial reporting purposes) for Awards granted to non-employee directors of the Company in their initial calendar year of service as such on the Board.

1 Note to Draft: [●]% on a fully diluted basis, and calculated to include shares subject to rolled equity awards under the current plan.

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Section 5. Equitable Adjustments.

(a) [In the event of any Change in Capitalization (including a Change in Control), an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan pursuant to Section 4(a) hereof, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of shares of Common Stock, or the amount of cash or amount or type of other property, subject to outstanding Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Stock-Based Awards granted under the Plan or (iv) the Performance Goals and performance periods applicable to any Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.]

(b) [Without limiting the generality of the foregoing, in connection with a Change in Capitalization (including a Change in Control), the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Board may cancel such Award without the payment of any consideration to the Participant.]

(c) The determinations made by the Administrator or the Board, as applicable, pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7. Options.

(a) General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

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(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but, except as provided in the applicable Award Agreement or in the case of Substitute Awards, in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant unless (i) the Administrator expressly provides that such Option is intended to be granted with an exercise less that is less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant and (ii) such Option complies with Section 409A of the Code.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f) ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company. Notwithstanding anything to the contrary herein, no more than [●] Shares reserved for issuance under the Plan pursuant to Section 4(a) hereof may be issued pursuant to the exercise of ISOs (subject to adjustment as provided in Section 5 hereof).

(i) ISO Grants to 10% Stockholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

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(ii) $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(iii) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (x) two years after the date of grant of the ISO and (y) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g) Rights as Shareholder. Except as provided in the applicable Award Agreement, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 16 hereof.

(h) Termination of Employment, Tenure or Service. In the event of the termination of employment, tenure or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.

(i) Other Change in Employment, Tenure or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status, tenure or service status of a Participant, in the discretion of the Administrator.

Section 8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Base Price. Except as provided in the applicable Award Agreement or in the case of Substitute Awards, each Stock Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%)of the Fair Market Value of the related shares of Common Stock on the date of grant (such amount, the “Base Price”), unless (i) the Administrator expressly provides that such Stock Appreciation Right is intended to be granted with a Base Price that is less than one hundred percent (100%) of the Fair Market Value of the related shares of Common Stock on the date of grant and (ii) such Stock Appreciation Right complies with Section 409A of the Code.

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(c) Rights as Shareholder. Except as provided in the applicable Award Agreement, a Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Shares, if any, subject to a Stock Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 16 hereof.

(d) Exercisability. Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement. Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8.

(e) Consideration Upon Exercise. Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised. A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised. Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(f) Termination of Employment, Tenure or Service. In the event of the termination of employment, tenure or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement. In the event of the termination of employment, tenure or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(g) Term. The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted. The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h) Other Change in Employment, Tenure or Service Status. Stock Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status, tenure or service status of a Participant, in the discretion of the Administrator.

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Section 9. Restricted Stock and Restricted Stock Units.

(a) General. Restricted Stock and Restricted Stock Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Stock or Restricted Stock Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock or Restricted Stock Units; the period of time prior to which Restricted Stock or Restricted Stock Units become vested and free of restrictions on Transfer (the “Restricted Period”); the Performance Goals (if any); and all other conditions of the Restricted Stock and Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit the Participant’s Restricted Stock or Restricted Stock Units, in accordance with the terms of the grant. The provisions of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b) Awards and Certificates.

(1) Except as otherwise provided in Section 9(b)(3) hereof, (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock transfer form, endorsed in blank, relating to the Shares covered by such award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock.

(2) With respect to an Award of Restricted Stock Units to be settled in Shares, at the expiration of the Restricted Period, stock certificates in respect of the shares of Common Stock underlying such Restricted Stock Units may, in the Company’s sole discretion, be delivered to the Participant, or the Participant’s legal representative, in a number equal to the number of shares of Common Stock underlying the Award of Restricted Stock Units.

(3) Notwithstanding anything in the Plan to the contrary, any Restricted Stock or Restricted Stock Units to be settled in Shares (at the expiration of the Restricted Period) may, in the Company’s sole discretion, be issued in uncertificated form.

(4) Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Stock Units, at the expiration of the Restricted Period, Shares (either in certificated or uncertificated form) or cash, as applicable, shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made no later than March 15th of the calendar year following the year of vesting or within such other period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.

(c) Restrictions and Conditions. The Restricted Stock and Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1) The Award Agreement may provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as set forth in the Award Agreement, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment, tenure or service with the Company or any Affiliate thereof, or the Participant’s Incapacity. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 13 hereof.

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(2) Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to shares of Restricted Stock during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares; provided, however, that except as provided in the applicable Award Agreement, any dividends declared during the Restricted Period with respect to such shares shall only become payable if (and to the extent) the underlying Restricted Shares vest. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a shareholder with respect to shares of Common Stock subject to Restricted Stock Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to any dividends declared during the Restricted Period with respect to the number of shares of Common Stock covered by Restricted Stock Units may, to the extent set forth in an Award Agreement, be provided to the Participant either currently or at the time (and to the extent) that shares of Common Stock in respect of the related Restricted Stock Units are delivered to the Participant.

(d) Termination of Employment, Tenure or Service. The rights of Participants granted Restricted Stock or Restricted Stock Units upon termination of employment, tenure or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.

(e) Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Stock Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10. Other Stock-Based Awards.

Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards (other than in connection with Options or Stock Appreciation Rights) under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Awards and, except as provided in the applicable Award Agreement, shall only become payable if (and to the extent) the underlying Awards vest. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Stock-Based Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Stock-Based Awards, or the manner in which such Other Stock-Based Awards shall be settled (e.g., in shares of Common Stock, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Stock-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Stock-Based Awards.

Section 11. Stock Bonuses.

In the event that the Administrator grants a Stock Bonus, the Shares constituting such Stock Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

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Section 12. Cash Awards.

The Administrator may grant Awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of Performance Goals.

Section 13. Change in Control Provisions.

Except as provided in the applicable Award Agreement, in the event that (a) a Change in Control occurs and (b) either (x) an outstanding Award is not assumed or substituted in connection therewith or (y) an outstanding Award is assumed or substituted in connection therewith and the Participant’s employment, tenure or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason (if applicable) on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then:

(a) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the greater of target or actual performance levels.

For purposes of this Section 13, an outstanding Award shall be considered to be assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock of the acquiring entity (or such other security or entity as may be determined by the Administrator, in its sole discretion, pursuant to Section 5 hereof).

Section 14. Amendment and Termination.

The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment to the Plan that would require such approval in order to satisfy any rules of the stock exchange on which the Common Stock is traded or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 hereof and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without the Participant’s consent.

Section 15. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

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Section 16. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, an amount in respect of such taxes up to the maximum statutory rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto as determined by the Company. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations as determined by the Company; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from such delivery Shares or other property, as applicable, or (ii) by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations as determined by the Company. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award as determined by the Company. For purposes of this Section 16, if the Common Stock underlying an Award is admitted to trading on a national securities exchange, the Fair Market Value of such Award (and any shares of Common Stock withheld or delivered pursuant to clauses (i) or (ii) above) as of the applicable date of determination shall be determined using the closing sale price reported on the last preceding date for which there was a sale of a share of Common Stock on such exchange.

Section 17. Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of any shares of Common Stock or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or Stock Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.

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Section 18. Continued Employment, Tenure or Service.

Neither the adoption of the Plan nor the grant of an Award hereunder shall confer upon any Eligible Recipient any right to continued employment, tenure or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment, tenure or service of any of its Eligible Recipients at any time.

Section 19. Effective Date.

The Plan was adopted on [●], 2024, subject to approval by the Company’s shareholders, and became effective on [●], 2024 (the “Effective Date”).

Section 20. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 21. Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, the receipt of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator and the listing requirements of any securities exchange on which the Shares are traded. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 22. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

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Section 23. No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 24. Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 25. Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 26. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 27. Repayment.

Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and repayment as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Section 28. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment, tenure or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

Section 29. Titles and Headings.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 30. Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 31. Relationship to Other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

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Annex H

HOULIHAN CAPITAL
Investment Banking | Valuation & Financial Advisory | Special Situations

May 14, 2024 **PRIVATE & CONFIDENTIAL**

Global Technology Acquisition Corp. I
Board of Directors
195 US HWY 50, Suite 208
Zephyr Cove, Nevada 89448

Ladies and Gentlemen:

Houlihan Capital, LLC ("Houlihan Capital") understands that Global Technology Acquisition Corp. I ("Client", or "Company") intends to enter into a business combination transaction (the "Transaction") with Tyfon Culture Holdings Limited, a Cayman Islands exempted company limited by shares ("Tyfon" or "Target"), whereby a newly formed Cayman Islands exempted company wholly owned subsidiary of the Company will merge with and into Tyfon, with Tyfon continuing as the surviving company and a wholly owned subsidiary of the Company, for total consideration of approximately $428 million. All of the outstanding shares of capital stock, options, warrants and other equity interest of Target are exchanged for total consideration determined by the Company and Target, which such consideration is expected to consist of shares or other direct or indirect equity interests of the combined company resulting from the Transaction (the "Combined Company") representing a number of ordinary shares of the Combined Company approximately equal to the quotient obtained by dividing: (i) $428.0 million; by (b) $10.00.

Pursuant to an engagement letter dated April 30, 2024, the Board of Directors of the Company (the "Board") engaged Houlihan Capital as its financial advisor to render a written opinion (the "Opinion"), as to whether, as of the date hereof, (i) the consideration to be issued or paid in the Transaction to shareholders of the Target is fair from a financial point of view to the Company and its unaffiliated shareholders and (ii) whether the Target has a fair market value equal to at least 80% of the amount of funds held by the Company in its segregated trust account established in connection with the Company's initial public offering (the "Trust Account") for the benefit of the Company's public shareholders (excluding deferred underwriting commissions and taxes payable on the income earned on the Trust Account), as of the date of the Business Combination and Merger Agreement ("BCA").

In completing our analysis for purposes of the Opinion set forth herein, Houlihan Capital's investigation included, among other things, the following:

- Held discussions with certain members of Company management ("Company Management") and Target management ("Target Management") regarding the Transaction, the historical performance and financial projections of the Target, and the future outlook for the Target;

- Reviewed information provided by Client and Target, including, but not limited to:

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Board of Directors of Global Technology Acquisition Corp. I
May 14, 2024
Fairness Opinion - Confidential

  - Audited financial statements for the Target for fiscal years ended ("FY") December 31, 2022 and 2023;
  - Projected revenue, gross profit, and Adjusted EBITDA for the Target for FY2024;
  - Executed letter of intent (LOI), dated April 19, 2024;
  - Various investor presentations outlining the Target's business;
  - An illustrative sources and uses table for the Transaction;
  - An illustrative pro forma capitalization table for the Transaction;
  - The BCA;
  - Publicly available financial information of the Company;
- Reviewed the industry in which Target operates, which included a review of (i) certain industry research, (ii) certain comparable publicly traded companies and (iii) certain mergers and acquisitions of comparable businesses;
- Developed indications of value for Target using generally accepted valuation methodologies; and
- Reviewed certain other relevant, publicly available information, including economic, industry, and Target specific information.

Our analyses contained herein are confidential and addressed to, and provided exclusively for use by, the Board. The Opinion may be used (i) by the Board in evaluating the Transaction, (ii) in disclosure materials to shareholders of the Company, (iii) in filings with the U.S. Securities and Exchange Commission (including the filing of the Opinion and the data and analysis presented by Houlihan Capital to the Board), and (iv) in any litigation pertaining to matters relating to the Transaction and covered in the Opinion.

No opinion, counsel, or interpretation was intended or should be inferred with respect to matters that require legal, regulatory, accounting, insurance, tax, or other similar professional advice. Furthermore, the Opinion does not address any aspect of the Board's recommendation to its shareholders with respect to the adoption of the Transaction or how any shareholder of the Company should vote with respect to such adoption or the statutory or other method by which the Company is seeking such vote in accordance with the terms of the Transaction, applicable law, and the Company's organizational instruments.

This Opinion is delivered to each recipient subject to the conditions, scope of engagement, limitations and understandings set forth in the Opinion and subject to the understanding that the obligations of Houlihan Capital and any of its affiliates in the Transaction are solely corporate obligations, and no officer, director, principal, employee, affiliate, or member of Houlihan Capital or their successors or assigns shall be subjected to any personal liability whatsoever (other than for intentional misconduct, bad faith, fraud, or gross negligence), nor will any such

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Board of Directors of Global Technology Acquisition Corp. I
May 14, 2024
Fairness Opinion - Confidential

claim be asserted by or on behalf of the Company or its affiliates against any such person with respect to the Opinion other than Houlihan Capital.

We have relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial, legal, tax, and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering an opinion. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Target, nor, except as stated herein, have we been furnished with any such evaluation or appraisal. We have further relied upon the assurances and representations from Company Management that they are unaware of any facts that would make the information provided to us to be incomplete or misleading in any material respect for the purposes of the Opinion. Company Management has represented: (i) that it directed Houlihan Capital to rely on certain forecasted financial information prepared by Target Management (the "Forecast"); (ii) the Forecast represents Target Management's good faith estimate of the projected future financial performance of the Combined Company for the period stated therein; (iii) after conducting such due diligence as Company Management has deemed necessary or appropriate, Company Management has no reason to believe that Houlihan Capital should not rely upon the Forecast; (iv) Houlihan Capital had no role whatsoever in the preparation of the Forecast; (v) Houlihan Capital was not asked to provide an outside "reasonableness review" of the Forecast; (vi) the Company did not engage Houlihan Capital to audit or otherwise validate any of the Forecast's underlying inputs and assumptions; and (vii) that the Forecast as presented herein has been summarized and presented accurately. We have not assumed responsibility for any independent verification of this information, nor have we assumed any obligation to verify this information. Nothing has come to our attention in the course of this engagement which would lead us to believe that (i) any information provided to us or assumptions made by us are insufficient or inaccurate in any material respect or (ii) it is unreasonable for us to use and rely upon such information or make such assumptions.

Several analytical methodologies were considered, and a subset of those were employed, in arriving at the Opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Houlihan Capital did not attribute any particular weight to any single analysis or factor, but instead, made certain qualitative and subjective judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by us and in the context of the circumstances of the Transaction. Accordingly, Houlihan Capital believes that its analyses must be considered as a whole, because considering any portion of such analyses and factors, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the process underlying, and used by Houlihan Capital as support for, the conclusion set forth in the Opinion.

In our analysis and in connection with the preparation of the Opinion, Houlihan Capital has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Transaction. Houlihan Capital's Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the Opinion. Houlihan Capital is under no obligation, to update, revise, reaffirm

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Board of Directors of Global Technology Acquisition Corp. I
May 14, 2024
Fairness Opinion - Confidential

or withdraw the Opinion, or otherwise comment on or consider events occurring after the date of the Opinion.

The Opinion is our only formal written opinion as to whether, as of the date of such Opinion, (i) the consideration to be issued or paid in the Transaction to shareholders of the Target is fair from a financial point of view to the Company and its unaffiliated shareholders and (ii) whether the Target has a fair market value equal to at least 80% of the amount of funds held by the Company in its Trust Account for the benefit of the Company's public shareholders (excluding deferred underwriting commissions and taxes payable on the income earned on the Trust Account), as of the date of the BCA. The Opinion does not constitute a recommendation to proceed with the Transaction. Houlihan Capital was not requested to opine as to, and the Opinion does not address, the (i) underlying business decision of Company, its shareholders, or any other party to proceed with or effect the proposed Transaction, (ii) financial fairness of any aspect of the proposed Transaction not expressly addressed in the Opinion, (iii) terms of the Transaction (except as expressly addressed herein), including, without limitation, the closing conditions and any of the other provisions thereof, (iv) fairness of any portion or aspect of the proposed Transaction to the holders of any securities, creditors, or other constituencies of the Company, or any other party, other than those set forth in the Opinion, (v) relative corporate or other merits of the proposed Transaction as compared to any alternative business strategies that might exist for the Company, or (vi) tax, accounting, or legal consequences of the proposed Transaction to either the Company, its shareholders, or any other party.

Houlihan Capital, a Financial Industry Regulatory Authority (FINRA) member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, private placements, bankruptcy, capital restructuring, solvency analyses, stock buybacks, and valuations for corporate and other purposes. Neither Houlihan Capital, nor any of its principals, has any ownership or other beneficial interests in the Company or Target and has provided no previous investment banking or consulting services to the Company or Target.

Houlihan Capital has received and is receiving a fee from the Company relating to its services in providing the Opinion that is not contingent on the consummation of the proposed Transaction.

In an engagement letter dated April 30, 2024, Client has agreed to indemnify Houlihan Capital for certain specified matters in connection with Houlihan Capital's services relating to the Opinion.

Subject to the foregoing qualifications, assumptions, and limitations, as of the date hereof, it is Houlihan Capital's opinion that (i) the consideration to be issued or paid in the Transaction to shareholders of the Target is fair from a financial point of view to the Company and its unaffiliated shareholders and (ii) the Target has a fair market value equal to at least 80% of the amount of funds held by the Company in its Trust Account (excluding deferred underwriting commissions and taxes payable on the income earned on the Trust Account), as of the date of the BCA. The Opinion was unanimously approved by the Fairness Opinion Committee of Houlihan Capital.

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Board of Directors of Global Technology Acquisition Corp. I
May 14, 2024
Fairness Opinion - Confidential

Respectfully submitted,

/s/ Houlihan Capital, LLC
Houlihan Capital, LLC

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which an exempted company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or willful default or the consequences of committing a crime. New Tyfon’s Proposed Charter provides for indemnification of its officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

New Tyfon has or will maintain insurance on behalf of its directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling New Tyfon pursuant to the foregoing provisions, New Tyfon been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1#	Business Combination and Merger Agreement, dated as of May 14, 2024, by and among Global Technology Acquisition Corp. I, Global Technology Merger Sub Corporation and Tyfon Culture Holdings Limited (included as Annex A to the proxy statement/prospectus included herein).
3.1	Amended and Restated Memorandum and Articles of Association of Global Technology Acquisition Corp. I (incorporated by reference to Exhibit 3.1 to Global Technology Acquisition Corp. I’s Current Report on Form 8-K filed with the SEC on April 20, 2023).
3.2*	Form of Amended and Restated Memorandum and Articles of Association of Tyfon Culture Inc. (included as Annex F to the proxy statement/prospectus included herein).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Global Technology Acquisition Corp. I’s Registration Statement on Form S-1/A filed with the SEC on October 4, 2021).
4.2	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to Global Technology Acquisition Corp. I’s Registration Statement on Form S-1 filed with the SEC on July 12, 2021).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Global Technology Acquisition Corp. I’s Registration Statement on Form S-1 filed with the SEC on July 12, 2021).
4.4	Warrant Agreement, dated October 20, 2021, by and between Global Technology Acquisition Corp. I and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to Global Technology Acquisition Corp. I’s Registration Statement on Form 8-K filed with the SEC on October 25, 2021).
5.1**	Opinion of Ogier (Cayman) LLP as to the validity of the New Tyfon Ordinary Shares.
10.1	Investment Management Trust Agreement, dated October 20, 2021, by and between Global Technology Acquisition Corp. I and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to Exhibit 10.2 to Global Technology Acquisition Corp. I’s Current Report on Form 8-K filed with the SEC on October 25, 2021).
10.2	Registration Rights Agreement, dated October 20, 2021, by and between Global Technology Acquisition Corp. I and Global Technology Acquisition I Sponsor LP (incorporated by reference to Exhibit 10.3 to Global Technology Acquisition Corp. I’s Current Report on Form 8-K filed with the SEC on October 25, 2021).

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10.3*	Certificate of Joinder to Registration Rights Agreement, dated April 19, 2024, by and among HCG Opportunity II, LLC, Global Technology Acquisition Corp. I and Global Technology Acquisition I Sponsor LP.
10.4	Private Placement Warrant Purchase Agreement, dated October 20, 2021, by and between Global Technology Acquisition Corp. I and Global Technology Acquisition I Sponsor LP (incorporated by reference to Exhibit 10.4 to Global Technology Acquisition Corp. I’s Current Report on Form 8-K filed with the SEC on October 25, 2021).
10.5	Letter Agreement, dated October 20, 2021, by and among Global Technology Acquisition Corp. I, its officers, its directors and Global Technology Acquisition I Sponsor LP (incorporated by reference to Exhibit 10.1 to Global Technology Acquisition Corp. I’s Current Report on Form 8-K filed with the SEC on October 25, 2021).
10.6	Amendment to Letter Agreement, dated April 19, 2024, by and among Global Technology Acquisition Corp. I, HCG Opportunity II, LLC, Global Technology Acquisition I Sponsor LP and the undersigned persons listed on the signature pages thereto (incorporated by reference to Exhibit 10.2 to Global Technology Acquisition Corp. I’s Current Report on Form 8-K filed with the SEC on April 22, 2024).
10.7	Amended and Restated Securities Subscription Agreement, dated February 10, 2021, between Global Technology Acquisition Corp. I and Global Technology Acquisition I Sponsor LP (incorporated by reference to Exhibit 10.7 to Global Technology Acquisition Corp. I’s Registration Statement on Form S-1 filed with the SEC on July 12, 2021).
10.8#	Securities Purchase Agreement, dated April 19, 2024, by and among Global Technology Acquisition Corp. I, Global Technology Acquisition I Sponsor LP and HCG Opportunity II, LLC (incorporated by reference to Exhibit 10.1 to Global Technology Acquisition Corp. I’s Current Report on Form 8-K filed with the SEC on April 22, 2024).
10.9	Administrative Services Agreement, dated October 20, 2021, by and between Global Technology Acquisition Corp. I and Global Technology Acquisition I Sponsor LP (incorporated by reference to Exhibit 10.8 to Global Technology Acquisition Corp. I’s Current Report on Form 10-K filed with the SEC on March 16, 2022).
10.10*	Assignment and Assumption Agreement, dated April 19, 2024, by and among Global Technology Acquisition Corp. I, Global Technology Acquisition I Sponsor LP and HCG Opportunity II, LLC.
10.11	Promissory Note, dated April 24, 2024, issued by Global Technology Acquisition Corp. I to HCG Opportunity II, LLC (incorporated by reference to Exhibit 10.1 to Global Technology Acquisition Corp. I’s Current Report on Form 8-K filed with the SEC on April 25, 2024).
10.12	Company Shareholders Support Agreement, dated May 14, 2024, by and among Global Technology Acquisition Corp. I, Tyfon Culture Holdings Limited and the other parties named therein (included as Annex C to the proxy statement/prospectus included herein).
10.13	Sponsor Support Agreement, dated May 14, 2024, by and between Global Technology Acquisition Corp. I and HCG Opportunity II, LLC (included as Annex B to the proxy statement/prospectus included herein).
10.14	Form of Amended and Restated Registration Rights Agreement (included as Annex E to the proxy statement/prospectus included herein).
10.15*+	Form of Indemnity Agreement between Global Technology Acquisition Corp. I and each of its directors and officers.
10.16**+	Form of Indemnity Agreement between Tyfon Culture Inc. and each of its directors and officers.
10.17	Form of Lock-Up Agreement (included as Annex D to the proxy statement/prospectus included herein).
10.18*	English translation of Equity Interest Pledge Agreements and Supplemental Agreement thereto by and among Suzhou Yongfeng Consulting Management Co., Ltd., Hu Ting and Jiangsu Taifeng Cultural Communication Co., Ltd., dated December 31, 2023.
10.19*

English translation of the executed Power of Attorney by and among Suzhou Yongfeng Consulting Management Co., Ltd., Hu Ting and Jiangsu Taifeng Cultural Communication Co., Ltd., dated December 31, 2023.

10.20*

English translation of Exclusive Business Cooperation Agreement by and among Suzhou Yongfeng Consulting Management Co., Ltd., Hu Ting and Jiangsu Taifeng Cultural Communication Co., Ltd., dated December 31, 2023.

10.21*	English translation of Exclusive Option Agreement by and among Suzhou Yongfeng Consulting Management Co., Ltd., Hu Ting and Jiangsu Taifeng Cultural Communication Co., Ltd., dated December 31, 2023.
10.22*+	Form of 2024 Tyfon Culture Inc. Equity Incentive Plan (included as Annex G to the proxy statement/prospectus included herein).
21.1*	Subsidiaries of the registrant.
23.1*	Consent of Marcum LLP.
23.2*	Consent of UHY LLP.
23.3**	Consent of Ogier (Cayman) LLP (included as part of Exhibit 5.1).
23.4*	Consent of Houlihan Capital.
24.1*	Powers of Attorney (included on signature page to this registration statement).
99.1**	Form of Proxy Card for Global Technology Acquisition Corp. I’s extraordinary general meeting.
107*	Filing Fee Table.

*	Filed herewith.
**	To be filed by amendment.
+	Indicates management contract or compensatory plan.
#	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Global Technology Acquisition Corp. I agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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Item 22. Undertakings

A.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

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B.	The undersigned registrant hereby undertakes:

(1)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

E.	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

F.	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on the 23rd day of May, 2024.

Global Technology Acquisition Corp. I

By:	/s/ Thomas Hennessy
Name:	Thomas Hennessy
Title:	Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas Hennessy and Nicholas Geeza, and each of them, with full power to act without the other, as the undersigned’s true and lawful attorney-in-fact and agent, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to affect the same as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas Hennessy	Chief Executive Officer
Thomas Hennessy	(Principal Executive Officer) and Chairman	May 23, 2024

/s/ Nicholas Geeza	Chief Financial Officer
Nicholas Geeza	(Principal Financial Officer)	May 23, 2024

/s/ M. Joseph Beck
M. Joseph Beck	Director	May 23, 2024

/s/ Gloria Fu
Gloria Fu	Director	May 23, 2024

/s/ Garth Mitchell
Garth Mitchell	Director	May 23, 2024

/s/ Courtney Robinson
Courtney Robinson	Director	May 23, 2024

/s/ Javier Saade
Javier Saade	Director	May 23, 2024

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